    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 26, 1999

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            AES EASTERN ENERGY, L.P.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                          4911                         54-1920088
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL   (I.R.S. EMPLOYER IDENTIFICATION
  INCORPORATION ORGANIZATION)     CLASSIFICATION CODE NUMBER)                NO.)

                             1001 NORTH 19TH STREET
                           ARLINGTON, VIRGINIA 22209
                                 (703) 522-1315
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               MR. BRYON J. KOHLS
                            CHIEF FINANCIAL OFFICER
                                 CAYUGA STATION
                                228 CAYUGA DRIVE
                            LANSING, NEW YORK 14882
                              TEL.: (607) 533-7913
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                          COPIES OF CORRESPONDENCE TO:

                            PETER K. INGERMAN, ESQ.
                             CHADBOURNE & PARKE LLP
                              30 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10112
                              TEL.: (212) 408-5422

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this registration statement.
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
   TITLE OF EACH CLASS OF                            PROPOSED MAXIMUM       PROPOSED MAXIMUM
      SECURITIES TO BE           AMOUNT TO BE       OFFERING PRICE PER     AGGREGATE OFFERING        AMOUNT OF
         REGISTERED              REGISTERED(1)        CERTIFICATE(2)            PRICE(2)         REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
Pass Through Trust
  Certificates, Series
  1999-A.....................    $282,000,000              100%               $282,000,000           $ 78,396
Pass Through Trust
  Certificates, Series
  1999-B.....................    $268,000,000              100%               $268,000,000           $ 74,504
                                 -------------            -----              -------------           ---------
                                 $550,000,000              100%               $550,000,000           $152,900
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

(1) Equals the aggregate principal amount of the securities being registered.

(2) Pursuant to Rule 457(f)(2), the registration fee has been calculated using the book value of the securities being registered.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  Subject To Completion Dated October 26, 1999

PROSPECTUS

                            AES EASTERN ENERGY, L.P.

                                 EXCHANGE OFFER

                  PASS THROUGH TRUST CERTIFICATES, SERIES 1999
                            ------------------------

The Exchange Offer     We are offering to exchange pass through trust
                       certificates registered with the Securities and Exchange
                       Commission for existing pass through trust certificates that we previously issued in an offering exempt from the SEC's registration requirements. The terms and conditions of the exchange offer are summarized below and more fully described in this prospectus.

Expiration Date        5:00 p.m. (New York City time) on                , 1999.

Withdrawal Rights      Any time before 5:00 p.m. (New York City time) on
                       expiration date.

Integral Multiples     Old certificates may only be tendered in integral
                       multiples of $1,000.

Expenses               Paid for by AES Eastern Energy, L.P.

New Certificates       The new pass through trust certificates will represent
                       the same fractional undivided interest in two pass through trusts as the existing pass through trust certificates they are replacing. The new pass through trust certificates will have the same material financial terms as the existing pass through trust certificates, which are summarized below and described more fully in this prospectus. The new pass through trust certificates will not contain terms with respect to transfer restrictions or interest rate increases.

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
    PASS THROUGH            PRINCIPAL           INTEREST       INITIAL PRINCIPAL     FINAL PRINCIPAL     INTEREST DISTRIBUTION
    CERTIFICATES             AMOUNT               RATE         DISTRIBUTION DATE    DISTRIBUTION DATE            DATES
--------------------------------------------------------------------------------------------------------------------------------
Series 1999-A........     $282,000,000           9.00%           July 2, 2003        January 2, 2017      January 2 and July 2
Series 1999-B........      268,000,000           9.67%          January 2, 2018      January 2, 2029      January 2 and July 2
                       -------------------
Total................     $550,000,000
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

     CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 12 OF THIS
PROSPECTUS.

     The pass through trust certificates will represent interests in one of two pass through trusts only and will not represent interests in or obligations of The AES Corporation, AES Eastern Energy, L.P. or any other affiliate of The AES Corporation.

     We are relying on the position of the SEC staff in certain interpretive letters to third parties to remove the transfer restrictions on the new pass through trust certificates.

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE PASS THROUGH TRUST CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            , 1999

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

     You should rely only on the information provided in this prospectus including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the pass through trust certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on the cover.

     We include cross-references in this prospectus to captions where you can find further related discussions. The following Table of Contents provides the pages on which these captions are located. You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "INDEX OF DEFINED TERMS" at the end of this prospectus.

                             AVAILABLE INFORMATION

     We are filing with the SEC a Registration Statement on Form S-4 relating to the new pass through trust certificates. This prospectus is a part of the Registration Statement, but the Registration Statement includes additional information and also includes exhibits that are referenced in this prospectus. You can review a copy of the Registration Statement through the SEC's "EDGAR" System (Electronic Data Gathering, Analysis and Retrieval) that is available on the SEC's web site (http://www.sec.gov).

     After our Registration Statement becomes effective, we will be required to file publicly certain information under the Securities Exchange Act of 1934, as amended. All of our public filings will also be available on EDGAR, including annual and quarterly reports and other information. You may also read and copy all of our public filings at the SEC's public reference room in Washington, D.C. or at their facilities in New York and Chicago. Please call the SEC at (800) 732-0330 for further information on the operation of the public reference rooms.

                               TABLE OF CONTENTS

Available Information.......................................    i
Prospectus Summary..........................................    1
  AES Eastern Energy........................................    1
  This Exchange Offer.......................................    1
  Summary of Terms of the New Pass Through Trust
     Certificates...........................................    5
  Summary Financial Data....................................    9
  Projected Financial Data..................................   10
  Independent Engineer's Conclusions Regarding Financial
     Projections............................................   10
Risk Factors................................................   12
  The market in which our business will be concentrated is
     being deregulated and there is no historical price data
     that shows we will be able to sell our electric energy,
     installed capacity and ancillary services at prices
     that will permit us to pay our expenses................   12
  We will be required to make substantial payments under our leases and other contracts and we may have difficulty
     responding to unforeseen requirements..................   12
  We may have difficulty meeting our payment obligations if
     our operations are not as successful as we have
     projected..............................................   13
  Operation of our stations might be disrupted..............   13
  Our electricity generating stations are not new and will
     require careful maintenance if they are to operate
     efficiently............................................   13
  Our financial projections assume that we will be able to
     operate our electricity generating stations nearly
     continually and we may have trouble meeting our
     obligations if we are not successful...................   14
  We have only a limited operating history and we have not
     demonstrated that we can operate our electricity
     generating stations in a profitable manner.............   14
  Our business is extensively regulated and new regulations
     may impose requirements that we are unable to meet or
     that require us to make additional expenditures........   14
  We will have responsibility for pre-existing environmental liabilities and will incur expenses as a result; these
     expenses may exceed our projections....................   15
  We will be subject to significant new restrictions on
     emissions which may force us to restrict our operations
     or incur significant expenses..........................   16
  The financial projections and the underlying assumptions
     that we have presented to help you to evaluate the
     merits of an investment in the pass through trust
     certificates are inherently imprecise and actual
     results are expected to differ.........................   16
  Under the asset purchase agreement with NYSEG, we have
     assumed liabilities of NYSEG that could result in
     unexpected expenses and we have given up the right to
     make claims for problems we may discover later.........   17
  Failure to obtain year 2000 compliance may disrupt our
     ability to generate and transmit electric energy.......   17
  We or our affiliates may have to defend lawsuits relating
     to asbestos exposure at our electricity generating
     stations while they were owned by NYSEG and damages in
     those suits or the cost of defending them could be
     material...............................................   17
  If we enter bankruptcy proceedings, sufficient funds to
     make distributions under the pass through trust
     certificates might not be available....................   18
  If we default under the leases, the value of the
     collateral for the secured lease obligation notes might
     not be sufficient to provide for all scheduled payments
     under the pass through trust certificates..............   18

  If we default under the leases, the indenture trustee may
     have difficulty continuing the operation of our
     electricity generating plants, which will reduce their
     collateral value.......................................   19
  We are effectively subordinated to creditors of two of our
     electricity generating stations........................   19
  We are controlled by The AES Corporation and The AES
     Corporation may pursue its own interests to the
     detriment of holders of pass through trust
     certificates...........................................   19
  The AES Corporation is not obligated to provide further
     funding to us if we are unable to pay our
     obligations............................................   20
  In the future we might compete with other electricity
     generating stations owned by The AES Corporation.......   20
  A liquid and deep public market for the pass through trust certificates may never develop and it may be difficult
     to sell the pass through trust certificates at
     favorable prices.......................................   20
  We intend to suspend reporting under the Exchange Act as
     soon as we are able to do so...........................   20
  Ratings assigned to the pass through trust certificates
     are not investment recommendations and do not assure
     market value...........................................   21
This Exchange Offer.........................................   22
Ratio Of Earnings To Fixed Charges..........................   31
Use of Proceeds.............................................   31
Capitalization..............................................   32
Discussion and Analysis of Financial Condition..............   33
Forward Looking Statements..................................   37
Our Company and The AES Corporation.........................   38
Business....................................................   41
The Lease Transactions......................................   65
Regulation..................................................   77
Management..................................................   85
Relationships With Affiliates and Related Transactions......   87
Description of The Pass Through Trust Certificates..........   87
Description of The Working Capital Credit Facility..........  148
U.S. Federal Income Tax Consequences........................  150
ERISA Considerations........................................  156
Plan of Distribution........................................  158
Experts.....................................................  159
Legal Matters...............................................  160
Financial Statements........................................  F-1
Glossary of Certain Electric Industry Terms.................  G-1
Index of Defined Terms......................................  I-1
Schedule I -- Amortization Schedule of Secured Lease
  Obligation Notes..........................................  S-1
Appendix A -- Independent Engineer's Report.................  A-1
Appendix B -- Independent Market Consultant's Report........  B-1
Appendix C -- Coal Market Study.............................  C-1

                               PROSPECTUS SUMMARY

     This summary highlights selected information from this prospectus. Because this is a summary, it does not contain all of the information that may be important to you. You should carefully read the entire prospectus to understand fully the terms of the exchange offer and the new pass through trust certificates, as well as the tax and other considerations that are important to you in making your investment decision and participating in the exchange offer. You should pay special attention to the "Risk Factors" section beginning on page 12 of this prospectus.

     For your convenience, a glossary of the technical terms used in this prospectus and an index of defined terms used in this prospectus appear at the end of this prospectus.

                               AES EASTERN ENERGY

     We were formed in 1998 as an indirect wholly owned subsidiary of The AES Corporation to take part in the acquisition by subsidiaries of The AES Corporation of six coal-fired electricity generating stations and related assets located in the western and west central part of New York State. AES NY, L.L.C. is the sole general partner of our company and AES NY2, L.L.C. is the sole limited partner of our company. The AES Corporation owns indirectly all of the member interests in both AES NY, L.L.C. and AES NY2, L.L.C. The mailing address of our principal executive offices is 1001 North 19th Street, Arlington, Virginia 22209, telephone no. (703) 522-1315.

     New York State Electric & Gas Corporation ("NY Electric & Gas") and its affiliate NGE Generation, Inc. ("NGE" and, collectively with NY Electric & Gas, "NYSEG") sold these six electricity generating stations and related assets as part of NYSEG's overall plan to divest itself of electricity generating assets. NYSEG and many other integrated electric utilities in New York and elsewhere in the United States have announced plans to sell electricity generating assets in response to state regulatory initiatives which favor more decentralized ownership of electricity generating, transmission and distribution assets. The purchase of these assets from NYSEG is an element of The AES Corporation's overall strategy to be a major participant in the newly competitive and deregulated markets for electricity, principally through the purchase of strategically significant regional generating assets.

     On May 14, 1999, twelve special purpose business trusts formed by three institutional investors that are not affiliated with us or with The AES Corporation acquired from NYSEG and leased to us the assets constituting the Kintigh Generating Station and the Milliken Generating Station, excluding the real property on which they are located. On that date, we acquired from NYSEG the real property on which the Kintigh Generating Station and the Milliken Generating Station are located and two additional coal-fired electricity generating stations, the Goudey Generating Station and the Greenidge Generating Station (together with the real property upon which they are located). We leased a portion of the real property on which the Kintigh Generating Station and the Milliken Generating Station are located and a selective catalytic reduction system, which reduces emissions of nitrogen oxides ("NOX"), that was then being installed at the Kintigh Generating Station to the special purpose business trusts, which subleased them back to us. As part of the transaction, another subsidiary of The AES Corporation that we do not control acquired the stock of the Somerset Railroad Corporation, which owns short line railroad assets used to transport coal to the Kintigh Generating Station. Somerset Railroad entered into a coal hauling agreement with us to transport coal. Another subsidiary of The AES Corporation that we do not control acquired the balance of the assets that were purchased from NYSEG, consisting of two older, coal-fired electricity generating stations, the Jennison Generating Station and the Hickling Generating Station. These two stations are expected to be used primarily to generate revenues from ancillary services rather than power generation.

                              THIS EXCHANGE OFFER

     On May 14, 1999, we completed an offering of $550 million principal amount of pass through trust certificates that was exempt from the SEC's registration requirements. In connection with that offering, we agreed, among other things, to deliver to you this prospectus and to use our best efforts to complete the exchange offer by November 10, 1999.

SUMMARY OF THIS EXCHANGE OFFER

This Exchange Offer...........   We are offering to exchange:

                                 -- $1,000 principal amount of Series 1999-A pass through trust certificates which have been registered under the Securities Act for each outstanding $1,000 principal amount of Series 1999-A pass through trust certificates, and

                                 -- $1,000 principal amount of Series 1999-B pass through trust certificates which have been registered under the Securities Act for each outstanding $1,000 principal amount of Series 1999-B pass through trust certificates.

                                 The form and terms of the pass through trust certificates that we are offering in the exchange offer are identical in all material respects to the form and terms of the existing pass through trust certificates which were issued on May 14, 1999 in an offering that was exempt from the SEC's registration requirements, except that the pass through trust certificates that we are offering in the exchange offer have been registered under the Securities Act. The pass through trust certificates that we are offering in the exchange offer will evidence the same obligations as, and will replace, the existing pass through trust certificates and will be issued under the same pass through trust agreements.

                                 If you wish to exchange an outstanding pass through trust certificate, you must properly tender it in accordance with the terms described in this prospectus. We will exchange all outstanding pass through trust certificates that are validly tendered and are not validly withdrawn.

                                 As of this date, there are $282 million
                                 principal amount of existing Series 1999-A pass through trust certificates and $268 million principal amount of existing Series 1999-B pass through trust certificates outstanding. The exchange offer is not contingent upon any minimum aggregate principal amount of existing pass through trust certificates being tendered for exchange. We will issue registered pass through trust certificates on or promptly after the expiration of the exchange offer.

Registration Rights
Agreement.....................   We are making this exchange offer in order to
                                 satisfy our obligation under the registration rights agreement, entered into on May 11, 1999, to cause our registration statement to become effective under the Securities Act. You are entitled to exchange your pass through trust certificates for registered pass through trust certificates with substantially identical terms. After the exchange offer is complete, you will generally no longer be entitled to any registration rights with respect to your pass through trust certificates.

Resales of the New Pass
Through Trust Certificates....   Based on an interpretation by the staff of the
                                 SEC set forth in no-action letters issued to third parties, we believe that the new pass through trust certificates may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act provided that:

                                   - you acquire any new pass through trust
                                     certificate in the ordinary course of your business;

                                   - you are not participating, do not intend to
                                     participate, and have no arrangement or
                                     understanding with any person to
                                     participate, in the distribution of the new pass through trust certificates;

                                   - you are not a broker-dealer who purchased
                                     existing pass through trust certificates for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

                                   - you are not an "affiliate" (as defined in
                                     Rule 405 under the Securities Act) of our company.

                                 If our belief is inaccurate and you transfer any new pass through trust certificate without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your pass through trust certificates from such requirements, you may incur liability under the Securities Act. We do not assume or indemnify you against this liability.

                                 Each broker-dealer that is issued new pass through trust certificates for its own account in exchange for pass through trust certificates that it acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new pass through trust certificates. The letter of transmittal states that, by making this acknowledgment and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer who acquired existing pass through trust certificates as a result of market-making or other trading activities may use this prospectus for an offer to resell, resale or other retransfer of the new pass through trust certificates. We have agreed that, for a period of 180 days after the date of this prospectus, we will make this prospectus and any amendment or supplement to this prospectus available to any broker-dealers for use in connection with these resales. We believe that no registered holder of the existing pass through trust certificates is an affiliate (as the term is defined in Rule 405 of the Securities Act) of our company.

Expiration Date...............   The exchange offer will expire at 5:00 p.m.,
                                 New York City time,                , 1999,
                                 unless we decide to extend the expiration date.

Conditions to this Exchange
Offer.........................   The exchange offer is not subject to any
                                 conditions other than that it not violate applicable law or any applicable interpretation of the staff of the SEC.

Withdrawal Rights.............   You may withdraw the tender of your pass
                                 through trust certificates at any time prior to 5:00 p.m. New York City time on
                                                , 1999.

U.S. Federal Income Tax
  Consequences................   The exchange of pass through trust certificates
                                 should not be a taxable exchange for United
                                 States federal income tax purposes. For a discussion of other U.S. federal income tax consequences resulting from the exchange, acquisition, ownership and disposition of the new pass through trust certificates, see "U.S.
                                 FEDERAL INCOME TAX CONSEQUENCES."

Use of Proceeds...............   We will not receive any proceeds from the
                                 issuance of pass through trust certificates in this exchange offer. We will pay all registration expenses incident to this exchange offer. Each holder of pass through trust certificates will pay all underwriting discounts and commissions and transfer taxes incurred in the sale or disposition of the pass through trust certificates issued in this exchange offer.

Exchange Agent................   Bankers Trust Company is serving as exchange
                                 agent in connection with the exchange offer.

          SUMMARY OF TERMS OF THE NEW PASS THROUGH TRUST CERTIFICATES

     The form and terms of the new pass through trust certificates are the same as the form and terms of the existing pass through trust certificates except that the new pass through trust certificates will be registered under the Securities Act and, therefore, will not bear legends restricting their transfer and, in general, will not be entitled to registration under the Securities Act. The new pass through trust certificates will evidence the same obligations as the existing pass through trust certificates and both the existing pass through trust certificates and the new pass through trust certificates are governed by the same pass through trust agreements.

     The pass through trust certificates are not our direct obligation. Each pass through trust certificate represents a fractional undivided interest in one of two pass through trusts formed pursuant to two separate pass through trust agreements between us and Bankers Trust Company, as pass through trustee under each pass through trust agreement.

     The property of the pass through trusts consists solely of secured lease obligation notes issued on a non-recourse basis by twelve separate special purpose business trusts. These secured lease obligation notes were issued in a leveraged lease transaction with respect to each special purpose business trust's undivided interest in the assets constituting either the Kintigh Generating Station or the Milliken Generating Station. The amount unconditionally payable by us for our leases of the special purpose business trusts' interests in the Kintigh Generating Station and the Milliken Generating Station will be at least sufficient to pay in full when due all payments of principal of, premium, if any, and interest on, the secured lease obligation notes issued by the special purpose business trusts. The secured lease obligation notes issued by the special purpose business trusts were issued in two series under lease indentures between the special purpose business trusts and Bankers Trust Company, as lease indenture trustee. Each pass through trust purchased one series of the secured lease obligation notes issued by the special purpose business trusts so that all of the secured lease obligation notes held in each pass through trust have an interest rate and maturity date corresponding to the interest rate and final distribution date applicable to the pass through trust certificates issued by that pass through trust. The AES Corporation has no obligation for and has not guaranteed our lease obligations, the pass through trust certificates or the secured lease obligation notes issued by the special purpose business trusts which are held by the pass through trusts.

SECURITIES OFFERED............   $550,000,000 aggregate principal amount of Pass
                                 Through Trust Certificates, Series 1999-A and
                                 Series 1999-B.

LESSEE........................   AES Eastern Energy, L.P.

PASS THROUGH TRUSTS...........   Each of the two pass through trusts were formed
                                 by separate pass through trust agreements between us and Bankers Trust Company, as the pass through trustee.

PRINCIPAL AMOUNT..............

                                                                                    PRINCIPAL
                                             CERTIFICATE                              AMOUNT
                                             -----------                           ------------
                                             Series 1999-A.......................  $282,000,000
                                             Series 1999-B.......................   268,000,000
                                                                                   ------------
                                                                                   $550,000,000

INTEREST......................   Interest will accrue on the principal amount of
                                 the secured lease obligation notes issued by the special purpose business trusts at the applicable rate per annum listed below.
                                 Interest will be payable on the secured lease obligation notes semiannually on January 2 and July 2 of each year and will be paid with respect to the semiannual period then ended.
                                 The first interest payment date is January 2, 2000. The pass through trustee will then distribute interest payments to holders of the pass through trust certificates.

                                             CERTIFICATE                            INTEREST RATE
                                             -----------                            -------------
                                             Series 1999-A........................  9.00%
                                             Series 1999-B........................  9.67%

PRINCIPAL DISTRIBUTION
DATES.........................   With respect to each series of pass through
                                 trust certificates, the initial principal distribution date and the final principal distribution date are as follows:

                                                                 INITIAL PRINCIPAL    FINAL PRINCIPAL
                                          CERTIFICATE            DISTRIBUTION DATE   DISTRIBUTION DATE
                                          -----------            -----------------   -----------------
                                          Series 1999-A........      July 2, 2003     January 2, 2017
                                          Series 1999-B........   January 2, 2018     January 2, 2029

AVERAGE LIFE..................   The average life of each series of pass through
                                 trust certificates is as follows:

                                             CERTIFICATE                            AVERAGE LIFE
                                             -----------                            ------------
                                             Series 1999-A........................  13.1 years
                                             Series 1999-B........................  22.5 years

RATINGS.......................   Standard & Poor's Ratings Services ("S&P"),
                                 Moody's Investors Service, Inc. ("Moody's") and
                                 Fitch IBCA, Inc. ("Fitch") have assigned ratings to the pass through trust certificates of BBB-, Ba1 and BBB-, respectively.

RANKING.......................   Our obligation to make lease rental payments is
                                 a senior unsecured obligation of our company and ranks equally in right of payment with all of our other existing and future senior unsecured indebtedness, and senior in right of payment to all of our existing and future indebtedness that is designated as subordinate or junior in right of payment to the lease rental payments. We have a $50 million secured working capital credit facility with Credit
                                 Suisse First Boston which has priority over our obligation to make lease rental payments. No amounts are currently outstanding under this facility. See "DESCRIPTION OF THE WORKING
                                 CAPITAL CREDIT FACILITY."

PASS THROUGH TRUST PROPERTY...   The property of each pass through trust
                                 consists solely of secured lease obligation notes issued on a non-recourse basis by each of the special purpose business trusts in twelve separate lease transactions. Each pass through trust purchased one series of the secured lease obligation notes issued by each of the special purpose business trusts so that all of the notes held in each pass through trust have an interest rate, amortization schedule and maturity date corresponding to the interest rate, amortization schedule and final distribution date applicable to the pass through trust certificates issued by each pass through trust.

COLLATERAL FOR THE SECURED
LEASE OBLIGATION NOTES........   The secured lease obligation notes issued by
                                 each special purpose business trust are secured by a lien on and first priority security interest in the rights and interests of the special purpose business trust (other than customary excepted payments and excepted rights reserved to the special purpose business trust and the institutional investor who formed that special purpose business trust) in the related lease, including the right to receive payments of periodic rent, the special purpose business trust's undivided interest in either the Kintigh Generating Station or the Milliken
                                 Generating Station and the special purpose business trust's rights and interests in the agreements relating to the lease transactions.
                                 See "DESCRIPTION OF THE CERTIFICATES -- THE
                                 SECURED LEASE OBLIGATION NOTES."

DEPOSITARY AND DISBURSEMENT
  AGREEMENT...................   Our company, each subsidiary of our company,
                                 Bankers Trust Company, as the lease indenture trustee, other lease transaction participants and Bankers Trust Company, as depositary and disbursement agent, entered into a deposit and disbursement agreement pursuant to which all of our revenues and the revenues of each subsidiary of ours will be deposited with the depositary and disbursement agent. The depositary and disbursement agreement establishes a hierarchy for the distribution of revenues produced by our company and our subsidiaries. Under this hierarchy, our operations and maintenance expenses (including capital expenditures) are to be paid prior to the rental payments under the leases for the Kintigh Generating Station and the Milliken
                                 Generating Station. Repayments of amounts we borrow under the working capital credit facility between us and Credit Suisse First
                                 Boston, which will be used to fund these expenses, as necessary, will also enjoy this priority. See "DESCRIPTION OF THE
                                 CERTIFICATES -- THE DEPOSITARY AGREEMENT."

REDEMPTION....................   The secured lease obligation notes may be
                                 redeemed in certain circumstances, and
                                 distributions to the holders of pass through trust certificates issued by each pass through trust related to the notes being redeemed will be made on the date and in the amount paid in respect of the redemption of these notes. See
                                 "DESCRIPTION OF THE PASS THROUGH TRUST
                                 CERTIFICATES -- REDEMPTION OF THE SECURED LEASE
                                 OBLIGATION NOTES."

COVENANTS.....................   The agreements relating to our leases of the
                                 Kintigh Generating Station and the Milliken
                                 Generating Station include covenants that limit, among other things, our ability and the ability of our subsidiaries to incur debt, sell assets, create liens and make distributions and other payments, and our ability to merge or consolidate or transfer, assign or sublease our interest in the Kintigh Generating Station and the Milliken Generating Station.

GOVERNING LAW.................   The pass through trust certificates, the pass
                                 through trust agreements, the lease indentures and the secured lease obligation notes are governed by the laws of the State of New York.

BOOK-ENTRY, DELIVERY AND
FORM..........................   Pass through trust certificates were issued in
                                 denominations of $100,000 or any integral multiple of $1,000 in excess of $100,000. Pass through trust certificates are issued in registered form, without interest coupons, and have been deposited with the pass through trustee as custodian for, and registered in the name of, The Depository Trust Company or Cede &
                                 Co., its nominee, in each case for credit to an account of a direct or indirect participant of

                                 The Depository Trust Company. See "DESCRIPTION OF THE CERTIFICATES -- BOOK-ENTRY; DELIVERY AND FORM."

INDENTURE AND PASS THROUGH
TRUSTEE.......................   Bankers Trust Company will act as trustee,
                                 paying agent and registrar for the pass through trust certificates to be issued by each pass through trust. Bankers Trust Company will also act as the lease indenture trustee for the secured lease obligation notes issued by the special purpose business trusts.

INDEPENDENT ENGINEER..........   Stone & Webster Management Consultants, Inc.
                                 and its affiliated company, Stone & Webster
                                 Engineering Corporation ("Stone & Webster"), as
                                 Independent Engineer, has produced the report set forth in Appendix A to this prospectus and provided the summary of that report appearing under "BUSINESS -- SUMMARY OF INDEPENDENT
                                 ENGINEER'S REPORT" below.

INDEPENDENT MARKET
CONSULTANT....................   London Economics, Inc., as Independent Market
                                 Consultant, has produced the report set forth in Appendix B to this prospectus and provided the summary of that report appearing under "BUSINESS -- SUMMARY OF INDEPENDENT MARKET
                                 CONSULTANT'S REPORT" below.

INDEPENDENT COAL MARKET
CONSULTANT....................   John T. Boyd Company, as Independent Coal
                                 Market Consultant , has produced the report set forth in Appendix C to this prospectus and provided the summary of that report appearing under "BUSINESS -- SUMMARY OF COAL MARKET
                                 STUDY" below.

RISK FACTORS..................   An investment in the pass through trust
                                 certificates involves risks, including, without limitation, risks related to the uncertainties associated with the competitive market in which we will operate, environmental liabilities, risks related to the structure of the lease transactions and operational risks associated with our electricity generating stations. See
                                 "RISK FACTORS."

                             SUMMARY FINANCIAL DATA

     Set forth below is summary financial data of our company as of June 30, 1999 and for the period from May 14, 1999 to June 30, 1999. This summary financial data has been extracted from our audited financial statements which are included in this prospectus.

SUMMARY BALANCE SHEET DATA (in thousands):
  Total Assets..............................................  $1,078,358
  Long-Term Liabilities.....................................     692,881
  Partners' Capital.........................................     344,050

SUMMARY STATEMENT OF INCOME DATA (in thousands):
  Operating Revenues........................................  $   17,225
  Operating Income..........................................       3,141
  Net Income................................................  $      578

     We engaged in no operations between our formation in 1998 and May 14, 1999. There are no separate financial statements available with regard to our electricity generating stations prior to May 14, 1999 because their operations were fully integrated with, and therefore results of operations were consolidated into, NYSEG.

                            PROJECTED FINANCIAL DATA

     The following table sets forth summary projected cash flow statement data of our company. We prepared the financial projections and they are included in the Independent Engineer's Report. Data for 1999 was prepared on the basis that our operations and ownership of our electricity generating stations would begin on May 1, 1999. Revenues are based on cash receipts collected from customers. Expenses are based on cash disbursements to vendors, suppliers, employees and others, excluding rent payments under the leases. Cash Available for Fixed Charges is equal to revenues less expenses, capital expenditures and net interest expense (income). Fixed Charges consist of rent payments under the leases equal to principal and interest on the pass through trust certificates and non-deferrable rent. Fixed Charge Coverage Ratio equals cash available for fixed charges divided by fixed charges.

     Our actual results may differ materially from those presented in our financial projections. No one is representing that the results contained in our financial projections will be achieved. We do not, as a matter of course, make public projections as to future revenues, earnings or other results. We did not prepare our financial projections with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information. Therefore, our financial projections may not be comparable to financial projections of others. Neither Deloitte & Touche LLP, our independent auditors, nor any other independent accountants, have examined, compiled or performed any procedures with respect to our financial projections nor have they expressed any opinion or any other form of assurance with respect to our financial projections or their achievability, and assume no responsibility for, and disclaim any association with, our financial projections. You should read the information set forth below in conjunction with the discussion under "RISK FACTORS -- THE FINANCIAL PROJECTIONS AND THE UNDERLYING ASSUMPTIONS THAT WE HAVE PRESENTED TO HELP YOU EVALUATE THE MERITS OF AN INVESTMENT IN THE PASS THROUGH TRUST CERTIFICATES ARE INHERENTLY IMPRECISE AND ACTUAL RESULTS ARE EXPECTED TO DIFFER" and "DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION."

                                                        YEAR ENDING DECEMBER 31,
                                          ----------------------------------------------------
                                            1999       2000       2001       2002       2003
                                          --------   --------   --------   --------   --------
                                                     (IN THOUSANDS, EXCEPT RATIOS)
BASE CASE PROJECTED CASH FLOW STATEMENT
  DATA:
  Revenues..............................  $188,370   $308,831   $337,793   $364,309   $368,840
  Expenses..............................   124,838    187,814    197,860    196,114    204,490
  Capital Expenditures..................    10,609     12,249      7,177     17,003     15,604
  Cash Available for Fixed Charges......    54,403    110,628    134,132    152,556    150,110
  Rent for Principal and Interest on
     Certificates.......................    32,487     51,296     51,296     51,296     58,149
  Deferrable Rent.......................     4,000      8,454      9,204      9,204      2,351
                                          --------   --------   --------   --------   --------
  Total Rent Payment....................  $ 36,487   $ 59,750   $ 60,500   $ 60,500   $ 60,500
  Fixed Charge Coverage Ratio...........     1.67x      2.16x      2.61x      2.97x      2.58x
  Ten-Year Average FCCR (2000-2009).....     2.44x
  Average FCCR Over Term of
     Certificates.......................     3.38x

       INDEPENDENT ENGINEER'S CONCLUSIONS REGARDING FINANCIAL PROJECTIONS

     Stone & Webster, as Independent Engineer, reviewed our financial projections. Set forth below is a summary of their conclusions with respect to analyses they performed on the fixed charge coverage ratios shown in our financial projections to determine their sensitivity to changes in the assumptions we made in preparing them. Stone & Webster's conclusions are based on the financial analysis set forth in the Independent Engineer's Report attached as Appendix A to the prospectus. Our financial projections are subject to all of the assumptions, qualifications and limitations described in Appendix
A. You should read the information set forth below in conjunction with the discussions under "RISK FACTORS -- THE FINANCIAL PROJECTIONS AND THE

UNDERLYING ASSUMPTIONS THAT WE HAVE PRESENTED TO HELP YOU EVALUATE THE MERITS OF AN INVESTMENT IN THE PASS THROUGH TRUST CERTIFICATES ARE INHERENTLY IMPRECISE AND ACTUAL RESULTS ARE EXPECTED TO DIFFER," "DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION" and "BUSINESS -- SUMMARY OF INDEPENDENT ENGINEER'S REPORT."

     Stone & Webster stated in its report that it had performed several sensitivity analyses on the base case assumptions set forth in our financial projections, including analyses based on:

     - the downside scenarios of London Economics, the Independent Market Consultant, for energy and capacity prices and reduced capacity factors;

     - reduction of capacity factors by 10%;

     - increase of fuel costs (including coal transportation) by 10%;

     - increase of operations and maintenance ("O&M") costs of 25%;

     - increase in capital expenditures by 50%; and

     - increase of heat rates at each unit by 500 Btu/kWh.

     Set forth below is a summary showing minimum fixed charge coverage ratios and average fixed charge coverage ratios for the life of the leases. The fixed charge coverage ratios for the base case and each of the sensitivity cases are presented in the table below and have been calculated on a pre-tax basis. The minimum fixed charge coverage ratios in the base case and in the six sensitivity cases all occurred in 1999.

                                                                     MINIMUM
                                                                    POST-1999    AVERAGE
                                                       1999 FCCR      FCCR        FCCR
                                                       ---------    ---------    -------
Base Case............................................    1.67x        2.13x       3.38x
Sensitivity 1: London Economics' Downside
  Scenarios..........................................    1.28x        1.61x       2.66x
Sensitivity 2: Reduced Capacity Factors..............    1.48x        1.93x       3.12x
Sensitivity 3: Increased Fuel Costs..................    1.41x        1.87x       3.04x
Sensitivity 4: Increased O&M Costs...................    1.34x        1.87x       3.07x
Sensitivity 5: Increased Capital Expenditures........    1.51x        2.04x       3.26x
Sensitivity 6: Increased Heat Rates..................    1.52x        1.99x       3.19x

                                  RISK FACTORS

     In addition to the information contained elsewhere in this prospectus, you should carefully consider the following risk factors before making an investment decision and participating in the exchange offer.

     THE MARKET IN WHICH OUR BUSINESS WILL BE CONCENTRATED IS BEING DEREGULATED AND THERE IS NO HISTORICAL PRICE DATA THAT YOU CAN USE TO ASSESS WHETHER WE WILL BE ABLE TO SELL OUR ELECTRIC ENERGY, INSTALLED CAPACITY AND ANCILLARY SERVICES AT PRICES THAT WILL PERMIT US TO PAY OUR EXPENSES

     With the exception of revenue generated by our agreements with NYSEG, our revenues and results of operations will depend on the prices we can obtain for energy, installed capacity and ancillary services in the soon to be deregulated New York power pool and adjacent markets. Because the deregulated markets for wholesale energy, installed capacity and ancillary services have not yet come into effect, there is no historical price data that you can use to assess the likelihood that those prices will be sufficient to permit us to pay our expenses. See "BUSINESS -- INDUSTRY OVERVIEW" and "BUSINESS -- OUR PLAN AND STRATEGY." Among the factors that will influence such prices (all of which factors are beyond our control) are:

     - existing and projected generating capacity surpluses which could have the effect of driving prices down;

     - a decrease in natural gas prices, which would make gas-fired electricity generating facilities more competitive with our coal-fired electricity generating stations;

     - prevailing market prices for coal;

     - additional supplies of electric energy, installed capacity and ancillary services becoming available from our current competitors or new market entrants, including the development of new generation facilities that may be able to produce energy less expensively than our coal-fired electricity generating stations;

     - regulations, yet to be finalized, to take effect upon implementation of the new independent system operator system in the New York power pool;

     - additional supplies of energy or energy-related services becoming available if there is an increase in physical transmission capacity into the New York power pool;

     - the extended operation of nuclear generating plants located in the New York power pool and adjacent markets beyond their presently expected dates of decommissioning, or the resumption of generation by nuclear facilities in Ontario, Canada that are currently out of service;

     - weather conditions prevailing in New York State from time to time;

     - the possibility of a reduction in the projected rate of growth in electricity usage as a result of factors such as regional economic conditions and the implementation of conservation programs;

     - our ability to negotiate successfully and enter into advantageous bilateral contracts for sales of our electric energy, installed capacity and ancillary services; and

     - export power transmission constraints, which would limit our ability to sell energy, installed capacity and ancillary services in adjacent markets in which prices are expected to be higher than in the western New York power pool.

WE WILL BE REQUIRED TO MAKE SUBSTANTIAL PAYMENTS UNDER OUR LEASES AND OTHER CONTRACTS AND WE MAY HAVE DIFFICULTY RESPONDING TO UNFORESEEN REQUIREMENTS

     The level of our fixed charges and debt obligations could have important consequences to holders of the pass through trust certificates. See "DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION -- LIQUIDITY AND CAPITAL RESOURCES" and "BUSINESS -- THE ACQUISITION OF OUR ENERGY GENERATING
STATIONS -- ACQUISITION-RELATED CONTRACTS." These consequences include, but are not limited to, the following:

     - a substantial portion of our cash flow from operations must be dedicated to lease payments, payments of the principal of and interest on amounts borrowed under the working capital credit facility with

       Credit Suisse First Boston and payments pursuant to the coal hauling agreement with Somerset Railroad and will not be available for other purposes;

     - our future ability to obtain additional debt financing for working capital, capital expenditures or other purposes may be limited; and

     - our fixed charges and level of indebtedness could limit our flexibility to react to changes in the electricity generating industry, the New York power pool and general economic conditions.

Some of our competitors currently operate with lower fixed charges and have greater operating and financing flexibility than we have.

WE MAY HAVE DIFFICULTY MEETING OUR PAYMENT OBLIGATIONS IF OUR OPERATIONS ARE NOT AS SUCCESSFUL AS WE HAVE PROJECTED

     We currently anticipate that our operating cash flow, together with borrowings under the working capital credit facility with Credit Suisse First Boston, will be sufficient to meet our operating expenses and to service our lease payments as they become due. However, our projected fixed charge coverage ratios for 1999 indicate that we may have difficulty meeting these obligations if our operating performance is not as successful as we have projected. See "Prospectus Summary -- Independent Engineer's Conclusions Regarding Projections." If we are unable to make lease payments, service our indebtedness and meet our operating expenses, we will be forced to adopt an alternative strategy that may include actions such as reducing or delaying our ongoing plans and strategies. We might not succeed in effecting any of these strategies. See "DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION -- LIQUIDITY AND CAPITAL RESOURCES" and "BUSINESS -- OUR PLAN AND STRATEGY."

OPERATION OF OUR STATIONS MIGHT BE DISRUPTED

     As with all power generation facilities, operation of our electricity generating stations will involve risks, including:

     - our possible inability to achieve the output and efficiency levels for our electricity generating stations that we have projected;

     - interruptions in fuel supply;

     - disruptions in the delivery of electricity;

     - facility shutdown due to a breakdown or failure of equipment or processes, violation of permit requirements (whether through operations or change in law), operator error or catastrophic events such as fires, explosions, floods or other similar occurrences affecting us, our electricity generating stations or third parties upon which our business may depend; and

     - disputes with labor unions in which certain personnel involved in the operation of our electricity generating stations are members and disputes under various collective bargaining agreements applicable to our electricity generating stations.

     The occurrence of one or more of these events could significantly reduce revenues generated by our electricity generating stations or significantly increase the expenses of our electricity generating stations, thereby adversely affecting our ability to make lease payments.

OUR ELECTRICITY GENERATING STATIONS ARE NOT NEW AND WILL REQUIRE CAREFUL MAINTENANCE IF THEY ARE TO OPERATE EFFICIENTLY

     The generating equipment at our electricity generating stations is between 15 and 61 years old. While we think that this generating equipment has generally been well maintained, we will have to make additional capital expenditures to keep it operating at optimal levels. The average capital expenditures we expect to make in our electricity generating stations are $11.9 million per year. The terms of the leases and the related agreements and the working capital credit facility with Credit Suisse First Boston may limit our ability to incur indebtedness for these or other unexpected capital expenditures.

OUR FINANCIAL PROJECTIONS ASSUME THAT WE WILL BE ABLE TO OPERATE OUR ELECTRICITY GENERATING STATIONS NEARLY CONTINUALLY AND WE MAY HAVE TROUBLE MEETING OUR OBLIGATIONS IF WE ARE NOT SUCCESSFUL

     We will need to achieve high levels of availability and dispatch for the generating assets to operate profitably. We assumed that we will achieve high levels of availability and dispatch in developing the revenue figures included in our financial projections.

     Developments that could affect the dispatch rate of our electricity generating stations include:

     - equipment problems or other problems which affect the availability of our electricity generating stations to operate;

     - non-utility generators continuing to be placed before our electricity generating stations in the New York power pool dispatch sequence of generating plants because they continue to be subject to power purchase agreements with utilities that require that they be dispatched; we expect that these non-utility generators will restructure their power purchase agreements and that they will be placed in the dispatch sequence in a position appropriate for their production costs, which position would follow our electricity generating stations in the dispatch sequence;

     - extended operation of nuclear generating plants, currently before our electricity generating stations in the dispatch sequence, beyond their presently expected dates of decommissioning or resumption of generation by nuclear facilities in Ontario, Canada, that are currently out of service;

     - implementation of additional or more stringent environmental compliance measures; or

     - the construction of new generating plants which may be more efficient and cost effective than our electricity generating stations.

WE HAVE ONLY A LIMITED OPERATING HISTORY AND WE HAVE NOT DEMONSTRATED THAT WE CAN OPERATE OUR ELECTRICITY GENERATING STATIONS IN A PROFITABLE MANNER

     Although our electricity generating stations have a significant operating history, we have only a limited history of owning or leasing and operating our electricity generating stations. In addition, all of our electricity generating stations have been operated as an integrated part of a regulated utility prior to their acquisition from NYSEG and as such, their output of electricity was sold by NYSEG based upon rates set by regulatory authorities at levels intended to permit NYSEG to recover its capital and operating costs and to earn a profit. While owned by NYSEG, our electricity generating stations were generally operated at lower capacity factors than we plan to operate them. We may not be successful in operating our electricity generating stations in a competitive environment in which electricity rates will be set by the operation of market forces or our electricity generating stations may not perform as expected. Additionally, the revenues generated by our electricity generating stations may not support the costs of operating them, the capital expenditures needed to maintain them, our obligation to make rental payments under the leases, our obligation to pay the principal amount of and interest on our indebtedness and our obligations under the coal hauling agreement with Somerset Railroad. As a result of our having only a limited operating history, the only historical financial data for our company is the data for the period beginning May 14, 1999.

OUR BUSINESS IS EXTENSIVELY REGULATED AND NEW REGULATIONS MAY IMPOSE REQUIREMENTS THAT WE ARE UNABLE TO MEET OR THAT REQUIRE US TO MAKE ADDITIONAL EXPENDITURES

     Our activities, including the operation of our electricity generating stations, will be subject to extensive energy and environmental regulation by federal, state and local authorities. In addition, we and the other parties to the lease transactions have obtained numerous regulatory approvals related to the lease transactions. Several types of regulatory developments may adversely affect us, such as:

     - existing regulations may be revised or reinterpreted;

     - new laws and regulations may be adopted or become applicable to us or to the operation of our electricity generating stations;

     - the technology and equipment we have selected to comply with current and future regulatory requirements may not be implemented in a timely fashion or may not meet these requirements upon implementation;

     - we may not be able to comply with current and future laws and regulations; or

     - third parties may initiate proceedings to challenge our compliance with then-existing regulatory requirements in effect from time to time or to subject us or the operation of our electricity generating stations to new or different regulatory requirements.

Delay in obtaining or failure to obtain and maintain in full force and effect any of these regulatory approvals, or delay or failure to satisfy any applicable regulatory requirements, could prevent operation of our electricity generating stations or the sale of their electric energy, installed capacity or ancillary services, or could result in potential civil or criminal liability or in additional costs to us. See "REGULATION."

WE WILL HAVE RESPONSIBILITY FOR PRE-EXISTING ENVIRONMENTAL LIABILITIES AND WILL INCUR EXPENSES AS A RESULT; THESE EXPENSES MAY EXCEED OUR PROJECTIONS

     We agreed to assume responsibility for losses resulting from or arising out of any environmental condition or violation of environmental law relating to our electricity generating stations while our electricity generating stations were owned by NYSEG. However, we did not assume responsibility for losses related to the disposal, storage, transportation, treatment, release or recycling of hazardous substances and the remediation of these hazardous substances at any off-site location other than an ash disposal site known as the Lockwood ash disposal site, for which we assumed responsibility. If we incur costs with respect to a pre-existing environmental condition, we will not be able to seek indemnification from NYSEG. Prior to the acquisition of our electricity generating stations, we performed due diligence but not independent, on-site testing and we relied on Phase I and Phase II evaluations of our electricity generating stations by an independent environmental consulting firm commissioned by NYSEG. Based on this information, we and our environmental consultants, TRC Environmental Corporation, have concluded that historical on-site releases of hazardous materials have occurred in some areas and that some environmental cleanup obligations may exist. TRC has estimated that our liability for the historic environmental liabilities identified in Phase I and Phase II (excluding possible closure and post-closure costs at the Lockwood ash disposal sites) will be in the range of approximately $4 million to $10 million. This maximum cost estimate has been included in our financial projections. We also included in our financial projections approximately $6 million for closure and post-closure (monitoring and maintenance) expenses for the Lockwood ash disposal site and approximately $2 million for the share of closure and post-closure expenses that AEE2, L.L.C., one of our subsidiaries, has agreed to bear in respect of a second ash disposal site known as the Weber ash disposal site, based solely on amounts previously budgeted for these activities by NYSEG. As part of its estimate, TRC reported that approximately 500 to 700 drums of abrasives were disposed in the early 1970s and covered with ash in an area adjacent to the Lockwood ash disposal site. TRC projected that the most probable costs to conduct a site investigation and remove the drums is approximately $520,000. These costs have been included in our financial projections. In addition, groundwater sampling in this area and around the Lockwood ash site indicates that some monitoring wells have parameters which exceed state regulatory limits.

     In June 1999, AES NY, L.L.C., received a draft consent order from the New York State Department of Environmental Conservation alleging violations of the water quality standards in the groundwater downgradient of the Weber ash disposal site. The draft consent order includes a suspended $5,000 civil penalty and a requirement to submit a work plan to initiate closure of the landfill within 12 months of the issuance of the final order. The draft consent order also calls for a site investigation and there is a possibility that some groundwater remediation at the site may be required. We provided comments to the New York State Department of Environmental Conservation on the draft consent order and requested that the order be issued to AES Creative Resources, L.P., the actual owner of the landfill. Even if AES NY, L.L.C. remains as the legal entity required to implement the order, $3 million has already been budgeted (of which AEE2, L.L.C. will contribute two-thirds, anticipated to be approximately $2 million) for the closure of the landfill as well as additional costs for long term groundwater monitoring. While the actual closure costs may exceed $3 million,

AEE2, L.L.C. does not expect any added closure costs to be material. Nevertheless, if a groundwater remediation is required, these costs have not been budgeted, and AEE2, L.L.C. may be responsible for a portion of such costs.

     These projected environmental costs are merely estimates. We may incur additional environmental liabilities, and it is possible that the actual costs could be significantly higher. It is also possible that contamination may be present that was not found in the reports commissioned by NYSEG. Still other environmental occurrences or conditions may arise or be discovered in the future, which could be costly for us to remedy and for which we would be unable to seek indemnification from NYSEG. See "BUSINESS -- THE ACQUISITION OF OUR ELECTRICITY GENERATING STATIONS."

     On October 14, 1999, we received an information request letter from the New York Attorney General which seeks detailed operating and maintenance history for the Goudey and Greenidge Generating Stations. This information is being sought in connection with the Attorney General's investigation of several electricity generating stations in New York which are suspected of undertaking modifications in the past (as far back as 1977) without undergoing an air permitting review. If the Attorney General does file an enforcement action against the Goudey and Greenidge Generating Stations, then penalties may be imposed and further emission reductions may be necessary at these electricity generating stations.

WE WILL BE SUBJECT TO SIGNIFICANT NEW RESTRICTIONS ON EMISSIONS WHICH MAY FORCE US TO RESTRICT OUR OPERATIONS OR INCUR SIGNIFICANT EXPENSES

     Our electricity generating stations will be subject to significant new restrictions on the emissions of sulfur dioxide ("SO(2)") which are expected to take effect in January 2000 and on NO(x) which took effect in May 1999. Even more stringent NO(x) restrictions are expected to take effect in 2003, although the ultimate standards and their implications have not been finalized.

     A new initiative was recently announced by New York Governor Pataki on October 14, 1999 which directs the New York State Department of Environmental Conservation to issue regulations requiring electric generators to reduce SO(2) emissions by another 50% below federal standards. The Governor's initiative also seeks to impose stringent NO(x) reduction requirements on a year-round basis, rather than just during the summertime ozone season. The Governor is calling for the new regulations to be phased in starting on January 1, 2003 with implementation completed by January 1, 2007.

     If our proposed strategies for meeting these restrictions are not successful, we might be required to reduce the expected levels of operation of our electricity generating stations or we might incur increased costs. Some of our proposed strategies for meeting these restrictions are evolving and may entail installing new emissions control equipment, increasing the efficiency of existing equipment, trading emissions allowances among the various units included in our electricity generating stations and purchasing emissions allowances in the open market. Any strategies adopted are likely to rely on our continued ability to demonstrate compliance based on averaging the emissions of several plants or based on the aggregate emissions of all of our electricity generating stations rather than on a plant-by-plant basis. The New York Department of Environmental Conservation has recently approved our use of an emissions rate averaging strategy to comply with certain NO(x) requirements. If we purchase SO(2) and/or NO(x) allowances to achieve compliance, we will be exposed to changes in market prices for these allowances. If any of the final strategies require the installation of additional emissions control equipment, the leases for the Kintigh Generating Station and the Milliken Generating Station and the related agreements and the working capital credit facility with Credit Suisse First Boston impose restrictions on debt incurrences which may limit our ability to finance the additional equipment. In addition, both the Governor's initiative and the Attorney General's investigation discussed above have the potential of requiring further emissions reductions at our electricity generating stations beyond the existing SO(2) and NO(x) requirements and possibly resulting in the necessity of installing additional emissions control equipment. See "REGULATION -- ENVIRONMENTAL REGULATORY MATTERS -- AIR EMISSIONS."

THE FINANCIAL PROJECTIONS AND THE UNDERLYING ASSUMPTIONS THAT WE HAVE PRESENTED TO HELP YOU TO EVALUATE THE MERITS OF AN INVESTMENT IN THE PASS THROUGH TRUST CERTIFICATES ARE INHERENTLY IMPRECISE AND ACTUAL RESULTS ARE EXPECTED TO DIFFER

     The assumptions upon which our financial projections are based are inherently subject to significant uncertainties and actual results are expected to differ, perhaps materially, from those projected. We prepared our financial projections on the basis of assumptions that we, the Independent Market Consultant and the Independent Engineer believe to be reasonable. We do not intend to provide holders of pass through trust certificates with any revised or updated financial projections or analysis of the differences between the financial projections and actual operating results.

     The financial projections are not necessarily indicative of future performance and we and the Independent Market Consultant, the Independent Engineer and any other person do not assume any responsibility for their accuracy. Therefore, no representation is made or intended, nor should any be inferred, with respect to the likely existence of any particular future set of facts or circumstances. If actual results are less favorable than those shown or if the assumptions used in formulating the base case and the sensitivity cases included in the financial projections prove to be incorrect, we may not be able to pay our operating expenses, make rental payments under the leases, pay the principal amount of and interest on our indebtedness and pay our obligations under the coal hauling agreement with Somerset Railroad.

UNDER THE ASSET PURCHASE AGREEMENT WITH NYSEG, WE HAVE ASSUMED LIABILITIES OF NYSEG THAT COULD RESULT IN UNEXPECTED EXPENSES AND WE HAVE GIVEN UP THE RIGHT TO MAKE CLAIMS FOR PROBLEMS WE MAY DISCOVER LATER

     The asset purchase agreement with NYSEG contains provisions that (a) shift responsibility for certain actions and occurrences during NYSEG's ownership of our electricity generating stations to us and (b) give us no recourse against NYSEG after the date of acquisition of our electricity generating stations for breaches of many of the representations and warranties of NYSEG. See
"BUSINESS -- THE ACQUISITION OF OUR ELECTRICITY GENERATING STATIONS." Some of the liabilities that AES NY, L.L.C. agreed to assume under the asset purchase agreement with NYSEG were assumed by us and some were assumed by AES Creative Resources, L.P. and other affiliates of AES NY, L.L.C. We expect that none of the assumed liabilities will have a material adverse effect on the operation of our electricity generating stations; however, these liabilities may nevertheless turn out to be material. In addition, NYSEG or another creditor of AES Creative Resources, L.P. or such other affiliate may challenge this allocation and seek to assert liabilities against us that were assumed by AES Creative Resources, L.P. or another affiliate.

FAILURE TO OBTAIN YEAR 2000 COMPLIANCE MAY DISRUPT OUR ABILITY TO GENERATE AND TRANSMIT ELECTRIC ENERGY

     Our ability to generate and transmit electric energy may be disrupted if the systems used to operate our electricity generating stations are not year 2000 compliant. Potential areas of exposure include computer systems, control systems and imbedded systems as well as products and services purchased from and supplied by third parties. See "DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION -- YEAR 2000 COMPLIANCE."

     We may also be adversely affected by the failure of other energy providers in the New York power pool or interconnected power systems to be year 2000 compliant because interruption of service from those providers might put severe strain on the New York power pool. We have no ability to determine if all of these providers are year 2000 compliant. We may suffer an adverse impact on our business and results of operations, including our ability to make rental payments under the leases, if our suppliers, customers, financial institutions, technical advisors or others with which we conduct business are not year 2000 compliant.

     We currently have a contingency plan for failure of our communications system, but we do not have a contingency plan if any of our other systems on which we will depend to operate our electricity generating stations is not year 2000 compliant and fails to operate effectively after the year 2000.

WE OR OUR AFFILIATES MAY HAVE TO DEFEND LAWSUITS RELATING TO ASBESTOS EXPOSURE AT OUR ELECTRICITY GENERATING STATIONS WHILE THEY WERE OWNED BY NYSEG AND DAMAGES IN THOSE SUITS OR THE COST OF DEFENDING THEM COULD BE MATERIAL

     AES Creative Resources, L.P., another subsidiary of The AES Corporation that we do not control and that does not control us, assumed from NYSEG responsibility for asbestos-related personal injury lawsuits in which plaintiffs claim they were exposed to asbestos while employed by independent contractors providing services at the electricity generating stations acquired from NYSEG. As of October 13, 1999, 26 of these lawsuits were pending. AES NY, L.L.C., the general partner of our company and of AES Creative Resources, L.P., and AES NY2, L.L.C., the limited partner of our company and of AES Creative Resources, L.P., guaranteed the obligations of AES Creative Resources, L.P. While we cannot quantify the potential liability arising from these suits given the early stage of the proceedings and the large number of named defendants, the plaintiffs have claimed substantial compensatory and punitive damages. If AES Creative Resources, L.P., as NYSEG's successor, is held responsible for all or a substantial part of any judgments granted to the plaintiffs and not covered under liability insurance, such amounts could be material and could require AES NY, L.L.C. and AES NY2, L.L.C. to satisfy these judgments as guarantors. If they were unable to satisfy these judgments, then judgment creditors might seek to attach the membership interests owned by AES NY, L.L.C. and AES NY2, L.L.C. in our company, which would be a Lease Event of Default, as defined under the caption "DESCRIPTION OF THE CERTIFICATES -- THE LEASE, THE FACILITY SITE LEASES, THE FACILITY SITE SUBLEASES -- LEASE EVENT OF DEFAULT." We or our affiliates may also become subject to additional suits based on similar allegations. The costs of defending, settling or paying adverse judgments in such additional suits could, collectively, have an adverse impact on us even if these amounts were not individually material. See "BUSINESS -- LEGAL PROCEEDINGS."

IF WE ENTER BANKRUPTCY PROCEEDINGS, SUFFICIENT FUNDS TO MAKE DISTRIBUTIONS UNDER THE PASS THROUGH TRUST CERTIFICATES MIGHT NOT BE AVAILABLE

     The pass through trust certificates are not our direct obligations. If we were to become a debtor in a liquidation or reorganization case under the federal bankruptcy code, we, as debtor, or a bankruptcy trustee appointed for us, could reject the leases as "executory" contracts. If the leases were rejected, rental payments under the leases would terminate and leave the special purpose business trusts without regular rent payments and with a claim for damages for breach of the leases. In this case, while the special purpose business trusts could file claims for damages, the amount of any recovery on those claims and the amount of time that would pass between the commencement of the bankruptcy case and the receipt of any recovery cannot be determined. If we were to become a debtor in a bankruptcy case, a violation of the terms of the lease indentures would occur. See "DESCRIPTION OF THE CERTIFICATES -- THE SECURED LEASE OBLIGATION NOTES."

     Under New York law, it is likely that the leases will be viewed as leases of real, rather than personal, property. If the leases are rejected, the federal bankruptcy code limits the claims of lessors under unexpired leases of real property. If a bankruptcy court concluded that the leases are leases of real property, damages for the rejection of a lease would be limited to the greater of one year's rent under the lease or 15% of the remaining rent under the lease (not to exceed three years' rent). These damages would be insufficient to cover debt service on the secured lease obligation notes and, accordingly, the pass through trust certificates. However, the leases would not be subject to the foregoing limitations if a court determined that they constitute "financing leases." This issue has not been definitively addressed by the courts, and resolution would depend on a bankruptcy court's analysis of the particular facts and circumstances associated with the lease transactions. Therefore, we cannot predict with any degree of certainty as to whether or not a court would conclude that the leases constitute "financing leases." Rejection of one or more of the leases by us or a bankruptcy trustee would not deprive the indenture trustee of its liens on the collateral for the secured lease obligation notes issued by the special purpose business trusts.

     It is also possible that we could, in a bankruptcy proceeding, elect to cure defaults under the leases and to assume and assign the leases, in which event the ultimate source of payments under the leases (and thus on the pass through trust certificates) would be an entity other than us. While this assignee would have to demonstrate its ability to perform under the assumed leases, the assignee might not be able to satisfy our obligations under the leases.

IF WE DEFAULT UNDER THE LEASES, THE VALUE OF THE COLLATERAL FOR THE SECURED LEASE OBLIGATION NOTES MIGHT NOT BE SUFFICIENT TO PROVIDE FOR ALL SCHEDULED PAYMENTS UNDER THE PASS THROUGH TRUST CERTIFICATES

     The secured lease obligation notes issued by the special purpose business trusts will be secured by an assignment by the special purpose business trusts to the indenture trustee of the rights and interests of these special purpose business trusts (other than customary excepted payments and excepted rights reserved to the applicable special purpose business trusts and the institutional investors that formed these trusts) in the Kintigh Generating Station and the Milliken Generating Station and the agreements related to the lease transactions. If a default occurs with respect to the secured lease obligation notes, an exercise of remedies, including foreclosure on the related collateral, might not provide sufficient funds to repay all amounts due on the secured lease obligation notes and, accordingly, the pass through trust certificates.

     In addition, the leases and the other agreements relating to the lease transactions do not contain cross-collateralization provisions. Accordingly, the indenture trustee's security interests in the Kintigh Generating Station and the Milliken Generating Station and the rights and interests in each of these electricity generating stations are separate and secure separate amounts. The amounts secured are, in the aggregate, at least equal to the aggregate amounts due under the secured lease obligation notes. If the indenture trustee exercises its right to foreclose on and sell the rights and interests in each of these electricity generating stations, the proceeds from the sale of each of the Kintigh Generating Station and the Milliken Generating Station and the rights and interests in each of these electricity generating stations would be separately applied against the amount secured by that particular generating station and could not be used to satisfy any deficiency in the proceeds from the sale of the other generating station and the rights and interests in that electricity generating station. By operation of law, any excess of sale proceeds relating to a particular generating station would be remitted to the special purpose business trusts that owned undivided interests in the generating station. As a result, the amount of sale proceeds from the foreclosure of the rights and interests related to a particular generating station available to the indenture trustee for distribution to the pass through trusts might not be sufficient to pay all principal, premium if any, and interest due upon the pass through trust certificates even though aggregate sale proceeds were sufficient for this purpose.

IF WE DEFAULT UNDER THE LEASES, THE INDENTURE TRUSTEE MAY HAVE DIFFICULTY CONTINUING THE OPERATION OF OUR ELECTRICITY GENERATING PLANTS, WHICH WILL REDUCE THEIR COLLATERAL VALUE

     If we default under the leases and the indenture trustee exercises its right to foreclose on the rights and interests in each of these electricity generating stations as these rights and interests relate to the Kintigh Generating Station or the Milliken Generating Station, transferring required government approvals to, or obtaining new approvals by, a purchaser or new operator of that generating station may require additional governmental approvals or proceedings, with consequent delays.

     If we default under the leases as they relate to the Kintigh Generating Station or the Milliken Generating Station and the indenture trustee exercises its right to foreclose on the rights and interests in each of these electricity generating stations, the indenture trustee will need to rely on an agreement made by us to supply essential services in order to operate the generating station. In a bankruptcy proceeding, our agreement might be regarded as an executory contract that could be rejected by us, as debtor, or by a bankruptcy trustee. If that were to occur, the indenture trustee might not be able to operate the generating station in order to provide revenues for payments of lease rentals or might incur significant additional costs in doing so.

WE ARE EFFECTIVELY SUBORDINATED TO CREDITORS OF TWO OF OUR ELECTRICITY GENERATING STATIONS

     Our wholly owned subsidiary, AEE2, L.L.C., will own the Goudey Generating Station and the Greenidge Generating Station and will distribute to us the earnings from those generating stations. The claims of creditors of AEE2, L.L.C. arising from the business conducted at the Goudey Generating Station and the Greenidge Generating Station would have priority over our interests, as the sole equity owner of AEE2, L.L.C., in any bankruptcy or insolvency proceeding involving AEE2, L.L.C. as debtor.

WE ARE CONTROLLED BY THE AES CORPORATION AND THE AES CORPORATION MAY PURSUE ITS OWN INTERESTS TO THE DETRIMENT OF HOLDERS OF PASS THROUGH TRUST CERTIFICATES

     The AES Corporation has the power to control us. In circumstances involving a conflict of interest between The AES Corporation, as the sole indirect equity owner, on the one hand, and the holders of the pass through trust certificates, effectively as our creditors on the other, The AES Corporation might exercise its power to control us in a manner that would benefit The AES Corporation to the detriment of the holders of the pass through trust certificates. See "RELATIONSHIPS WITH AFFILIATES AND RELATED TRANSACTIONS."

THE AES CORPORATION IS NOT OBLIGATED TO PROVIDE FURTHER FUNDING TO US IF WE ARE UNABLE TO PAY OUR OBLIGATIONS

     We are an indirect, wholly owned subsidiary of The AES Corporation. Since our formation, The AES Corporation has provided all of our equity funding for our business and operations. Our only other sources of funding will be our internally generated cash flow from our electricity generating stations and amounts available under the working capital credit facility with Credit Suisse First Boston. In the event of a shortfall between the amount of our commitments and the foregoing sources of funds, The AES Corporation is not obligated to provide, and may decide not to provide, any loans or equity contributions to make up this shortfall. See "DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION -- LIQUIDITY AND CAPITAL RESOURCES."

IN THE FUTURE WE MIGHT COMPETE WITH OTHER ELECTRICITY GENERATING STATIONS OWNED BY THE AES CORPORATION

     The existing plants in and around the New York power pool of The AES Corporation, like AES Thames in Uncasville, Connecticut, and AES Beaver Valley in Monaco, Pennsylvania, do not currently compete with our electricity generating stations because their entire outputs are committed for sale under existing power purchase agreements. Upon expiration or early termination of these contracts, the operations of these other electricity generating stations may compete with our electricity generating stations. In addition, The AES Corporation may undertake future projects that could ultimately compete with our electricity generating stations in the New York power pool.

A LIQUID AND DEEP PUBLIC MARKET FOR THE PASS THROUGH TRUST CERTIFICATES MAY NEVER DEVELOP AND IT MAY BE DIFFICULT TO SELL THE PASS THROUGH TRUST CERTIFICATES AT FAVORABLE PRICES

     Following completion of the exchange offer, the pass through trust certificates will be freely tradable by most holders. See "THIS EXCHANGE
OFFER -- RESALES OF THE NEW PASS THROUGH TRUST CERTIFICATES." We do not intend to apply for listing of the pass through trust certificates on any securities exchange or on the Nasdaq National Market. Any market that may develop for the pass through trust certificates may not be liquid or deep and you may not be able to sell your pass through trust certificates or sell them at prices which you consider favorable. Future trading prices of the pass through trust certificates will depend on many factors including, among other things, prevailing interest rates, our operating results and the market for similar securities.

     Morgan Stanley & Co. Incorporated, Credit Suisse First Boston Corporation and CIBC World Markets Corp., the initial purchasers in the offering of the existing pass through trust certificates, have informed us that they intend to make a market in the pass through trust certificates. However, they are not obligated to do so and they may terminate any market-making activity at any time without notice to holders of pass through trust certificates. In addition, this market-making activity will be subject to the limits imposed by federal securities law. If a market for the pass through trust certificates does not develop, holders may be unable to resell the pass through trust certificates for an extended period of time, if at all. Consequently, a holder of a pass through trust certificate may not be able to liquidate its investment readily, and the pass through trust certificates may not be readily accepted as collateral for loans.

WE INTEND TO SUSPEND REPORTING UNDER THE EXCHANGE ACT AS SOON AS WE ARE ABLE TO DO SO

     Upon completion of the exchange offer, we will be subject to the reporting requirements of the Exchange Act. However, if there are fewer than 300 holders of record of the pass through trust certificates at the beginning of calendar year 2000, we currently contemplate suspending our Exchange Act reporting obligations early in calendar year 2000. If that condition is not met at the beginning of calendar year 2000, we would suspend our reporting obligations at the beginning of the first year in which that condition is met. If we suspend our reporting obligations, the pass through certificates will continue to be freely transferable by holders who are not affiliates of ours, but we will no longer prepare and file the reports and other information required by the Exchange Act. Investors might not view this suspension favorably and it might become more difficult to sell the pass through trust certificates or to sell them at prices which you consider favorable. The pass through trust agreements provide that if we are not subject to Exchange Act reporting requirements we will provide the pass through trustee and the holders of the pass through trust certificates reports containing financial statements and a discussion and analysis thereof substantially conforming to the requirements of Form 10-K promulgated under the Exchange Act on an annual basis and the requirements of Form 10-Q promulgated under the Exchange Act on a quarterly basis.

RATINGS ASSIGNED TO THE PASS THROUGH TRUST CERTIFICATES ARE NOT INVESTMENT RECOMMENDATIONS AND DO NOT ASSURE MARKET VALUE

     S&P, Moody's and Fitch have assigned ratings to the pass through trust certificates of BBB-, Ba1 and BBB-, respectively. A rating is not a recommendation to purchase, hold or sell pass through trust certificates, inasmuch as this rating does not address market price or suitability for a particular investor. At any time, a rating may be lowered or withdrawn entirely by a rating agency if, in its judgment, circumstances in the future so warrant, including the downgrading of its assessment of our credit. The rating of the pass through trust certificates is based primarily on the risk that we will default under the leases.

                              THIS EXCHANGE OFFER

PURPOSE AND TERMS OF THIS EXCHANGE OFFER

     The existing pass through trust certificates were originally sold on May 14, 1999 in an offering that was exempt from the registration requirements of the Securities Act. As of the date of this prospectus, $282 million aggregate principal amount of existing pass through trust certificates Series 1999-A and $268 million aggregate principal amount of existing pass through trust certificates Series 1999-B are outstanding. In connection with the sale of the existing pass through trust certificates, we entered into a registration rights agreement in which we agreed to file with the SEC a registration statement with respect to the exchange of existing pass through trust certificates for new pass through trust certificates and to use our best efforts to cause the registration statement to become effective by October 11, 1999. We filed a copy of the registration rights agreement as an exhibit to the registration statement of which this prospectus is a part. This exchange offer satisfies our contractual obligations under the registration rights agreement.

     We are offering, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, to exchange up to $282 million aggregate principal amount of existing pass through trust certificates Series 1999-A for $282 million aggregate principal amount of pass through trust certificates Series 1999-A which have been registered under the Securities Act and up to $268 million aggregate principal amount of existing pass through trust certificates Series 1999-B for $268 million aggregate principal amount of pass through trust certificates Series 1999-B which have been registered under the Securities Act. We will accept for exchange existing pass through trust certificates that you properly tender prior to the expiration date and do not withdraw in accordance with the procedures described below. You may tender your existing pass through trust certificates in whole or in part in integral multiples of $1,000 principal amount.

     This exchange offer is not conditioned upon the tender for exchange of any minimum aggregate principal amount of existing pass through trust certificates. We reserve the right in our sole discretion to purchase or make offers for any existing pass through trust certificates that remain outstanding after the expiration date or, as detailed under the caption "-- CONDITIONS TO THIS EXCHANGE OFFER," to terminate this exchange offer and, to the extent permitted by applicable law, purchase existing pass through trust certificates in the open market, in privately negotiated transactions or otherwise. The terms of any of these purchases or offers could differ from the terms of this exchange offer. There will be no fixed record date for determining the registered holders of the existing pass through trust certificates entitled to participate in the exchange offer.

     Only a registered holder of the existing pass through trust certificates (or the holder's legal representative or attorney-in-fact) may participate in the exchange offer. Holders of existing pass through trust certificates do not have any appraisal or dissenters' rights in connection with this exchange offer. Existing pass through trust certificates which are not tendered in, or are tendered but not accepted in connection with, this exchange offer will remain outstanding. We intend to conduct this exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Act and SEC rules and regulations.

     If we do not accept any tendered existing pass through trust certificates for exchange because of an invalid tender, the occurrence of other events set forth in this prospectus or otherwise, we will return certificates for any unaccepted existing pass through trust certificates, without expense, to the tendering holder promptly after the expiration date.

     If you tender existing pass through trust certificates in connection with this exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of existing pass through trust certificates in connection with this exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with this exchange offer. See "-- FEES AND EXPENSES."

     Unless the context requires otherwise, the term "holder" with respect to this exchange offer means any person in whose name the existing pass through trust certificates are registered on our books or any other person who has obtained a properly completed bond power from the registered holder, or any participant in The Depository Trust Company whose name appears on a security position listing as a holder of existing pass through trust certificates. For purposes of this exchange offer, a participant includes beneficial interests in the existing pass through trust certificates held by direct or indirect participants and existing pass through trust certificates held in definitive form.

     WE MAKE NO RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF YOUR EXISTING PASS THROUGH TRUST CERTIFICATES INTO THIS EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE THIS RECOMMENDATION. YOU MUST MAKE YOUR OWN DECISION WHETHER TO TENDER INTO THIS EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF EXISTING PASS THROUGH TRUST CERTIFICATES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH YOUR ADVISORS, IF ANY, BASED ON YOUR FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "expiration date" means 5:00 p.m., New York City time, on
               , 1999 unless we extend this exchange offer, in which case the term "expiration date" shall mean the latest date and time to which we extend this exchange offer.

     We expressly reserve the right, at any time or from time to time, so long as applicable law allows,

     (1) to delay our acceptance of existing pass through trust certificates for exchange;

     (2) to terminate or amend this exchange offer if, in the opinion of our counsel, completing the exchange offer would violate any applicable law, rule or regulation or any SEC staff interpretation; and

     (3) to extend the expiration date and retain all existing pass through trust certificates tendered into this exchange offer, subject, however, to your right to withdraw your tendered existing pass through trust certificates as described under "-- WITHDRAWAL RIGHTS."

     If this exchange offer is amended in a manner that we think constitutes a material change, or if we waive a material condition of this exchange offer, we will promptly disclose the amendment by means of a prospectus supplement that will be distributed to the registered holders of the existing pass through trust certificates, and we will extend this exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

     We will promptly follow any delay in acceptance, termination, extension or amendment by oral or written notice of the event to the exchange agent followed promptly by oral or written notice to the registered holders. Should we choose to delay, extend, amend or terminate the exchange offer, we will have no obligation to publish, advertise or otherwise communicate this announcement, other than by making a timely release to an appropriate news agency.

PROCEDURES FOR TENDERING THE EXISTING PASS THROUGH TRUST CERTIFICATES

     Upon the terms and the conditions of this exchange offer, we will exchange, and we will issue to the exchange agent, new pass through trust certificates for existing pass through trust certificates that have been validly tendered and not validly withdrawn promptly after the expiration date. The tender by a holder of any existing pass through trust certificates and our acceptance of that holder's pass through trust certificates will constitute a binding agreement between us and that holder subject to the terms and conditions set forth in this prospectus and the accompanying letter of transmittal.

  Valid Tender

     We will deliver new pass through trust certificates in exchange for existing pass through trust certificates that have been validly tendered and accepted for exchange pursuant to this exchange offer. Except as set forth below, you will have validly tendered your existing pass through trust certificates pursuant to this exchange offer if the exchange agent receives prior to the expiration date at the address listed under the caption "-- EXCHANGE AGENT":

     (1) a properly completed and duly executed letter of transmittal, with any required signature guarantees, including all documents required by the letter of transmittal; or

     (2) if the pass through trust certificates are tendered in accordance with the book-entry procedures set forth below, the tendering pass through trust certificate holder may transmit an agent's message (described below) instead of a letter of transmittal.

     In addition, on or prior to the expiration date:

     (1) the exchange agent must receive the certificates for the pass through trust certificates along with the letter of transmittal; or

     (2) the exchange agent must receive a timely book-entry confirmation of a book-entry transfer of the tendered pass through trust certificates into the exchange agent's account at The Depository Trust Company according to the procedure for book-entry transfer described below, along with a letter of transmittal or an agent's message in lieu of the letter of transmittal; or

     (3) the holder must comply with the guaranteed delivery procedures described below.

     Accordingly, we may not make delivery of new pass through trust certificates to all tendering holders at the same time since the time of delivery will depend upon when the exchange agent receives the existing pass through trust certificates, book-entry confirmations with respect to existing pass through trust certificates and the other required documents.

     The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of existing pass through trust certificates into the exchange agent's account at The Depository Trust Company. The term "agent's message" means a message, transmitted by The Depository Trust Company to and received by the exchange agent and forming a part of a book-entry confirmation, which states that The Depository Trust Company has received an express acknowledgment from the tendering participant stating that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against the participant.

     If you tender less than all of your existing pass through trust certificates, you should fill in the amount of existing pass through trust certificates you are tendering in the appropriate box on the letter of transmittal or, in the case of a book-entry transfer, so indicate in an agent's message if you have not delivered a letter of transmittal. The entire amount of existing pass through trust certificates delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

     If any letter of transmittal, endorsement, bond power, power of attorney, or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and, unless waived by us, you must submit evidence satisfactory to us, in our sole discretion, of that person's authority to so act.

     If you are a beneficial owner of existing pass through trust certificates that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian, we urge you to contact this entity promptly if you wish to participate in this exchange offer.

     THE METHOD OF DELIVERY OF EXISTING PASS THROUGH TRUST CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR OPTION AND AT YOUR SOLE RISK, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. INSTEAD OF DELIVERY BY MAIL, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY AND YOU SHOULD OBTAIN PROPER INSURANCE. DO NOT SEND ANY LETTER OF TRANSMITTAL OR EXISTING PASS THROUGH TRUST CERTIFICATES TO AES EASTERN ENERGY. YOU MAY REQUEST YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR NOMINEE TO EFFECT THESE TRANSACTIONS FOR YOU.

  Book-Entry Transfer

     Holders who are participants in The Depository Trust Company tendering by book-entry transfer must execute the exchange through the Automated Tender Offer Program ("ATOP") at The Depository Trust Company on or prior to the expiration date. The Depository Trust Company will verify this acceptance and execute a book-entry transfer of the tendered Certificates into the exchange agent's account at The Depository Trust Company. The Depository Trust Company will then send to the exchange agent a book-entry confirmation including an agent's message confirming that The Depository Trust Company has received an express acknowledgment from the holder that the holder has received and agrees to be bound by the letter of transmittal and that the exchange agent and we may enforce the letter of transmittal against such holder. The book-entry confirmation must be received by the exchange agent in order for the exchange to be effective.

     The exchange agent will make a request to establish an account with respect to the existing pass through trust certificates at The Depository Trust Company for purposes of this exchange offer within two business days after the date of this prospectus unless the exchange agent already has established an account with The Depository Trust Company suitable for this exchange offer.

     Any financial institution that is a participant in The Depository Trust Company's book-entry transfer facility system may make a book-entry delivery of the existing pass through trust certificates by causing The Depository Trust Company to transfer these existing pass through trust certificates into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's procedures for transfers.

     If the tender is not made through ATOP, you must deliver the existing pass through trust certificates and the applicable letter of transmittal, or a facsimile of the letter of transmittal, properly completed and duly executed, with any required signature guarantees, or an agent's message in lieu of a letter of transmittal, and any other required documents to the exchange agent at its address listed under the caption "-- EXCHANGE AGENT" prior to the expiration date, or you must comply with the guaranteed delivery procedures set forth below in order for the tender to be effective.

     Delivery of documents to The Depository Trust Company does not constitute delivery to the exchange agent and book-entry transfer to The Depository Trust Company in accordance with its procedures does not constitute delivery of the book-entry confirmation to the exchange agent.

  Signature Guarantees

     Signature guarantees on a letter of transmittal or a notice of withdrawal, as the case may be, are only required if:

     (1) a certificate for existing pass through trust certificates is registered in a name other than that of the person surrendering the certificate; or

     (2) a registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the letter of transmittal. See "Instructions" in the letter of transmittal.

In the case of (1) or (2) above, you must duly endorse these certificates for existing pass through trust certificates or they must be accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the letter of transmittal or the notice of withdrawal, as the case may be, guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution" that is a member of a medallion guarantee program, unless these pass through trust certificates are surrendered on behalf of that eligible guarantor institution. An "eligible guarantor institution" includes the following:

     - a bank;

     - a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

     - a credit union;

     - a national securities exchange, registered securities association or clearing agency; or

     - a savings association.

  Guaranteed Delivery

     If you desire to tender existing pass through trust certificates into this exchange offer and:

     (1) the certificates for the existing pass through trust certificates are not immediately available;

     (2) time will not permit delivery of the existing pass through trust certificates and all required documents to the exchange agent on or prior to the expiration date; or

     (3) the procedures for book-entry transfer cannot be completed on a timely basis;

you may nevertheless tender the existing pass through trust certificates, provided that you comply with all of the following guaranteed delivery procedures:

     (1) tender is made by or through an eligible guarantor institution;

     (2) prior to the expiration date, the exchange agent receives from the eligible guarantor institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the letter of transmittal. This eligible guarantor institution may deliver the Notice of Guaranteed Delivery by hand or by facsimile or deliver it by mail to the exchange agent and must include a guarantee by this eligible guarantor institution in the form in the Notice of Guaranteed Delivery; and

     (3) within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery, the exchange agent must receive:

        (a) the certificates, or book-entry confirmation, representing all tendered existing pass through trust certificates, in proper form for transfer;

        (b) a properly completed and duly executed letter of transmittal or facsimile of the letter of transmittal or, in the case of a book-entry transfer, an agent's message in lieu of the letter of transmittal, with any required signature guarantees; and

        (c) any other documents required by the letter of transmittal.

  Determination of Validity

     - We have the right, in our sole discretion, to determine all questions as to the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered existing pass through trust certificates. Our determination will be final and binding on all parties.

     - We reserve the absolute right, in our sole and absolute discretion, to reject any and all tenders of existing pass through trust certificates that we determine are not in proper form.

     - We reserve the absolute right, in our sole and absolute discretion, to refuse to accept for exchange a tender of existing pass through trust certificates if our counsel advises us that the tender is unlawful.

     - We also reserve the absolute right, so long as applicable law allows, to waive any of the conditions of this exchange offer or any defect or irregularity in any tender of existing pass through trust certificates of any particular holder whether or not similar defects or irregularities are waived in the case of other holders.

     - Our interpretation of the terms and conditions of this exchange offer, including the letter of transmittal and the instructions relating to it, will be final and binding on all parties.

     - We will not consider the tender of existing pass through trust certificates to have been validly made until all defects or irregularities with respect to the tender have been cured or waived.

     - We, our affiliates, the exchange agent, and any other person will not be under any duty to give any notification of any defects or irregularities in tenders and will not incur any liability for failure to give this notification.

ACCEPTANCE FOR EXCHANGE FOR THE NEW PASS THROUGH TRUST CERTIFICATES

     Upon satisfaction or waiver of all of the conditions of the exchange offer, we will accept, promptly after the expiration date, all existing pass through trust certificates properly tendered and will issue the new pass through trust certificates promptly after acceptance of the existing pass through trust certificates. See "-- CONDITIONS TO THIS EXCHANGE OFFER." Subject to the terms and conditions of this exchange offer, we will be deemed to have accepted for exchange, and exchanged, existing pass through trust certificates validly tendered and not withdrawn as, if and when we give oral or written notice to the exchange agent, with any oral notice promptly confirmed in writing by us, of our acceptance of these existing pass through trust certificates for exchange in this exchange offer. The exchange agent will act as our agent for the purpose of receiving tenders of existing pass through trust certificates, letters of transmittal and related documents, and as agent for tendering holders for the purpose of receiving existing pass through trust certificates, letters of transmittal and related documents and transmitting new pass through trust certificates to holders who validly tendered existing pass through trust certificates. The exchange agent will make the exchange promptly after the expiration date. If for any reason whatsoever:

     - the acceptance for exchange or the exchange of any existing pass through trust certificates tendered in this exchange offer is delayed, whether before or after our acceptance for exchange of existing pass through trust certificates;

     - we extend this exchange offer; or

     - we are unable to accept for exchange or exchange existing pass through trust certificates tendered in this exchange offer;

then, without prejudice to our rights set forth in this prospectus, the exchange agent may, nevertheless, on our behalf and subject to Rule 14e-1(c) under the Exchange Act, retain tendered existing pass through trust certificates and these existing pass through trust certificates may not be withdrawn unless tendering holders are entitled to withdrawal rights as described under "-- WITHDRAWAL RIGHTS."

INTEREST

     For each existing pass through trust certificate that we accept for exchange, the existing pass through trust certificate holder will receive a new pass through trust certificate having a principal amount and final distribution date equal to that of the surrendered existing pass through trust certificate. If we complete the exchange offer by January 2, 2000, interest on the new pass through trust certificates will accrue from May 14, 1999, the original issue date of the existing pass through trust certificates. If we complete this exchange offer after January 2, 2000, interest on the new pass through trust certificates will accrue from January 2, 2000, which is the first interest distribution date.

RESALES OF THE NEW PASS THROUGH TRUST CERTIFICATES

     Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the new pass through trust certificates may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act provided that:

     - you acquire any new pass through trust certificate in the ordinary course of your business;

     - you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the new pass through trust certificates;

     - you are not a broker-dealer who purchased outstanding pass through trust certificates directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

     - you are not an "affiliate" (as defined in Rule 405 under the Securities
       Act) of our company.

     If our belief is inaccurate and you transfer any new pass through trust certificate without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your pass through trust certificates from these requirements, you may incur liability under the Securities Act. We do not assume any liability or indemnify you against any liability under the Securities Act.

     Each broker-dealer that is issued new pass through trust certificates for its own account in exchange for pass through trust certificates that it acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new pass through trust certificates. A broker-dealer who acquired existing pass through trust certificates under these circumstances may use this prospectus for an offer to resell, resale or other retransfer of the new pass through trust certificates.

WITHDRAWAL RIGHTS

     Except as otherwise provided in this prospectus, you may withdraw your tender of existing pass through trust certificates at any time prior to the expiration date.

     - In order for a withdrawal to be effective, you must deliver a written, telegraphic or facsimile transmission of a notice of withdrawal to the exchange agent at any of its addresses listed under the caption
       "-- EXCHANGE AGENT" prior to the expiration date.

     - Each notice of withdrawal must specify:

        (1) the name of the person who tendered the existing pass through trust certificates to be withdrawn;

        (2) the aggregate principal amount of existing pass through trust certificates to be withdrawn; and

        (3) if certificates for these existing pass through trust certificates have been tendered, the name of the registered holder of the existing pass through trust certificates as set forth on the existing pass through trust certificates, if different from that of the person who tendered these existing pass through trust certificates.

     - If you have delivered or otherwise identified to the exchange agent certificates for existing pass through trust certificates, the notice of withdrawal must specify the serial numbers on the particular certificates for the existing pass through trust certificates to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible guarantor institution, except in the case of existing pass through trust certificates tendered for the account of an eligible guarantor institution.

     - If you have tendered existing pass through trust certificates in accordance with the procedures for book-entry transfer listed in "-- PROCEDURES FOR TENDERING THE EXISTING PASS THROUGH TRUST
       CERTIFICATES -- BOOK-ENTRY TRANSFER," the notice of withdrawal must specify the name and number of the account at The Depository Trust Company to be credited with the withdrawal of existing pass through trust certificates and must otherwise comply with the procedures of The Depository Trust Company.

     - You may not rescind a withdrawal of your tender of existing pass through trust certificates.

     - We will not consider existing pass through trust certificates properly withdrawn to be validly tendered for purposes of this exchange offer. However, you may retender existing pass through trust certificates at any subsequent time prior to the expiration date by following any of the procedures described above in "-- PROCEDURES FOR TENDERING THE EXISTING PASS THROUGH TRUST CERTIFICATES."

     - We, in our sole discretion, will determine all questions as to the validity, form and eligibility, including time of receipt, of any withdrawal notices. Our determination will be final and binding on all parties. We, our affiliates, the exchange agent and any other person have no duty to give any notification of any defects or irregularities in any notice of withdrawal and will not incur any liability for failure to give any such notification.

     - We will return to the holder any existing pass through trust certificates which have been tendered but which are withdrawn promptly after the withdrawal.

CONDITIONS TO THIS EXCHANGE OFFER

     Notwithstanding any other provisions of this exchange offer or any extension of this exchange offer, we will not be required to accept for exchange, or to exchange, any existing pass through trust certificates. We may terminate this exchange offer, whether or not we have previously accepted any existing pass through trust certificates for exchange, or we may waive any conditions to or amend this exchange offer, if we determine in our sole and absolute discretion that the exchange offer would violate applicable law or any applicable interpretation of the staff of the SEC.

EXCHANGE AGENT

     We have appointed Bankers Trust Company of New York as exchange agent for this exchange offer. You should direct all deliveries of the letters of transmittal and any other required documents, questions, requests for assistance and requests for additional copies of this prospectus or of the letters of transmittal to the exchange agent as follows:

        By Mail, Hand and Courier:

        Bankers Trust Company
        Four Albany Street
        New York, New York 10006
        Attn: Corporate Trust and Agency Group

        By Facsimile: (212) 250-0933
        Confirm by telephone: (212) 250-3105

     DELIVERY TO OTHER THAN THE ABOVE ADDRESS OR FACSIMILE NUMBER WILL NOT CONSTITUTE A VALID DELIVERY

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders of the existing pass through trust certificates. We will make the initial solicitation by mail; however, we may decide to make additional solicitations personally or by telephone or other means through our officers, agents, directors or employees.

     We have not retained any dealer-manager or similar agent in connection with this exchange offer and we will not make any payments to brokers, dealers or others soliciting acceptances of this exchange offer. We have agreed to pay the exchange agent and pass through trustee reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with this exchange offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses they incur in forwarding copies of this prospectus and related documents to the beneficial owners of existing pass through trust certificates, and in handling or tendering for their customers.

TRANSFER TAXES

     Holders who tender their existing pass through trust certificates will not be obligated to pay any transfer taxes in connection with the exchange, except that if:

     (1) you want us to deliver new pass through trust certificates to any person other than the registered holder of the existing pass through trust certificates tendered;

     (2) you want us to issue the new pass through trust certificates in the name of any person other than the registered holder of the existing pass through trust certificates tendered; or

     (3) a transfer tax is imposed for any reason other than the exchange of existing pass through trust certificates in connection with this exchange offer;

then you will be liable for the amount of any transfer tax, whether imposed on the registered holder or any other person. If you do not submit satisfactory evidence of payment of such transfer tax or exemption from such transfer tax with the letter of transmittal, the amount of this transfer tax will be billed directly to the tendering holder.

CONSEQUENCES OF EXCHANGING OR FAILING TO EXCHANGE EXISTING PASS THROUGH TRUST CERTIFICATES

     Holders of existing pass through trust certificates who do not exchange their existing pass through trust certificates for new pass through trust certificates in this exchange offer will continue to be subject to the provisions of the pass through trust agreements regarding transfer and exchange of the existing pass through trust certificates and the restrictions on transfer of the existing pass through trust certificates set forth on the legend on the existing pass through trust certificates. In general, the existing pass through trust certificates may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the existing pass through trust certificates under the Securities Act.

     Based on interpretations by the staff of the SEC, as detailed in no-action letters issued to third parties, we believe that new pass through trust certificates issued in this exchange offer in exchange for existing pass through trust certificates may be offered for resale, resold or otherwise transferred by the holders (other than any holder that is an "affiliate" of our company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the new pass through trust certificates are acquired in the ordinary course of the holders' business and the holders have no arrangement or understanding with any person to participate in the distribution of these new pass through trust certificates. However, we do not intend to request the SEC to consider, and the SEC has not considered, the exchange offer in the context of a no-action letter and we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer.

     Each holder must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of new pass through trust certificates and has no arrangement or understanding to participate in a distribution of new pass through trust certificates. If any holder is an affiliate of our company, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the new pass through trust certificates to be acquired pursuant to the exchange offer, the holder:

     - could not rely on the applicable interpretations of the staff of the SEC, and

     - must comply with the registration and prospectus delivery requirements of the Securities Act.

     Each broker-dealer that receives new pass through trust certificates for its own account in exchange for outstanding pass through trust certificates, where the outstanding pass through trust certificates were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new pass through trust certificates. See "PLAN OF DISTRIBUTION."

     In addition, to comply with state securities laws, the new pass through trust certificates may not be offered or sold in any state unless they have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with. The offer and sale of the new pass through trust certificates to "qualified institutional buyers" (as defined under Rule 144A of the Securities Act) is generally exempt from registration or qualification under the state securities laws. We currently do not intend to register or qualify the sale of the new pass through trust certificates in any state where an exemption from registration or qualification is required and not available.

                       RATIO OF EARNINGS TO FIXED CHARGES

     For the period from May 14, 1999 to June 30, 1999, our earnings were inadequate to cover fixed charges, and the coverage deficit was approximately $4.6 million. Because we began operations on May 14, 1999, we cannot calculate a ratio of earnings to fixed charges for any prior periods. For the purposes of calculating the ratio of earnings available to cover fixed charges:

     - earnings consist of income from continuing operations and fixed charges excluding capitalized interest, and

     - fixed charges consist of interest on borrowings (whether expensed or capitalized), related amortization and the interest component of rent expense.

                                USE OF PROCEEDS

     We will not receive any cash proceeds from the issuance of the new pass through trust certificates offered in this exchange offer. In consideration for issuing the new pass through trust certificates as contemplated in this prospectus, we will receive in exchange existing pass through trust certificates in like principal amount.

     The existing pass through trust certificates surrendered in exchange for new pass through trust certificates will be retired and canceled and cannot be reissued. Accordingly, issuance of the new pass through trust certificates will not result in a change in our lease rental obligations.

     The existing pass through trust certificates were issued and sold in order to provide the debt portion of the lease transactions we entered into with respect to the Kintigh Generating Station and the Milliken Generating Station. The proceeds from the sale of the existing pass through trust certificates were $550 million and were used by the pass through trustee to purchase the secured lease obligation notes that were issued by the special purpose business trusts that acquired the Kintigh Generating Station and the Milliken Generating Station. The special purpose business trusts used the proceeds of the issuance of the secured lease obligation notes, together with the proceeds of equity investments made in the special purpose business trusts by the institutional investors that formed the trusts, to finance the purchase of their interests in the Kintigh Generating Station or the Milliken Generating Station and for lease related transaction expenses, including the underwriting fees for the pass through trust certificates.

     The aggregate purchase price of our electricity generating stations was $903 million. In addition, aggregate transaction expenses of the acquisition of our electricity generating stations and the lease transactions were $26 million. The special purpose business trusts paid an aggregate of $666 million to acquire their interests in the Kintigh Generating Station and the Milliken Generating Station and to fund transaction costs (approximately $448 million in respect of the Kintigh Generating Station, approximately $202 million in respect of the Milliken Generating Station and approximately $16 million in respect of transaction costs). The institutional investors that formed the special purpose business trusts made equity contributions to the special purpose business trusts equal to $116 million (17.4% of the total cost of the interests in the Kintigh Generating Station and the Milliken Generating Station purchased by the special purpose business trusts and the transaction costs funded by the special purpose business trusts) and the balance of the amount paid by the special purpose business trusts, $550 million (82.6% of such cost), was financed through the issuance by each special purpose business trust of secured lease obligation notes. We paid the balance of the purchase price of our electricity generating stations and the balance of the transaction expenses using equity contributions that we received from The AES Corporation.

                                 CAPITALIZATION

     The capitalization of our company as of June 30, 1999 consisted of Partners' Capital of $344 million.

                 DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

GENERAL

     We were formed on December 2, 1998 to acquire, lease and, through our wholly owned subsidiaries, operate and improve our electricity generating stations. We and the special purpose business trusts acquired our electricity generating stations on May 14, 1999 for a purchase price of $903 million. In order to fund the acquisition of our electricity generating stations (including some adjustments and plus improvement costs, working capital and transaction costs) and pay transaction expenses relating to the acquisition and the lease transactions, The AES Corporation made an equity contribution of $343 million to us (net of costs advanced by The AES Corporation for which we will reimburse it), the institutional investors made an equity contribution of $116 million through the special purpose business trusts and we realized $550 million from the sale of the pass through trust certificates.

     All four of our electricity generating stations operate as merchant plants, which means that we will sell their output in power pool spot market transactions or in transactions negotiated from time to time directly with another party rather than selling the output under a long-term power sales contract. As merchant plants, our electricity generating stations generally will be dispatched, that is, they will supply electricity, whenever the market price of electricity exceeds their variable cost of generating electricity. Our revenue and income will be directly affected by the price of electricity, which is usually highest during the summer and winter peak seasons.

     The economics of any electric power facility are primarily a function of the price of electricity, the quantity of electricity which is purchased and the level of operating expenses. The greater the percentage of time a unit is dispatched, the greater the revenues associated with that unit.

     We expect to concentrate our business activities in the New York power pool for the foreseeable future. We expect that the markets for wholesale electric energy, installed capacity and ancillary services in the New York power pool will soon be largely deregulated. In a competitive market where the order in which electricity generating plants are directed to run will be based on bids for the sale of electric energy made by owners of generating assets in the region, we expect that owners of lower marginal cost facilities will bid lower prices and therefore those facilities will be directed to run more often than higher marginal cost facilities.

     According to data compiled by London Economics, our electricity generating stations are among the lowest variable cost facilities in the New York power pool. During 1998, the average production costs for the Kintigh Generating Station, the Milliken Generating Station, the Goudey Generating Station and the Greenidge Generating Station were $16.55/MWh, $16.82/MWh, $18.88/MWh and $17.99/MWh, respectively. We believe that our electricity generating stations are among the most efficient coal units in the region. London Economics believes that our electricity generating stations will almost always be directed to run under London Economics' modeling assumptions. London Economics noted that the dispatch rates of the least efficient units among our electricity generating stations (the non-reheat units at the Goudey Generating Station (Unit 7) and the Greenidge Generating Station (Unit 3)) are most sensitive to unfavorable changes in the model inputs while the most efficient units (the Kintigh Generating Station and the Milliken Generating Station) are likely not to be sensitive to these unfavorable changes. The efficiency of our electricity generating stations provides several important advantages: a stable pricing structure, the ability to benefit from energy price spikes in the market and relatively little risk that our generating stations will be idle while other generating stations are directed to run. Also, the Goudey Generating Station and the Greenidge Generating Station provide economically valuable flexibility because they can be used to provide ancillary services when they are not fully dispatched.

     Our electricity generating stations have historically been available to run a high percentage of the time due to the regulated utility-grade nature of their design and construction. In 1998, the stations had a weighted average (based on capacity) equivalent availability factor of 92.1%. Over the five-year period ended in 1998, the weighted average (based on capacity) equivalent availability factor was 94.1% (excluding years in which major maintenance was performed). Based upon the historical experience of The AES Corporation, we believe that we can maintain or improve the availability of our electricity generating stations. The AES Corporation's generating facilities around the world had a combined availability of 92% during 1998.

     We believe that we will also have opportunities to derive revenue from sales of installed capacity and ancillary services. Under the terms of the capacity purchase agreement with NYSEG, NYSEG will purchase all of our 1,268MW of installed capacity at a price of $68 per MW-day until April 30, 2001. During the term of the capacity purchase agreement, the rules of the New York power pool will require us to offer to sell our electric energy in the New York power pool day-ahead energy market. We will be permitted to sell electric energy into other pools only when the energy is not needed in the New York power pool. See "BUSINESS -- OUR PLAN AND STRATEGY -- ELECTRICITY MARKETING PLAN."

SOURCES AND USES OF FUNDS

     The sources and uses of funds related to the acquisition of our electricity generating stations and the lease transactions are as follows:

                                                          (IN MILLIONS)      %
Sources of Funds:
Pass Through Trust Certificates.........................     $  550         54.5
Lease Equity(1).........................................        116         11.5
Partners' Capital(2)....................................        343         34.0
                                                             ------        -----
                                                             $1,009        100.0
Use of Funds:
Purchase of Electricity Generating Stations.............     $  903         89.5
Kintigh Selective Catalytic Reduction System Cost.......         31          3.1
Working Capital.........................................         20          2.0
Initial Rent Reserve....................................         29          2.8
Transaction Costs.......................................         26          2.6
                                                             ------        -----
                                                             $1,009        100.0

---------------
(1) Contributed by institutional investors.

(2) Contributed by The AES Corporation.

RESULTS OF OPERATIONS

     We engaged in no operations between our formation in December 1998 and May 14, 1999. There are no separate financial statements available with regard to our electricity generating stations prior to May 14, 1999 because their operations were fully integrated with, and therefore results of operations were consolidated into, NYSEG. In addition, the electric output of our electricity generating stations was sold based on rates set by regulatory authorities while they were owned by NYSEG. As a result and because electricity rates will now be set by the operation of market forces, the historical financial data with respect to our electricity generating stations for periods prior to May 14, 1999 is not meaningful or indicative of our future results. Our results of operations in the future will depend primarily on revenues from the sale of electric energy, installed capacity and ancillary products, and the level of our operating expenses.

     During the period from May 14, 1999 to June 30, 1999, we generated revenues of $15 million from sales of electricity and $2.1 million from the capacity purchase agreement with NYSEG. Operating expenses totaled $14.1 million primarily due to energy generation cost of $8.6 million. Net interest expense for the period was $2.6 million.

     The Kintigh Generating Station was taken out of service from May 14, 1999 to June 28, 1999 to complete the installation of a selective catalytic reduction system and to make other improvements to the station's turbine and boiler. During the period from May 14 to June 30, 1999, net costs directly related to the construction at the Kintigh Generating Station were capitalized and are included in electric generation assets on our balance sheet. Our revenues and our energy generation costs were lower than usual during this period because the Kintigh Generating Station was not in service for almost the entire period. As a consequence, our results of operations during the period from May 14, 1999 to June 30, 1999 may not be comparable with our results of operations during future periods or indicative of our future results of operations.

LIQUIDITY AND CAPITAL RESOURCES

     The leases on the Kintigh Generating Station and the Milliken Generating Station require that we make fixed semiannual payments of rent on each January 2 and July 2 during the terms of the leases commencing on January 2, 2000 in amounts calculated to be sufficient (1) to pay principal and interest when due on the secured lease obligation notes issued by the special purpose business trusts that own and lease to us the Kintigh Generating Station and the Milliken Generating Station and (2) to pay the economic return of the institutional investors that formed the special purpose business trusts. Our future minimum rent obligation under the leases is $36.5 million for 1999, $59.8 million for 2000, $60.5 million for 2001, $60.5 million for 2002, $60.5 million for 2003 and a total of $1,467.4 million for the years thereafter. For purposes of our financial projections and the minimum rent obligations described in the preceding sentence, we treated the semi-annual rent payments that are due on January 2 of each year as though they would be paid in the preceding year. You can find information concerning our minimum rental obligations that treats rent payments as obligations for the years in which they are due in the notes to our audited financial statements which are included in this prospectus. Through January 2, 2017 and so long as no Lease Event of Default exists, we may defer payment of rent obligations under each lease in excess of the amount required to pay principal and interest on the secured lease obligation notes secured by the lease until after the final scheduled payment date of the secured lease obligation notes. In addition, we are required to maintain a rent reserve account equal to the maximum semiannual payment with respect to the sum of basic rent (other than deferrable basic rent) and fixed charges expected to become due on any one basic rent payment date in the immediately succeeding three-year period. The amount of the rent reserve account required currently is $29 million. We will also be obligated to make payments under the coal hauling agreement with Somerset Railroad in an amount sufficient, when added to funds available from other sources, to enable Somerset Railroad to pay, when due, all of its operating expenses and other expenses, including interest on and principal of outstanding indebtedness. Somerset Railroad currently has a 364-day term loan of up to $26 million from an affiliate of CIBC World Markets. See "BUSINESS -- THE ACQUISITION OF OUR ELECTRICITY GENERATING STATIONS -- ACQUISITION-RELATED CONTRACTS." As a result of these obligations, we must dedicate a substantial portion of our cash flow from operations to payments of rent under the leases, payment of the principal amount outstanding from time to time under our working capital credit facility with Credit Suisse First Boston and interest on this principal amount and payments under the coal hauling agreement with Somerset Railroad.

     We expect to incur approximately $41.6 million in capital expenditures with regard to our assets through December 31, 1999, including approximately $31 million that we paid to AES NY, L.L.C. on May 14, 1999 for work in progress on a selective catalytic reduction system at the Kintigh Generating Station. We will make capital expenditures thereafter according to the life extension program to be implemented at our electricity generating stations. We have included the amounts to be expended under the life extension program in our financial projections. The average capital expenditures to be made under the program are $11.9 million per year. We have budgeted approximately $14 million to install a selective catalytic reduction system to reduce NO(x) emissions at the Milliken Generating Station during scheduled outages in 2002 and 2003, although we are also considering other compliance strategies, such as the addition of a selective non-catalytic reduction system. In addition to capital requirements associated with the ownership and operation of our electricity generating stations, we will have significant fixed charge obligations in the future, principally with respect to the leases.

     Compliance with environmental standards will continue to be reflected in our capital expenditures and operating costs. Based on the current status of regulatory requirements and, other than the expenditures for a selective catalytic reduction system at the Kintigh Generating Station and possible expenditures for a selective catalytic reduction system at the Milliken Generating Station, we do not anticipate that any capital expenditures or operating expenses associated with our compliance with current laws and regulations will have a material effect on our results of operations or our financial condition. See "REGULATION -- ENVIRONMENTAL REGULATORY MATTERS."

     Our net working capital at June 30, 1999 was $17 million. No amounts were borrowed under our working capital credit facility with Credit Suisse First Boston during the period from May 14, 1999 to June 30, 1999. See "DESCRIPTION OF THE WORKING CAPITAL CREDIT FACILITY." The outage at the Kintigh Generating Station for almost the entire period from May 14, 1999 to June 30, 1999 did not impair our ability to meet our obligations during this period. Subsequent to this outage, our four electricity generating stations are all available for service and are being dispatched to generate electricity when market conditions warrant.

     We believe that cash flow from our operations will be sufficient to cover aggregate rental payments under the leases as they come due and, together with amounts we can borrow under our $50 million working capital credit facility with Credit Suisse First Boston (or renewals or refinancings), to cover expected capital requirements. If we are required to make unanticipated capital expenditures, our cash flow from operations and operating income in the period incurred might be reduced. In the event of a shortfall between the amount of our commitments and the foregoing sources of funds, the shortfall may be made up by loans or equity contributions from The AES Corporation, but there can be no assurances that The AES Corporation would decide to provide a loan or equity contribution.

     The working capital credit facility with Credit Suisse First Boston permits us to borrow up to $50 million for operating and maintenance expenses. Loans under the working capital credit facility with Credit Suisse First Boston will be available on a revolving basis, provided that the aggregate principal amount available under the working capital credit facility will be reduced by the outstanding principal amount under any secured borrowings permitted by the terms of the working capital credit facility. During each 12-month period, borrowings under the working capital credit facility must be repaid, and cannot be reborrowed, during a 30-day period preceding at least one semiannual lease rental payment date. Amounts outstanding under the working capital credit facility also must be reduced to zero prior to any rental payment under the leases. The working capital credit facility is secured by a pledge of our membership interest in AEE2, L.L.C., our wholly owned subsidiary that owns the Greenidge Generating Station and the Goudey Generating Station, and by a security interest in equipment and personal property of AEE2, L.L.C. See "DESCRIPTION OF THE WORKING CAPITAL CREDIT FACILITY."

FINANCIAL PROJECTIONS

     Our financial projections are included in the Independent Engineer's Report. They are predicated upon certain assumptions and forecasts of the revenue generating capacity of our electricity generating stations and the associated costs. The assumptions that we made with respect to future market prices for electric energy and installed capacity and the level of dispatch (volume) for our electricity generating stations are based upon a comprehensive market analysis prepared by London Economics. This market forecast served as a basis for both the dispatch and pricing assumptions incorporated in our financial projections and employed by the Independent Engineer in its review of our financial projections. The Independent Engineer has reviewed the technical operating parameters of our electricity generating stations. The Independent Engineer has also evaluated the operations and maintenance budgets for our electricity generating stations and the related assumptions and forecasts contained therein based on a review of certain technical, environmental, economic and permitting aspects of our electricity generating stations. The Independent Engineer's Report contains a discussion of the principal assumptions and considerations we utilized in preparing our financial projections, which you should review carefully. See "BUSINESS -- SUMMARY OF INDEPENDENT ENGINEER'S REPORT" and "APPENDIX A -- INDEPENDENT ENGINEER'S REPORT."

YEAR 2000 COMPLIANCE

     Under the asset purchase agreement between NYSEG and us, NYSEG expressly disclaimed liability for losses stemming from the failure of computers to recognize dates in the year 2000 and later years. Accordingly, we are at risk if the systems used to operate our electricity generating stations are not year 2000 compliant. NYSEG developed and implemented a year 2000 compliance program for all of its facilities pursuant to which NYSEG assessed the potential impact of this issue on its operations. NYSEG evaluated (a) the vulnerability of its facility operations for the supply of power, (b) its business software and hardware including those systems developed internally and those purchased from third parties and (c) other systems and products used internally that were purchased from third parties. The plan covered the evaluation of imbedded systems, control systems and computer systems at the component level for potential year 2000 impact. NYSEG agreed to deliver to us all materials relating to NYSEG's year 2000 compliance efforts. In addition, we have met with the NYSEG personnel responsible for NYSEG's year 2000 compliance efforts, we are familiar with all aspects of these efforts and we believe that all of the systems necessary to generate energy at each of our electricity generating stations will be year 2000 compliant.

     As part of its assessment, NYSEG evaluated all date sensitive systems necessary to generate energy at each of our electricity generating stations and tested these systems during scheduled maintenance outages. At the Kintigh Generating Station and the Milliken Generating Station, one of these tests included rolling the date forward to December 31, 1999. To the extent that compliance problems existed at any of our electricity generating stations, a replacement option was put into place. NYSEG spent approximately $80,000 in the aggregate in 1998 for testing and upgrades, $70,000 of which was spent at the Kintigh Generating Station and the Milliken Generating Station. NYSEG budgeted an additional $295,000 in the aggregate in 1999 for testing and upgrades at the Kintigh Generating Station and the Milliken Generating Station. New business systems software and hardware, including software for accounting, inventory management, work management and payroll, which are expected to be year 2000 compliant, are in place and available for use at each of our electricity generating stations. In addition, the continuous emission monitoring systems at each of our electricity generating stations will be upgraded before the end of 1999. We currently estimate that our total costs for year 2000 compliance at our electricity generating stations will be $240,000 in the aggregate and will not exceed an aggregate of $120,000 at the Kintigh Generating Station and the Milliken Generating Station. We believe that our electricity generating stations will be year 2000 compliant by October 1999.

     In addition, NYSEG surveyed all of the third parties with which it deals to determine the extent of these third parties' year 2000 compliance efforts and requested compliance certificates from all equipment vendors. Although NYSEG surveyed the third parties with which it conducts business, it is not clear to what extent such parties will bring their systems into year 2000 compliance. We intend to continue to verify the status of these third parties' compliance efforts and will ask those that are not year 2000 compliant to provide a description of their plans to become so.

     We currently have a contingency plan for failure of our communications system, but we do not have a contingency plan if any of the systems on which we depend to operate our electricity generating stations is not year 2000 compliant and fails to operate effectively after the year 2000.

FORWARD LOOKING STATEMENTS

     CERTAIN STATEMENTS CONTAINED IN THIS PROSPECTUS ARE FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "BELIEVES," "EXPECTS," "MAY," "INTENDS," "WILL," "SHOULD" OR "ANTICIPATES" OR THE NEGATIVE FORMS OR OTHER VARIATIONS OF THESE TERMS OR COMPARABLE TERMINOLOGY, OR BY DISCUSSIONS OF STRATEGY. FUTURE RESULTS COVERED BY THE FORWARD-LOOKING STATEMENTS MAY NOT BE ACHIEVED. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. THE MOST SIGNIFICANT RISKS, UNCERTAINTIES AND OTHER FACTORS ARE DISCUSSED UNDER THE HEADING "RISK FACTORS" IN THIS PROSPECTUS, AND YOU ARE URGED TO CONSIDER CAREFULLY SUCH FACTORS. YOU SHOULD READ AND UNDERSTAND THE DESCRIPTION OF THE ASSUMPTIONS AND UNCERTAINTIES UNDERLYING OUR FINANCIAL PROJECTIONS THAT ARE SET FORTH IN APPENDIX A OF THIS PROSPECTUS. WE HAVE NO OBLIGATION TO UPDATE THIS INFORMATION AND WE DO NOT INTEND TO DO SO.

                      OUR COMPANY AND THE AES CORPORATION

     Our company is a Delaware limited partnership. Our company was formed on December 2, 1998 for the purpose of leasing the Kintigh Generating Station and the Milliken Generating Station and acquiring the Goudey Generating Station and the Greenidge Generating Station from NYSEG. We plan to operate our electricity generating stations through our wholly owned subsidiaries. The Goudey Generating Station and the Greenidge Generating Station are owned by a wholly owned subsidiary, AEE2, L.L.C. Our other subsidiaries will not own any of our electricity generating stations but will operate them pursuant to operations and maintenance agreements with us.

     A diagram of the corporate structure of The AES Corporation as it relates to the transactions described in this prospectus is included below:

                          [AES Corporation Flow Chart]

THE AES CORPORATION

     The AES Corporation, incorporated under the laws of Delaware in 1981 and headquartered in Arlington, Virginia, is a global power company committed to supplying electricity to customers worldwide in a socially responsible way. The AES Corporation was one of the original entrants in the independent power market and today The AES Corporation is one of the world's largest independent power companies, based on net equity ownership of generating capacity (in megawatts) in operation or under construction. In addition to marketing power principally from generating facilities that it develops, builds, owns, and operates, The AES Corporation also has interests in electric distribution companies. These distribution companies sell electricity directly to commercial, industrial, governmental and residential customers. The AES Corporation currently has assets in excess of $10 billion and employs approximately 40,000 people around the world.

     Over the last six years, The AES Corporation has experienced significant growth. This growth has resulted primarily from the development and construction of new plants and also from the acquisition of existing generating plants and distribution companies, through competitively bid privatization initiatives outside of the United States or negotiated acquisitions. In particular, The AES Corporation has been interested in acquiring existing businesses or assets in electricity markets that are promoting competition and eliminating rate of return regulation. This growth has resulted in The AES Corporation's total revenues increasing at a compound annual growth rate of 35%, from $401 million in 1992 to $2.4 billion in 1998, while net income (before extraordinary item) has increased at a compound annual growth rate of 33%, from $56 million to $307 million over the same period.

     The AES Corporation and its affiliates, other than our company, will not be liable for any obligations under the leases, the pass through trust certificates or the secured lease obligation notes issued by the special purpose business trusts.

  Generation

     The AES Corporation operates and owns (entirely or in part) a diverse portfolio of 97 electric power plants with a total capacity of 28,986MW. This represents more than a tenfold increase from The AES Corporation's total generating capacity in 1992. The AES Corporation is also in the process of adding approximately 6,314MW to its operating portfolio by constructing 10 new plants. As a result, The AES Corporation's total of 107 power plants in operation or under construction represents approximately 35,300MW, of which net equity ownership is approximately 20,793MW. These plants are located in the United States, the United Kingdom, Argentina, China, Hungary, Brazil, Kazakhstan, the Dominican Republic, Canada, Pakistan, the Netherlands, Australia, Panama, India and Mexico, and generally utilize natural gas, coal, oil, hydro power or combinations of these fuels or power sources.

  Distribution

     Beginning in 1996, The AES Corporation began acquiring interests in electric distribution companies. The AES Corporation has majority ownership in three distribution companies in Argentina, one in Brazil, one in El Salvador, one in the Republic of Georgia (operational control acquired in 1999) and a heat and electricity distribution business in Kazakhstan. The AES Corporation has less than majority ownership in three additional companies in Brazil. These 10 companies serve a total of approximately 13.2 million customers with sales exceeding 63,000GWh. On a net equity basis, The AES Corporation's ownership represents approximately 3 million customers with sales exceeding 22,000GWh.

  Strategy

     The AES Corporation's strategy of helping meet the world's needs for electricity includes the following elements:

     - Supplying energy to customers at the lowest cost possible, taking into account factors such as reliability and environmental performance;

     - Constructing or acquiring projects of a relatively large size (generally larger than 100MW);

     - Whenever possible, entering into power sales contracts with electric utilities or other customers with significant credit strength, or alternatively pursuing methods to hedge costs and revenues to provide as much assurance as possible to the project's profitability; and

     - Participating in electric power distribution and retail supply markets that grant concessions with long-term pricing arrangements.

     The AES Corporation also strives for operating excellence as a key element of its strategy, which it believes is accomplished by minimizing organizational layers and maximizing company-wide participation in decision-making. The AES Corporation has attempted to create an operating environment that results in safe, clean and reliable electricity generation. Because of this emphasis, The AES Corporation (through its subsidiaries and affiliates) prefers to operate all facilities which it develops or acquires.

     The AES Corporation attempts to finance each domestic and foreign plant primarily under loan agreements and related documents which require the loans to be repaid solely from the project's revenues and provide that the repayment of the loans (and interest on the loans) is secured solely by the capital stock, physical assets, contracts and cash flow of that plant subsidiary and affiliate. The lenders under these financing structures cannot look to The AES Corporation or its other projects for repayment.

  Principles and Practices

     A core part of The AES Corporation's corporate culture is a commitment to "shared principles." These principles describe how The AES Corporation people endeavor to behave, recognizing that they don't always live up to these standards. The principles are:

          Integrity -- The AES Corporation strives to act with integrity, or "wholeness." The AES Corporation seeks to honor its commitments. The goal is that the things The AES Corporation people say and do in all parts of The AES Corporation should fit together with truth and consistency.

          Fairness -- The AES Corporation wants to treat fairly its people, its customers, its suppliers, its stockholders, governments and the communities in which it operates. Defining what is fair is often difficult, but The AES Corporation believes it is helpful to routinely question the relative fairness of alternative courses of action.

          Fun -- The AES Corporation desires that people employed by The AES Corporation and those people with whom The AES Corporation interacts have fun in their work. The AES Corporation's goal has been to create and maintain an environment in which each person can flourish in the use of his or her gifts and skills and thereby enjoy the time spent at The AES Corporation.

          Social Responsibility -- The AES Corporation believes that it has a responsibility to be involved in projects that provide social benefits, such as lower costs to customers, a high degree of safety and reliability, increased employment and a cleaner environment.

     The AES Corporation recognizes that most companies have standards and ethics by which they operate and that business decisions are based, at least in part, on these principles. The AES Corporation believes that an explicit commitment to a particular set of standards is a useful way to encourage ownership of those values among its people. While the people at The AES Corporation acknowledge that they won't always live up to these standards, they believe that being held accountable to these shared values will help them behave more consistently with these principles.

     The AES Corporation makes an effort to support these principles in ways that acknowledge a strong corporate commitment and encourage people to act accordingly. For example, The AES Corporation conducts annual surveys, both company-wide and at each location, designed to measure how well its people are doing in supporting these principles -- through interactions within The AES Corporation and with people outside The AES Corporation. These surveys are perhaps most useful in revealing failures, and helping to deal with those failures. The AES Corporation's principles are relevant because they help explain how The AES Corporation people approach The AES Corporation's business. The AES Corporation seeks to adhere to these principles, not as a means to achieve economic success but because adherence is a worthwhile goal in and of itself.

     In order to create a fun working environment for its people and implement its strategy of operational excellence, The AES Corporation has adopted decentralized organizational principles and practices. For example, The AES Corporation works to minimize the number of supervisory layers in its organization. Most of The AES Corporation's plants operate without shift supervisors. The project subsidiaries are responsible for all major facility-specific business functions, including financing and capital expenditures. The AES Corporation's criteria for hiring new people include a person's willingness to accept responsibility and The AES Corporation's principles as well as a person's experience and expertise. The AES Corporation has generally organized itself into multi-skilled teams to develop projects, rather than forming "staff" groups (such as a human resources department or an engineering staff) to carry out specialized functions.

                                    BUSINESS

INDUSTRY OVERVIEW

     The United States electric industry, including companies engaged in providing generation, transmission, distribution, and ancillary services, has undergone significant change over the last several years, leading to significant deregulation and increased competition. The Federal Energy Regulatory Commission requires the owners and operators of electric transmission facilities to make those facilities available on a nondiscriminatory basis to all wholesale generators, sellers and buyers of electricity. In addition, there have been an increasing number of proposals throughout the United States to allow retail customers to choose their electricity suppliers, with incumbent utilities required to deliver that electricity over their transmission and distribution systems. Numerous electric utilities nationwide are in the process of divesting all or a portion of their electricity generating business or are expected to commence this process in the foreseeable future, as legislative and regulatory developments drive the industry to disaggregate.

     The restructuring of New York's vertically integrated utility industry began in May 1996 as a result of an order of the Public Service Commission of the State of New York requiring each investor owned utility to file a restructuring plan. The Public Service Commission order called for wholesale competition commencing in 1997, retail competition starting in 1998 and the creation of an independent system operator. In the order, the Public Service Commission expressed a preference for the divestiture of generation assets and indicated that it would allow utilities to recover prudent and verifiable stranded costs, which are costs that represent losses in the economic value of existing generation-related utility assets. Restructuring agreements for all of New York State's investor owned utilities have now been approved and are being implemented. Outside of New York City, customers will be able to choose their electricity providers by the end of 1999; in New York City, customers will be able to choose their electricity providers between 2001 and 2003. Most investor owned utilities are divesting their generating assets and becoming primarily distribution companies, resulting in fragmentation of ownership of New York State's generation assets.

     Pursuant to the approved restructurings, transmission lines will be controlled by an independent system operator and market prices for power will be set through one or more power exchanges. We anticipate that separate markets will develop for installed capacity, electric energy and ancillary services (including services which provide system reliability) and that prices will be determined competitively. As most New York State utilities have divested, or are expected to divest, some or all of their generating assets, power suppliers will need to purchase power from other generators. The transmission of electricity between regions is constrained by physical limits on transmission capacity and limits imposed by power pools to enhance reliability. Therefore, the purchasers of generating assets in any given region will have a competitive advantage in that region over generators not in the region. There is an existing natural market for the installed capacity and the electric energy of our electricity generating stations in Western New York, which includes the retail service territories of NYSEG, Niagara Mohawk Power Corporation and Rochester Gas & Electric Corporation. The existing transmission infrastructure also permits us to access neighboring markets, subject to constraints imposed by transmission capacity limitations and reliability considerations and subject to our obligation to offer to sell our electric energy in the New York power pool day-ahead energy market during the term of the capacity purchase agreement with NYSEG.

     As required by the Public Service Commission, NYSEG filed a restructuring plan in October 1997, which was approved, with minor modifications, by the Public Service Commission in January 1998. In accordance with the restructuring plan, NYSEG put its fossil fueled generating assets up for auction. In August 1998, it accepted two bids, first, from an affiliate of Edison Mission Energy for NYSEG's 50% interest in the Homer City Generating Station and, second, from The AES Corporation for the other fossil fueled generating assets.

     After the divestiture of its generating assets, NYSEG is still regulated as a transmission and distribution utility and continued to supply all required power to its service territory until August 1999, when full retail competition began. NYSEG is still the power supplier for those customers who did not actively choose a different power supplier. To fulfill its commitments to deliver this power, NYSEG will be required to obtain installed capacity commitments to satisfy the projected demand of its customers and to purchase electric energy in the open market or enter into bilateral power purchase agreements. The capacity purchase agreement that we have signed with NYSEG addresses NYSEG's need to obtain commitments of installed capacity through April 2001. See "BUSINESS -- THE ACQUISITION OF OUR ELECTRICITY GENERATING STATIONS -- ACQUISITION-RELATED CONTRACTS."

NEW YORK POWER POOL

     The New York power pool is an association of the investor owned utilities in the state, the New York Power Authority and the Long Island Power Authority. Historically, the New York power pool has operated a centrally dispatched pool to minimize member production costs and to maintain statewide reliability. It has also coordinated the operation of the bulk power transmission facilities in the state. The New York power pool system will transform into the new independent system operator system, which may be operational in the later part of 1999. The new independent system operator system envisions the establishment of three new entities, the independent system operator, the New York State Reliability Council and New York Power Exchange. The independent system operator will be a non-profit New York corporation under the Federal Energy Regulatory Commission's jurisdiction. It will be governed by a board of directors and three committees, the management committee, the operating committee, and the business issues committee, which are comprised of representatives from all market participants, including buyers of power, sellers of power, consumer groups and transmission owners. The New York State Reliability Council will have the primary responsibility to preserve the reliability of electricity service on the bulk power system within New York State and will set the reliability standards to be used by the independent system operator. The New York Power Exchange will be one of many possible power exchanges in New York State which will be formed to facilitate competition in the power markets, and to operate the actual day-ahead and real-time markets for installed capacity, energy and ancillary services.

     The new independent system operator system is not yet in operation and the proposed rules for operation of the independent system operator system may change before the system begins operation. The rules may also change after the system is operational based on recommendations by the committees to the board of directors. We have entered into an interim arrangement with NYSEG to sell energy into the New York power pool until the independent system operator system begins operating. See "-- OUR PLAN AND STRATEGY -- INTERIM AGREEMENT."

     The New York power pool member systems serve over 99% of New York State's electric power requirements. In addition, over 5,000MW of capacity is owned by non-utility generators, who sell the bulk of their output to the investor-owned utilities under long-term contracts. The New York power pool is interconnected with New England power pool to the northeast, Hydro Quebec and Ontario Hydro to the north, and Pennsylvania-New Jersey-Maryland power pool to the south.

     Transmission System Market. Transmission access will be available to all market participants on a comparable and non-discriminatory basis. The party transmitting electric energy will pay the independent system operator a transmission service charge to cover the revenue requirements of the transmission owner. In addition to the transmission service charges, electric energy under a bilateral contract will be subject to a congestion charge. The congestion charge will reflect the differences between the marginal power price at the source and destination on the transmission system. Parties can hedge their exposure to congestion charges through transmission congestion contracts which will be auctioned biannually.

     New York Power Pool Wholesale Market. Electric energy generators will sell electric energy, installed capacity and ancillary services at the wholesale level to regulated distribution utilities, municipalities and energy supply companies. Electric energy generators may also sell electric energy, installed capacity and ancillary services in the centralized wholesale market coordinated by the independent system operator. Competition in wholesale and retail markets will lead to unbundling of and distinct markets for electric energy, installed capacity and ancillary services.

     Electric Energy Markets. Any generator in the state can sell its output of electric energy to any wholesale customer statewide including utilities, municipalities, and energy supply companies. Generators can sell electric energy under bilateral contracts, with pricing and other provisions determined by two-party negotiation, or they can bid into either or both of two centralized markets for electric energy, a day-ahead market, or a real-time market which is intended primarily to ensure that actual loads and resources match up. The system pricing will be based upon market clearing price, which is the price at which sufficient electric energy will be supplied to satisfy all demand for which bids have been submitted. If a generator's bid is equal to or less than the market clearing price, the generator will be paid the market clearing price, rather than its bid price, at the point it supplies electric energy to the system and the purchaser will pay the market clearing price at the point it receives electric energy from the system.

     Installed Capacity Market. An installed capacity market will be established to ensure there is enough generation capacity to meet retail demand and ancillary service requirements. Any load serving entity, i.e., an entity selling electric energy to consumers of electric energy, including regulated distribution utilities, municipalities and energy supply companies, will be required to procure capacity commitments sufficient to meet its capacity requirements for the next year based on its forecasted annual peak load plus a reserve requirement. Initially, each load serving entity will be required to purchase installed capacity commitments equal to 118% of its forecasted annual peak load (which translates into a 22% control area reserve margin). The load serving entity can secure these capacity commitments through a bilateral contract or through installed capacity auctions. Any capacity commitment which is not procured locally would need to satisfy the requirement that, as an import, it will not violate transmission constraints. Any load serving entity that fails to satisfy its installed capacity requirements will be subject to a deficiency payment of $52.50 per KW-year in the first year escalating to $62.50 per KW-year in the third year, which is well above forecasted capacity prices. The deficiency payments are higher for New York City and Long Island.

     Suppliers of installed capacity will not be required to supply the associated electric energy to the load serving entity with whom they have a contract to provide installed capacity. However, if the load serving entity does not purchase electric energy from its installed capacity supplier, the installed capacity supplier would be required to submit a bid to sell its electric energy into the day-ahead electric energy market. If the installed capacity supplier is not selected in the day-ahead electric energy market, the installed capacity supplier, for the next day, will be free either to bid in the real-time market or to sell electric energy to any customer, including out-of-state customers.

     Ancillary Services Market. The independent system operator will procure various ancillary services required for reliability from generators as needed. Services to be procured on a market basis include operating reserves and regulation and frequency support. Generators will be compensated for other services, including voltage support and black start capability, on a cost basis.

     Generation. The existing generation mix in New York is fairly diverse. Nuclear and coal facilities make up only 28% of the installed capacity. Non-utility generators, which are predominantly gas-fired, form another 15% of installed capacity. The remaining 57% of installed capacity, comprised of oil, gas and seasonal hydro plants, is considered to be economically viable at times of peak demand. Even though the nuclear and coal facilities comprise 28% of the installed capacity, they produced 38% of the electric energy in 1997.

 NET CAPACITY BY FUEL TYPE IN
        NEW YORK (1997)
 ----------------------------
Oil/Dual -- fuel...............   41%
NUGs...........................   15%
Coal...........................   14%
Nuclear........................   14%
Conventional Hydro.............   12%
Pumped Storage Hydro...........    3%
Natural Gas....................    1%
                                 ---
                                 100%

NET GENERATION BY FUEL TYPE IN
        NEW YORK (1997)
------------------------------
NUGs...........................   23%
Nuclear........................   20%
Conventional Hydro.............   19%
Coal...........................   18%
Natural Gas....................   13%
Oil............................    6%
Pumped Storage Hydro...........    1%
                                 ---
                                 100%

---------------
Source: New York power pool, Load and Capacity Data 1998.

     Regions. New York State has regional transmission constraints which divide the state's power market into distinct regions. The most significant transmission constraints impede the transmission of electricity going west to east. As a result, the most significant regional differences in the power market are between the western and eastern regions. The eastern region includes the service areas of the Long Island Power Authority, Key Span Energy Corporation, Consolidated Edison Company of New York, Inc., Orange & Rockland Utilities, Inc. and Central Hudson Gas & Electric Corporation. The western region includes service areas of Niagara Mohawk Power Corporation, Rochester Gas & Electric Corporation, the New York Power Authority and most of NYSEG.

     The western region is dominated by low cost nuclear and coal and hydro facilities which, together with non-utility generators that must be permitted to run under their power purchase agreements with local utilities, form 83% of installed capacity. The eastern region has a predominance of facilities which are economically viable only at periods of peak demand, which form 80% of its installed capacity. Even though the western region has only 40% of the New York power market's generation capacity, power normally flows from the west into the east. The flow of power from the lower priced western region to the higher priced eastern region is limited to approximately 5,000MW by transmission limits and reliability considerations. When this limit is reached, higher cost units in the New York City area are directed to run even when lower cost units in the western region are available.

     Demand. In 1997, the New York power pool summer peak was 28,700MW and electric energy demand totaled 148,882GWh. The statewide peak grew by an average of 2.8% per year from 1992 to 1997, while electric energy demand grew by an average of 0.8% annually during that same period. Current New York power pool forecasts call for a continued capacity surplus until 2003, at which point new capacity will be required in order to maintain system reserve margin requirements. PG&E Generating and Sithe Energies, Inc. have recently announced new projects that, if completed, will extend the forecasted capacity surplus beyond 2008.

     Interconnection. Western and central New York are relatively unattractive markets for the transmission of imported power due to the low generation costs of existing facilities and low on-peak electric energy prices relative to the area's adjacent markets, the New England power pool, the Pennsylvania-New Jersey-Maryland power pool and eastern New York. On the export side, the New England power pool and the Pennsylvania-New Jersey-Maryland power pool forecast higher demand growth for their markets. Furthermore, the existing transmission infrastructure permits us to access these neighboring markets, subject to constraints imposed by capacity limitations and reliability considerations and subject to our obligation to offer to sell our electric energy in the New York power pool day-ahead electric energy market during the term of the capacity purchase agreement with NYSEG in accordance with the rules of the New York power pool.

     The Pennsylvania-New Jersey-Maryland power pool is a market characterized by high price volatility where peak hour pricing is set by inefficient diesel-fired facilities. The Pennsylvania-New Jersey-Maryland power pool forecasts peak demand to grow 1.0% per year over the next ten years and projects that a capacity shortage will occur by 2000. The New England power pool, where energy prices are among the highest in the U.S., relies heavily on relatively inefficient oil and gas-fueled steam power plants. The New England power pool is currently experiencing capacity shortfalls primarily due to nuclear outages and retirements. New capacity is required in the New England power pool to meet increasing demand, which may increase installed capacity prices in the near term. The New York power pool has transfer capacity to the New England power pool of 1,675MW through two 345KV interconnections and transfer capacity to the Pennsylvania-New Jersey-Maryland power pool of 725MW.

[POWER POOL MAP]

OUR PLAN AND STRATEGY

  Introduction

     Consistent with the corporate philosophy of The AES Corporation, our strategy for the long-term profitable operation of our electricity generating stations is to continue to operate the stations in a low cost, environmentally responsible way. We expect to reduce these stations' current operating costs by implementing the decentralized operating philosophy of The AES Corporation.

     In general, we plan to sell the electric energy generated by our electricity generating stations directly into the spot market. We entered into a two-year agreement for energy marketing services with Merchant Energy Group of the Americas, Inc. ("MEGA"), an Annapolis, Maryland-based subsidiary of Gener S.A., a Chilean independent power producer listed on the New York Stock Exchange. MEGA will be responsible for marketing our electric energy, installed capacity and ancillary services in the deregulated New York power market. We entered into the capacity purchase agreement with NYSEG pursuant to which we agreed to make the installed capacity of our electricity generating stations available to NYSEG for $68 per MW-day through April 2001. The capacity purchase agreement permits us to sell our electric energy and ancillary services to NYSEG or any other purchaser. During the term of the capacity purchase agreement, the rules of the New York power pool will require us to offer to sell our electric energy in the New York power pool day-ahead energy market. It is possible that we will enter into additional bilateral sales contracts for installed capacity or electric energy from our electricity generating stations in the future. We expect that strategic opportunities to enter into long-term contracts will occur over the next few years as New York electric utilities complete their divestiture programs and any transitional capacity and energy sales contracts they may sign at the time of divestiture expire, and full retail competition for electric energy develops.

     We believe that we have a number of advantages that will help us implement this strategy. First, our ultimate parent, The AES Corporation, has several plants in the northeast region that are currently operating, under construction, or in advanced stages of development. These assets give The AES Corporation familiarity with the operating environment in the region and offer possibilities for achieving economies of scale, particularly with respect to coal purchases. Second, our electricity generating stations utilize coal as their primary fuel. The real price of coal has declined historically and we expect that trend to continue. This may allow us to offer fixed price electric energy contracts that are responsive to our customers' desire to insulate themselves from potential volatility in the electric energy spot market. Once a contract for electric energy is secured, we may attempt to hedge these contracts with matching coal contracts. Third, The AES Corporation has acquired older plants throughout the world and has been able to operate them efficiently, reliably and in a cost effective manner. The AES Corporation also has made capital investments in older plants to extend the operational lives of the plants.

     For example, AES Beaver Valley in Pennsylvania was approximately 50 years old when The AES Corporation acquired it in August 1985, and its 1998 availability was 95%. In Argentina, The AES Corporation acquired Central Termica San Nicolas, an older facility operating at approximately 60% availability that The AES Corporation operated at 72% availability in 1998. In Hungary, The AES Corporation acquired Borsod, Tiszapalkonya, and Tisza 2, three plants that The AES Corporation operated at availability factors between 86% and 100% in 1998, which represent significant increases over previous levels. The AES Corporation managed each of these improvements with existing unionized labor forces using its decentralized operating philosophy.

  Electricity Marketing Plan

     Competitive markets for electric energy, installed capacity and various ancillary services in the New York power market will allow us to enter into both bilateral and bid-based energy transactions. Additionally, New York is pursuing a statewide retail access schedule that is among the most aggressive in the country. New York power markets currently operate near capacity and the New York power pool projects a capacity deficit for New York beginning in 2003. Central and western New York is a source of low-cost generation, giving us potential to export electric energy to neighboring power pools with higher costs and prices. These opportunities are subject to constraints imposed by transmission capacity limitations and reliability considerations and subject to our obligation to offer to sell our electric energy in the New York power pool day-ahead electric energy market during the term of the capacity purchase agreement with NYSEG in accordance with the rules of the New York power pool. The New York power pool is interconnected with the higher cost neighboring regions, the New England power pool and the Pennsylvania-New Jersey-Maryland power pool. The projected low and stable production costs of our electric energy should provide us with an attractive competitive position in a dynamic and increasingly volatile environment.

     We entered into a Capacity, Energy and Ancillary Services Agreement, dated as of April 9, 1999, with MEGA. Under this agreement, we gave MEGA exclusive rights to market our electricity generating stations' available electric energy, installed capacity and ancillary services through direct pool transactions with the New York power pool, indirect pool transactions as a satellite New York power pool member through NYSEG, bilateral transactions and other physical and financial transactions. MEGA will have full authority to manage marketing, trading and hedging activities with respect to the available electric energy, installed capacity and ancillary services of our electricity generating stations, except to the extent that MEGA's authority is limited by risk policies and procedures specified in the agreement. The risk policies and procedures stipulate the commodities MEGA is authorized to trade, the volume limits of MEGA's authority, limits on the length of contracts MEGA is authorized to enter into and stop-loss and aggregate exposure limits. We may change the risk policies and procedures at any time. The risk policies and procedures are administered by a committee made up of two representatives of each of us and MEGA.

     The agreement with MEGA provides that MEGA will remit to us the sum of all revenues received minus MEGA's costs in connection with sales of our electricity generating stations' available electric energy, installed capacity and ancillary services, provided these costs are incurred in accordance with practices generally followed by the electric utility industry. We will pay MEGA $88,500 per month in advance for services provided under the agreement. In addition, we will compensate MEGA for any transaction extending one year beyond the term of the agreement as negotiated on a case by case basis up to a maximum of 5% of the gross margin of the transaction. MEGA's minimum compensation for all of the transactions extending one year beyond the term of the agreement in the aggregate is $0.10/MWh, provided that the minimum compensation cannot exceed the lesser of (a) $2,500,000 or (b) $125,000 multiplied by the total number of months the agreement remains in effect, provided the agreement remains in effect for at least 12 months. MEGA also is obligated to provide space and training for two of our employees in MEGA's office. The financial obligations of MEGA under the agreement are guaranteed by its parent company, Gener S.A.

     The initial term of the agreement with MEGA ends on March 31, 2001. Beginning August 1, 1999, we may terminate the agreement upon 90 days written notice to MEGA and, beginning August 1, 2000, MEGA may terminate the agreement upon 120 days written notice to us. After the initial term, the agreement will be extended automatically each year until terminated in accordance with these notice requirements.

     We decided to arrange for marketing of electricity in the near term through our agreement with MEGA rather than to create our own marketing infrastructure. As our personnel gain expertise in this process or as we enter into longer term bilateral markets for electric energy, this function may be managed increasingly by our personnel.

     Energy Revenues. We plan to sell directly into the spot market and will focus on operating our electricity generating stations at high volume on a cost-effective basis. It is possible that on occasion we will enter into bilateral sales contracts for our electricity generating stations' electric energy in the future.

     Our electricity generating stations' revenues may increase over time if we are able to gain access to export markets. Historically, NYSEG has successfully exported to the Pennsylvania-New Jersey-Maryland power pool at a premium over western New York prices. During the term of the capacity purchase agreement with NYSEG, the rules of the New York power pool will require us to offer to sell our electric energy in the New York power pool day-ahead electric energy market. We will be permitted to sell electric energy into other pools only when the electricity is not needed in the New York power pool.

     Installed Capacity Revenues. The long-term value of installed capacity is based on the long run marginal costs of new entrants net of the potential energy revenues earned by these new entrants. However, over the short term, installed capacity value is based on the minimal fixed costs required to keep marginal plant in service to meet system reliability. London Economics used this approach in their analysis of the New York installed capacity market. Their analysis shows that a capacity payment is necessary to maintain the financial viability of sufficient capacity to meet system reserve margins. They estimate the payment to maintain the availability of marginal producers to be approximately $27 per KW-year in the short term, moving to $59 per KW-year over the long term. See "APPENDIX B -- INDEPENDENT MARKET CONSULTANT'S REPORT."

     For reliability reasons, the New York power pool will require that electricity generators that sell installed capacity into that pool must make their electric energy available in the event of a system emergency. This prevents generators from entering into firm contracts to sell electric energy into one pool and installed capacity into another. Thus, we must make our choice of market for installed capacity sales in conjunction with expected electric energy sales. We will be monitoring installed capacity and electric energy prices in the New York power pool and surrounding markets in the normal course of conducting business. Depending on the evolution of installed capacity and electric energy pricing over the next several years, following expiration of the capacity purchase agreement with NYSEG, we may choose to:

     - Lock in pricing by signing a long-term follow-on agreement for installed capacity with NYSEG or another load serving entity in the New York power pool or a surrounding pool.

     - Hedge installed capacity prices by negotiating collars with NYSEG or another load serving entity in the New York power pool or a surrounding pool. A collar is an agreement with a counterparty that would permit us to put installed capacity to the counterparty at an agreed price and that would permit the counterparty to call our installed capacity at an agreed price.

     - Arrange some short-term installed capacity sales in the New York power pool or a surrounding pool.

  Interim Agreement

     We entered into a Scheduling and Settlement Agreement with NYSEG which provides for the sale of electric energy by us into the New York power pool during the period prior to full implementation of the New York independent system operator system. Under this agreement, NYSEG will act as our agent and arrange for the sale and purchase of our electric energy or installed capacity in the New York power pool. We paid NYSEG a one-time fee of $15,000 for providing billing and energy control services during the term of this agreement. We will be responsible for the performance of our electricity generating stations. If NYSEG is required to pay a performance penalty by the New York power pool, we will cover the cost. If NYSEG receives a performance bonus, NYSEG will pass the bonus on to us. This agreement will terminate upon the earlier to occur of (i) the mutual agreement of the parties, (ii) six months of operation of the real-time electric energy market in the New York power pool or (iii) our being able to schedule and settle energy sales directly with the New York power pool or the New York independent system operator system.

  Fuel Supply Strategy

     We believe we have significant competitive advantages in relation to our coal supply that will help us maintain low operating costs relative to our competitors. Our electricity generating stations are located in close proximity to important coal producers. In addition, both the Kintigh Generating Station and the Milliken Generating Station are equipped with flue gas desulfurization systems which allow the plant to burn less expensive medium- and high-sulfur coal while staying within SO(2) emission regulation requirements. We and The AES Corporation's facilities in the adjacent New England power pool and Pennsylvania-New Jersey-Maryland power pool may have opportunities to pool our buying power when negotiating prices and terms with coal suppliers. We are projecting total coal usage of approximately 3.5 million tons per year.

     Coal mines in the Pittsburgh Seam coal formation near our electricity generating stations include some of the lowest cost coal supply sources producing at volume. Although more expensive low-sulfur coals are available for units without flue gas desulfurization systems, the high sulfur content of the coals from the Pittsburgh Seam have historically made coal-fired generating stations equipped with flue gas desulfurization systems the primary market for Pittsburgh Seam producers. Since both the Kintigh Generating Station and the Milliken Generating Station have installed flue gas desulfurization systems and are capable of burning higher sulfur coals, we expect to maintain a fuel cost advantage over competitors without flue gas desulfurization systems. John T. Boyd Company, Independent Coal Market Consultant, has prepared a Pittsburgh Seam Market Study. The Pittsburgh Seam Market Study evaluates the regional market for coal, including supply sources, availability, demand and the impacts of environmental regulations and is set forth in Appendix C hereto.

     Approximately 100% of the Kintigh Generating Station's and approximately 70% of the Milliken Generating Station's coal requirements initially will be supplied under a contract with Consolidation Coal Company ("Consol"), under which Consol will provide coal at least through 2002. In the year 2000, the average price at which Consol will provide us coal is estimated by us to be $22.57 per ton. Thereafter, we and Consol will periodically attempt to negotiate the price of the separate lots of coal delivered under the contract. See "-- THE ACQUISITION OF OUR ELECTRICITY GENERATING STATIONS -- ACQUISITION-RELATED CONTRACTS -- COAL SALES AGREEMENT." Additionally, the Greenidge Generating Station and the Goudey Generating Station have or are in the process of negotiating short-term, fixed-price coal supply agreements expiring at the end of 2000 and thereafter we expect that the Greenidge Generating Station and the Goudey Generating Station will rely on spot market purchases of medium-sulfur coal. It is possible that our electric energy revenues may not keep pace with our coal costs if market prices for purchases of fuel escalate more rapidly than market prices for sales of electric energy and energy-related products.

     Each of our electricity generating stations typically receives coal through conventional rail delivery. The Kintigh Generating Station is served by Somerset Railroad, a single track railroad owned by a wholly-owned subsidiary of The AES Corporation that delivers coal from a rail junction located in Lockport, New York. The rail cars of Somerset Railroad are used to transport coal to the Milliken Generating Station over tracks owned by another railroad. In addition, the Milliken Generating Station can receive coal delivery via truck and barge.

  Operations and Maintenance Plan

     Consistent with the philosophy of The AES Corporation regarding other affiliates and subsidiaries, we will be a decentralized organization with few organizational layers. To the extent permitted by the agreements relating to the lease of the Kintigh Generating Station and the Milliken Generating Station and by prudent utility practice, we entered into an operations and maintenance contract for each electricity generating station with a different wholly owned subsidiary. The purpose of this arrangement is to create an organizational structure that reflects the decentralized philosophy of The AES Corporation. Decision making will, as much as possible, be vested at the individual plant level, as will accountability for meeting financial, plant performance and other objectives. In the experience of The AES Corporation, this approach increases the motivation of employees to maximize revenues, to minimize overall facility production costs and to manage risks effectively.

     We implemented a life extension program at our electricity generating stations. Stone & Webster, as Independent Engineer, prepared an independent life extension study to compare against our life extension program. The two budgets were within approximately 10% of each other for the 38 years of projections. Stone & Webster therefore concluded that the life extension program prepared by us is adequate and reasonable.

     Operations and maintenance of the electricity generating stations as well as fuel procurement and environmental compliance will be managed internally.

     In general, the specific market for each unit's output will drive our view on operations and maintenance expense at the individual units. Subject to the requirements of the agreements relating to the lease of the Kintigh Generating Station and the Milliken Generating Station, plant managers and team leaders at each plant will respond to market signals in determining appropriate levels of plant spending in order to maintain and enhance plant profitability.

     At the Kintigh Generating Station, the installation of a $31 million selective catalytic reduction system, with Babcock & Wilcox as the turnkey contractor and Hitachi as the supplier of the catalyst, was completed in June 1999. See "-- THE KINTIGH ELECTRICITY GENERATING STATION -- ENVIRONMENTAL." In addition, we completed a turbine overhaul at the Kintigh Generating Station in June 1999.

     At the Milliken Generating Station, we are currently planning major maintenance outages for Unit 2 in 2002 and Unit 1 in 2003. As at the Kintigh Generating Station, the efforts are designed to protect and improve the station's reliability and efficiency. We may also install a selective catalytic reduction system at the Milliken Generating Station to comply with the likely more stringent Phase III NO(X) regulations, which will take effect in May 2003. We will also consider lower cost alternative compliance strategies such as the addition of a selective non-catalytic reduction system. See
"REGULATION -- ENVIRONMENTAL REGULATORY MATTERS."

     At the Goudey Generating Station and the Greenidge Generating Station, we believe that our planned maintenance budgets are sufficient to extend the current availability performance of the units. We may repower or pursue other development options at these electric generating stations.

  Environmental Compliance

     Our electricity generating stations are designed and operated in substantial compliance with currently applicable environmental laws and regulations of the United States Environmental Protection Agency and the New York State Department of Environmental Protection. We are in the process of completing the transfer of all of the applicable environmental permits for our electricity generating stations, which we expect to conclude in a timely manner. See "REGULATION -- ENVIRONMENTAL REGULATORY MATTERS."

THE ELECTRICITY GENERATING STATIONS

     We believe that our two principal coal-fired electricity generating stations, the Kintigh Generating Station and the Milliken Generating Station, are operated currently at or near operating costs at which they can be run economically even at times of minimum demand for electric energy, and we expect them to be fully directed to generate when available in the soon to be deregulated and competitive New York power market. As a means of further enhancing the competitive position of our electricity generating stations in the New York power market, we expect to use expertise gained by The AES Corporation as a major operator of coal-fired facilities on a worldwide basis. We also intend to make appropriate investments of capital to maintain our electricity generating stations and to extend their service lives. The Kintigh, Milliken, Goudey and Greenidge Generating Stations have an aggregate net generating capacity of 1,268 MW. They are low cost facilities (weighted average (based on capacity) 1998 production costs were $17.03/MW) with high availability (weighted average (based on capacity) 1998 equivalent availability was 92.1%).

THE KINTIGH ELECTRICITY GENERATING STATION

  Overview

     The Kintigh Generating Station is the largest and newest of our electricity generating stations and is located northeast of Niagara Falls, alongside the southern shore of Lake Ontario near Barker, New York. There is a single operating unit at the Kintigh Generating Station, which began generating electricity in 1984. The maximum net generating capacity of the Kintigh Generating Station is 675MW. The Kintigh Generating Station is comprised of a steam turbine generator manufactured by General Electric and is supplied steam from a Babcock & Wilcox balanced draft, drum-type, pulverized coal-fired steam generator. The Kintigh Generating Station presently occupies a site of approximately 1,722 acres, of which approximately 1,062 acres are used for plant operations.

     The Kintigh Generating Station currently operates at operating costs at which it can be run economically even at times of minimum demand for electric energy. The Kintigh Generating Station also is capable of burning low cost medium- and high-sulfur coal as a result of being equipped with a flue gas desulfurization system. When the Kintigh Generating Station is not being dispatched at maximum load, its periodic load can be varied to both meet system load demand and provide transmission system support and the plant can provide both spinning and 10 minute operating reserves. In 1998, the Kintigh Generating Station produced 4,920GWh of net generation, accounting for over half of NYSEG's total annual New York-based production.

     Major plant systems are oversized and the plant's design contains substantial operating redundancy allowing certain equipment to be bypassed in the event of failure. Additionally, the Kintigh Generating Station benefited from NYSEG's historic policy to emphasize maintenance and invest in new equipment. Finally, the Kintigh Generating Station maintains a good inventory of spare parts, including large components such as spare motors for major pumps and fans, and spare rotors for its large axial fans.

     The Kintigh Generating Station is one of the two newest utility coal-fired electricity generating stations in the northeast and the newest in the New York power pool. The Kintigh Generating Station is the most significant generating facility among our electricity generating stations, accounting for approximately 55.5% of the 1998 aggregate net generation of our electricity generating stations.

     The turbine generator at the Kintigh Generating Station developed an unusual vibration following a maintenance outage conducted by NYSEG in September 1998, although the unit was operating at full load at the time the Kintigh Generating Station was acquired from NYSEG. We performed maintenance during the previously scheduled major turbine overhaul in May and June 1999.

     We and NYSEG entered into an agreement pursuant to which NYSEG agreed to bear the costs of repair and to reimburse us for a defined measure of lost net revenues resulting from any lost production caused by the vibration condition resulting from anything other than "normal wear and tear." NYSEG has asserted that the only problems with the turbine generator were due to normal wear and tear and is currently contesting its responsibility for the cost of approximately $1.3 million of costs that we incurred.

  Performance

     Because of its design and experienced workforce, the Kintigh Generating Station has been a reliable generator of electricity. During the eleven years ended in 1998 (excluding 1990 when major maintenance was performed), the station's average equivalent availability was 95.7%. An aggressive monitoring program has resulted in low lifetime outages, as potential problems are detected well before they pose a serious threat to operations. In 1996, the station achieved 100% equivalent availability and ran 9,191 consecutive hours through the 13 months ending January 17, 1997. Since 1989, the station has experienced only 59 days of forced outage. Nearly all of the causes of these forced outages were detected in advance and were addressed during low revenue weekend periods.

     The Kintigh Generating Station is one of the lowest cost coal-fired electricity producers in the northeastern United States. In data compiled by London Economics, the Kintigh Generating Station's weighted average total production costs during the five-year period from 1993-1997 were the seventh lowest out of 48 utility coal plants in the northeast. During the five-year period ended in 1998, the Kintigh Generating Station's annual production costs have ranged between $15.73 per MWh and $17.02 per MWh and have averaged $16.40 per MWh. We believe that the Kintigh Generating Station currently is among the most efficient plants (as measured by heat rate) in the country equipped with a flue gas desulfurization system. In the New York power pool, only the Milliken Generating Station and the Kintigh Generating Station have flue gas desulfurization systems. As such, the Kintigh Generating Station is expected to improve its ranking over the next five years as facilities without flue gas desulfurization systems incur required compliance costs for new SO(2) emissions regulation.

     A summary of the Kintigh Generating Station's recent performance is included below:

                                          KINTIGH PERFORMANCE SUMMARY
                                               EQUIVALENT
                                    NET       AVAILABILITY   NET CAPACITY     FORCED         NET      PRODUCTION
                                 GENERATION      FACTOR         FACTOR      OUTAGE RATE   HEAT RATE     COSTS
YEAR                               (GWH)          (%)            (%)            (%)       (BTU/KWH)   ($/MWH)(1)
----                             ----------   ------------   ------------   -----------   ---------   ----------
1998...........................    4,920          94.8           83.3           3.5         9,266       16.55
1997...........................    4,479          93.3           75.8           2.1         9,464       17.02
1996...........................    4,456         100.0           75.2           0.0         9,426       16.19
1995...........................    4,573          92.2           77.3           4.1         9,312       16.52
1994...........................    5,109          98.5           86.4           1.4         9,262       15.73
1993...........................    5,131          95.6           86.1           0.7         9,254       16.51
1992...........................    5,386          96.5           89.0           0.4         9,222       17.21

---------------
(1) The components of production costs are: operations, maintenance, fuel and flue gas desulfurization system plant expenses.

Source: NYSEG 1997 Power Plant Performance Report for 1992 to 1997; NYSEG personnel for 1998.

  Capital Expenditures

     NYSEG spent over $20 million at the Kintigh Generating Station over the last ten years on plant betterment and environmental improvement projects. These improvements include a mix zone duct relining of its flue gas desulfurization system, a landfill liner extension, a fly ash silo addition and a plant monitoring computer network.

     During May and June of 1999, Babcock & Wilcox installed a selective catalytic reduction system to reduce NO(x) emissions at a turnkey cost of $31 million. While the facility was shut down from May 1999 through June 1999 for the installation of the selective catalytic reduction system, we performed $11 million of major improvements, including an overhaul of the turbine generator and replacement of the leading boiler elements of the reheat and superheat sections.

  Employees

     As of July 1999, we employed 150 people at the Kintigh Generating Station, of which 32 were salaried and 118 were paid hourly. All hourly employees are represented by The International Brotherhood of

Electrical Workers ("IBEW"). Key personnel have worked at the plant since its startup in 1983 and many of those individuals have held multiple positions during their tenure. The Kintigh Generating Station employees have an average of 15 years of service. In order to maintain continuity in the Kintigh Generating Station's operations, we retained a substantial majority of the existing NYSEG workforce at the Kintigh Generating Station.

  Environmental

     The Kintigh Generating Station is one of the cleanest coal-fired electricity producers in its market and was the first unit in New York to be fitted with flue gas desulfurization technology. The Kintigh Generating Station's flue gas desulfurization system presently operates at less than 85% SO(2) reduction. The plant has the potential to consume significantly fewer SO(2) allowances with minimal additional costs by operating the flue gas desulfurization system at greater than 90% reduction.

     The Kintigh Generating Station's selective catalytic reduction system began operation in June 1999. The selective catalytic reduction system will generate excess NO(X) allowances that we believe we will be able to sell or to transfer to our other electricity generating stations to allow all of our electricity generating stations to operate at planned capacity factors under more restrictive regulations governing NO(X) emissions in the May-September ozone season that took effect in May 1999.

     The selective catalytic reduction system will work in conjunction with existing NO(X) control equipment and procedures at the Kintigh Generating Station. Originally, the plant was designed with low NO(X) burners. In response to 1995 requirements for ozone season compliance, various methods to improve the combustion NO(X) control capability beyond the original burner design were implemented. We anticipate that the combination of these NO(X) mitigation measures will result in a NO(X) rate of 0.04 lbs. per MMBtu, which is significantly below all current permit levels. In addition, this low emission rate will play an important role in bringing the overall average NO(X) emissions rate from the former NYSEG plants below the rate required under the NO(X) averaging plan approved by the New York Department of Environmental Conservation.

     The Kintigh Generating Station's additional environmental features include electrostatic precipitators, a completely lined coal handling facility and a continuous emissions monitoring system.

  Transmission

     The Kintigh Generating Station is interconnected to the New York power pool bulk transmission system via two 345KV transmission lines.

THE MILLIKEN FACILITY

  Overview

     The Milliken Generating Station is located alongside the east shore of Cayuga Lake, near the town of Lansing, New York. There are two operating units at the Milliken Generating Station, Unit 1 and Unit 2, which began generating electricity in 1955 and 1958, respectively. The maximum net generating capacity of both units is 306MW in aggregate.

     Milliken Unit 1 currently has a net generating capacity of 150MW. It is comprised of a steam turbine generator manufactured by Westinghouse Electric. It is supplied steam from a Combustion Engineering balanced draft, drum-type, pulverized coal steam generator with reheat steam capability. Unit 2 currently has a net generating capacity of 156MW. It utilizes a steam turbine generator manufactured by General Electric and is supplied steam from the same type of boiler as Unit 1.

     The Milliken Generating Station historically has been operated at operating costs at which it can be run economically even at times of minimum demand for electric energy. The Milliken Generating Station also is capable of burning low cost medium- and high-sulfur coal as a result of being equipped with a flue gas desulfurization system. When the Milliken Generating Station is not being dispatched at maximum load, its periodic load can be varied to meet both system load demand and provide transmission system support, and the plant can provide both spinning and 10 minute operating reserves. The plant is also equipped with Automatic Generation Controls enabling it to provide regulation, frequency support, and, due to the existence of backup diesel generators, black start capability. In 1998, the Milliken Generating Station produced 2,223GWh of net generation, accounting for approximately one-fourth of NYSEG's total annual New York-based production.

  Performance

     The Milliken Generating Station's two units have a history of reliable performance. Except for 1993 and 1995 when substantial capital improvements were undertaken, Unit 1 has an eleven-year (period ending 1998) average equivalent availability factor of 92.4%. During this period, excluding 1988 and 1994 when major capital projects were performed, Unit 2 had an average equivalent availability factor of 92.0%.

     In data compiled by London Economics for the five-year period from 1993 to 1997, Milliken's total production costs were the tenth lowest overall out of 48 utility coal plants in the northeast and were the third lowest in the New York power pool. For the five-year period ended in 1998, the Milliken Generating Station's annual production costs have ranged between $16.82 per MWh and $17.73 per MWh and have averaged $17.31 per MWh.

     A summary of the Milliken Generating Station units' recent performance is included below:

                MILLIKEN GENERATING STATION PERFORMANCE SUMMARY

                                        UNIT 1
--------------------------------------------------------------------------------------
                     EQUIVALENT
          NET       AVAILABILITY   NET CAPACITY     FORCED         NET      PRODUCTION
       GENERATION      FACTOR         FACTOR      OUTAGE RATE   HEAT RATE     COSTS
YEAR     (GWH)          (%)            (%)            (%)       (BTU/KWH)   ($/MWH)(1)
----   ----------   ------------   ------------   -----------   ---------   ----------
1998     1,205          91.9           84.6           0.0         9,805       16.82
1997     1,010          91.1           77.3           1.4         9,707       17.24
1996       931          90.8           71.7           2.8         9,706       17.35
1995       927          80.8           69.3           0.9         9,709       17.73
1994     1,187          95.5           86.3           1.5         9,318       17.40
1993       769          61.3           55.9           3.5         9,381       19.32(2)
1992     1,188          93.8           86.2           0.0         9,429       16.20

                                        UNIT 2
--------------------------------------------------------------------------------------
                     EQUIVALENT
          NET       AVAILABILITY   NET CAPACITY     FORCED         NET      PRODUCTION
       GENERATION      FACTOR         FACTOR      OUTAGE RATE   HEAT RATE     COSTS
YEAR     (GWH)          (%)            (%)            (%)       (BTU/KWH)   ($/MWH)(1)
----   ----------   ------------   ------------   -----------   ---------   ----------
1998     1,194          88.0           83.5           0.9         9,716       16.82
1997     1,068          91.2           78.6           0.9         9,636       17.24
1996       994          92.8           75.4           1.8         9,779       17.35
1995     1,060          90.2           78.2           6.9         9,644       17.73
1994       600          49.3           42.6           1.6         9,470       17.40
1993     1,144          93.4           81.1           0.5         9,485       19.32(2)
1992     1,153          92.6           81.5           0.8         9,381       16.20

---------------
(1) Production costs are average costs for both Unit 1 and Unit 2. The components of production costs are: operations, maintenance, fuel and flue gas desulfurization system.

(2) The higher cost of production in 1993 ($19.32 per MWh) was the result of higher maintenance charges due to major plant overhauls which occurred during the year.

Source: NYSEG 1997 Power Plant Performance Report for 1992 to 1997; NYSEG personnel for 1998.

  Capital Expenditures

     At the Milliken Generating Station, NYSEG spent approximately $100 million over the last ten years on plant betterment and approximately $100 million on environmental improvement projects. In 1995, the Milliken Generating Station was retrofitted with an advanced flue gas desulfurization system. Other major expenditures include a low NO(X) burner system, improvements to various systems including fuel delivery, demineralization, coal pile leachate and treatment, an all new electrical system, retubing of the condenser, precipitator modernization and a new control system.

  Employees

     As of July 1999, we employed 88 people at the Milliken Generating Station, of which 17 were salaried and 71 were paid hourly. All hourly employees are represented by the IBEW. Milliken Generating Station employees have an average of 17 years of service. In order to maintain continuity in the Milliken Generating Station's operations, we retained a substantial majority of the existing NYSEG workforce at the Milliken Generating Station.

  Environmental

     The Milliken Generating Station benefited from NYSEG's selection to participate in the United States Department of Energy ("DOE") Clean Coal Technology Round IV demonstration program, which was designed to develop advanced, more efficient and environmentally-responsive coal combustion technologies. As a result of this program, the Milliken Generating Station was retrofitted in 1995 with an advanced flue gas desulfurization system. For NO(X) reduction, a Low NO(X) Concentric Firing System was installed with both close-coupled and separated overfire air ports to achieve up to a 45% reduction in NO(X) emissions.

     In addition to the Low NO(X) Concentric Firing System project, a 2MW split stream selective catalytic reduction reactor and a test scale ABB Air Preheater heat pipe were installed at the Milliken Generating Station on Unit 2 in 1994. During the test period, the Milliken Generating Station burned medium- and high-sulfur coal with sulfur levels ranging from 1.5% to 2.6%, with a reduction of SO(2) emissions by 97-98%. The flue gas desulfurization system also produces wallboard-quality gypsum.

     NYSEG instituted water treatment programs to protect lakes and groundwater supplies nearby the Milliken Generating Station. NYSEG installed or upgraded facilities to collect and treat water from yard, roof and in-plant drains, maintenance cleaning washes and coal-pile runoff.

     Exceedences of state groundwater standards at the Milliken Generating Station were reported in the vicinity of the on-site coal pile, coal pile runoff pond and the ash disposal site. In 1997, a new coal pile liner was installed. Based on data provided by NYSEG, TRC Environmental Corporation, our environmental consultant, estimated monitoring and investigation costs of approximately $270,000 for the coal pile runoff pond area and approximately $163,000 for the ash disposal area. We have included these costs in our financial projections.

     NYSEG has been actively selling fly ash from the Milliken Generating Station since 1983. Its new DB Riley mills with classifiers (a coal pulverization system) provide flexibility in coal fineness adjustment for firing under low NO(X) conditions. Coal pulverized and burned in this manner results in fly ash that can be sold to the New York Department of Transportation.

  Transmission

     The Milliken Generating Station is centrally located in the New York State electric system, connected through three 115KV lines and three 34.5KV lines to the New York power pool bulk transmission system. Additionally, the Milliken Generating Station is located in the only area in NYSEG's service territory that NYSEG has identified as requiring voltage support. We entered into an agreement with NYSEG which permits NYSEG to require the dispatch of the Milliken Generating Station under some circumstances for up to seven years. See "-- THE ACQUISITION OF OUR ELECTRICITY GENERATING STATIONS -- ACQUISITION-RELATED CONTRACTS."

OTHER FACILITIES

  Goudey Generating Station

     The Goudey Generating Station is located alongside the Susquehanna River near Johnson City, New York, and began generating electricity in the early 1900's. Units 1 through 6 have been retired and physically removed. The Goudey Generating Station presently consists of two pulverized coal units, Unit 7 and Unit 8, with a combined maximum net generating capacity of 126MW. In 1998, the Goudey Generating Station's net generation was 778GWh.

     The Goudey Generating Station is capable of providing both spinning and 10 minute operating reserves. The station is equipped with Automatic Generation Controls, enabling it to provide regulation, frequency support, and when directed by the independent system operator, voltage support.

     Goudey Unit 7 is a non-reheat unit which came online in 1943 and currently has a net generating capacity of 43MW. It is comprised of a steam turbine generating unit manufactured by Westinghouse Electric, which is supplied steam by two Foster-Wheeler opposed-wall, drum-type, pulverized coal-fired steam generators.

     In 1994 and 1995, Unit 7 was modified to operate as a synchronous condenser, which enables the unit to provide system regulation, a revenue producing ancillary service. Since then, it has been reconverted to a generator and is presently operated intermittently to meet load demand.

     Goudey Unit 8 is a reheat unit which came online in 1951 and currently has a net generating capacity of 83MW. It is comprised of a steam turbine generating unit manufactured by Westinghouse Electric, which is supplied steam from a Combustion Engineering balanced draft, tangentially-fired, drum-type, pulverized coal-fired steam generator. Unit 8 operates to meet system load demands and to provide transmission support. Steam from the facility is sold to Lockheed-Martin, a national defense contractor located adjacent to the site. Steam sales in 1998 were approximately $250,000.

     Goudey Unit 7 and Unit 8 had average equivalent availability factors of approximately 92.6% and 91.4%, respectively, in the eleven years ended in 1998, and production costs were below $20 per MWh in the most recent four years ended in 1998. A summary of the Goudey Generating Station's recent performance is included below:

                           GOUDEY PERFORMANCE SUMMARY

                                        UNIT 7
--------------------------------------------------------------------------------------
                     EQUIVALENT
          NET       AVAILABILITY   NET CAPACITY     FORCED         NET      PRODUCTION
       GENERATION      FACTOR         FACTOR      OUTAGE RATE   HEAT RATE     COSTS
YEAR     (GWh)          (%)            (%)            (%)       (Btu/KWh)   ($/MWh)(1)
----   ----------   ------------   ------------   -----------   ---------   ----------
1998(2)    197          99.7           52.0           0.1        12,659       18.88
1997      168           96.9           45.0           0.1        12,959       19.22
1996       54           99.5           14.6           0.0        13,205       19.53
1995(3)     (2)        100.0            0.0           0.0           0.0       19.79
1994(3)     54          99.4           14.4           1.5        12,868       20.13
1993      215           94.5           54.9           1.7        12,655       21.58
1992      186           73.9           47.2           0.3        12,723       23.47

                                        UNIT 8
--------------------------------------------------------------------------------------
                     EQUIVALENT
          NET       AVAILABILITY   NET CAPACITY     FORCED         NET      PRODUCTION
       GENERATION      FACTOR         FACTOR      OUTAGE RATE   HEAT RATE     COSTS
YEAR     (GWh)          (%)            (%)            (%)       (Btu/KWh)   ($/MWh)(1)
----   ----------   ------------   ------------   -----------   ---------   ----------
1998      581           94.3           79.0           0.1        10,281       18.88
1997      574           95.5           79.7           0.4        10,298       19.22
1996      529           92.2           75.2           0.8        10,309       19.53
1995      551           92.0           74.8           1.0        10,195       19.79
1994      571           97.6           77.8           1.5        10,127       20.13
1993      545           93.3           73.4           0.2        10,102       21.58
1992      587           93.8           79.3           0.0        10,073       23.47

---------------
(1) Production costs are average costs for both Unit 7 and Unit 8. The components of production costs are: operations, maintenance and fuel.

(2) NYSEG shut down Unit 7 for 2,139 hours between February and May 1998 due to market conditions and to assure compliance with NO(X) emission reduction requirements. If this had been treated as a forced outage, equivalent availability would have been 51.0% and forced outage rate would have been 25.0%.

(3) Unit 7 was used as a synchronous condenser only and generated no electric energy from the spring of 1994 through the fall of 1995.

Source: NYSEG 1997 Power Plant Performance Report for 1992 to 1997; NYSEG personnel for 1998.

  Capital Expenditures

     NYSEG spent over $30 million at the Goudey Generating Station over the last ten years on plant betterment and environmental improvement projects. These expenditures include chimney rehabilitation and repair and redesign of the boiler casing, economizer, superheater and reheater at Unit 8. Expenditures at Unit 7 include steam pipe replacement, condenser retubing, improvement to systems for coal pile leachate collection and treatment, and coal and bottom ash handling.

  Employees

     As of July 1999, we employed a workforce of 41 at the Goudey Generating Station, of which 6 were salaried and 35 were paid hourly. All hourly employees are represented by the IBEW. Goudey employees have an average of 19 years of service. We retained a substantial majority of the existing NYSEG workforce at the Goudey Generating Station.

  Environmental

     During 1998, NYSEG shut down Goudey Unit 7 for 2,139 hours between February and May due to market conditions and to assure compliance with NO(x) emission reduction requirements. We believe that the installation of a selective catalytic reduction system at the Kintigh Generating Station will generate sufficient NO(x) allowances and sufficient NO(x) emissions rate reductions to permit us to run the Goudey Generating Station at all times.

     In 1988, NYSEG began a water treatment and control program in response to tightened permit limitations under New York State environmental laws. NYSEG installed or upgraded facilities to collect and treat water from yard, roof and in-plant drains, maintenance cleaning washes and coal-pile runoff. A new coal pile liner was installed in 1989 which has decreased leachate derived concentrations of several metals in downgradient wells. While continued groundwater monitoring will be required in the coal pile area, our environmental consultant, TRC Environmental Corporation, concluded that no additional investigation or mitigation will be needed.

     In addition to the water treatment program, NO(x) software was installed at Goudey Unit 8 to predict the NO(x) emissions and maintain plant heat rates under various operating conditions.

     Fly ash, bottom ash and pulverizer mill rejects from the Goudey Generating Station were in the past disposed at the Weber ash disposal site in the Town of Fenton, New York. We expect that the Weber ash disposal site will be required to stop accepting ash in 2000 and will be closed in 2001 in accordance with a Consent Order we are currently negotiating with the New York State Department of Environmental Conservation. We plan to evaluate other options for disposing of ash in the future, including disposal at other landfills in the area. Our subsidiary, AEE2, L.L.C., has agreed to contribute two-thirds of the closure costs for the Weber ash disposal site (approximately $2 million) based on the amount of ash disposed at the site from AEE2, L.L.C.'s facilities compared to the amount disposed from the facilities acquired by AES Creative Resources, L.P., which is a subsidiary of The AES Corporation but not of us.

  Transmission

     The Goudey Generating Station is interconnected to the New York power pool bulk transmission system via six 115kV transmission lines and twelve 34.5kV lines.

GREENIDGE GENERATING STATION

  Overview

     The Greenidge Generating Station is located on the west shore of Seneca Lake adjacent to the village of Dresden, New York, and began generating electricity in 1938. Units 1 and 2 have been retired and physically removed. The Greenidge Generating Station presently consists of two subcritical pulverized coal units, Unit 3 and Unit 4, with a combined maximum net generating capacity of 161MW. In 1998, the Greenidge Generating Station produced 939GWh of net generation.

     The Greenidge Generating Station is capable of providing both spinning and 10 minute operating reserves. The station is equipped with Automatic Generating Controls, enabling it to provide regulation, frequency support, and, when directed by the independent system operator, voltage support.

     Unit 3 utilizes two Babcock & Wilcox pulverized coal-fired, balanced draft, drum-type steam generators, supplying steam to a non-reheat steam turbine generator manufactured by General Electric that came online in 1950 and currently has a net generating capacity of 56MW.

     Unit 4 is a reheat steam turbine generator manufactured by General Electric which came online in 1953 and currently has a net generating capacity of 105MW. It is supplied steam from a single Combustion Engineering pulverized coal-fired, balanced draft, drum-type steam generator.

  Performance

     A summary of recent performance for the Greenidge Generating Station is presented below:

                         GREENIDGE PERFORMANCE SUMMARY

                                                  UNIT 3
-----------------------------------------------------------------------------------------------------------
                                      EQUIVALENT
                          NET        AVAILABILITY    NET CAPACITY      FORCED          NET       PRODUCTION
                       GENERATION       FACTOR          FACTOR       OUTAGE RATE    HEAT RATE      COSTS
YEAR                     (GWh)           (%)             (%)             (%)        (Btu/KWh)    ($/MWh)(1)
----                   ----------    ------------    ------------    -----------    ---------    ----------
1998(2)..............     161            72.8            34.0            0.0         13,078        17.99
1997(2)..............       0              NA              NA             NA             NA           NA
1996(2)..............      72            92.7            15.2            3.7         12,733        22.76
1995(2)..............      42            99.5             9.0            0.0         12,854        19.10
1994(2)..............      67            98.0            14.2            0.0         12,732        21.53
1993.................     226            73.1            47.0           22.6         12,565        21.66
1992.................     329            88.9            68.0            2.3         12,380        20.67

                                                  UNIT 4
-----------------------------------------------------------------------------------------------------------
                                      EQUIVALENT
                          NET        AVAILABILITY    NET CAPACITY      FORCED          NET       PRODUCTION
                       GENERATION       FACTOR          FACTOR       OUTAGE RATE    HEAT RATE      COSTS
YEAR                     (GWh)           (%)             (%)             (%)        (Btu/KWh)    ($/MWh)(1)
----                   ----------    ------------    ------------    -----------    ---------    ----------
1998(3)..............     778            86.8            85.4            0.8         10,003        17.99
1997.................     679            92.0            73.7            1.2          9,939        19.55
1996(3)..............     514            76.4            56.3            0.0          9,986        22.76
1995.................     643            94.9            68.0            0.6          9,985        19.10
1994.................     658            86.7            69.5            2.5          9,961        21.53
1993.................     740            94.2            78.3            1.4          9,898        21.66
1992.................     783            91.4            82.5            1.0          9,957        20.67

---------------
(1) Production costs are average costs for both Unit 3 and Unit 4. The components of production costs are: operations, maintenance and fuel.

(2) Unit 3 was put on long-term cold standby in April 1994 due to market conditions and used principally for voltage support rather than energy generation during the remainder of 1994 and 1995. During the summer of 1996, Unit 3 was shut down for a major boiler overhaul. In 1998, from January to mid-April, NYSEG put Unit 3 on long-term cold standby due to market conditions. Electric energy generation began again in mid-1998.

(3) Unit 4 underwent a major turbine overhaul in 1996. In 1998, from June through the remainder of the year, Unit 4 burned a mix of coal and natural gas (natural gas at 15% by heat input) for an average reduction in NO(x) emissions of 50% from baseline levels. Because of boiler 6's marginal precipitators, which have since been upgraded, this NO(x) compliance strategy negatively impacted the equivalent availability factors.

Source: NYSEG 1997 Power Plant Performance Report for 1992 to 1997; NYSEG personnel for 1998.

  Capital Expenditures

     In 1975, NYSEG installed electrostatic precipitators on each generator to comply with the federal Clean Air Act standards. In the 1980s, NYSEG implemented extensive capital projects including the installation of redesigned boiler casings, replacement of high pressure turbine sections and a plant-wide digital computer based control system.

     NYSEG completed over 60 separate projects totaling in excess of $50 million. These projects have lowered production costs and improved the efficiency of the plant. In addition to the control room expenditures, a gas reburning system was implemented, turbines were upgraded, generators were rewound, turbine water induction systems were installed, much of the asbestos insulation was replaced, and boiler tubes were replaced as needed to insure life extension. The Unit 4 condenser had its tubing replaced, a new demineralizer was installed to purify waste water used to make steam, and workshops were modernized. In March and April of 1999, NYSEG conducted a major boiler overhaul for Unit 4. In this overhaul, the Boiler 6 precipitator was upgraded, which included additional power, controls and sectionalization.

  Employees

     As of July 1999, we employed a workforce of 40 at the Greenidge Generating Station, of which five were salaried and 35 were paid hourly. All hourly employees are represented by the IBEW. Greenidge employees have an average of 20 years of service. We retained a substantial majority of the existing NYSEG workforce at the Greenidge Generating Station.

  Environmental

     The advanced gas reburning system, which is a research and development project at the Greenidge Generating Station, began in 1996 and is the first full-scale demonstration of this technology. The goal of this

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

research and development project is to demonstrate a NO(x) reduction capability approaching conventional selective catalytic reduction system process, but at a much lower capital and operational cost. The advanced gas reburning system installation at Greenidge includes two over-fire air booster fans, an elevation of gas injectors above the coal burners, and an ammonia injection system. Various system configurations will be tested throughout the three-year test program. In addition, the system can utilize natural gas, up to 25% by heat input (25MW), to lower the level of SO(2) emissions and provide fuel switching capability to permit maintenance of pulverized coal equipment.

     The Greenidge Generating Station is also permitted to burn a variety of alternative fuels, including construction/demolition wood, clean wood, waste woods, particle board, and sander fines. The system can burn almost 80 tons of wood per shift, which would equate to about 10MW of capacity. This provides the station with a lower SO(2) emissions rate, lower fuel costs, and 10MWh of environmentally attractive power. The Greenidge Generating Station is also permitted to burn waste oil. The facility has also successfully test burned paper and plastic products, the use of which can reduce fuel costs by 10-15%.

     Ash from the Greenidge Generating Station is disposed at the Lockwood ash disposal site, which is located approximately one-half mile west of the Greenidge Generating Station. We assumed responsibility for the Lockwood ash disposal site in connection with the asset purchase agreement with NYSEG. Fly ash from the Greenidge Generating Station is also occasionally disposed at the Weber ash disposal site.

     In an area adjacent to the Lockwood ash disposal site, our environmental consultant, TRC Environmental Corporation, reported that approximately 500 to 700 drums of abrasives were disposed in the early 1970s and covered with ash. TRC Environmental Corporation projected most probable costs of approximately $520,000 to conduct a site investigation and remove the drums. These costs have been included in our financial projections. In addition, groundwater sampling in this area and around the Lockwood ash site indicates that some monitoring wells have parameters which exceed state regulatory limits. We included in our financial projections $6 million in closure costs for the disposal site with closure of a portion of the landfill scheduled for 2006 and closure of the remaining acres projected for 2016. These costs also include annual groundwater monitoring costs. We also included in our financial projections approximately $2 million for the share of closure and post-closure expenses that our subsidiary, AEE2, L.L.C., has agreed to bear with respect to the closure of the Weber ash disposal site.

     Coal pile leachate indicator compounds have been detected in downgradient wells at the Greenidge Generating Station at levels exceeding state regulatory limits. This may indicate that the coal pile liner has been breached and requires replacement. Our environmental consultant, TRC Environmental Corporation, projects that replacement of the liner and continued groundwater monitoring in the coal pile area may cost approximately $1.2 million. These costs have been included in our financial projections.

  Transmission

     The Greenidge Generating Station is interconnected to the New York power pool bulk transmission system via four 115kV transmission lines and three 34.5kV lines.

THE ACQUISITION OF OUR ELECTRICITY GENERATING STATIONS

  Description of Asset Purchase Agreement

     The following description is a summary of the Asset Purchase Agreement with NYSEG (the "Asset Purchase Agreement"). For additional or more specific information, refer to the Asset Purchase Agreement, a copy of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

     AES NY, L.L.C. entered into the Asset Purchase Agreement dated as of August 3, 1998, with NYSEG to purchase our electricity generating stations, the Jennison Generating Station, the Hickling Generating Station, the stock of Somerset Railroad and related assets for an aggregate purchase price of $950,000,000. The Asset Purchase Agreement provided that the assets acquired would be acquired "as is, where is" and, in particular, expressly provided that NYSEG made no representations or warranties with respect to whether

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

systems included among the assets to be sold are Year 2000 compliant. See "RISK FACTORS -- FAILURE TO OBTAIN YEAR 2000 COMPLIANCE MAY HAVE ADVERSE EFFECTS ON OUR COMPANY" and "DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION -- YEAR 2000 COMPLIANCE." AES NY, L.L.C. assigned to us the contract rights and obligations relating to our electricity generating stations.

     Assets. Under the Asset Purchase Agreement, AES NY, L.L.C. agreed to acquire various assets to operate the six electricity generating stations, including parcels of real property and all buildings, equipment, fixtures, fuel inventories, assignable contracts, real property leases, environmental permits and allowances to emit SO(2) and NO(x). AES NY, L.L.C. also acquired the issued and outstanding stock of Somerset Railroad, together with certain books and records of Somerset Railroad. AES NY, L.L.C. did not have the right to acquire the electrical transmission or distribution facilities of NYSEG located on or at the six electricity generating stations, gas facilities, communication facilities, cash and cash equivalents, certificates of deposit, shares of stock (other than stock of Somerset Railroad) and interests in joint ventures, partnerships, limited liability companies and other entities, the rights of NYSEG to the names "New York State Electric & Gas Corporation," "NYSEG," "NGE," "NGE Generation" and all emission reduction credits associated with the six electricity generating stations.

     Liabilities. Under the Asset Purchase Agreement, AES NY, L.L.C. agreed to assume specified liabilities relating to the acquired assets, including specified post-closing liabilities, employee liabilities and obligations, tax liabilities and environmental liabilities. Those environmental liabilities include liabilities related to or arising out of former, current or future environmental laws, whether that liability is known or unknown, contingent or accrued other than environmental liability arising out of the disposal, storage, transportation, treatment, release or recycling of hazardous substances prior to May 14, 1999 at any off-site location, except the Weber and Lockwood off-site ash disposal sites, for which AES NY, L.L.C. agreed to assume responsibility. We will have responsibility for the Lockwood ash disposal site and AES Creative Resources, L.P. will have responsibility for the Weber ash disposal site. See "RISK FACTORS -- OUR BUSINESS IS EXTENSIVELY REGULATED AND NEW REGULATIONS MAY IMPOSE REQUIREMENTS THAT WE ARE UNABLE TO MEET OR THAT REQUIRE US TO MAKE ADDITIONAL EXPENDITURES" and "-- DESCRIPTION OF ASSET PURCHASE
AGREEMENT -- LIABILITIES." AES NY, L.L.C. was not obligated to assume any liability under the Asset Purchase Agreement arising out of or related to the assets retained by NYSEG or for liabilities or obligations arising prior to May 14, 1999, except with respect to obligations or claims related to environmental liabilities and other liabilities expressly assumed by AES NY, L.L.C.

     Representations and Warranties. The Asset Purchase Agreement provided that the representations and warranties of the parties (other than those with respect to corporate organization and authority, capitalization of Somerset Railroad, enforceability and absence of conflicts, breaches and violations) did not survive the closing of the transaction. The representations and warranties of the parties with respect to organization and authority, capitalization of Somerset Railroad, enforceability, and absence of conflicts, breaches and violations survive for 18 months from May 14, 1999.

     Inspection of Purchased Assets. Under the Asset Purchase Agreement, AES NY, L.L.C. waived its right to object to the existing environmental conditions of the sites included in the acquired assets (including the Weber and Lockwood off-site ash disposal sites). In addition, AES NY, L.L.C. agreed that the completion of the transactions contemplated in the Asset Purchase Agreement was not conditioned on or subject to further inspection of the acquired assets, or the existence of, or the absence of, any physical condition or circumstance with respect to the acquired assets. The Asset Purchase Agreement expressly prohibited AES NY, L.L.C. from performing or conducting environmental sampling or testing at, in, or underneath the acquired assets, and provided that AES NY, L.L.C. must rely on environmental reports and inspections relating to the acquired assets prepared by an independent environmental consulting firm commissioned by NYSEG. See "-- SUMMARY OF INDEPENDENT ENGINEER'S REPORT."

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

     Indemnification. The Asset Purchase Agreement provides rights to indemnification to NGE, its officers, directors, employees, shareholders, affiliates and agents from and against any and all claims asserted against or resulting from or arising out of:

     (1) any breach by AES NY, L.L.C. of any covenant or agreement in the Asset Purchase Agreement or certain representations and warranties related to corporate organizational matters;

     (2) the liabilities assumed under the Asset Purchase Agreement by AES NY, L.L.C.;

     (3) any loss or damage to the assets arising out of inspection of these assets by AES NY, L.L.C.; or

     (4) any third party claims arising out of or in connection with the ownership or operation of the acquired assets after May 14, 1999.

     The Asset Purchase Agreement also provides rights to indemnification to AES NY, L.L.C., its officers, directors, employees, shareholders, affiliates and agents from and against any and all claims resulting from:

     (1) any breach by NYSEG of any covenant or agreement in the Asset Purchase Agreement or of any representation and warranty related to corporate organizational matters;

     (2) the liabilities not assumed by AES NY, L.L.C. under the Asset Purchase Agreement;

     (3) noncompliance by NYSEG with any bulk sales laws; or

     (4) any third party claims arising out of or in connection with the ownership or operation of the assets retained by NYSEG. AES NY, L.L.C., on behalf of its representatives and affiliates, agreed to release NGE, its representatives and some affiliates for losses, whether known or unknown, hidden or concealed, resulting from any violation of environmental law relating to the acquired assets (other than certain liabilities related to environmental conditions or violations of environmental law in connection with the off-site disposal of hazardous substances at locations other than the Weber and Lockwood ash disposal sites).

     The Asset Purchase Agreement limits the amounts payable under the indemnification provisions to direct damages, court costs and reasonable attorneys' fees. Except in connection with indemnification for third party claims, the parties also waived the right to recover punitive, special, incidental, exemplary and consequential damages.

     Employees. AES NY, L.L.C. was required to offer employment, effective as of May 14, 1999, to those employees of NY Electric & Gas and NGE who were hourly-paid employees, covered by the IBEW collective bargaining agreement and listed in the Asset Purchase Agreement and salaried employees listed in the Asset Purchase Agreement. Hourly employees to whom AES NY, L.L.C. was required to offer employment will retain their seniority and receive full entitlement to vacation and benefits under the IBEW collective bargaining agreement and salaried employees to whom AES NY, L.L.C. was required to offer employment will also be given full credit for the purposes of benefit entitlement. For the period beginning on May 14, 1999 and ending on June 30, 2000, AES NY, L.L.C. is obligated to provide all salaried employees to whom AES NY, L.L.C. was required to offer employment with total compensation and benefits, including, but not limited to, base pay, overtime, bonuses and benefits, which are in the aggregate at least comparable in value and nature to their total compensation and benefits prior to May 14, 1999. Finally, AES NY, L.L.C. is obligated to pay to salaried employees whose employment is terminated before June 30, 2000 a severance package as outlined in the Asset Purchase Agreement.

  Acquisition-Related Contracts

     The following descriptions are summaries of the other principal contracts related to our acquisition of our electricity generating stations. For additional or more specific information, refer to the contracts, copies of which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

     Milliken Operating Agreement. AES NY, L.L.C. and NY Electric & Gas entered into an agreement, dated as of August 3, 1998, as amended as of May 6, 1999, to specify the obligations, responsibilities, and

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

liabilities of NY Electric & Gas and AES NY, L.L.C. as they relate to operating the Milliken Generating Station during peak load periods. This agreement provides that service will commence on May 14, 1999 and continue for five years thereafter, and, at the option of NY Electric & Gas, for an additional two-year term. AES NY, L.L.C. assigned this agreement to us.

     This agreement requires us to satisfy specified voltage regulation requirements, including among others:

     (1) to supply a functioning automatic voltage regulator at each unit;

     (2) to supply voltage support service; and

     (3) to operate the Milliken Generating Station to produce an agreed upon voltage level.

The agreement further provides that when NY Electric & Gas forecasts that its load within NY Electric & Gas' Ithaca Division will be equal to or greater than a specified wattage for the following day or days, NY Electric & Gas may direct the operation of the units at the Milliken Generating Station according to procedures set forth in the agreement. The right to direct the operation of the units at the Milliken Generating Station is subject to whether we have previously dispatched the units or have scheduled the units to be out of service on the day or days in question. To the extent NY Electric & Gas directs the operation of the units, NY Electric & Gas is obligated to pay us the amount by which our costs, on the days the unit or units that NY Electric & Gas directed us to operate, exceed our revenues from the same unit during the same day, subject to limitations detailed in the agreement.

     This agreement also limits scheduled maintenance outages. We are required to provide written notice of a proposed outage to NY Electric & Gas at least 72 hours in advance of the scheduled outage. All outages are subject to the written approval of NY Electric & Gas and must comply with independent system operator and New York power pool rules. The agreement also requires us to provide written notice to NY Electric & Gas if we desire to retire one or both of the Milliken Generating Station units. Upon delivery of written notice, the parties must cooperate (1) to find alternatives to replace the voltage support provided by the retired unit(s) and (2) to amend the agreement when a mutually acceptable voltage support source has been identified. To the extent that the parties cannot agree on an alternative source for voltage support, the agreement will remain in full force and effect.

     If we fail to comply with our obligations under the agreement and this failure forces NY Electric & Gas to remove load from NY Electric & Gas' electrical system in the Ithaca Division in response to an abnormal condition to maintain the integrity of the electric system and minimize overall customer outages, we are required to pay the following amounts:

     (1) for each occurrence, $3,000 per hour for each hour that NY Electric & Gas removes load;

     (2) for the second occurrence in a 365-day period, $22,000 per hour for each hour that NY Electric & Gas removes load; and

     (3) for the third occurrence and any subsequent occurrences, $42,000 per hour for each hour that NY Electric & Gas removes load.

     However, if at least one unit is operating at or above its minimum generating level and NY Electric & Gas removes load, we are not liable to make payments to NY Electric & Gas.

     The agreement further provides that NY Electric & Gas will appoint an independent engineer to investigate the causes requiring NY Electric & Gas to remove load and to recommend actions to remedy any problems contributing to the occurrences. The agreement requires us to implement the recommendations of the independent engineer.

     Interconnection Agreement. AES NY, L.L.C. and NY Electric & Gas entered into an Interconnection Agreement, dated as of August 3, 1998, as amended as of May 6, 1999, to establish the requirements, terms and conditions for the interconnection of the assets acquired from NYSEG to the transmission system of NY Electric & Gas. AES NY, L.L.C. assigned this agreement to us insofar as it relates to our electricity generating stations. The agreement will remain in effect with respect to an interconnected facility for 50 years

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

unless terminated earlier by mutual agreement or otherwise in accordance with the agreement. NY Electric & Gas is not required to upgrade or modify its transmission system unless required by law and is not liable for any claims or damages associated with any interruptions in the availability of the NY Electric & Gas facilities or damage to the facilities resulting from electrical transients unless this damage is caused by the gross negligence or willful misconduct of NY Electric & Gas. Under the agreement, we are required to reimburse NY Electric & Gas for the reasonable cost of any additions, modifications or replacements to the transmission system made necessary as a result of any modification by us to the assets we acquired from NYSEG.

     Agreement to Assign Transmission Rights and Obligations. AES NY, L.L.C. and NY Electric & Gas entered into an Agreement to Assign Transmission Rights and Obligations, dated as of August 3, 1998, for the purpose of transferring from NY Electric & Gas to AES NY, L.L.C. certain rights and obligations under two existing transmission agreements: (a) an agreement, dated December 12, 1983, among Niagara Mohawk Power Corporation, the New York Power Authority, NY Electric & Gas and Rochester Gas & Electric Corporation concerning the transmission of energy from the Kintigh Generating Station; and (b) an agreement between NY Electric & Gas and Niagara Mohawk Power Corporation known as the "Remote Load Wheeling Agreement." AES NY, L.L.C. assigned this agreement to us insofar as it relates to our electricity generating station. This agreement provides for the assignment of rights to transmit energy from the Kintigh Generating Station, the Nine Mile Point 2 electricity generating station and other sources to remote load areas and other delivery points.

     Capacity Purchase Agreement. AES NY, L.L.C. and NY Electric & Gas entered into a New York Transition Agreement, dated as of August 3, 1998, to ease the transition of NY Electric & Gas' native load customers' installed capacity requirements. Under this agreement, NY Electric & Gas agreed to purchase, and AES NY, L.L.C. agreed to sell, installed capacity in the amount of 1,424MW (which is the aggregate capacity of all of the generating assets included in the assets acquired from NYSEG) for the term of the agreement. The parties' performance under the agreement commenced on May 14, 1999 and will terminate on April 30, 2001, or earlier in accordance with the agreement. AES NY, L.L.C. assigned this agreement to us insofar as it relates to our electricity generating stations.

     NY Electric & Gas is required to compensate us for installed capacity at the price of $68/MW-Day. Whenever installed capacity provided to NY Electric & Gas by us is less than the amount of installed capacity that we are required to supply, we will pay NY Electric & Gas monthly for costs incurred by NY Electric & Gas due to this failure, in an amount equal to the sum of:

     (1) charges imposed on NY Electric & Gas by the New York power pool or the independent system operator, to the extent they exceed charges that would have been due had we fulfilled our obligations, including penalties and fines;

     (2) NY Electric & Gas' replacement capacity cost (to the extent not included in (1)), if we fail to provide replacement capacity; and

     (3) all transaction costs not included in (1) or (2) that are associated with this failure.

     This agreement does not address the purchase or sale of electric energy or ancillary services and does not obligate either NY Electric & Gas or us to purchase or sell and deliver energy to the other party. This agreement is subject to regulatory acceptance or approval without material modification or condition. The parties have agreed to indemnify one another for claims arising out of or connected with this agreement.

     Reciprocal Easement Agreement. NY Electric & Gas and AES NY, L.L.C. entered into a Reciprocal Easement Agreement, dated as of August 3, 1998, to provide both NY Electric & Gas and AES NY, L.L.C. with easement rights with respect to one another's property in order for each to enjoy the full benefit of its property located on, or adjacent to, the other's property, fulfill legal requirements and perform its obligations under the agreement. AES NY, L.L.C. will grant to NY Electric & Gas easements over AES NY, L.L.C.'s property in order to permit some items of NY Electric & Gas' property to remain in their present locations on AES NY, L.L.C.'s property and to be used in NY Electric & Gas' normal conduct of business. In addition, AES NY, L.L.C. agreed to grant an easement permitting future installation of some items. NY Electric & Gas also agreed to grant to AES NY, L.L.C. certain easements on its property. The easements granted under
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

the agreement are both irrevocable and without charge or fee to the grantee of the easement. AES NY, L.L.C. assigned this agreement to us.

     Coal Sales Agreement. Approximately 100% of the Kintigh Generating Station's and 70% of the Milliken Generating Station's coal requirements initially will be supplied under a Coal Sales Agreement, dated as of November 1, 1983, as amended, among NYSEG and Consol, CONSOL Pennsylvania Coal Company, Nineveh Coal Company, Greenon Coal Company, McElroy Coal Company and Quarto Mining Company. Pursuant to the terms of this agreement, the coal sellers have agreed to sell and deliver, and NYSEG has agreed to purchase, bituminous coal which meets specified quality requirements to allow full load operation of the Kintigh Generating Station and the Milliken Generating Station. The agreement terminates on December 31, 2003 unless extended by the parties.

     Pursuant to the terms of the agreement, the total amount of coal to be purchased for the Kintigh Generating Station is divided into three lots: Lot A, Lot B and Lot C. In any given calendar year, each of the three lots contains the exact same tonnage of coal, with each lot representing one-third of the coal purchased from the coal sellers for use at the Kintigh Generating Station in a given year. Pursuant to the terms of a letter agreement, dated December 8, 1997, between NYSEG and Consol, the price for each of Lots A, B and C was fixed at $0.868 per million Btu (which we estimate to be equivalent to $22.57 per ton) in the year 2000, in each case subject to adjustment for variations in "as received" heating quality and other adjustments. Thereafter, each lot of coal becomes eligible for price renegotiation every third year in staggered order.

     During price renegotiations in any year following a year in which NYSEG and the coal sellers were unable to agree on revised pricing terms with respect to a given lot, NYSEG and the coal sellers may negotiate not only with respect to the lot then eligible for renegotiation but also with respect to the lot lost in the previous year's renegotiation. If NYSEG and the coal sellers are unable to agree on revised terms with respect to any given lot for two successive renegotiations, then the obligations of NYSEG and the coal sellers with respect to that lot shall terminate. NYSEG may then replace this lot's tonnage by any means and from any source it deems appropriate throughout the remaining term of the agreement.

     In any year in which the coal sellers supply only one lot (i.e., one-third of the coal purchased for the Kintigh Generating Station) and this lot is then up for renegotiation, either of NYSEG or the coal sellers may terminate the agreement in its sole discretion. Any such termination would become effective on the next specified termination date for this lot.

     During 2000, Consol is committed to sell and we are committed to purchase all three lots of coal and either party may request renegotiation of the price of one lot of coal for the following year. If either party requested renegotiation during 2000 but the parties failed to reach agreement, then the parties would have commitments with respect to only two lots in 2001. If the same thing happened in 2001, the parties would have commitments with respect to only one lot in 2002 and either party could terminate the contract in its sole discretion at the end of 2002.

     Under the terms of the agreement, if the parties' obligations with respect to one or more lots of coal to be delivered to the Kintigh Generating Station cease as a result of the failure of the parties to reach agreement during the price renegotiations or heating quality adjustment renegotiations outlined above, the obligations of the parties with respect to coal supply for the Milliken Generating Station change as follows:

        DELIVERIES TO KINTIGH               DELIVERIES TO THE MILLIKEN STATION
        ---------------------               ----------------------------------
               3 Lots                  70% of Milliken's annual coal tonnage
                                       requirement
               2 Lots                  50% of Milliken's annual coal tonnage
                                       requirement
                1 Lot                  50% of Milliken's annual coal tonnage
                                       requirement

     The price under the Coal Sales Agreement for coal supplied to the Milliken Generating Station is the average price of the lots supplied for the Kintigh Generating Station, but the price can be adjusted for variations in "as received" heating quality and certain other adjustments.

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

     The agreement was assigned to us by AES NY, L.L.C. The coal sellers have consented to the assignment but have refused to release NYSEG from its obligations under the agreement. We will indemnify NYSEG if NYSEG incurs any liability as a result of our performance under the agreement.

     Coal Hauling Agreement. Somerset Railroad and NYSEG entered into a Coal Hauling Agreement, dated as of March 9, 1983, for the purpose of Somerset Railroad hauling coal and other materials required by NYSEG to the Kintigh Generating Station. NYSEG is obligated to pay Somerset Railroad the amounts that will be sufficient, when added to funds available to Somerset Railroad from other sources, to enable Somerset Railroad to pay, when due, all of its operating and other expenses, including interest on and principal of outstanding indebtedness. This agreement provided that NYSEG and Somerset Railroad may subsequently enter into amendments detailing specific rates and terms for the hauling of coal and other materials. The Coal Hauling Agreement between Somerset Railroad and NYSEG was terminated when we acquired our electricity generating stations on May 14, 1999. At that time, we entered into a Coal Hauling Agreement with Somerset Railroad containing similar terms. Somerset Railroad currently has a 364-day term loan of up to $26 million principal amount from an affiliate of CIBC World Markets (the "Somerset Railroad credit facility"). This term loan bears interest at a rate per annum, as selected by us, equal to either LIBOR plus 1.35% or a base rate plus 1.25%. The term loan is secured by a security interest in substantially all of the assets of Somerset Railroad, a pledge by AES NY3, L.L.C. of all of the shares of stock of Somerset Railroad and an assignment of the rights of Somerset Railroad under the Coal Hauling Agreement.

                             THE LEASE TRANSACTIONS

     The transactions relating to the lease of the Kintigh Generating Station and the Milliken Generating Station raised $666 million of the funds for the acquisition of the Kintigh Generating Station and the Milliken Generating Station, excluding real property and the Kintigh selective catalytic reduction system, and for transaction expenses. The equity investment of the institutional investors that formed the special purpose business trusts that acquired the Kintigh Generating Station and the Milliken Generating Station was $116 million. The remaining $550 million of the amount raised in the lease transactions was raised through the issuance and sale of the pass through trust certificates. The twelve special purpose business trusts formed by the institutional investors leased the undivided interests in the Kintigh Generating Station and the Milliken Generating Station to us under twelve separate lease agreements. The terms and conditions of each lease are substantially similar.

     Each pass through trust used its share of the proceeds of the offering of the pass through trust certificates to purchase the secured lease obligation notes to be held in that pass through trust. The secured lease obligation notes held in the pass through trusts represent in the aggregate the entire debt portion of the lease transactions. The pass through trustee will distribute the amount of payments of principal and interest received by it as holder of the secured lease obligation notes to the pass through trust certificate holders of the pass through trust in which those secured lease obligation notes are held. A pass through trust certificate holder has an ownership interest only in the related pass through trust that is the issuer of that pass through trust certificate.

     We, as lessee, leased an undivided interest in the Kintigh Generating Station and the Milliken Generating Station from each special purpose business trust under a lease. Concurrently, we, as lessor, leased to each respective special purpose business trust an undivided interest either in a portion of the Kintigh real property and the Kintigh selective catalytic reduction system or in a portion of the Milliken real property, and granted non-exclusive easements over the remainder of the Kintigh real property or the Milliken real property for the benefit of the special purpose business trusts pursuant to a facility site lease agreement. Each special purpose business trust also leased the real property and easements to us, as sublessee pursuant to a facility site sublease agreement. The secured lease obligation notes issued by each special purpose business trust are secured by a lien on and first priority security interest in the rights and interests of the special purpose business trust (other than customary excepted payments and excepted rights reserved to this special purpose business trust and the applicable institutional investor) in the related lease, including the right to receive payments of periodic rent, undivided interest in the Kintigh Generating Station or the Milliken Generating Station and in other

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agreements relating to the leases (including the site leases and the subleases)
and in the special purpose business trust's interest under the coal hauling agreement with Somerset Railroad.

     We are required to pay rent under each lease to one of the special purpose business trusts. However, each special purpose business trust has assigned its interest in its lease to the indenture trustee, who acts as trustee under each lease indenture corresponding to each undivided interest in the Kintigh Generating Station or the Milliken Generating Station. Therefore, we will make rental payments directly to the indenture trustee. From these rental payments the indenture trustee will first make payments to the pass through trustee that are due under the secured lease obligation notes issued under the lease indenture and held in the related pass through trust. The indenture trustee will pay any remaining balance to each special purpose business trust for the benefit of the institutional investor who holds the beneficial interest in that special purpose business trust. Bankers Trust Company will act as the pass through trustee of each of the pass through trusts and as indenture trustee under each of the lease indentures. The pass through trustee will distribute to the pass through trust certificate holders of each pass through trust payments received on the secured lease obligation notes held in this pass through trust.

     We have established under the depositary and disbursement agreement a rent reserve account for the benefit of the special purpose business trusts that own the Kintigh Generating Station and the Milliken Generating Station and providers of loans to us. The rent reserve account required balance is an amount equal to the maximum semiannual payment with respect to the sum of (a) basic rent (other than deferrable payments) and (b) fixed charges expected to become due on any one basic rent payment date in the immediately succeeding three-year period. We are currently satisfying the rent reserve account required balance by entering into a payment undertaking agreement with a financial institution rated at least Aa3 by Moody's and AA- by S&P. We can also satisfy our obligation to maintain the rent reserve account required balance either by depositing amounts into the rent reserve account or by making amounts available under a payment undertaking agreement, such that the aggregate amount of these deposits in the rent reserve account and amounts available to be paid under the payment undertaking agreement shall be equal to the rent reserve account required balance. Our failure to maintain the rent reserve account required balance on three consecutive basic rent payment dates (after giving effect to the payment of rent other than deferrable basic rent on these dates) is a Lease Event of Default, as defined under the caption "DESCRIPTION OF THE CERTIFICATES -- THE LEASES, THE FACILITY SITE LEASES AND THE FACILITY SITE SUBLEASES -- LEASE EVENTS OF DEFAULT."

     The AES Corporation established an additional liquidity account with the depositary and disbursement agent for our benefit. The AES Corporation is currently funding the additional liquidity account with a letter of credit in an amount equal to the additional liquidity required balance. The additional liquidity required balance is initially equal to the greater of (a) $65,000,000 less the rent reserve account balance on May 14, 1999 and (b) $30,000,000. The additional liquidity required balance will be permanently reduced by 50% at such time after May 14, 2002 as

     (a) the pass through trust certificates are rated at least Baa3 by Moody's and at least BBB- by S&P,

     (b) before and after any PPA Term (as defined in "DESCRIPTION OF THE CERTIFICATES -- DEFINITIONS"),

         (i) the average Coverage Ratio (as defined under the caption "DESCRIPTION OF THE CERTIFICATES -- CERTAIN DEFINITIONS") for the immediately preceding three-year period is not less than 2.5:1.0, and

        (ii) the minimum Coverage Ratio for each of the immediately preceding three years is not less than 2.0:1.0; and

     (c) during any PPA Term,

         (i) the average Coverage Ratio for the immediately preceding three-year period is not less than 1.5:1.0, and

        (ii) the minimum Coverage Ratio for each of the immediately preceding three years is not less than 1.4:1.0.

     The additional liquidity required balance will be permanently eliminated at such time after May 14, 2002 as

     (a) the pass through trust certificates are rated at least Baa2 by Moody's and BBB by S&P,

     (b) before and after any PPA Term,

         (i) the average Coverage Ratio for the immediately preceding three-year period is not less than 2.5:1.0, and

        (ii) the minimum Coverage Ratio for each of the immediately preceding three years is not less than 2.0:1.0, and

     (c) during any PPA Term,

         (i) the average Coverage Ratio for the immediately preceding three-year period is not less than 1.75:1.0, and

        (ii) the minimum Coverage Ratio for each of the immediately preceding three years is not less than 1.5:1.0.

     Our failure to cause the additional liquidity account to be funded in an amount equal to the additional liquidity required balance is not a Lease Event of Default, but the funding of this account is a condition precedent to our making any restricted payment or other distribution.

     During a special rent reserve period, we are required to fund a special rent reserve account until the amount on deposit in this account equals the special rent reserve account required balance. The special rent reserve account required balance is equal to the maximum payment of basic rent (other than deferrable basic rent) expected to become due (a) prior to May 14, 2004, on any three basic rent payment dates, or (b) after May 14, 2004, on any two basic rent payment dates, in each case in the immediately succeeding three-year period. The special rent reserve account required balance will be reduced by the rent reserve account required balance attributable to basic rent (other than deferrable payments). We will satisfy our obligation to fund the special rent reserve account by making amounts available under a payment undertaking agreement in an amount equal to the special rent reserve account required balance. Our failure to cause the special rent reserve account to be funded in an amount equal to the special rent reserve account required balance is not a lease event of default.

     The following diagram illustrates aspects of the ongoing payment flows in the lease transactions among us, the indenture trustee, the special purpose business trusts, the institutional investors, the pass through trustee and the pass through trust certificate holders.

                              [Energy Flow Chart]

EMPLOYEES

     As of July 1999, we employed 319 people who operate the electricity generating stations we acquired. The IBEW represents hourly labor at the Kintigh Generating Station, the Milliken Generating Station, the Goudey Generating Station and the Greenidge Generating Station. The IBEW represents approximately 258 workers. Pursuant to the terms of the Asset Purchase Agreement, we (as assignee) were required to offer employment to substantially all of the people employed by NYSEG at our electricity generating stations. We were also required to assume the collective bargaining agreement for our electricity generating stations between NYSEG and the IBEW. The term of the collective bargaining agreement ends on June 30, 2000 but will automatically renew from year to year unless terminated by either party upon 60 days' notice. We retained a substantial majority of the existing NYSEG workforce at each of the electricity generating stations. We believe that relations with the people employed at our electricity generating stations are satisfactory.

LEGAL PROCEEDINGS

     We are not currently a named party in any legal proceeding. AES Creative Resources, L.P. assumed responsibility for asbestos-related personal injury suits in which NYSEG is named as one of numerous defendants and AES NY, L.L.C., the general partner of our company and of AES Creative Resources, L.P., and AES NY2, L.L.C., the limited partner of our company and of AES Creative Resources, L.P., guaranteed the obligations of AES Creative Resources, L.P. NYSEG agreed that it would not assert that we have responsibility for these suits. As of October 13, 1999, 26 of these lawsuits were pending. In addition, in August

1998, NYSEG received notice of intent to file a citizen suit with the New York State Department of Environmental Protection regarding an alleged water discharge limit exceedence at the Kintigh Generating Station. NYSEG has advised us that no citizen suit has been filed in connection with this matter. If this suit is filed, we believe that under the Asset Purchase Agreement any liability would be the responsibility of NYSEG. On October 14, 1999, we received an information request letter from the New York Attorney General which seeks detailed operating and maintenance history for the Goudey and Greenidge Generating Stations. This information is being sought in connection with the Attorney General's investigation of several electricity generating stations in New York which are suspected of undertaking modifications in the past (from as far back as 1977) without undergoing an air permitting review. If the Attorney General does file an enforcement action against the Goudey and Greenidge Generating Stations, then there is the possibility that penalties may be imposed and further emission reductions may be required. See "RISK FACTORS -- WE OR OUR AFFILIATES MAY HAVE TO DEFEND LAWSUITS RELATING TO ASBESTOS EXPOSURE AT OUR ELECTRICITY GENERATING STATIONS WHILE THEY WERE OWNED BY NYSEG AND DAMAGES IN THOSE SUITS OR THE COST OF DEFENDING THEM COULD BE MATERIAL" and "-- WE WILL HAVE RESPONSIBILITY FOR PREEXISTING ENVIRONMENTAL LIABILITIES AND WILL INCUR EXPENSES AS A RESULT; THESE EXPENSES MAY EXCEED OUR PROJECTIONS" and
"REGULATION -- ENVIRONMENTAL REGULATORY MATTERS."

SUMMARY OF INDEPENDENT ENGINEER'S REPORT

     The following is a summary of the report (the "Independent Engineer's Report") produced by Stone & Webster as Independent Engineer, a copy of which is set forth in Appendix A to this prospectus. Stone & Webster is an international engineering and consulting firm in the electric power industry.

     In the preparation of the Independent Engineer's Report and the opinions therein, Stone & Webster has made certain assumptions with respect to conditions that may exist or events that may occur in the future. While Stone & Webster believes these assumptions to be reasonable for the purposes of the Independent Engineer's Report, they are dependent upon future events that may differ from those assumed. In addition, Stone & Webster has used and relied upon certain information provided to it by sources that Stone & Webster believes to be reliable. Stone & Webster believes the use of this information and these assumptions is reasonable for the purposes of the Independent Engineer's Report. However, some assumptions may vary significantly due to unanticipated events and circumstances. Some of these events and circumstances are described in "RISK FACTORS" and, in particular, "THE MARKET IN WHICH OUR BUSINESS WILL BE CONCENTRATED IS BEING DEREGULATED AND WE MAY NOT BE ABLE TO SELL OUR ENERGY, INSTALLED CAPACITY AND ANCILLARY SERVICES AT PRICES THAT WILL PRODUCE A PROFIT," "OPERATION OF OUR STATIONS MIGHT BE DISRUPTED," "LABOR DISPUTES COULD INTERRUPT OUR OPERATIONS," "WE HAVE NO OPERATING HISTORY AND WE HAVE NOT DEMONSTRATED THAT WE CAN OPERATE OUR ELECTRICITY GENERATING STATIONS IN A PROFITABLE MANNER," "OUR BUSINESS IS EXTENSIVELY REGULATED AND NEW REGULATIONS MAY IMPOSE REQUIREMENTS THAT WE ARE UNABLE TO MEET OR THAT REQUIRE US TO MAKE ADDITIONAL EXPENDITURES," "THE FINANCIAL PROJECTIONS AND THE UNDERLYING ASSUMPTIONS THAT WE HAVE PRESENTED TO HELP YOU EVALUATE THE MERITS OF AN INVESTMENT IN THE PASS THROUGH TRUST CERTIFICATES AND FINANCIAL PROJECTIONS ARE INHERENTLY IMPRECISE AND ACTUAL RESULTS ARE EXPECTED TO DIFFER" and "FAILURE TO OBTAIN YEAR 2000 COMPLIANCE MAY HAVE ADVERSE EFFECTS ON OUR COMPANY." To the extent that actual future conditions differ from those assumed in the Independent Engineer's Report or in the information provided to Stone & Webster by others, the actual results may vary from those forecast. The Independent Engineer's Report summarizes Stone & Webster's work up to May 12, 1999, the date of the Independent Engineer's Report. Thus, changed conditions occurring or becoming known after such date could affect the material presented. You should read the Independent Engineer's Report in its entirety.

     On the basis of the information contained, and the assumptions made, in the Independent Engineer's Report, Stone & Webster has expressed the following opinions:

      (1) The Kintigh, Milliken, Goudey and Greenidge Generating Stations have operated at availabilities of 95.7%, 92.2%, 91.8% and 87.4% in non-overhaul years between 1988 and 1998, which are above average availabilities compared to published data on similar facilities. Based on the improvements made by NYSEG prior to the sale of our electricity generating stations to us and continued life extension and replacement work planned by us, it is reasonable to expect that our electricity generating stations will continue to operate at availability levels which support the capacity factor projections in our financial projections.

      (2) The normal claimed capacities of our electricity generating stations are reasonable estimates of the capability of the stations. With continued budgeted capital investment in our electricity generating stations, it is reasonable to expect that these capacities can be maintained over the period shown in our financial projections.

      (3) The heat rates of our electricity generating stations in our financial projections have been developed based on historical information. With continued budgeted capital expenditures in our electricity generating stations, it is reasonable to expect that these heat rates can be maintained over the period shown in our financial projections.

      (4) Our maintenance and capital expenditure budgets appear reasonable and adequate to support the conclusions expressed above and to meet our maintenance and performance objectives, excluding any unforeseeable catastrophic failures near the end of a unit's design life. These maintenance and capital budgets have been used as the basis for the operation and maintenance expenses and capital expenditure expenses used in our financial projections. Stone & Webster prepared an independent life extension study to compare against our life extension budget. The two budgets were within approximately 10% of each other for the 38 years of our financial projections. Therefore, Stone & Webster believes the capital expenditure budget prepared by us is adequate and reasonable.

      (5) We have projected continued operation of our electricity generating stations to the year 2035. Based on Stone & Webster's review, it appears that there are no existing conditions that would preclude the long-term operation of any of our electricity generating stations. This assumes the continuation of condition assessments, maintenance, and capital improvement programs, and the implementation of our budgeted life extension program.

      (6) Our electricity generating stations have all necessary permits in place. Stone & Webster has no reason to believe that the stations will not be able to renew their permits as needed. They believe the environmental reports commissioned by NYSEG and by us were prepared in accordance with good industry practice. Stone & Webster believes the reports have recommended adequate budgets for environmental remediation, which are included in our financial projections. They further believe the NO(x) and SO(2) compliance strategies presented by us are reasonable.

      (7) The technology of our electricity generating stations is proven. The ability to obtain replacement parts should not be a concern during the period covered by our financial projections.

      (8) The AES Corporation has considerable experience operating coal-fired power plants. Stone & Webster believes that it is well qualified to operate these plants. It has achieved the availability projections for the plants at several of its other locations. In addition, it has demonstrated the ability to improve the operations of its plants through the involvement of all the plant personnel. This enables it to keep costs under control and find innovative solutions, which lowers operating costs and capital expenditures.

      (9) Under base case assumptions, our average fixed charge coverage ratio is forecast to be 3.38 from 1999 through 2028. The minimum fixed charge coverage ratio is 1.67 and occurs in 1999.

     (10) Six sensitivity cases were prepared to test the impact on the fixed charge coverage ratios of different market forces on the energy and capacity forecasted by London Economics and on the operating and capital costs projected by us. The sensitivities include (i) the downside projection of energy and capacity prices and reduced capacity factors from London Economics, (ii) reduced capacity factors by 10%,
          (iii) increased fuel costs by 10%, (iv) increased operations and maintenance expenses by 25%, (v) increased capital expenditures by 50%, and (vi) increased heat rates at each unit by 500 Btu/kWh. The fixed charge coverage ratio was most sensitive to reduced energy prices used in sensitivity case (i). The average fixed charge coverage ratio in this case fell to 2.66 with a minimum of 1.28 in 1999. After 1999, the minimum fixed charge coverage ratio was 1.61 in the year 2005.

     (11) Stone & Webster has reviewed the footprints of the portions of the Kintigh and Milliken sites conveyed as security to the indenture trustee and the contracts and other rights assigned as indirect collateral for the pass through trust certificates, which contracts and rights are essential for the operation of our electricity generating stations. Stone & Webster believes that this security and these assignments, taken together, would be sufficient to permit a transferee to operate the Kintigh Generating Station and the Milliken Generating Station as they have been historically operated.

SUMMARY OF INDEPENDENT MARKET CONSULTANT'S REPORT

     The following is a summary of the report (the "Independent Market Consultant's Report") produced by London Economics, as Independent Market Consultant. This summary is qualified in its entirety by, and should be read in conjunction with, the full text of the Independent Market Consultant's Report set forth in Appendix B to this prospectus.

     In the preparation of the Independent Market Consultant's Report and the opinions in the report, London Economics has made the following qualifications with respect to the information contained in the report and the circumstances under which this report was prepared. Some of the information in the Independent Market Consultant's Report is necessarily based on assumptions and predictions of future events and behavior. These assumptions and predictions may differ from that which other experts specializing in the electricity industry might present. The provision of the Independent Market Consultant's Report does not obviate the need for any potential investor to make further appropriate inquiries as to the accuracy of the information included in the report, or to undertake an analysis of its own. In addition, the Independent Market Consultant's Report is not intended to be a complete and exhaustive analysis of the subject issues and therefore does not necessarily consider all of the factors which may be important to a potential investor's analysis. London Economics, its officers, its employees and its affiliates do not accept liability for any losses which may be suffered as a consequence of any reliance on the Independent Market Consultant's Report, and nothing in the Independent Market Consultant's Report should be taken as a promise or guarantee as to the occurrence of any future events.

     London Economics' report included a compilation of 1997 total production costs and average heat rates for thermal units in the northeastern United States. This data showed that our electricity generating stations were among the lowest cost, most efficient thermal units in this region. London Economics' report also presented weighted-average production cost and heat rate data for the five-year period from 1993-1997. The Kintigh Generating Station ranked 7th, Milliken ranked 10th, Goudey ranked 14th and Greenidge ranked 16th out of 48 coal-fired electric utility plants in the northeast in terms of five-year weighted average total production costs.

  Conclusions

     London Economics has concluded that:

     - Our electricity generating stations are likely to maintain a competitive advantage over the most likely form of new generating plants, combined cycle gas-fired turbines, during the study period. The intrinsic value of the coal-fired assets lies in their competitive cost structure, which will remain economic in comparison to other known generation technologies. Based on fuel forecasts by John T. Boyd Company, our Independent Coal Market Consultant, and other consultants, the report of Stone & Webster, and projected variable operations and maintenance costs, London Economics projected that the cost efficiency of our electricity generating stations relative to their peers (other coal-fired generation) in the New York power pool should remain high going forward.

     - London Economics does not find a scenario credible at this time that involves the construction of substantial new nuclear, run-of-river hydro or coal generation in New York. It is unlikely that new gas or oil-fired generation will be able to compete with our electricity generating stations on a variable cost basis (at forecast gas prices). This will limit the risk that our electricity generating stations will be displaced in the energy dispatch order by new generating plants.

     - In addition, our electricity generating stations will have the advantage of revenue stability due to their projected high capacity factors. This, combined with relatively stable coal purchase costs, provides relatively stable operating margins for us, which may become increasingly valuable as the market develops and prices become more volatile and unpredictable. The profitability of the coal plants will tend to be positively correlated with gas and oil prices in the future. This could provide a hedge against gas and oil price fluctuations and could have a positive value in the electricity contract market.

     - Furthermore, our electricity generating stations are well positioned to take advantage of potential market developments in and outside New York. The western New York market has traditionally been low cost in comparison to most neighboring markets. This may allow for additional export earnings over time.

     - The expected development of the New York power market will be driven by a range of factors: economic, regulatory and technological. For the short to medium-term, market dynamics will be dominated by the initial conditions at the start of competition:

        High downstate prices due to lack of investment in new generation technologies. The urban utilities downstate, especially Consolidated Edison and the former Long Island Lighting Company, were slow to invest in new technologies and to replace old generating units. While this helped keep down rates for a while (as their older units were already partially depreciated in the ratebase), downstate New York is now stuck with high operating costs, low thermal efficiencies and a preponderance of high cost oil and gas-fired units. The implementation of competition will both allow new entry and remove some regulatory uncertainty. London Economics has therefore predicted that substantial new entry and re-powering will occur downstate as long as high cost units can be displaced.

        A shift between energy and capacity prices to signal new entry. Energy prices generally reflect the variable cost-basis of the most expensive unit dispatched. In the early years, new entrant combined-cycle gas turbines can cover much of their capital costs in addition to their variable costs from their energy market profits because energy prices are reflecting the higher cost basis of the downstate units. As more of these combined-cycle gas turbine units enter the market, marginal prices (energy prices at a particular hour) will decline, especially at higher levels of demand. This will tend to shift value into a limited number of peak hours and into the capacity market. This effect is reflected in the results of London Economics' modeling analysis.

        Upstate prices will remain lower due to transmission constraints. The transmission constraints which block the free flow of power from lower cost upstate units to downstate will not be removed quickly. For this reason, prices in the upstate region remain lower than downstate prices over time in London Economics' forecasts, generally below new entry trigger levels.

        Prices in general must rise from those reported in the current wholesale spot market. The existing wholesale power markets in the United States are heavily distorted by the presence of large numbers of vertically-integrated ratebase utilities. These utilities are able to recover the majority of their fixed and capital costs from their captive customers under ratebase, and will often sell power at little over variable cost. Experience in other markets (in foreign markets and California, for example) has shown that prices must eventually rise over time for generators to recover full costs from the market, once the distorting effects of ratebase and transitional contracts are removed.

        Environmental restrictions will produce substantial upward pressure on prices. The Kintigh Generating Station and the Milliken Generating Station are currently the only coal-fired plants in New York state equipped with flue gas desulfurization systems. Other coal-fired units in New York will have to add emissions controls or switch to low sulfur compliance coals in order to meet federal environmental restrictions. This will add to their fixed or variable costs or both. Since the capital expenditure required to meet even existing environmental laws is high, London Economics expects that many older units will instead be closed.
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

  Modeling and Analysis

     London Economics' proprietary power markets model was used to forecast system dispatch and operations over the study period, and the resulting energy prices for two transmission-constrained regions: the high cost downstate zone, which covers New York City, Long Island and the lower Hudson valley, and the lower cost upstate zone. Our electricity generating stations are all located in the upstate zone. This two-zoned modeling approach forms a simplified representation of the technical details of the proposed transmission congestion and pricing systems in New York.

     The chart below was prepared by London Economics and illustrates the energy dispatch curve for the New York power market in 2000 projected by London Economics using the base case assumptions in its report. The system has significant nuclear and "must-run" NUG (non-utility generator) capacity that runs at baseload when available. Our electricity generating stations are among the lowest cost thermal generators. Further, there is a large number of higher cost oil, gas and dual-fired steam turbine units, mostly in the downstate region. This chart shows that the position of our electricity generating stations in the projected energy dispatch curve is slightly above the minimum statewide projected hourly load and significantly lower than the average load for 2000. This chart is not adjusted for availability, which is affected primarily by planned and forced outages. Under London Economics' modeling simulations, which account for availability adjustments such as forced outages and planned outages, these plants are almost always dispatched. The capacity factors of the least efficient units among our electricity generating stations (the non-reheat units at Goudey (Unit 7) and Greenidge (Unit 3)) are most sensitive to unfavorable changes in the model inputs while the most efficient units (the Kintigh Generating Station and the Milliken Generating Station) are likely not to be sensitive to such unfavorable changes.

                               [2000 LINE GRAPH]

     The following assumptions, which London Economics believes are conservative, have been used in constructing both the base and downside scenarios. London Economics has assumed that all nuclear capacity in New York will continue to run until its license expiration date, with no early retirements. London

Economics has also assumed that all generators bid into the energy market only at variable (fuel plus variable operations and maintenance) cost, and that substantial new entry and re-powering will occur downstate in the early years up to 2005. At the date of London Economics report, March 1999, fuel oil prices and traded forwards prices were below the forecast oil prices prepared by an independent consulting firm that were used by London Economics. London Economics performed additional analysis for the years 1999 to 2010 to determine the effects of lower oil prices, partially offset by NO(x) allowance costs (which were not incorporated in the base and downside cases). Incorporating both of these effects leads to a decrease in our revenues during 1999 through 2003. The decreased revenues during these years would fall between the base case and downside case revenues.

     In addition, London Economics assumed that Ontario Hydro will get sufficient amounts of its nuclear capacity back online to return to its historical level of exports to New York. The projected level of imports from Ontario is assumed to decrease gradually as Ontario Hydro's nuclear units meet their license expiration dates.

     Capacity prices were analyzed using a capacity balance approach. For the downside case, capacity prices in each region were determined by the minimum going-forward revenues required to keep sufficient installed capacity available. This capacity requirement included the sum of regional peak demands and reserve requirements. Costs considered under the capacity analysis included fixed operation and maintenance costs, projected property and other taxes, and the costs of life extension for units over 30 years old. For the base case, the capacity analysis also included a moderate return on investment for these existing units, based on estimated net book values. For both scenarios, capacity prices are set to allow new entrant plants to achieve a target revenue level when demand growth requires that new capacity be brought online. Both projected average energy and capacity prices for the Upstate New York are shown in the table below.

     For the Upstate region, where our electricity generating stations are located, capacity prices rise as forecast energy prices fall sharply over the period 2000 to 2005. The fall in energy prices is triggered by the level of new entry, most of it downstate, and the re-powering of less efficient plants. Even with these capacity changes, the capacity balance is projected to return to equilibrium by early in the next decade. This implies that downstate capacity prices must rise to trigger needed new entry, as the fuel cost savings to new more efficient units will no longer be adequate. Under the base and downside cases, London Economics has projected that total energy and capacity prices for the Upstate region will be generally below projected new entrant prices.

  FORECAST ENERGY AND CAPACITY PRICES IN BASE AND DOWNSIDE CASES (UPSTATE NEW
                                 YORK) (1999$)

                                   BASE CASE                            DOWNSIDE CASE
                       ---------------------------------      ---------------------------------
                       ENERGY      CAPACITY       TOTAL       ENERGY      CAPACITY       TOTAL
                       ($/MWh)    ($/kW-YEAR)    ($/MWh)      ($/MWh)    ($/kW-YEAR)    ($/MWh)
                       -------    -----------    -------      -------    -----------    -------
1999                    $25.0        $27.0        $28.1        $23.3        $25.0        $26.2
2000                     26.2         30.0         29.6         24.4         26.0         27.4
2001                     27.4         37.0         31.6         25.4         31.0         29.0
2002                     28.4         40.8         33.1         26.4         36.0         30.5
2003                     27.3         46.2         32.5         25.0         39.5         29.5
2004                     24.9         51.6         30.8         22.9         45.3         28.1
2005                     22.8         57.0         29.3         21.0         51.0         26.8
2006                     23.1         56.2         29.5         21.2         50.6         27.0
2007                     23.3         55.4         29.7         21.4         50.2         27.2
2008                     23.6         54.6         29.8         21.7         49.8         27.3
2009                     23.9         53.8         30.0         21.9         49.4         27.5
2010                     24.2         53.0         30.2         22.1         49.0         27.7
2011                     24.5         52.6         30.5         22.3         47.8         27.8
2012                     24.8         52.2         30.7         22.5         46.6         27.9
2013                     25.1         51.8         31.0         22.8         45.4         27.9
2014                     25.4         51.4         31.3         23.0         44.2         28.0
2015                     25.7         51.0         31.5         23.2         43.0         28.1
2016                     25.3         52.6         31.3         23.0         44.8         28.1
2017                     24.9         54.2         31.1         22.7         46.6         28.0
2018                     24.5         55.8         30.8         22.5         48.4         28.0
2019                     24.1         57.4         30.6         22.2         50.2         28.0
2020                     23.7         59.0         30.4         22.0         52.0         27.9
2021*                    23.7         59.0         30.4         22.0         52.0         27.9
2022*                    23.7         59.0         30.4         22.0         52.0         27.9
2023*                    23.7         59.0         30.4         22.0         52.0         27.9
2024*                    23.7         59.0         30.4         22.0         52.0         27.9
2025*                    23.7         59.0         30.4         22.0         52.0         27.9
2026*                    23.7         59.0         30.4         22.0         52.0         27.9
2027*                    23.7         59.0         30.4         22.0         52.0         27.9
2028*                    23.7         59.0         30.4         22.0         52.0         27.9
2029*                    23.7         59.0         30.4         22.0         52.0         27.9
2030*                    23.7         59.0         30.4         22.0         52.0         27.9
2031*                    23.7         59.0         30.4         22.0         52.0         27.9
2032*                    23.7         59.0         30.4         22.0         52.0         27.9
2033*                    23.7         59.0         30.4         22.0         52.0         27.9
2034*                    23.7         59.0         30.4         22.0         52.0         27.9
2035*                    23.7         59.0         30.4         22.0         52.0         27.9

---------------
* Energy prices and capacity prices from 2021 through 2035 have not been modeled. London Economics assumed zero growth in real prices after 2020.

SUMMARY OF COAL MARKET STUDY

     The following is a summary of the Coal Market Study (the "Coal Market Study") produced by the Independent Coal Market Consultant, John T. Boyd Company. This summary is qualified in its entirety by,

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

and should be read in conjunction with, the full text of the Coal Market Study set forth in Appendix C hereto. Although the market analysis is based on John T. Boyd Company's extensive knowledge of the coal industry within the regional study area and its numerous databases of published information on historic coal production, coal reserves, coal prices and other sources, unforeseen changes or new developments (e.g., environmental regulation) could substantially affect future coal demand, quality needs, and prices. Thus, nothing in the Coal Market Study should be taken as a guaranty as to the occurrence of any future events.

     For the Coal Market Study, John T. Boyd Company analyzed the market for coals supplied to the northeastern U.S. utilities from Maryland, eastern Ohio, Pennsylvania, and northern West Virginia. These areas are defined as coal producing Districts 2, 3, 4 and 6. This analysis included a review of supply sources, supply availability, demand, and impacts of the federal Clean Air Act Amendments. The Coal Market Study focused primarily on major producers in the Pittsburgh Seam coal formation. John T. Boyd Company also completed an overview of District 1, which includes central Pennsylvania, western Maryland, and three counties in northern West Virginia.

     Current Production. In 1997, the Districts 2, 3, 4 and 6 produced approximately 116 million tons, 99 million tons from mines producing in excess of 500,000 tons per year. The five largest producers in 1997 produced approximately 78 million tons from the Pittsburgh Seam.

     Pittsburgh Seam Operations. The Pittsburgh Seam is one of the major coal deposits in the United States with well over three billion in-place tons. Pittsburgh Seam mines dominate Districts 1, 2, 3, 4 and 6, accounting for approximately 50% of their production (70% of the underground production), and include some of the lowest cost, high volume supply sources delivering to utilities in New York State.

     Future Supply. There are sufficient undeveloped Pittsburgh Seam reserves to enable the development of numerous new Pittsburgh Seam longwall mines. However, based on John T. Boyd Company's analysis, current and foreseeable market prices do not justify the capital investment required to develop new greenfield capacity. John T. Boyd Company believes that the recoverable reserves for Districts 1, 2, 3, 4 and 6 are approximately 252 years at current annual production rates and that the price of Pittsburgh Seam coals will continue to decline in real terms. John T. Boyd Company also believes that any increase in near-term demand caused by the closing of existing mining operations or additional generating stations installing flue gas desulfurization systems will be met primarily by incremental production from existing Pittsburgh Seam mines and by development of brownfield sites.

     Coal Producing District 1. District 1 includes mines located in central Pennsylvania, Maryland and a portion of northeastern West Virginia. Of the 251 mines operating in 1997, only 16 (approximately 6%) produced more than 500,000 tons. John T. Boyd expects the number of operating mines to continue to decline and Pittsburgh Seam production from District 2 primarily to provide the replacement tonnages.

     Sulfur Dioxide Limitations. Sulfur dioxide limitations have impacted regional coal supply patterns and increased demand for lower sulfur coals. Of the 261 units in the United States affected by federal Clean Air Act Amendments Phase I sulfur dioxide restrictions, an estimated 173 units (66%) have been switched either to lower sulfur coals or to a blend of various quality coals while 28 units (11%) have been or are being equipped with flue gas desulfurization systems. In 1997, Districts 2, 3, 4 and 6 supplied to stations equipped with flue gas desulfurization systems located east of the Mississippi River a total of 50 million tons of coal, which is approximately 33% of their production (93% of these 50 million tons were medium- and high-sulfur coal). John T. Boyd Company believes this market will expand due to installation of additional flue gas desulfurization systems to meet the requirements of federal Clean Air Act Amendments Phase II sulfur dioxide restrictions.

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                                   REGULATION

ENERGY REGULATORY MATTERS

  General

     We and our ownership and operation of our electricity generating stations are regulated under numerous federal, state and local statutes and regulations. Among other aspects of electric generation, these statutes and regulations govern the rates that we may charge for the output of our electricity generating stations, establish in certain instances the operating parameters of our electricity generating stations, and define standards for ownership of our electricity generating stations. While there exists a strong interest at both the federal and state level to deregulate certain aspects of the electric generation industry, we currently remain subject to extensive regulation.

  Federal Energy Regulation

     Federal Power Act. Under the Federal Power Act, the Federal Energy Regulatory Commission possesses exclusive rate-making jurisdiction over wholesale sales of electricity and transmission in interstate commerce. FERC regulates the owners of facilities used for the wholesale sale of electricity and transmission in interstate commerce as "public utilities" under the Federal Power Act.

     Pursuant to the Federal Power Act, all public utilities subject to FERC's jurisdiction are required to obtain FERC's acceptance of their rate schedules in connection with the wholesale sale of electricity. Our rate schedule was approved by FERC as a market-based rate schedule and, accordingly, FERC granted us waivers of the principal accounting, record-keeping and reporting requirements that otherwise are imposed on utilities with a cost-based rate schedule.

     Public Utility Holding Company Act. The Public Utility Holding Company Act provides that any corporation, partnership or other entity or organized group that owns, controls or holds power to vote 10% or more of the outstanding voting securities of a "public utility company" or a company that is a "holding company" of a public utility company is subject to regulation under PUHCA, unless an exemption is established or an order is issued by the SEC declaring it not to be a holding company. Registered holding companies under PUHCA are required to limit their utility operations to a single integrated utility system and to divest any other operations not functionally related to the operation of the utility system. In addition, a public utility company that is a subsidiary of a registered holding company under PUHCA is subject to financial and organizational regulation, including approval by the SEC of certain of its financing transactions. However, under the Energy Policy Act of 1992, a company engaged exclusively in the business of owning and/or operating a facility used for the generation of electric energy exclusively for sale at wholesale may be exempted from PUHCA regulation as an "exempt wholesale generator." On February 5, 1999, we received exempt wholesale generator status from FERC for our ownership and operation of generation and associated facilities. If, after having received this status, there is a "material change" in facts that might affect our continued eligibility for exempt wholesale generator status, within 60 days of this material change, we must (a) file a written explanation of why the material change does not affect our exempt wholesale generator status, (b) file a new application for exempt wholesale generator status or (c) notify FERC that we no longer wish to maintain exempt wholesale generator status. However, if we should lose exempt wholesale generator status, then we would either have to restructure ourselves or risk subjecting ourselves and our affiliates to PUHCA regulation.

     State Regulation. In New York State, recent legislation has significantly deregulated the rate setting aspects of the industry. However, significant risks remain, including, but not limited to, the potential that the state deregulation initiatives are not implemented in the manner anticipated by us or that they could be reversed or nullified. We have obtained authorization from the New York State Public Service Commission for the issuance of the pass through trust certificates and the incurrence of debt pursuant to the working capital credit facility.

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

     Lease Transactions Filings and Approvals. As conditions to completion of the lease transactions relating to the Kintigh Generating Station and the Milliken Generating Station, we and the appropriate financial participants in the lease transactions were required to obtain certain approvals from FERC. We obtained all of our approvals, including authorization to sell wholesale electric energy under our market-based rate schedule and related waivers and blanket authorization. We believe that the special purpose business trusts have obtained all energy-related approvals required to be obtained by them as of the date of this prospectus. The special purpose business trusts have been included in the approval by FERC of the transfer of jurisdictional facilities and the acquisition and leaseback of FERC-jurisdictional facilities, and FERC has granted a disclaimer of jurisdiction over each of the institutional investors and the special purpose business trusts and the trustees of those trusts as public utilities under Part II or III of the Federal Power Act. The special purpose business trusts have received determinations from FERC that they are exempt wholesale generators. The special purpose business trusts obtained a no-action letter from the SEC staff that no enforcement action would be recommended against them under PUHCA if they proceeded with the lease transactions prior to obtaining exempt wholesale generation determinations from FERC.

ENVIRONMENTAL REGULATORY MATTERS

  General

     As is typical for electric generators, our electricity generating stations are required to comply with federal, state and local environmental regulations relating to the safety and health of personnel and the public, including

     - the identification, generation, storage, handling, transportation, disposal, recordkeeping, labeling, reporting of and emergency response in connection with hazardous and toxic materials associated with our electricity generating stations;

     - limits on noise emissions from our electricity generating stations;

     - safety and health standards, practices and procedures applicable to the operation of our electricity generating stations; and

     - environmental protection requirements, including standards and limitations relating to the discharge of air and water pollutants.

Failure to comply with any of these statutes or regulations could have material adverse effects on us, including the imposition of criminal or civil liability by regulatory agencies or civil fines and liability to private parties, and the required expenditure of funds to bring our electricity generating stations into compliance. In addition, pursuant to the Asset Purchase Agreement, we (as assignee of AES NY, L.L.C.) have indemnified NYSEG against the consequences of NYSEG's handling, storage or emission of hazardous and toxic materials on any of the sites of our electricity generating stations and the Lockwood off-site ash disposal site and for NYSEG's past non-compliance, if any, with environmental requirements.

     It is likely that the stringency of environmental regulations affecting us and our operations will increase in the future. In the meantime, we will monitor potential regulatory developments that may impact our operations and we will participate in rulemaking proceedings applicable to our operations when we consider it advisable to do so. We do not expect any currently proposed regulations to have a material adverse effect on our results of operations or our financial condition.

     Expenditures. Compliance with environmental standards will continue to be reflected in our capital expenditures and operating costs. Based on the current status of regulatory requirements and other than the planned expenditures for the Kintigh selective catalytic reduction system, including the construction of new landfill space to manage ash from selective catalytic reduction system operations, and possible expenditures for a Milliken selective catalytic reduction system, we do not anticipate that any capital expenditures or operating expenses associated with our compliance with current laws and regulations will have a material adverse effect on our results of operations or our financial condition. See "AIR EMISSIONS -- NITROGEN OXIDES."

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

  Air Emissions

     The federal Clean Air Act and many state laws require significant reductions in utility SO(2) and NO(x) emissions that result from burning fossil fuels in order to reduce acid rain and ground-level ozone (smog).

     Sulfur Dioxide (SO(2)). SO(2) emissions are regulated under Title IV of the federal Clean Air Act Amendments and by the New York Acid Deposition Control Act. Phase I of the federal Clean Air Act Amendments SO(2) program went into effect January 1, 1995, with Milliken 1 and 2 and Greenidge 4 falling under the program. Phase II will go into effect January 1, 2000 and will affect all units.

     Flue gas desulfurization systems or "scrubbers" are operated at both the Kintigh Generating Station and the Milliken Generating Station to reduce total SO(2) emissions from these plants to quantities substantially below the Title IV SO(2) "allowance" allocations for these plants. An allowance is a freely transferable right to emit one ton of a substance, in this case, SO(2). The excess allowances are accumulated and can either be used for other of our electricity generating stations or sold to provide liquidity to us. We may sell SO(2) allowances rather than save them for Phase II of Title IV of the federal Clean Air Act Amendments. During Phase II, we may need to purchase SO(2) allowances beginning in 2000 to cover SO(2) emissions for the Greenidge Generating Station and the Goudey Generating Station. Market prices for SO(2) allowances currently range from $196 - $212 per ton. The estimated costs of purchasing allowances in future years are provided for in our financial projections. Nevertheless, we believe that, with minor operational changes and minimal additional expenditure, we could improve the efficiency of our scrubbers by 10% or more, which would compensate for most, if not all, of the possible shortfall of SO(2) allowances for the stations. We believe that the annual cost of the additional sulfur control and the purchasing of SO(2) allowances would not be material.

     On October 14, 1999, New York Governor Pataki announced a new initiative which directs the New York State Department of Environmental Conservation to issue regulations requiring electric generators to reduce SO(2) emissions by another 50% below Phase II standards. The Governor is calling for the new regulations to be phased in starting on January 1, 2003 with implementation completed by January 1, 2007.

     In addition, on October 14, 1999, we received an information request letter from the New York Attorney General which seeks detailed operating and maintenance history for the Goudey and Greenidge Generating Stations. This information is being sought in connection with the Attorney General's investigation of several electric generation stations in New York which are suspected of undertaking modifications in the past (from as far back as 1977) without undergoing an air permitting review. Both the Governor's initiative and the Attorney General's investigation have the potential of triggering further emission reductions at the Company's plants and possibly resulting in the necessity of installing additional emissions control equipment. If the Attorney General does file an enforcement action against the Goudey and Greenidge Generating Stations, then penalties may also be imposed.

     Nitrogen Oxides (NO(x)). New York State and the other states in the Mid-Atlantic and Northeast region are classified as the Ozone Transport Region in the federal Clean Air Act, which designates the Ozone Transport Region as being not in compliance with the ozone National Ambient Air Quality Standard. The states in the Ozone Transport Region have agreed to implement a three-phase process to reduce NO(x) emissions in the region in order to comply with the federal Clean Air Act Title I requirements for ozone non-compliance areas. NYSEG complied with Phase I through operational modifications to reduce NO(x) emissions, reduction of electric output from selected generating units to reduce emissions to cap levels, and installation of NO(x) reduction equipment on selected generating units.

     The Phase I regulations require facilities in New York State to implement NO(x) control requirements based on reasonably available control technology. The New York State Department of Environmental Conservation has approved a facility-wide plan for the former NYSEG generating plants to take advantage of operating flexibility offered by grouping the plants together under a common NO(x) emissions averaging plan. Under this approach, a system-wide emission rate limit is continually calculated based upon which of the former NYSEG plants are operating. By emitting into a common compliance averaging plan, or "bubble," electricity generating stations that emit well below the system-wide limit reduce the overall average for electricity generating stations that emit in excess of the system-wide limit.

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

     Implementation of the Phase II emission rules commenced on May 1, 1999. The Phase II NO(x) regulations set forth a NO(x) allowance allocation program which is expected to give us 6,292 NO(x) emission allowances annually. Each allowance will authorize us to emit one ton of NO(x) during the ozone season (May 1 to September 30), beginning in 1999.

     To comply with the stricter emissions regulations beginning in 1999, we installed a selective catalytic reduction system at the Kintigh Generating Station which became operational in June 1999.

     The NO(x) requirements that took effect on May 1, 1999 essentially require that the former NYSEG plants keep their summertime ozone season (May
1 - September 30) NO(x) emissions within a specific budget of NO(x) emissions allowances. If the total emissions during this period are below the budget total, we can sell the excess allowances to companies that emit more than their budget. Operation of the Kintigh selective catalytic reduction system makes it likely that the total NO(x)emissions will be below budget, as does the extended outage for improvements of the Kintigh Generating Station between the middle of May and the end of June in 1999. The Kintigh selective catalytic reduction system commenced operation in June 1999. We have experienced, and expect to continue to experience in the near future, less than the full reduction efficiency anticipated for the Kintigh selective catalytic reduction system. Until the technical issues associated with the startup of the Kintigh selective catalytic reduction system can be fully rectified, we expect that we will not be able to consistently achieve the fully anticipated removal efficiency (90%). As a result, we will generate greater NO(x) emissions and, consequently, we will consume more NO(x) allowances. During the 1999 ozone season, we achieved a removal efficiency of between 70% and 90% for the Kintigh selective catalytic reduction system; however, we anticipate that the technical problems will be resolved in time for the 2000 ozone season.

     The Kintigh Generating Station is expected to accumulate approximately 3,400 excess allowances per year from 1999 to 2002 and approximately 2,500 excess allowances from 2003 onwards. A portion of our compliance strategy involves the selling or trading of excess allowances. We expect that we will be permitted to sell these excess allowances or to trade them, including trades between our electricity generating stations as needed to offset NO(x) emissions at our other electricity generating stations. We are currently permitted to sell or accumulate NO(x) allowances for use in future years. However, we believe that accumulated allowances may be subject to discounting depending on the ratio of total accumulated allowances in the state to New York's state-wide NO(x) budget. We expect that accumulated allowances would be subject, at most, to a 2-to-1 discount in some future years.

     The accumulated allowances would allow each of our electricity generating stations to run at their planned capacity factors through 2003, when the likely more stringent Phase III NO(x) regulations are imposed. Since the Phase III program is still under development, it is difficult for us to predict the size of the allowance shortfall, if any, that may exist at that time. We may decide to install a second selective catalytic reduction system at the Milliken Generating Station in order to continue operation of each of our electricity generating stations at full planned capacity factors during Phase III. We are also considering other compliance strategies, however, such as the addition of a selective non-catalytic reduction system as well as repowering the smaller plants. Considered in the aggregate, we project that our electricity generating stations will create 2,000 excess allowances per year through 2002 and, if a selective catalytic reduction system is installed at the Milliken Generating Station, 400 excess allowances per year after 2002.

     New York Governor Pataki's October 14, 1999 initiative also directs the New York State Department of Environmental Conservation to issue regulations requiring electric generators to impose stringent NO(x) reduction requirements on a year-round basis, rather than just during the summertime ozone season. The Governor is calling for the new regulations to be phased in starting on January 1, 2003 with implementation completed by January 1, 2007. If enacted, the Governor's initiative has the potential to require further NO(x) emission reductions at our electricity generating stations and may necessitate the installation of additional emissions control equipment at certain stations.

     The capital cost of the Kintigh Generating Station selective catalytic reduction system was $31 million. We expect that the system will operate for 20 years at which time we will need to replace the catalyst at an estimated cost of $4.5 million in 1999 dollars.

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

     We have obtained all material approvals for installation and operation of the selective catalytic reduction system from the Public Service Commission, the New York State Board on Electric Generation Siting and the Environment, the New York State Department of Environmental Protection and the Federal Environmental Protection Agency, Region II.

     Our electricity generating stations have generally achieved continuous compliance with the current NO(x) reduction requirements with the exception of a one-time violation of the facility-wide NO(x) emission cap in May 1998. We believe that, under the Asset Purchase Agreement, any penalty assessed for that exceedence would be the responsibility of NGE.

     Particulates and Opacity. Each of our electricity generating stations is currently in compliance with particulate emission limits.

     Each of our electricity generating stations is required to meet an opacity limit. In the past, several of the plants exceeded these limits on various occasions. This was a common problem at coal-fired utilities, and the New York State Department of Environmental Protection has initiated an enforcement action against several utilities, including NYSEG. Potential fines and required actions cannot be divulged to the public until a final settlement is reached. Nevertheless, it would appear to be public information that a fine will be paid by NYSEG and that any consent order will likely have additional monitoring and equipment upgrade requirements, especially involving upgrades to the electrostatic precipitator at the Greenidge Generating Station. NYSEG has performed much of this work at NYSEG's expense.

     Carbon Dioxide (CO(2)). Environmental concerns related to the impacts of greenhouse gases (e.g., carbon dioxide, "CO(2)") led to the adoption in 1992 of the United Nations-sponsored Framework Convention, which was ratified by over 150 countries, including the United States. In 1993, President Clinton committed the United States to limit CO(2) and other climate-altering gas emissions to their 1990 levels by the year 2000. However, it became apparent that this goal was unlikely to be met by most industrialized nations. The Kyoto Conference was called in December 1997 to expedite a global climate treaty supported by the United States. If adopted by the participating nations, any legally binding global climate treaty will have significant economic consequences for all U.S. industries, including the utility industry.

     The AES Corporation has been on the leading edge of creating CO(2) offset projects since 1988 when it started its own project in Guatemala to offset the emissions from the AES Thames electric generating station in Connecticut. Since that time, The AES Corporation has procured four additional projects to offset CO(2) emissions from other facilities. All of these projects have been completed at cost-effective margins (i.e., approximately 10 cents per ton). We do not currently plan to use these types of CO(2) offsets for our electricity generating stations. Cost-effective greenhouse gas mitigation projects like these may not be available to offset emissions from our electricity generating stations in the future, especially if numerous other facilities in the United States and elsewhere are competing for the necessary CO(2) reduction credits.

  Water Issues

     The federal Clean Water Act prohibits the discharge of any pollutant (including heat), except in compliance with a discharge permit issued by the states or the federal Environmental Protection Agency for a term of no more than five years. There is potential uncertainty with permitting issues in the future, but much of the uncertainty on these issues is industry-wide because of new regulatory requirements for cooling water discharges under the National Pollutant Discharge Elimination System program.

     Our electricity generating stations and their ash disposal sites have been designed and are operated to comply with strict water and wastewater compliance standards. Groundwater protection measures include coal pile liners at all stations, lined active ash disposal sites, no active fly ash settling ponds, and a network of approximately 400 groundwater monitoring wells. New York State has not only technology-based effluent limitations for surface water discharges, but is one of the first states in the nation to impose more restrictive limits on wastewater discharges to ensure that very protective water quality-based standards are maintained. Our electricity generating stations have numerous wastewater treatment facilities in order to ensure compliance with these restrictive discharge limits. In addition, the Kintigh Generating Station normally operates in a zero process wastewater discharge mode, reusing wastewater for various plant processes. Similarly, the ash disposal sites must comply with both technology and water quality-based discharge limits. Where necessary, lime treatment is employed to remove metals from ash site wastewater prior to discharge.

     In August 1998, NYSEG received notice of intent to file a citizen suit with the New York State Department of Environmental Protection regarding an alleged water discharge limit exceedence at the Kintigh Generating Station. NYSEG has advised us that no citizen suit has been filed in connection with this matter. If this suit is filed, we believe that under the Asset Purchase Agreement any liability would be the responsibility of NYSEG.

  Hazardous Material and Wastes

     The electric utility industry typically uses and/or generates in its operations a range of potentially hazardous products and by-products. We have identified a number of site remediation issues at our electricity generating stations. Under the terms of the Asset Purchase Agreement, NYSEG will retain pre-closing off-site environmental liabilities associated with our electricity generating stations (other than liabilities arising from the Weber and Lockwood ash disposal sites), but we will assume responsibility for contamination at our electricity generating stations and at the Lockwood ash disposal site.

     Prior to presenting the assets for bid, NYSEG had Phase I and Phase II environmental site assessment reports prepared by an environmental consulting firm for each of our electricity generating stations and the Lockwood ash disposal site. Only a Phase I report was prepared for the Weber ash disposal site. NYSEG's consultant identified environmental contamination at several of the sites which may potentially require remediation. The AES Corporation subsequently hired TRC Environmental Corporation to evaluate NYSEG consultant's estimated costs for liabilities at these sites. Based upon the environmental sampling data and observations of NYSEG's environmental consultants, TRC Environmental Corporation projects that the most probable estimated cost for environmental liabilities at our electricity generating stations is $3.834 million which is slightly higher than NYSEG's consultant's most probable cost projection. Overall, TRC Environmental Corporation essentially agreed with NYSEG's consultant's estimates based on the data available and projected a maximum estimated total cost of $9.8 million at our electricity generating stations (excluding closure and post-closure costs for the Weber and Lockwood ash disposal sites). This maximum cost estimate has been included in our financial projections. No estimates for costs of environmental liabilities were established for the Weber and Lockwood ash disposal sites because NYSEG had budgeted $3 million and $6 million for closure and post-closure (monitoring and maintenance) expenses at the Weber and Lockwood ash disposal sites, respectively, and the consultants did not expect additional costs for environmental investigation or remediation. We included in our financial projections approximately $6 million for closure and post-closure (monitoring and maintenance) expenses for the Lockwood ash disposal site, based solely on amounts previously budgeted for these activities by NYSEG. AES Creative Resources, L.P. assumed responsibility for the Weber ash disposal site. Our subsidiary, AEE2, L.L.C., has agreed to contribute two-thirds of the closure costs for the Weber ash disposal site (approximately $2 million) based on the amount of ash disposed at the site from the Goudey Generating Station and the Greenidge Generating Station, which are owned by AEE2, L.L.C., compared to the amount disposed from the Hickling Generating Station and the Jennison Generating Station, which were acquired by AES Creative Resources, L.P. These projected environmental cost estimates are not a guarantee that additional environmental liabilities will not be incurred, and it is possible that the actual costs could be significantly higher. In addition, it is possible that previously unknown environmental conditions will be discovered in the future. See "RISK
FACTORS -- WE WILL HAVE RESPONSIBILITY FOR PRE-EXISTING ENVIRONMENTAL LIABILITIES AND WILL INCUR EXPENSES AS A RESULT; THESE EXPENSES MAY EXCEED EXPECTATIONS."

     In June 1999, AES NY, L.L.C. received from the New York State Department of Environmental Protection a draft consent order alleging violations of the water quality standards in the groundwater downgradient of the Weber ash disposal site. The draft consent order includes a suspended $5,000 civil penalty and a requirement to submit a work plan to initiate closure of the landfill within 12 months of the issuance of the final order. The draft consent order also calls for a site investigation and there is a possibility that some groundwater remediation at the site may be required. We provided comments to the New York State
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

Department of Environmental Protection on the draft consent order and requested that the order be issued to AES Creative Resources, L.P., the actual owner of the landfill. Even if AES NY, L.L.C. remains the legal entity required to implement the order, $3 million has already been budgeted for the closure of the landfill as well as additional costs for long-term groundwater monitoring. While the actual closure costs may exceed $3 million, we do not expect any added closure costs to be material. Nevertheless, if a groundwater remediation is required, these costs have not been budgeted, and AEE2, L.L.C. may be responsible for a portion of such costs.

     Because the new selective catalytic reduction system at the Kintigh Generating Station may result in ammonia-contaminated fly ash, we expect to develop Area 3 of the Kintigh landfill to contain the ammoniated ash. Area 3 will also be used for disposal of ammoniated sludge produced during flue gas desulfurization system operation while the selective catalytic reduction system is also in operation (May 1 to September 30). Area 3 will comply with modern landfill design and performance standards and will be built with a synthetic liner and a leachate collection system. The disposal area could not be completed in time for commencement of operation of the selective catalytic reduction system at the Kintigh Generating Station and we will manage the ash and sludge in the lined coal pile storage area until the disposal area is ready to receive it. On April 26, 1999, the New York State Board on Electric Generation Siting and the Environment approved the plan to use Area 3, subject to approval by the New York State Department of Environmental Protection of more detailed design submissions, and approved the use of the coal pile storage area for the temporary storage of the ammoniated ash.

     The Kintigh landfill is under the jurisdiction of the Public Service Commission. NYSEG's original compliance filing with the Public Service Commission in 1983 provided that the landfill would be constructed in a 200 acre section of the site, which NYSEG divided into three areas (Areas 1, 2, and 3). The landfill was designed to comply with the then-existing solid waste landfill standards of the New York State Department of Environmental Conservation. Each area was to receive a separate landfill unit lined with a low permeability material, usually clay. However, the first 17-acre section of Area 1 of the landfill was lined with compacted soil only. To date, only Area 1 has been used by NYSEG. The Area 1 landfill has been expanded six times during the years since 1983. When a portion of Area 1 reaches the maximum allowable elevation (130 feet), it is "capped" by adding compacted soil and planting ground cover. The entire process is meant to be self-implementing, with little input from the Public Service Commission unless there is a problem or a change in design or operation.

     In the period since the original approval of the Kintigh landfill, the Department of Environmental Conservation has modified its solid waste landfill regulations extensively. As a result of these changes, these regulations currently allow construction or expansion of landfills only with low permeability liners and sophisticated leachate collection systems, and impose higher standards for capping and closing solid waste facilities.

     Groundwater conditions present at the Kintigh site make it very difficult to distinguish between landfill leachate and naturally occurring substances in the groundwater. Substances that are typically considered indicators of leachate infiltration into groundwater from ash monofill operations, namely sulfates, iron and manganese, are also naturally occurring in the groundwater around and beneath Area 1. NYSEG commissioned independent consultants to perform groundwater testing using sophisticated geochemical fingerprinting techniques, which distinguish the major ions of a water sample. NYSEG's consultants have shown, to the satisfaction of the Public Service Commission, that there has been no material release of leachate from Area 1 into the groundwater.

     In April 1999, the Department of Environmental Conservation and the Public Service Commission negotiated a Memorandum of Understanding that clarifies their respective roles with respect to the regulation of the Kintigh landfill. According to the Memorandum of Understanding, the Public Service Commission's decisions will continue to control all aspects of Areas 1 and 2 of the landfill, but the Public Service Commission must defer to current and future Department of Environmental Conservation regulations, standards and policies with respect to the development, use and closure of Area 3. The Memorandum of Understanding was approved by the New York State Board on Electric Generation Siting and the

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

Environment and was incorporated as part of the April 26, 1999 amendment to the Certificate of Environmental Compatibility for the Kintigh Generating Station that we received in connection with installation of the selective catalytic reduction system.

     Factors which could cause actual costs of disposal in Areas 1, 2 and 3 to vary include, but are not limited to, adoption of more stringent solid waste landfill regulations by the Department of Environmental Conservation, the discovery of groundwater contamination from Area 1 and escalation of the costs of landfill development.

     Exceedences of state groundwater standards at the Milliken Generating Station were reported in the vicinity of the coal pile area, the coal pile runoff pond, and the ash disposal site. In 1997, a new liner was installed under the coal pile. Based on data provided by NYSEG, TRC Environmental Corporation, our environmental consultant, has estimated most probable monitoring and investigation costs of $270,000 for the coal pile runoff pond and $163,000 for the disposal area. We have included these costs in our financial projections.

     In an area adjacent to the Lockwood ash disposal site, our environmental consultant, TRC Environmental Corporation, reported that approximately 500 to 700 drums of abrasives were disposed in the early 1970s and covered with ash. TRC Environmental Corporation projected that the most probable cost to conduct a site investigation and remove the drums is approximately $520,000. These costs have been included in our financial projections. In addition, groundwater sampling in this area and around the Lockwood ash site indicates that some monitoring wells have parameters which exceed state regulatory limits. As noted above, we have included $6 million in closure and post-closure (monitoring and maintenance) costs in our financial projections for the Lockwood ash site.

  Noise

     Noise emissions from our electricity generating stations are regulated pursuant to New York law which establishes different acceptable noise levels based upon the nature of the neighboring property uses, with the lowest being noise standards that must be met at residential properties. In general, compliance with noise standards is not a material concern with respect to our electricity generating stations.

     The Certificate of Environmental Compatibility that was issued to NYSEG in 1978 for the development and operation of the Kintigh Generating Station contains a number of requirements for mitigating environmental impacts from the facility, including noise impacts. Among the noise requirements was an obligation to obtain noise easements from neighboring landowners or, as subsequently approved by the Public Service Commission, to purchase their property in a buffer zone where noncompliance with noise standards was expected to occur. Subsequent analyses predicted that these exceedences would occur only in connection with ash disposal operations when Area 2 of the Kintigh landfill was constructed. Prior to the acquisition of our electricity generating stations, NYSEG had purchased neighboring properties for a combined cost totaling approximately $1.5 million and had a standing offer to purchase the remainder. We obtained an appraisal of the remaining properties which places their aggregate current value at approximately $3.1 million. We have not included any amount in our financial projections for the acquisition of these properties. The Public Service Commission has also required that a noise mitigation plan be developed and submitted for Public Service Commission approval at least one year prior to commencement of Area 2 development. The Public Service Commission could require additional noise control measures at that time. We do not expect that the noise compliance costs we may incur, including as a result of taking over the land purchase program, will be material.

                                   MANAGEMENT

     Our managers are appointed by AES NY, L.L.C., as general partner of our company. Our managers may be appointed from time to time by AES NY, L.L.C. and hold their positions at the discretion of AES NY, L.L.C. AES NY, L.L.C. may elect to appoint additional managers from time to time. The AES Corporation indirectly owns all member interests in and controls AES NY, L.L.C.

     The following table sets forth certain information concerning our management team as of August 1, 1999.

NAME                          AGE            POSITION
----                          ---            --------
Dan Rothaupt                   48    General Manager
John Ruggirello                48    Assistant General Manager
Richard Santoroski             34    Manager of Marketing
Harry Lovrak                   48    Kintigh Plant Manager
Mark Adams                     42    Milliken Plant Manager
James Mulligan                 51    Goudey Plant Manager
Douglas Roll                   44    Greenidge Plant Manager

     Dan Rothaupt, our management team leader, is a former plant manager for AES Thames, a coal-fired facility located in the New England power pool region. Mr. Rothaupt has been with The AES Corporation for 10 years. In addition to AES Thames, he has managed a number of complex operations including the startup of The AES Corporation's business in Hawaii with its coal-fired Barbers Point facility. Mr. Rothaupt has a proven track record of reducing costs while organizing The AES Corporation's businesses at various locations in the United States and has 25 years experience working in various aspects of power systems. Mr. Rothaupt is General Manager of our company. Mr. Rothaupt has a Bachelor of Science degree in Mechanical Engineering from the United States Coast Guard Academy.

     John Ruggirello is a Vice President of The AES Corporation and has over 21 years of industry experience. Mr. Ruggirello also serves as a board member of NIGEN, Ltd., a joint venture of The AES Corporation which acquired 760MW of coal-fired generating assets from the government of Northern Ireland, including a 45-year-old plant which had an availability of 100% in 1998. Mr. Ruggirello heads a group within The AES Corporation responsible for project development, construction and plant operations in much of the eastern United States and Canada. He served as President of AES Beaver Valley from 1990 to 1996. Mr. Ruggirello is Assistant General Manager of our Company. He has a Bachelor of Science degree in Mechanical Engineering from the New Jersey Institute of Technology.

     Richard Santoroski worked for NYSEG for 13 years prior to May 14, 1999 primarily in engineering positions in the system protection and control group (relay) and in field distribution offices. Mr. Santoroski was formerly the lead engineer in the electric resource planning group. Mr. Santoroski has extensive experience in power marketing, including trading physical power options, swaps and forwards, developing and marketing structured products in the New York power pool, the New England power pool and the Pennsylvania-New Jersey-Maryland power pool and overseeing NYSEG's trading, risk management and billing. Mr. Santoroski is the Manager of Power Marketing of our company. Mr. Santoroski has a Bachelor of Science degree in Electrical Engineering from Pennsylvania State University and a Master of Science degree in Electrical Engineering and a Master of Business Administration, both from Syracuse University.

     Harry Lovrak has over 16 years experience in design, start-up and management of utility plants and has worked for The AES Corporation for 13 years. Mr. Lovrak was formerly the plant manager for AES Beaver Valley, a 50 year old coal-fired facility which has consistently achieved capacity factors in excess of 90% under Mr. Lovrak's leadership. Mr. Lovrak is the plant manager of the Kintigh Generating Station. Mr. Lovrak has a Bachelor of Science degree in Chemical Engineering from Ohio University.

     Mark Adams has worked for The AES Corporation for 10 years with experience primarily in the area of financial accounting and reporting. He has recently assisted in the takeover of 4,000MW of generating capacity purchased from Southern California Edison as part of that utility's divestiture program. Mr. Adams is the plant manager of the Milliken Generating Station. Mr. Adams holds a Bachelor of Science degree in Accounting and Business Administration from Northeastern State University.

     James Mulligan has over 25 years experience in the power generation business including design and management of utility plants. Mr. Mulligan was formerly employed by NYSEG as the plant manager at the Milliken Generating Station. Prior to that, he was responsible for NYSEG's four central area plants, which achieved the lowest production costs and highest availabilities in their operating history during his tenure. Mr. Mulligan is the plant manager of the Goudey Generating Station. Mr. Mulligan has a Bachelor of Science degree in Mechanical Engineering from the New York Institute of Technology.

     Douglas J. Roll has over 17 years experience in the power generation business in areas of plant management, engineering, design, construction and start-up of fossil fuel-fired power plants. Mr. Roll was formerly the Station Manager at NYSEG's Greenidge Station where he directed the efforts of the station's staff to the lowest production cost and heat rate and highest reliability and availability in 25 years. Prior to that, Mr. Roll was the Manager of Mechanical Engineering in NYSEG's Generation Department, responsible for directing the engineering, design, construction and start-up of large scale capital projects at NYSEG's coal fired power plants. Mr. Roll is the Plant Manager of the Greenidge Generating Station. Mr. Roll holds a Bachelor of Science degree in Mechanical Engineering from Cornell University and a Bachelor of Arts degree in Biology from Queens College of the City University of New York. Mr. Roll is a registered Professional Engineer in the State of New York.

DUAL STATUS OF TWO MEMBERS OF MANAGEMENT

     It is expected that Mr. Ruggirello and Mr. Rothaupt will continue to devote a portion of their time to other projects for The AES Corporation in addition to serving us. We expect that Mr. Ruggirello will devote approximately 10% of his time to the affairs of our company and Mr. Rothaupt will devote approximately 50% of his time to the affairs of our company. We and The AES Corporation acknowledge that the dual status of these persons may, from time to time, require attention by one or both of these persons to matters for The AES Corporation rather than us. In the event that these circumstances arise, we intend to shift responsibilities of other members of our management team, or to authorize other persons to act, and to take such other action as may be necessary to avoid an adverse effect on our business.

COMPENSATION OF MANAGEMENT

     We are a recently formed limited partnership. We estimate that for the first year after organization, the aggregate amount of compensation that we will pay to all members of our management team as a group, on an annual basis for services to us in all capacities, is $896,000.

     All members of our management team will participate in employee benefit plans and arrangements sponsored by The AES Corporation, including The AES Corporation Incentive Stock Option Plan, The AES Corporation Profit Sharing and Stock Ownership Plan, The AES Corporation Deferred Compensation Plan for Executive Officers, health and life insurance plans and other plans which may be established in the future. We will reimburse The AES Corporation for the costs of health and life insurance based on the proportion of time spent by each person in attending to our business. We will not reimburse The AES Corporation for the costs of providing benefits to these persons under any other of the existing plans.

             RELATIONSHIPS WITH AFFILIATES AND RELATED TRANSACTIONS

CONTROL BY THE AES CORPORATION; CONFLICTS

     We are an indirect, wholly owned subsidiary of The AES Corporation. Since our formation, The AES Corporation has provided all of our equity funding for our business and operations. Our only other sources of funding will be our internally generated cash flow from our electricity generating stations and amounts available under the working capital credit facility with Credit Suisse First Boston. In the event of a shortfall between the amount of our commitments and the foregoing sources of funds, The AES Corporation is not obligated to provide, and may decide not to provide, any loans or equity contributions to make up this shortfall. See "DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION -- LIQUIDITY AND CAPITAL RESOURCES."

     The AES Corporation has the power to control us. In circumstances involving a conflict of interest between The AES Corporation, as the sole indirect equity owner, on the one hand, and the holders of the pass through trust certificates, effectively as our creditors on the other, there can be no assurance that The AES Corporation would not exercise its power to control us in a manner that would benefit The AES Corporation to the detriment of the holders of the pass through trust certificates.

     As of December 31, 1998, the two founders of The AES Corporation, Roger W. Sant and Dennis W. Bakke, and their immediate families together owned beneficially approximately 22.2% of the outstanding common stock of The AES Corporation. As a result of their ownership interests, Messrs. Sant and Bakke may be able to significantly influence or exert control over the affairs of The AES Corporation, including the election of directors. As of December 31, 1998, all of the officers and directors of The AES Corporation and their immediate families together owned beneficially approximately 29.9% of the outstanding common stock of The AES Corporation. To the extent that they decide to vote together, these stockholders would be able to influence significantly or control the election of the directors, the management and policies of The AES Corporation and any action requiring stockholder approval, including significant corporate transactions.

     The AES Corporation's existing plants in and around New York power pool, like AES Thames (Uncasville, Connecticut) and AES Beaver Valley (Monaco, Pennsylvania), do not currently compete with our electricity generating stations due to having their entire outputs committed for sale under existing power purchase agreements. Upon expiration or early termination of these contracts, these operations may compete with our electricity generating stations. In addition, The AES Corporation may undertake future projects that could ultimately compete with our electricity generating stations in the New York power pool.

     We have entered into a coal hauling agreement with Somerset Railroad, which is owned by a wholly owned subsidiary of The AES Corporation. We are obligated to pay Somerset Railroad amounts that will be sufficient, when added to funds available to Somerset Railroad from other sources, to enable Somerset Railroad to pay, when due, all of its operating and other expenses, including interest on and principal of outstanding indebtedness.

               DESCRIPTION OF THE PASS THROUGH TRUST CERTIFICATES

     The existing pass through trust certificates were issued under two separate pass through trust agreements between us and Bankers Trust, as the pass through trustee. The new pass through trust certificates will be issued under the pass through trust agreements in an aggregate principal amount of $550,000,000 and will be identical in all material respects to the existing pass through trust certificates.

     The statements under this caption are a summary only. The definitions of some of the capitalized terms used in the following summary are set forth below under the caption "-- DEFINITIONS."

     As used in this section, (1) the term "existing pass through trust certificates" refers to the outstanding $550,000,000 Pass Through Trust Certificates, Series 1999; (2) the term "new pass through trust certificates" refers to the $550,000,000 Pass Through Trust Certificates, Series 1999, which will be registered under the Securities Act and which are being offered in this exchange offer; and (3) the term "pass through trust certificates" refers to both the existing pass through trust certificates and the new pass through trust certificates.

     For the purposes of this section, the term "operative documents" includes the pass through trust certificates, the Participation Agreements, the leases, the facility site leases, the facility site subleases, the lease indentures, the secured lease obligation notes, the pass through trust agreements, the Deeds, the Bills of Sale, the memoranda of lease which were recorded to give notice of the leases, the memoranda of site lease which were recorded to give notice of the site leases, the memoranda of site sublease which were recorded to give notice of the site subleases, the mortgages granted by the special purpose business trusts to the indenture trustee, the tax indemnity agreements among us and the other parties to the lease transactions, the guaranties from the corporate parent of some of the institutional investors that formed the special purpose business trusts of obligations of those institutions, the depositary and disbursement agreement and the Facilities Support Agreements.

     For additional or more specific information, refer to the pass through trust agreements, Participation Agreements, leases, lease indentures and depositary and disbursement agreement, which were delivered by the parties at the closing of the lease transactions on May 14, 1999, copies of which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

GENERAL

     Except as otherwise indicated, the following summaries relate to each of the two pass through trust agreements, the pass through trusts formed under the pass through trust agreements in connection with the closing of the lease transactions and the pass through trust certificates issued by, or to be issued by, each pass through trust.

     - The existing pass through trust certificates were, and the new pass through trust certificates will be, issued in fully registered form without coupons.

     - Each new pass through trust certificate will represent a fractional, undivided interest in the pass through trust created by the pass through trust agreement under which the new pass through trust certificate will be issued.

     - The property of each pass through trust consists solely of the secured lease obligation notes held in the pass through trust, all monies at any time paid on the secured lease obligation notes, all monies due and to become due on the secured lease obligation notes, funds from time to time deposited with the pass through trustee in accounts relating to the pass through trust and any proceeds from the sale by the pass through trustee of any secured lease obligation note pursuant to the pass through trust agreement (the "Trust Property").

     - Each new pass through trust certificate corresponds to a pro rata share of the outstanding principal amount of the secured lease obligation notes held in the related pass through trust and is issuable in minimum denominations of $100,000 or integral multiples of $1,000 in excess of $100,000.

     The new pass through trust certificates represent interests in the respective pass through trusts and do not represent an interest in or obligation of our company, the pass through trustee or the special purpose business trusts, or any of their respective affiliates. The pass through trustee will make distributions to the registered holders of pass through trust certificates (the "Certificateholders") solely from the Trust Property, to the extent the Trust Property contains sufficient proceeds to make a distribution. By accepting a new pass through trust certificate, each Certificateholder agrees that it will look only to the income and proceeds of the Trust Property provided the Trust Property is available for distribution. The new pass through trust certificates will be prepaid when and to the extent that the related secured lease obligation notes are redeemed, prepaid or purchased. See "-- REDEMPTION OF SECURED LEASE OBLIGATION NOTES" and "-- THE SECURED LEASE OBLIGATION NOTES -- SPECIAL PURPOSE BUSINESS TRUST'S RIGHT TO PURCHASE THE SECURED LEASE OBLIGATION NOTES."

FORM OF CERTIFICATES

     No person acquiring a beneficial interest in the pass through trust certificates (a "Certificate Owner") will be entitled to receive a definitive certificate representing this person's interest in the new pass through trust certificates, except as set forth below under "-- BOOK-ENTRY; DELIVERY AND FORM." A "definitive certificate" is a physical certificate in fully registered form without interest coupons.

     Unless and until definitive certificates are issued under the limited circumstances described in this prospectus, all references to actions by Certificateholders shall refer to actions taken by The Depository Trust Company upon instructions from any organization that is a participant in The Depository Trust Company system and all references in this prospectus to distributions, notices and communications to Certificateholders shall refer, as the case may be, to distributions, notices and communications to The Depository Trust Company or its nominee, Cede & Co., as the registered holder of the certificates, or to any organization that is a participant in The Depository Trust Company system for distribution to Certificate Owners in accordance with The Depository Trust Company procedures. See "-- BOOK-ENTRY; DELIVERY AND FORM."

REGISTRATION RIGHTS; ADDITIONAL INTEREST

     We and the institutions that initially purchased (the "initial purchasers") the existing pass through trust certificates entered into the registration rights agreement on May 11, 1999. Under the registration rights agreement, we agreed to file with the SEC the exchange offer registration statement of which this prospectus is a part under the Securities Act with respect to an exchange offer to the Certificateholders of existing pass through trust certificates. Upon the effectiveness of this exchange offer registration statement, we will offer new pass through trust certificates in exchange for existing pass through trust certificates to the Certificateholders of existing pass through trust certificates who are able to make certain representations.

     SHELF REGISTRATION STATEMENT. We agreed to use our reasonable best efforts to prepare and file, as promptly as practicable, with the SEC, and cause to be declared effective a registration statement under Rule 415 of the Securities Act (a "shelf registration statement") as described below in clauses (1) through
(4). The shelf registration statement will cover the offer and sale of the existing pass through trust certificates from time to time. We will file a shelf registration statement if:

     (1) we determine that an exchange offer is not available or may not be completed as soon as practicable after the last date the exchange offer is open because it would violate applicable law or the applicable interpretations of the staff of the SEC;

     (2) the exchange offer is not completed within 180 days after the date of original issue of the existing pass through trust certificates;

     (3) the initial purchasers so request with respect to the securities not eligible to be exchanged for new pass through trust certificates in the exchange offer and held by them following completion of the exchange offer; or

     (4) any Certificateholder, other than an exchanging dealer, is not eligible to participate in the exchange offer, or any Certificateholder, other than an exchanging dealer, that participates in the exchange offer does not receive freely tradeable new pass through trust certificates on the date of the exchange for validly tendered existing pass through trust certificates, which are not withdrawn.

     No Certificateholder, other than the initial purchasers, is entitled to have any existing pass through trust certificates held by it covered by the shelf registration statement unless that Certificateholder agrees in writing to be bound by all the provisions of the registration rights agreement applicable to that Certificateholder.

     EXISTING PASS THROUGH TRUST CERTIFICATES. The term "existing pass through trust certificates" means each existing pass through trust certificate until:

     (1) the date on which a person other than a broker-dealer exchanges the existing pass through trust certificate for a freely transferable new pass through trust certificate in the exchange offer;

     (2) following the exchange by a broker-dealer in the exchange offer of an existing pass through trust certificate for a new pass through trust certificate, the date on which the new pass through trust certificate received in the exchange offer is sold to a purchaser who receives from the broker-dealer, on or prior to the date of the sale, a copy of the prospectus constituting part of the exchange offer registration statement;

     (3) the date on which the existing pass through trust certificate has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or,

     (4) the date on which the existing pass through trust certificate is distributed to the public pursuant to Rule 144 under the Securities Act or becomes freely tradeable under Rule 144(k) under the Securities Act.

     An "exchanging dealer" is a Certificateholder that is a broker-dealer electing to exchange existing pass through trust certificates, acquired for its own account as a result of market-making activities or other trading activities, for new pass through trust certificates.

     OUR OBLIGATIONS REGARDING THE EXCHANGE OFFER REGISTRATION STATEMENT. The registration rights agreement further provides that:

     (1) we will use our best efforts to cause the exchange offer registration statement to be declared effective by October 11, 1999, which is 150 days after the original issue date of the existing pass through trust certificates;

     (2) unless the exchange offer would not be permitted by applicable law or SEC policy, we will begin the exchange offer and keep the exchange offer open for not less than 30 days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to Certificateholders; and

     (3) if we are obligated to file a shelf registration statement instead of an exchange offer registration statement, we will use our reasonable best efforts to file, as promptly as practicable, the shelf registration statement with the SEC and to cause the shelf registration statement to be declared effective by the SEC.

     ADDITIONAL INTEREST. We will be required to pay interest in addition to the interest otherwise due on the existing pass through trust certificates ("Additional Interest") at the rate of 0.50% per annum in the event that:

     (1) the exchange offer is not completed or a shelf registration statement is not declared effective on or prior to November 10, 1999, which is 180 days after the original issue date of the existing pass through trust certificates; or

     (2) after November 10, 1999 and after the date that any shelf registration statement is declared effective, (A) that shelf registration statement ceases to be effective or (B) that shelf registration statement or the related prospectus ceases to be usable in connection with resales of existing pass through trust certificates, in each case during the period that we are required to maintain the effectiveness of the shelf registration statement and other than as permitted under the registration rights agreement.

     Additional Interest will continue to accrue after the dates in clauses (1) and (2) until the exchange offer is consummated or until a shelf registration statement is declared effective and continues to be effective for use in connection with the resale of existing pass through trust certificates.

     REPRESENTATIONS AND OBLIGATIONS OF CERTIFICATEHOLDERS. Certificateholders will be required to:

     (1) make the representations to us, which are described in the registration rights agreement, in order to participate in the exchange offer;

     (2) deliver information to be used in connection with the shelf registration statement, if any; and

     (3) provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their existing pass through trust certificates included in the shelf registration statement.

SAME-DAY SETTLEMENT AND PAYMENT

     We will make all payments under the leases to the indenture trustee, as assignee of the special purpose business trusts, and subsequently to the pass through trustee in immediately available funds which will be passed through to The Depository Trust Company in immediately available funds.

     Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, secondary trading in pass through trust certificates is generally settled in immediately available funds. The pass through trust certificates will trade in The Depository Trust Company's Same-Day Funds Settlement System until maturity, and, therefore, The Depositary Trust Company will require that secondary market trading activity in the pass through trust certificates settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the pass through trust certificates.

PAYMENTS AND DISTRIBUTIONS

     Scheduled payments of principal and interest on the secured lease obligation notes are referred to in this section as "Scheduled Payments," and January 2 and July 2 of each year, beginning January 2, 2000, are referred to in this section as "Regular Distribution Dates."

     Each Certificateholder is entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of principal and interest made on the secured lease obligation notes. The pass through trustee will distribute all Scheduled Payments of principal and interest on the secured lease obligation notes held in each pass through trust received by the pass through trustee prior to 2:00 p.m., New York time, to Certificateholders on the same date. The pass through trustee will distribute Scheduled Payments received by the pass through trustee after 2:00 p.m., New York time, on the next Business Day.

     INTEREST. Payments of interest on the unpaid principal amount of the secured lease obligation notes held in the pass through trusts are scheduled to be received by the pass through trustee on each January 2 and July 2 of each year, beginning January 2, 2000, at the applicable rate per annum for the pass through trust, at the rate indicated on the cover page of this prospectus, until the final distribution date for the pass through trust. Interest will be passed through to Certificateholders of each of the pass through trusts at the applicable rate per annum, calculated on the basis of a 360-day year of twelve 30-day months.

     PRINCIPAL. The initial principal amount of the pass through trust certificates is as follows:

Series 1999-A........................................    $282,000,000
Series 1999-B........................................     268,000,000
                                                         ------------
                                                         $550,000,000

     Scheduled aggregated payments in respect of principal of the secured lease obligation notes for each of the Series 1999-A Pass Through Trust Certificates and the Series 1999-B Pass Through Trust Certificates are as follows:

                            SCHEDULED AGGREGATED                             SCHEDULED AGGREGATED
                                PAYMENTS OF             PERCENTAGE OF            PAYMENTS OF          PERCENTAGE OF
                                 PRINCIPAL             INITIAL BALANCE            PRINCIPAL          INITIAL BALANCE
                              OF SERIES 1999-A        OF SERIES 1999-A         OF SERIES 1999-B      OF SERIES 1999-B
REGULAR DISTRIBUTION DATES      CERTIFICATES            CERTIFICATES             CERTIFICATES          CERTIFICATES
--------------------------  --------------------    ---------------------    --------------------    ----------------
January 2, 2000........         $         0             0.0000000000%            $          0          0.0000000000%
  July 2, 2000.........                   0             0.0000000000%                       0          0.0000000000%
January 2, 2001........                   0             0.0000000000%                       0          0.0000000000%
  July 2, 2001.........                   0             0.0000000000%                       0          0.0000000000%
January 2, 2002........                   0             0.0000000000%                       0          0.0000000000%
  July 2, 2002.........                   0             0.0000000000%                       0          0.0000000000%
January 2, 2003........                   0             0.0000000000%                       0          0.0000000000%
  July 2, 2003.........           1,526,405             0.5412782128%                       0          0.0000000000%
January 2, 2004........           5,395,888             1.9134355319%                       0          0.0000000000%
  July 2, 2004.........           5,638,703             1.9995401312%                       0          0.0000000000%
January 2, 2005........           2,942,445             1.0434201489%                       0          0.0000000000%
  July 2, 2005.........           4,974,855             1.7641329184%                       0          0.0000000000%
January 2, 2006........           2,348,723             0.8328806028%                       0          0.0000000000%
  July 2, 2006.........           6,354,416             2.2533389539%                       0          0.0000000000%
January 2, 2007........           3,690,365             1.3086399149%                       0          0.0000000000%
  July 2, 2007.........           6,806,431             2.4136280035%                       0          0.0000000000%
January 2, 2008........           4,162,720             1.4761419716%                       0          0.0000000000%
  July 2, 2008.........           7,300,043             2.5886676525%                       0          0.0000000000%
January 2, 2009........           4,678,545             1.6590584043%                       0          0.0000000000%
  July 2, 2009.........           7,839,079             2.7798153227%                       0          0.0000000000%
January 2, 2010........           5,241,838             1.8588077234%                       0          0.0000000000%
  July 2, 2010.........          11,315,220             4.0124895319%                       0          0.0000000000%
January 2, 2011........           8,599,405             3.0494345390%                       0          0.0000000000%
  July 2, 2011.........          12,211,379             4.3302761135%                       0          0.0000000000%
January 2, 2012........           9,535,891             3.3815215177%                       0          0.0000000000%
  July 2, 2012.........          14,240,006             5.0496474326%                       0          0.0000000000%
January 2, 2013........          11,555,806             4.0978035532%                       0          0.0000000000%
  July 2, 2013.........          17,238,317             6.1128784716%                       0          0.0000000000%
January 2, 2014........          14,514,042             5.1468232518%                       0          0.0000000000%
  July 2, 2014.........          18,667,173             6.6195650496%                       0          0.0000000000%
January 2, 2015........          16,007,196             5.6763107270%                       0          0.0000000000%
  July 2, 2015.........          20,227,520             7.1728794610%                       0          0.0000000000%
January 2, 2016........          17,637,758             6.2545242837%                       0          0.0000000000%
  July 2, 2016.........          21,931,458             7.7771126277%                       0          0.0000000000%
January 2, 2017........          19,418,373             6.8859479468%                       0          0.0000000000%
  July 2, 2017.........                                                                     0          0.0000000000%
January 2, 2018........                  --                       --               19,645,840          7.3305371269%
  July 2, 2018.........                  --                       --               24,742,076          9.2321180373%
January 2, 2019........                  --                       --               22,438,356          8.3725207948%
  July 2, 2019.........                  --                       --               27,023,250         10.0833023246%
January 2, 2020........                  --                       --               24,829,824          9.2648598433%
  July 2, 2020.........                  --                       --               22,257,313          8.3049675261%

                            SCHEDULED AGGREGATED                             SCHEDULED AGGREGATED
                                PAYMENTS OF             PERCENTAGE OF            PAYMENTS OF          PERCENTAGE OF
                                 PRINCIPAL             INITIAL BALANCE            PRINCIPAL          INITIAL BALANCE
                              OF SERIES 1999-A        OF SERIES 1999-A         OF SERIES 1999-B      OF SERIES 1999-B
REGULAR DISTRIBUTION DATES      CERTIFICATES            CERTIFICATES             CERTIFICATES          CERTIFICATES
--------------------------  --------------------    ---------------------    --------------------    ----------------
January 2, 2021........                  --                       --               20,526,124          7.6590014552%
  July 2, 2021.........                  --                       --               10,085,543          3.7632623470%
January 2, 2022........                  --                       --                        0          0.0000000000%
  July 2, 2022.........                  --                       --               10,164,581          3.7927539590%
January 2, 2023........                  --                       --                        0          0.0000000000%
  July 2, 2023.........                  --                       --               11,197,434          4.1781470224%
January 2, 2024........                  --                       --                        0          0.0000000000%
  July 2, 2024.........                  --                       --               12,335,239          4.6027010261%
January 2, 2025........                  --                       --                        0          0.0000000000%
  July 2, 2025.........                  --                       --               13,588,659          5.0703952276%
January 2, 2026........                  --                       --                        0          0.0000000000%
  July 2, 2026.........                  --                       --               14,969,443          5.5856132388%
January 2, 2027........                  --                       --                        0          0.0000000000%
  July 2, 2027.........                  --                       --               16,490,533          6.1531840896%
January 2, 2028........                  --                       --                        0          0.0000000000%
  July 2, 2028.........                  --                       --                8,643,925          3.2253452687%
January 2, 2029........                  --                       --                9,061,859          3.3812907127%

Detailed information about the scheduled payments of principal in respect of the secured lease obligation notes is set forth in Schedule I attached to this prospectus.

     REDEMPTION. The secured lease obligation notes may be redeemed prior to maturity in some circumstances. It is possible that some, but not all, secured lease obligation notes could be redeemed prior to maturity. For example, the secured lease obligation notes relating to the Milliken Generating Station could be redeemed without the secured lease obligation notes relating to the Kintigh Generating Station being redeemed. Redemption of secured lease obligation notes prior to maturity would result in the distribution of principal in respect of these secured lease obligation notes earlier than the scheduled distribution dates shown in the table above and in Schedule I. See "-- REDEMPTION OF SECURED LEASE OBLIGATION NOTES."

     GENERAL. Certificateholders of record will receive all Scheduled Payments on each Regular Distribution Date if the pass through trustee receives the Scheduled Payments due on a particular date by 2:00 p.m., New York time. The record date for the distribution of Scheduled Payments will be the fifteenth day preceding the Regular Distribution Date, subject to limited exceptions. If a Scheduled Payment is not received by the pass through trustee on a Regular Distribution Date but is received within five days after a Regular Distribution Date, it will be distributed on the date received to the holders of record (if received by the pass through trustee by 2:00 p.m., New York time on such date). If it is received after the five-day grace period, it will be treated as a special payment ("Special Payment") and distributed as described below.

     The pass through trust agreements require that the pass through trustee establish and maintain with itself, on behalf of and for the benefit of the Certificateholders, one or more non-interest bearing accounts (each, a "Certificate Account") for the deposit of payments representing Scheduled Payments on the secured lease obligation notes held in the related pass through trust. The pass through trust agreements also require that the pass through trustee establish and maintain with itself, on behalf of and for the benefit of the Certificateholders, one or more accounts (each, a "Special Payments Account") for the deposit of payments representing Special Payments.

     Under the terms of the pass through trust agreements, the pass through trustee is required to deposit immediately any Scheduled Payments received by it in the Certificate Account and to deposit immediately any Special Payments so received by it in the Special Payments Account. The pass through trustee will distribute all of the deposited amounts on a Regular Distribution Date or a Special Distribution Date (as defined in the next paragraph), as appropriate. Each Certificateholder will receive its pro rata share of the aggregate amount in the Certificate Account or Special Payments Account, as applicable. The pro rata share will be based on the aggregate fractional undivided interest held by the Certificateholder.

     In addition to Scheduled Payments with respect to principal, the secured lease obligation notes, and consequently the pass through trust certificates are subject to partial or full prepayment under some circumstances. See
"-- REDEMPTION OF SECURED LEASE OBLIGATION NOTES." Payments of principal, premium, if any, and interest received by the pass through trustee on account of a partial or full prepayment, if any, of the secured lease obligation notes held in the related pass through trust, and payments received by the pass through trustee following a default in respect of the secured lease obligation notes held in the related pass through trust (including, but not limited to, payments received on account of the sale of these secured lease obligation notes by the pass through trustee) are Special Payments and will be distributed on the second day of a month, unless the Special Payment is with respect to the prepayment of secured lease obligation notes. If the Special Payment relates to the prepayment of secured lease obligation notes, distributions shall be made on the date prepayment is scheduled to occur under the terms of the applicable lease indenture. The date on which a Special Payment is scheduled to be made is referred to in this prospectus as a "SPECIAL DISTRIBUTION DATE." The pass through trustee will distribute Special Payments on the scheduled Special Distribution Date so long as payment is received by the pass through trustee by 2:00 p.m., New York time on the Special Distribution Date.

     The pass through trustee will mail notice of each Special Payment to the Certificateholders of record and, upon request, to Certificate Owners. This notice shall contain the following information,

     - the Special Distribution Date and record date,

     - the amount of the Special Payment per $1,000 of face amount of certificates and the extent to which it constitutes principal, premium, if any, and interest,

     - the reason for the Special Payment, and

     - if the Special Distribution Date is the same as a Regular Distribution Date, the total amount to be received on this date per $1,000 of face amount of Certificates.

     The record date for each distribution of a Special Payment on a Special Distribution Date for each pass through trust will be the fifteenth day preceding the Special Distribution Date. See "-- REDEMPTION OF SECURED LEASE OBLIGATION NOTES" and "-- EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT." Distributions by the pass through trustee from the Certificate Account or the Special Payments Account of the related pass through trust on a Regular Distribution Date or a Special Distribution Date will be made:

     (1) by wire transfer in immediately available funds to an account maintained by a Certificateholder with a bank, if

        (A) The Depository Trust Company is the Certificateholder of record,

        (B) a Certificateholder holds pass through trust certificates in an aggregate amount greater than $10 million, or

        (C) any Certificateholder that holds pass through trust certificates in an aggregate amount greater than $1 million requests that the distributions be made by wire transfer; or

     (2) if none of the options in clause (1) apply, by check mailed to each Certificateholder of record on the applicable record date at its address appearing on the register maintained for the related pass through trust.

     The final distribution for each pass through trust, however, will be made only upon presentation and surrender of the pass through trust certificates at the office or agency of the pass through trustee specified in the notice given by the pass through trustee of the final distribution. The pass through trustee will mail the notice of the final distribution at maturity, redemption or otherwise to the Certificateholders of record no earlier than 60 days and no later than 20 days next preceding the final distribution, specifying the date set for the final distribution and the amount of the final distribution. See
"-- TERMINATION OF THE PASS THROUGH TRUSTS."

     If any Regular Distribution Date or Special Distribution Date is not a Business Day, distributions scheduled to be made on the Regular Distribution Date or Special Distribution Date may be made on the next succeeding Business Day without any additional interest accruing during the intervening period.

STATEMENTS TO CERTIFICATEHOLDERS

     On each Regular Distribution Date and Special Distribution Date, if any, the pass through trustee will include with each distribution of a Scheduled Payment or Special Payment, if any, to Certificateholders of record a statement, giving effect to the distribution to be made on the Regular Distribution Date or Special Distribution Date, as the case may be, setting forth the following information per $1,000 face amount certificate:

     (1) the amount of the distribution allocable to principal and the amount allocable to premium, if any; and

     (2) the amount of the distribution allocable to interest.

     In addition, within a reasonable time after the end of each calendar year but not later than the latest date permitted by law, the pass through trustee will furnish to each person who at any time during the calendar year was a Certificateholder of record and, upon each Certificate Owner's request, each person who at any time during the calendar year was a Certificate Owner, a statement specifying the sum of the amounts determined in clauses (1) and (2) above with respect to the related pass through trust for the calendar year. In the event this person was a Certificateholder of record or Certificate Owner during a portion of the calendar year, the pass through trustee will furnish a statement specifying the amounts determined in clauses (1) and (2) for the applicable portion of the calendar year. In addition, the pass through trustee shall furnish other items as are readily available to the pass through trustee and which a Certificateholder or Certificate Owner shall reasonably request as necessary for the purpose of the Certificateholder's or Certificate Owner's preparation of federal income tax returns.

     The report and the other items specified in the immediately preceding paragraph shall be prepared on the basis of information supplied to the pass through trustee by participants in The Depository Trust Company system and the Certificate Owners. The pass through trustee will notify Certificateholders of all defaults under the pass through trust agreements known to the pass through trustee within 90 days after the occurrence of a default; provided, however, that the pass through trustee will be protected if it withholds notice from the Certificateholders of a default other than a failure to pay principal of, premium, if any, or interest on any secured lease obligation note, so long as the board of directors, the executive committee or a trust committee of directors or specified responsible officers of the pass through trustee determine in good faith that the withholding of notice is in the interests of the Certificateholders and the Certificate Owners.

     If the pass through trust certificates are issued in definitive form, the pass through trustee will prepare and deliver the information described above to each Certificateholder of record as the name and period of record ownership of the Certificateholder appears on the records of the registrar of the pass through trust certificates.

     As long as any pass through trust certificates remain outstanding, we will be required to furnish to the pass through trustee unaudited quarterly and audited annual financial statements together with a discussion and analysis substantially conforming with the requirements of Form 10-Q promulgated under the Exchange Act for quarterly reports and Form 10-K promulgated under the Exchange Act for annual reports. We are required to furnish all unaudited quarterly financial statements to the pass through trustee within 60 days following the end of each of our first three fiscal quarters during each fiscal year. We are also required to furnish our audited annual financial statements to the pass through trustee within 120 days following the end of each of our fiscal years. In addition, we will be required to furnish to the pass through trustee notice of certain material events related to us within 120 days after their occurrence. We are also required to furnish to Certificateholders, Certificate Owners and prospective investors, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the existing pass through trust certificates are not freely transferable under the Securities Act. We are also required to furnish annually to the pass through trustee a statement as to the fulfillment of our covenants and obligations under the pass through trust agreements.

     The pass through trustee will, upon request, furnish all of this information directly to Certificateholders and Certificate Owners.

VOTING OF SECURED LEASE OBLIGATION NOTES

     The pass through trustee of each pass through trust has the right under the lease indentures in some circumstances to vote and give waivers in respect of the secured lease obligation notes held in the pass through trust. Each pass through trust agreement sets forth the circumstances under which the pass through trustee shall direct any action or cast any vote as the holder of the secured lease obligation notes at its own discretion and the circumstances in which the pass through trustee shall seek instructions from the Certificateholders.

     Prior to an Event of Default with respect to any pass through trust, the principal amount of the secured lease obligation notes held in the pass through trust directing any action or being voted for or against any proposal shall be in proportion to the principal amount of pass through trust certificates held by the Certificateholders taking the corresponding position. An Event of Default under the pass through trust agreements is defined as the occurrence and continuance of an event of default under the related lease indentures (a "Lease Indenture Event of Default").

REDEMPTION OF SECURED LEASE OBLIGATION NOTES

     The secured lease obligation notes may be redeemed under the circumstances set forth below. The pass through trustee will make distributions to the Certificateholders of each pass through trust related to the secured lease obligation notes being redeemed on the date and in the amount paid in respect of the redemption of these secured lease obligation notes.

     OPTIONAL REDEMPTION. All secured lease obligation notes outstanding under a lease indenture will be redeemed, in whole but not in part, at the principal amount at the date of redemption together with interest accrued to the date of redemption plus a "Make Whole Premium," if any, upon any optional refinancing of the secured lease obligation notes. No such refinancing shall occur without our consent. We have the right, at our option and expense, exercisable on three occasions at any time following May 14, 2006, to request the special purpose business trusts or the pass through trusts to refund or refinance the pass through trust certificates either in the public or private market, in whole or in part, subject to the conditions set forth in the lease indentures and the Participation Agreements.

     SPECIAL MANDATORY REDEMPTION WITH MAKE WHOLE PREMIUM. All secured lease obligation notes outstanding under a lease indenture will be redeemed, in whole but not in part, at the principal amount at the date of redemption, together with interest accrued to the redemption date plus a Make Whole Premium, if any, following a Lease Indenture Event of Default caused by the occurrence of an event of default under the related lease (a "Lease Event of Default") and the acceleration of the secured lease obligation notes; provided, that no Lease Event of Default under any other lease shall have occurred. Lease Indenture Events of Default are described in more detail below under the caption, "-- THE SECURED LEASE OBLIGATION NOTES -- LEASE INDENTURE EVENTS OF DEFAULT" and Lease Events of Default are described below under the caption, "-- THE LEASES, THE FACILITY SITE LEASES AND THE FACILITY SITE SUBLEASES -- LEASE EVENTS OF DEFAULT."

     "Make Whole Premium" means an amount equal to the Discounted Present Value calculated for any secured lease obligation note which may be redeemed pursuant to any lease indenture less the unpaid principal amount of this secured lease obligation note; provided, that the Make Whole Premium shall not be less than zero.

     For purposes of this definition, the "Discounted Present Value" of any secured lease obligation note which may be redeemed under any lease indenture shall be equal to the discounted present value of all principal and interest payments scheduled to become due in respect of the secured lease obligation note after the date of redemption, calculated using a discount rate equal to the sum of

     - the yield to maturity on the U.S. Treasury security having an average life equal to the remaining average life of this secured lease obligation note and trading in the secondary market at the price closest to par, and

     - 50 basis points.

     If there is no U.S. Treasury security having an average life equal to the remaining average life of the secured lease obligation note, the discount rate shall be calculated using a yield to maturity interpolated or extrapolated on a straight-line basis (rounding to the nearest basis point, if necessary) from the yields to maturity for two U.S. Treasury securities having average lives most closely corresponding to the remaining average life of the secured lease obligation note and trading in the secondary market at the price closest to par.

     SPECIAL MANDATORY REDEMPTION WITH A MODIFIED MAKE WHOLE PREMIUM. All secured lease obligation notes outstanding under a lease indenture will be redeemed at any time on or after May 14, 2006, in whole but not in part, at the principal amount at the date of redemption, together with accrued interest to the redemption date plus a Modified Make Whole Premium, if any, upon the exercise by us of our right of early termination under the related lease. We may only exercise this right so long as no Lease Bankruptcy Default or Lease Event of Default shall have occurred and be continuing, following a determination by us that the Kintigh Generating Station or the Milliken Generating Station, as applicable, is economically or technologically obsolete, other than as a result of a change in Applicable Law, or surplus to our needs or no longer useful in our trade or business including, but not limited to, as a result of:

     (1) a change in the markets for the wholesale purchase and/or sale of energy, as determined in good faith by the board of directors of our company's general partner; or

     (2) any material abrogation by any purchaser under a power purchase agreement, as determined in good faith by the board of directors of our company's general partner.

     Prior to any termination, we shall deliver to the applicable institutional investors that formed the special purpose business trusts, the indenture trustee and the pass through trustee a certificate of the board of directors of our company's general partner setting forth in reasonable detail the basis on which we are exercising this termination right.

     If we exercise our rights to terminate a lease for a particular electricity generating station as a result of obsolescence as described above, we can be required in some cases to terminate all leases, including leases for the other electricity generating station, in which the applicable institutional investor that formed the special purpose business trusts or any of its affiliates has an interest.

     In the event of an early termination or an early termination following a determination by us that the applicable electricity generating station is economically or technologically obsolete as a result of a change in Applicable Law, including any regulation or tariff of general application, we will, as non-exclusive agent for the special purpose business trusts, use commercially reasonable efforts to obtain bids and sell the special purpose business trusts' interests in the undivided interests in the Kintigh Generating Station and the Milliken Generating Station and the ground interests in the real property related to the electricity generating station. All of the proceeds from any sale will be paid directly to the applicable special purpose business trusts or to the indenture trustee, as long as the lien of the related lease indentures shall not have been terminated or discharged. The purchaser of these interests may not be us, any affiliate of ours or any third party with whom we or an affiliate of ours has an arrangement to use or operate the facility to generate power for our benefit or the benefit of an affiliate of ours after the termination of the lease.

     "Modified Make Whole Premium" means an amount equal to the Discounted Present Value calculated for any secured lease obligation note which may be redeemed pursuant to any lease indenture less the unpaid principal amount of this secured lease obligation note. The Modified Make Whole Premium shall not be less than zero.

     For purposes of this definition, the "Discounted Present Value" of any secured lease obligation note which may be redeemed under any lease indenture shall be equal to the discounted present value of all principal and interest payments scheduled to become due in respect of the secured lease obligation note after the date of redemption. The discounted present value shall be calculated using a discount rate equal to the sum of

     - the yield to maturity on the U.S. Treasury security having an average life equal to the remaining average life of such secured lease obligation note and trading in the secondary market at the price closest to par, and

     - 100 basis points.

     If there is no U.S. Treasury security having an average life equal to the remaining average life of the secured lease obligation note, the discount rate shall be calculated using a yield to maturity interpolated or extrapolated on a straight-line basis (rounding to the nearest basis point, if necessary) from the yields to maturity for two U.S. Treasury securities having average lives most closely corresponding to the remaining average life of the secured lease obligation note and trading in the secondary market at the price closest to par.

     MANDATORY REDEMPTION WITHOUT PREMIUM. All secured lease obligation notes outstanding under a lease indenture will be redeemed, in whole but not in part, at the principal amount at the date of redemption, together with accrued interest to the redemption date but without any premium, under any of the following circumstances:

     (1) Upon the occurrence of an Event of Loss (as defined under the heading "-- THE LEASES, THE FACILITY SITE LEASES AND THE FACILITY SITE SUBLEASES -- EVENT OF LOSS") under the related lease, other than a Regulatory Event of Loss (as defined under the heading "-- THE LEASES, THE FACILITY SITE LEASES AND THE FACILITY SITE SUBLEASES -- EVENT OF LOSS") in respect of which we acquire the related undivided interest in the Kintigh Generating Station and the Milliken Generating Station and assume the related secured lease obligation notes in accordance with the lease indenture;

     (2) So long as no Lease Bankruptcy Default or Lease Event of Default shall have occurred and be continuing, we exercise our option under the related lease to terminate the lease, unless we assume the related secured lease obligation notes in accordance with the related lease indenture, if

        (A) it becomes illegal for us to continue these leases or to make payments under the leases, other than as a result of events caused by us or any affiliate of ours with a purpose of enabling us to have the right to exercise an option to purchase the related undivided interest in the Kintigh Generating Station and the Milliken Generating Station, and the transactions contemplated thereby cannot be restructured in a manner reasonably acceptable to us, or

        (B) one or more events, other than as a result of events caused by us or any affiliate of ours with a purpose of enabling us to have the right to exercise an option to purchase the related undivided interest in the Kintigh Generating Station and the Milliken Generating Station, occur which have given or will give rise to obligations of us to make indemnification or other payments under the related operative documents (other than the tax indemnity agreement) and these indemnity obligations can be avoided by our purchase of the related undivided interest in the Kintigh Generating Station and the Milliken Generating Station and the present value of the avoided indemnity obligations exceeds 3% of the Purchase Price of the undivided interest in the Kintigh Generating Station and the Milliken Generating Station; or

     (3) So long as no Lease Bankruptcy Default or Lease Event of Default shall have occurred and be continuing, exercise by us of our right under the related lease to terminate the lease following a determination by us that the applicable electricity generating station is economically or technologically obsolete as a result of a change in Applicable Law, including any regulation or tariff of general application. Prior to this termination, we shall deliver to the applicable institutional investors that formed the special purpose business trusts, the indenture trustee and the pass through trustee a certificate of the board of directors of our company's general partner setting forth in reasonable detail the basis on which it is exercising this termination right.

     If we exercise our rights to terminate a lease for a particular electricity generating station as a result of illegality or a burdensome indemnity as described above, we can be required to terminate all leases, including leases for the other electricity generating station, in which the applicable institutional investor that formed the special purpose business trusts (or any affiliate) has an interest.

COVENANTS

     We will be subject to the following covenants:

     MERGER, CONSOLIDATION. We will not, and will not permit AES NY, L.L.C. or any AES Eastern Energy Subsidiary to, consolidate or merge with or into any other person, unless we shall have provided 10 Business Days' prior written notice to the special purpose business trusts, the institutional investors that formed the special purpose business trusts and, so long as the Lien of the lease indenture shall not have been terminated or discharged, the indenture trustee and the pass through trustee and immediately after giving effect to the transaction:

     (1) no Lease Material Default or Lease Event of Default shall have occurred and be continuing;

     (2) the entity resulting from this consolidation or surviving in this merger shall be (A) in the case of our company, our company, (B) in the case of AES NY, L.L.C., AES NY, L.L.C., and (C) in the case of any AES Eastern Energy Subsidiary, our company or any AES Eastern Energy Subsidiary; and

     (3) the Rating Agencies shall have confirmed in writing that, after giving effect to the merger or consolidation, the credit rating of the certificates shall not be less than (A) Baa2 by Moody's and BBB by S&P in the case of a consolidation or merger involving our company and (B) that rating then in effect in the case of a consolidation or merger involving AES NY, L.L.C. or any AES Eastern Energy Subsidiary.

     LIMITATION ON LIENS. We will not, and will not permit any AES Eastern Energy Subsidiary to create, incur, assume or suffer to exist any Lessee Liens.

     LIMITATION ON INDEBTEDNESS. We will not, and will not permit any AES Eastern Energy Subsidiary to, create, incur, issue, assume, suffer to exist, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness except for Permitted Indebtedness. Any incurrence of Permitted Indebtedness shall constitute a representation and warranty by us that all conditions to this incurrence have been satisfied. The Participation Agreements state that neither we nor any AES Eastern Energy Subsidiary is required to discharge or otherwise prepay any Indebtedness properly incurred at the time of issuance. AES NY3, L.L.C. and Somerset Railroad may not incur any Indebtedness without the prior written consent of the institutional investors that formed the special purpose business trusts, except that no such written consent shall be required in respect of

     - the Somerset Railroad credit facility, or

     - any operating leases of Somerset Railroad.

     MAINTENANCE OF EXISTENCE. Except as permitted under "-- MERGER, CONSOLIDATION," we will preserve and keep in full force and effect our and each of the AES Eastern Energy Entities' legal existence and qualification to do business in any state in which the conduct of our or their respective businesses or ownership or leasing of assets used in our or their respective businesses requires this qualification and where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect.

     MAINTENANCE OF LICENSES AND PERMITS. We will, and, as applicable, will cause each AES Eastern Energy Entity to, obtain and maintain all necessary Governmental Approvals required to operate the Kintigh Generating Station and the Milliken Generating Station and the Goudey Generating Station and the Greenidge Generating Station (the Goudey Generating Station and the Greenidge Generating Station are collectively referred to in this prospectus as, the "Additional Facilities") and to sell the energy and capacity
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generated by the Kintigh Generating Station and the Milliken Generating Station
and the Additional Facilities at wholesale prices, including all licenses and permits necessary to maintain our status as an "Exempt Wholesale Generator" under the Public Utility Holding Company Act ("EWG Status"), except where:

     (1) failure to so obtain or maintain a Governmental Approval could not reasonably be expected to result in a Material Adverse Effect; or

     (2) the Governmental Approvals, licenses, authorizations and permits are anticipated to be routinely granted at a later date in the ordinary course.

     FINANCIAL STATEMENTS. We shall deliver to the institutional investors that formed the special purpose business trusts, the special purpose business trusts and, so long as the Lien of the lease indenture shall not have been terminated or discharged, the indenture trustee and the pass through trustee, as soon as practicable after the end of each fiscal year but in no event later than 120 days after the end of that year:

     (1) a consolidated balance sheet of our company and our consolidated subsidiaries as of the end of the fiscal year and the related consolidated statements of income, retained earnings and cash flows for that fiscal year (together with footnotes and a discussion and analysis), setting forth in each case in comparative form the figures for the previous fiscal year, to the extent available, all prepared in accordance with generally accepted accounting principles and reported on and audited by an independent public accountant of nationally recognized standing, together with any other information required to be filed with the SEC in respect of the pass through trust certificates under applicable securities laws;

     (2) a certificate of an officer of our company stating that (A) the signer has made, or caused to be made under his supervision, a review of the Participation Agreements and the other operative documents, and (B) this review has not disclosed the existence during the fiscal year (and the signer does not have knowledge of the existence as of the date of the certificate) of any condition or event constituting a Lease Material Default or Lease Event of Default or an Event of Loss or, if any such condition or event existed or exists, specifying its nature, its period of existence and what action we have taken or propose to take to address the condition or event;

     (3) a certificate of an officer of our company stating whether any change in Applicable Law has occurred during the previous fiscal year that would result in a Material Adverse Effect and if an Applicable Law has been enacted what action we have taken or propose to take with respect thereto including establishing a plan to implement the action (which plan shall be reasonably satisfactory to the institutional investors that formed the special purpose business trusts); and we shall update the institutional investors that formed the special purpose business trusts annually on the implementation of the plan (including any changes to the plan);

     (4) a copy of Federal Energy Regulatory Commission ("FERC") Form No. 1 to the extent filed with FERC pursuant to 18 C.F.R. Section 141.1; and

     (5) a list of potential transferees to whom the institutional investors that formed the special purpose business trusts have agreed that they will not transfer their Beneficial Interests (it being the understanding of the parties that, if this list is not delivered in any fiscal year, the list delivered in the previous year shall continue to apply).

     We shall deliver to the institutional investors that formed the special purpose business trusts, the special purpose business trusts and, so long as the Lien of the lease indenture shall not have been terminated or discharged, the indenture trustee and the pass through trustee, as soon as reasonably practicable after the end of each fiscal quarter but in no event later than 60 days after the end of that quarter:

     (1) an unaudited consolidated balance sheet of our company and our consolidated subsidiaries as of the end of that quarter and the related consolidated statements of income for that quarter and for the portion of our fiscal year ended at the end of that quarter, and the related consolidated statements of cash flows for that quarter and for the portion of the fiscal year ended at the end of that quarter, in
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         each case setting forth comparative figures for previous dates and periods, to the extent available, and prepared in accordance with generally accepted accounting principles (subject to normal year-end adjustments); and

     (2) a certificate of an officer of our company stating that (A) the signer has made, or caused to be made under his supervision, a review of the Participation Agreements and the other operative documents; and (B) the review has not disclosed the existence during that fiscal quarter (and the signer does not have knowledge of the existence as of the date of that certificate) of any condition or event constituting a Lease Material Default or Lease Event of Default or an Event of Loss or, if a condition or event existed or exists, specifying its nature, its period of existence and what action we have taken or propose to take to address the condition or event.

     We shall, at least 30 days prior to the commencement of any fiscal year, provide to the institutional investors that formed the special purpose business trusts and, upon written request, any Certificate Owner, our final Annual Operating Budget for the fiscal year, together with confirmation by Stone & Webster, the independent engineer, that the budget is based on reasonable assumptions and is prepared in accordance with the Participation Agreements. The Annual Operating Budget shall be subject to the confidentiality agreements set forth in Participation Agreements. The Annual Operating Budget shall include pro forma projections and projections indicating updated projected Coverage Ratios, taking the Independent Forecast into account for the rental period, through the end of the terms of the leases and shall indicate projected changes, if any, in the Rent Reserve Account and the Additional Liquidity Account.

     We shall furnish to the institutional investors that formed the special purpose business trusts and, upon written request, to any Certificate Owner, from time to time information as they shall reasonably request concerning the Kintigh Generating Station and the Milliken Generating Station and the real property on which the Kintigh Generating Station and the Milliken Generating Station are located, including information concerning the condition, operation, maintenance and use of the electricity generating stations and the real property and other financial or operating information as they shall reasonably request and which are routinely made available to our creditors or the creditors of The AES Corporation, to the extent we or The AES Corporation possesses this information or can reasonably obtain this information. To the extent this information consists of information contained in records kept by us, The AES Corporation or its affiliates, we shall furnish this information without cost to the recipient. Any information furnished by us shall be subject to the confidentiality agreements set forth in the Participation Agreements.

     For any period that we are subject to the periodic reporting and informational requirements of the Exchange Act, we shall deliver to the institutional investors that formed the special purpose business trusts, the special purpose business trusts and, so long as the Lien of the lease indenture shall not have been terminated or discharged, the indenture trustee and the pass through trustee for distribution to the Certificateholders, copies of all periodic reports and information required under the Exchange Act and any other applicable securities laws within a reasonable period of time. As soon as practicable following the end of each month, we shall deliver to the institutional investors that formed the special purpose business trusts and, upon written request, to any Certificate Owner, a monthly operations report for each of the Kintigh Generating Station and the Milliken Generating Station and the Additional Facilities. We have agreed to amend the monthly operations reports to include additional operation and maintenance information as the institutional investors that formed the special purpose business trusts may reasonably request. The monthly operations reports shall be subject to the confidentiality agreements set forth in the Participation Agreements.

     We will require Certificate Owners who request information subject to the confidentiality provisions of the Participation Agreements to execute an agreement to be bound by such provisions.

     REQUIRED NOTICES. We will promptly notify the special purpose business trusts, the institutional investors that formed the special purpose business trusts, the indenture trustee and the pass through trustee of any of the following:

     (1) the execution or termination of any PPA, or a related series of PPAs with the same third party purchaser, with a term in excess of 12 months, for the sale at a scheduled price of more than 25% of

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         the aggregate capacity and energy of the Kintigh Generating Station and the Milliken Generating Station and the Additional Facilities;

     (2) the initiation, filing or settlement of a significant litigation matter by or against any AES Eastern Energy Entity;

     (3) any anticipated change in our chief executive office, our principal place of business, our name or the place where we maintain our business records, which notice shall be provided no later than 10 Business Days prior to the anticipated change; and

     (4) immediately upon obtaining Actual Knowledge of (A) any Lease Material Default, Lease Event of Default, Event of Loss or other material damage to the Kintigh Generating Station and the Milliken Generating Station or either of the Additional Facilities, (B) any litigation, change in our or any AES Eastern Energy Entity's business or financial condition or event of force majeure, if it could reasonably be expected to result in a Material Adverse Effect, (C) the existence of any Lessee Liens,
         (D) any labor strike that directly affects us or AEE2, L.L.C., and (E) the incurrence of Permitted Indebtedness in a principal amount in excess of $20 million.

     BOOKS AND ACCOUNTS. We will keep proper books and accounts in conformity with U.S. generally accepted accounting principles ("GAAP") and all Applicable Laws. We will create and maintain our books, records, accounts and financial statements and those of the AES Eastern Energy Entities separately from any of our other affiliates and shall be responsible for our own expenses and other liabilities.

     COMPLIANCE WITH THE LAW. We shall, and shall cause each of the AES Eastern Energy Entities to, comply in all material respects with Applicable Laws including, but not limited to, all Applicable Laws in respect of:

     (1) the conduct of our or its business as currently conducted and as proposed to be conducted and the ownership, operation and use of our or its property, including those relating to environmental standards and controls;

     (2) the production and sale of electric energy;

     (3) the performance of our or its obligations under the operative documents; and

     (4) the Employee Retirement Income Security Act of 1974, as amended, and its regulations and published interpretations, in each case except where non-compliance is the subject of a Permitted Contest.

     PAYMENT OF TAXES. We shall and shall cause each of the AES Eastern Energy Subsidiaries to file all required tax returns and pay all taxes due and payable, except those being contested in good faith and on reasonable grounds for which adequate reserves have been established. We shall promptly pay or cause to be paid any valid, final judgment enforcing any tax, assessment, charge, levy or claim and cause the same to be satisfied of record unless this judgment is then being appealed and enforcement of it is stayed pending appeal.

     MAINTENANCE OF AES EASTERN ENERGY SUBSIDIARIES; INSURANCE ON ADDITIONAL FACILITIES. We shall take all actions required to cause each of the AES Eastern Energy Subsidiaries:

     (1) to remain as a wholly-owned subsidiary of ours; and

     (2) collectively to operate and maintain the Kintigh Generating Station and the Milliken Generating Station and each of the Additional Facilities for so long as the applicable lease is in effect.

     We shall cause the Additional Facilities to be insured to the same extent that the Milliken Generating Station is required to be insured under the applicable leases.

     AES EASTERN ENERGY REVENUES. We shall, and shall cause each AES Eastern Energy Subsidiary to, cause all AES Eastern Energy Revenues to be deposited directly into the Revenue Account established under the depositary and disbursement agreement, except, to the extent provided in the depositary and disbursement

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agreement, for any revenues received by any AES Eastern Energy Entity under any
Operation and Maintenance Agreement.

     ANNUAL OPERATING BUDGET. We shall cause each of the Kintigh Generating Station and the Milliken Generating Station and the Additional Facilities to be operated and maintained in accordance with the Annual Operating Budget and shall not permit the aggregate expenditures in any year for Operating and Maintenance Costs to exceed 125% of the amount set forth in the Annual Operating Budget. Any amendment, modification or reallocation of the Annual Operating Budget by us that would cause a change of more than 25%, either positively or negatively, in the amounts set forth in the Annual Operating Budget shall be accompanied by confirmation of Stone & Webster, the independent engineer, that any amendment, modification or reallocation is based on reasonable assumptions.

     COAL HAULING AGREEMENT. We shall comply with all of the terms of the coal hauling agreement with Somerset Railroad applicable to us, the nonperformance of which could result in a Material Adverse Effect, and shall take all necessary actions to enforce the coal hauling agreement in the event of any non-compliance with any of its terms by Somerset Railroad or AES NY3, L.L.C., as the case may be. We will not modify, amend or terminate the coal hauling agreement with Somerset Railroad without the prior written consent of the special purpose business trusts, the institutional investors that formed the special purpose business trusts and, so long as the Lien of the lease indenture shall not have been terminated or discharged, the indenture trustee.

     FACILITIES SUPPORT AGREEMENTS. We will provide each special purpose business trust with access to, and use of, all assets and facilities owned or controlled by us which are located at or near the relating facility site which are not part of the Kintigh Generating Station or the Milliken Generating Station, as the case may be, but are necessary to operate and/or maintain the electricity generating station (including additional easements and rights of way necessary to provide the applicable special purpose business trust with access to the electricity generating station and the facility site from public thoroughfares) at the expiration or earlier termination of the related lease, pursuant to the facilities support agreements (each, a "Facilities Support Agreement") to the extent that these assets and facilities are not otherwise readily available to the special purpose business trust at market prices.

     The assets covered by the Facilities Support Agreement include the ash disposal sites, limestone storage and coal handling and storage facilities, rail services, all lines of communication, all water lines, electrical cables, sewer lines and any other ancillary rights and additional equipment, facilities, supplies and accessories of ours and any other ancillary rights and services as may be required from time to time to realize the benefits of the related undivided interest of the special purpose business trust in the Kintigh Generating Station or the Milliken Generating Station, as the case may be, in a commercially practicable manner. The special purpose business trusts will pay us an amount equal to the fair market value of the asset or facility, as determined in accordance with an appraisal conducted in accordance with the Appraisal Procedure.

     To the extent that the rights described in the Facilities Support Agreements, which have already been made available to a special purpose business trust prior to the expiration or termination of the related lease term, are insufficient to permit on a commercially practicable basis, during the period following the expiration or termination of the lease term, the use, operation and maintenance of the Kintigh Generating Station or the Milliken Generating Station, as the case may be, we will arrange to provide the special purpose business trust, promptly upon the written request of the special purpose business trust, with any services relating to the use, operation and maintenance of the electricity generating station to the extent these services:

     (1) can be provided through equipment, conduits and pipelines located in, on or over the real property on which the electricity generating stations are located or the easement areas granted under the lease related to the real property on which the electricity generating stations are located;

     (2) are necessary for the special purpose business trust's use, operation and maintenance of the electricity generating station in accordance with prudent industry standards for its present use, in its present location and in compliance with the operative documents; and

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     (3) are not otherwise readily available to the special purpose business trust from third parties at fair market prices.

     Except as otherwise provided in any Facilities Support Agreement, any services provided by us will provide for fair market value compensation to us (as determined by agreement or, absent agreement, by an appraisal conducted according to the Appraisal Procedure) and will terminate upon the expiration or termination of the related site lease, unless the special purpose business trusts choose the early termination of all of these services. The cost of an appraisal conducted under this provision shall be borne equally by the special purpose business trusts and us.

     INDEPENDENT FORECAST. We shall furnish or cause to be furnished to the special purpose business trusts, the institutional investors that formed the special purpose business trusts and, so long as the Lien of the lease indenture shall not have been terminated or discharged, the indenture trustee and the pass through trustee no later than 30 days following January 1, 2001 and biennially thereafter, a report (an "Independent Forecast") prepared by a qualified independent consultant experienced in forecasting power prices and coal prices, respectively. We shall select the independent consultant and the independent consultant shall be reasonably acceptable to the institutional investors that formed the special purpose business trusts. In addition, we shall notify the institutional investors that formed the special purpose business trusts of our selection of a consultant and unless the institutional investors that formed the special purpose business trusts shall object to our selection within 10 Business Days of receipt of notice of our selection, the consultant shall be deemed acceptable by the institutional investors that formed the special purpose business trusts.

     The Independent Forecast shall set forth projections of:

     (1) electricity prices, and the basis on which these prices are to be applied (e.g., energy and capacity), for the New York power pool market applicable to the Kintigh Generating Station and the Milliken Generating Station and the Additional Facilities, or if the market no longer exists in the form contemplated as of May 14, 1999, any successor market or substitute market as determined in good faith by us which approximates, to the extent practicable, this region; and

     (2) coal prices on a delivered basis to the Assigned Assets, in each case on at least an annual basis through the Lease Expiration Date.

     For purposes of calculating the projected revenues and expenses under the operative documents, we shall use:

     (1) for electricity prices, either (A) the electricity prices forecast in the most recently furnished Independent Forecast, in each case, during the relevant period of calculation, or (B) if and to the extent that electricity sales during the relevant period of calculation are made pursuant to one or more power sales agreements at prices other than prices which are by their terms pool-based market prices, the electricity prices under those power sales agreements; and

     (2) for coal prices, either (A) to the extent that coal is not purchased pursuant to one or more purchase agreements, the coal prices forecasted in the most recently furnished Independent Forecast, in each case, during the relevant period of calculation, or (B) if and to the extent that coal purchases during the relevant period of calculation are made pursuant to one or more purchase agreements, the coal prices under those coal purchase agreements.

     LEGALLY DISTINCT PARCEL. We shall take all necessary actions prior to May 14, 2000 to ensure that the real property of each of the Kintigh Generating Station and the Milliken Generating Station constitutes a legally distinct parcel or parcels that is (or are) separately taxed and can be independently and validly conveyed, to the extent that the foregoing is permitted under Applicable Law.

     MAINTENANCE OF PAYMENT UNDERTAKING AGREEMENTS. So long as the Lien of the lease indenture shall not have been terminated or discharged, we shall, to the extent commercially reasonable, maintain the portion of the Rent Reserve Account Required Balance and the Special Rent Reserve Account Required Balance that is to be applied to the payment of Basic Rent in the form of a Payment Undertaking Agreement and shall

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replenish any amounts drawn thereunder as soon as it is commercially reasonable to do so; provided, however, that we shall be obligated to:

     (1) maintain or replenish a Special Rent Reserve Account Payment Undertaking Agreement only if the amount is more than $15,000,000;

     (2) maintain a Rent Reserve Account Payment Undertaking Agreement only if the amount is more than $5,000,000; and

     (3) replenish a Rent Reserve Account Payment Undertaking Agreement only if the amount is more than $1,000,000.

     RESTRICTED PAYMENTS. Notwithstanding anything to the contrary in the depositary agreement and subject to certain consent rights of the special purpose business trusts, distributions by us may only be made on or within five Business Days after a Rent Payment Date (commencing with the Rent Payment Date occurring on July 2, 2000 as specified in clause (7) below) so long as the following conditions are satisfied:

     (1) all Rent, including Deferrable Payments, shall have been paid to date;

     (2) amounts on deposit or deemed on deposit in the Rent Reserve Account and the Additional Liquidity Account shall be equal to or greater than the Rent Reserve Account Required Balance or the Additional Liquidity Required Balance, as applicable;

     (3) no Lease Material Default, Lease Event of Default or event of default under any Permitted Indebtedness shall have occurred and be then continuing;

     (4) no amounts shall be outstanding under the working capital credit facility with Credit Suisse First Boston;

     (5) we have no indemnity currently due and payable under specified provisions of the Participation Agreements or any other operative document or any obligation to fund the Indemnity Accounts (as defined in the leases) under the leases;

     (6) the Coverage Ratios for each of the two semiannual Rent Payment Periods immediately preceding the Rent Payment Date (based on actual operating history) shall be equal to or greater than the Required Coverage Ratio and the pro forma Coverage Ratios for each of the four semiannual periods immediately succeeding this Rent Payment Date shall be equal to or greater than the Required Coverage Ratio;

     (7) notwithstanding the above paragraphs, the first Rent Payment Date on which we shall be entitled to make a Distribution shall be July 2, 2000; on this date for the purpose of determining the satisfaction of the condition in clause (6) above, only the semiannual period immediately preceding this date shall be relevant; and

     (8) with respect to the Somerset Railroad credit facility or any replacement facility, no event of default shall have occurred and be then continuing under the facilities and the remaining term of the Somerset Railroad credit facility or any replacement facility shall not be less than 30 days.

     LIMITATIONS ON OUR ACTIVITIES. We shall not, and shall not permit any of the AES Eastern Energy Entities to, engage in any business other than the lease, acquisition, ownership, operation, repowering or expansion of the Assigned Assets and the ownership of the capital stock of Somerset Railroad and the sale of electricity or capacity generated by, and products derived from, and waste generated by, the Kintigh Generating Station and the Milliken Generating Station, including emission allowances, and related activities.

     LIMITATION ON DISPOSITION OF ASSETS. Except as otherwise specified under the caption "-- THE LEASES, THE FACILITY SITE LEASES AND THE FACILITY SITE SUBLEASES -- USE AND MAINTENANCE" and "-- THE LEASES, THE

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FACILITY SITE LEASES AND THE FACILITY SITE SUBLEASES -- SUBLEASE AND ASSIGNMENT"
below, we shall not, and shall not permit AEE2, L.L.C. or any other AES Eastern Energy Subsidiary to:

     (1) liquidate, wind up or dissolve; or

     (2) transfer or otherwise dispose of its property, assets or business or to purchase, lease or acquire property or other assets, to or from any person or persons in one or a series of transactions.

     Clause (2), however, shall not apply to any of the following circumstances,

     - any transaction in the ordinary course of our business or the business of any AES Eastern Energy Subsidiary,

     - any transfer or other disposition of emission allowances or additional land to a third party purchaser,

     - any Permitted Affiliate Transaction, and

     - subject to the prior written consent of the institutional investors that formed the special purpose business trusts and, so long as the Lien of the lease indenture shall not have been terminated or discharged, the indenture trustee, the transfer or other disposition of the Kintigh Generating Station and the Milliken Generating Station (at any time when it is owned by us or any of our affiliates otherwise than as a result of having been acquired as a result of an Event of Loss) or either of the Additional Facilities.

     LIMITATIONS ON TRANSACTIONS WITH AFFILIATES. We will not, and will not permit any AES Eastern Energy Subsidiary to, enter into any transactions with an affiliate, other than Permitted Affiliate Transactions, without the prior written consent of the institutional investors that formed the special purpose business trusts. Notwithstanding the foregoing, in the event any Rent, including Deferrable Payments, then due is not paid or the Rent Reserve Account, the Additional Liquidity Account or the Special Rent Reserve Account, if applicable, is not fully funded or any Lease Material Default or Lease Event of Default shall have occurred and be then continuing, the institutional investors that formed the special purpose business trusts shall have the right, but not the obligation, to appoint a qualified independent consultant, at our expense, to review the terms, including pricing, terms and conditions, of any or all of the Permitted Affiliate Transactions described in clause (3) of the definition of Permitted Affiliate Transactions.

     In the event that independent consultant determines that the market certification previously delivered with respect to the Permitted Affiliate Transaction is no longer valid, at no price reduction, cost or penalty to us, we shall cause the Permitted Affiliate Transaction to be amended to reflect market terms, which shall be confirmed by the independent consultant.

     LIMITATIONS ON INVESTMENTS. We shall not make or authorize any investments other than Permitted Investments. We shall be permitted to direct the investment of amounts in all Accounts in Permitted Investments only so long as no Material Lease Default or Lease Event of Default shall have occurred and be continuing.

     NO ABANDONMENT. Except as contemplated by the leases, we shall not, and shall not permit any AES Eastern Energy Entity to, abandon or agree to abandon the operation or maintenance of the Kintigh Generating Station and the Milliken Generating Station or otherwise cease to diligently pursue the operation and maintenance of the Kintigh Generating Station and the Milliken Generating Station in accordance with Prudent Industry Practice or voluntarily reduce the operations of the Kintigh Generating Station and the Milliken Generating Station in any material respect, except to the extent required by customary maintenance procedures, prior to the end of the lease terms. "Prudent Industry Practice" is defined under the caption, "-- THE LEASES, THE FACILITY SITE LEASES AND THE FACILITY SITE SUBLEASES."

     Subject to the prior written consent of the institutional investors that formed the special purpose business trusts and, so long as the Lien of the lease indenture shall not have been terminated or discharged, the indenture trustee, we shall not, and shall not permit any AES Eastern Energy Entity to, abandon or agree to abandon the operation or maintenance of either of the Additional Facilities or otherwise cease to diligently pursue the operation and maintenance of the Additional Facilities in accordance with Prudent Industry
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Practice, except to the extent required by customary maintenance procedures, during the expected useful life of each Additional Facility.

     ASSIGNMENT. We will not, except in connection with a transfer of all of its assets to a wholly owned affiliate of The AES Corporation or as otherwise provided in the section "-- THE LEASES, THE FACILITY SITE LEASES AND THE FACILITY SITE SUBLEASES -- SUBLEASE AND ASSIGNMENT," assign, transfer, sell, hypothecate or otherwise dispose of any lease or any other operative document or our interests in any lease or any other operative document without the prior written consent of the special purpose business trusts, the indenture trustee, the pass through trustee and the institutional investors that formed the special purpose business trusts, which consent may be withheld, in each of their respective sole discretion.

     INTERCONNECTION AGREEMENT. We will not modify, amend or terminate the interconnection agreement, or any alternative arrangement as permitted below, without the prior written consent of the institutional investors that formed the special purpose business trusts; provided that we shall have the right, without the consent of any party, to amend or terminate the interconnection agreement or any alternate arrangement, if:

     (1) We deliver to the institutional investors that formed the special purpose business trusts a certificate of Stone & Webster, the independent engineer, that alternate arrangements are in place to transmit power to the grid;

     (2) that the alternate arrangements, considered in their entirety, are no more expensive to us than the interconnection agreement; and

     (3) it is reasonable to expect that the alternate arrangements would continue to be useable by the special purpose business trusts on substantially the same terms and conditions upon expiration or termination of the leases.

DEFINITIONS

     As used in this prospectus, the following terms have the meanings set forth below:

     "Accounts" shall mean those accounts listed under the caption "-- THE DEPOSITARY AND DISBURSEMENT AGREEMENT" in this prospectus.

     "Actual Knowledge" shall mean, with respect to any person, the actual knowledge of, including receipt of written notice by, a Responsible Officer of this person.

     "Additional Liquidity Letter of Credit" shall mean, the additional liquidity letter of credit issued by BankBoston dated May 14, 1999, in the stated amount of $36,326,900, or any letter of credit, in form, scope and substance satisfactory to the institutional investors that formed the special purpose business trusts, issued for our account by a bank, for the benefit of Bankers Trust as the depositary and disbursement agent, acceptable to the institutional investors that formed the special purpose business trusts, in the amount of the Additional Liquidity Required Balance or in the amount of the letter of credit being replaced or renewed.

     "Additional Liquidity Required Balance" shall mean, for any period, an amount, determined and fixed as of May 14, 1999, equal to the greater of

     - $65,000,000 less the balance in the Rent Reserve Account on May 14, 1999, or

     - $30,000,000.

     The Additional Liquidity Required Balance shall be permanently reduced by 50%, if at any time after May 14, 2002:

     (1) the pass through trust certificates are rated Baa3 by Moody's and BBB-by S&P;

     (2) before and after any PPA Term, (A) the average Coverage Ratio for the immediately preceding three-year period is not less than 2.5:1.0, and
         (B) the minimum Coverage Ratio for each of the immediately preceding three years is not less than 2.0:1.0; and

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     (3) during any PPA Term, (A) the average Coverage Ratio for the immediately preceding three-year period is not less than 1.5:1.0, and (B) the minimum Coverage Ratio for each of the immediately preceding three years is not less than 1.4:1.0.

     The Additional Liquidity Required Balance shall be permanently reduced to zero, if any time after May 14, 2002:

     (1) the pass through trust certificates are rated at least Baa2 by Moody's and BBB by S&P;

     (2) before and after any PPA Term, (A) the average Coverage Ratio for the immediately preceding three-year period is not less than 2.5:1.0, and
         (B) the minimum Coverage Ratio for each of the immediately preceding three years is not less than 2.0:1.0; and

     (3) during any PPA Term, (A) the average Coverage Ratio for the immediately preceding three-year period is not less than 1.75:1.0, and (B) the minimum Coverage Ratio for each of the immediately preceding three years is not less than 1.5:1.0.

     "AES Eastern Energy Entities" shall mean AES NY, L.L.C., AES NY2, L.L.C., AES NY3, L.L.C. and the AES Eastern Energy Subsidiaries.

     "AES Eastern Energy Extraordinary Revenues" shall mean any revenues attributable to any extraordinary, non-recurring or one-time credit, payment or event, including proceeds of insurance, other than business interruption insurance, or condemnation awards.

     "AES Eastern Energy Revenues" shall mean all cash revenues and other cash sums from time to time received by or on behalf of us or any AES Eastern Energy Subsidiary, including, but not limited to:

     (1) the proceeds of the sale of power, energy and capacity and by-products thereof and ancillary services generated by the Kintigh Generating Station and the Milliken Generating Station and each other electric generating asset, including the Additional Facilities, now or hereafter owned by us or AEE2, L.L.C. or any other AES Eastern Energy Subsidiary and the proceeds from the sale of emission allowances;

     (2) the proceeds of business interruption insurance policies;

     (3) any AES Eastern Energy Extraordinary Revenues, including the proceeds of the sale or lease of any assets of ours or AEE2, L.L.C. or any other AES Eastern Energy Subsidiary to the extent permitted under the operative documents; and

     (4) any earnings on Permitted Investments, including any accretion in value of these Permitted Investments.

     For the purposes of this definition, AES Eastern Energy Revenues shall not include:

     (1) any borrowings, including any borrowings under the working capital credit facility with Credit Suisse First Boston, or capital contributions;

     (2) any drawings under any Payment Undertaking Agreement or any instrument, letter of credit, surety, or other undertaking held in any Account;

     (3) any transfer of amounts from any Account to any other Account; or

     (4) any reimbursement of amounts held or any instrument, letter of credit, surety, or other undertaking held in any Account, in escrow by the special purpose business trusts or the indenture trustee under the operative documents.

     "AES Eastern Energy Subsidiaries" shall mean AES Somerset, L.L.C., AES Cayuga, L.L.C., AES Westover, L.L.C., AES Greenidge, L.L.C., AEE2, L.L.C. and any other subsidiary of ours created after May 14, 1999.

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     "Affiliate Transaction" shall mean any transaction entered into between us or AEE2, L.L.C. or any other AES Eastern Energy Subsidiary, on the one hand, and The AES Corporation or any affiliate of The AES Corporation, other than us, AEE2, L.L.C. or any other AES Eastern Energy Subsidiary, on the other.

     "Annual Operating Budget" shall mean, for any applicable calendar year, each annual operating plan and budget for the Kintigh Generating Station or the Milliken Generating Station and the Additional Facilities adopted by us in accordance with the Participation Agreements setting forth in reasonable detail all pro forma Operating and Maintenance Costs and other expenses, including capital expenditures, reasonably foreseeable or anticipated to be made during such year by categories and amounts.

     "Applicable Law" shall mean all applicable laws, including, but not limited to, all environmental laws, and treaties, judgments, decrees, injunctions, writs and orders of any court, arbitration board or Governmental Entity and rules, regulations, orders, ordinances, licenses and permits of any Governmental Entity.

     "Appraisal Procedure" shall mean a customary appraisal procedure to be described in the operative documents.

     "Assigned Assets" shall mean the assets that were acquired from NYSEG on May 14, 1999 excluding those assets acquired by AES Creative Resources, L.P., the capital stock of Somerset Railroad acquired by AES NY3, L.L.C. and emission allowances.

     "Basic Rent" shall consist of fixed rent paid during the Lease Interim Term, the Lease Basic Term and any Renewal Terms. "Lease Interim Term" and "Lease Basic Term" are defined under the caption, "THE LEASES, THE FACILITY SITE LEASES AND THE FACILITY SITE SUBLEASES -- TERM AND RENT."

     "Beneficial Interest" shall mean the interest of an institutional investor that formed the special purpose business trusts in the applicable special purpose business trust.

     "Bill of Sale" shall mean the applicable bill of sale, dated May 14, 1999, between NY Electric & Gas and NGE and the applicable special purpose business trust, duly completed, executed and delivered on May 14, 1999, pursuant to which that special purpose business trust acquired an undivided interest in the Kintigh Generating Station or the Milliken Generating Station from NY Electric & Gas and NGE.

     "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in New York, New York, the city and state in which the corporate trust department of Wilmington Trust Company, the special purpose business trustee, is located or the city and state in which the corporate trust office of the indenture trustee or the pass through trustee is located.

     "CADS" shall mean, for any relevant period, the excess, calculated on a cash basis, of (1) all AES Eastern Energy Revenues received or projected to be received, as the case may be, during that period, other than transactions among the AES Eastern Energy Entities, over (2) all Operating and Maintenance Costs paid or projected to be paid during that period; provided, that AES Eastern Energy Extraordinary Revenues shall not be included in AES Eastern Energy Revenues for the purpose of calculating CADS for any future period.

     "Collateral" shall mean with respect to any secured lease obligation notes, the first priority security interest in the rights and interest of the special purpose business trust that issued those notes in the related lease, including the right to receive payments of periodic rent, the undivided interest in the Kintigh Generating Station or the Milliken Generating Station (or the subsequent sublease of this interest), the Participation Agreement, the lease relating to the real property of the Kintigh Generating Station or the Milliken Generating Station, the sublease relating to the real property of the Kintigh Generating Station or the Milliken Generating Station, the Facilities Support Agreement, the Support Agreements, and in the special purpose business trust's interest under the Coal Hauling Agreement with Somerset Railroad and under any Payment Undertaking Agreement.

     "Coverage Ratio" shall mean, for any period, the ratio of (1) CADS to (2) Fixed Charges for that period.

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     "Debt Service" shall mean all payments, including principal and interest payments (including the net costs under interest rate hedge agreements and all capitalized interest), in respect of Indebtedness of our company and AEE2, L.L.C. and any other AES Eastern Energy Subsidiary, but excluding Basic Rent and any principal or interest payments under the working capital credit facility with Credit Suisse First Boston or any other working capital credit facility and Permitted Subordinated Indebtedness.

     "Deed" shall mean the deed, dated as of May 14, 1999, by NY Electric & Gas and NGE in favor of the applicable special purpose business trust duly completed, executed and delivered on May 14, 1999 under which, together with the Bill of Sale, the special purpose business trust acquired the undivided interest in the Kintigh Generating Station or the Milliken Generating Station from NY Electric & Gas and NGE.

     "Deferrable Basic Rent" shall mean deferrable rent with respect to the Lease Basic Term payable to the special purpose business trust for the lease of each undivided interest for each Rent Payment Period throughout the Lease Basic Term, in the amounts payable in advance or in arrears or both, as the case may be, on each Rent Payment Date as indicated on a schedule to the related lease; provided, that Deferrable Basic Rent shall not include any rent due in respect of the pass through trust certificates.

     "Deferrable Basic Rent Maturity Date" shall mean the earlier of:

     (1) the date of occurrence of any Lease Bankruptcy Default or Lease Event of Default;

     (2) with respect to all or any portion of any Deferrable Payment, the Rent Payment Date on which sufficient available funds are on deposit in the Deferrable Rent Account to pay all or such portion of such Deferrable Payment;

     (3) the Rent Payment Date next following the scheduled date of maturity of the secured lease obligation notes; and without taking into account any additional secured lease obligation notes; and

     (4) the earlier of the expiration dates of the respective leases and the date of any termination of the lease term pursuant to certain provisions of the lease and the date of any purchase by us of the Beneficial Interest pursuant to certain provisions of the Participation Agreement.

     "Deferrable Payments" shall mean Deferrable Basic Rent plus interest accrued on this rent and unpaid on the maturity date set forth in the leases.

     "Distribution" shall mean, with respect to any person:

     (1) the declaration or payment of any dividend or making of any other payment or distribution, including, but not limited to, any dividend or distribution in connection with any merger or consolidation involving this person, on account of this person's equity interests or to the direct or indirect holders of this person's equity interests in their capacity as holders of this person's equity interests, other than dividends or distributions payable in equity interests of this person;

     (2) the purchase, redemption or other acquisition or retirement by this person for value of any equity interests of this person; or

     (3) the making of any principal payment on, or the purchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of this person to an affiliate of this person not wholly owned by this person.

     "Fixed Charges" shall mean, for any relevant period, the sum, calculated on a cash basis, of:

     (1) all Basic Rent, other than Deferrable Payments, paid during this period (or, in the case of any future period, as of the time of calculation, scheduled to be paid); and

     (2) all Debt Service paid during this period or, in the case of any future period, as of the time of calculation, scheduled to be paid.

     "Fixed Charge Coverage Ratio" or "FCCR" shall mean cash available for fixed charges divided by rent payments under the leases equal to principal and interest on the certificates and nondeferrable rent.

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     "Funding Date" shall mean May 14, 1999, and after this date, the first
Business Day of each month commencing with June 1999.

     "Governmental Approvals" shall mean all authorizations, consents, approvals, including regulatory approvals, waivers, exemptions, orders, variances, franchises, permissions, permits and licenses, exceptions, filings, notices to and declarations of, and rulings by any Governmental Entity.

     "Governmental Entity" shall mean and include any federal, state, county, municipal, foreign, international, regional or other governmental or regulatory authority, agency, board, commission, department, division, organ, instrumentality, court or political subdivision of any of these entities.

     "Indebtedness" of any person shall mean:

     (1) all indebtedness of this person for borrowed money;

     (2) all obligations of this person evidenced by bonds, debentures, notes or other similar instruments;

     (3) all obligations of this person to pay the deferred purchase price of property or services;

     (4) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by this person, even though the rights and remedies of the seller or lender under the agreement in the event of default are limited to repossession or sale of this property;

     (5) all Lease Obligations of this person including all rent under the leases;

     (6) all obligations, contingent or otherwise, of this person under acceptance, letter of credit or similar facilities;

     (7) all unconditional obligations of this person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock or other equity interests of this person or any warrants, rights or options to acquire this person's capital stock or other equity interests;

     (8) all Indebtedness of any other person of the type referred to in clauses
         (1) through (7) guaranteed by this person or for which this person shall otherwise become directly or indirectly liable, including by any keepwell, makewell or similar arrangement; and

     (9) all Indebtedness of the type referred to in clauses (1) through (7) above secured by, or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by, any lien or security interest on property, including, without limitation, accounts and contract rights, owned by this person, even though this person has not assumed or become liable for the payment of such Indebtedness, the amount of this obligation being deemed to be the lesser of the value of such property or the amount of the obligation so secured.

     "Interconnection Agreement" shall mean the agreement, dated as of August 3, 1998, as amended as of March 6, 1999, between AES NY L.L.C. and NY Electric & Gas, to establish the requirements, terms and conditions for the interconnection of the assets acquired from NYSEG to the transmission system of NY Electric & Gas.

     "Investment Grade" shall mean a credit rating of not less than Baa3 by Moody's and BBB- by S&P.

     "Land" shall mean the land owned by us that does not constitute a part of the real property on which the Kintigh Generating Station or the Milliken Generating Station is located and which we have leased to the special purpose business trusts.

     "Lease Bankruptcy Default" shall mean customary events of bankruptcy or insolvency, whether voluntary or involuntary, with respect to us or our company's general partner.

     "Lease Expiration Date" shall mean February 13, 2033 with respect to the leases for the Kintigh Generating Station and November 13, 2027 with respect to the leases for the Milliken Generating Station.

     "Lease Material Default" shall mean the failure by us to make any payment of Basic Rent (other than Deferrable Payments, but only to the extent provided in the leases) or termination value (as set forth in the
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leases), in each case within five Business Days after the same shall become due, or to make any payment of Supplemental Rent (other than termination value as set forth on a schedule to the applicable lease and, unless the applicable institutional investor that formed the relevant special purpose business trust shall have declared a default with respect thereto, excepted payments (each as set forth in the leases)) after the same shall have become due and this failure shall have continued for 30 days after receipt of notice of this failure by us, or a Lease Bankruptcy Default.

     "Lease Obligations" shall mean without duplication:

     (1) Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes; and

     (2) with respect to noncapital leases of electricity generating facilities,
         (A) non-recourse Indebtedness of the applicable special purpose business trust in the lease, or (B) if this amount is indeterminable, then the present value, determined using a discount rate equal to our incremental borrowing rate (as defined in Statement of Financial Accounting Standards No. 13) under the lease, of rent obligations under this lease.

     "Lease Term" means the Lease Fixed Term plus all Lease Renewal Terms for a lease.

     "Lessee Liens" shall mean any Liens on the Kintigh Generating Station or the Milliken Generating Station, the real property on which the Kintigh Generating Station and the Milliken Generating Station are located or on the Additional Facilities, other than Permitted Liens and Liens on the Additional Facilities in respect of Permitted Secured Indebtedness.

     "Lien" shall mean any mortgage, security deed, security title, pledge, lien, charge, encumbrance, lease and security interest or title retention arrangement.

     "Material Adverse Effect" shall mean a material adverse effect on our financial position, property, results of operations or business (on a consolidated basis), including a material adverse effect on:

     (1) the undivided interests in the Kintigh Generating Station and the Milliken Generating Station, the ground interests in the real property of the Kintigh Generating Station and the Milliken Generating Station, the Kintigh Generating Station and the Milliken Generating Station, the real property on which the Kintigh Generating Station and the Milliken Generating Station are located or any other Assigned Assets; or

     (2) our financial position (on a consolidated basis) affecting our ability to perform our obligations in any respect under any of the operative documents; or

     (3) the validity or enforceability of any operative document.

     "Mortgage" shall mean the applicable mortgage, dated as of May 1, 1999, between the special purpose business trust, as mortgagor, and the indenture trustee, as mortgagee.

     "Mortgaged Property" shall have the meaning specified in the granting clause of the Mortgage.

     "Operating and Maintenance Costs" shall mean, for any period, all cash operating and maintenance expenses of ours or any AES Eastern Energy Subsidiary in respect of the Kintigh Generating Station and the Milliken Generating Station, the Additional Facilities and any other assets or property of ours or any AES Eastern Energy Subsidiary for this period, calculated in accordance with cash accounting, including, but not limited to,

     - amounts owed under the coal hauling agreement with Somerset Railroad,

     - interest payable pursuant to the working capital credit facility with Credit Suisse First Boston or any successor facility,

     - the fees set forth in the Operation and Maintenance Agreements,

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     - capital expenditures made or, in the case of any future period duly budgeted pursuant to certain provisions of the Participation Agreements, including all costs of major inspections, unscheduled or scheduled major maintenance of the Kintigh Generating Station and the Milliken Generating Station or any Additional Facility and all work on account of extraordinary equipment failures and contingencies (including overhaul costs),

     - insurance premiums,

     - payments due in respect of property or sales taxes,

     - the cost of consumables and labor costs,

     - costs incurred under any contracts for the purchase, transportation or handling of fuel and any related options,

     - costs incurred with regard to disposal of ash or any products generated by the Kintigh Generating Station and the Milliken Generating Station or the Additional Facilities, and

     - general and administrative expenses and maintenance costs with regard to the Kintigh Generating Station or the Milliken Generating Station or the Additional Facilities and any other assets or property of any AES Eastern Energy Subsidiary, but excluding Fixed Charges in all such cases, in each case attributable to such period.

     Operating and Maintenance Costs shall not include income taxes, the costs under the construction contract for the Kintigh selective catalytic reduction system or any transaction expenses associated with the acquisition or the lease transactions paid in 1999.

     "Operation and Maintenance Agreements" shall mean:

     (1) the Operation and Maintenance Agreement, dated as of May 1, 1999, between us and AES Somerset, L.L.C. relating to the Kintigh Generating Station;

     (2) the Operation and Maintenance Agreement, dated as of May 1, 1999, between us and AES Cayuga, L.L.C. relating to the Milliken Generating Station;

     (3) the Operation and Maintenance Agreement, dated as of May 1, 1999, between us and AES Westover, L.L.C. relating to the Greenidge Generating Station; and

     (4) the Operation and Maintenance Agreement, dated as of May 1, 1999, between us and AES Goudey, L.L.C. relating to the Goudey Generating Station.

     "Participation Agreement" shall mean each of the Participation Agreements, dated as of May 1, 1999, and entered into on May 14, 1999 with respect to each of the Kintigh Generating Station and the Milliken Generating Station, among us, the special purpose business trusts, the institutional investors that formed the special purpose business trusts, the indenture trustee and the pass through trustee.

     "Payment Event" shall mean:

     (1) the occurrence on any Rent Payment Date of the aggregate amounts then on deposit in the Rent Payment Account, the Additional Liquidity Account and the Rent Reserve Account, excluding amounts available to be paid under any Rent Reserve Account Payment Undertaking Agreement and, in the case of a Special Rent Reserve Account Payment Undertaking Agreement, the Special Rent Reserve Account (including amounts available to be paid under any Special Rent Reserve Account Payment Undertaking Agreement) less amounts required to fund any shortfall in the Debt Repayment Account being insufficient to pay Basic Rent, other than Deferrable Payments, due on such Rent Payment Date;

     (2) the occurrence of the applicable Replacement Event;

     (3) the occurrence and continuance of a Lease Event of Default and the exercise by the special purpose business trust of certain remedies specified in the lease; or

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     (4) any Termination Date on which we are obligated to pay termination value as listed on a schedule to the applicable lease.

     "Payment Undertaking Agreement" shall mean an agreement

     - between us, each special purpose business trust and a PUA Provider,

     - that is drawable and payable in the event that a Payment Event shall have occurred and be continuing,

     - the benefits of which are assigned to each indenture trustee, and

     - pursuant to which such PUA Provider shall, upon the occurrence of any Payment Event, be obligated to pay on demand an amount up to the amount listed on a schedule attached to the agreement.

     For purposes of this definition, the amounts on this schedule, at any time, shall be at least equal to, in the case of the Rent Reserve Account payment undertaking agreement, the maximum semiannual payment of Basic Rent, other than Deferrable Payments, scheduled to be paid on any Rent Payment Date in the immediately succeeding three-year period and in the case of a Special Rent Reserve Account Payment Undertaking Agreement:

     (1) prior to May 14, 2004, (A) the maximum aggregate payment of Basic Rent, other than Deferrable Payments, expected to become due on any three successive payment dates in the immediately succeeding three-year period minus (B) the amount calculated in clause (1) of the definition of Rent Reserve Account Required Balance; or

     (2) after May 14, 2004, (A) the maximum aggregate payment of Basic Rent, other than Deferrable Payments, expected to become due on any two successive Basic Rent payment dates in the immediately succeeding three-year period minus (B) the amount calculated in clause (1) of the definition of Rent Reserve Account Required Balance.

     For purposes of this definition, Basic Rent due on January 2, 2000 shall be calculated as the product of (a) 78.95% and (b) Basic Rent, other than Deferrable Payments, payable on January 2, 2000. In any event, any payment undertaking agreement that has terms and conditions substantially similar to the Rent Reserve Account payment undertaking agreement in effect on May 14, 1999 shall be a payment undertaking agreement.

     "Permitted Affiliate Transaction" shall mean the transactions contemplated by the coal hauling agreement with Somerset Railroad and the Operation and Maintenance Agreements and any other Affiliate Transaction:

     (1) with respect to:

        (A) the sale of emission allowances for cash, at fair market value and on market terms, so long as we have provided the institutional investors that formed the special purpose business trusts with a market certification, supported by a letter from a qualified independent broker selected by us confirming the reasonableness of the market certification,

        (B) the sale or lease of the additional land at fair market value, so long as we have provided the institutional investors that formed the special purpose business trusts with a market certification prior to such event, and

        (C) the sale of any part of the Assigned Assets, other than those described in clause (A) or (B) above, so long as the institutional investors that formed the special purpose business trusts shall have consented in their sole discretion to the sale in writing and, in respect of the Additional Facilities, the indenture trustee shall have consented to such sale in writing; or

     (2) in the ordinary course of business:

        (A) for a term of less than two years with regard to any single transaction or any related series of transactions in the aggregate and which does not provide for any advance payment to such other person, or
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        (B) with respect to which (i) we shall have provided the institutional investors that formed the special purpose business trusts with a market certification and (ii) if the aggregate value of all Affiliate Transactions contemplated by clause (2)(A) and subsection
            (i) of this clause then in effect is (a) greater than or equal to 10% of the Annual Revenue Amount, such market certification is supported by a letter from a qualified independent consultant selected by us (and reasonably satisfactory to the institutional investors that formed the special purpose business trusts) confirming the reasonableness thereof, and (b) greater than or equal to 33% of the Annual Revenue Amount, the institutional investors that formed the special purpose business trusts shall have consented in writing.

     For the purposes of this definition, "Annual Revenue Amount" shall mean, at any given time, AES Eastern Energy Revenues less any AES Eastern Energy Extraordinary Revenues during the immediately preceding 12-month period.

     "Permitted Contest" shall mean any contest which does not cause:

     (1) any material risk of the foreclosure, sale, forfeiture or loss of, or imposition of a Lien on the Kintigh Generating Station or the Milliken Generating Station, the real property on which the Kintigh Generating Station and the Milliken Generating Station are located, the undivided interests in the Kintigh Generating Station and the Milliken Generating Station, the Additional Facilities, the Collateral or any material part thereof;

     (2) any risk of the imposition of any material penalty, charge, fine or sanction on any non-contesting Transaction Party or on any of its Related Parties;

     (3) any material risk of subjecting any non-contesting Transaction Party, or on any of its Related Parties, to material civil liability;

     (4) any risk of any criminal liability being imposed on or causing any material adverse effect on any non-contesting Transaction Party or any of its Related Parties, it being understood that no claim shall be compromised by the party contesting such claim on a basis that admits any criminal violation or gross negligence or willful misconduct on the part of any non-contesting Transaction Party, without the express written consent of any non-contesting Transaction Party; or

     (5) any risk of subjecting any non-contesting Transaction Party or any of its Related Parties to a regulation as a public utility under Applicable Law.

     "Permitted Encumbrances" shall mean all matters shown as exceptions on a schedule to the title insurance policies insuring the interests of the indenture trustee, the special purpose business trusts and our company, as in effect on May 14, 1999.

     "Permitted Indebtedness" shall mean any of the following:

     (1) trade accounts payable, other than for money borrowed, and expenses incurred in the ordinary course of business, and for which payments are made within 90 days of the delivery of goods or services performed;

     (2) Indebtedness relating to required modifications to the Kintigh Generating Station or the Milliken Generating Station or the Additional Facilities; provided, that, at the time of incurrence of such Indebtedness,

        (A) no Lease Bankruptcy Default or Lease Event of Default shall have occurred and be then continuing, or would occur as a result of such Indebtedness;

        (B) we shall have consulted with Stone & Webster, the independent engineer, regarding the necessity, scope and cost of required modifications;

        (C) we shall have certified to Stone & Webster, the independent engineer, and the indenture trustee that any required modifications are required in both scope and amount to enable the Kintigh

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            Generating Station, the Milliken Generating Station or the
            Additional Facilities, as the case may be, to comply with Applicable Law, and

        (D) after giving effect to the incurrence of such Permitted Indebtedness, (i) during a PPA Term, the average projected pro forma Coverage Ratio shall not be less than 1.6:1.0 with a minimum pro forma Coverage Ratio of 1.3:1.0 and (ii) prior to and after any such PPA Term, (a) the minimum projected Coverage Ratio for the next two successive semiannual periods and for each fiscal year for the remaining lease term will not be less than 2.0:1.0 and (b) the average projected Coverage Ratio will not be less than 2.5:1.0 for the remaining lease term;

     (3) Indebtedness relating to severable modifications and nonseverable modifications to the Kintigh Generating Station or the Milliken Generating Station or to the Additional Facilities; provided, that, at the time of incurrence of such Indebtedness,

        (A) no Lease Bankruptcy Default or Lease Event of Default shall have occurred and be then continuing or would occur as a result of such Indebtedness,

        (B) after giving effect to the incurrence of such Indebtedness, (i) during a PPA Term, (a) the average projected pro forma Coverage Ratio shall not be less than (1) 2.0:1.0 for (aa) severable modifications to the Kintigh Generating Station or the Milliken Generating Station and (bb) severable modifications and nonseverable modifications to the Additional Facilities and (2) 1.75:1.0 for nonseverable modifications to the Kintigh Generating Station or the Milliken Generating Station and (b) the minimum projected pro forma Coverage Ratio shall not be less than (1) 1.75:1.0 for (aa) severable modifications to the Kintigh Generating Station or the Milliken Generating Station and (bb) severable and nonseverable modifications to the Additional Facilities and (2) 1.6:1.0 for nonseverable modifications to the Kintigh Generating Station or the Milliken Generating Station and (ii) prior to and after any such PPA Term, the minimum projected pro forma Coverage Ratio for the next two successive semiannual periods and for each fiscal year for the remaining lease term shall not be less than 2.25:1.0, and (a) the average projected Coverage Ratio will not be less than 2.75:1.0, and
           (iii) the Rating Agencies have confirmed in writing that there will be no rating downgrade of the pass through trust certificates as a result of this Indebtedness being incurred below that then in effect but in no event below that in effect on May 14, 1999;

     (4) Indebtedness of not more than $100,000,000; provided, that not more than $75,000,000 of such Indebtedness shall include Permitted Working Capital Indebtedness and not more than $50,000,000 of such Indebtedness shall include Permitted Secured Indebtedness; provided, further, that not more than $25,000,000 of such Indebtedness, whether secured or unsecured, may be other than Permitted Working Capital Indebtedness and that all such Indebtedness shall be incurred for our direct benefit; provided, further, that under certain circumstances such Indebtedness may not be incurred in connection with the payment of any indemnity under the operative documents;

     (5) Permitted Subordinated Indebtedness; and

     (6) all Rent under the leases.

     "Permitted Investments" shall mean:

     (1) any Payment Undertaking Agreement; or

     (2) short-term senior debt instruments or certificates of deposit which meet the following criteria,

        (A) the issuer, guarantor or deposit-taking institution has senior unsecured debt ratings of A2 or better from Moody's or A or better from S&P and the securities purchased are rated (i) A1 or better by S&P or P1 or better from Moody's, in the case of a financial institution issuing a bankers acceptance, commercial paper or a certificate of deposit; (ii) A1 or better by S&P or P1 or better by Moody's, in the case of money market or bond funds; or (iii) A or better by

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Moody's or A2 or better by S&P, for all other forms of investments; provided, that the obligor is not The AES Corporation or any of its affiliates, and

        (B) such instruments or certificates of deposit have a remaining term to maturity of the shorter of (i) 180 days, or (ii) the date upon which a payment is anticipated to be required to be made out of such proceeds from such Account, or

        (C) money market mutual funds registered under the Investment Company Act of 1940, as amended, having a rating in the highest investment category by S&P and Moody's.

     "Permitted Liens" shall mean the following:

     (1) Liens for (A) taxes not yet due and payable or (B) taxes being contested in good faith by a Permitted Contest, if adequate cash reserves for such taxes have been established and are being maintained in accordance with GAAP;

     (2) suppliers', vendors', workmen's, repairmen's, employee's, mechanics', materialmen's or other like Liens arising in the ordinary course of business for amounts the payment of which is either not yet delinquent or is being contested in good faith by a Permitted Contest and we shall maintain cash reserves for the discharge of the Lien in accordance with GAAP;

     (3) pre-judgment Liens for claims against us or any sublessee permitted under the lease which are contested in good faith and liens arising out of judgments or awards against us or any such sublessee with respect to which an appeal or proceeding for review is being prosecuted in good faith and to which a stay of execution has been obtained pending such appeal or review; provided, however, that we shall post a bond or other surety obligation, in form, scope and substance satisfactory to the special purpose business trusts, for any judgment default in excess of $5 million;

     (4) easements, servitudes, covenants, conditions, restrictions and land charges in respect of the Kintigh Generating Station or the Milliken Generating Station or any of the Additional Facilities which do not have a material adverse effect on the current or residual value, useful life or utility of the Kintigh Generating Station or the Milliken Generating Station or any of the Additional Facilities;

     (5) Liens created or expressly permitted by any operative document, including, but not limited to, the Lien of the lease indenture;

     (6) Liens of the special purpose business trust, Liens of the institutional investors that formed the special purpose business trusts, Liens of the indenture trustee and similar Liens under any other operative document; and

     (7) Permitted Encumbrances.

     "Permitted Secured Indebtedness" shall mean Indebtedness that is secured (including any Permitted Working Capital Indebtedness) by a Lien on any of our assets; provided, however, that not more than $25,000,000 of such Indebtedness may be other than secured Permitted Working Capital Indebtedness.

     "Permitted Subordinated Indebtedness" shall mean Indebtedness, not to exceed $100,000,000, which Indebtedness shall by its terms:

     (1) be payable on a subordinated basis to the payment of all Rent under the leases and the funding of all reserves under the depositary and disbursement agreement and only from the distribution account, an account established under the depositary and disbursement agreement, and to the extent a distribution is permitted pursuant to the provisions of the Participation Agreement;

     (2) have no right to declare a default with respect to non-payment of principal or interest;

     (3) have no rights of acceleration or rights of enforcement against, or permit or result in any Lien on any of our assets, including the Assigned Assets; and

     (4) have no rights to participate as a debtholding creditor in any bankruptcy proceedings.

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     "Permitted Working Capital Indebtedness" shall mean Indebtedness incurred for working capital purposes.

     "PPA" shall mean an arm's-length, executed, valid and binding power purchase agreement between us or any AES Eastern Energy Subsidiary and a third party relating to the purchase and sale of electric energy or installed capacity.

     "PPA Term" shall mean, a PPA or series of PPAs with a term of at least five consecutive years, during which we or AEE2, L.L.C. has a legally valid and binding contract for the sale at a scheduled price of all or a portion of the installed capacity and electric energy to a third party purchaser or third party purchasers, each of whose senior unsecured long-term debt credit rating is at least Investment Grade; provided, however, that the ratio of all AES Eastern Energy Revenues received under such PPA(s) to Fixed Charges and Operating and Maintenance Costs, other than variable costs associated with energy production not associated with a PPA, is at least 1.0:1.0; and provided, further, that no such PPA has any advance payment or tracking account obligations or other form of refundable revenues and the PPA and any other related documents provide reasonable linkage between revenues and costs, which "reasonable linkage" shall be confirmed by a qualified independent consultant; provided, that costs, unless otherwise contracted, shall be assumed to escalate with inflation.

     Notwithstanding the foregoing, with the consent of the institutional investors that formed the special purpose business trusts, which consent shall be determined in their sole discretion, a "PPA Term" shall mean a period of at least two consecutive years during which we or AEE2, L.L.C., as applicable, has a PPA or series of PPAs for the sale at a scheduled price of 75% or more of the installed capacity and electric energy of the Kintigh Generating Station or the Milliken Generating Station and the Additional Facilities to a third party purchaser or third party purchasers whose senior unsecured long-term debt rating is at least Investment Grade.

     "PUA Provider" shall mean either:

     (1) a financial institution, the senior unsecured long term debt rating of which is rated at least Aa3 by Moody's and AA- by S&P; or

     (2) a financial institution which has provided collateral in an amount equal to or exceeding the amount referenced in clause (4) of the definition of Payment Undertaking Agreement.

     "Purchase Price" shall mean $650,000,000, the appraised fair market value of the Kintigh Generating Station and the Milliken Generating Station as of May 14, 1999.

     "Rating Agencies" shall mean S&P and Moody's.

     "Rent" shall mean Basic Rent and Supplemental Rent.

     "Related Party" shall mean, with respect to any person or its successors and assigns, an affiliate of such person or its successors and assigns and any director, officer, shareholder, partner, member, manager, servant, employee or agent of that person or any such affiliate or their respective successors and assigns; provided, that the special purpose business trustee and the special purpose business trusts shall not be treated as related parties to each other and neither the special purpose business trusts nor the special purpose business trustee shall be treated as a related party to the institutional investors that formed the special purpose business trusts except that, for purposes of certain provisions of the Participation Agreements, the special purpose business trusts will be treated as a related party to the institutional investors that formed the special purpose business trusts to the extent that the special purpose business trusts act on the express direction or with the express written consent of the institutional investors that formed the special purpose business trusts.

     "Renewal Rent" shall mean the Basic Rent payable during any renewal period as determined under the applicable lease.

     "Renewal Term" shall mean the renewal term of a lease permitted under the lease.

     "Rent Payment Date" shall mean each January 2 and July 2, commencing January 2, 2000, to and including the Lease Expiration Date.

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     "Rent Payment Period" shall mean in the case of the first rent payment period, the period commencing on May 14, 1999 and ending on January 2, 2000 and thereafter each six-month period or shorter period in the case of the last period during the applicable lease term

     - commencing on the day after each rent payment date through and including the lease Expiration Date, and

     - during any Renewal Term, on the day after each Rent Payment Date through but excluding the expiration of such Renewal Term.

     "Rent Reserve Account Required Balance" shall mean an amount equal to the sum of the maximum aggregate semiannual payment of:

     (1) Basic Rent other than Deferrable Payments; and

     (2) all other Fixed Charges scheduled to be paid during any semiannual period ending on a Rent Payment Date in the immediately succeeding three-year period; provided, however, that for the purposes of the above calculation, Basic Rent due on January 2, 2000 shall be calculated as the product of (a) 78.95% and (b) Basic Rent, other than Deferrable Payments, payable on January 2, 2000.

     "Replacement Event" shall mean:

     (1) in the case of any Additional Liquidity Letter of Credit, either (A) the rating of the senior unsecured debt of the issuer of such Additional Liquidity Letter of Credit being downgraded below A1 by Moody's or A- by S&P, or (B) the occurrence within the next 15 days of the expiration date of any Additional Liquidity Letter of Credit and our failure to provide any letter of credit that satisfies the requirements of an Additional Liquidity Letter of Credit specified in the definition of such term; and

     (2) in the case of any Payment Undertaking Agreement, the downgrade of the senior unsecured long term debt rating of the PUA Provider below Aa3 by Moody's or AA- by S&P and failure of the PUA Provider to provide collateral in an amount equal to or exceeding the amount set forth on a schedule attached to the Payment Undertaking Agreement.

     "Required Coverage Ratio" shall mean:

     (1) for any period during a PPA Term, a Coverage Ratio of 1.5:1.0;

     (2) for any period that is not a PPA Term, a Coverage Ratio of 1.7:1.0; and

     (3) for any period which spans the beginning or ending of a PPA Term, a pro rata Coverage Ratio between 1.50:1.0 and 1.7:1.0 based on the number of days in the period which belong to a PPA Term.

     "Responsible Officer" shall mean:

     (1) with respect to any Person, its chairman of the board, its president, any senior vice president, the chief financial officer, any vice president, the treasurer or any other management employee (A) that has the power to take the action in question and has been authorized, directly or indirectly, by the board of directors of such person, (B) working under the direct supervision of such chairman of the board, president, senior vice president, chief financial officer, vice president or treasurer and (C) whose responsibilities include the administration of the transactions and agreements contemplated by the operative documents and, in the case of our company, the management of either the Kintigh Generating Station or the Milliken Generating Station; and

     (2) with respect to the special purpose business trustee, indenture trustee and the pass through trustee and the depositary agent, an officer in their respective corporate trust departments.

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     "Special Payment" shall mean payments received by the pass through trustee following a default in respect of the secured lease obligation notes held in the related pass through trust, including, but not limited to, payments received on account of the sale of such secured lease obligation notes by the pass through trustee.

     "Special Purpose Business Trust Company" shall mean Wilmington Trust Company, a Delaware banking corporation, in its individual capacity, and each other person which may from time to time be acting as special purpose business trust company in accordance with the provisions of the special purpose business trust agreements.

     "Special Purpose Business Trustee" shall mean Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity, but solely as special purpose business trustee under the special purpose business trust agreements and each other person which may from time to time be acting as special purpose business trustee in accordance with the provisions of the special purpose business trust agreements.

     "Special Rent Reserve Account Required Balance" shall mean, during a Special Rent Reserve Period, an amount equal to:

     (1) prior to May 14, 2004, (A) the maximum aggregate payment of Basic Rent, other than Deferrable Payments, expected to become due on any three successive Basic Rent payment dates in the immediately succeeding three-year period minus (B) the amount set forth in clause (1) of the definition of the Rent Reserve Account Required Balance; or

     (2) after May 14, 2004, (A) the maximum aggregate payment of Basic Rent, other than Deferrable Payments, expected to become due on any two successive Basic Rent payment dates in the immediately succeeding three-year period minus (B) the amount set forth in clause (1) of the definition of the Rent Reserve Account Required Balance.

For the purpose of this definition, Basic Rent due on January 2, 2000 shall be the product of (a) 78.95% and (b) Basic Rent, other than Deferrable Payments, payable on January 2, 2000.

     "Special Rent Reserve Period" shall mean at any time prior to January 2, 2029, the period that commences upon the occurrence of:

     (1) the senior unsecured long-term debt of The AES Corporation being rated lower than B+ by S&P; and

     (2) our failure to satisfy the Required Coverage Ratio.

     A Special Rent Reserve Period shall end on the date that either of the events specified in clause (1) or (2) no longer exists.

     "Supplemental Rent" shall mean any and all amounts, liabilities and obligations, other than Basic Rent, which we assume or agree to pay under the registration rights agreement and the operative documents, whether or not identified as "Supplemental Rent," to the special purpose business trusts or any other person, including, but not limited to, the termination value set forth on a schedule to the applicable lease.

     "Support Agreements" shall mean the real property leases, the Facilities Support Agreement, the coal hauling agreement with Somerset Railroad, the Interconnection Agreement and any other document or agreement, including easements and rights of way, that provides similar or related support rights for the lease, use, operation, maintenance and monitoring of the Kintigh Generating Station or the Milliken Generating Station and the real property of those electricity generating stations.

     "Tax" or "Taxes" shall mean all fees, taxes, including, without limitation, sales taxes, use taxes, stamp taxes, value-added taxes, ad valorem taxes and property taxes (personal and real, tangible and intangible), levies, assessments, withholdings and other charges and impositions of any nature, plus all related interest, penalties, fines and additions to tax, now or hereafter imposed by any federal, state, local or foreign government or other taxing authority.

     "Termination Date" shall mean each of the monthly dates during the lease terms identified as a "Termination Date" in each of the leases.
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     "Transaction Party" shall mean, individually or collectively, as the context shall require, all or any of the parties to each of the Participation Agreements.

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

     An event of default under the pass through trust agreements is defined as the occurrence and continuance of an event of default under the related lease indentures (a "Lease Indenture Event of Default"). For a description of the Lease Indenture Events of Default, see "-- THE SECURED LEASE OBLIGATION NOTES -- GENERAL." Under the lease indentures, each special purpose business trust has the right under limited circumstances to cure Lease Indenture Events of Default that result from the occurrence of an event of default under the related lease (a "Lease Event of Default"). If the special purpose business trust chooses to exercise its cure right, the Lease Indenture Events of Default and consequently the Events of Default will be deemed to be cured.

     ACCELERATION ON LEASE INDENTURE EVENT OF DEFAULT. Each pass through trust agreement provides that, as long as a Lease Indenture Event of Default shall have occurred and be continuing, the pass through trustee may vote all of the secured lease obligation notes that are held in the related pass through trust, and upon the direction of the holders of pass through trust certificates evidencing fractional undivided interests aggregating not less than a majority in interest of the related pass through trust, the pass through trustee shall vote a corresponding majority of such secured lease obligation notes in favor of directing the indenture trustee to declare the unpaid principal amount of all of the outstanding secured lease obligation notes and any accrued and unpaid interest on these notes to be due and payable.

     REMEDIES. Each pass through trust agreement in addition provides that, if a Lease Indenture Event of Default shall have occurred and be continuing, the pass through trustee may, and upon the direction of the holders of pass through trust certificates evidencing fractional undivided interests aggregating not less than a majority in interest of the related pass through trust shall, vote all of the secured lease obligation notes that are held in such pass through trust to direct the indenture trustee regarding the exercise of remedies provided in the lease indenture in a manner consistent with the terms of the lease indenture.

     The lease indentures provide that, if a Lease Indenture Event of Default and Lease Event of Default shall occur and be continuing under the lease indentures, neither the indenture trustee nor any Certificateholders shall be entitled to exercise any remedy under such lease indenture which could or would divest the applicable special purpose business trust of its ownership interest in or title to any collateral subject to the related lease indenture, unless in the case of a Lease Indenture Event of Default as a consequence of a Lease Event of Default the indenture trustee shall, to the extent it is then entitled to do so under the lease indenture, and is not then stayed or otherwise prevented from doing so by operation of law, have begun the exercise of one or more of the remedies referred to in the related lease intended to dispossess us of the related undivided interest in the Kintigh Generating Station or the Milliken Generating Station under the applicable lease and is using good faith efforts to exercise these remedies and not merely asserting a right or claim to do so; provided, that if the indenture trustee is then stayed or prevented by operation of law, then the indenture trustee shall not divest the special purpose business trust of its interest in the collateral until the earlier of

     - the expiration of the 180-day period following the commencement of the stay or other prevention, or

     - the date of repossession of the undivided interest in the electricity generating station under the lease.

     If any event occurs which will mature into an event of default under the lease indenture which arises out of the failure to pay the equity portion of Basic Rent under the related lease, the indenture trustee shall not, so long as no other Lease Indenture Event of Default shall have occurred and be continuing, be entitled to exercise remedies under the lease indenture for a period of 180 days unless a Lease Event of Default under the related lease is duly declared prior to the expiration of the 180-day period by the indenture trustee with the consent of the applicable special purpose business trust or institutional investor that formed the special purpose business trusts.

     ADDITIONAL REMEDIES; SALE OF SECURED LEASE OBLIGATION NOTES. As an additional remedy, if a Lease Indenture Event of Default shall have occurred and be continuing, the pass through trust agreements provide
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that the pass through trustee may, and upon the direction of the
Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of the related pass through trust shall, sell all or part of the secured lease obligation notes that are held in this pass through trust for cash to any person. In addition, if a particular special purpose business trust elects to purchase or redeem the secured lease obligation notes upon the occurrence and continuance of a Lease Indenture Event of Default, the pass through trustee shall sell the secured lease obligation notes held in the related pass through trust upon all terms and conditions and at the prices as it may reasonably deem advisable. Any proceeds received by the pass through trustee upon any sale shall be deposited in the Special Payments Account with respect to the applicable pass through trust and shall be distributed to the Certificateholders with respect to the applicable pass through trust on a Special Distribution Date.

     The market for secured lease obligation notes in default may be very limited and there can be no assurance that they could be sold for a reasonable price. If a pass through trustee sells any secured lease obligation notes held in the related pass through trust with respect to which a Lease Indenture Event of Default exists for less than their outstanding principal amount, the Certificateholders with respect to this pass through trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us, the applicable special purpose business trusts or the pass through trustee.

     DISTRIBUTIONS ON SALE OF SECURED LEASE OBLIGATION NOTES. Any amount distributed to the pass through trustee by the indenture trustee on account of the secured lease obligation notes held in the related pass through trust following a Lease Indenture Event of Default shall be deposited in the Special Payments Account with respect to the applicable pass through trust and shall be distributed to the Certificateholders with respect to the applicable pass through trust on a Special Distribution Date. In addition, if following a Lease Indenture Event of Default, the applicable special purpose business trust or institutional investor that formed the special purpose business trusts exercises its option to purchase the outstanding secured lease obligation notes held in the related pass through trust, the purchase price paid by the special purpose business trust or institutional investor that formed the special purpose business trusts to the pass through trustee for the secured lease obligation notes held in the pass through trust shall be deposited in the Special Payments Account with respect to the applicable pass through trust and shall be distributed to the Certificateholders with respect to the applicable pass through trust on a Special Distribution Date.

     Any funds representing payments received by the pass through trustee pursuant to the pass through trust agreement representing a Special Payment with respect to the applicable pass through trust that is not to be distributed promptly shall, to the extent practicable, be invested by the pass through trustee in permitted government investments pending the distribution of these funds on a Special Distribution Date. The term "permitted government investments" is defined as being obligations of the United States for the payment of which the full faith and credit of the United States is pledged maturing in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. The pass through trustee is prohibited from selling any permitted government investment prior to its maturity.

     NOTICE OF DEFAULTS. Each pass through trust agreement provides that the pass through trustee shall, within 90 days after the occurrence of a default in respect of the pass through trust created under the pass through trust agreement, give to the Certificateholders, us, the applicable special purpose business trusts and the indenture trustee notice, transmitted by mail, of all uncured or unwaived defaults under the related pass through trust agreement actually known to a Responsible Officer of the pass through trustee; provided, that except in the case of default in the payment of principal, premium, if any, or interest on any of the secured lease obligation notes held in the applicable pass through trust, the pass through trustee shall be protected in withholding notice if a committee of its directors determines in good faith that the withholding of notice is in the interests of such Certificateholders with respect to the applicable pass through trust. The term "default," for the purpose of the provision described in this paragraph only, shall mean the occurrence of any event which is or, after notice or a lapse of time or both would become, an Event of Default.

     Each pass through trust agreement contains a provision entitling the pass through trustee, subject to the duty of the pass through trustee during a default to act with the required standard of care, to be indemnified by

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the Certificateholders before proceeding to exercise any right or power under the pass through trust agreement at the request of the Certificateholders.

     WAIVER OF DEFAULTS. In certain cases, Certificateholders of a pass through trust evidencing fractional undivided interests aggregating not less than a majority in interest of the pass through trust may on behalf of all Certificateholders with respect to the pass through trust waive any default or Event of Default and its consequences under the pass through trust agreement with respect to the pass through trust and thereby annul any direction given by the holders to the indenture trustee with respect thereto, except:

     (1) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution of any payment;

     (2) a default in payment of the principal of, premium, if any, or interest on, any of the secured lease obligation notes; or

     (3) a default in respect of any covenant or provision of the pass through trust agreement that cannot be modified or amended without the consent of each Certificateholder affected by any modification or amendment.

     The lease indentures provide that, with limited exceptions, the holders of a majority in aggregate unpaid principal amount of the secured lease obligation notes may on behalf of all holders waive any past default or Lease Indenture Event of Default.

MODIFICATION OF THE PASS THROUGH TRUST AGREEMENTS

     MODIFICATIONS WITHOUT CONSENT OF CERTIFICATEHOLDERS. Each pass through trust agreement contains provisions permitting us and the pass through trustee to enter into a supplemental trust agreement, without the consent of any Certificateholders, among other things:

     (1) to evidence the succession of another corporation to our company and the assumption by any such successor of our obligations under the pass through trust agreement;

     (2) to add to our covenants for the protection of these Certificateholders;

     (3) to cure any ambiguity in, or to correct or supplement any defective or inconsistent provision of, the pass through trust agreement or to make any other provisions with respect to matters or questions arising under the pass through trust agreement; provided any actions taken shall not adversely affect the interests of the Certificateholders; or

     (4) to add, eliminate, or change any provision under the pass through trust agreement that shall not adversely affect the interests of the Certificateholders and provided in each case that such supplemental trust agreement does not cause the pass through trust to be subject to adverse tax treatment.

     MODIFICATIONS WITH CONSENT OF CERTIFICATEHOLDERS AND SPECIAL PURPOSE BUSINESS TRUSTS. Each pass through trust agreement also contains provisions permitting us and the pass through trustee, with the consent of the holders of pass through trust certificates evidencing fractional undivided interests aggregating not less than a majority in interest of the related pass through trust, and with the consent of the applicable special purpose business trusts, which consent may not be unreasonably withheld, to enter into supplemental trust agreements adding provisions to or changing or eliminating any of the provisions of the pass through trust agreement or modifying the rights of the Certificateholders, except that no such supplemental trust agreement may, without the consent of each Certificateholder so affected:

     (1) reduce in any manner the amount of, or delay the timing of, any receipt by the pass through trustee of payments on the secured lease obligation notes held in such pass through trust, or distributions in respect of any pass through trust certificate, or change any date of payment on any pass through trust certificate, or change the place of payment where any pass through trust certificate is payable, or make distributions payable in coin or currency other than that provided for in the pass through trust

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         certificates, or impair the right of any Certificateholder to institute suit for the enforcement of any such payment when due;

     (2) permit the disposition of any secured lease obligation note held in the related pass through trust, permit the creation of a lien on the pass through trust or otherwise deprive any Certificateholder of the benefit of ownership of the secured lease obligation notes or the lien of the related lease indenture, except as provided in the pass through trust agreement;

     (3) reduce the percentage of the aggregate fractional undivided interest of the related pass through trust provided for in the pass through trust agreement that is required to approve any supplemental trust agreement, or reduce the percentage required for any waiver provided for in the pass through trust agreement; or

     (4) cause the pass through trust to become taxable as an "association" or to fail to qualify as a fixed investment trust for federal income tax purposes.

MODIFICATION OF OPERATIVE DOCUMENTS

     MODIFICATIONS PERMITTED WITH CONSENT OF SPECIAL PURPOSE BUSINESS
TRUSTS. An indenture trustee may, with the consent of the related special purpose business trust, enter into any indenture or indentures supplemental to the applicable lease indenture or execute any amendment, modification, supplement, waiver or consent with respect to any other operative document:

     (1) to evidence the succession of another person as a trustee or the appointment of a co-trustee in accordance with the terms of the related trust agreement or to evidence the succession of a successor as the indenture trustee under the lease indenture, the removal of the indenture trustee or the appointment of any separate or additional trustee or trustees and to define the rights, powers, duties and obligations conferred upon any separate trustee or trustees or co-trustee or co-trustees;

     (2) to correct, confirm or amplify the description of any property at any time subject to the lien of the lease indenture or to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

     (3) to provide for any evidence of the creation and issuance of any additional secured lease obligation notes;

     (4) to cure any ambiguity in, to correct or supplement any defective or inconsistent provision of, or to add to or modify any other provisions and agreements in, the lease indenture or any other operative document in any manner that will not in the judgment of the indenture trustee materially adversely affect the interests of the holders of the secured lease obligation notes;

     (5) to grant or confer upon the indenture trustee for the benefit of the holders of the related secured lease obligation notes any additional rights, remedies, powers, authority or security which may be lawfully granted or conferred and which are not contrary or inconsistent with the lease indenture;

     (6) to add to the covenants or agreements to be observed by the applicable special purpose business trust and which are not contrary to the lease indenture, to add Lease Indenture Events of Default for the benefit of the holders of the related secured lease obligation notes or surrender any right or power of the applicable special purpose business trust provided it has consented to any covenant or amendment; and

     (7) with respect to any indenture or indentures supplemental to a lease indenture or any amendment, modification, supplement, waiver or consent with respect to any other operative document, provided any supplemental indenture, amendment, modification, supplement, waiver or consent shall not, in the judgment of the indenture trustee, materially adversely affect the interest of the holders of the related secured lease obligation notes; provided, however, that no amendment, modification, supplement, waiver or consent shall, without the consent of the holders of a majority in interest of the secured lease obligation notes, modify our covenants in the related Participation Agreement;

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         provided, further, however, that without the consent of the holders representing one hundred percent (100%) of the outstanding principal amount of related secured lease obligation notes, no supplement to or amendment of the lease indenture or the related lease, the lease relating to the real property on which the Kintigh Generating Station and the Milliken Generating Station are located, the sublease relating to the real property on which the Kintigh Generating Station and the Milliken Generating Station are located or the Participation Agreement, or waiver or modification of or consent to the terms of these documents, shall

         (A) modify the definition of the majority in interest of holders of secured lease obligation notes in the lease indenture or reduce the percentage of holders of the secured lease obligation notes required to take or approve any action thereunder,

        (B) change the amount or the time of payment of any amount owing or payable under any related secured lease obligation note or change the rate or manner of calculation of interest payable on any related secured lease obligation note,

        (C) alter or modify the provisions of the lease indenture with respect to the manner of payment or the order of priorities in which distributions under the lease indentures shall be made as between the holders of the related secured lease obligation notes and the applicable special purpose business trust,

        (D) reduce the amount, except to any amount as shall be sufficient to pay the aggregate principal of and interest on all outstanding secured lease obligation notes, or extend the time of payment of Basic Rent, stipulated loss value or termination value as set forth on a schedule to the applicable lease, except as expressly provided in the related lease, or change any of the circumstances under which Basic Rent, stipulated loss value or termination value is payable, or

        (E) consent to any assignment of the related lease if in connection with the assignment, we will be released from our obligation to pay Basic Rent, stipulated loss value and termination value, except as expressly provided under "-- THE LEASES, THE FACILITY SITE LEASES AND THE FACILITY SITE SUBLEASES -- SUBLEASE AND ASSIGNMENT," or reduce our obligations in respect of the payment of Basic Rent, stipulated loss value or termination value or change the absolute and unconditional character of these obligations as listed in the related lease.

     MODIFICATIONS PERMITTED WITH CONSENT OF CERTIFICATEHOLDERS. In the event that the pass through trustee, as the holder of the secured lease obligation notes in trust for the benefit of the Certificateholders, receives a request for its consent to any amendment, modification, waiver or supplement under any lease indenture, lease or other related document, the pass through trustee shall mail a notice of this proposed amendment, modification, waiver or supplement to each Certificateholder of the applicable pass through trust registered on the register as of the date of the notice. The pass through trustee shall request from the Certificateholders of the applicable pass through trust directions as to:

        (1) whether or not to direct the indenture trustee to take or refrain from taking any action which a holder of a secured lease obligation note has the option to direct;

        (2) whether or not to give or execute any waivers, consents, amendments, modifications or supplements as a holder of a secured lease obligation note; and

        (3) how to vote any secured lease obligation note if a vote has been called.

     The pass through trustee shall vote or consent with respect to the secured lease obligation notes held in the related pass through trust in the same proportion as the pass through trust certificates were actually voted by the Certificateholders of the pass through trust by the date specified in the notice. Notwithstanding the foregoing, if an Event of Default under the pass through trust agreement shall have occurred and be continuing, the pass through trustee, subject to the voting instructions referred to under the caption
"-- EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT," may in its own discretion consent to any amendment, modification, waiver or supplement, and may so notify the indenture trustee.

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TERMINATION OF THE PASS THROUGH TRUSTS

     The respective obligations of our company and the pass through trustee created by the pass through trust agreements, and the pass through trusts, will terminate upon the distribution to Certificateholders of all amounts required to be distributed to them under the pass through trust agreements and the disposition of all property held in the pass through trusts. The pass through trustee will mail to each Certificateholder notice of the termination of the related pass through trust, the amount of the proposed final payment and the proposed date for the distribution of the final payment for the pass through trust. The final distribution to any Certificateholder will be made only upon surrender of such Certificateholder's pass through trust certificates at the office or agency of the pass through trustee specified in the notice of termination.

THE PASS THROUGH TRUSTEE

     Bankers Trust Company is the pass through trustee for each pass through trust. Bankers Trust and any of its affiliates may hold pass through trust certificates in their own names. With some exceptions, Bankers Trust makes no representations as to the validity or sufficiency of the pass through trust agreements, the pass through trust certificates, the secured lease obligation notes, the lease indentures, the leases or other related documents. Bankers Trust is also the indenture trustee for the secured lease obligation notes issued with respect to each undivided interest in the Kintigh Generating Station and the Milliken Generating Station and the ground interest in the real property of the Kintigh Generating Station and the Milliken Generating Station under the lease indentures.

     Bankers Trust may resign with respect to any or all of the pass through trusts at any time, in which event we will be obligated to appoint a successor trustee. If Bankers Trust ceases to be eligible to continue as trustee under the pass through trust agreements or becomes insolvent, we may remove Bankers Trust, or any Certificateholder which has held a pass through trust certificate for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of Bankers Trust and the appointment of a successor trustee. Any resignation or removal of Bankers Trust and appointment of a successor trustee for a pass through trust does not become effective until acceptance of the appointment by the successor trustee.

     Each pass through trust agreement provides that we will pay Bankers Trust's fees and expenses. Each pass through trust agreement further provides that Bankers Trust will be entitled to reimbursement by us for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by Bankers Trust in accordance with the pass through trust agreements, except any expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith. In addition, Bankers Trust shall be entitled to reimbursement from, and shall have a lien prior to the pass through trust certificates upon, all property and funds held or collected by Bankers Trust for any tax, other than any tax attributable to Bankers Trust's compensation for serving as the pass through trustee, incurred without negligence, willful misconduct or bad faith, on its part, arising out of or in connection with the acceptance or administration of the pass through trust.

BOOK-ENTRY; DELIVERY AND FORM

     We will issue new pass through trust certificates in exchange for existing pass through trust certificates currently represented by one or more fully registered global certificates. The new pass through trust certificates will be represented by one or more fully registered global certificates, and will be deposited upon issuance with The Depository Trust Company or a nominee of The Depository Trust Company.

     We will issue new pass through trust certificates in certificated form without interest coupons in exchange for existing pass through trust certificates, which were issued originally in certificated form without interest coupons.

     The Depository Trust Company has advised us as follows: The Depository Trust Company is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing

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corporation" within the meaning of the Uniform Commercial Code and a "Clearing
Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and some other organizations. Indirect access to The Depository Trust Company system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     We expect that, pursuant to the procedures established by The Depository Trust Company,

     - upon the issuance of the global certificates, The Depository Trust Company or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by global certificates to the accounts of persons who have accounts with The Depository Trust Company,

     - ownership of beneficial interests in the global certificates will be limited to persons who have accounts with The Depository Trust Company or persons who hold interests through participants, and

     - ownership of beneficial interests in the global certificates will be shown on, and the transfer of that ownership will be effected only through, records maintained by The Depository Trust Company or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

     The laws of some states require some purchasers of securities to take physical delivery of securities. These limits and laws may limit the market for beneficial interests in the global certificates. Qualified institutional buyers may hold their interests in the global certificates directly through The Depository Trust Company if they are participants, or indirectly through organizations that are participants in the system.

     So long as The Depository Trust Company or its nominee is the registered owner or holder of the global certificates, The Depository Trust Company or its nominee, as the case may be, will be considered the sole record owner or holder of the pass through trust certificates represented by global certificates for all purposes under the related pass through trust agreements. No beneficial owners of an interest in global certificates will be able to transfer that interest except in accordance with The Depository Trust Company's applicable procedures, in addition to those provided for under the pass through trust agreements and, if applicable, the Euroclear System and Centrale de Livraison de Valeurs Mobilieres S.A.

     Payments of the principal of, premium, if any, and interest on global certificates will be made to The Depository Trust Company or its nominee, as the case may be, as the registered owner of the pass through trust certificates. Neither we nor the pass through trustee, nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in global certificates or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

     We expect that

     - The Depository Trust Company or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of global certificates will credit participants' accounts with payments in amounts proportionate to their respective beneficial ownership interests in the principal amount of the global certificates, as shown on the records of The Depository Trust Company or its nominee, and

     - payments by participants to owners of beneficial interests in global certificates held through participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for customers.

     Any payments will be the responsibility of participants.

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     Neither we nor the pass through trustee will have any responsibility for the performance by The Depository Trust Company or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     If The Depository Trust Company is at any time unwilling or unable to continue as a depositary for global certificates and a successor depositary is not appointed within 90 days, Bankers Trust or the successor pass through trustee will issue definitive certificates in exchange for global certificates.

     The Depository Trust Company management is aware that some computer applications, systems, and the like for processing data that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." The Depository Trust Company has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions, including principal and income payments, to securityholders, book-entry deliveries, and settlement of trades within The Depository Trust Company, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, The Depository Trust Company's plan includes a testing phase, which is expected to be completed within approximate time frames.

     However, The Depository Trust Company's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom The Depository Trust Company licenses software and hardware, and third party vendors on whom The Depository Trust Company relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. The Depository Trust Company has informed its participants and members of the financial community that it is contacting, and will continue to contact, third party vendors from whom The Depository Trust Company acquires services to:

     (1) impress upon them the importance of their services being Year 2000 compliant; and

     (2) determine the extent of their efforts for Year 2000 remediation and, as appropriate, testing of their services.

     In addition, The Depository Trust Company is in the process of developing contingency plans as it deems appropriate.

     According to The Depository Trust Company, the foregoing information with respect to The Depository Trust Company has been provided to its participants and members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

THE SECURED LEASE OBLIGATION NOTES

     GENERAL. The secured lease obligation notes will be issued in two series or tranches under each lease indenture between the applicable special purpose business trust and Bankers Trust, as indenture trustee.

     Each special purpose business trust will lease the related undivided interest in the Kintigh Generating Station or the Milliken Generating Station and sublease the related ground interest to us pursuant to the related lease, the lease relating to the real property on which the electricity generating stations are located and the sublease relating to the real property on which the electricity generating stations are located. We are obligated to make or cause to be made rental and other payments to each special purpose business trust under the related lease in amounts that will be at least sufficient to pay the principal of, premium, if any, and interest on the related secured lease obligation notes when and as due and payable, except principal and interest payable upon a Lease Indenture Event of Default that is not caused by a Lease Event of Default and except any premium payable by the applicable institutional investor that formed the special purpose business trusts or the special purpose business trust in connection with the election by such institutional investor that formed the special purpose business trusts or special purpose business trust to purchase or redeem the secured lease obligation notes. However, the secured lease obligation notes are not our obligations or guaranteed by us, except to the extent that we may, in certain circumstances described in this section, assume the obligations of

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the applicable special purpose business trust under the secured lease obligation notes. Payments under each lease in excess of the amounts required to make required payments on the applicable secured lease obligation notes will be paid by the indenture trustee to the applicable special purpose business trust for distribution to the applicable institutional investor that formed the special purpose business trusts and will not be available for distribution to the Certificateholders except in some cases upon the occurrence of a Lease Indenture Event of Default. Our rental obligations under the leases and the other operative documents to which it is a party are our general obligations.

     LEASE INDENTURE EVENTS OF DEFAULT. A "Lease Indenture Event of Default" under a lease indenture shall consist of the following:

     (1) any Lease Event of Default under the related lease, other than our failure to make some customary excepted payments reserved to the applicable special purpose business trust and institutional investor that formed the special purpose business trust, and our failure to maintain required insurance, if and so long as (A) the insurance actually maintained by us constitutes Prudent Industry Practice and (B) the applicable special purpose business trust and institutional investor that formed the special purpose business trust waive any Lease Event of Default;

     (2) a payment default other than as a result of a Lease Event of Default by the applicable special purpose business trust under a lease indenture in respect of principal, interest or any premium in respect of the secured lease obligation notes that continues unremedied for five Business Days;

     (3) failure by the applicable special purpose business trust to perform any material covenant contained in a lease indenture to be performed by it, other than with respect to clause (2) above, or failure of the applicable special purpose business trust or institutional investor that formed the special purpose business trust to perform any material covenant to be performed by it under the related Mortgage or some provisions of the related Participation Agreement or failure by a guarantor under the parent guaranty of an institutional investor that formed the special purpose business trust to perform any material covenant to be performed by it under the parent guaranty, in any material respect, which failure remains unremedied for a period of 30 days after written notice thereof; provided, however, that if a condition is not capable of being remedied in 30 days, the period shall be extended for up to 180 days, so long as a remedy is diligently pursued and the condition is reasonably capable of being remedied within such extended period;

     (4) any material representation or warranty made by the applicable institutional investor that formed the special purpose business trust or special purpose business trust, in the related Mortgage or in certain provisions of the related Participation Agreement or in any certificate delivered on May 14, 1999 or any material representation or warranty made by a guarantor under a parent guaranty of an institutional investor that formed the special purpose business trust shall prove at any time to have been incorrect as of the date made in any material respect and shall continue to be material and unremedied for a period of 30 days after receipt by such party of written notice of the defect; provided, however, that if the representation is not capable of being remedied in 30 days, the period shall be extended for up to an additional 90 days, so long as a remedy is diligently pursued and the representation is reasonably capable of being remedied within the extended period; and

     (5) customary events of bankruptcy and insolvency, whether voluntary or involuntary, with respect to the applicable special purpose business trust or institutional investor that formed the special purpose business trust, provided that any event of bankruptcy or insolvency commenced involuntarily shall be continuing 60 days after its commencement.

     REMEDIES. Each lease indenture provides that, subject to certain rights of the applicable special purpose business trust and the applicable institutional investor that formed the special purpose business trust described below, if a Lease Indenture Event of Default has occurred and is continuing, the indenture trustee may exercise specified rights and remedies available to it under Applicable Law, including, if a Lease Event of Default under the related lease has occurred, one or more of the remedies with respect to the related undivided interest in the electricity generating stations and ground interest in the real property on which the electricity

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generating stations are located afforded to the applicable special purpose business trust by the lease for Lease Events of Default under the lease. See "-- THE LEASES, THE FACILITY SITE LEASES AND THE FACILITY SITE
SUBLEASES -- LEASE EVENTS OF DEFAULT."

     Any remedies may be exercised by the indenture trustee to the exclusion of the applicable special purpose business trust and the applicable institutional investor that formed the special purpose business trust. A sale of the undivided interest and ground interest upon the exercise of remedies will be free and clear of any rights of the applicable special purpose business trust and the applicable special purpose business trustee, other than, in certain cases, rights of redemption provided by law, including our rights under the related lease. No exercise of any remedies by the indenture trustee, however, may affect our rights under the related lease unless a Lease Event of Default has occurred and is continuing under the lease.

     Upon the occurrence and continuance of a Lease Indenture Event of Default and of a Lease Event of Default, neither any holder of secured lease obligation notes nor the indenture trustee shall be entitled to exercise any remedy pursuant to the related lease indenture which could or would divest the applicable special purpose business trust of title to, or its ownership interest in, any collateral, unless, in the case of a Lease Indenture Event of Default as a consequence of a Lease Event of Default, the indenture trustee shall, to the extent it is then entitled to do so under the related lease indenture and is not then stayed or otherwise prevented from doing so by operation of law, have commenced the exercise of one or more of the remedies referred to in the applicable lease intending to dispossess us of the related undivided interest in the Kintigh Generating Station or the Milliken Generating Station and is using good faith efforts to exercise its remedies and not merely asserting a right or claim to do so; provided, that if the indenture trustee is then stayed or otherwise prevented by operation of law from exercising any remedies, the indenture trustee shall not divest such special purpose business trust of its interest in the collateral until the earlier of

     - the expiration of the 180-day period following the commencement of such stay or other prevention, or

     - the date of repossession of the undivided interest in the electricity generating stations under the related lease.

     In the event of any default by us under clause (1) of the definition of "Lease Events of Default" specified below with respect to the payment of the equity portion of the Basic Rent only under a lease, the indenture trustee shall not, so long as no other Lease Indenture Event of Default shall have occurred and be continuing, be entitled to exercise remedies under the related lease indenture for a period of 180 days unless the applicable special purpose business trust or institutional investor that formed the special purpose business trust consents to the declaration of a Lease Event of Default under the applicable lease by the indenture trustee.

     In the event of the bankruptcy of an institutional investor that formed a special purpose business trust or a special purpose business trust, the ability of the indenture trustee to exercise its remedies under the related lease indenture against the bankrupt party might be limited and payments required to be made under the related lease might be interrupted, although the indenture trustee would retain its status as a secured creditor in respect of the applicable special purpose business trust's interest in the related lease and undivided interest. In addition, in the event of a bankruptcy it is possible that the debtor may reject the lease as an executory contract or unexpired lease. A rejection by the debtor, if successful, would leave the indenture trustee as a secured creditor in respect of such special purpose business trust's interest in the applicable lease and undivided interest with a claim against the bankrupt estate in the amount owing under the related secured lease obligation notes.

     At any time after the outstanding principal amount of the secured lease obligation notes shall have become due and payable by acceleration pursuant to the lease indenture, a majority in interest of the holders of the secured lease obligation notes may, by written notice or notices to the applicable special purpose business trust, the indenture trustee and us, rescind and annul any acceleration and any related declaration of default under the lease and their respective consequences, if:

     (1) all amounts of principal, premium, if any, and interest which are then due and payable in respect of all the secured lease obligation notes otherwise than as a result of acceleration shall have been paid in full, together with interest on all such overdue principal and, to the extent permitted by Applicable
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         Law, overdue interest at the rate or rates specified in the secured lease obligation notes, and an amount sufficient to cover all costs and expenses of collection incurred by or on behalf of the holders of the secured lease obligation notes, including, without limitation, counsel fees and expenses and all expenses and reasonable compensation of the indenture trustee; and

     (2) every other Lease Indenture Event of Default shall have been remedied.

     No rescission or annulment shall extend to or affect any subsequent Lease Indenture Event of Default or impair any related right, and no rescission or annulment shall require any holder of a secured lease obligation note to repay any principal or interest actually paid as a result of any acceleration.

     SPECIAL PURPOSE BUSINESS TRUST'S RIGHT TO PURCHASE THE SECURED LEASE OBLIGATION NOTES. Each special purpose business trust shall have the right to purchase the secured lease obligation notes outstanding under the related lease indenture, without any premium, at a price equal to the outstanding principal and accrued interest with respect to the secured lease obligation notes, as well as any other payments owed pursuant to the related lease indenture, and outstanding fees and expenses owed to or incurred by the indenture trustee, if:

     (1) (A) a Lease Indenture Event of Default, which also constitutes a Lease Event of Default, shall have occurred and be continuing for a period of at least 90 days under the lease indenture without the acceleration of the secured lease obligation notes or the exercise of any remedy under the related lease by the indenture trustee intended to dispossess us of the related undivided interest in the Kintigh Generating Station or the Milliken Generating Station, (B) as a result of the occurrence and continuation of a Lease Indenture Event of Default, the indenture trustee accelerates, in its discretion, or a majority in interest of holders of the secured lease obligation notes directs the acceleration of the secured lease obligation notes, and the acceleration has not been rescinded, or (C) within the last 30 days the indenture trustee has provided us and the applicable institutional investor that formed the special purpose business trusts written notice that it intends to exercise remedies available under the related lease intended to foreclose on the related undivided interest in the Kintigh Generating Station or the Milliken Generating Station or otherwise dispossess us of our related undivided interest in the Kintigh Generating Station or the Milliken Generating Station under the lease as the result of the occurrence of a Lease Indenture Event of Default;

     (2) no Lease Indenture Event of Default, other than solely as the result of the occurrence of a Lease Event of Default, shall have occurred and be continuing under the lease indenture; and

     (3) the applicable special purpose business trust shall have notified the indenture trustee in writing of its intention to purchase the secured lease obligation notes, with assurances reasonably satisfactory to the indenture trustee of the special purpose business trust's ability to make the purchase.

     SECURITY. The secured lease obligation notes issued by each special purpose business trust will be secured by a Lien on and a first priority security interest in the rights and interests of the special purpose business trust in the collateral, which includes, other than certain customary excepted payments and excepted rights reserved to the special purpose business trust and the applicable institutional investor that formed the special purpose business trust:

     (1) the related lease and its rights thereunder, including the right to receive payments of periodic rent thereunder;

     (2) the related undivided interest in the Kintigh Generating Station or the Milliken Generating Station;

     (3) the related Participation Agreement;

     (4) the related lease relating to the real property on which the Kintigh Generating Station or the Milliken Generating Station is located, and the sublease relating to the real property on which the Kintigh Generating Station or the Milliken Generating Station is located;

     (5) any sublease of the related undivided interest in the Kintigh Generating Station or the Milliken Generating Station subsequently entered into by us as sublessor;

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     (6) the related support agreements including the applicable Facilities
         Support Agreement;

     (7) any Payment Undertaking Agreement; and

     (8) the coal hauling agreement with Somerset Railroad.

     So long as no Lease Indenture Event of Default shall have occurred and be continuing under a lease indenture and the related secured lease obligation notes have not been accelerated, the applicable special purpose business trust is entitled to exercise all of the rights of the special purpose business trust under the related lease and Participation Agreement, subject to certain specific exceptions, including with respect to amendments, waivers, modifications and consents under specified provisions of certain of the operative documents. A special purpose business trust's rights, however, do not include the right to receive payments of Basic Rent and certain other amounts due under the related lease, which payments, other than certain excepted payments, will be made directly to the indenture trustee. The assignment by a special purpose business trust to the indenture trustee of its rights under the related lease and Participation Agreement also excludes certain rights of the special purpose business trust, including rights relating to indemnification by us for certain matters and insurance proceeds payable to the special purpose business trust under liability insurance maintained by us under the applicable lease. For a description of other rights of the special purpose business trusts, see "-- THE LEASES, FACILITY SITE LEASES AND FACILITY SITE SUBLEASES -- LEASE EVENTS OF DEFAULT."

     Funds, if any, held from time to time by the indenture trustee under a lease indenture will be invested and reinvested by the indenture trustee, at the written direction and at the risk and expense of the applicable special purpose business trust, in Permitted Investments. Each special purpose business trust is required on demand to pay to the indenture trustee the amount of any loss resulting from any investment.

     LIMITATION OF LIABILITY. The secured lease obligation notes are not obligations of, or guaranteed by, our company, or the applicable institutional investor that formed the special purpose business trust that issued those notes. None of the applicable institutional investors that formed the special purpose business trusts or the indenture trustee, or any affiliates thereof, shall be personally liable to any holder of a secured lease obligation note or, in the case of an institutional investor that formed the special purpose business trusts, to the indenture trustee for any amounts payable under any secured lease obligation notes or, except as provided in the related lease indenture with respect to the indenture trustee, for any liability under the lease indenture. All payments of principal of, premium, if any, and interest on the secured lease obligation notes, other than payments made in connection with an optional redemption or purchase by the applicable special purpose business trust or institutional investor that formed the special purpose business trust, will be made only from the assets subject to the Lien of the related lease indenture or the income and proceeds received by the indenture trustee therefrom, including Basic Rent payable by us under the related lease.

     Except as otherwise provided in the lease indenture, the applicable special purpose business trust shall not be answerable or accountable under the related lease indenture or secured lease obligation notes under any circumstances except for:

     (1) its own willful misconduct or gross negligence not caused by a breach of warranty, covenant, or representation in any operative document by us or our affiliates;

     (2) its own misrepresentation or breach of warranty in any operative document or breach of covenant by the special purpose business trust insofar as not caused by a breach of warranty, covenant or representation in any operative document by us or our affiliates; and

     (3) other specified acts or omissions.

THE LEASES, THE FACILITY SITE LEASES AND THE FACILITY SITE SUBLEASES

     TERM AND RENT. The interim lease term (the "Lease Interim Term") under each lease commenced on May 14, 1999 and will continue to, and including, January 1, 2000. The basic lease term (the "Lease Basic Term") under each lease will commence on January 2, 2000 for both the Kintigh Generating Station and the Milliken Generating Station (the "Basic Lease Commencement Date") and terminate on February 13, 2033
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for the Kintigh Generating Station and on November 13, 2027 for the Milliken
Generating Station. We have the right to renew each lease for one or more renewal lease terms (the "Lease Renewal Term"). The combined Lease Interim Term and Lease Basic Term are referred to in this prospectus as the "Lease Fixed Term."

     Basic Rent payable under each lease shall consist of:

     (1) rent with respect to the Lease Interim Term;

     (2) rent with respect to the Lease Basic Term; and

     (3) rent with respect to any Lease Renewal Term.

     Basic Rent under each lease shall be paid in advance and/or arrears on each January 2 and July 2 during the Lease Fixed Term for such lease ("Rent Payment Dates"), commencing on January 2, 2000 for both the Kintigh Generating Station and the Milliken Generating Station and ending on January 2, 2033 and July 2, 2027, respectively.

     Basic Rent is payable in the amounts indicated in a schedule to the related lease and:

     (1) as long as no Lease Event of Default exists, a portion of Basic Rent identified as Deferrable Basic Rent on such schedule may be deferred until the Deferrable Basic Rent Maturity Date for the applicable lease;

     (2) the portion of Basic Rent that equals the amount of principal and interest due upon the secured lease obligation notes on any Rent Payment Date may not be deferred;

     (3) we will pay interest on any part of any payment of Deferrable Basic Rent not paid on the Rent Payment Date on which it was due for any period for which the same shall remain unpaid;

     (4) our failure to make any payment of all or any portion of Deferrable Basic Rent or interest on this payment shall not constitute a Lease Event of Default prior to the Deferrable Basic Rent Maturity Date for the payment.

     Since the leases with respect to the Kintigh Generating Station have a longer Basic Term than the leases with respect to the Milliken Generating Station, the Deferrable Basic Rent Maturity Date for the Milliken leases will occur while the secured lease obligation notes related to the Kintigh leases are still outstanding. A failure by us to pay all Deferrable Basic Rent under the Milliken leases prior to the Basic Rent Maturity Date for those leases could result in a Lease Event of Default under those leases at a time when the failure to pay Deferrable Basic Rent under the Kintigh leases would not result in a Lease Event of Default under the Kintigh leases.

     USE AND MAINTENANCE. We shall be responsible for maintaining the related electricity generating station in good condition, repair and working order in all material respects, including,

     - in accordance with Prudent Industry Practice,

     - in compliance with all Applicable Laws,

     - in accordance with the terms of all insurance policies required to be maintained pursuant to the related leases,

     - in accordance with such operating standards as shall be required to take advantage of and enforce all available warranties, and

     - without discriminating against the related electricity generating station solely because the undivided interest in the electricity generating station is leased and not owned by us.

     We may, in good faith and by appropriate proceedings, diligently contest the validity or application of any Applicable Laws in any reasonable manner pursuant to a Permitted Contest.

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     In the ordinary course of maintenance, service, repair or testing, we, at our own expense, may remove or cause to be removed any components of the Kintigh Generating Station or the Milliken Generating Station; provided, that we shall cause such components to be replaced by replacement components that are free and clear of all Liens, except Permitted Liens. Any replacement components shall be in as good an operating condition as, and have a current fair market value, residual value, remaining useful life and utility at least equal to, that of the component replaced. Notwithstanding the foregoing, if we determine that any parts, components or portion of an electricity generating station are surplus or obsolete, we shall have the right to remove those parts, components or portion without replacing them; provided, that the electricity generating station's then current fair market value, residual value, utility or remaining useful life would not be diminished or impaired by more than a de minimis amount as a result and that the electricity generating station would not thereby become a "limited use" property.

     "Prudent Industry Practice" shall mean, at a particular time:

     (1) any of the practices, methods and acts engaged in or approved by a significant portion of the non-franchised electric generating industry in the United States at such time; or

     (2) with respect to any matter to which clause (1) does not apply, any of the practices, methods and acts which, in the exercise of reasonable judgment at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition; and

     (3) in any event, a standard of care and usage no less than that which we and our affiliates would apply with respect to other similar properties owned, leased or operated by them.

     "Prudent Industry Practice" is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers' warranties and the requirements of governmental bodies of competent jurisdiction, insurers and the requirements of the operative documents.

     MODIFICATIONS TO THE PROPERTY. We shall have the right to make, at our own expense, such additions, alterations, improvements, betterments or enlargements to the Kintigh Generating Station or the Milliken Generating Station as we consider desirable in the proper conduct of our business and shall make all modifications required by any Applicable Law or any modifications made in respect of achieving the objective of our life extension forecast as described in the report of Stone & Webster, the independent engineer. Modifications required by Applicable Law are referred to in this section as "required modifications." We may, however, in good faith and by appropriate proceedings, diligently contest the validity or application of any Applicable Laws in any reasonable manner pursuant to a Permitted Contest; provided, that except for required modifications, no modification shall diminish or impair the then current fair market value, residual value, remaining useful life or utility of the Kintigh Generating Station or the Milliken Generating Station or cause it to become "limited use" property.

     Modifications that can be readily removed without causing damage to or diminishing or impairing the fair market value, residual value, remaining useful life or utility of the Kintigh Generating Station or the Milliken Generating Station are referred to as "severable modifications." Except for severable modifications that are also required modifications or severable modifications that are financed through the related lease, all severable modifications shall remain our property. All required modifications, nonseverable modifications and modifications that are financed through the related lease shall automatically, upon being affixed to the Kintigh Generating Station or the Milliken Generating Station, become the property of the applicable special purpose business trust and be subject to the lease and the lien of the related lease indenture.

     In respect of a particular lease, at our request and with the consent of the indenture trustee, the applicable institutional investor that formed the special purpose business trust will permit the cost of all nonseverable modifications and required modifications to the related electricity generating station to be financed through

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additional non-recourse borrowings by the applicable special purpose business trust to the extent permitted under Rev. Proc. 75-21, subject to the following conditions:

     (1) such financing shall not result in a downgrade in the rating of the pass through trust certificates below the lower of (A) that in effect on May 14, 1999 and (B) the rating then in effect, except that in the case of required modifications, this condition will not apply;

     (2) there shall be a maximum of one financing in any calendar year, except for required modifications;

     (3) the additional debt shall have a final maturity date no later than the final maturity of the original secured lease obligation notes issued under the related lease indenture and will be fully repaid out of additional Basic Rent during the lease term;

     (4) no Lease Bankruptcy Default or Lease Event of Default under the lease shall have occurred and be continuing unless the modifications to be constructed with any financing shall cure such defaults and any modifications shall be made in compliance with the operative documents;

     (5) any financing is for an amount not less than $20 million multiplied by the undivided interest percentage, nor greater than 100% of the special purpose business trust's undivided interest percentage of the costs of the modifications being financed, provided that the aggregate balance of the pass through trust certificates related to the secured lease obligation notes issued under the lease indenture never exceeds 85% of the fair market value of the related undivided interest;

     (6) the applicable institutional investor that formed the special purpose business trust shall have received, at our expense, a favorable opinion of its tax counsel, reasonably satisfactory to the institutional investor that formed the special purpose business trust, to the effect that the financing shall not result in any material unindemnified adverse tax consequence to the institutional investor and we shall have indemnified the institutional investor that formed the special purpose business trust against all tax risks in a manner reasonably satisfactory to the institutional investor;

     (7) the institutional investor that formed the special purpose business trusts shall have received a fee in the amount of $100,000 in the aggregate for each financing subsequent to the first such financing;

     (8) we shall have made or delivered such representations, warranties, covenants, opinions or certificates as the institutional investors that formed the special purpose business trusts may reasonably request; and

     (9) the issuance of the additional debt constitutes an incurrence of Permitted Indebtedness pursuant to clause (2) or (3) of the definition of Permitted Indebtedness, as applicable.

     In the case of a financing through a non-recourse borrowing, the Basic Rent, among other values, will be appropriately adjusted and we will reimburse the applicable special purpose business trust, institutional investor that formed the special purpose business trust and indenture trustee for all their costs and expenses in connection with any financing. Notwithstanding the above, we shall at all times have the right to fund modifications to the Kintigh Generating Station or the Milliken Generating Station other than through the leases. As used above, "modifications" includes any repowering of any electricity generating station, and any other improvement to any electricity generating station which may increase its capacity. An institutional investor that formed a special purpose business trust may also offer to contribute to the financing of the cost of any modifications through an additional equity investment by the institutional investor on terms to be negotiated at the time and subject to our approval, which we may decline to give in our sole discretion.

     SUBLEASE AND ASSIGNMENT. We will have the right to sublease the Kintigh Generating Station or the Milliken Generating Station in its entirety without the consent of the applicable special purpose business trust, the institutional investor that formed the special purpose business trust or indenture trustee under the following conditions:

      (1) the sublessee (A) is a United States person within the meaning of
          Section 7701(a)(30) of the Internal Revenue Code, (B) is solvent and not subject to bankruptcy proceedings, (C) is not involved in any material litigation with an institutional investor that formed the special purpose
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          business trust, and (D) is, or its operating and maintenance obligations under the sublease are guaranteed by, an experienced, reputable operator of electric generating assets;

      (2) the sublease does not have a term of more than 10 years and during the Lease Basic Term does not extend beyond the date 36 months prior to the expiration of the Lease Basic Term and is expressly subject and subordinate to the related lease;

      (3) all terms and conditions of the related lease and the other operative documents remain in effect and we remain fully and primarily liable for our obligations under the operative documents;

      (4) no Lease Material Default or Lease Event of Default under the related lease shall have occurred and be continuing;

      (5) the sublease prohibits further assignment or subletting;

      (6) the sublease requires the sublessee to operate and maintain the electricity generating station in a manner consistent with the related lease;

      (7) the applicable special purpose business trust, the institutional investor that formed the special purpose business trust, the pass through trustee and the indenture trustee shall have received all documentation in respect of the sublease and an opinion of counsel, which opinion and counsel are satisfactory to them, to the effect that all regulatory approvals relating to the sublease have been obtained and that the sublease complies with certain provisions of the related lease;

      (8) (A) the execution of the sublease does not result in any (i) diminution of applicable Coverage Ratios during the remainder of the lease term beyond a de minimus amount and in no event below any Required Coverage Ratio, (ii) reduction in cash flows available to us as calculated by the then applicable pro forma projections for the balance of the lease term or (iii) downgrade in any then current rating of the pass through trust certificates, (B) the sublease provides for a rent payment stream which at all times during the term of the sublease exceeds all future Basic Rent payments payable under the related lease during the term of the sublease and (C) there is no prepayment of rent or any other lump sum or advance payments payable to us under the sublease;

      (9) all amounts to be paid under the sublease are deposited directly into the Revenue Account;

     (10) our rights as sublessor under the sublease are collaterally assigned as security to the applicable special purpose business trust; and

     (11) such sublease shall not cause the property to become "tax-exempt use property" within the meaning of section 168(h) of the Internal Revenue Code, unless we shall make a payment to the applicable institutional investor that formed the special purpose business trust contemporaneously with the execution of the sublease that in the judgment of that institutional investor compensates the institutional investor for the adverse tax consequences resulting from the classification of the property as "tax-exempt use property."

     Upon any sublease by us, we shall remain primarily liable to the applicable special purpose business trust under the related lease and the related operative documents. As a condition precedent to such sublease, we shall provide the applicable special purpose business trust, the institutional investor that formed the special purpose business trust and, so long as the Lien of the related lease indenture shall not have been terminated or discharged, the indenture trustee, with all documentation in respect of the sublease and an opinion of counsel to the effect that the sublease complies with the foregoing conditions. Any documentation or opinion of counsel provided under this section must be satisfactory to the recipients.

     We shall pay on an "after tax basis" all reasonable costs or expenses incurred by the applicable special purpose business trust, the institutional investor that formed the special purpose business trust, the indenture trustee and the pass through trustee in connection with any sublease or proposed sublease.

     For the purposes of this definition, "after tax basis" shall mean, in the context of determining the amount of a payment to be made, the payment of an amount which, after reduction by the net increase in actual or

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constructive Taxes of the recipient by reason of the payment, which net increase shall be calculated by taking into account any reduction in the Taxes resulting from any Tax benefits realized or to be realized by the recipient as a result of the payment, shall be equal to the amount required to be paid. In calculating the amount payable by reason of this provision, all income taxes payable and tax benefits realized or to be realized shall be determined on the assumptions that:

     (1) the recipient shall be subject to the applicable income taxes at the highest marginal tax rates then applicable to corporate taxpayers taxed on the same basis as the recipient that are in effect in the applicable jurisdictions at the time such amount is received or properly accrued; and

     (2) all related tax benefits are utilized at the highest marginal rates then applicable to corporate taxpayers taxed on the same basis as the recipient that are then in effect in the applicable jurisdictions.

     We may not, without the prior written consent of the applicable special purpose business trust, the institutional investor that formed the special purpose business trust, the pass through trustee and the indenture trustee, which consent may be withheld in their sole business judgment, assign the related lease or any other related operative document, or any interest therein, except, in certain circumstances, to a wholly owned affiliate of The AES Corporation, subject to the following conditions:

     (1) the affiliate may not be a tax-exempt entity within the meaning of
         Section 168(h)(2) of the Internal Revenue Code;

     (2) the affiliate must be a "United States Person" within the meaning of
         Section 7701(a)(3) of the Internal Revenue Code;

     (3) the Rating Agencies shall confirm that the proposed assignment shall not result in a downgrade of the then existing credit rating of the pass through trust certificates; and

     (4) the proposed assignment shall comply with other customary terms.

     ASSUMPTION OF SECURED LEASE OBLIGATION NOTES BY US. In connection with the purchase by us of the related undivided interest in the Kintigh Generating Station or the Milliken Generating Station, we shall have the option to assume the secured lease obligation notes on a full recourse basis so long as no Lease Bankruptcy Default or a Lease Event of Default has occurred and is continuing, upon the termination of the related lease by us as a result of:

     (1) a Regulatory Event of Loss;

     (2) it having become illegal for us to continue the lease or for us to make payments under the lease and the transactions contemplated by the lease cannot be restructured in a manner reasonably acceptable to us; or

     (3) Our becoming obligated to pay an indemnity under the related operative documents in an amount in excess of 3% of the Purchase Price for the undivided interest in the related electricity generating station.

     As a condition to an assumption of the secured lease obligation notes by us, the indenture trustee shall have received an opinion of our counsel to the effect that, among other things:

     (1) the assumption agreement, the related indenture and the applicable secured lease obligation notes constitute our legal, valid and binding obligations, subject to certain exceptions, and the assumption agreement and the assumption of the secured lease obligation notes would not cause a taxable transaction to occur as to any direct or indirect holder of a secured lease obligation note, including any Certificate Owner; and

     (2) the lien of the related lease indenture and the related Mortgage shall continue to be a perfected first priority lien on the collateral and on the Mortgaged Property, respectively.

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     In addition, the Rating Agencies or, if only one such rating agency is then rating the pass through trust certificates, that Rating Agency, shall confirm that the lease assumption shall not result in a downgrade of the credit rating of the pass through trust certificates below that which was in effect on May 14, 1999.

     LIENS. We will not, and will not permit any AES Eastern Energy Subsidiary to, create, incur, assume or suffer to exist any Lessee Liens, and will promptly notify the special purpose business trusts of the imposition of any Lessee Liens of which we have Actual Knowledge and will promptly, at our own expense, take any actions as may be necessary to fully discharge or release any Lessee Liens.

     Each institutional investor that formed the special purpose business trusts will not create, incur, assume or suffer to exist any Lien or encumbrance on the trust estate arising as a result of:

     (1) claims against or any act or omission of the institutional investor that formed the special purpose business trusts that are not related to, or are in violation of, any operative document or the transactions contemplated by the operative documents, or that are in breach of any covenant or agreement of that institutional investor as set forth in the operative documents;

     (2) taxes against the institutional investor that formed the special purpose business trusts for which it is not indemnified by us under the operative documents; or

     (3) claims against or affecting the institutional investor that formed the special purpose business trusts arising out of the voluntary or involuntary transfer by the institutional investor of any portion of its interest other than as permitted under the operative documents.

     INSURANCE.  We will maintain:

     (1) all risk property insurance customarily carried by prudent operators of coal-fired facilities of comparable size, and of a comparable risk profile as, the Kintigh Generating Station or the Milliken Generating Station, and against loss or damage from such causes as are customarily insured against, which includes coverage for flood and boiler breakdown and machinery coverage to cover mechanical breakdown with normal policy exclusions; and

     (2) commercial general liability insurance, commercial automobile liability insurance and contractual liability coverage, workers compensation and employer's liability insurance and excess liability insurance.

     Any such liability insurance policy maintained by us or on our behalf shall name the applicable special purpose business trust company, special purpose business trustee, the institutional investors that formed the special purpose business trusts, the indenture trustee and the special purpose business trusts, in their individual and trustee capacities, as additional insureds. All insurance obtained by us will include coverage against direct physical loss or damage to the related facility including business interruption coverage with a limit of $350,000,000 per occurrence for the Kintigh Generating Station and $200,000,000 per occurrence for the Milliken Generating Station, except for the perils of flood and earthquake, which limit will be an annual aggregate limit of $100,000,000. Business interruption coverage shall contain an indemnity period of not less than 15 months. A self-insured retention or deductible of not more than $1,000,000 for direct physical loss and a 90-day waiting period for business interruption can apply per occurrence; provided, however, these deductibles are established as maximum deductibles and we will endeavor to procure the most competitive deductibles commercially available and economically feasible.

     TERMINATION FOR BURDENSOME EVENTS. If it shall have become illegal for us to continue a particular lease or for us to make payments under a particular lease, other than as a result of events caused by us or any of our affiliates with a purpose to enable us to have the right to exercise an option to purchase the related undivided interest in the Kintigh Generating Station or the Milliken Generating Station, and the transactions contemplated thereby cannot be restructured in a manner reasonably acceptable to us so long as no Lease Bankruptcy Default or Lease Event of Default shall have occurred and be continuing, we shall have the right to terminate the lease and purchase the related undivided interest in the Kintigh Generating Station or the Milliken Generating Station by payment of at least an amount as determined under the caption "REDEMPTION OF SECURED LEASE OBLIGATION NOTES -- MANDATORY REDEMPTION WITHOUT PREMIUM."
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     So long as no Lease Bankruptcy Default or Lease Event of Default shall have occurred and be continuing and so long as the institutional investor that formed the special purpose business trust shall not have waived its rights, we shall have the right to terminate the lease on the Termination Date specified by us and purchase the related undivided interest in the electricity generating station by payment of at least an amount as set forth under the caption
"-- REDEMPTION OF SECURED LEASE OBLIGATION NOTES -- MANDATORY REDEMPTION WITHOUT PREMIUM" if:

     (1) one or more events, other than as a result of events caused by us or any affiliate of ours with a purpose of enabling AES Eastern Energy to have the right to exercise an option to purchase the related undivided interest in the electricity generating station, occurs that give rise to indemnity obligations by us under the related operative documents, other than the tax indemnity agreement;

     (2) such obligations can be avoided if the related lease is terminated and the applicable special purpose business trust sells its undivided interest in the electricity generating station and the ground interest in the real property of the electricity generating station to us; and

     (3) the present value of the avoided payments would exceed 3% of the Purchase Price for the undivided interest in the electricity generating station.

     We may exercise the right to terminate a lease as described above provided that we exercise the similar right with respect to all leases for the same electricity generating station, and, unless the pass through trust certificates shall at the time of such exercise have a credit rating of not less than Investment Grade, the leases related to the other electricity generating station. The applicable institutional investor that formed the special purpose business trust, in its sole discretion, may waive our obligation to terminate all leases for a particular electricity generating station and all of the leases related to the other electricity generating station, if we exercise the right described in the preceding paragraph.

     Notwithstanding the foregoing, in connection with the termination of a lease under the circumstances described above and subject to the execution of an assumption agreement and the purchase by us of the related undivided interest in the electricity generating station and ground interest in the real property of the electricity generating station and subject to the satisfaction of certain other conditions, we shall have the right to assume the applicable secured lease obligation notes. No termination of a lease under the circumstances described above shall be effective unless and until either we shall have assumed the related secured lease obligation notes in accordance with the provisions of the lease indenture or the applicable special purpose business trust shall have paid all outstanding principal and accrued interest on the secured lease obligation notes and all other amounts due under the lease indenture on the proposed date of termination. Pursuant to the Participation Agreements, we also have the option of purchasing the Beneficial Interest of the applicable institutional investor that formed the special purpose business trust under the circumstances described.

     If we exercise our rights to terminate a lease for a particular electricity generating station as a result of illegality or a burdensome indemnity as described above, we can be required to terminate all leases, including leases for the other electricity generating station, in which the applicable institutional investor that formed the special purpose business trust, or any affiliate, has an interest.

     TERMINATION FOR OBSOLESCENCE. Upon at least six months' prior written notice to the applicable special purpose business trust, the institutional investor that formed the special purpose business trust, the pass through trustee and the indenture trustee, which notice shall contain a certification by the board of directors of the general partner of our company, and so long as no Lease Bankruptcy Default or Lease Event of Default shall have occurred and be continuing, we shall have the option to terminate the related lease at any time on or after May 14, 2006. We may exercise this option if:

     (1) the related electricity generating station is economically or technologically obsolete as a result of a change in Applicable Law, including any regulation or tariff of general application, as determined in good faith by the board of directors of our company's general partner; or

     (2) the related electricity generating station is otherwise economically or technologically obsolete or is surplus to our needs or no longer useful in our trade or business, including, without limitation, as a

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         result of (A) a change in the markets for the wholesale purchase and/or sale of energy or (B) any material abrogation by any purchaser under a power purchase agreement, as determined in good faith by the board of directors of our company's general partner.

     If we exercise our rights to terminate a lease for a particular electricity generating station as a result of obsolescence as described above, we can be required to terminate all leases, including leases for the other electricity generating station, in which the applicable institutional investor that formed the special purpose business trust or any affiliate of that institution has an interest, under certain circumstances.

     In the event of an early termination, we will, as non-exclusive agent for the applicable special purpose business trust, use commercially reasonable efforts to obtain bids for and sell the special purpose business trust's interest on the Termination Date, all of the proceeds of which will be for the account of such special purpose business trust. We may not sell these interests to ourselves, any of our affiliates or to any third party with whom we have or an affiliate has an arrangement to use or operate the electricity generating station to generate power for our benefit or the benefit of our affiliate after the termination of the related lease. On the Termination Date, we shall pay the special purpose business trust the amount, if any, by which the applicable termination value exceeds the proceeds received by the special purpose business trust from the sale, plus any unpaid Basic Rent due and payable before that date, all of which we agreed to pay under the related Participation Agreement, including taxes due and payable as a result of the exercise of the termination option and any premium due with respect to the secured lease obligation notes.

     No termination of a lease under the circumstances described above shall be effective (regardless of whether the applicable special purpose business trust shall elect to sell or retain the related undivided interest in the electricity generating station and the ground interest in the real property of the electricity generating station in connection with the termination of the lease) unless and until the special purpose business trust shall have paid all outstanding principal and accrued interest on the secured lease obligation notes and all other amounts due under the lease indenture on the proposed Termination Date.

     We may, not more than 30 days prior to the proposed Termination Date, revoke our notice of termination. In the event that we revoke our notice of termination, the related lease will continue in effect. We will not have the right to reinitiate a notice to terminate for obsolescence more than once in any five-year period.

     EVENT OF LOSS. Any of the following events, by themselves, shall each constitute an event of loss (each, an "Event of Loss") under a particular lease:

     (1) the loss of the related electricity generating station or use thereof due to destruction or damage that is beyond economic repair or that renders the electricity generating station permanently unfit for normal use;

     (2) any damage to the related electricity generating station that results in an insurance settlement with respect to the electricity generating station on the basis of a total loss or an agreed constructive or a compromised total loss of the electricity generating station;

     (3) seizure, condemnation, confiscation or taking of, or requisition of title or use of, the related electricity generating station by any governmental authority (a "Requisition") for a period of 12 consecutive months (in case of a Requisition of title) or 36 consecutive months (in the case of any other Requisition) following exhaustion of all permitted appeals or a determination by us not to pursue any appeals, provided, that the event shall be an Event of Loss only if it is reasonably foreseen to extend beyond the lease term; or

     (4) if elected in writing by an institutional investor that formed a special purpose business trust, and only in circumstances where the termination of the lease shall remove the basis of the regulation described below, subjection of the institutional investor or the special purpose business trust to any public utility regulation of any Governmental Entity which, in the reasonable opinion of the institutional investor, is burdensome, or the subjection of the institutional investor or the special purpose business trust's interest in the lease to any rate of return regulation by any Governmental

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Entity, in either case by reason of the participation of the special purpose business trust or the institutional investor in the transactions contemplated by the operative documents and not, in any event, as a result of

        (A) investments, loans or other business activities of the institutional investor that formed the special purpose business trust or its affiliates, or

        (B) a failure of the institutional investor that formed the special purpose business trust or the special purpose business trust to perform routine, administrative or ministerial actions the performance of which would not subject such person to any adverse consequence, provided that we and the special purpose business trust and the institutional investor that formed the special purpose business trust agree to cooperate and to take reasonable measures to alleviate the source or consequence of any regulation constituting an Event of Loss under this paragraph (4) (a "Regulatory Event of Loss"), so long as there shall be no adverse consequences to the special purpose business trust or the institutional investor that formed the special purpose business trust as a result of such cooperation or the taking of reasonable measures.

     If an Event of Loss described in clause (1) or (2) above occurs, we shall promptly provide notice of the Event of Loss to the applicable special purpose business trust, the institutional investor that formed the special purpose business trust and, so long as the Lien of the related lease indenture shall not have been terminated or discharged, the indenture trustee. In addition, no later than six months following the occurrence of the Event of Loss, we shall notify the special purpose business trust, the institutional investor that formed the special purpose business trust and, so long as the Lien of the related lease indenture shall not have been terminated or discharged, the indenture trustee in writing of our election either

     - if no Lease Bankruptcy Default or Lease Event of Default shall have occurred and be continuing, and subject to certain other specified conditions, to rebuild and restore the related electricity generating station in accordance with the related lease, or

     - to terminate the related lease and purchase the applicable special purpose business trust's interests therein by payment of an amount equal to termination value set forth on a schedule to the related lease and all other accrued and unpaid Rent.

     Notwithstanding anything to the contrary, in the event that an Event of Loss described in either clause (1) or (2) above occurs with respect to the Kintigh Generating Station, we shall not have the right to rebuild without the consent of the related institutional investors that formed the special purpose business trusts.

     If (A) we elect not to rebuild the electricity generating station following the occurrence of an Event of Loss described in clause (1) or (2) above or (B) an Event of Loss described in clause (3) or (4) above shall occur and certain conditions have been met, we shall terminate the related lease and purchase the applicable special purpose business trust's interest therein by payment of an amount at least equal to termination value set forth on a schedule to the related lease and all other accrued and unpaid Rent, whereupon the lease will terminate.

     Notwithstanding the foregoing, in the case of a Regulatory Event of Loss, if we assume the applicable secured lease obligation notes in accordance with the provisions of the lease indenture, and so long as no Lease Event of Default shall have occurred and be continuing and certain other conditions are satisfied, our obligation to pay the applicable termination value set forth on a schedule to the related lease shall be reduced by the then scheduled outstanding principal amount of and accrued interest, if any, on the secured lease obligation notes assumed by us. Under the Participation Agreements, we also have the option of purchasing the Beneficial Interests of the institutional investors that formed the special purpose business trusts under these circumstances.

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     Our right to rebuild or restore the applicable electricity generating station will be subject to the fulfillment of certain conditions, including the following:

      (1) we shall deliver to the institutional investor that formed the special purpose business trust and the indenture trustee a report of Stone & Webster, the independent engineer, to the effect that the rebuilding or restoring of the electricity generating station is technologically feasible and economically viable and that the rebuilding or restoring can reasonably be expected to be completed at least 36 months prior to the expiration of the applicable Lease Basic Term, or 12 months prior to the expiration of any Renewal Term, but in any event within three years from the date of the Event of Loss;

      (2) we shall demonstrate to the reasonable satisfaction of the applicable institutional investor that formed the special purpose business trust that we possess adequate financial resources, from insurance proceeds or otherwise, to complete the rebuilding or restoration of the electricity generating station;

      (3) we shall cause the rebuilding or restoring to commence as soon as practicable after we notify the applicable special purpose business trust and the indenture trustee of our intent and, in any event, within 18 months of the date of the occurrence of the event that caused the Event of Loss;

      (4) the applicable institutional investor that formed the special purpose business trust receives an opinion of tax counsel for the institutional investor, in form and substance reasonably satisfactory to the institutional investor, that assuming the proposed rebuilding is in the manner and within the time proposed, the rebuilding will not result in any unindemnified adverse tax consequences for the institutional investor and we shall have indemnified the institutional investor against all tax and other risks arising from the rebuilding in a manner reasonably satisfactory to the institutional investor;

      (5) no Lease Bankruptcy Default or Lease Event of Default shall have occurred and be then continuing;

      (6) we shall deliver documentation in form, scope and substance reasonably satisfactory to the institutional investor that formed the special purpose business trust that the pass through trust certificates, at the time of the rebuilding or restoration, have a credit rating from the Rating Agencies which is not less than Investment Grade; and

      (7) prior to rebuilding or restoring the electricity generating station, we shall deliver a fixed-price, turn-key construction contract with a nationally recognized and experienced contractor in form, scope and substance reasonably satisfactory to the institutional investors that formed the special purpose business trusts.

     LEASE EVENTS OF DEFAULT. Lease Events of Default under a particular lease include, among other things, the following events:

      (1) we shall fail to pay Basic Rent, other than Deferrable Payments, but only to the extent permitted in the lease, or termination value set forth on a schedule to the lease when due under the lease, and the failure shall continue unremedied for five Business Days;

      (2) we shall fail to make any payment of Supplemental Rent, other than termination value set forth on a schedule to the lease and, unless the institutional investor that formed the special purpose business trust shall have declared a default with respect thereto, excepted payments, within 30 days after receipt by us of written notice of the default from the applicable institutional investor that formed the special purpose business trust, the special purpose business trust or the indenture trustee;

      (3) we shall fail to maintain insurance in the amounts and on the terms set forth in the lease;

      (4) we shall fail to perform or observe any covenant, obligation or agreement to be performed by us under the lease or in any other related operative document in any material respect, which shall
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continue unremedied for 30 days after receipt by us of written notice of the defect; provided, however, that if the condition cannot be remedied within the 30-day period, then the period within which to remedy the condition shall be extended up to an additional 180 days, so long as we diligently pursue such remedy and the condition is reasonably capable of being remedied within such additional 180-day period;

      (5) we shall fail to perform or observe in any material respect the covenants described under the caption "-- COVENANTS -- LIMITATION ON INDEBTEDNESS; RESTRICTED PAYMENTS; MERGER, CONSOLIDATION; LIMITATIONS ON DISPOSITION OF ASSETS; LIMITATION ON LIENS; LIMITATIONS ON OUR ACTIVITIES; LIMITATIONS ON TRANSACTIONS WITH AFFILIATES; LIMITATIONS ON INVESTMENTS; NO ABANDONMENT; ASSIGNMENT; COAL HAULING AGREEMENT; AND INTERCONNECTION AGREEMENT" above;

      (6) any representation or warranty by us in the related operative documents, other than a tax representation, or in any Funding Date Certificate (as defined in the depositary and disbursement agreement) including, without limitation, any representation or warranty made by us in the Participation Agreement with respect to us or any AES Eastern Energy Entity shall prove to have been incorrect in any material respect when made and continues to be material and unremedied for a period of 30 days after receipt by us of written notice thereof by the special purpose business trusts or the indenture trustee; provided, however, that if such condition cannot be remedied within the 30-day period, then the period within which to remedy the condition shall be extended by an additional 180 days, so long as we diligently pursue the remedy and the condition is reasonably capable of being remedied within such additional 180-day period;

      (7) customary bankruptcy or insolvency proceedings, whether voluntary or involuntary, with respect to us, AES NY, L.L.C. or AEE2, L.L.C. being instituted and not dismissed within 90 days;

      (8) the holder of any Permitted Indebtedness of ours or any AES Eastern Energy Subsidiary in an aggregate principal amount in excess of $20,000,000, shall have commenced the exercise of any remedies upon a default and declared such indebtedness due and payable prior to the date on which it would otherwise have become due and payable, and otherwise accelerated the indebtedness; provided, however, that a default with respect to any other lease will not result in a Lease Event of Default;

      (9) one or more judgments or decrees shall be entered against us, AES NY, L.L.C. or AEE2, L.L.C. involving in the aggregate a liability (not paid or fully covered by insurance) of $25,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days after the entry thereof;

     (10) at any time after May 14, 1999

        (A) The AES Corporation shall cease to own or control directly or indirectly at least 51% of the voting and economic interests in our company, which interests shall be free and clear of all Liens, or

        (B) The AES Corporation shall cease to own or control, directly or indirectly, at least 51% of the voting and economic interests in the general partner of our company, which interests shall be free and clear of all Liens, or

        (C) The AES Corporation shall cease to own or control, directly or indirectly, 51% of the voting and economic interests in AES NY3, L.L.C., which interests shall be free and clear of all Liens; AES NY3, L.L.C., shall cease to own or control, directly or indirectly, 100% of the voting and economic interests in Somerset Railroad, which interests shall be free and clear of all Liens other than any Lien created in connection with the Somerset Railroad credit facility or any replacement facility, or

        (D) We shall cease to own or control, directly or indirectly, 100% of the voting and economic interests in each of the AES Eastern Energy Subsidiaries, which interest shall be free and clear of all Liens other than any Lien created in connection with the working capital credit facility or
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            any replacement facility and any other Liens securing Permitted
            Secured Indebtedness; provided, that the exercise by us of our rights under the section captioned "THE LEASES, THE FACILITY SITE LEASES AND THE FACILITY SITE SUBLEASES -- SUBLEASE AND ASSIGNMENT" shall not result in a Lease Event of Default;

     (11) we shall fail

        (A) to cause the Rent Reserve Account to be funded in an amount at least equal to the Rent Reserve Account Required Balance (after taking into consideration all amounts on deposit in the Rent Reserve Account and all amounts available pursuant to a Payment Undertaking Agreement) on three consecutive Rent Payment Dates (after giving effect to the payment of Basic Rent, other than Deferrable Payments, on such dates), or

        (B) at any time after the payment in full of the secured lease obligation notes, to cause the Additional Liquidity Account to be funded in accordance with the depositary agreement in an amount at least equal to the Additional Liquidity Required Balance, on three consecutive Rent Payment Dates (after giving effect to the payment of Basic Rent on such dates); and

     (12) the certificate of formation, operating agreement or partnership agreement or such other organizational document of our company, AES NY, L.L.C. or AES NY3, L.L.C., as applicable, shall be amended, changed, modified or supplemented in any material respect.

     Upon the occurrence and continuance of any Lease Event of Default, the applicable special purpose business trust may declare the related lease to be in default; provided, that upon the occurrence of a Lease Bankruptcy Default, the related lease shall automatically be deemed to be in default without the need for giving any notice. Except as provided below, the special purpose business trust may at any time thereafter, so long as we shall not have cured all outstanding Lease Events of Default, exercise one or more of the remedies set forth in the lease, including:

      (1) seeking specific performance of our obligations, at our sole cost, under such lease by appropriate court actions, either at law or equity, or seeking to recover damages for breach thereof;

      (2) terminating such lease, whereupon we shall be required to return possession of the undivided interest in the related electricity generating station to the special purpose business trust, and our right to the possession and use of the applicable undivided interest in the real property of the related electricity generating station under the lease shall absolutely cease and terminate, with our remaining liable as provided in the lease;

      (3) selling the applicable undivided interest in the electricity generating station and ground interest in the real property of the electricity generating station at public or private sale, free and clear of our rights; or

      (4) holding, keeping idle or leasing to others the applicable undivided interest in the electricity generating station and ground interest in the real property of the electricity generating station, free and clear of our rights under the lease.

     Upon the occurrence and continuance of any Lease Event of Default, the applicable special purpose business trust may, by written notice to us specifying a Termination Date, require us to pay on the Termination Date any unpaid Basic Rent due before the Termination Date and, if such Termination Date shall be a Rent Payment Date, any Basic Rent (to the extent payable in arrears) due and payable on the Rent Payment Date, any Supplemental Rent due and payable as of the payment date specified in the notice, plus as liquidated damages (in lieu of the Basic Rent due after the Termination Date specified in the notice):

      (1) an amount equal to the excess, if any, of the termination value over the fair market sales value of the undivided interest in the related electricity generating station and ground interest in the real property of the electricity generating station, as of such Termination Date;

      (2) an amount equal to the excess, if any, of the termination value computed as of such Termination Date over the present value of the fair market rental value of such special purpose business trust's
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          interest in the undivided interest in the related electricity generating station and ground interest in the real property of the related electricity generating station during the Lease Fixed Term or the then current Renewal Lease Term; or

      (3) an amount equal to the termination value computed as of such Termination Date, and upon payment of the amount referred to in this clause (3) and all other rent then due and payable, the special purpose business trust shall then convey its interests in the undivided interest in the related electricity generating station and ground interest in the real property of the related electricity generating station to us.

     Upon the occurrence and continuance of any Lease Event of Default and if the applicable special purpose business trust shall have sold its interest in the undivided interest in the related electricity generating station and ground interest in the real property of the related electricity generating station, the special purpose business trust may require us to pay as liquidated damages (in lieu of the Basic Rent due subsequent to the date of such sale) an amount equal to:

      (1) any unpaid Basic Rent due before the date of such sale, plus;

      (2) (A) if that date is a Rent Payment Date, the Basic Rent due on that date (to the extent payable in arrears) or (B) if that date is not a Rent Payment Date or a Termination Date, the daily equivalent of Basic Rent (to the extent payable in arrears) for the period from the preceding Termination Date to the date of such sale, plus;

      (3) the amount, if any, by which the termination value computed as of the Termination Date next preceding the date of the sale or, if the sale occurs on a Rent Payment Date or a Termination Date then computed as of this date, exceeds the net proceeds of such sale.

     Upon payment of the amounts set forth above, the lease and our obligation to pay Basic Rent for any periods subsequent to the date of the payment shall terminate.

     SPECIAL PURPOSE BUSINESS TRUST'S RIGHT TO PERFORM. If we fail to make any payment required to be made under a particular lease or fail to perform or comply with any other obligations under the lease and this failure continues for 10 days after notice of the failure, the applicable special purpose business trust or the institutional investor that formed the special purpose business trust may make the payment or perform or comply with this obligation. The amount of the payment and the reasonable expenses of the special purpose business trust or institutional investor that formed the special purpose business trust incurred in connection with the payment, together with interest on the payment, shall be deemed to be Supplemental Rent, payable by us to the special purpose business trust on demand.

THE DEPOSITARY AND DISBURSEMENT AGREEMENT

     ESTABLISHMENT OF ACCOUNTS. Under the depositary and disbursement agreement, the depositary and disbursement agent will establish the following segregated Accounts:

      (1) Revenue Account;

      (2) Operating Account;

      (3) Working Capital Account;

      (4) Rent Payment Account;

      (5) Debt Repayment Account;

      (6) Rent Reserve Account;

      (7) Indemnity Account;

      (8) Deferrable Payments Account;

      (9) Loss Proceeds Account;

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     (10) Additional Liquidity Account;

     (11) Special Rent Reserve Account; and

     (12) Distribution Account.

     The depositary and disbursement agent will maintain the Accounts at all times until the termination of the depositary and disbursement agreement. The depositary and disbursement agreement will remain in effect until termination of all of the leases due to the occurrence of a Lease Event of Default. The Accounts and amounts therein will be held (A) in our name and (B) in the custody of, and subject to the control of, the depositary and disbursement agent on the terms set forth in the depositary and disbursement agreement.

     REVENUE ACCOUNT. We and each AES Eastern Energy Subsidiary will deposit the following monies into the Revenue Account no later than three Business Days after receipt thereof:

      (1) all our revenues and all revenues of any AES Eastern Energy Subsidiary (except from the Operating Account), as the case may be;

      (2) any proceeds of a drawing under the working capital credit facility with Credit Suisse First Boston;

      (3) any proceeds of Permitted Indebtedness;

      (4) all proceeds from the sale or other disposition of assets; and

      (5) all other income, revenue and proceeds of any nature received by us or any AES Eastern Energy Subsidiary.

     Upon deposit into the Revenue Account of the proceeds of any payment in respect of any insurance (other than business interruption insurance, if any) or condemnation award, the depositary and disbursement agent will transfer such amounts to the Loss Proceeds Account. Upon deposit into the Revenue Account of any proceeds of Permitted Indebtedness, the depositary and disbursement agent will:

      (1) establish and create a sub-account within the Revenue Account;

      (2) transfer such proceeds to such sub-account; and

      (3) further transfer such proceeds from time to time in accordance with certificates of officers of our company setting forth instructions as to the disbursement of such proceeds and stating that such disbursement is in accordance with the operative documents and the other conditions, if any, established in the agreements relating to such Permitted Indebtedness.

     The depositary and disbursement agent shall transfer monies from the Revenue Account in the order of priority set forth below to the extent funds are available:

     First: to the Operating Account, until the amount deposited therein equals 125% of the total amount of non-fuel Operating and Maintenance Costs, plus fuel, set forth in the then current operating budget applicable to such six-month period or such larger amount as is confirmed as reasonable by Stone & Webster, the independent engineer, plus any amounts drawn on the working capital credit facility with Credit Suisse First Boston;

     Second: to the Working Capital Account, until the amount on deposit therein equals the amount payable in respect of the principal amount of drawings on the working capital credit facility with Credit Suisse First Boston, for transfer to the provider thereof;

     Third: on each Funding Date on a pro rata basis, (A) to the Rent Payment Account, until the amount on deposit therein equals the amount of Basic Rent (other than Deferrable Payments) due and payable on the immediately succeeding Rent Payment Date for transfer to the indenture trustee on such Rent Payment Date, and (B) to the Debt Repayment Account, until the amount on deposit therein equals the amount due and payable on the immediately succeeding Rent Payment Date in respect of Permitted Indebtedness (other than Permitted Indebtedness relating to the working capital credit facility with

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     Credit Suisse First Boston or Permitted Subordinated Indebtedness) for
     transfer to the provider thereof on such Rent Payment Date;

     Fourth: on each Funding Date to the Rent Reserve Account, until the amount on deposit therein together with amounts available under any Payment Undertaking Agreement equals the then applicable Rent Reserve Account Required Balance;

     Fifth: on each Funding Date to the Indemnity Account, until the amount on deposit therein equals the amount due in respect of our indemnity obligations under the operative documents for transfer to such indemnified party;

     Sixth: to the Deferrable Payments Account, until the amount on deposit therein equals the amount of Deferrable Payments due and payable for transfer to the indenture trustee on such Rent Payment Date;

     Seventh: to the Additional Liquidity Account, until the amount on deposit therein equals the then applicable Additional Liquidity Required Balance;

     Eighth: to the Special Rent Reserve Account, until the amount on deposit therein together with amounts available under any Payment Undertaking Agreement equals the then applicable Special Rent Reserve Account Required Balance; and

     Ninth: on each Rent Payment Date provided that the Accounts to be funded pursuant to First through Eighth are fully funded and the other conditions precedent set forth in the operative documents to making a Restricted Payment are satisfied, to the Distribution Account.

     OPERATING ACCOUNT. We are permitted to withdraw funds from the Operating Account as and when required to pay Operating and Maintenance Costs including repayment of interest on drawings under the working capital credit facility with Credit Suisse First Boston. During any six-month period commencing with a Rent Payment Date, we may not spend more than 125% of the then current operating budget applicable to such six-month period (in addition to any amounts drawn and repaid under the working capital credit facility with Credit Suisse First Boston from the Working Capital Account during such period) without the confirmation of Stone & Webster, the independent engineer, as to the reasonableness of the assumptions giving rise to such variance. Upon the occurrence and during the continuance of a Lease Event of Default, amounts may be withdrawn from the Operating Account only with the approval of Stone & Webster, the independent engineer.

     ADDITIONAL LIQUIDITY ACCOUNT. The Additional Liquidity Account may be funded by cash, a Payment Undertaking Agreement or a letter of credit or surety bond, reasonably acceptable to the institutional investors that formed the special purpose business trusts. On May 14, 1999, the Additional Liquidity Account was funded by the deposit of a letter of credit, issued for the account of The AES Corporation for our benefit in the amount of the Additional Liquidity Required Balance.

     INVASION OF FUNDS. On any date that amounts on deposit in the Operating Account or the Working Capital Account are insufficient to provide for the payment of Operating and Maintenance Costs plus amounts then due under the working capital credit facility with Credit Suisse First Boston, we will make up such deficiency by instructing the depositary and disbursement agent to transfer monies to the Operating Account or the Working Capital Account, as appropriate, in the following order from:

     (1) a drawing under the working capital credit facility with Credit Suisse First Boston for deposit into the Operating Account, to the extent that funds are available thereunder;

     (2) a withdrawal of cash on deposit in the Special Rent Reserve Account, to the extent funds are on deposit therein;

     (3) a withdrawal from the Additional Liquidity Account, to the extent funds are on deposit therein;

     (4) a drawing under the Additional Liquidity Account Letter of Credit, to the extent that funds are available thereunder;

     (5) a withdrawal from the Deferrable Payments Account, to the extent funds are on deposit therein;
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     (6) a withdrawal from the Indemnity Account, to the extent funds are on deposit therein; and

     (7) a withdrawal, pro rata, from the Rent Payment Account and the Debt Repayment Account, to the extent funds are on deposit therein.

     On any Rent Payment Date that amounts available to be paid (a) from the Rent Payment Account or (b) from the Debt Repayment Account are insufficient to provide for amounts due on such Rent Payment Date, we will make up such deficiency by instructing the depositary and disbursement agent to transfer monies, pro rata, to the Rent Payment Account and the Debt Repayment Account in the following order from:

     (1) a withdrawal from the Special Rent Reserve Account, to the extent that funds are on deposit therein;

     (2) a drawing under the Special Rent Reserve Account Payment Undertaking Agreement, to the extent funds are available thereunder;

     (3) a withdrawal from the Additional Liquidity Account, to the extent funds are on deposit therein;

     (4) a drawing under the Additional Liquidity Account Letter of Credit, to the extent funds are available thereunder; and

     (5) a withdrawal from the Rent Reserve Account or demand under the Payment Undertaking Agreement, to the extent funds are on deposit therein or available therefrom.

     On any Rent Payment Date that amounts available to be paid from the Deferrable Payments Account or from the Indemnity Account are insufficient to provide for amounts due on such Rent Payment Date, we will make up such deficiency by instructing Bankers Trust, the depositary and disbursement agent, to transfer monies to the Deferrable Payments Account and the Indemnity Account from the sources described in clauses (1) through (4) above.

               DESCRIPTION OF THE WORKING CAPITAL CREDIT FACILITY

     The following description is a summary of the working capital credit facility that Credit Suisse First Boston has provided to us. For additional or more specific information, refer to the agreements between us and Credit Suisse First Boston, copies of which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

     We obtained a $50 million secured working capital credit facility from Credit Suisse First Boston, New York Branch, as agent and arranger of a syndicate of financial institutions. Loans under the working capital credit facility will be used for our and our subsidiaries' operating and maintenance expenses. Loans under the working capital credit facility are available on a revolving basis provided that the aggregate principal amount available under the working capital credit facility will be reduced by the outstanding principal amount under any secured facility. The entire principal amount of the working capital credit facility must be repaid prior to, and cannot be reborrowed during, a 30-day period preceding at least one semiannual lease rental payment date. Amounts outstanding under the working capital credit facility also must be reduced to zero prior to any rental payment under the leases.

     - Loans under the working capital credit facility bear interest at a rate per annum, as selected by us, equal to either the applicable adjusted Eurodollar rate plus a margin of 1.75% or a base rate plus a margin of 1%.

     - The working capital credit facility has a term of three years provided that we may extend the term for two additional one-year terms with the consent of the lenders under the working capital credit facility.

     - The working capital credit facility is secured by a pledge of our membership interest in AEE2, L.L.C., our wholly owned subsidiary that owns the Greenidge Generating Station and the Goudey Generating Station, and by a security interest in equipment and personal property of AEE2, L.L.C.

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     - The working capital credit facility contains, among other terms, conditions precedent, including the condition precedent that the working capital credit facility shall have a Moody's rating not lower than Ba1 and an S&P rating not lower than BBB-, covenants, representations and warranties, mandatory and voluntary prepayment provisions and events of default customary for facilities of this type.

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                      U.S. FEDERAL INCOME TAX CONSEQUENCES

     THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH BELOW IS FOR GENERAL INFORMATION ONLY. PERSONS CONSIDERING THE EXCHANGE OF THE EXISTING PASS THROUGH TRUST CERTIFICATES FOR NEW PASS THROUGH TRUST CERTIFICATES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PRECISE U.S. FEDERAL, STATE AND LOCAL, AND OTHER TAX CONSEQUENCES OF SUCH EXCHANGE AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NEW PASS THROUGH TRUST CERTIFICATES.

     The following is a discussion of some of the material U.S. federal income and estate tax consequences to U.S. Holders and Non-U.S. Holders of exchanging existing pass through trust certificates for new pass through trust certificates and of owning and disposing of the new pass through trust certificates. The remainder of this discussion generally refers to the existing pass through trust certificates and the new existing pass through trust certificates as the "pass through trust certificates". As used in this Section, the term "U.S. Holder" means a beneficial owner of a pass through trust certificate that is a citizen or resident of the United States, or that is a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision of the United States or an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source. The term "Non-U.S. Holder" means a beneficial owner of a pass through trust certificate other than a U.S. Holder.

     This discussion has been prepared by Chadbourne & Parke LLP, our counsel, and is based upon the provisions of existing law on the date hereof, including, in particular, the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), Treasury regulations promulgated under the Internal Revenue Code and other administrative and judicial interpretations relating to the Internal Revenue Code, all of which are subject to change at any time, with or without retroactive effect. This discussion also generally assumes that each holder holds the pass through trust certificates as capital assets and that any amounts received by a Non-U.S. Holder with respect to the pass through trust certificates are not effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States. This discussion does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their personal investment or tax circumstances or status, nor does it discuss the U.S. federal income tax consequences to certain types of holders subject to special treatment under the U.S. federal income tax laws, such as some financial institutions, insurance companies, dealers in securities or foreign currency, tax-exempt organizations, foreign corporations or nonresident alien individuals, or persons holding pass through trust certificates that are a hedge against, or that are hedged against, currency risk or that are part of a straddle, constructive sale or conversion transaction, or persons whose functional currency is not the U.S. dollar, or some U.S. expatriates. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

EXCHANGE OFFER

     The exchange of the existing pass through trust certificates for the new pass through trust certificates in the exchange offer should not be treated as a taxable transaction for U.S. federal income tax purposes. Rather, the new pass through trust certificates received by any U.S. Holder or Non-U.S. Holder should be treated as a continuation of the holder's investment in the existing pass through trust certificates. As a result, there should be no material U.S. federal income tax consequences to a U.S. Holder or Non-U.S. Holder exchanging the existing pass through trust certificates for the new pass through trust certificates in the exchange offer. Certain material U.S. federal income and estate tax consequences to U.S. Holders and Non-U.S. Holders of owning and disposing of the pass through trust certificates are described below under "CLASSIFICATION OF PASS THROUGH TRUST."

CLASSIFICATION OF PASS THROUGH TRUST

     In the opinion of Chadbourne & Parke LLP, each pass through trust, if operated in accordance with the terms of the applicable pass through trust agreement, should be classified as a fixed investment trust for U.S. federal income tax purposes. If a pass through trust were determined not to constitute a fixed investment trust,

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it would be classified as a partnership for U.S. federal income tax purposes and since at least 90% of the pass through trust's gross income for each taxable year of its existence should consist of interest income and gain from the sale or disposition of capital assets held for the production of interest income, it should not be classified as a publicly traded partnership, which is taxable as a corporation for U.S. federal income tax purposes.

     The following discussion of U.S. federal income tax consequences is premised on the assumption that each pass through trust is properly classified as a fixed investment trust for U.S. federal income tax purposes. If, however, a pass through trust were classified as a partnership for U.S. federal income tax purposes, the consequences described below would generally apply, except that:

     - income or loss with respect to the assets held by the pass through trust would be calculated at the pass through trust level and a holder of a pass through trust certificate would be required to report its share of the items of income and deduction of the pass through trust on its tax return for its taxable year within which the pass through trust's taxable year ends.

     - income or loss with respect to the pass through trust certificates would be reported on an accrual basis even if the holder of the pass through trust certificate otherwise uses the cash method of accounting,

     - and the bond premium and market discount rules discussed below would not apply.

U.S. HOLDERS

  Payments of Interest

     For U.S. federal income tax purposes, each U.S. Holder will be treated as if that U.S. Holder directly owned its pro rata share of the secured lease obligation notes held by the pass through trust. Accordingly, interest on the underlying secured lease obligation notes will be taxable to a U.S. Holder at the time that it is accrued or (actually or constructively) received, depending upon the U.S. Holder's method of accounting for U.S. federal income tax purposes assuming, as is expected, that the new pass through trust certificates are issued for their face amount. If a partial acceleration of principal on the pass through trust certificates were to occur based on an acceleration of principal on the secured lease obligation notes, it is possible that the special rules relating to the accrual of original issue discount set forth in Section 1272(a)(6) of the Internal Revenue Code will apply to the pass through trust certificates. In that event, U.S. Holders are urged to consult their own tax advisors.

  Premium and Market Discount

     If the amount paid for a pass through trust certificate, other than on original issuance, that is allocable to any of the underlying secured lease obligation notes of the pass through trust is less than, generally, the U.S. Holder's pro rata share of the outstanding principal amount of a secured lease obligation note, that difference will generally be market discount (subject to a de minimis exception). In that case, any gain realized on a disposition of any secured lease obligation note acquired with market discount or upon any payment of principal on a secured lease obligation note including, in the case of a disposition of a pass through trust certificate, the allocable share of the gain from such disposition that is attributable to any secured lease obligation note acquired with market discount will be ordinary income to the extent of accrued market discount and to the extent it has not previously been included in income under an election to include market discount in income as it accrues. In addition, deductions for some or all of the interest on any indebtedness incurred or continued to purchase or carry the pass through trust certificate may be required to be deferred until the disposition of the pass through trust certificate or the underlying secured lease obligation note.

     In general terms, market discount on a pass through trust certificate will be treated as accruing ratably over the term of the pass through trust certificate, or at the election of the U.S. Holder, under a constant yield method. However, a U.S. Holder may elect to include market discount in income on a current basis as it accrues on either a ratable or constant yield basis, in lieu of treating a portion of any gain realized on the sale of a pass through trust certificate or the underlying secured lease obligation note as ordinary income. If a U.S. Holder so elects, the interest deduction deferral rule described above will not apply. Any election to include

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market discount in income currently generally applies to all debt instruments acquired by the electing U.S. Holder during or after the first taxable year to which the election applies and is irrevocable without the consent of the United States Internal Revenue Service (the "Internal Revenue Service"). A U.S. Holder should consult a tax advisor before making the election.

     If the amount paid for a pass through trust certificate that is allocable to any of the underlying secured lease obligation notes of the pass through trust is in excess, generally, of the U.S. Holder's pro rata share of the outstanding principal amount of the secured lease obligation note, that excess will constitute bond premium, which a U.S. Holder may elect to amortize using a constant-yield method over the remaining term of the pass through trust certificate. In the case of a U.S. Holder that makes an election to amortize bond premium or has previously made an election that remains in effect, amortizable bond premium will generally be treated as a reduction of the interest income on the secured lease obligation note acquired with bond premium on a constant yield basis, except to the extent regulations may provide otherwise, over the term of the secured lease obligation note. The basis of a debt obligation purchased at a premium is reduced by the amount of amortized bond premium. An election to amortize bond premium generally applies to all debt instruments, other than tax-exempt obligations, held by the electing U.S. Holder on the first day of the first taxable year to which the election applies or thereafter acquired by such owner, and is irrevocable without consent of the Internal Revenue Service. With respect to a U.S. Holder that does not elect to amortize bond premium, the amount of bond premium will continue to be reflected in the U.S. Holder's tax basis. Therefore, a U.S. Holder that does not elect to amortize bond premium will generally be required to treat the premium as a capital loss when the pass through trust certificate matures. A U.S. Holder should consult a tax advisor before making the election.

  Disposition of the Pass Through Trust Certificates

     Upon the sale, exchange, redemption, retirement or other disposition of a pass through trust certificate, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized, not including any amounts attributable to accrued and unpaid interest, and the U.S. Holder's adjusted basis in the pass through trust certificate for federal income tax purposes. Such gains or losses will be long-term if the pass through trust certificates have been held by that U.S. Holder for more than one year. Generally, for U.S. Holders who are individuals, long-term capital gains will be eligible for reduced rates of U.S. federal income tax. A U.S. Holder's tax basis in a pass through trust certificate generally will equal the cost of the pass through trust certificate to the U.S. Holder increased by the amount of market discount, if any, previously taken into income by the U.S. Holder or decreased by any amortized bond premium and any payments other than payments of interest made on the pass through trust certificate. Gain or loss recognized on the sale or retirement of a pass through trust certificate will be capital gain or loss except to the extent attributable to accrued but unpaid interest on the underlying secured lease obligation notes and except to the extent that the market discount rules discussed above may require gain or loss to be treated as ordinary income. Rules similar to the these rules will apply with respect to any sale or exchange of a secured lease obligation note by the pass through trust.

  Fees and Expenses

     Each U.S. Holder will be entitled to deduct, consistent with its method of accounting, its pro rata share of the fees and expenses paid or incurred by the pass through trust as provided in Sections 162 or 212 of the Internal Revenue Code. Although we anticipate that these fees and expenses will be borne by parties other than the holders of pass through trust certificates, it is possible that these fees and expenses would be treated as constructively received by the pass through trust, in which event a U.S. Holder would be required to include in income and would be entitled to deduct its pro rata share of these fees and expenses. If a U.S. Holder is an individual, estate or trust, the deduction for these U.S. Holder's share of such fees or expenses will be allowed only to the extent that all of that U.S. Holder's miscellaneous deductions, including the holder's share of such fees and expenses, exceed 2% of the U.S. Holder's adjusted gross income. In addition, in the case of U.S. Holders who are individuals, additional rules, which limit the amount of the individual's otherwise allowable itemized deductions under generally applicable provisions of the Internal Revenue Code, will also apply to any deduction.

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NON-U.S. HOLDERS

  Payments of Interest

     A Non-U.S. Holder will not be subject to U.S. federal income tax by withholding on interest on a pass through trust certificate provided that the beneficial owner of the pass through trust certificate fulfills the certification requirements set forth in applicable Treasury Regulations unless:

     (1) a Non-U.S. Holder (A) actually or constructively owns 10% or more of the total combined voting power of all classes of stock entitled to vote of the institutional investor that formed the special purpose business trust, (B) is a controlled foreign corporation related, directly or indirectly, to the institutional investor that formed the special purpose business trust within the meaning of Section 864(d)(4) of the Internal Revenue Code or (C) is a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code; or

     (2) the interest is effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the United States.

     To fulfill the certification requirements and qualify for the exemption from withholding, the last U.S. Person within the meaning of Section 7701(a)(30) of the Internal Revenue Code in the chain of payment prior to payment to a Non-U.S. Holder (the "Withholding Agent") must have received in the year in which such a payment occurs, or in either of the two preceding years, a statement that

     - is signed by the beneficial owner under penalties of perjury,

     - certifies that the owner is not a U.S. Holder, and

     - provides the name and address of the beneficial owner.

The statement may be made on Internal Revenue Service Form W-8 or a substantially similar substitute form, and the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If a pass through trust certificate is held through a securities clearing organization or another financial institution permitted to provide the necessary statement, the organization or institution may provide a signed statement to the Withholding Agent. However, in that case, the signed statement must be accompanied by a copy of a Form W-8 or substitute form provided by the beneficial owner to the organization or institution holding the pass through trust certificate on behalf of the beneficial owner.

     Recently issued regulations would provide alternative methods for satisfying the certification requirements described above (the "New Regulations"). The New Regulations also would require, in the case of pass through trust certificates held by a foreign partnership that

     - the certification described above be provided by the partners rather than by the foreign partnership; and

     - the partnership provide certain information, including a United States taxpayer identification number.

     A look-through rule would apply in the case of tiered partnerships. The New Regulations are generally effective for payments made after December 31, 2000.

  Gain on Disposition of the Certificates

     Generally, any amount which constitutes capital gain to a Non-U.S. Holder upon retirement or disposition of a pass through trust certificate will not be subject to U.S. federal income taxation unless (1) in the case of a Non-U.S. Holder who is an individual, that Non-U.S. Holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition, in which case that individual may be taxed as a U.S. Holder in any event, or (2) the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the United States. Non-U.S. Holders should consult a tax advisor.

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  Estate Tax

     Pass through trust certificates held at the time of death by an individual holder, who at such time was not a citizen or resident of the United States, will not be subject to U.S. federal estate tax, provided that at such time:

     (1) the holder did not actually or constructively own 10% or more of the total combined voting power of all classes of stock entitled to vote of an institutional investor that formed a special purpose business trust; and

     (2) payments of interest with respect to the pass through trust certificates would not have been, if received at the time of such individual's death, effectively connected with the conduct of a United States trade or business by that individual.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Interest and payments of proceeds from the disposition by beneficial owners who are not exempt recipients may be subject to backup withholding at a rate of 31%. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. A U.S. Holder generally will be subject to backup withholding at a rate of 31% unless the recipient of a payment supplies an accurate taxpayer identification number, as well as certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding. Compliance with the identification procedures described in the preceding section would generally establish an exemption from backup withholding for those Non-U.S. Holders who are not exempt recipients.

     In addition, upon the sale of a pass through trust certificate to or through a broker, the broker must withhold at a rate of 31% of the reportable payment, unless either:

     (1) the broker determines that the seller is a corporation or other exempt recipient; or

     (2) the seller provides, in the required manner, required identifying information or certifies that it is a Non-U.S. Holder and certain other conditions are met.

     Such a sale must also be reported by the broker to the Internal Revenue Service, unless either

     - the broker determines that the seller is an exempt recipient, or

     - the seller certifies its Non-U.S. status and other conditions are met.

     Certification of the beneficial owner's Non-U.S. status usually would be made on Form W-8 under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. The term "broker" generally includes all persons who, in the ordinary course of a trade or business, stand ready to effect sales made by others, as well as brokers and dealers registered as such under the laws of the United States or a state thereof. These requirements generally will apply to a United States office of a broker, and the information reporting requirements generally will apply to a foreign office of a United States broker, as well as to a foreign office of a foreign broker if the broker is:

     (1) a controlled foreign corporation within the meaning of Section 957(a) of the Internal Revenue Code;

     (2) a foreign person 50% or more of whose gross income from all sources for the 3-year period ending with the close of its taxable year preceding the payment or for the part of the period that the foreign broker has been in existence was effectively connected with the conduct of a trade or business within the United States; or

     (3) under the New Regulations, which are applicable with respect to payments made after 2000, a foreign partnership if it is engaged in a trade or business in the United States or if 50% or more of its income or capital interests are held by U.S. persons.

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     Certification requirements may have to be satisfied in order to avoid backup withholding under the foregoing rules. Under Treasury Regulations, both backup withholding and information reporting would apply to the proceeds from dispositions if the broker has actual knowledge that the payee is a U.S. Holder.

     Generally, any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or credit against a beneficial owner's U.S. federal income tax. Holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situation and the availability of an exemption therefrom, and the procedures for obtaining any such exemption.

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                              ERISA CONSIDERATIONS

     If you intend to use plan assets to purchase pass through trust certificates, you should consult with counsel on the potential consequences of your investment under the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the prohibited transaction provisions of ERISA and the Internal Revenue Code.

     ERISA and the Internal Revenue Code impose requirements on employee benefit plans and other retirement plans and arrangements, including individual retirement accounts and annuities. ERISA and the Internal Revenue Code also impose requirements on any entity holding assets of any plan, account, or annuity, for example, a bank common investment fund or an insurance company general or separate account. Generally, a person who exercises discretionary authority or control over plan assets will be considered a plan fiduciary under ERISA. Before investing in a pass through trust certificate, a plan fiduciary should determine whether its investment:

     (1) is permitted under the plan document and other instruments governing the plan; and

     (2) is appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio, taking into account the limited liquidity of the pass through trust certificates.

     ERISA and the Internal Revenue Code also prohibit a wide range of transactions involving plan assets and persons who have relationships to the plan. These persons are called "parties in interest" under ERISA and are called "disqualified persons" under the Internal Revenue Code. The transactions prohibited by ERISA and the Internal Revenue Code are called "prohibited transactions." As a result, anyone considering using plan assets to invest in the pass through trust certificates should consider whether the investment might be a prohibited transaction under ERISA and/or the Internal Revenue Code.

     In addition, if a plan invests in the pass through trust certificates, the assets of the related pass through trust might be deemed to be plan assets. If the assets of a pass through trust are deemed to be plan assets, the operation of the pass through trust might give rise to one or more nonexempt prohibited transactions under ERISA and/or the Internal Revenue Code. The plan fiduciary might also be deemed to have engaged in an improper delegation to the pass through trustee of the plan fiduciary's investment management responsibilities.

     Neither ERISA nor the Internal Revenue Code defines the term "plan assets." Under Section 2510.3-101 of the United States Department of Labor ("DOL") regulations, when a plan acquires an equity interest in an entity, the plan's assets include both the equity interest and an undivided interest in each of the entity's underlying assets unless:

     (1) the interest is a publicly offered security;

     (2) the interest is issued by an investment company registered under the Investment Company Act of 1940, as amended;

     (3) the entity is a venture capital operating company or real estate operating company; or

     (4) participation by "benefit plan investors" is not significant.

     DOL regulations generally define "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. We believe that the pass through trust certificates will be treated as equity interests in the pass through trusts under the DOL regulations.

     Participation by benefit plan investors in the pass through trust certificates will not be significant if less than 25% of the value of the pass through trust certificates is held by benefit plan investors immediately after the most recent acquisition of a pass through trust certificate. Benefit plan investors include plans subject to ERISA, some plans not subject to ERISA (for example, governmental plans, foreign plans, certain individual retirement accounts and entities whose assets are treated as "plan assets" under DOL regulations) and entities

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deemed to be holding the assets of any plan. We will not restrict or monitor investment in and transfer of the pass through trust certificates with respect to this 25% limit. It is possible that during the term of the pass through trust certificates, 25% or more of the pass through trust certificates will be held by plans and other benefit plan investors. If that happens, an investment by a plan in the pass through trust certificates during such period will be considered an investment in the corresponding secured lease obligation notes and an ongoing loan to the special business purpose trusts, for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code. As a result, if any assets of a pass through trust are considered plan assets, investment by a plan in the pass through trust certificates could result in a prohibited transaction or an impermissible delegation of fiduciary authority.

     We, the pass through trustee, or any of our or their affiliates may be a party in interest or a disqualified person to the plan acquiring, holding or disposing of the pass through trust certificates. If that happens, the acquisition, holding or disposition will result in a direct or indirect prohibited transaction regardless of whether the assets of a pass through trust are considered plan assets.

     A prohibited transaction may be treated as exempt under ERISA and the Internal Revenue Code if the pass through trust certificates are acquired, held or disposed of pursuant to and in accordance with one or more statutory or administrative exemptions. Among the prohibited transaction class exemptions or "PTCE" exemptions are:

     (1) PTCE 75-1 -- an exemption for certain transactions involving employee benefit plans and registered broker dealers (such as reporting dealers and banks);

     (2) PTCE 84-14 -- an exemption for certain transactions determined by an independent qualified professional asset manager;

     (3) PTCE 90-1 -- an exemption for certain transactions involving insurance company pooled separate accounts;

     (4) PTCE 91-38 -- an exemption for certain transactions involving bank collective investment funds;

     (5) PTCE 95-60 -- an exemption for certain transactions involving insurance company general accounts; and

     (6) PTCE 96-23 -- an exemption for certain transactions determined by a qualified in-house asset manager.

     These exemptions do not, however, provide relief from the self-dealing prohibitions under ERISA and the Internal Revenue Code. In addition, these administrative exemptions may not be available for a particular transaction involving the pass through trust certificates. If you represent a plan fiduciary considering an investment in the pass through trust certificates, you should consider whether the acquisition, the continued holding, or the disposition of a pass through trust certificate might be a nonexempt prohibited transaction.

     ERISA also prohibits plan fiduciaries from maintaining the indicia of ownership of any plan assets outside the jurisdiction of the United States district courts except in certain cases. Before investing in a pass through trust certificate, you should consider whether the acquisition, holding or disposition of a pass through trust certificate would satisfy such indicia of ownership rules.

     If you acquire or accept a pass through trust certificate or an interest in a pass through trust certificate, you will be deemed to have represented and warranted that either:

     (1) you have not used plan assets to acquire such pass through trust certificate or an interest in a pass through trust certificate; or

     (2) your acquisition and holding of a pass through trust certificate or interest in a pass through trust certificate is exempt from the prohibited transaction restrictions of ERISA and the Internal Revenue Code under one or more prohibited transaction class exemptions or does not constitute a prohibited transaction under ERISA and the Internal Revenue Code.

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     A PLAN FIDUCIARY (AND EACH FIDUCIARY FOR A GOVERNMENTAL OR CHURCH PLAN
SUBJECT TO RULES SIMILAR TO THOSE IMPOSED ON PLANS UNDER ERISA) CONSIDERING THE PURCHASE OF PASS THROUGH TRUST CERTIFICATES SHOULD CONSULT ITS TAX AND/OR LEGAL ADVISORS REGARDING THE CIRCUMSTANCES UNDER WHICH THE ASSETS OF A PASS THROUGH TRUST WOULD BE CONSIDERED PLAN ASSETS, THE AVAILABILITY, IF ANY, OF EXEMPTIVE RELIEF FROM ANY POTENTIAL PROHIBITED TRANSACTION AND OTHER FIDUCIARY ISSUES AND THEIR POTENTIAL CONSEQUENCES.

                              PLAN OF DISTRIBUTION

     Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties unrelated to us, we believe that holders of the new pass through trust certificates, other than any holder that is a broker-dealer that acquired existing pass through trust certificates:

     - as a result of market-making activities or other trading activities; or

     - directly from us for resale pursuant to Rule 144A, Regulation S or another available exemption under the Securities Act,

who exchange their existing pass through trust certificates for new pass through trust certificates pursuant to this exchange offer may offer for resale and otherwise transfer the new pass through trust certificates without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the new pass through trust certificates are:

     - acquired in the ordinary course of the holders' business;

     - the holders have no arrangement or understanding with any person to participate in the distribution of the new pass through trust certificates; and

     - the holders are not our "affiliates," within the meaning of Rule 405 under the Securities Act.

     The staff of the SEC has not considered this exchange offer in the context of a no-action letter and we can give no assurance that the staff of the SEC would make a similar determination with respect to this exchange offer. Accordingly, any holder of existing pass through trust certificates using this exchange offer to participate in a distribution of the new pass through trust certificates to be acquired in this exchange offer:

     - cannot rely on the position of the staff of the SEC stated in Exxon Capital Holdings Corporation (avail. April 13, 1989) or similar letters; and

     - must comply with registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

     Each broker-dealer who holds existing pass through trust certificates acquired for its own account as a result of market-making activities or other trading activities and who receives new pass through trust certificates in exchange for the existing pass through trust certificates pursuant to this exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new pass through trust certificates.

     By tendering existing pass through trust certificates in exchange for new pass through trust certificates, you will represent to us, among other things, that:

     (1) you are acquiring the new pass through trust certificates in the ordinary course of your business;

     (2) at the time of the commencement of this exchange offer, you have no arrangement or understanding with any person to participate in the distribution, within the meaning of the Securities Act, of the new pass through trust certificates you will receive in this exchange offer;

     (3) you are not our "affiliate," within the meaning of Rule 405 under the Securities Act, or if you are an affiliate, that you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

     (4) you have full power and authority to tender, exchange, sell, assign and transfer the tendered existing pass through trust certificates;

     (5) we will acquire good, marketable and unencumbered title to the tendered existing pass through trust certificates free and clear of all liens, restrictions, charges and encumbrances; and

     (6) the existing pass through trust certificates tendered for exchange are not subject to any adverse claims or proxies.

If you are not a broker-dealer, by tendering existing pass through trust certificates and executing a letter of transmittal, you represent and agree that you are not engaged in, and do not intend to engage in, distribution of the new pass through trust certificates within the meaning of the Securities Act.

     A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of new pass through trust certificates received in exchange for existing pass through trust certificates where such existing pass through trust certificates were acquired as a result of market-making activities. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business on the 120th day following the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale. For a period of 120 days after the expiration date, we will send promptly additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal.

     We will not receive any proceeds from any sale of new pass through trust certificates by broker-dealers. Broker-dealers that receive new pass through trust certificates for their own account pursuant to this exchange offer may resell the new pass through trust certificates from time to time in one or more transactions:

     - in the over-the-counter market;

     - in negotiated transactions;

     - through the writing of options on the new pass through trust certificates; or

     - a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices.

     Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any new pass through trust certificates. Any broker-dealer that resells new pass through trust certificates that it receives for its own account in this exchange offer and any broker or dealer that participates in a distribution of new pass through trust certificates may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit from any resale of new pass through trust certificates and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     We have agreed to pay all registration expenses incident to this exchange offer, including the expenses of one counsel for the holders of the existing pass through trust certificates if it becomes necessary to file a shelf registration statement, other than commissions or concessions of any brokers or dealers, and we will indemnify the holders of the existing pass through trust certificates including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

                                    EXPERTS

     The financial statements included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The Independent Engineer's Report included as Appendix A to this prospectus has been prepared by Stone & Webster, and is included herein in reliance upon its conclusions and Stone & Webster's experience in the review of the operation of electric generation facilities and the preparation of financial projections with respect thereto. The Independent Market Consultant's Report included as Appendix B to this prospectus has been prepared by London Economics, and is included herein in reliance upon its conclusions and London Economics' experience in energy market policy, price forecasting and economic analysis. The Pittsburgh Seam Coal Market Study included as Appendix C to this prospectus has been prepared by John T. Boyd Company, and is included herein in reliance upon its conclusions and its experience in evaluating the market for coal supplied to northeastern U.S. utilities from the Pittsburgh Seam.

                                 LEGAL MATTERS

     The validity of the pass through trust certificates is being passed upon for us by our counsel, Chadbourne & Parke LLP, New York, New York.

                            AES EASTERN ENERGY, L.P.

                    FINANCIAL STATEMENTS FOR THE PERIOD FROM
                   MAY 14, 1999 (INCEPTION) THROUGH JUNE 30,
                     1999, AND INDEPENDENT AUDITORS' REPORT

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Independent Auditors' Report................................  F-2
Financial Statements:
  Consolidated Balance Sheet................................  F-3
  Consolidated Statement of Income..........................  F-4
  Consolidated Statement of Changes in Partners' Capital....  F-5
  Consolidated Statement of Cash Flows......................  F-6
  Notes to Consolidated Financial Statements................  F-7

                          INDEPENDENT AUDITORS' REPORT

To the Partners of
  AES Eastern Energy, L.P.

     We have audited the accompanying consolidated balance sheet of AES Eastern Energy, L.P., and subsidiaries (the Partnership) as of June 30, 1999, and the related consolidated statements of income, changes in partners' capital, and cash flows for the period from May 14, 1999 (inception) through June 30, 1999. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of AES Eastern Energy, L.P., and subsidiaries as of June 30, 1999, and the results of their operations and their cash flows for the period from May 14, 1999 (inception) through June 30, 1999, in conformity with generally accepted accounting principles.

                                          DELOITTE & TOUCHE LLP

October 14, 1999
McLean, Virginia

                            AES EASTERN ENERGY, L.P.

                           CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1999
                             (AMOUNTS IN THOUSANDS)

ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $    9,488
  Accounts receivable -- trade..............................      19,479
  Accounts receivable -- affiliates.........................         230
  Accounts receivable -- others.............................       1,598
  Inventory.................................................      23,054
  Prepaid expenses..........................................       4,893
                                                              ----------
          Total current assets..............................      58,742
                                                              ----------
PROPERTY, PLANT, EQUIPMENT, AND RELATED ASSETS:
  Land......................................................       6,850
  Electric generation assets (net of accumulated
     depreciation of $1,947)................................     983,921
                                                              ----------
          Total property, plant, equipment, and related
          assets............................................     990,771
                                                              ----------
OTHER ASSETS:
  Rent reserve account......................................      28,845
                                                              ----------
TOTAL ASSETS................................................  $1,078,358
                                                              ==========
LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES:
  Accounts payable..........................................  $      142
  Accrued interest expense..................................       7,957
  Due to The AES Corporation................................       3,170
  Other accrued expenses....................................      18,923
  Other liabilities -- current portion......................      11,235
                                                              ----------
          Total current liabilities.........................      41,427
                                                              ----------
LONG-TERM LIABILITIES:
  Lease financing -- long term..............................     650,000
  Environmental remediation.................................      12,195
  Defined benefit plan obligation...........................      22,775
  Other liabilities -- long term............................       7,911
                                                              ----------
          Total long-term liabilities.......................     692,881
                                                              ----------
TOTAL LIABILITIES...........................................     734,308
PARTNERS' CAPITAL...........................................     344,050
                                                              ----------
TOTAL LIABILITIES AND PARTNERS' CAPITAL.....................  $1,078,358
                                                              ==========

                See notes to consolidated financial statements.

                            AES EASTERN ENERGY, L.P.

                        CONSOLIDATED STATEMENT OF INCOME
           PERIOD FROM MAY 14, 1999 (INCEPTION) THROUGH JUNE 30, 1999
                             (AMOUNTS IN THOUSANDS)

OPERATING REVENUES:
  Energy....................................................    $15,038
  Capacity..................................................      2,073
  Other.....................................................        114
                                                                -------
          Total revenues....................................     17,225
                                                                -------
OPERATING EXPENSES:
  Energy....................................................      8,631
  Depreciation..............................................      1,947
  Operating and maintenance.................................        714
  General and administrative................................      2,792
                                                                -------
          Total operating expenses..........................     14,084
                                                                -------
OPERATING INCOME............................................      3,141
                                                                -------
OTHER INCOME (EXPENSE):
  Interest expense..........................................     (2,810)
  Interest income...........................................        247
                                                                -------
          Total other income (expense)......................     (2,563)
                                                                -------
NET INCOME..................................................    $   578
                                                                =======

                See notes to consolidated financial statements.

                            AES EASTERN ENERGY, L.P.

             CONSOLIDATED STATEMENT OF CHANGES IN PARTNERS' CAPITAL
           PERIOD FROM MAY 14, 1999 (INCEPTION) THROUGH JUNE 30, 1999
                             (AMOUNTS IN THOUSANDS)

BALANCE, MAY 14, 1999.......................................  $     --
  Capital contribution (net of amounts to be returned to
     AES, see Note 8).......................................   343,472
  Net income for the period ended June 30, 1999.............       578
                                                              --------
BALANCE, JUNE 30, 1999......................................  $344,050
                                                              ========

                See notes to consolidated financial statements.

                            AES EASTERN ENERGY, L.P.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
           PERIOD FROM MAY 14, 1999 (INCEPTION) THROUGH JUNE 30, 1999
                             (AMOUNTS IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $     578
  Adjustments to reconcile net income to net cash used in
     operating activities:
     Depreciation...........................................      1,947
     Accrued interest expense...............................      2,810
     Interest accrued in rent reserve account...............       (172)
     Net defined benefit plan cost..........................        272
  Changes in current operating assets and liabilities:
     Accounts receivable -- trade...........................    (19,479)
     Accounts receivable -- affiliates......................       (230)
     Inventory..............................................       (120)
     Prepaid expenses.......................................     (4,893)
     Accounts payable.......................................        142
     Other accrued expenses.................................     17,673
                                                              ---------
          Net cash used in operating activities.............     (1,472)
                                                              ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of assets at inception date...................   (257,090)
  Payments for capital additions............................    (47,896)
                                                              ---------
          Net cash used in investing activities.............   (304,986)
                                                              ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Cash capital contributions................................    344,619
  Payments to rent service reserve..........................    (28,673)
                                                              ---------
          Net cash provided by financing activities.........    315,946
                                                              ---------
INCREASE IN CASH AND CASH EQUIVALENTS.......................      9,488
CASH AND CASH EQUIVALENTS, MAY 14, 1999.....................         --
                                                              ---------
CASH AND CASH EQUIVALENTS, JUNE 30, 1999....................  $   9,488
                                                              =========

     On May 14, 1999, the Partnership acquired electric generation assets valued at $650 million under leases accounted for as a financing.

                See notes to consolidated financial statements.

                            AES EASTERN ENERGY, L.P.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          PERIOD FROM MAY 14, 1999 (INCEPTION), THROUGH JUNE 30, 1999

1. GENERAL

     AES Eastern Energy, L.P. (the Partnership), a Delaware limited partnership, was formed on December 2, 1998. The Partnership's wholly-owned subsidiaries are AES Somerset, L.L.C., AES Cayuga, L.L.C., and AEE2, L.L.C., (which wholly owns AES Westover, L.L.C., and AES Greenidge, L.L.C.). The Partnership began operations on May 14, 1999 (see Note 3). Prior to that date, the Partnership had no operations.

     The Partnership was established for the purpose of owning and operating four coal-fired electric generating stations (the Plants) with a total combined capacity of 1,268 MW. The partners of the Partnership are comprised of AES NY, L.L.C. (the General Partner) and AES NY2, L.L.C. (the Limited Partner); both of which are indirect wholly-owned subsidiaries of The AES Corporation (AES). The Plants are owned or leased by the Partnership (see Note 3), and are operated by the Partnership's wholly-owned subsidiaries, pursuant to operation and maintenance agreements with the Partnership.

     The Plants sell generated electricity, as well as installed capacity and ancillary services, directly into the New York Power Pool (NYPP), Pennsylvania, New Jersey, Maryland Power Pool (PJM), and New England Power Pool (NEPOOL). For Federal regulatory purposes, the Partnership is an exempt wholesale generator
(EWG). As an EWG, the Partnership cannot make retail sales of electricity. The Partnership can only make wholesale sales of electricity, installed capacity, and ancillary services into wholesale power markets, or through direct sales to third parties at negotiated prices.

     The Partnership has entered into a two-year agreement for energy marketing services with Merchant Energy Group of the Americas, Inc. (MEGA), an Annapolis, Maryland-based subsidiary of Gener S.A., a Chilean independent power producer. MEGA will be responsible for marketing the Partnership's electric energy, installed capacity, and ancillary services.

2. SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation -- The consolidated financial statements include the accounts of the Partnership, AES Somerset, L.L.C., AES Cayuga, L.L.C., and AEE2, L.L.C. (which includes its subsidiaries, AES Westover, L.L.C., and AES Greenidge, L.L.C.). All material intercompany transactions have been eliminated.

     Cash and Cash Equivalents -- The Partnership considers cash on hand, deposits in banks, and short-term marketable securities with original maturities of three months or less to be cash and cash equivalents.

     Inventory -- Inventory, valued at fair market value on the date of acquisition (see Note 3), and subsequently valued at the lower of cost (average cost basis) or market, consists of coal and other raw materials used in generating electricity, and spare parts, materials, and supplies.

     Inventory, as of June 30, 1999, consisted of the following (in thousands):

Coal and other raw materials................................  $ 7,658
Spare parts, materials, and supplies........................   15,396
                                                              -------
Total.......................................................  $23,054
                                                              =======

     Property, Plant, Equipment, and Related Assets -- Electric generation assets that existed at the date of acquisition (see Note 3) are recorded at fair market value. The Somerset (formerly known as Kintigh) and Cayuga (formerly known as Milliken) Plants, which represent $650 million of the electric generation assets, are subject to a leasing arrangement accounted for as a financing (see Note 6). Additions or improvements thereafter are recorded at cost. Depreciation is computed using the straight-line method over the lease term

                            AES EASTERN ENERGY, L.P.

for the Somerset and Cayuga Plants, and over the estimated useful lives for the other fixed assets, which range from 7 to 35 years. Maintenance and repairs are charged to expense as incurred.

     Electric generation assets as of June 30, 1999, consisted of the following (in thousands):

Electric generation tangible assets.........................  $760,590
Other intangible assets.....................................   225,278
Accumulated depreciation....................................    (1,947)
                                                              --------
Total.......................................................  $983,921
                                                              ========

     Other intangible assets represent assets that were identified and valued in an independent appraisal and that are directly related to the physical assets of the Plants. These include trading benefits derived from the ability of the Partnership to enter new deregulated markets through sale of the output of the Plants, potential revenues from ancilliary services, and mitigation of environmental risk due to the advanced emissions control equipment that has already been installed at the principal Plants. Trading benefits provide both the Plants and the Partnership the ability to arbitrage electricity generation and installed capacity in order to capture the most lucrative prices in available markets. Ancilliary services include voltage support, spinning reserves, and other activities that enhance the stability and reliability of the transmission system. These services will be purchased by the organizations that manage power systems rather than wholesale electricity customers. Mitigation of environmental risk reflects the Partnership's ability, created by pollution control devices, to effectively use lower cost and lower grade coal to provide the same electricity output as its competitors. Depreciation is computed on the same basis as the related assets.

     Rent Reserve Account -- As part of the Partnership's lease obligation (see
Note 6), the Partnership is required to maintain a rent reserve account equal to the maximum semiannual payment with respect to the sum of basic rent (other than deferrable payments) and fixed charges expected to become due on any one basic rent payment date in the immediately succeeding three-year period. As of June 30, 1999, the Partnership had fulfilled this obligation by entering into a Payment Undertaking Agreement, dated as of May 1, 1999, among the Partnership, each Owner Trust (see Note 3) and Morgan Guaranty Trust Company of New York (the Payment Undertaking Agreement). On May 14, 1999, the Partnership deposited with Morgan Guaranty Trust Company of New York approximately $28.7 million pursuant to the Payment Undertaking Agreement. The accreted value of the Payment Undertaking Agreement at any time includes interest earned thereunder at an interest rate of 4.79% per annum. Interest earnings as of June 30, 1999 were approximately $172,000 and are included in the rent reserve account balance. At June 30, 1999, the accreted value of the Payment Undertaking Agreement exceeded the required balance of the rent reserve account. This amount is being accounted for as a restricted cash balance as it can only be utilized to satisfy lease obligations.

     In the future, the Partnership may fulfill its obligation to maintain the required balance of the rent reserve account either by deposits into the rent reserve account or by making amounts available under the Payment Undertaking Agreement, such that the aggregate amount of such deposits in the rent reserve account and amounts available to be paid under the Payment Undertaking Agreement are equal to the required balance of the rent reserve account.

     Line of Credit Agreement -- The Partnership has established a three-year revolving working capital credit facility of up to $50 million for the purpose of making funds available to pay for certain operating and maintenance costs. Amounts outstanding under the working capital facility are required to be reduced to zero for thirty days prior to any one lease rental payment date in each year. Interest accrues on outstanding balances at a base rate plus 1% or the applicable adjusted Eurodollar rate plus 1.75%. The working capital credit facility is collateralized by a pledge of the Partnership's membership interest in AEE2, L.L.C. and by a security interest in equipment and personal property of AEE2, L.L.C. As of June 30, 1999, the Partnership had not drawn against this credit facility.

                            AES EASTERN ENERGY, L.P.

     Revenue Recognition -- Revenues from the sale of electricity are recorded based upon output delivered and capacity provided at rates as specified under contract terms.

     New York Transition Agreement -- As the NYPP represents a deregulated environment, the Independent System Operator (ISO) of the NYPP will attempt to ensure stability of the power grid in New York by requiring each entity engaged in retail sales of electricity to obtain installed capacity commitments from generators in an amount equal to the entity's forecasted peak load plus a reserve margin. This requirement is intended to ensure that an adequate supply of electricity is always available. The General Partner entered into a two-year transition agreement with NYSEG pursuant to which the Partnership will sell its installed capacity to NYSEG in order to permit NYSEG to comply with ISO standards for system stability. The transition agreement was assumed by the Partnership on the date of acquisition of the Plants. The Partnership recognizes revenue under this contract as it is earned, which is approximately $68 per MW per day for installed capacity made available.

     Income Taxes -- A provision for Federal and state income taxes has not been made in the accompanying financial statements since the Partnership does not pay income taxes but rather allocates its revenues and expenses to the individual partners. Differences between the results of operations reported in the financial statements and those reported on individual partners' income tax returns are due primarily to the use of different lease treatment, accelerated depreciation methods, and shorter useful lives for income tax purposes.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires the Partnership to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. ACQUISITION

     On May 14, 1999, the Partnership's four Plants were acquired from NYSEG for approximately $903 million. The Partnership acquired ownership of two of the Plants. The other two Plants, Somerset and Cayuga, were acquired for $650 million by twelve unrelated third-party owner trusts (collectively, the Owner Trusts) organized by three unrelated institutional investors. Simultaneously, the Partnership entered into separate leasing agreements for the Somerset and Cayuga Plants with the Owner Trusts. The Partnership accounts for these leases as a financing (see Note 6).

     The acquisition was financed by capital contributions from the General Partner and the Limited Partner in an aggregate amount equal to the purchase price for the Plants, certain associated costs and expenses, and certain amounts for working capital less the net proceeds from the leasing transactions with respect to the Somerset and Cayuga Plants described above. The acquisition has been accounted for as an asset purchase. The purchase allocation has been completed on a preliminary basis, subject to additional facts that may come to light when the engineering and legal analyses are completed during the allocation period.

     In connection with the acquisition, NYSEG engaged an environmental consulting firm to perform an environmental analysis of the potential required remediations for soil and ground water contamination. The Partnership engaged another environmental consulting firm to evaluate the costs estimated by NYSEG's consultants. The environmental analysis and the Partnership's estimate of other environmental remediation costs indicated that there existed a range of potential remediation costs of between $8.5 million and $19.7 million, with a most probable liability of approximately $12 million. The Partnership recorded $12 million as an undiscounted liability under purchase accounting for the projected remediation cost.

     Also in connection with the acquisition, the General Partner entered into an agreement for the construction of a selective catalytic reduction (SCR) facility at the Somerset Plant. The SCR facility is designed to significantly reduce the amount of nitrogen oxide emissions from the burning of coal fuel at the

                            AES EASTERN ENERGY, L.P.

Somerset Plant. The Partnership acquired the SCR work in progress from the General Partner on May 14, 1999, for approximately $31 million, which was the contract price for the SCR. Construction of this asset began prior to the acquisition of the Plants. On the acquisition date, the Somerset Plant was shut down to complete construction and make other improvements. The outage lasted until late June 1999. All costs associated with the installation of the SCR, including construction and engineering costs, wages of people involved in the construction, and interest expense during the period were capitalized. The Somerset Plant was placed back in service on June 28, 1999.

     The Partnership receives certain payments for installed capacity under the New York Transition Agreement (see Note 2). Payments received while the Somerset Plant was out of service, of approximately $2.1 million, have reduced the total amount of capitalized costs. Total costs capitalized during construction were approximately $52 million, which included approximately $5.2 million in capitalized interest.

     The purchase agreement with NYSEG relating to the acquisition of the Plants provided for a post-closing adjustment of the purchase price to reflect the actual book value of inventories and a pro rata allocation of various expenses as of the acquisition date. As a result of this adjustment and to settle other contractual obligations, NYSEG returned approximately $1.6 million. This amount was recorded as a receivable as of June 30, 1999, and was subsequently recovered in October 1999.

4. PARTNERSHIP AGREEMENT

     The Partnership was capitalized with an initial contribution of $10 from the General Partner and $990 from the Limited Partner. Subsequently, the General Partner and the Limited Partner contributed $345 million to the Partnership (see
Note 5).

     The General Partner is responsible for the day-to-day management of the Partnership and its operations and affairs, and is responsible for all liabilities and obligations of the Partnership. Under the terms of the Partnership Agreement, the Limited Partner is not liable for any obligations, liabilities, debts, or contracts of the Partnership and is only responsible to make capital contributions when required under the Partnership Agreement.

     All distributions, profits, and losses of the Partnership are allocated among the partners based on their ownership interests, currently 1% for the General Partner and 99% for the Limited Partner.

5. CAPITALIZATION

     The Partnership is indirectly owned by AES New York Funding, L.L.C. (AES Funding), which is a special purpose financing vehicle established to raise a portion of the capital contributed to the Partnership through the General Partner and the Limited Partner. AES Funding is a direct wholly-owned subsidiary of AES.

     On May 11, 1999, AES Funding entered into a three-year loan agreement with a syndicate of banks, with Morgan Guaranty Trust Company of New York as Agent, in the amount of $300 million. AES Funding contributed 1% of this amount to the General Partner and 99% of this amount to the Limited Partner who, in turn, made an aggregate capital contribution of $300 million to the Partnership. AES also contributed capital in the amount of approximately $45 million through AES Funding, which subsequently contributed this amount to the General Partner and the Limited Partner who, in turn, made a capital contribution of approximately $45 million to the Partnership.

     Collateral for the loan consists of a pledge of the membership interests of AES New York Holdings, L.L.C., a direct wholly-owned subsidiary of AES Funding, which is the 100% direct owner of both the General Partner and the Limited Partner.

                            AES EASTERN ENERGY, L.P.

     AES Funding is dependent upon the residual cash flows from the Partnership received in the form of dividends to service its debt. The loan is payable on May 14, 2002, and bears interest at a variable rate based on the terms of the loan agreement, which was 7.625% as of June 30, 1999. The Partnership has no obligation to repay this loan. If AES Funding were unable to repay this loan, one of the remedies available to the lenders would be to seek to sell the membership interests in AES New York Holdings, L.L.C., which would divest AES of control of the Partnership.

6. LEASE FINANCING

     The Partnership's leases for the Somerset and Cayuga Plants are accounted for as a financing (see Note 3). Minimum lease payments and the present value of the lease obligation are as follows (in thousands):

                                                                 LEASE
FISCAL YEARS ENDING DECEMBER 31,                               PAYMENTS
--------------------------------                              -----------
2000........................................................  $    67,462
2001........................................................       58,422
2002........................................................       62,577
2003........................................................       57,551
Thereafter..................................................    1,499,122
                                                              -----------
Total minimum lease payments................................    1,745,134
Less imputed interest.......................................   (1,095,134)
                                                              -----------
Present value of minimum lease payments.....................  $   650,000
                                                              ===========

     Through January 2, 2017, and so long as no lease event of default exists, a portion of the rent payable under each lease may be deferred until after the final scheduled payment of the debt incurred by the Owner Trusts to acquire the Somerset and Cayuga Plants.

     The lease obligations are payable to the Owner Trusts. These obligations bear imputed interest at 9.252% and 9.024% for the Somerset and Cayuga facilities, respectively. Total assets under the leases of these two Plants were $650 million at June 30, 1999. These amounts are included in electric generation assets. The related accumulated depreciation, combined for both leased facilities, as of June 30, 1999, was approximately $1 million.

     The terms of the leases restrict the Partnership's ability to incur additional indebtedness, engage in other businesses, sell its assets, or merge with another entity. The ability of the Partnership to make distributions is restricted unless certain covenants, including the maintenance of certain coverage ratios, are met.

     In connection with the lease agreements, the Partnership is required to maintain an additional liquidity account. The required balance in the additional liquidity account was initially equal to the greater of $65 million less the balance in the rent reserve account on May 14, 1999 (see Note 2) or $30 million. As of June 30, 1999, the Partnership had fulfilled its obligation to fund the additional liquidity account by establishing a letter of credit, issued by BankBoston, dated May 14, 1999, in the stated amount of approximately $36 million (the Additional Liquidity Letter of Credit). This letter of credit was established by AES for the benefit of the Partnership. However, the Partnership is obligated to replenish or replace this letter of credit in the event it is drawn upon or needs to be replaced.

     An aggregate amount in excess of $65 million is available to be drawn under the Payment Undertaking Agreement (see Note 2) and the Additional Liquidity Letter of Credit for making rental payments. In the event sufficient amounts to make rental payments are not available from other sources, a withdrawal from the additional liquidity account (which may include making a drawing under the Additional Liquidity Letter of

                            AES EASTERN ENERGY, L.P.

Credit) and from the rent reserve account (which may include making a demand under the Payment Undertaking Agreement) may be made for rental payments.

7. COMMITMENTS AND CONTINGENCIES

     Commitments -- In connection with the acquisition of the Plants, the Partnership has assumed from NYSEG an agreement to purchase the coal required by the Plants. Each year, either party can request renegotiation of the price of one-third of the coal supplied pursuant to this agreement. During 2000, the coal suppliers are committed to sell and the Partnership is committed to purchase all three lots of coal and either party may request renegotiation of one lot of coal for the following year. If either party requested renegotiation during 2000 but the parties failed to reach the agreement, then the parties would have commitments with respect to only two lots in 2001. If the same thing happened in 2001, the parties would have commitments with respect to only one lot in 2002. Either party could terminate the contract in its sole discretion at the end of 2002. The contract prices are above the current market price, and the Partnership has recorded a purchase accounting liability for approximately $15.7 million related to the fulfillment of its obligation to purchase coal under this agreement.

     On August 3, 1998, the General Partner entered into an agreement for the purpose of transferring certain rights and obligations from NYSEG to the General Partner under an existing transmission agreement among Niagara Mohawk Power Corporation (NIMO), the New York Power Authority, NYSEG, and Rochester Gas & Electric Corporation, and an existing transmission agreement between NYSEG and NIMO. This agreement provides for the assignment of rights to transmit energy from the Somerset Plant and other sources to remote load areas and other delivery points, and was assumed by the Partnership on the date of acquisition of the Plants. As of the acquisition date, the Partnership elected to convert its service from firm to nonfirm transmission in accordance with the provisions of this agreement. The Partnership does not intend to transmit over non-firm lines and is required to pay the current fees until the effective cancellation date, November 19, 1999. These fees are approximately $3.4 million over the six months ending December 31, 1999, and have been recorded as a purchase accounting liability.

     Environmental -- The Partnership has recorded a liability for environmental remediation associated with the acquisition of the Plants (see Note 3). On an ongoing basis, the Partnership monitors its compliance with environmental laws. Because of the uncertainties associated with environmental compliance and remediation activities, future costs of compliance or remediation could be higher or lower than the amount currently accrued.

     On October 14, 1999, the Partnership received an information request letter from the New York Attorney General, which seeks detailed operating and maintenance history for the Goudey and Greenidge Generating Stations. This information is being sought in connection with the Attorney General's investigation of several electricity generating stations in New York which are suspected of undertaking modifications in the past without undergoing an air permitting review. If the Attorney General does file an enforcement action against the Goudey and Greenidge Generating Stations, then penalties may be imposed and further emission reductions may be necessary at these Plants.

     Nitrogen Oxide and Sulfur Dioxide Emission Allowances -- The Plants emit nitrogen oxide (NO(x)) and sulfur dioxide (SO(2)) as a result of burning coal to produce electricity. The four Plants have been allocated allowances by the New York Department of Environmental Conservation to emit NO(x) during the ozone season, which runs from May 1 to September 30. Each NO(x) allowance authorizes the emission of one ton of NO(x) during the ozone season. The four Plants are also subject to SO(2) emission allowance requirements imposed by the Federal Environmental Protection Agency. Each SO(2) allowance authorizes the emission of one ton of SO(2) during the calendar year. Two of the Plants, Cayuga and Westover, are currently subject to SO(2) allowance requirements, and starting January 1, 2000, all four Plants will be required to hold sufficient allowances to emit SO(2). Both NO(x) and SO(2) allowances may be bought, sold, or traded. If NO(x) and/or SO(2)

                            AES EASTERN ENERGY, L.P.

emissions exceed the allowance amounts allocated to the four Plants, then the Partnership may need to purchase additional allowances on the open market or otherwise reduce its production of electricity to stay within the allocated amounts.

8. RELATED PARTY TRANSACTIONS

     The Partnership has entered into a contract with Somerset Railroad Corporation (SRC), a wholly-owned subsidiary of AES NY3, L.L.C., which is an indirect wholly-owned subsidiary of AES, pursuant to which SRC will haul coal and limestone to the Somerset Plant and make its rail cars available to transport coal to the Cayuga Plant. The Partnership will pay amounts sufficient to enable SRC to pay all of its operating and other expenses, including all out-of-pocket expenses, taxes, interest on and principal of SRC's outstanding indebtedness, and all capital expenditures necessary to permit SRC to continue to provide rail service to the Somerset and Cayuga Plants. The principal on SRC's outstanding indebtedness is approximately $26 million as of June 30, 1999, and is due on May 12, 2000. This term loan bears interest at a rate per annum equal to LIBOR plus 1.35% or a base rate plus 1.25%. SRC intends to refinance this indebtedness prior to the due date.

     Prior to June 30, 1999, AES paid approximately $3.2 million in costs related to the acquisition of the NYSEG plants, which were subsequently reimbursed by the Partnership. Of the $3.2 million, approximately $1.1 million was for internal costs incurred by AES, and the subsequent reimbursement was treated as a reduction of contributed capital.

9. DEFINED BENEFIT PLAN

     Effective May 14, 1999, the Partnership adopted The Retirement Plan for Employees of AES NY, L.L.C. (the Plan), a defined benefit pension plan. The Plan covers people employed both under collectively bargained and non-collectively bargained arrangements. Certain people formerly employed by NYSEG (the Transferred Persons) receive credit under the Plan for compensation and service earned while employed by NYSEG. The amount of any benefit payable under the Plan to a Transferred Person will be offset by the amount of any benefit payable to such Transferred Person under the Retirement Plan for Employees of New York State Electric & Gas. Effective May 29, 1999, the ability to commence participation in the Plan and the accrual of benefits under the Plan ceased with respect to non-collectively bargained people and the accrued benefits of any such participant was fixed as of such date. As of June 30, 1999, the Plan was completely unfunded. The Partnership will make the required minimum contribution within the Employee Retirement Income Security Act (ERISA) guidelines, which require a minimum contribution to the Plan by September 15, 2000. Pension benefits are based on years of credited service, age of the participant, and average earnings.

     Significant assumptions used in the calculations of pension and obligation are as follows:

Discount rate...............................................  6.25%
Rate of compensation increase...............................  4.75%
Expected long-term rate of return on plan assets............  8.00%

     Net benefit cost for the period ended June 30, 1999, includes the following components (in thousands):

Service cost................................................  $ 96
Interest cost on projected benefit obligation...............   176
                                                              ----
Net benefit cost............................................  $272
                                                              ====

                            AES EASTERN ENERGY, L.P.

     Change in benefit obligation (in thousands):

Benefit obligation at May 14, 1999..........................  $22,503
Service cost................................................       96
Interest cost...............................................      176
                                                              -------
Benefit obligation as of June 30, 1999......................  $22,775
                                                              =======

     The projected benefit obligation of the Plan, as actuarially determined, was recorded by the Partnership as a purchase accounting liability (see Note 3) under Accounting Principles Board Opinion (APB) No. 16, Business Combinations.

10. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of the Partnership's current financial assets and liabilities approximate their carrying values. The fair value estimates are based on pertinent information available as of June 30, 1999. The Partnership is not aware of any factors that would significantly affect the estimated fair value amounts since that date.

                                  * * * * * *

                  GLOSSARY OF CERTAIN ELECTRIC INDUSTRY TERMS

     ACCESS: The ability to use transmission/distribution facilities that are owned or controlled by a third party.

     AUTOMATIC GENERATION CONTROL (AGC): Equipment which automatically adjusts an electric power control area's generation to a central location.

     AVAILABILITY: The condition of a unit or major piece of equipment of being capable of service whether or not it is actually in service.

     AVAILABILITY FACTOR: The percentage of total time in a specified period that a unit was available to operate (at any load).

     BASE LOAD: The minimum amount of electric power delivered or required over a given period of time at a steady rate. The minimum continuous load or demand in a power system over a given period of time.

     BLACK START CAPABILITY: The capability of a generating unit or station to go from a shutdown condition to an open condition and start delivering power without assistance from the system.

     BRITISH THERMAL UNIT (BTU): The amount of heat energy necessary to raise the temperature of one pound of water one degree Fahrenheit.

     CAPACITY: The real power output rating of a generator or system, typically in megawatts, measured on an instantaneous basis. The amount of electric power delivered or required for which a generator, turbine, transformer, transmission circuit, station, or system is rated by the manufacturer.

     CAPACITY FACTOR: The ratio, expressed as a percentage, of the actual net generation of a generating unit over a period of time to the maximum potential generation of the generating unit over that period based on its capacity.

     COGENERATION: The simultaneous production of both useable heat or steam and electricity from a common fuel source.

     COMBINED CYCLE: The combination of one or more gas turbine and steam turbines in an electric generating plant. An electric generating technology in which electricity is produced from otherwise lost waste heat exiting from one or more gas (combustion) turbines. The exiting heat is routed to a conventional boiler or to a heat recovery steam generator for utilization by a steam turbine in the production of electricity. This process increases the efficiency of the electric generating unit.

     COMBINED CYCLE UNIT: An electric generating unit that consists of one or more combustion turbines and one or more boilers with a portion of the required energy input to the boiler(s) provided by the exhaust gas of the combustion turbine(s).

     COMBUSTION TURBINE (CT): A fuel-fired turbine engine used to drive an electric generator. Because of their generally rapid firing time, combustion turbines are used to meet short-term peak demand placed on power systems.

     CONSTRAINT: A generator's high or low output limit, line rating, or other limiting condition on the electrical system.

     DISPATCH: The monitoring and regulation of an electrical system to provide coordinated operation; the sequence in which generating resources are called upon to generate power to serve fluctuating loads.

     DISPLACEMENT: The substitution of less expensive energy generation for more expensive generation. Usually this means reducing or shutting down production at a high cost thermal plant and using cheaper thermal generation and/or hydroelectric power when it is available.

     DISTRIBUTION: The system of lines, transformers and switches that connect between the transmission network and customer load. The transport of electricity to ultimate use points such as homes and businesses.

The portion of an electric system that is dedicated to delivering electric energy to an end user at relatively low voltages.

     DISTRIBUTION FACILITIES: Equipment used to deliver electric power at lower voltages from the transmission system to the final user. Although considered a distinct segment of the market, distribution facilities generally can be grouped with transmission facilities because these assets perform a similar function that is wholly distinct from generating facilities.

     DISTRIBUTION SYSTEM: The portion of an electric system that is dedicated to delivering electric energy to an end user.

     DIVESTITURE: Corporate separation of generation, transmission and/or distribution of the traditional vertically integrated regulated utility.

     ECONOMIC DISPATCH: The process of determining the desired generation level for each of the generating units in a system in order to meet customer demand at the lowest possible production cost given the operational constraints on the system.

     ENERGY: The capacity for doing work as measured by the capability of doing work (potential energy) or the conversion of this capability to motion (kinetic energy). Energy has several forms, some of which are easily convertible and can be changed to another form useful for work. Most of the world's convertible energy comes from fossil fuels that are burned to produce heat that is then used as a transfer medium to mechanical or other means in order to accomplish tasks. Electrical energy is usually measured in kilowatt-hours, while heat energy is usually measured in British Thermal Units.

     EQUIVALENT AVAILABILITY: The fraction of maximum generation that a generating unit could provide if limited only by outages, overhauls and deratings.

     ESCOS: Energy supply companies under the new ISO system in New York state. ESCOs must meet certain criteria before selling their services in New York. They must demonstrate that they are certified businesses registered with the New York Department of State and meet criteria established by the local utility and the Public Service Commission of the State of New York.

     EXEMPT WHOLESALE GENERATOR (EWG): A class of generators defined by the Energy Policy Act of 1992 that includes persons determined by FERC to be exclusively in the business of being owners and/or operators of facilities used to generate electricity exclusively for sale at wholesale or used for the generation of electric energy and leased to one or more public utility companies and selling electric energy at wholesale.

     FLUE GAS DESULFURIZATION (FGD) SYSTEM: An emissions control technology that reduces SO(2) emissions from electric generation plants.

     FOSSIL FUEL: Any naturally occurring organic fuel, such as coal, oil and natural gas.

     FOSSIL-FUEL PLANT: A plant using coal, oil or natural gas as its source of energy.

     GAS TURBINE PLANT: A gas turbine plant consists typically of a generator, an axial-flow air compressor, and one or more combustion chambers, where liquid or gaseous fuel is burned and the hot gases are passed to the turbine and where the hot gases expand to drive the generator and are then used to run the compressor.

     GENERATING UNIT: Any combination of physically connected generator(s), reactor(s), boiler(s), combustion turbine(s), or other prime mover(s) operated together to produce electric power.

     GENERATION (ELECTRICITY): The process of producing electric energy by transforming other forms of energy; also, the amount of energy produced, expressed in watthours (Wh).

     GROSS GENERATION: The total amount of electric energy produced by the generating units at a generating station or stations, measured at the generator terminals.

     NET GENERATION: Gross generation less the electric energy consumed at the generating station for station use.

     GIGAWATT (GW):  One billion watts.

     GIGAWATT-HOUR (GWh):  One billion watt-hours.

     HEAT OR HEATING RATE: The measure of efficiency in converting input fuel to electricity. Heat rate is expressed as the number of Btus of fuel (e.g., coal) per kilowatt-hour (Btu/kWh). The heat rate for power plants depends on the individual plant design, its operating conditions, and level of electric power output. The lower the heat rate, the more efficient the plant.

     HEAT RECOVERY STEAM GENERATOR:  See Combined Cycle.

     HYDROELECTRIC PLANT: A plant in which the turbine generators are driven by falling water.

     INDEPENDENT SYSTEM OPERATOR (ISO): A neutral operator responsible for maintaining an instantaneous balance of the electric system. The ISO performs its function by controlling the dispatch of flexible plants to ensure that loads match resources available to the system.

     INTEGRATED UTILITY: An electric company that owns and operates all means of production and distribution, including generation units, transmission lines and distribution facilities.

     ISO NEW YORK (ISO-NY): ISO New York, expected to be in place in the later part of 1999, will be a not-for-profit New York corporation under FERC's jurisdiction and, to the extent applicable, the Public Service Commission of the State of New York's jurisdiction. It will be governed by a board of directors comprised of representatives from all power market participants-buyers of power, sellers of power, consumer groups and transmission owners. The new ISO system envisions the establishment of three new entities, the ISO itself, the New York State Reliability Council ("NYSRC") and the New York Power Exchange ("NYPE"). The NYSRC will have the primary responsibility to preserve the reliability of electricity service on the bulk power system within New York State and will set the reliability standards to be used by the ISO. The NYPE will be one of many possible power exchanges in New York State which will be formed to facilitate competition in the power markets and to operate the actual day-ahead and real-time markets.

     KILOVOLT (KV):  One thousand volts.

     KILOWATT (kW):  One thousand watts.

     KILOWATT-HOUR (kWH): A unit of electrical energy which is equivalent to one kilowatt of power used for one hour. One kilowatt-hour is equal to 1,000 watt-hours. An average household will use between 800 - 1300 kWh per month depending upon geographical area.

     LOAD: The amount of electric power delivered or required at any specific point or points on a system. The requirement originates at the energy-consuming equipment of the consumers. The load of an electric utility system is affected by many factors and on a daily, seasonal and annual basis, typically following a pattern. System load usually measured in megawatts (MW).

     LOAD FOLLOWING: An electric system's or plant's ability to regulate its generation to follow the instantaneous changes in its customer's demand. The obligation of the wheeling utility to provide from its own generating sources any difference between the amount of power being wheeled and the instantaneous requirement of the customer receiving, or the supplier delivering the wheeled power. Load following falls into two categories: (a) dedicating sufficient generating capacity to the automatic generator control (AGC) mode to allow them to follow load, and (b) monitoring mismatches between intended and actual interchanges between control areas, and transmitting control signals to AGC generators to minimize this mismatch. Both require a system to record mismatches (over-runs and under-runs). Load following is important because it helps maintain system frequency. Otherwise, if demand exceeded supply, generators would slow down; and if supply exceeded demand, generators would speed up. Both situations could result in an unstable situation, which could lead to a widespread outage.

     MARKET-BASED PRICING: Electric service prices determined in an open market of supply and demand under which the price is set solely by agreement as to what a buyer will pay and a seller will accept. Such prices could recover less or more than the full cost, depending upon what the buyer and seller see as their relevant opportunities and risks.

     MEGAWATT-HOUR (MWh):  One million watt-hours.

     MMBtu:  One million British thermal units.

     NEW ENGLAND POWER POOL: The New England power pool, formed in 1971, is an association of electric utilities in New England who established a single regional network to direct the operations of the major generating and transmission (bulk power system) facilities in the region.

     NEW YORK POWER POOL (NEW YORK POWER POOL): The New York power pool, formed in 1966, is an association of the investor-owned utilities in the state, the New York Power Authority and the Long Island Power Authority. The New York power pool member systems serve over 99% of New York State's electric power requirements. In addition, over 5,000MW of capacity is owned by non-utility generators who sell the bulk of their output to the investor-owned utilities under long-term contracts. New York power pool is interconnected with the New England power pool to the northeast and the Pennsylvania-New Jersey-Maryland power pool to the south as well Hydro Quebec and Ontario Hydro. The New York power pool system will transform into the ISO New York system, which may be operational in the later part of 1999.

     NOMINAL OR NAMEPLATE CAPACITY: The full-load continuous rating of a generator, prime mover or other electric power production equipment under specific conditions as designated by the manufacturer. Installed generator nameplate rating is usually indicated on a nameplate physically attached to the generator.

     NON-SPINNING RESERVE: The portion of off-line generating capacity that is capable of being loaded in ten minutes or load that is capable of being interrupted in ten minutes and that is capable of running (or being interrupted) for at least two hours.

     OFF PEAK: A period of relatively low demand for electrical energy, such as the middle of the night.

     OPERATING RESERVE: The reserve generating capacity necessary to allow an electric system to recover from generation failures and provide for load following and frequency regulations. It consists of spinning and non-spinning reserves.

     OUTAGE: Periods, both planned and unexpected, during which power system facilities (generation unit, transmission line, or other facilities) cease to provide generation, transmission or the distribution of power.

     PEAK DEMAND:  The maximum load during a specified period of time.

     PEAK LOAD: The maximum electrical load demand in a stated period of time. On a daily basis, peak loads occur at midmorning and/or in the early evening.

     PEAK LOAD PLANT OR PEAKER UNIT: A plant usually housing low-efficiency, quick response steam units, gas turbines, or pumped-storage hydroelectric equipment normally used during the maximum load periods.

     PEAKING CAPACITY: Capacity of generating equipment normally reserved for operation during the hours of highest daily, weekly, or seasonal loads. Some generating equipment may be operated at certain times as peaking capacity and at other times to serve loads on an around-the-clock basis.

     PENNSYLVANIA-NEW JERSEY-MARYLAND POWER POOL: The Pennsylvania-New Jersey-Maryland power pool is the largest centrally dispatched electric control area in North America and fourth largest in the world. The Pennsylvania-New Jersey-Maryland power pool operates the nation's first regional, bid-based market and handles 8% of the US's electrical power (56,000MW). The Pennsylvania-New Jersey-Maryland power pool market is characterized by high price volatility.

     POWER MARKETER: Any firm that buys and resells power but does not own transmission facilities. Power marketers must file with the FERC to obtain authority to conduct business if they sell power at wholesale in interstate commerce (i.e., using the FERC regulated transmission grid).

     POWER POOL: An association of two or more interconnected electric systems having an agreement to coordinate operations and planning for improved reliability and efficiencies.

     REHEAT UNIT: A steam turbine generator in which superheated steam from the boiler passes through a portion of the turbine and then passes through another superheater in the boiler called a reheater where it is reheated and then finally passes through the remaining portion of the turbine. This arrangement is more efficient than a comparable non-reheat unit in that more of the energy released in the combustion process can be transferred to the steam which in turn can do more work in the steam turbine.

     REAL-TIME PRICING: The instantaneous pricing of electricity based on the cost of the electricity available for use at the time the electricity is demanded by the customer.

     REPOWERING: The partial or complete replacement of the existing steam supply system with a new (usually technologically different) steam supply system. Most other systems and components, including the steam-turbine generator, are refurbished and reused. Repowering generally increases the output of the plant and reduces its heat rate, thus improving overall efficiency.

     RESERVES: The electric power needed to provide service to customers in the event of generating transmission system outages, adverse streamflows, delays in the completion of new resources or other factors that may restrict generating capability or increase loads. Reserves normally are provided from additional resources acquired for that purpose from contractual rights to interrupt, curtail or otherwise withdraw portions of the power supplied to customers.

     RETAIL WHEELING: The sale of electricity by a utility or other supplier to a customer in another utility service territory. Refers to the use of the local utility's transmission and distribution facilities to deliver the power from a wholesale supplier to a retail customer by a third party.

     SPINNING RESERVE: Reserve generating capacity running at a zero load to and synchronized with the grid to serve additional demand. The spinning reserve must be under automatic control to instantly respond to system requirements.

     SPOT MARKET:  A market where goods are traded for immediate delivery.

     10 MINUTE RESERVE CAPABILITY: In general, 10 minute reserve capability refers to generating units that can be available for load within a 10-minute period.

     TRANSMISSION FACILITIES: Equipment used to deliver electric power at higher voltages in bulk quantity, from generating facilities to lower voltage local distribution facilities, for ultimate retail use.

     TRANSMISSION SYSTEM (ELECTRIC): An interconnected group of electric transmission lines and associated equipment for moving or transferring electric energy in bulk between points of supply and points at which it is transformed for delivery over the distribution system lines to consumers, or is delivered to other electric systems.

     TURBINE: A machine for generating rotary mechanical power from the energy of a stream of fluid (such as water, steam, or hot gas). Turbines convert the kinetic energy of fluids to mechanical energy through the principles of impulse and reaction, or a mixture of the two.

     VOLT: The unit of measurement of electromotive force. It is equivalent to the force required to produce a current of one ampere through a resistance of one ohm, the unit of measure for electrical potential. Generally measured in Kilovolts or KV. Typical transmission level voltages are 115KV, 230KV and 500KV.

     WATT: A measure of real power production or usage equal to one Joule per second. The rate of energy transfer equivalent to one ampere flowing under a pressure of one volt at unity factor. An electric unit of power or a rate of doing work.

     WATT-HOUR (Wh): An electrical energy unit of measure equal to one watt of power supplied to, or taken from, an electric circuit steadily for one hour.

     WHEELING: The use of the transmission facilities of one system to transmit power for another electric system. Wheeling can apply to either wholesale or retail service.

     WHOLESALE SALES: Energy supplied to other electric utilities, cooperatives, municipalities, and federal and state electric agencies for resale to ultimate consumers.

                             INDEX OF DEFINED TERMS

             DEFINED TERM               PAGE
             ------------               ----
Accounts..............................   110
Actual Knowledge......................   110
Additional Facilities.................   102
Additional Interest...................    93
Additional Liquidity Letter of
  Credit..............................   111
Additional Liquidity Required
  Balance.............................   111
AES Eastern Energy Entities...........   111
AES Eastern Energy Extraordinary
  Revenues............................   111
AES Eastern Energy Revenues...........   111
AES Eastern Energy Subsidiaries.......   112
Affiliate Transaction.................   112
after tax basis.......................  141?
Annual Operating Budget...............   112
Applicable Law........................   112
Appraisal Procedure...................   112
Asset Purchase Agreement..............    62
Assigned Assets.......................   112
ATOP..................................    25
Basic Lease Commencement Date.........   137
Basic Rent............................   112
Beneficial Interest...................   112
Bill of Sale..........................   112
book-entry confirmation...............    24
broker................................   159
Business Day..........................   112
CADS..................................   112
Certificate Account...................    96
Certificate Owner.....................    92
Certificateholders....................    92
CO(2).................................    84
Coal Market Study.....................    79
Collateral............................   112
Consol................................    50
Coverage Ratio........................   113
Debt Service..........................   113
Deed..................................   113
Deferrable Basic Rent Maturity Date...   113
Deferrable Basic Rent.................   113
Deferrable Payments...................   113
definitive certificate................    92
Discounted Present Value..............    99
Disqualified Persons..................   162
Distribution..........................   113
DOE...................................    56
DOL...................................   161

             DEFINED TERM               PAGE
             ------------               ----
EDGAR.................................     i
equity interest.......................   161
ERISA.................................   161
Event of Default......................   125
Event of Loss.........................   144
EWG Status............................   102
exchanging dealer.....................    93
existing pass through trust
  certificates........................    91
expiration date.......................    23
Facilities Support Agreement..........   106
FCCR..................................   114
FERC..................................   103
Fitch.................................     6
Fixed Charge Coverage Ratio...........   114
Fixed Charges.........................   113
Funding Date..........................   114
GAAP..................................   105
Governmental Approvals................   114
Governmental Entity...................   114
IBEW..................................    53
Indebtedness..........................   114
Independent Engineer's Report.........    71
Independent Forecast..................   107
Independent Market Consultant's
  Report..............................    73
initial purchasers....................    92
Interconnection Agreement.............   114
Internal Revenue Code.................   155
Internal Revenue Service..............   157
Investment Grade......................   115
Land..................................   115
Lease Bankruptcy Default..............   115
Lease Basic Term......................   136
Lease Event of Default................    99
Lease Expiration Date.................   115
Lease Fixed Term......................   137
Lease Indenture Event of Default......    99
Lease Interim Term....................   136
Lease Material Default................   115
Lease Obligations.....................   115
Lease Renewal Term....................   137
Lease Term............................   115
Lessee Liens..........................   115
Lien..................................   115
Make Whole Premium....................    99
Material Adverse Effect...............   115
MEGA..................................    47

             DEFINED TERM               PAGE
             ------------               ----
modifications.........................   139
Modified Make Whole Premium...........   100
Moody's...............................     6
Mortgage..............................   115
Mortgaged Property....................   116
New pass through trust certificates...    91
New Regulations.......................   158
NGE...................................     1
NO(x).................................     1
Non U.S. Holder.......................   155
NY Electric & Gas.....................     1
NYSEG.................................     1
O&M...................................    11
Operating and Maintenance Costs.......   116
Operation and Maintenance
  Agreements..........................   116
Operative Documents...................    91
Participation Agreement...............   117
Parties in interest...................   161
Partnership Act.......................     4
Pass through trust certificates.......    91
Payment Event.........................   117
Payment Undertaking Agreement.........   117
Permitted Affiliate Transaction.......   118
Permitted Contest.....................   118
Permitted Encumbrances................   119
permitted government investments......   126
Permitted Indebtedness................   119
Permitted Investments.................   120
Permitted Liens.......................   120
Permitted Secured Indebtedness........   121
Permitted Subordinated Indebtedness...   121
Permitted Working Capital
  Indebtedness........................   121
PPA Term..............................   121
PPA...................................   121
Prudent Industry Practice.............   138
PTCE..................................   162
PUA Provider..........................   122
Purchase Price........................   122
Rating Agencies.......................   122
Regular Distribution Dates............    94

             DEFINED TERM               PAGE
             ------------               ----
Regulatory Event of Loss..............   145
Related Party.........................   122
Renewal Rent..........................   122
Renewal Term..........................   122
Rent Payment Date.....................   122
Rent Payment Period...................   122
Rent Reserve Account Required
  Balance.............................   123
Rent..................................   122
Replacement Event.....................   123
Required Coverage Ratio...............   123
Requisition...........................   145
Responsible Officer...................   123
S&P...................................     6
Scheduled Payments....................    94
severable modifications...............   138
shelf registration statement..........    92
SO(2).................................    16
Somerset Railroad credit facility.....    67
Special Distribution Date.............    97
Special Payment.......................    95
Special Payments Account..............    96
Special Purpose Business Trust
  Company.............................   123
Special Purpose Business Trustee......   124
Special Rent Reserve Account Required
  Balance.............................   124
Special Rent Reserve Period...........   124
Supplemental Rent.....................   124
Support Agreements....................   124
Tax...................................   124
Taxes.................................   124
Termination Date......................   124
Transaction Party.....................   124
Trust Property........................    91
U.S. Holder...........................   155
Withholding Agent.....................   158
GLOSSARY OF CERTAIN ELECTRIC INDUSTRY
                 TERMS
NYPE..................................     3
NYSRC.................................     3
Wh....................................     2

                                                                      SCHEDULE I

  SCHEDULED PAYMENTS OF PRINCIPAL IN RESPECT OF SECURED LEASE OBLIGATION NOTES

                                 KINTIGH GENERATING STATION         MILLIKEN GENERATING STATION
                              --------------------------------    --------------------------------
  SCHEDULED PAYMENT DATES     SERIES 1999-A     SERIES 1999-B     SERIES 1999-A     SERIES 1999-B
  -----------------------     --------------    --------------    --------------    --------------
January 2, 2000.............  $         0.00    $         0.00    $         0.00    $         0.00
  July 2, 2000..............            0.00              0.00              0.00              0.00
January 2, 2001.............            0.00              0.00              0.00              0.00
  July 2, 2001..............            0.00              0.00              0.00              0.00
January 2, 2002.............            0.00              0.00              0.00              0.00
  July 2, 2002..............            0.00              0.00              0.00              0.00
January 2, 2003.............            0.00              0.00              0.00              0.00
  July 2, 2003..............    1,526,404.56              0.00              0.00              0.00
January 2, 2004.............    5,395,888.20              0.00              0.00              0.00
  July 2, 2004..............            0.00              0.00      5,638,703.17              0.00
January 2, 2005.............            0.00              0.00      2,942,444.82              0.00
  July 2, 2005..............            0.00              0.00      4,974,854.83              0.00
January 2, 2006.............            0.00              0.00      2,348,723.30              0.00
  July 2, 2006..............            0.00              0.00      6,354,415.85              0.00
January 2, 2007.............            0.00              0.00      3,690,364.56              0.00
  July 2, 2007..............    6,806,430.97              0.00              0.00              0.00
January 2, 2008.............    4,162,720.36              0.00              0.00              0.00
  July 2, 2008..............    7,300,042.78              0.00              0.00              0.00
January 2, 2009.............            0.00              0.00      4,678,544.70              0.00
  July 2, 2009..............    7,839,079.21              0.00              0.00              0.00
January 2, 2010.............    5,241,837.78              0.00              0.00              0.00
  July 2, 2010..............            0.00              0.00     11,315,220.48              0.00
January 2, 2011.............            0.00              0.00      8,599,405.40              0.00
  July 2, 2011..............            0.00              0.00     12,211,378.64              0.00
January 2, 2012.............    9,535,890.68              0.00              0.00              0.00
  July 2, 2012..............   14,240,005.76              0.00              0.00              0.00
January 2, 2013.............            0.00              0.00     11,555,806.02              0.00
  July 2, 2013..............   17,238,317.29              0.00              0.00              0.00
January 2, 2014.............   14,514,041.57              0.00              0.00              0.00
  July 2, 2014..............   18,667,173.44              0.00              0.00              0.00
January 2, 2015.............   16,007,196.25              0.00              0.00              0.00
  July 2, 2015..............            0.00              0.00     20,227,520.08              0.00
January 2, 2016.............   17,637,758.48              0.00              0.00              0.00
  July 2, 2016..............            0.00              0.00     21,931,457.61              0.00
January 2, 2017.............   19,418,373.21              0.00                --              0.00
  July 2, 2017..............                              0.00                --              0.00
January 2, 2018.............              --     19,645,839.50                --              0.00
  July 2, 2018..............              --     24,742,076.34                --              0.00
January 2, 2019.............              --              0.00                --     22,438,355.73
  July 2, 2019..............              --              0.00                --     27,023,250.23
January 2, 2020.............              --     24,829,824.38                --              0.00
  July 2, 2020..............              --     13,030,150.50                --      9,227,162.47

                                 KINTIGH GENERATING STATION         MILLIKEN GENERATING STATION
                              --------------------------------    --------------------------------
  SCHEDULED PAYMENT DATES     SERIES 1999-A     SERIES 1999-B     SERIES 1999-A     SERIES 1999-B
  -----------------------     --------------    --------------    --------------    --------------
January 2, 2021.............              --     20,526,123.90                --                --
  July 2, 2021..............              --     10,085,543.09                --                --
January 2, 2022.............              --              0.00                --                --
  July 2, 2022..............              --     10,164,580.61                --                --
January 2, 2023.............              --              0.00                --                --
  July 2, 2023..............              --     11,197,434.02                --                --
January 2, 2024.............              --              0.00                --                --
  July 2, 2024..............              --     12,335,238.75                --                --
January 2, 2025.............              --              0.00                --                --
  July 2, 2025..............              --     13,588,659.21                --                --
January 2, 2026.............              --              0.00                --                --
  July 2, 2026..............              --     14,969,443.48                --                --
January 2, 2027.............              --              0.00                --                --
  July 2, 2027..............              --     16,490,533.36                --                --
January 2, 2028.............              --              0.00                --                --
  July 2, 2028..............              --      8,643,925.32                --                --
January 2, 2029.............              --      9,061,859.11                --                --

                                                                      Appendix A


May 12, 1999

AES Eastern Energy L.P
1001 North 19th Street
Arlington, VA 22209


Stone & Webster is pleased to present this report on our review of the power plants being acquired by AES Eastern Energy LP from NYSEG. This report provides our opinions on the power plants being purchased. We believe that the plants are in good condition and that AEE has developed a credible plan and budget for operating, maintaining, and extending the life of the units for the term of the Financial Projections.



Sincerely,
STONE & WEBSTER MANAGEMENT CONSULTANTS, INC.




K.H. Applewhite, Jr.
Vice President

                                  LEGAL NOTICE

This report was prepared by Stone & Webster Management Consultants, Inc. and its affiliated company, Stone & Webster Engineering Corporation, both hereafter referred to as Stone & Webster, expressly for The AES Corporation. Stone & Webster has consented to the use of this report in connection with the issuance and sale of pass through trust certificates as described in the Offering Memorandum to which this report is attached and to the reference to us as experts under the heading "Experts" in the Offering Memorandum. Neither Stone & Webster, The AES Corporation, AES Eastern Energy, L.P., nor any person acting in their behalf, (a) makes any warranty, express or implied, with respect to the use of any information or methods disclosed in this report; or (b) assumes any liability with respect to the use of any information or methods disclosed in this report. Stone & Webster's review of the Financial Projections relating to AES Eastern Energy LP in no way serves to transfer to Stone & Webster responsibility for the correctness and/or accuracy of such information or modeling results.


                                  E-MAIL NOTICE

E-mail copies of this report are not official unless authenticated and signed by Stone & Webster and are not to be modified in any manner without Stone & Webster's expressed written consent.

                            AES EASTERN ENERGY, L.P.
                          INDEPENDENT TECHNICAL REVIEW
                                     REPORT



SECTION      ITEM

1            EXECUTIVE SUMMARY
             1.1      Introduction
             1.2      Scope of Services
             1.3      Condition Assessment
             1.4      Performance
             1.5      Environmental
             1.6      Remaining Life
             1.7      Operations and Maintenance
             1.8      Financial Projections
             1.9      Conclusions

2            PLANT TECHNICAL DESCRIPTION SUMMARY
             2.1      Plant Description
                      2.1.1    Kintigh Station
                      2.1.2    Milliken Station
                      2.1.3    Goudey Station
                      2.1.4    Greenidge Station
             2.2      Station Characteristics


3            PLANT CONDITION ASSESSMENT
             3.1      Kintigh Technical Evaluation
                      3.1.1    Unit Overview
                      3.1.2    Condition Assessment
                      3.1.3    AEE Life Extension Forecast
             3.2      Milliken Technical Evaluation
                      3.2.1    Station Overview
                      3.2.2    Condition Assessment
                      3.2.3    AEE Life Extension Forecast
             3.3      Goudey Technical Evaluation
                      3.3.1    Station Overview
                      3.3.2    Condition Assessment
                      3.3.3    AEE Life Extension Forecast
             3.4      Greenidge Technical Evaluation

                      3.4.1    Station Overview
                      3.4.2    Condition Assessment
                      3.4.3    AEE Life Extension Forecast


4            PERFORMANCE
             4.1      Basis of Power Plant Heat Rates
             4.2      Unit Heat Rates
             4.3      Availability

5            ENVIRONMENTAL
             5.1      Air Emission Compliance
                      5.1.1    Sulfur Dioxide (SO)(2)
                      5.1.2    Nitrogen Oxides (NO)(2)
                      5.1.3    Particulates and Opacity
                      5.1.4    Other EPA Air Pollutant Considerations
             5.2      Water and Waste Compliance
             5.3      Fish Protection
             5.4      Ash Disposal
                      5.4.1    Kintigh Ash Disposal Site
                      5.4.2    Milliken Ash Disposal Site
                      5.4.3    Weber Ash Disposal Site
                      5.4.4    Lockwood Disposal Site
                      5.4.5    Other Onsite Inactive Ash Disposal Sites

6            OPERATIONS AND MAINTENANCE
             6.1      Operations and Maintenance Costs
             6.2      Staffing Levels
             6.3      Overhaul and Maintenance Schedule
             6.4      Capacity Factors

7            FINANCIAL PROJECTIONS
             7.1      Overview
             7.2      Revenues
             7.3      Expenses
                      7.3.1    Fuel
                      7.3.2    Fixed Operations, Maintenance, and Other Costs
                      7.3.3    Variable Operating Costs
             7.4      Sensitivity Cases
             7.5      Fixed Charge Coverage Ratios

                                                    Independent Technical Review
                                                                             AEE

1.       EXECUTIVE SUMMARY

1.1      INTRODUCTION

Stone & Webster Management Consultants, Inc. and Stone & Webster Engineering Corporation (collectively referred to as "Stone & Webster") were retained by The AES Corporation ("AES") on behalf of Morgan Stanley &Co. Inc., Credit Suisse First Boston Corporation, and CIBC Oppenheimer Inc., as Initial Purchasers, to provide an independent technical assessment of the AES Eastern Energy, L.P. ("AEE") generation stations. This report is in support of an offering of pass through trust certificates and lease equity to be issued in respect of a leveraged lease financing of the Kintigh Station, a 675 MW coal-fired generation station, and the Milliken Station, a 306 MW coal-fired generation station. This report should be read in its entirety for a full understanding of the AEE Assets and the pro forma financial projections contained herein ("Financial Projections").

The assets, formerly owned by New York State Electric and Gas Corporation ("NYSEG"), include four coal-fired generation facilities (collectively, the "AEE Assets"). This report includes Stone and Webster's independent technical assessment of the AEE Assets based on a review of available technical data and presents our findings and conclusions regarding the following:

         - projected revenues, operating and maintenance expenses, capital costs, and environmental issues relating to the future operation and maintenance of the AEE facilities,

         - projected availability, capacities, and heat rates of the units, and

         -        the expected useful lives of the units.

We also reviewed the AEE Financial Projections which incorporate the projected electricity prices, dispatch rates, and fuel prices provided by other consultants along with the projected operating costs of the units. The Financial Projections calculate the fixed charge coverage ratios ("FCCRs") defined as cash available for fixed charges divided by rent payments under the leases equal to principal and interest on the pass through trust certificates and non-deferrable rent.

The coal-fired power production facilities consist of the Kintigh, Milliken, Goudey and Greenidge stations and have a total projected capacity of approximately 1,268 MW. Kintigh (675 MW) consists of a single conventional steam-electric power generation unit. Milliken (306 MW), Goudey (126 MW) and Greenidge (161 MW) each consist of two conventional steam-electric power generation units.

AES, through its subsidiary AEE, will have complete operational control of these units. The plants are in good condition overall as NYSEG has performed considerable life extension work over the last several years. Kintigh and Milliken are equipped with flue gas desulfurization units ("FGD"). A selective catalytic reduction ("SCR") unit for nitrogen oxides ("NO(x)") is expected to be installed in 1999 at Kintigh. AES has budgeted to install SCRs in 2002 and 2003 at Milliken, but may decide not to install it




                                       1                  [LOGO Stone & Webster]

                                                    Independent Technical Review
                                                                             AEE

if more economical options become available. As a result, the plants are well prepared to meet the expected emission regulations.

The scope of this independent technical review included design and equipment, operating history, projected performance, technical, logistical, operations and maintenance ("O&M"), and environmental considerations. Stone & Webster reviewed information provided by AEE, had meetings with various parties, and visited the plant sites. Stone & Webster reviewed the technical and commercial assumptions and the calculation methodology of the Financial Projections developed by AEE as well as the projected performance, revenues, and expenses. Using AEE's model, Stone & Webster also conducted sensitivity analyses of certain variables on the rent coverage ratios for the period of the lease. Model outputs for the base case and certain sensitivity analyses are provided in Exhibit I. Stone & Webster has made no determination as to the completeness, reasonableness, and accuracy of (i) certain financing assumptions provided by AEE in consultation with the Initial Purchaser or (ii) certain other assumptions described in detail in
Section 7 of this report.

The AEE Assets are discussed in the following sections and summarized in Table 2-1.

1.2      SCOPE OF SERVICES

This report provides a summary of our review and opinions for each plant regarding the following:

         -        Condition of Station Equipment

         -        AEE Life Extension Program

         -        Proposed Operating Plan and Budget

         -        Environmental Permits and Site Assessment Documents

         -        Financial Projections

Stone & Webster conducted this analysis and prepared the report utilizing reasonable care and skill and applied methods consistent with normal industry practice. In the preparation of this report and in formulating the expressed opinions, Stone & Webster has made certain assumptions with respect to conditions which may exist or events which may occur in the future. If events or circumstances are different than forecasted then the Financial Projections may be impacted. The equipment inspection reports and site environmental reports were performed by others and reviewed by Stone & Webster. Assessment of legal issues, such as assignment of contractual rights, property rights, easements, and procedural issues related to permits and permit waivers is outside of Stone & Webster's scope of work as Independent Technical Consultant.

1.3      CONDITION ASSESSMENT


                                       2                  [LOGO Stone & Webster]

                                                    Independent Technical Review
                                                                             AEE

Kintigh Station is the largest and newest of the four electric generating stations included among the AEE Assets. The site is located near Somerset, New York and comprises 1,722 acres, which adjoins the south shore of Lake Ontario. Approximately 1,062 acres are utilized for site operations. Kintigh entered service in 1984 and has a nominal generating capability of 675 MW.

This station benefited from a continuous policy by NYSEG to emphasize maintenance and invest in new equipment to keep the station operating reliably. In addition to a good maintenance program, this station also has been the recipient of new emissions control equipment to control sulfur dioxide emissions. As a result of its relatively new construction and its good condition, we believe that AEE's projection of another 45 years of operations is reasonable and practical assuming life extension work is performed according to the planned capital expenditure budget included in the Financial Projections.

The Milliken Station is located on the east shore of Cayuga Lake near the town of Lansing, New York. This station consists of two operating units; Unit 1, which was placed in operation in 1955, and Unit 2, which began operation in 1958. Unit 1 is nominally rated at 150 MW and Unit 2 is rated at 156 MW, which gives the station a total generating capability of 306 MW. The station is situated on a 400-acre site that slopes toward the lake.

Although constructed in the 1950s, a considerable amount of maintenance work and station equipment upgrades have been accomplished on the two units at Milliken to make this a reliable generating station. As a result of the well supported maintenance program and the significant upgrades which totaled approximately $100 million over the last ten years, this station should be able to operate reliably through the projected 38 years of remaining station useful life through the implementation of the life extension and replacement plan.

Goudey station operates on a 40-acre site adjacent to the Susquehanna River near Johnson City, New York. Today, this station consists of Unit 7, a 43 MW unit which has produced electricity since 1943 and Unit 8, which is a 1951 vintage unit rated at 83 MW. The total electrical generating capability for this station is 126 MW. In addition to generating electricity, the Goudey Station operates as a cogeneration facility by producing steam for export to a Lockheed-Martin plant located adjacent to the site. The revenues from the steam sales are not material compared to the electrical energy revenues of the plant. While this station has had recent boiler and turbine maintenance work, it has not received an extensive upgrade of all plant operating systems and does not have the same level of equipment redundancy as the newer stations. Goudey should be capable of operating at its projected levels for the term of the Financial Projections provided it is operated and maintained as anticipated in the life extension program.

Greenidge station occupies 280 acres and is situated on the west side of Seneca Lake near Dresden, New York. Presently, this station consists of Unit 3, rated at 56 MW, and Unit 4, rated at 105 MW. These two units were placed into service in 1950 and 1953, respectively. During the past 15 years, this station has benefited from a systematic effort by NYSEG to replace older outdated equipment. An examination of the station records indicates that a great deal of the original equipment in both units has been replaced and, consequently; the overall condition of the station is very good. Greenidge should be capable of



                                       3                  [LOGO Stone & Webster]

                                                    Independent Technical Review
                                                                             AEE

operating at its projected levels for the term of the Financial Projections provided it is operated and maintained as anticipated in the life extension program.

1.4      PERFORMANCE

Stone & Webster reviewed the heat rate and capacity factor projections used in the Financial Projections. In general, we believe the heat rate projections are reasonable and consistent with historical experience. Capacity factor is a function of plant availability and dispatch. AEE has retained London Economics as its market consultant to provide projections for dispatch. London Economics has projected that after availability adjustments are made, the plants are likely to be dispatched all the time they are available to run and therefore the capacity factors will be equal to the availability of the plants to run. Therefore, we have assumed that capacity factors will be equal to availability factors and we have commented on the reasonableness of the availability projection. Short-term availability and capacity factor for Kintigh is projected to be 94 percent decreasing to a long-term availability and capacity factor of 92 percent in non-overhaul years. Capacity factor and availability of Milliken is projected at 93 percent in the short term and decreases to a long-term projection of 92 percent in non-overhaul years. The capacity factors and availability projections for the other plants are less than or equal to 90 percent. We believe these projections are reasonable and achievable given the historic availability levels achieved by these units. AES is a very capable operator that regularly achieves exceptional results from its plants. In addition, Kintigh has demonstrated an availability of approximately 95 percent in recent years. Milliken has averaged over 92 percent. Following a major planned overhaul at Kintigh during the first half of 1999, the projections assume no further planned maintenance on the plants in 1999. As a result, we believe that the projected unit availabilities and capacity factors of 98 percent at Kintigh after its spring outage and 96 percent at Milliken should be achieved for the remainder of 1999.

1.5      ENVIRONMENTAL

The environmental assessment prepared by Stone & Webster is based on a review of environmental permits and licenses and an environmental due diligence review performed by TRC Environmental Corporation ("TRC"). The overall objective of our analysis was to assess environmental or permit conditions that could affect the operation of the AEE Assets.

NYSEG currently complies with all applicable state and federal air regulations using a combination of unit-specific and system-wide compliance strategies. All necessary approvals and reporting procedures have been implemented with the DEC and the United States Environmental Protection Agency ("EPA"). The assets presently employ an allowance cap and trade program for sulfur dioxide (SO)(2) emissions and a weighted average emission rate for nitrogen oxides (NO)(x) emissions to successfully comply with regulations for the four stations. Each station is allowed to emit a certain tonnage of SO(2) each year. Since Kintigh and Milliken have flue gas desulfurization systems, they can substantial reduce their emissions below their annual cap and trade the remaining allowances to Goudey and Greenidge. The four stations have a weighted average emission rate (Lb/MMBtu) for NO(x) for annual compliance, and

                                       4                  [LOGO Stone & Webster]

                                                    Independent Technical Review
                                                                             AEE

operated under an allowance cap during the summer ozone season. Again, allowances can be traded between the stations.

Flue gas desulfurization ("FGD") systems at the Kintigh and Milliken Stations reduce SO(2) emissions below the allowance allocation for each plant. The excess allowances being created by the Kintigh and Milliken Stations are banked and may be sold or used for SO(2) allowance requirements at other AEE Assets. The SO(2) allowance bank was approximately 116,000 tons at the end of 1998.

AEE has indicated that it intends to sell this bank of credits and then purchase credits as needed in future years. The FGD systems at Kintigh and Milliken are not currently operating at their full reduction capability due to the current lack of need to further reduce emissions. AEE can increase the reduction efficiency of the FGD systems at Kintigh and Milliken by operating the FGD units at a higher reductions capability at minimal additional cost. This option may substantially reduce the SO(2) allowances that are needed. The Financial Projections include purchasing allowances based on current operating practices.

AEE plans to install an SCR system for control of NO(x) emissions at the Kintigh Station by June 1999 that will reduce NO(x) emissions by 90 percent from current levels. The SCR system will create approximately 3,400 excess NO(x) credits per year that can be applied to meet the allowance requirements of other AEE Assets. This will provide enough credits for the plants to operate through 2003 without having to purchase additional credits. AEE has budgeted to add SCR systems to Milliken Station by May 1, 2003. If installed, this system will provide additional excess NO(x) credits which may be applied to other AEE Assets to satisfy compliance requirements for Title 1, Phase III, which is expected to become effective in 2003. AEE has indicated that it may decide to use other means of achieving compliance with the regulations other than installing the SCR based on the economics of other alternatives at the time. If the SCR is installed at Milliken, the excess NO(x) credits generated by Kintigh and Milliken Stations should permit all the AEE Assets to satisfy the requirements currently expected for Phase III.

1.6      REMAINING USEFUL LIFE

AEE has projected a remaining useful life of 45 years for Kintigh and 38 years for Milliken. Based on Stone & Webster's review, it appears that there are no conditions that would preclude the continued long term operation of any of the AEE Assets assuming AEE aggressively continues proactive and effective asset condition assessment, maintenance, and capital improvement programs. AEE has projected Goudey and Greenidge to operate for the useful life of Milliken as well. Provided AEE aggressively executes the life extension and maintenance program for these two plants, we believe AEE will be able to continue operating them in a reliable manner for the 38 year projected useful life as well.

1.7      OPERATIONS AND MAINTENANCE

Stone & Webster reviewed the operating and maintenance ("O&M") costs and the technical assumptions in the Financial Projections. We believe the O&M costs for each of the plants are reasonable. The


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capital costs consist primarily of major maintenance items that are typically capitalized instead of expensed. We believe the overall magnitude of the capital costs is reasonable and include sufficient funds to perform life extension activities during the term of the Financial Projections. They will also support the projected performance levels of each of the facilities.

Similarly, we recognize that industry practice on overhauls has been to extend the time between turbine overhauls beyond the equipment vendor's normal recommendation of six years. We are comfortable with eight years between overhauls based on our recent observations of industry practice in Australia, but the ten-year interval projected by AEE is not currently recognized industry practice. The plants we have observed in Australia are more than 20 years old. Current plant personnel have indicated that when they have performed inspections after eight years, there has been minimal cleaning, repair, and inspection work needed on the turbines. Therefore, it may be possible to reliably extend the time between turbine outages to ten years. Based on our direct experience with other AES projects, we believe AEE will demonstrate prudent judgement in deciding when to conduct major inspections as AES has done at the other plants they operate.

1.8      FINANCIAL PROJECTIONS

Stone & Webster reviewed the Financial Projections prepared by AEE. The Financial Projections include revenues, expenses, and cash available for fixed charges for 1999 through 2035. The cash available for fixed charges is compared to AEE's annual projected rent payment under the leases equal to principal and interest on the pass through certificates and non-deferrable rent to determine the FCCR for each year. The Financial Projections include a base case and six sensitivity cases. The sensitivity cases include the downside projection of energy prices from London Economics, AEE's market consultant, reduced capacity factors, increased fuel costs, increased operations and maintenance expenses, increased capital expenditures, and increased heat rates. In each case, minimum and average FCCRs were greater than or equal to 1.00 in each year. The sensitivities illustrate the effects on cash flow in the event actual experience is different than the base case assumed in the Financial Projections.

The Financial Projections are based upon market and capacity price forecasts and facility specific capacity factors that were developed by London Economics. The fuel prices used by London Economics were developed by others for either London Economics or for AEE. Similarly, the prices for coal were provided by AEE's coal market advisor, John T. Boyd Company. For information regarding the conclusions drawn and assumptions used in the electricity and coal projections, please refer to these respective reports.

AEE has made revenue projections that include capacity payments from NYSEG through 2001 and capacity payments from the market thereafter. A long-term capacity factor of 92 percent for Kintigh and Milliken for non-overhaul years is assumed. These figures should be achievable based on our review of the historical availability levels and the life extension work accomplished by NYSEG, and the life extension work planned by AEE. Revenues and expenses projected from the sale and purchase of NO(x) and SO(2) allowances were provided by AEE, as were non-operating expenses. The operating costs for


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each plant are reasonable when compared to other facilities with which we are familiar. The costs for coal transportation are specific to each plant. It is our understanding that coal transportation costs are based on historical experience at each plant.

1.9      CONCLUSIONS

Set forth below are the principal opinions which we have reached regarding the review of AEE. For a complete understanding of the assumptions upon which these opinions are based, the Report should be read in its entirety. On the basis of our review and the assumptions set forth in the Report, Stone & Webster is of the opinion that:

1. The Kintigh, Milliken, Goudey and Greenidge facilities have operated at availabilities of 95.7 percent, 92.2 percent, 91.8 percent, and 87.4 percent in non-overhaul years between 1988 and 1998, which are above average availability's compared to published data on similar facilities. Based on the improvements made by NYSEG prior to the sale of the assets and continued life extension and replacement work planned by AEE, it is reasonable to expect that the facilities will continue to operate at availability levels which support the capacity factor projections in the Financial Projections.

2. The normal claimed capacities of the AEE Assets are reasonable estimates of the capability of the facilities. With continued budgeted capital investment in the AEE Assets, it is reasonable to expect that these capacities can be maintained over the period shown in the Financial Projections.

3. The heat rates in the Financial Projections of the AEE Assets have been developed based on historical information. With continued budgeted capital expenditures in the AEE Assets, it is reasonable to expect that these heat rates can be maintained over the period shown in the Financial Projections.

4. The AEE maintenance and capital expenditure budgets appear reasonable and adequate to support the conclusions expressed above and to meet AEE's maintenance and performance objectives, excluding any unforeseeable catastrophic failures near the end of a unit's design life. These maintenance and capital budgets have been used as the basis of the O&M and capital expenditure expenses used in the Financial Projections. We prepared an independent life extension study to compare against the AEE life extension budget. The two budgets were within approximately 10 percent of each other for the 38 years of projections. Therefore, we believe the capital expenditure budget prepared by AEE is adequate and reasonable.

5. AEE has projected continued operation of its facilities to the year 2035. Based on Stone &Webster's review, it appears there are no existing conditions that would preclude the long-term operation of any of the AEE facilities. This assumes the continuation of condition assessments, maintenance, and capital improvement programs, and the implementation of AEE's budgeted life extension program.

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6.   The AEE Assets have all necessary permits in place. We have no reason to believe that the plants will not be able to renew their permits as needed. We believe the environmental reports commissioned by NYSEG and AEE were prepared in accordance with good industry practice. We believe the reports have recommended adequate budgets for environmental remediation, which are included in the Financial Projections. We further believe the NOx and SO2 compliance strategies presented by AEE are reasonable.

7. The technology of the plants is proven. The ability to obtain replacement parts should not be a concern during the period covered by the Financial Projections.

8. AES has considerable experience operating coal-fired power plants. Stone and Webster believes it is well qualified to operate these plants. It has achieved the availability projections for the plants at several of its other locations. In addition, it has demonstrated the ability to improve the operations of its plants through the involvement of all the plant personnel. This enables it to keep costs under control and find innovative solutions, which lower operating costs and capital expenditures.

9. Under base case assumptions, the average FCCR is forecast to be 3.38 from 1999 through 2028. The minimum FCCR is 1.67 and occurs in 1999.

10. Six sensitivity cases were prepared to test the impact on the FCCRs of different market forces on the energy and capacity forecasted by London Economics and on the operating and capital costs projected by AEE. The sensitivities include (i) the downside projection of energy and capacity prices and reduced capacity factors from London Economics, (ii) reduced capacity factors by 10%, (iii) increased fuel costs by 10%, (iv) increased operations and maintenance expenses by 25%, (v) increased capital expenditures by 50%, and (vi) increased heat rates at each unit by 500 Btu/kWh. The FCCR was most sensitive to reduced energy prices used in sensitivity case 1. The average FCCR in this case fell to 2.66 with a minimum of 1.28 in 1999. After 1999, the minimum coverage ratio was 1.61 in the year 2005.

11. We reviewed the footprints of the portions of the Kintigh and Milliken sites to be conveyed as security to the Indenture Trustee and the contracts and other rights being assigned as indirect collateral for the pass through trust certificates, which contracts and rights are essential for the operation of these plants. We believe that this security and these assignments, taken together, would be sufficient to permit a transferee to operate Kinitgh and Milliken as they have historically operated.

2.   PLANT TECHNICAL DESCRIPTION SUMMARY

2.1  PLANT DESCRIPTION

The four coal-fired, electric generating stations are all situated on separate sites located in the western and south-central areas of New York State. The stations, consisting of seven units, have a combined electrical generating capability of 1,268 MW which is distributed in the Northeast Power Coordinating


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Council (NPCC) region. The stations are designated as Kintigh, Milliken,
Greenidge, and Goudey and were constructed from 1943 through 1984.

2.1.1    KINTIGH STATION

This Station is the largest and newest of the four electric generating stations. The site is located near Somerset, New York and comprises 1,722 acres and adjoins the south shore of Lake Ontario. Approximately 1,062 acres are utilized for site operations. This unit, which entered service in 1984, has a nominal generating capability of 675 MW.

This large site is generally level and is easily accessed by road and rail. The 15.5-mile rail line connecting the Kintigh Station with Lockport, New York is owned by the Somerset Railroad Corporation ("SRC"), which is being acquired by AES NY, LLC, the general partner of AEE. SRC will enter into a coal haulage agreement with AEE. Most of the coal burned at this station originates from mines in Pennsylvania and West Virginia and is transported to the site by rail. Limestone used in the FGD system also normally arrives by rail.

The Kintigh Station uses water from Lake Ontario in a once-through cooling system to cool operating equipment. This station is equipped with an electrostatic precipitator to remove fly ash and a limestone FGD system to remove SO(2) from the flue gas before it is released through the stack. The addition of an SCR system is currently being initiated to reduce emissions of NO(x). A lined ash disposal area on the site is used to contain the FGD system sludge and fly ash.

Kintigh Unit 1 generates power at 24 kV. Two 100 percent capacity generator step up transformers transform the power to 345 kV for interconnection to the 345 kV bus at the substation. The Kintigh Substation is in turn interconnected to the grid via two 345 kV transmission lines owned by NYSEG.

2.1.2    MILLIKEN STATION

The Milliken Station is located on the east shore of Cayuga Lake near the town of Lansing, New York. This station consists of two operating units. Unit 1 was placed in operation in 1955. Unit 2 began operation in 1958. Unit 1 is nominally rated at 150 MW and Unit 2 is rated at 156 MW, which gives the station a total generating capability of 306 MW. The station is situated on a 400-acre site which slopes toward the lake.

The station is fueled with bituminous coal originating in Pennsylvania or West Virginia. Coal is delivered primarily by rail, but delivery by truck is also possible. Limestone for the FGD system is also delivered by rail. The station is designed with a once-through cooling system using water from Cayuga Lake.

In 1992, the Milliken Station was selected to participate in the Department of Energy ("DOE") Clean Coal Technology Program. The program provided for the installation of low NO(x) burners, coal


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pulverizer replacements, electrostatic precipitator upgrades, installation of heat pipe air heaters, control system upgrade, and installation of an FGD System. This program was intended to evaluate new equipment and procedures for burning coal in a cleaner fashion, which provided this station with significant equipment upgrades and modernization and extended its useful life. NYSEG spent approximately $100 million in connection with this program.

Milliken Units 1 and 2 generate power at 13.8 kV. Two 60 percent capacity generator step up transformers are provided for each unit to transform the power to 115 kV for interconnection to the 115 kV bus at the substation. The Milliken Substation is in turn interconnected to the grid via three 115 kV transmission lines and three 34.5 kV lines owned by NYSEG.

The station has black start capability via two additional startup diesel generators.

2.1.3    GOUDEY STATION

This station operates on a 40-acre site adjacent to the Susquehanna River near Johnson City, New York. The site was initially developed in the early 1900s. The older units, designated as Units 1 through 6, were demolished and removed. Today, this station consists of Unit 7, a 43 MW unit which has produced electricity since 1943, and Unit 8, which is a 1951 vintage unit rated at 83 MW. The total electrical generating capability for this station is 126 MW. In addition to generating electricity, the Goudey Station operates as a cogeneration facility by producing steam for export to a Lockheed-Martin plant located adjacent to the site.

The bituminous coal used at Goudey is mined in Pennsylvania and delivered primarily by rail. The operating permit for this station also allows clean wood products and waste oil to be burned as alternative fuels. Electrostatic precipitators have been installed to remove particulate from the flue gas. A once-through cooling system utilizes the Susquehanna River for cooling plant equipment.

Goudey Units 7 and 8 generate power at 13.8 kV. Three single-phase generator step up transformers are provided for Unit 7 to transform the power to 34.5 kV and 115 kV for interconnection to the 34.5 kV and 115 kV substations. A single three-phase generator step up transformer is provided for Unit 8 to transform the power to 115 kV for interconnection to the 115 kV substations. The Goudey Substations are in turn interconnected to the NYSEG grid via six 115 kV transmission lines and twelve 34.5 kV lines.

2.1.4    GREENIDGE STATION

The site for this station occupies 280 acres and is situated on the west side of Seneca Lake near Dresden, New York. The Greenidge Station first generated electricity in 1938. The initial development consisted of two units, which have been retired from service and removed. Presently, this station consists of Unit 3, rated at 56 MW, and Unit 4, rated at 105 MW. These two units were placed into service in 1950 and 1953, respectively.


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The Greenidge Station burns bituminous coal that is mined in Pennsylvania and transported to the site by rail. This station has an operating permit for burning waste wood. A wood pulverizing facility has been constructed onsite to prepare wood products for combustion. In the period from 1995 to 1996, the Unit 4 combustion system was modified to incorporate an advanced gas reburn (AGR) system to reduce emissions of NO(x). Both units at the Greenidge Station utilize electrostatic precipitators to remove particulate from the flue gas. This station uses water from Seneca Lake in a once-through cooling system for cooling of plant operating equipment.

Greenidge Units 3 and 4 generate power at 13.8 kV. Two generator step up transformers are provided for Unit 4 and a single generator step up transformer is provided for Unit 3 to transform power to 115 kV for interconnection to the 115 kV substation. The Greenidge Substation is in turn interconnected to the grid via four 115 kV transmission lines and three 34.5 kV lines.

2.2      STATION CHARACTERISTICS

The following Table 2-1 presents a summary of the significant station characteristics and operating data.

                                    TABLE 2-1
                                 STATION SUMMARY

                                           KINTIGH               MILLIKEN                 GOUDEY                    GREENIDGE

   Unit                                    Unit 1         Unit 1        Unit 2     Unit 7        Unit 8        Unit 3      Unit 4
   Electrical Rating, MW                     675           150           156          43            83           56          105
   Service Year                             1984           1955          1958        1943          1951         1950        1953
   Turbine Generator Manufacturer            GE             W             GE           W             W           GE          GE
   Turbine Inlet Pressure, psig             2,400         1,800         1,800         875          1,450         850         1450
   Turbine Inlet Temp.,(0)F               1000/1000     1000/1000     1000/1000       900        1000/1000       900       1000/1000
   Steam Generator Manufacturer              B&W           CE            CE           FW            CE           B&W          CE
   Type                                      PC            PC            PC           PC            PC           PC           PC
   Quantity                                   1            1             1             2             1            2            1
   Primary Fuel                             Coal          Coal          Coal         Coal          Coal          Coal        Coal

   Alternate Fuel(s)                                                               Clean Wood,   Clean Wood,     Gas       Wood, Gas
                                                                                   Waste Oil     Waste Oil

   Cooling System Type                     Once          Once           Once          Once          Once          Once        Once
                                          Through       Through        Through       Through      Through        Through     Through

   Cooling Water Source                 Lake Ontario   Lake Cayuga   Lake Cayuga    Susquehanna   Susquehanna      Lake        Lake
                                                                                       River         River        Seneca     Seneca
   Flue Gas Emissions Control            EP, S, SCR       EP, S         EP, S           EP            EP            EP      EP, SNCR
   Equipment                              (Planned)
   Low NO(x) Burners                         No            Yes           Yes            No            No            No          No
   Gas Reburn System                         No             No            No            No            No           Yes          Yes



GE             General Electric                PC                Pulverized Coal


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
W              Westinghouse
B&W            Babcock & Wilcox
CE             Combustion Engineering
FW             Foster Wheeler
EP             Electrostatic Precipitator
S              SO(2) Wet Scrubber
SCR            Selective Catalytic Reduction System
SNCR           Selective Non-Catalytic Reduction System


3.       PLANT CONDITION ASSESSMENT

This section documents the results of Stone & Webster's evaluation of each facility. Stone & Webster conducted the evaluation through a combination of comprehensive plant walkdowns, interviews with plant operating and maintenance management, and a review of the plant conditions, assessment, testing, and metallurgical records and reports. The plant walkdowns were conducted to assess the overall operability, effectiveness of maintenance programs, apparent condition, plant cleanliness and equipment configuration. At each facility, the inspections included an examination of maintenance shops, warehouses, laboratories and offices. The facilities were found for the most part to be well maintained and were well equipped with appropriate tools, test equipment, and computerized engineering and management systems.

3.1      KINTIGH TECHNICAL EVALUATION

3.1.1    UNIT OVERVIEW

As the newest of the four NYSEG generating stations, the Kintigh Station has modern equipment and is in very good overall condition. Since NYSEG originally intended to construct two similarly sized units on this site, the land area, consisting of 1,722 acres, has room for future development. Some of the infrastructure required for another unit, such as the coal handling system, has already been installed.

This station benefited from a continuous policy by NYSEG to emphasize maintenance and invest in new equipment to keep the station operating reliably. In addition to a good maintenance program, this station also has been the recipient of new emissions control equipment to control SO(2) and NO(x) emissions.

BOILER

The Unit 1 coal-fired boiler is a Babcock & Wilcox balanced draft, drum-type steam generator. This boiler produces 4,283,000 lbs./hr of superheated main steam, which is supplied to the high pressure steam turbine at 2400 psig and 1000(Degree)F. The boiler reheater also produces 3,902,000 lbs./hr of reheated steam, which is supplied to the intermediate pressure steam turbine at 517 psig and 1000(Degree)F. The unit features an efficient energy conversion cycle with seven stages of feedwater heating. A total of six coal pulverizers are installed, with five pulverizers required for full load operating conditions. The boiler combustion air system has two forced draft fans, two primary air fans and two secondary air fans.





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The boiler draft system features an electrostatic precipitator manufactured by
Combustion Engineering, three induced draft fans, a Peabody FGD system and a 613 foot reinforced concrete stack. The design of the FGD system features six individual limestone scrubbing modules. This type of arrangement allows for the isolation of a module for maintenance or repair while the station is operating with the remainder of the FGD system in service.

TURBINE GENERATOR

The steam turbine generator is a General Electric machine with a tandem-compound turbine and a hydrogen cooled, synchronous electrical generator rated 727,894 kVA at 60 psig H(2), 24 kV, 60 Hz, 3600 rpm. Since February 1999, the steam turbine generator experienced an increased vibration level at its number nine bearing such that it is near its alarm level for vibration. The cause of the vibration is not know at this time, and it will be investigated during the spring outage. The cause of the vibration could be as simple as shaft misalignment due to foundation settling to a worst case scenario of a crack developing in the turbine rotor. Cracks in turbine rotors have been successfully repaired in other turbine rotors. Therefore, we do not believe that the vibration could indicate a situation which would require operating for extended periods at a reduced output level while a replacement rotor was made. We believe it would be very unusual for a turbine rotor of this age to develop a crack and believe it is more likely that there is some other condition which is causing the vibration. However, we cannot be certain what the cause of the vibration is until the machine has been opened up and examined. Nevertheless, we do not believe that the vibration will result in a loss of revenues due to reduced operating levels for an extended period of time.

The turbine generator is furnished with a turbine supervisory instrumentation
(TSI) monitoring system, providing the capability to closely monitor and trend the machine's mechanical performance and to anticipate potential problems.

INSTRUMENTATION AND CONTROLS

Control of the plant is accomplished from a centralized control room. The control room is the operator interface for most major plant control systems. The coordinated control system (CCS) integrates control of the boiler and turbine with load demand. A plant computer system (PCS) provides a real time tool for monitoring plant conditions, logging readings, trending, and performing operational calculations. A burner control and fuel safety system is provided to assure safe and efficient operation of boiler combustion.

Programmable logic controllers (PLCs) are used for major out-plant systems such as coal and limestone handling, water treatment, and FGD systems. A continuous emissions monitoring system is provided and will be upgraded to allow for onsite report generation.


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ELECTRICAL SYSTEMS

Power is delivered to the substation via two 100 percent capacity generator step up transformers. Station service power for the unit is provided by two 100 percent capacity station service transformers directly connected to the generator 24 kV bus. The generator is provided with a 24 kV horizontal generator breaker that allows the station service transformers to provide power to plant auxiliaries during both operating and shutdown conditions. ANSI type metal clad switchgear, ANSI type secondary unit substations, and NEMA motor control centers distribute power throughout the plant at 13,800, 4,160, and 480 volts. Most major station service distribution buses are provided with alternate power feeds through tie breakers.

Two emergency diesel generators and a safe shutdown transformer connected to the 69 kV switchyard provide backup sources of power for safe shutdown of the unit. One diesel generator is associated with the FGD system and the second generator is associated with the balance-of-plant equipment. The station does not have black start capability.

Three DC power systems are provided to supply stored energy to control, instrumentation, and critical turbine generator loads. Each system consists of a battery, redundant chargers, and associated distribution panels. Five uninterruptible AC power systems ("UPS") provide clean and regulated power to various loads such as instrumentation, computer systems and communications.

Cathodic protection is provided in concert with appropriate protective coatings to mitigate effects of corrosion of underground metallic structures throughout the plant.

Plant lighting, grounding, and lightning protection systems are also provided.

Plant communications systems include a Gai-Tronics page party system. After the acquisition, there will be two electrical interfaces to the NYSEG system. The generator interface will be at the load side of the generator step up transformers. The second interface will be at the high voltage side of the emergency station service transformer located in the switchyard.

BALANCE OF PLANT

The Kintigh Station has an extensive coal handling system which features a rotary car dumper and adjoining car thawing shed. Once coal is dumped it is transferred by conveyor to the coal pile or may be diverted directly to the Unit 1 coal silos. A stacker/reclaimer operates at the coal pile to unload the coal and to recover it from the pile when necessary to fill the boiler silos. A synthetic and clay liner has been installed under the coal pile to prevent water from leaching through the coal pile into the underlying soil. Coal pile runoff is directed to an adjacent holding pond for treatment. The coal storage capacity is adequate to meet its operational needs.


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The SRC connects the station with Lockport, New York, located 15.5 miles to the south. The SRC will be acquired by an affiliate of AEE. SRC will enter into a coal haulage agreement with AEE.

Dry fly ash and scrubber sludge are collected and mixed together for transfer by truck to the ash disposal area located on the site. When the present ash disposal area is filled, it will be covered and re-vegetated.

Additional land is available on the site for future ash disposal.

3.1.2    CONDITION ASSESSMENT

MAINTENANCE AND REPAIR

The overall condition of the primary operating equipment at Kintigh is very good. No significant equipment replacements have been required or made since the station was placed in commercial operation. During the past six years, most of the maintenance attention has been focused on replacement of coal conveyor belts and restoration of flue gas duct lining downstream of the FGD System. Additional projects have included modifying the fire protection system, installation of a fly ash storage silo, and some tube replacements in the superheater and reheater areas.

The generator stator has not been rewound. However, the AEE budget forecast includes rewedging in the year 2000 and rewinding in the year 2010. The budget forecast also includes projections for control system upgrades, PLC replacements, large motor re-builds, and station battery replacements.

LOSS PREVENTION REPORTS

Loss Prevention Reports, prepared by Arkwright Mutual Insurance Company from 1996 to 1998, were examined to get an independent opinion of the station by this insurance underwriter. Most of the reports show that the insurance investigator's inspections coincided with outages, so it was possible to internally inspect major equipment, such as the boiler. In general, the summary opinions of equipment condition and station operation were very positive. The insurance investigator stated that "Management continues to display an interest in loss prevention and preventive maintenance practices and it is reflected in the well-maintained condition of the plant's equipment."

HAZARDOUS MATERIALS

The presence of hazardous materials, such as asbestos and PCBs, was discussed with the NYSEG staff. Stone & Webster was told that the health hazards posed from use of asbestos were already recognized when Kintigh Unit 1 was being designed, so a general prohibition of asbestos materials was part of the station design criteria. As a result, asbestos materials were not used during construction. In addition, station personnel stated that electrical equipment does not contain PCBs.

Electrical equipment located in hazardous areas (such as the coal handling buildings) appears to be adequately rated.



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FIRE PROTECTION SYSTEM

The initial station design included a comprehensive fire protection system which included an electric motor-driven fire pump, a diesel engine-driven fire pump and an electric motor-driven jockey pump for pressure maintenance. These pumps all utilize water from Lake Ontario to supply a ring header fire piping system extending throughout the plant. Water is distributed off the header to hydrants, hose reels and branch lines supplying standpipes with hose stations, deluge spray systems and sprinkler systems. Dry chemical extinguishers are positioned throughout the station. Separate Halon and foam systems have also been installed.

EQUIPMENT REDUNDANCY AND SPARE PARTS

The station design criteria show that substantial operating redundancy was used in the original design. An examination of the critical pumps revealed that the two condensate pumps are each 60 percent capacity, the feedwater system has two steam-driven pumps, which are each 60 percent capacity, and a third electric motor-driven pump, which is a 40 percent capacity pump. Primary air is delivered with two 80 percent capacity fans, two 60 percent capacity forced draft air fans are installed, the draft system has three 50 percent capacity induced draft fans and the compressed air system has three 50 percent capacity compressors. The ability to bypass certain equipment in the event of a breakdown or due to online maintenance is incorporated in the station design. This amount of design redundancy and operating flexibility promotes operational reliability.

The Kintigh Station maintains a good inventory of spare parts and includes large components such as spare motors for major pumps and fans, and spare rotors for the large axial fans.

3.1.3    AEE LIFE EXTENSION FORECAST

A review of the details of the AEE O&M forecast shows that the maintenance and equipment replacement activities are reasonable for a coal-fired station of this size and age. Stone & Webster believes the plant is capable of reliable operations for its remaining useful life of 45 years provided it is operated and maintained according the projected plan and budget.

In order to substantially reduce NO(x) emissions in the combustion gases, a Babcock & Wilcox SCR system is being purchased for Unit 1. The SCR System is budgeted at $30M. It will be constructed in the spring of 1999, with operation expected in June 1999.

The overall configuration and design of the plant instrumentation and control system are consistent with standard industry practice at the time the plant was commissioned. This design philosophy should provide a system that will perform near industry averages.



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Although the original design life expectancy of the control system components was 35 to 40 years with normal maintenance, AEE has recognized and budgeted for technology advances and parts obsolescence for this type of equipment which make it prudent to forecast significant control system upgrades over the evaluated life cycle.

The overall configuration and design of the electrical system provides flexibility and redundancy that in many cases exceeds industry standard practice. This design philosophy provides an electrical system that should perform at or above industry averages.

The original design life expectancy of most electrical systems and components is typically 35 to 40 years with normal maintenance, and without significant life extension work. The AEE budget forecast has addressed items that have shorter expected lives, such as batteries, major motor rewinds, and generator stator rewinds.

3.2      MILLIKEN TECHNICAL EVALUATION

3.2.1    STATION OVERVIEW

Although Milliken was constructed in the 1950's, approximately $100 million has been invested in significant life extension work and $100 million has been invested in environmental emissions reduction equipment to make this a reliable generating station. The life extension effort was completed in 1995.

In 1992, this station was selected to participate in the Clean Coal Technology Demonstration Program sponsored by the Department of Energy. The emphasis of the program was to demonstrate technology for burning coal in a cleaner manner. For both units at Milliken, emissions control equipment was installed to reduce SO(2) and NO(x) from the flue gas. To support the operation of this equipment, new coal pulverizers and a heat pipe air heater were installed and the electrostatic precipitators and the control systems were upgraded.

As a result of the well supported maintenance program and the significant upgrades, this station should be able to operate reliably through the station's projected remaining useful life of 38 years, provided it is operated and maintained as anticipated in the Financial Projections.

BOILERS

The two boilers at Milliken were both manufactured by Combustion Engineering and are very similar in construction. They are balanced draft, drum-type units with reheat steam capability. Seven feedwater heaters are installed to preheat boiler feedwater before it enters the economizers. Each boiler utilizes four Raymond bowl mills to pulverize coal for combustion. Only three of the mills are required to support the boilers at their maximum continuous rating.



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Flue gas leaving each boiler passes through an electrostatic precipitator for removal of fly ash and then enters the common FGD system, where a limestone slurry is used to remove sulfur dioxide. A common chimney is also shared by Units 1 and 2. The chimney contains three individual flues for emissions from both boilers and a common bypass, which is used if it is necessary to bypass either segment of the FGD System.

TURBINE GENERATORS

Unit 1 consists of a Westinghouse Electric Company turbine generator. The steam turbine is a tandem compound, triple flow, condensing, reheat machine. It drives a hydrogen-cooled, synchronous electrical generator rated at 182,647 kVA at 0.85 power factor, 13,800 kV and 60 hertz.

Unit 2 consists of a General Electric Company turbine generator. The steam turbine is a tandem compound, triple flow, condensing, reheat machine. It drives a hydrogen-cooled, synchronous electrical generator rated at 182,647 kVA at 0.85 power factor, 45 psig H(2), 18 kV and 60 hertz.

INSTRUMENTATION AND CONTROLS

Control of both units is accomplished from a common control room. The plant has undergone a distributed control system (DCS) upgrade.

PLCs are used for coal handling, water treatment, and FGD systems.

A continuous emissions monitoring system (CEMS) is provided. The system is budgeted for upgrade to allow onsite generation of emission reports.

ELECTRICAL

Power from Milliken Units 1 and 2 is delivered to the 115 kV substation via two 60 percent capacity generator step up transformers for each unit. Station service power for each unit is provided by one 100 percent capacity station service transformer directly connected to the generator 13.8 kV output bus. ANSI type metal clad switchgear, ANSI type secondary unit substations, and NEMA motor control centers distribute power throughout the plant at 4,160, 480, and 120/208 volts. Most major station service distribution buses are provided with alternate power feeds via tie breakers.

An emergency diesel generator and a safe shutdown transformer connected to the
34.5 kV switchyard provide backup sources of power for safe shutdown of the unit.

DC power systems are provided to supply stored energy to control, instrumentation, and critical turbine generator loads. Each system consists of a battery, redundant chargers, and associated distribution panels.



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An uninterruptible AC power supply (UPS) provides clean and regulated power to various loads such as the DCS and communication systems.

Plant staff indicated that some cathodic protection is provided for the suction and discharge lines to the lake.

Grounding and lightning protection systems are provided and appear adequate. The plant is well lit and the lighting system appears to have been recently upgraded.

Plant communications systems include a Gai-Tronics page party system.

After the acquisition, there will be three electrical interfaces to the NYSEG system. Each of the generator interfaces will be at the load side of the respective 115 kV generator breakers located in the substation. The third interface will be at the high voltage side of the emergency station service transformer also located in the switchyard.

The unit has black start capability via two additional startup diesel generators located onsite.

BALANCE OF PLANT

The coal delivery system at Milliken utilizes a linear-type train unloading system. This is a result of the terrain, since the site slopes down to the lake and the railroad enters the site near the lake shore. Coal cars are arranged in a row outside a rotary car dumper and individually pushed onto the dumper by the engine for unloading. Coal is conveyed from the rotary car dumper to the coal pile using a stackout conveyor with an unloading boom. Coal is reclaimed from the pile, conveyed to primary crushers and then is transferred to the coal bunkers adjacent to the boilers. The coal storage capacity is adequate to meet its operational needs.

This station uses a once-through cooling water system for cooling the operating equipment. A deep water inlet pipe was installed to bring water from Lake Cayuga to the circulating water system and the service water system.

Fly ash and boiler bottom ash are generally saleable by-products at this station. The FGD system produces commercial quality gypsum, which could be sold but at present a market has not been identified. The gypsum is currently given to a wallboard manufacturer that pays the expense of removing it from the station.

The FGD system was installed in 1994, as part of the DOE Clean Coal Technology Program. The system uses a wet limestone process which is based on low pH sulfur dioxide absorption. Operation of the scrubbing system in this manner avoids the scaling problems associated with limestone wet scrubbers which normally account for the high maintenance expenses and unplanned outages typical of this


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equipment. Plant personnel consider this FGD system to be very reliable and we have no reason to disbelieve their assessment as the plant's availability figures have been good.

3.2.2    CONDITION ASSESSMENT

MAINTENANCE AND REPAIR

The Milliken Station has experienced many equipment replacements or upgrades during its years of operation. The following is a summary listing of the most significant modifications.

In 1967, the high temperature reheater was reconstructed in Unit 1 and in 1972 both the high temperature superheater and the high temperature reheater were reconstructed in Unit 2.

In 1979, an effort to increase the capability of Unit 1 from 146 to 162 net MW was initiated. To accomplish this, the condensate pumps and the feedwater pumps were modified to increase their output and new larger electric motors were installed. The original heater no. 4 was also removed and replaced. The steam turbine capability was increased by installing a new high pressure rotor and a new intermediate pressure rotor. During this period, the boiler was also modified with the installation of a new primary superheater and a new high temperature reheater. In 1982, Unit 2 was also modified to increase the electrical generating capability.

In the period from 1983 to 1984, two new fly ash silos were purchased and an Ultra Filter Plant was installed. In 1985, the Unit 1 high temperature reheater was reconstructed. Three years later, the Unit 2 high temperature superheater and the high temperature reheater sections were reworked. The Unit 1 generator was rewound in 1986.

The Unit 2 generator was rewound in 1988.

During the period from 1993 to 1994, the superheater crossover, the reheater crossover, the high temperature superheater outlet header, the high temperature reheater outlet header and the boiler corner tubes were reconstructed in the Unit 1 boiler and the boiler corner tubes were reconstructed in the Unit 2 boiler. The DOE upgrades consist primarily of the FGD unit and other clean coal technologies.

LOSS PREVENTION REPORTS

The Factory Mutual inspection reports for both boilers were reviewed for the past three years and no significant findings were emphasized by the inspectors. The boilers were found to be in good operating condition during each inspection.

HAZARDOUS MATERIALS

Asbestos materials were installed initially in this station. An asbestos survey has been conducted and asbestos locations identified. Whenever repairs and modifications are required in an area where asbestos materials will be disturbed, a licensed asbestos contractor is hired to isolate the area, remove the asbestos




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and clean the work area before work continues. Once asbestos has been removed, a label is applied to the outside surface of the piping or equipment declaring that the insulation is an asbestos free product. The station still contains some asbestos products.

Newer electrical equipment in hazardous areas (such as the tripper gallery) is rated class 2 division 2. Older electrical equipment located in these areas is not rated.

Plant staff indicated that PCBs in oil filled electrical equipment were within allowable limits.

FIRE PROTECTION SYSTEM

The service water system serves as the water supply for the fire service booster pump. This electric motor-driven pump provides water to the fire water header supplying the hydrants, fire hose reels and the sprinkler system around the electrical transformers. A second gasoline engine-driven fire pump can be started in the event the electric fire pump will not operate.

EQUIPMENT REDUNDANCY AND SPARE PARTS

Stone & Webster believes the plant has sufficient redundancy to meet its projections. When considering the primary operating equipment, a spare coal pulverizer is available in each unit and a single (50 percent capacity) boiler feed pump is arranged to be a spare pump shared between the two units. The station is designed with many operating bypasses in the piping systems to allow equipment to be bypassed whenever isolation is necessary.

3.2.3    AEE LIFE EXTENSION FORECAST

The AEE Operating and Maintenance (O&M) forecast for the projected term has been reviewed and is consistent with the historical O&M experiences and is comparable to similar coal-fired stations of this size. In the near term, the capital budget forecast provides for significant boiler and turbine plant upgrades in the years 2001 and 2002. Thereafter, the boilers follow a two-year maintenance schedule and the turbine generators receive major maintenance on a 10 year schedule. Stone & Webster believes the operating and capital expenditure budget and plan are adequate to support the projected remaining useful life.

The overall configuration and design of the plant instrumentation and control systems are consistent with standard industry practice. The original design life expectancy of system components is 35 to 40 years with normal maintenance. AEE has recognized that technology advances and parts obsolescence for this type of equipment make it prudent to forecast upgrades of distributed control systems, programmable logic controllers, and continuous emissions monitoring systems over the evaluated life cycle. Based on these considerations, the instrument and control systems should perform at or near industry averages.




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The overall configuration and design of the electrical system provide flexibility and redundancy consistent with industry standard practice for the vintage of the plant. Electrical equipment supplying power to environmental control systems (precipitator and FGD) was installed with the associated environmental control system. Balance of plant electrical equipment, for the most part, is as supplied with the original plant. The original design life expectancy of most electrical systems and components is typically 35 to 40 years with normal maintenance and without significant life extension work. The originally furnished electrical systems and components for Milliken are at or beyond normal design life expectancy. Considering the rugged nature of the electrical equipment provided, and the NYSEG maintenance and life extension programs to date, it is reasonable to expect that this equipment will remain operable until replaced under the normal replacement program. Spare parts availability may also become a consideration during this extended life cycle. Above average failure rates and maintenance can also be anticipated for plant wire and cable due to embrittlement of jacket and insulation material. The AEE budget forecast has addressed several life extension items such as major motor rewinds. The equipment age and design philosophy combine to provide an electrical system that should perform near industry averages for the vintage of the plant, which supports the Financial Projections.

3.3      GOUDEY TECHNICAL EVALUATION

3.3.1    STATION OVERVIEW

The Goudey Station, located near Johnson City in southern New York state, was constructed early in this century. The older units, designated as Units 1 through 6, have been demolished. Presently the station has Units 7 and 8 in operation. Unlike the other NYSEG stations, the Goudey station operates in a cogeneration configuration under an existing contract for steam sales to a nearby Lockheed-Martin plant.

While this station has had recent boiler and turbine maintenance work, it has not received an extensive upgrade of all plant operating systems and does not have the same level of equipment redundancy designed into the station as the newer stations. However, we believe AEE has budgeted for sufficient maintenance and renovation work to enable the plant to meet its projected operating levels for the 38 years remaining in its expected useful life.

BOILERS

Unit 7 was constructed with two Foster-Wheeler opposed-wall, drum type, pulverized coal-fired steam generators designed for balanced draft operation. Each of the boilers can produce 200,000 lbs./hr of superheated main steam at 875 psig and 885(Degree)F. The boilers were not designed with reheat steam capability. The feedwater cycles each operate with four stages of feedwater heating. Two Raymond bowl type pulverizers were provided with each boiler to crush the coal before it is introduced to the burners.

The larger Unit 8 boiler is a balanced draft, tangentially-fired, drum type steam generator manufactured by Combustion Engineering. This boiler can produce 560,000 lbs./hr of superheated high pressure steam


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at 1,465 psig/1,005(Degree)F and superheated reheat steam at 392 psig/1,000(Degree)F. Five stages of feedwater heating are used before feedwater enters the economizer. This boiler has four Raymond bowl type pulverizers installed.

TURBINE GENERATORS

A single Westinghouse Electric Company turbine generator was installed on Unit
7. The steam turbine is a tandem-compound, two-cylinder, impulse-reaction type, condensing machine designed for operation with inlet steam conditions of 875 psig/900(Degree)F. The electrical generator is rated at 50,312 kVA, 13.8 kV at
0.866 power factor and 60 hertz.

Unit 8 utilizes a Westinghouse Electric turbine generator. This is a two-cylinder, tandem compound, condensing, reheat turbine. It is designed for inlet steam conditions of 1450 psig and 1,000/1,000(Degree)F. The electrical generator is hydrogen-cooled and rated for 75,000 kVA at 13.8 kV, 0.80 power factor and 60 hertz.

INSTRUMENTATION AND CONTROLS

Control of both units is accomplished from a common central control room. Centralization was completed in 1994. The plant has undergone a distributed control system upgrade for both units.

The station has a temperature and vibration monitoring system integrated with the distributed control system for major rotating equipment.

The continuous emissions monitoring system was significantly upgraded in 1994 and is budgeted for an additional upgrade to allow onsite generation of emission reports.

ELECTRICAL

Three single phase generator step up transformers for Unit 7 and a single three phase generator step up transformer for Unit 8 supply power to the 34.5 kV and 115 kV substations. Auxiliary power for each unit is provided by a station service transformer connected to the generator output bus. ANSI type metal clad switchgear, ANSI type secondary unit substations, and NEMA motor control centers distribute power throughout the plant at 2,400, 480, 240, and 120/208 volts. Most major station service distribution buses can be cross connected to the opposite unit's station service transformer for reliability.

An emergency diesel generator and an emergency station service transformer directly connected to the 34.5 kV substation are provided to support safe shutdown of the units.

DC power systems are provided to supply stored energy to control, instrumentation, and critical turbine generator loads.



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An uninterruptible AC power supply (UPS) provides clean and regulated power to various loads such as the distributed control system and communication systems.

Grounding and lightning protection systems are provided and appear adequate. The plant is well lit and the lighting system appears to have been recently upgraded.

Plant communications systems include a Gai-Tronics page party system.

After the acquisition, there will be four electrical interfaces to the NYSEG system. One Unit 7 generator interface will be at the load side of the 115 kV generator breaker located in the 115 kV substation, and the second Unit 7 generator interface will be at the load side of the 34.5 kV generator step up transformer in the 34.5 kV substation. The Unit 8 generator interface will be at the load side of the 115 kV generator breaker located in the 115 kV substation. The fourth interface will be at the high voltage side of the emergency station service transformer also located in the 34.5 kV substation.

The unit does not have black start capability.

BALANCE OF PLANT

Both units at the Goudey Station are cooled with water from the Susquehanna River. When Unit 8 was constructed, it was necessary to construct a dam across the river to raise the river water level at the intake. This dam is still in place and was recently repaired by NYSEG. The station uses a once-through cooling system, so water is returned to the river after the equipment has been cooled.

Coal arrives at the station by train in bottom dump type rail cars. The coal is dumped into a rail hopper and then conveyed to a crusher to reduce the delivered size to -3/4 x 0 inches. A bucket elevator transfers the coal to the bunker area where it is unloaded into the unit coal bunkers. The on-site coal storage capacity is adequate for the plant's needs.

All of the boilers are equipped with electrostatic precipitators to remove fly ash before the combustion emissions are discharged through the stacks.

Fuel oil is used at Goudey Station for startup and low load operation. An oil storage tank and rotary pumps are provided to transfer oil to the burners. Normally, annual oil consumption for the station is about 100,000 gallons.

3.3.2    CONDITION ASSESSMENT

MAINTENANCE AND REPAIR



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In 1980, the primary superheater, the high temperature superheater and the high temperature sections of the Unit 8 boiler were replaced. Three years later, the primary and secondary superheater sections and the attemperator water circulators were repaired on both of the Unit 7 boilers.

During 1989, repairs were conducted on the secondary superheater outlet headers on both of the Unit 7 boilers.

In 1991, the Unit 8 boiler was extensively reworked. This involved replacing tubes in the primary superheater, the secondary superheater and the economizer. Additional surface area was added to the reheater and the backpass roof tubes were reworked. Repairs were also conducted on the superheater crossover piping, the primary superheater header and the economizer inlet header.

The Unit 8 electrical generator was rewound in 1986 and the Unit 7 electrical generator was rewound in 1991.

LOSS PREVENTION REPORTS

The station inspection reports for the Goudey Station were not the Factory Mutual Reports used at other stations for reporting operating conditions, but rather inspection reports conducted by the Grinnell Fire Protection Systems Company. A summary of the reports prepared from 1995 to 1998 shows that the station passed the annual inspections.

HAZARDOUS MATERIALS

This station monitors the locations where asbestos has been used. During modification or repair work in areas where asbestos is present, the asbestos is first properly removed and the area cleaned. Once the asbestos has been removed and the work is complete, identification labels are applied to the outside surfaces of the lagging or equipment to indicate the area is free of asbestos. It is estimated that over 50 percent of the original asbestos has been removed.

Newer electrical equipment in hazardous areas (such as the tripper gallery) is rated class 2 division 2. Older electrical equipment located in these areas is not rated.

Plant staff indicated that PCBs in oil filled electrical equipment were within allowable limits.

FIRE PROTECTION SYSTEM

The Johnson City water system is used as the source of fire water at the station. The water is piped to hydrants and hose stations around the station. When Unit 8 was constructed, an electric motor-driven booster pump was installed to increase the pressure of the city water by approximately 50 psi.

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EQUIPMENT REDUNDANCY

Goudey Station does not incorporate much equipment redundancy in the station design. The data book for Unit 8 states that one of the four Raymond bowl mills was intended to be an operational spare, but plant staff stated that it is necessary to operate all four mills to reach the maximum continuous rating. Because of the minimal redundancy, if a critical component breaks down, it is necessary to reduce unit load or shut the unit down. However, we believe that Goudey's historical performance supports its projected performance levels.

3.3.3    AEE LIFE EXTENSION FORECAST

AEE is currently planning to upgrade the boilers, the turbine generator, balance of plant equipment and install a continuous emissions monitoring system over the next five years. These improvements will enhance the station reliability.

The overall configuration and design of the plant instrumentation and control systems are consistent with standard industry practice. The original design life expectancy of system components is 35 to 40 years with normal maintenance. The distributed control systems for the two units are approximately 15 years old, and therefore the equipment has adequate life to operate for some time. Based on these considerations, the instrument and control systems are expected to have average reliability and average maintenance.

The overall configuration and design of the electrical system provide flexibility and redundancy consistent with industry standard practice for the vintage of the plant. Electrical equipment supplying power to environmental control systems (precipitator and flue gas recirculation) was installed with the associated environmental control system. Balance of plant electrical equipment for the most part is as supplied with the original plant. The original design life expectancy of most electrical systems and components is typically 35 to 40 years with normal maintenance, and without significant life extension work. The originally furnished electrical systems and components for Goudey are at or beyond normal design life expectancy. Considering the rugged nature of the electrical equipment provided, and the NYSEG maintenance and life extension programs to date, it is reasonable to expect that this equipment will remain operable until it is replaced under the life extension program. Spare parts availability may also become a consideration during this extended life cycle. Above average failure rates and maintenance can also be anticipated for plant wire and cable due to embrittlement of jacket and insulation material. The AEE budget forecast has addressed these and other life extension items such as major motor rewinds. The equipment age and design philosophy combine to provide an electrical system that should perform at or near industry averages for the vintage of the plant, which supports the Financial Projections.

3.4      GREENIDGE TECHNICAL EVALUATION

3.4.1    STATION OVERVIEW


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The two original electrical generating units at this site were retired from service and then removed. As a result, the two existing units are designated as Units 3 and 4.

The Greenidge Station was selected to participate in a research and development program to evaluate natural gas reburning. This technology allows coal to be burned more cleanly. In addition to improving quality of the flue gas emissions and the operational flexibility of the station, this program also upgraded plant equipment and systems.

During the past 15 years, this station has benefited from a systematic effort by NYSEG to replace older outdated equipment. An examination of the station records indicates that a great deal of the original equipment in both units has been replaced and consequently the overall condition of the station is very good.

We believe AEE has budgeted for sufficient maintenance and renovation work to enable the plant to meet its projected operating levels for the 38 years remaining in its expected useful life.

BOILERS

Unit 3 utilizes two Babcock & Wilcox pulverized coal-fired, balanced draft, drum-type steam generators. Each boiler is rated to produce 269,000 lb./hr of superheated steam at 875 psig and 910(Degree)F. Neither unit has reheat steam capability. Each of the boilers has a forced draft fan, an induced draft fan, two ball-type pulverizers, two condensate pumps, three boiler feedwater pumps and five stages of feedwater heating.

Unit 4 has a single Combustion Engineering pulverized coal-fired, balanced draft, drum-type steam generator. This boiler is rated to produce 732,000 lb./hr of superheated main steam at 1465 psig and 1005(Degree)F and 581,000 lb./hr of superheated reheat steam at 366 psig and 1005(Degree)F. The boiler is complete with two forced draft fans, two induced draft fans, four Raymond bowl type pulverizers, two vertical condensate pumps, three boiler feed pumps and six stages of feedwater heating.

TURBINE GENERATORS

The turbine generator for Unit 3 was furnished by the General Electric Company. The steam turbine is a multi-stage, tandem compound, double flow, condensing, impulse type design. The hydrogen cooled generator is rated for 58,824 kVA, 13.8 kV at 0.85 power factor and 60 hertz.

The Unit 4 turbine generator was also manufactured by the General Electric Company. The steam turbine is a tandem compound, double flow reheat, condensing machine. The hydrogen cooled, electrical generator is rated for 105,882 kVA,
13.8 kV at 0.85 power factor and 60 hertz.




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INSTRUMENTATION AND CONTROLS

The plant has undergone a distributed control system and control room upgrade for both units in the mid 1980s. The controls upgrade fully automated the plant.

The continuous emissions monitoring system was extensively refurbished in 1993 and is budgeted for an additional upgrade to allow onsite generation of emission reports.

ELECTRICAL SYSTEMS

Two generator step up transformers for Unit 4 and a single generator step up transformer for Unit 3 deliver power to the 115 kV substation.

Station service power for each unit is provided by a station service transformer directly connected to the generator 13.8 kV output bus. Station service power is distributed within the plant at 2,400, 480, and 120/208 volts. Auxiliary power for each unit is provided by a station service transformer connected to the associated unit's generator output bus. ANSI class metal clad switchgear and ANSI class secondary unit substations distribute power throughout the plant at 2,400, 480, and 120/208 volts. Most major station service distribution buses can be cross connected to the opposite unit's station service transformer for reliability.

An emergency diesel generator and an emergency station service transformer, directly connected to the 34.5 kV substation, are provided to support safe shutdown of the units.

DC power systems are provided to supply stored energy to control, instrumentation, and critical turbine generator loads. An uninterruptible AC power supply provides clean and regulated power to various loads such as the distributed control system and communication systems.

Grounding and lightning protection systems are provided and appear adequate. The plant is well lit and the lighting system appears to have been recently upgraded.

Plant communications systems include a Gai-Tronics page party system.

After the acquisition, there will be four electrical interfaces to the NYSEG system. One interface for each unit will be at the load side of the 115 kV generator breaker in the substation. The third interface will be at the high voltage side of the Unit 4 emergency station service transformer in the 34.5 kV substation. The fourth interface will be at the high voltage side of the Unit 3 emergency station service transformer bank in the 34.5 kV substation.

The unit does not have black start capability.

BALANCE OF PLANT



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A once-through cooling system is used to cool the operating equipment at the station. Piping is used to transfer deep water from Seneca Lake to the pump structure, where it is pumped through the station for cooling purposes. After cooling the equipment, the water is discharged back to the lake.

The Greenidge Station normally receives coal by train. The coal handling system was designed for bottom dump rail cars which would discharge coal into a track hopper. After dumping, coal is transferred to a crusher for the first stage of crushing and then conveyed to the coal bunkers at the boilers. The on-site coal storage is adequate for the plant's needs.

The operating permit for this station provides for the combustion of clean wood waste. It can burn up to 10 percent wood in its fuel. Wood arrives at the site already sized to approximately 3 x 0 inches. It is loaded into a hopper and transferred to a mill, where it is reduced further and then pneumatically transferred to the Unit 4 burner area for injection into the combustion zone. Historically, it has burned little wood on a sustained basis.

The Advanced Gas Reburn (AGR) program has primarily benefited Unit 4. An overfire air system and natural gas nozzles have been installed on this unit above the coal burners to produce a reburn zone for reducing the NO(x) in the boiler flue gas. The overfire air system was installed on Unit 3.

Both units use electrostatic precipitators for control of particulate emissions before flue gas is discharged through the stack.

3.4.2    CONDITION ASSESSMENT

MAINTENANCE AND REPAIR

Many modification and repair projects have been conducted at the Greenidge Station during its operating life. The following is a summary of the major repair efforts.

In 1968, the high temperature reheater on the Unit 4 boiler was reworked. In the period from 1976 to 1977, the same boiler received extensive boiler tube work. This work involved modifying the economizer, primary superheater and the high temperature superheater.

During the early 1970s, the high pressure cylinder of the Unit 3 steam turbine began to develop cracks from thermal cyclical stress. A new redesigned main cylinder was installed in 1973. The turbine blading was also modified at this time. This allowed the electrical generator to be uprated.

In 1985, the coal bunkers for the Unit 4 boiler were relined and new stock gravimetric feeders were added to replace the original coal feeders. Also, at this time the evaporator was removed from service and a new demineralizer was installed.



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The Unit 4 boiler was repaired again in 1986-87. This time the high temperature reheater, the superheater crossover piping, the reheater crossover piping, the cold reheat crossover piping, the high temperature superheater outlet header, the high temperature reheater outlet header, the low temperature reheater and the waterwalls were all repaired. The condenser was also re-tubed at this time.

In 1988, the two Unit 3 boilers both had piping and tube surfaces replaced in the primary superheaters, the secondary superheaters, and the superheat headers.

In 1989, the Unit 4 economizer inlet headers were repaired.

The waterwalls were repaired on the Unit 3 boilers in 1998. This involved replacing approximately 35 feet of the sidewall tubing on both sides and about 43 feet of the waterwall tubes on the rear wall. The front walls still have the original tubing.

The Unit 4 generator stator was rewound in 1996.

During the past 15 years, a considerable effort has been expended updating Unit 4 operating equipment. This has involved replacing the high pressure heaters with new heaters, replacing the condenser air ejector, replacing the main steam stop valve, replacing the hydrogen coolers, rebuilding the condensate pumps and rebuilding the boiler feed pumps. Similarly, the Unit 3 boilers were upgraded during this period with new feedwater heaters, elimination of the evaporator, new boiler feed pumps, new condensate pumps, new coal burners, new variable speed coal feeders, new primary air fans and new sootblowers.

HAZARDOUS MATERIALS

Asbestos materials were used in the original station construction. The station has a formal asbestos abatement program in place. All of the asbestos materials have been identified and when a modification or repair will disturb the existing asbestos insulation, it is removed and replaced with a non-asbestos insulation product. After the work is completed, asbestos free labels are posted in the area.

Newer electrical equipment in hazardous areas (such as the tripper gallery) is rated class 2 division 2. Older electrical equipment located in these areas is not rated.

Plant staff indicated that PCBs in oil filled electrical equipment were within allowable limits.

FIRE PROTECTION SYSTEM

The fire water protection system uses Seneca Lake water and has an electric motor-driven fire pump and an alternate gas engine driven fire pump. A fire water header is used to distribute fire water to hydrants, hose reels and sprinklers. The control room and electrical equipment rooms have Halon systems installed. Portable fire extinguishers are located around the station.



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EQUIPMENT REDUNDANCY

The Greenidge Station does not have much design redundancy incorporated into the major equipment. Unit 3 was designed with a common spare boiler feed pump for the two boilers and Unit 4 was designed with a spare circulating water pump, a spare boiler feed pump and a spare pulverizer. Bypass capability exists in most piping systems to allow equipment to be bypassed when necessary. However, we believe the historical performance of the units supports the projected performance.

3.4.3    AEE LIFE EXTENSION FORECAST

The AEE Operation and Maintenance (O&M) forecast for the Greenidge Station reveals a consistent program for maintaining and repairing the equipment, which has been performing reliably. The next scheduled major expenditures for overhauling the turbine generators are planned in 2004 and 2005 for Units 3 and 4 respectively and then each will be overhauled nine years later. Major maintenance on the boilers is forecast to be accomplished every two years.

The configuration and design of the plant controls provide a fully automated system. The original design life expectancy of system components is 35 to 40 years with normal maintenance. The distributed control systems for the two units are approximately 15 years old. Therefore the equipment has adequate life to operate until it is replaced in the life extension program. Based on these considerations, the instrument and control systems are expected to have average reliability and average maintenance.

The overall configuration and design of the electrical system provides flexibility and redundancy consistent with industry practice for the vintage of the plant. Electrical equipment supplying power to environmental control systems (precipitator) was installed with the associated environmental control system. Balance of plant electrical equipment for the most part was supplied with the original plant. The original design life expectancy of most electrical systems and components is typically 35 to 40 years with normal maintenance, and without significant life extension work. The originally furnished electrical systems and components for Greenidge are at or beyond normal design life expectancy. Considering the rugged nature of the electrical equipment provided, and the NYSEG maintenance and life extension programs to date, it is reasonable to expect that this equipment will remain operable until it is replaced under the life extension plan. Spare parts availability may also become a consideration during this extended life cycle. Above average failure rates and maintenance can also be anticipated for plant wire and cable due to embrittlement of jacket and insulation material. The AEE budget forecast has addressed several life extension items such as major motor rewinds. The equipment age and design philosophy combine to provide an electrical system that should perform at or near industry averages for the vintage of the plant, which supports the Financial Projections.

4.       PERFORMANCE



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Stone & Webster reviewed the heat rate and capacity factor projections used in the Financial Projections. We believe the heat rate projections are reasonable and consistent with historical experience. Capacity factor is a function of plant availability and dispatch. AEE has retained London Economics to provide projections for dispatch. London Economics has projected the plants will be dispatched 100 percent of the time they are available to run and therefore the capacity factors will be equal to the availability of the plants to run. Therefore, we have assumed that capacity factors will be equal to availability factors and we have commented on the reasonableness of the availability projection. For Kintigh, AEE has projected capacity factors of 98 percent for the last six months of 1999, 94 percent for the next three years and 92 percent for each non-overhaul year thereafter. Milliken has a projection of 96 percent for the last six months of 1999 and 92 percent for each non-overhaul year after 2002 with a projection of 93 percent for non-overhaul years before 2002. The capacity factors for the other plants are less than or equal to 90 percent. We believe that Kintigh can sustain an availability of 94 percent in 2000 to 2003. Kintigh (for years after 2003) and Milliken can sustain an availability of 92 percent during non-overhaul years. We also believe that the projections for the last six months of 1999 are achievable since no outages are planned. This assumes AEE is able to recover from the outage slip already experienced, which we believe they can. Both of these plants have demonstrated availability factors greater than 92 percent in previous years and should be able to demonstrate their short term availability projections for the last six months of 1999 since no outages are planned for those months. AES is a capable operator who regularly achieves exceptional results from its plants. We are comfortable that AEE will achieve high enough availabilities to support the projected capacity factors. We believe AEE will likely be able to exceed the projected capacity factors from time to time by exceeding the projected availability levels.

4.1      BASIS OF POWER PLANT HEAT RATES

The thermal performance of a fossil power plant is represented by the ratio of the heat input (based on the higher heating value of the fuel) to the net electrical output (measured on the low voltage side of the main transformers), measured in British thermal units per kilowatt-hour (Btu/kWh). Power plants are most efficient (a lower heat rate) the closer they are operated to their design basis conditions, typically 100 percent of electrical output rating. When a power plant is dispatched at lower loads the heat rate will increase (efficiency decreases). Therefore, for optimal thermal performance, power plants generally need to operate at or near full load conditions.

The historical thermal performance of the units to be acquired is characterized in the following table. Additionally, the table contains most recent year information, projected thermal performance taken from the Financial Projections, and historical average values. This table provides a representation of historical, present day, and anticipated performance of each power plant. The addition of SCRs to Kintigh and possibly Milliken should not noticeably affect these units' heat rates.

Stone & Webster's opinion on the plausibility of the projected thermal performance based on historical and present day data for each power plant is discussed below. In Stone & Webster's analysis of the plausibility of projected thermal performance, we placed particular importance on historical performance for periods within the 11 years of data in Table 4.1-1 during which the electric generation demand for the


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respective units was greatest because these periods best illustrate the performance capabilities of the units under conditions that most closely resemble those assumed in the Financial Projections.

                                   TABLE 4.1-1
                                 UNIT HEAT RATES

          YEAR                       KINTIGH       MILLIKEN     MILLIKEN       GOUDEY        GOUDEY       GREENIDGE      GREENIDGE
                                                    UNIT 1       UNIT 2        UNIT 7        UNIT 8        UNIT 3         UNIT 4


 1988                                  9,286         9,445         9,392        12,512        10,076        12,496         9,845
 1989                                  9,230         9,447         9,398        12,757        10,216        12,278         9,715
 1990                                  9,228         9,401         9,391        12,901        10,242        12,539        10,012
 1991                                  9,207         9,388         9,417        13,130        10,273        12,421         9,957
 1992                                  9,222         9,429         9,381        12,723        10,073        12,380         9,957
 1993                                  9,254         9,381         9,485        12,655        10,102        12,565         9,897
 1994                                  9,262         9,318         9,470        12,868        10,127        12,732         9,961
 1995                                  9,312         9,709         9,644            --        10,195        12,854         9,985
 1996                                  9,426         9,706         9,779        13,205        10,309        12,733         9,981
 1997                                  9,464         9,707         9,636        12,959        10,298            --         9,939
 1998                                  9,266         9,805         9,716        12,659        10,281        13,078        10,003


1988-1998 Average                      9,287         9,521         9,519        12,837        10,199        12,607         9,932
Financial Projections                  9,271         9,700         9,700        12,841        10,359        12,600         9,850


4.2      UNIT HEAT RATES

KINTIGH STATION

Unit 1

Stone & Webster believes that the projected heat rate (9,271 Btu/kWh) contained in the Financial Projections for Kintigh Unit 1 is reasonable and achievable. Both the historical average heat rate of 9,228 Btu/kWh (for consecutive years of operation 1989-1993 when electric generation demand was greatest) and most recent year heat rate data (9,266 Btu/kWh) are lower than the projected heat rate contained in the Financial Projections. Based on this comparison of data, and if the unit is operated at or near full load, Stone & Webster believes the projected heat rate is achievable.


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MILLIKEN STATION

Unit 1

Stone & Webster believes that the projected heat rate (9,700 Btu/kWh) contained in the Financial Projections for Milliken Unit 1 is reasonable and achievable. The historical average heat rate of 9,383 Btu/kWh (for consecutive years of operation 1990-1994 when electric generation demand was greatest) is lower than the heat rate contained in the Financial Projections. The average heat rate for 1995 through the third quarter of 1998 is approximately 9,750 Btu/kWh, which is slightly higher than the projected heat rate value. We believe that the higher heat rate during the 1995 through 1998 time period is due, at least in part, to the addition of a wet scrubber which will continue into the future. Based on this comparison of data, and if the unit is operated at or near full load as planned, Stone & Webster believes the projected heat rate is achievable.

Unit 2

Stone & Webster believes that the projected heat rate (9,700 Btu/kWh) contained in the Financial Projections for Milliken Unit 2 is reasonable and achievable. The historical average heat rate of 9,447 Btu/kWh (for consecutive years of operation 1988-1995 when electric generation demand was greatest), and the heat rate for nine of the last eleven years are both lower than the projected heat rate contained in the Financial Projections. Based on this comparison of data, and if the unit is operated at or near full load, Stone & Webster believes the projected heat rate is achievable.

GOUDEY STATION

Unit 7

The table for Goudey Unit 7 does not contain a data point for 1995 because the unit was in a year-long cold standby due to NYSEG's projection of economic and market conditions during this time. Stone & Webster believes that the projected heat rate (12,841 Btu/kWh) contained in the Financial Projections for Goudey Unit 7 is reasonable and achievable. Both the historical average heat rate of 12,723 Btu/kWh (for consecutive years of operation 1988-1991 when electric generation demand was greatest,) and most recent year heat rate data (12,659 Btu/kWh) are lower than the projected heat rate contained in the Financial Projections. Based on this comparison of data, and if the unit is operated at or near full load, Stone & Webster believes the projected heat rate is achievable.

Unit 8

Stone & Webster believes that the projected heat rate (10,359 Btu/kWh) contained in the Financial Projections for Goudey Unit 8 is reasonable and achievable. The historical average heat rate of 10,176 Btu/kWh (for consecutive years of operation 1988-1991 when electric generation demand was greatest),




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the most recent year heat rate data (10,281 Btu/kWh), and the average heat rate for the last eleven years are all lower than the projected heat rate contained in the Financial Projections. Based on this comparison of data, and if the unit is operated at or near full load, Stone & Webster believes the projected heat rate is achievable.

GREENIDGE STATION

Unit 3

The table for Greenidge Unit 3 does not contain data points for 1997 because the unit was in a year-long cold standby during 1997. The projected heat rate (12,600 Btu/kWh) contained in the Financial Projections for Greenidge Unit 3 has not been achieved since 1993 due to a decline in the capacity factor. However, assuming that the plant will operate at or near full load, Stone & Webster believes that the projected heat rate is reasonable and achievable.

Unit 4

The projected heat rate (9,850 Btu/kWh) contained in the Financial Projections for Greenidge Unit 4 has not been achieved since 1989 but the average heat rate achieved is very close to what is projected. The historical average heat rate of 9,897 Btu/kWh (for consecutive years of operation when electric generation demand was greatest, 1988-1992), as well as the heat rate for eight out of the last eleven years of operation is higher than the projected heat rate contained in the Financial Projections. Based on the recent trend in data, and the relatively small difference (approximately 0.5 percent) between the historical average heat rate and the projected heat rate assumed in the Financial Projections, Stone & Webster believes the projected heat rate is reasonable and achievable, if the unit is operated at or near full load.

4.3      AVAILABILITY

The following table depicts the historical equivalent availability factors for the years 1988 through 1997 for each of the seven units being acquired. Equivalent availability is the fraction of maximum generation that could be provided if limited only by outages, overhauls, and deratings. It is the ratio of available generation to maximum generation. This data has been provided by NYSEG. With the exception of Milliken Unit 1, the table shows a steady increase in equivalent availability throughout the ten-year period. As regards Milliken Units 1 and 2, availability would likely have increased were it not for Milliken Station's selection for participation in the DOE Clean Coal Technology Round IV demonstration program.



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                                   TABLE 4.2-1
                    PLANT HISTORICAL EQUIVALENT AVAILABILITY

      YEAR           KINTIGH      MILLIKEN      MILLIKEN      GOUDEY       GOUDEY       GREENIDGE       GREENIDGE
                                   UNIT 1        UNIT 2       UNIT 7       UNIT 8         UNIT 3          UNIT 4
-----------------------------------------------------------------------------------------------------------------
1988                  94.3          91.4         77.8*         90.2         91.8           73.8            95.2
1989                  94.0          87.3          91.5         83.7         88.9           88.3            85.3
1990                  90.5*         95.4          93.6         87.2         92.3          52.5*            88.2
1991                  98.3          94.8          94.9         94.1         74.3           81.0            65.2
1992                  96.5          93.8          92.6         73.9         93.8           88.9            91.4
1993                  95.6         61.3*          93.4         94.5         93.3           73.1            94.2
1994                  98.5          95.5         49.3*         99.4         97.6           98.0            86.7
1995                  92.2         80.8*          90.2         100.0        92.0           99.5            94.9
1996                   100          90.8          92.8         99.5         92.2           92.7           76.4*
1997                  93.3          91.1          91.2         96.9         95.5          100.0            92.0
1998                  94.8          91.9          88.0         99.7         94.3           72.8            86.8
1988-1998             95.7          92.4          92.0         92.6         91.4           86.8            88.0
Average*

    *Averages exclude years of major maintenance and rehabilitation.

The availability of these units can be attributed to the effectiveness of the capital expenditures and various programs instituted by NYSEG during the years represented by the data as well as the capacity factors of some of the units. This was compared against statistical data prepared by the North American Electric Reliability Council (NERC GADS). During this period the units under consideration usually exceeded the NERC GADS national averages. Even with lower historical capacity factors for Goudey Unit 7 and Greenidge Unit 3, the availability achievements are impressive.

Provided there are no significant changes that would negatively affect the future availability of these stations, such as changes in O&M, management philosophy, or significant changes in equipment or fuel, Stone & Webster believes that these units should remain in the top quartile of NERC GADS national average operating statistics. In addition, we believe these figures support the projected capacity factors by showing the plants should be available to generate for the time period implied by the capacity factors.


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5.       ENVIRONMENTAL

Information for the environmental assessment has been obtained from the April 1998 Offering Memorandum, Coal-Fired Generation Highlights, "NYSEG Assets" and Appendices, prepared for NYSEG, and from environmental submittals and permits provided on the CD-ROMs which accompanied the above documents. The environmental sections included in the April 1998 Offering Memorandum and Appendices appear to have been prepared in accordance with established industry practice and present a good overview of the environmental conditions that exist at the AEE Assets. Appendix M to the 1998 Offering Memorandum includes an Executive Summary from Phase I environmental audits performed by Pilko & Associates, Inc. for each station. The Phase I environmental audits were reviewed from the CD-ROM and were generally prepared in accordance with established industry practice.

Phase II environmental assessments were also performed by Pilko & Associates, Inc. for each station and the Weber and Lockwood Ash Disposal Sites; however, these were not available for review by Stone & Webster. AEE commissioned TRC Environmental Corporation to review the results of the Phase II environmental site assessments. The results from their independent investigations are presented in their report, Order of Magnitude On-Site Environmental Liabilities Cost Estimates and Comments for Six NYSEG Stations, the Weber and Lockwood Ash Disposal Sites, and the Kent Laboratory Building, November 1998 ("TRC Report"). This report was reviewed and is considered to have been prepared in accordance with accepted industry practice. This report is also considered to present a realistic assessment of the environmental liability risks associated with the purchase of the AEE Assets.

Each station has at least one employee whose duties include environmental affairs. Kintigh, the largest and most complex station, has a full time environmental coordinator. A comprehensive two-volume Environmental Compliance Program Manual has been prepared for each station and outlines policy and procedures for implementing environmental affairs at each station. Environmental coordinators at each station presently rely heavily on NYSEG corporate resources to obtain the support they need.

AEE is expected to provide, and the Financial Projections include expenditures for, the level of environmental coordination and support services that is presently being provided by NYSEG corporate resources for each of the stations being purchased. The existing environmental programs are well defined for each station; therefore, very few program changes are required for AEE to be able to implement the present program.

5.1      AIR EMISSION COMPLIANCE

NYSEG currently complies with all applicable state and federal air regulations using a combination of unit-specific and system-wide compliance strategies. All necessary approvals and reporting procedures have been implemented with the DEC and the EPA. It is presently necessary to employ an allowance cap and trade program to successfully comply with certain sulfur dioxide (SO(2)) and nitrogen oxides (NO(x)) regulations for the four stations.




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5.1.1    SULFUR DIOXIDE (SO2)

SO(2) emissions are regulated under Title IV of the Federal Clean Air Act Amendment (CAAA) and by the State Acid Deposition Control Act (SADCA). Title IV establishes an allowance trading program that is phased in over five years. Phase I went into effect January 1, 1995 with Milliken 1 and 2 and Greenidge 4 falling under the program. Phase II will go into effect January 1, 2000 with all the remaining units being affected.

FGD systems at the Kintigh and Milliken Stations reduce SO2 emissions below the allowance allocation for each plant. The excess allowances created by the Kintigh and Milliken Stations may be sold or used for SO2 allowance requirements at other AEE Assets. The SO(2) allowance bank was approximately 116,000 tons at the end of 1998. It is our understanding that AEE intends to sell these allowances and purchase new ones as needed. This is represented in the Financial Projections.

The CAAA Title IV, Phase II requirements will be implemented for all stations on January 1, 2000. When Phase II goes into effect, the AEE Assets may have to purchase SO(2) allowances to meet these new requirements. This expense has been included in the Financial Projections. The FGD systems at Kintigh and Milliken are not currently operating at their full reduction capability due to the current lack of need for further emissions reductions. AEE can increase the reduction efficiency of the FGD systems at Kintigh and Milliken by operating the FGD units at a higher reduction capability at minimal additional cost. This option may substantially reduce the SO(2) allowances that are needed.

5.1.2    NITROGEN OXIDES (NO(x))

The CAAA Title I, Phase II requirements (Provisions for Attainment and Maintenance of National Ambient Air Quality Standards) are anticipated to be in effect on May 1, 1999. While allowances should be tradable between the AEE Assets, as needed, the final trading rules have not been promulgated to date. The AEE Assets will be allocated approximately 6,292 tons during the ozone season (May 1 through September 30). AEE is planning to install an SCR system for control of NO(x) at the Kintigh Station by June 1999 that will provide a 90 percent reduction from current NO(x) emissions. This SCR system will provide approximately 3,400 excess NOx allowances per year that can be applied to other stations to meet allowance requirements by the AEE Assets to 2003. As of mid-March 1999, the installation of the SCR is behind schedule by approximately three weeks due to delays in obtaining necessary approvals. AEE believe the contractor, Babcock and Wilcox, can make up approximately half of the delay. If the SCR is further delayed, it would start to impact the capacity factor for the second half of 1999. We believe that the outage has been well planned and that the installation of the SCR by June 1999 is achievable.

It is anticipated that the Title I, Phase III requirements will be implemented on May 1, 2003. All AEE Assets will be affected by these requirements. None of the current operating stations, except Kintigh Station with its planned SCR, will comply with allowance requirements at that time. In response, AEE has budgeted to add SCR systems to Milliken by May 1, 2003 at a cost of approximately $14 million, but


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may decide not to do so if other more economical means are available to meet the requirements at that time. If it is installed, the SCR will provide additional excess NO(x) allowances which can be applied to other AEE Assets to satisfy compliance requirements for Title 1, Phase III. It is anticipated that the excess NO(x) allowances generated by Kintigh and Milliken Stations should more than meet compliance requirements for the AEE Assets for Phase III and that any excess allowances may be sold.

5.1.3    PARTICULATES AND OPACITY

The AEE Assets are currently in compliance with particulate emission limits. For all of the AEE Assets, except Kintigh Station, opacity exceedances during startup, shutdown and malfunction may be excused at the discretion of the Commissioner of the DEC, as long as it can be demonstrated that these exceedances were not preventable. The standards for opacity do not apply during startup, shutdown or malfunction for the Kintigh Station.

In the past several years, a number of stations have exceeded the opacity limits. This is a common problem with coal-fired facilities. The DEC has initiated enforcement action against several stations, including some of the former NYSEG stations. The opacity enforcement action is expected to be settled in the near future. NYSEG would be responsible for any penalties assessed. The DEC has no other actions against NYSEG at this time. NYSEG is to make modifications to their units in the spring of 1999 which should enable them to meet the opacity requirements without further incidents.

5.1.4    OTHER EPA AIR POLLUTANT CONSIDERATIONS

The EPA has proposed new fine particulate matter ambient air quality standards that may establish additional areas of nonattainment. Lower particulate matter emission limits could be imposed, as well as lower SO(2) and NO(x) limits in the future. The EPA is also identifying other potentially hazardous emissions that may pose a potential health threat, such as mercury. The remainder of the air pollutants, CO(2) and other global warming greenhouse gases being studied by the EPA may result in regulations that will be imposed in the future. It is currently too early to tell what the impact of future EPA regulations might be or whether they will affect the AEE Assets.

5.2      WATER AND WASTE WATER COMPLIANCE

The AEE Assets and ash disposal sites have been designed and are operated to comply with the very strict environmental standards applicable to waste water and water run-off, including the State Pollution Discharge Elimination System ("SPDES") Permit. Groundwater and surface water protection measures include coal pile liners at all stations. The stations also feature lined ash and scrubber sludge disposal sites, no active fly ash settling ponds, and a network of approximately 400 groundwater monitoring wells.

Numerous wastewater treatment facilities have been provided to ensure compliance with restrictive discharge limits. The Kintigh Station normally operates in a zero wastewater discharge mode, reusing



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wastewater for various plant processes. Similarly, ash and scrubber sludge disposal sites comply with water quality-based discharge limits. Where necessary, lime treatment is employed to remove metals from ash disposal site wastewater prior to discharge. Additionally, the stations and disposal sites have negotiated flow-proportionate discharge limits to provide compliance with water quality-based standards by restricting discharge flow rates to ensure that receiving water quality is protected. This should not noticeably affect plant performance.

No impending water and waste water compliance regulations are anticipated from the EPA or DEC that will have an adverse affect for the present design and operation of the AEE Assets.

In August 1998, NYSEG received a notice of intent to file a citizen suit with the DEC regarding an alleged discharge limit exceedance at the Kintigh Station. If this suit results in a fine, AEE believes that it will be the responsibility of NYSEG. To this point, we are not aware of a suit actually being filed.

5.3      FISH PROTECTION

Kintigh Station uses fine mesh screens and a fish return system at the circulation water intakes for fish protection. The Milliken Station employs an experimental strobe light system to minimize fish impingement at the cooling water intake. The DEC is currently evaluating the adequacy of this system. The DEC is presently indicating that they may require a fish protection system at Greenidge Station that is similar to that being used at the Milliken Station. We do not believe the cost would be material. The DEC has determined that fish protection is not required at Goudey.

5.4      ASH DISPOSAL

5.4.1    KINTIGH ASH DISPOSAL SITE

The Kintigh Ash Disposal Site will be transferred to AEE and is not considered to have high risk liabilities since the areas are lined. The section of landfill currently in use was originally permitted by the PSC as part of Kintigh's construction. AEE will develop a new section of the landfill for disposal of ammoniated ash and sludge produced during operation of the SCR that is currently being installed at Kintigh. The new section of the landfill will be permitted by the PSC applying the current solid waste landfill standards of the DEC which require, among other things, the use of a synthetic liner. The DEC and the PSC have recently been negotiating a Memorandum of Understanding ("MOU") that will clarify their respective roles with respect to the regulation of the Kintigh landfill. According to a draft of the MOU, the PSC's decisions will continue to control all aspects of the original section of the landfill, but current and future DEC regulations, standards and polices will control the development, use and closure of the new section. The MOU is expected to be formally approved by the Power Plant Siting Board in the near future. However, the situation is not formally resolved at this time. Groundwater monitoring does not indicate any water quality problems and the site is located on the station property.

5.4.2    MILLIKEN ASH DISPOSAL SITE



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The primary source of ash at the Milliken Ash Disposal Site is the Milliken
Station. The site is located on the station property. A groundwater plume, contaminated by ash leachate, has continued to improve with the closure of the unlined disposal areas. Continued monitoring will still be required to verify continued groundwater improvement. Present ash disposal areas are lined and do not appear to result in groundwater contamination. We do not anticipate that remedial action will be required to improve groundwater quality.

5.4.3    WEBER ASH DISPOSAL SITE

The Weber Ash Disposal Site is a permitted ash disposal landfill equipped with a geomembrane liner. The landfill is currently in operation but is expected to close in 1999. The sources of ash at the Weber Ash Disposal Site are the Goudey and Greenidge stations. Goudey expects to be able to utilize other landfills in the area for its ash or to dispose of its ash at Kintigh. We believe this is reasonable.

Groundwater beneath Cell No. 1 contains ash leachate that exceeds the DEC groundwater quality standards. With the exception of sulfate, it has been concluded that the exceedances do not appear to be related to landfill operation, but are naturally occurring. The sulfate concentrations can be traced to past operational practices where the underdrains were periodically closed and allowed to recharge into the groundwater system.

The Weber wastewater discharge pond has elevated levels of ammonia; however, the pond is managed so that the discharge complies with permit limits. With the closure of the Weber Ash Disposal Site, it may be necessary to cover the site with a low permeable cap design to reduce leachate generation. AES Creative Resources L.P. will assume responsibility for the Weber Ash Disposal Site following the closing of the acquisition.

5.4.4    LOCKWOOD ASH DISPOSAL SITE

The Lockwood Ash Disposal Site is contiguous with an area lying immediately north of Lockwood, known as the Greenidge Gravel site. Ash from Greenidge is disposed of at the Lockwood Ash Disposal Site.

Transelco used two to three acres of the Greenidge Gravel site until 1973 to dispose of 500 to 700 drums containing zirconium oxide, barium titanate, and cerium oxide. In 1975, the DEC granted permission to cover the drums with ash and use the site as an ash disposal facility. In 1979, the ash was capped with two feet of soil and seeded. Groundwater monitoring down gradient of the Greenidge Gravel site indicates that no exceedances of groundwater quality limits have occurred for leachate constituents.

The Lockwood Ash Disposal Site includes a leachate sedimentation pond and a stormwater impoundment. Sections of the landfill have either been constructed with a compacted clay liner with



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leachate collection or with a synthetic liner. Additional phases of the landfill have been permitted but have not yet been developed.

Significant groundwater investigations have recently been conducted at the Lockwood Ash Disposal Site, and it is inconclusive if leachate from the ponds or landfill is causing any contamination of the groundwater. Groundwater impacts from present practice are deemed to be minimal or not present at the Lockwood Ash Disposal Site.

In an area adjacent to the Lockwood Ash Disposal Site, TRC reported that approximately 500-700 drums of abrasives were disposed in the early 1970s and covered with ash. TRC projected most probable costs of approximately $520,000 to conduct a site investigation and remove the drums. These costs have been included in the Financial Projections. In addition, groundwater sampling in this area and around the Lockwood Ash Disposal Site indicates that some monitoring wells have parameters which exceed state regulatory limits. AEE has included in the Financial Projections $6 million in closure costs for the disposal site with closure of a portion of the landfill scheduled for 2006 and closure of the remaining acres projected in 2016. The costs also include annual groundwater monitoring costs.

5.4.5    OTHER ONSITE INACTIVE ASH DISPOSAL SITES

Inactive ash disposal sites are present at the Goudey and Greenidge stations. Ash landfill materials were generated and disposed of at each respective station. No information was available from the material reviewed to offer an opinion whether there are any risks in assuming liabilities from these disposal sites with the property transfers. There was no groundwater monitoring or sampling data available for review, and past disposal practice or disposal design and site closure were not available for these Stations. We believe that environmental remediation costs have been adequately identified in the TRC report and included in the budget of the Financial Projections.

6.       OPERATIONS AND MAINTENANCE

Stone & Webster reviewed the operating and maintenance ("O&M") costs and the technical assumptions in the Financial Projections. We believe the O&M costs included in the Financial Projections for each of the plants are reasonable. We believe the overall magnitude of the capital costs is also reasonable. The capital costs consist primarily of major maintenance items that are typically capitalized instead of expensed as well as life extension work, which will be performed as the plants age.

6.1      OPERATIONS AND MAINTENANCE COSTS

Stone & Webster reviewed the operating costs, maintenance costs, and capital expenditures for each plant. Plant O&M and capital expenditures are based on a detailed 20-year maintenance and capital expenditure plan, which we have reviewed, and which we believe is reasonable. The plan was prepared by current plant personnel under AEE's supervision. The plan includes all the systems of the plant and the major overhauls. Items in the plan are identified as either maintenance, which is an expense, or


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capital, which is depreciated. General and administrative costs consist of miscellaneous expenses such as telephone, travel, training, and other miscellaneous items. The projections were subsequently extended to 37 years by including funds for life extension and extending the base assumptions for fixed and variable O&M.

The items that fluctuate from year to year are the plant O&M and the capital expenditures. These items vary due to the differing requirements for maintenance and equipment replacement each year. The remaining items escalate according to the assumptions. The fixed O&M consists of the O&M expenses for the FGD and SCR O&M at Kintigh and Milliken (assuming an SCR is installed at Milliken) the regular plant O&M, general and administrative expenses, payroll and benefits, environmental compliance, insurance, property taxes, the short line railroad for coal transportation from where it is unloaded, environmental remediation, and transmission expenses. Plant O&M consists of chemical consumption, preventive maintenance activities, contractor expenses, and equipment repairs and overhauls. Overhauls have been considered variable expenses on other independent power projects, but are often budgeted as fixed expenses in utility practice.

                                   TABLE 6.1-1
                           O&M COSTS (37 YEAR AVERAGE)

               FIXED COSTS                         KINTIGH              MILLIKEN             GOUDEY            GREENIDGE
             ($000S) IN 1999$
--------------------------------------------------------------------------------------------------------------------------
  Plant O&M                                         3,647                2,388               1,652                1,462
  Capital Costs                                     4,503                1,638                 537                  556
  Payroll and Benefits                             11,082                6,514               2,644                3,413
  Environmental Compliance                            454                  330                 374                  482
  G&A                                                 190                  624                 221                  229
  FGD O&M                                             268                  329                 N/A                  N/A
  Insurance                                           669                  294                 136                  151
  Property Taxes                                    8,935                2,906                 655                  915


6.2      STAFFING LEVELS

The anticipated final staffing levels for each plant are provided in the following table. The staffing levels appear reasonable. The current NYSEG staffing levels are slightly higher than the final levels shown here, as AEE anticipates some voluntary staff retirements and departures.

                                   TABLE 6.2-1
                       STAFFING PLANNED AT POWER STATIONS

STAFF POSITION          KINTIGH         MILLIKEN        GOUDEY         GREENIDGE
--------------------------------------------------------------------------------
Total                     140              82             41               42

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The staffing levels and distribution are considered satisfactory to operate and maintain the units safely in accordance with regulatory requirements. The numbers are typical of those found in similarly configured plants that Stone & Webster has reviewed.

The staffing numbers also compare favorably to the industry average number of employees per megawatt as reported in Utility Data Institute Report UDI-2011-97. A comparison of the AEE staffing levels to the UDI data reveals that all four plants are slightly above the mean for the 397 coal-fired plants in the UDI sample. Therefore, we believe the staffing levels are adequate and may be somewhat conservative.

6.3      OVERHAUL AND MAINTENANCE SCHEDULE

Equipment vendors typically recommend that turbine and generator overhauls be performed after 50,000 operating hours, which is approximately six years. Independent power producers and utility operators have been extending the time interval between turbine and generator overhauls beyond the vendor recommended interval. In particular, we are aware that in Australia it is standard practice to perform inspections on an eight-year basis rather than a six-year basis. We are comfortable with eight years between overhauls based on our recent observations of industry practice in Australia, but the ten-year interval currently projected by AEE is not consistent with current industry practice. Current plant personnel have indicated that when they have performed inspections after eight years, there has been minimal cleaning, repair, and inspection work needed on the turbines. Therefore, it may be possible to reliably extend the time between turbine outages to ten years. Based on our direct experience with other AES projects, we believe AEE will demonstrate prudent judgement in deciding when to conduct major inspections as AES has done at the other plants they operate.


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                                   TABLE 6.3-1
                PLANNED OVERHAUL AND MAINTENANCE SCHEDULE IN DAYS

     YEAR         KINTIGH      MILLIKEN     MILLIKEN       GOUDEY       GOUDEY      GREENIDGE       GREENIDGE
                                UNIT 1       UNIT 2        UNIT 7       UNIT 8        UNIT 3          UNIT 4
-------------------------------------------------------------------------------------------------------------
    1999            45            16            22            15                        14*            14
    2000             3                          22            48          46                           14
    2001            14            30            12                        12            14
    2002                          16            36            15                        14             14
    2003            23                          22            15          12                           14
    2004                          16            12                        12            30
    2005            14            16            22            15                        14             30
    2006                                        22            15          12                           14
    2007                          16            12                        12            14
    2008                          16            22            48                        14             14
    2009            40                          22            15          12                           14
    2010                          16            12                        46            14
    2011            14            30            22            15                        14             14
    2012                                        36            15          12                           14
    2013            14            16            12                        12            30
    2014            14            16            22            15                        14             30
    2015                                        22            15          12                           14
    2016            14            16            12            15          12            14
    2017            14            16            22                                      14             14
    2018            40                          22            48                                       14

* All 14's  at Greenidge 3 represent 28 days at half load.

Milliken Unit 2 has a different outage schedule due to the cleaning requirements for its unique air heater. The air heater is a heat pipe air heater and requires a 4 day outage every six or seven months for cleaning.

6.4      CAPACITY FACTORS

The capacity factors are a function of availability and dispatch. Our review focused on the ability of the plants to be available to generate power at the capacity factors projected by London Economics. Except for Goudey Unit 7 and Greenidge Unit 3, the plants have basically operated in a base load manner. Table 6.4-1 provides the capacity factors for the years 1988-1997 and table 6.4-2 provides the capacity factor for 1998.


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                                   TABLE 6.4-1
                        UNIT CAPACITY FACTORS, 1988-1997

Years            KINTIGH      MILLIKEN        MILLIKEN        GOUDEY         GOUDEY        GREENIDGE     GREENIDGE
                                UNIT 1         UNIT 2         UNIT 7         UNIT 8         UNIT 3         UNIT 4
-------------------------------------------------------------------------------------------------------------------
1988-1997         83.3%          77.5%          74.8%          44.5%          76.5%          39.1%          72.7%
Average




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                                   TABLE 6.4-2
                           1998 UNIT CAPACITY FACTORS

     YEAR           KINTIGH       MILLIKEN      MILLIKEN       GOUDEY         GOUDEY       GREENIDGE     GREENIDGE
                                   UNIT 1        UNIT 2        UNIT 7*        UNIT 8         UNIT 3         UNIT 4
-------------------------------------------------------------------------------------------------------------------
     1998            83.3%         84.6%          83.5%          52%            79%            34%          87.8%

*Goudey 7 was shut down by NYSEG for 2,139 hours between February and May to preserve NOx allowances.

We believe the plants are likely to achieve the projected capacity factors based on their availability to run, provided they are dispatched whenever they are available. Table 6.4-3 provides the first 31 years of capacity factors used in developing the Financial Projections. The remaining years follow a similar pattern.

                                   TABLE 6.4-3
                         PROJECTED CAPACITY FACTORS (%)

     YEAR         KINTIGH      MILLIKEN     MILLIKEN       GOUDEY       GOUDEY      GREENIDGE       GREENIDGE
                                UNIT 1       UNIT 2        UNIT 7       UNIT 8        UNIT 3          UNIT 4
-------------------------------------------------------------------------------------------------------------
     1999           98*           96           96            88           90            86              88
     2000           94            93           93            86           86            86              88
     2001           94            88           93            90           90            86              88
     2002           94            93           88            90           90            86              88
     2003           94            92           92            90           90            86              88
     2004           92            92           92            90           90            82              88
     2005           92            92           92            90           90            86              82
     2006           92            92           92            90           90            86              88
     2007           92            92           92            90           90            86              88
     2008           92            92           92            86           90            86              88
     2009           88            92           92            90           90            86              88
     2010           92            92           92            90           86            86              88
     2011           92            88           92            90           90            86              88
     2012           92            92           88            90           90            86              88
     2013           92            92           92            90           90            82              88
     2014           92            92           92            90           90            86              82
     2015           92            92           92            90           90            86              88
     2016           92            92           92            90           90            86              88
     2017           92            92           92            90           90            86              88
     2018           88            92           92            86           90            86              88
     2019           92            92           92            90           90            88              88
     2020           92            92           92            90           86            88              88
     2021           92            88           92            90           90            88              88



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
     YEAR         KINTIGH      MILLIKEN     MILLIKEN       GOUDEY       GOUDEY      GREENIDGE       GREENIDGE
                                UNIT 1       UNIT 2        UNIT 7       UNIT 8        UNIT 3          UNIT 4
-------------------------------------------------------------------------------------------------------------
     2022           92            92           88            90           90            82              88
     2023           92            92           92            90           90            88              82
     2024           92            92           92            90           90            88              88
     2025           92            92           92            90           90            88              88
     2026           92            92           92            90           90            88              88
     2027           92            92           92            90           90            88              88
     2028           88            92           92            86           90            88              88
     2029           92            92           92            90           90            88              88

   *After Kintigh's spring outage

7.       FINANCIAL PROJECTIONS

7.1      OVERVIEW

The Financial Projections consist of a financial pro forma model prepared by AEE. Stone & Webster has reviewed the assumptions, data, and the calculations that support the projections of the cash flow from operations. Financing assumptions, including the interest rates, debt amortization schedule, and lease payments have been provided by AEE in consultation with Morgan Stanley and McManus & Miles. Market projections for electricity and coal were also provided by AEE with the help of their market consultants London Economics and John T. Boyd Company, respectively. In the spreadsheet model used to create the Financial Projections, the prices for electrical energy and capacity and the prices for coal and coal transportation are input as constant dollar projections. AEE used these constant dollar prices and the assumed inflation rate to directly calculate the nominal electrical energy and capacity revenues as well as the nominal coal costs.

The Financial Projections for the base case and the sensitivity cases are included in Exhibit I of this Report. The Financial projections are in current dollars each year with an inflation rate of 2 percent per annum from 1999 through 2032. Each line item in the Financial Projections has its own escalation factor. They are provided in the discussion that follows.

In our review of the Financial Projections, Stone & Webster has made certain assumptions with respect to conditions which may exist or events which may occur in the future. While Stone & Webster believes these assumptions to be reasonable for the purpose of this Report, they are dependent upon future events, and actual conditions may differ materially from those assumed. In addition, the Financial Projections use and rely upon information provided by sources that we believe are reliable. Stone & Webster believes that the use of this information and assumptions are reasonable for the purposes of our Report. However, some assumptions may vary significantly due to unanticipated events and circumstances. To the extent that actual future conditions may differ from those assumed herein or provided to us by others, the actual results will vary from those forecast. This report summarizes our work up to the date of the



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Report. Thus changes in conditions occurring or becoming known after such date could affect the material presented to the extent of such changes.

The principal considerations and assumptions used by Stone & Webster in reviewing the Financial Projections and the principal information provided by others include the following:

1. Stone & Webster has made no determination as to the validity and enforceability of any contract, agreement, rule or regulation applicable to AEE. For purposes of this Report, however, Stone & Webster has assumed that all such contracts, agreements, rules and regulations will be fully enforceable in accordance with their terms and that all parties will comply with the provisions of their respective agreements.

2. London Economics prepared the projections of market capacity and energy prices for AEE using a market simulation model. Stone & Webster has reviewed certain technical inputs to the London Economics model for the AEE Assets, in particular the assumptions for new combined cycle gas turbine plants. Stone & Webster has not independently verified the methodology used by London Economics to develop the price forecasts nor has it verified the accuracy of the forecasts.

3. The methodology used to determine the capacity and energy revenues was developed by London Economics based on its understanding of the dynamics of the developing energy markets in New York. Stone & Webster has not independently verified the accuracy of the revenue methodology developed by London Economics for the Financial Projections.

4. Stone & Webster has reviewed the O&M and capital budgets for the electricity generating assets acquired from NYSEG. We assume that AEE will operate and maintain the assets in accordance with the O&M and capital budgets and that the assets will be operated in accordance with accepted industry practice (except for the ten year interval between major outages as currently projected). We believe that the AEE budget for capital expenditures represents a reasonable projection for the cost of extending the life of these units through the term of the Financial Projections.

5. Stone & Webster has assumed for purposes of the Financial Projections that the Kintigh, Milliken, Goudey and Greenidge units continue to operate through 2035. We believe Kintigh is capable of operating for another 45 years provided proper maintenance and life extension work is done and Milliken is capable of operating for another 38 years provided proper maintenance and life extension work is done. We believe Goudey and Greenidge are also capable of operating for another 38 years if the life extension and maintenance program is followed. The Financial Projections assume no additional generation assets are acquired or constructed by AEE. We believe it is reasonable for AEE to assume, for purposes of the Financial Projections,that there will be no degradation in the capacity or heat rate of these facilities since they are no longer in



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     new and clean condition and have already experienced their degradation from new and clean condition.

6. Stone & Webster has assumed that all licenses, permits and approvals which have not yet been obtained or which need to be renewed during the period covered by the Financial Projections are obtained and/or renewed on a timely basis.

7. The price of the coal in the Financial Projections is based upon the base case pricing forecasts provided by John T. Boyd Company.

8. Stone & Webster has assumed that current law does not change and that AEE will be able to transfer SO2 and NOx emission credits from Kintigh and Milliken to Goudey and Greenidge in order to comply with its emission limits for these pollutants. AEE has assumed in the Financial Projections that sufficient demand exists for the sale of certain emission offsets by AEE at the prices forecast.

9. Stone & Webster has not evaluated the non-operating expenses projected by AEE. These expenses include property taxes, insurance, and general and administrative expenses.

7.2      REVENUES

The Financial Projections include revenues primarily from the sale of energy in the open market. In addition, revenues are obtained from the sale of capacity to NYSEG through April 2001 and thereafter through the sale of capacity to the market. It is assumed that there are revenues from ancillary services of approximately $2 million per year. The revenues for Goudey include a very small amount for steam sales. Prices for energy and capacity are projected to increase with inflation at two percent.

The total revenues are projected to be $308.8 million in 2000, the first full year of revenues, and $458.8 million in 2018. The largest revenue contribution is from the sale of energy which contributes $275.2 million in 2000 and $353.4 million in 2018. Capacity revenues contribute the remaining revenues except for the approximately $2 million in ancillary services at Kintigh and approximately $0.3 million in steam sales at Goudey.

The two key variables in the electric energy revenue forecast are the price obtained for the electric energy and the electric energy delivered for sale. AEE provided these projections with the help of its market consultant, London Economics. Table 7.2-1 shows the projected real energy and capacity prices for each plant through 2029.



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                                   TABLE 7.2-1
 PROJECTED BASE CASE ENERGY PRICES ($/MWH) AND CAPACITY PRICES ($/KW-YR)(1999$)

    YEAR        KINTIGH      MILLIKEN       MILLIKEN       GOUDEY       GOUDEY       GREENIDGE      GREENIDGE       CAPACITY
                              UNIT 1         UNIT 2        UNIT 7       UNIT 8        UNIT 3          UNIT 4         PAYMENT
-----------------------------------------------------------------------------------------------------------------------------
    1999         25.22         25.17          25.17        25.27        25.00          25.46          25.25           27.00
    2000         26.33         26.44          26.31        26.23        26.83          26.30          26.37           30.00
    2001         27.54         27.30          27.47        27.66        27.52          27.82          27.88           37.00
    2002         28.16         28.56          28.67        28.59        28.63          28.43          28.67           40.80
    2003         27.39         27.23          27.40        27.22        27.19          27.59          27.06           46.20
    2004         25.14         25.06          25.17        24.99        25.05          25.23          24.99           51.60
    2005         22.88         22.88          22.94        22.76        22.91          22.87          22.92           57.00
    2006         23.17         23.19          23.19        23.09        23.21          23.18          23.18           56.20
    2007         23.47         23.51          23.45        23.43        23.50          23.49          23.45           55.40
    2008         23.76         23.82          23.70        23.76        23.80          23.80          23.71           54.60
    2009         24.06         24.14          23.96        24.10        24.09          24.11          23.98           53.80
    2010         24.35         24.45          24.21        24.43        24.39          24.42          24.24           53.00
    2011         24.62         24.76          24.55        24.74        24.70          24.66          24.59           52.60
    2012         24.89         25.06          24.90        25.05        25.01          24.90          24.94           52.20
    2013         25.17         25.37          25.24        25.35        25.32          25.13          25.28           51.80
    2014         25.44         25.67          25.59        25.66        25.63          25.37          25.63           51.40
    2015         25.71         25.98          25.93        25.97        25.94          25.61          25.98           51.00
    2016         25.31         25.54          25.49        25.50        25.49          25.16          25.53           52.60
    2017         24.91         25.10          25.06        25.04        25.04          24.71          25.08           54.20
    2018         24.52         24.66          24.62        24.57        24.59          24.27          24.64           55.80
    2019         24.12         24.22          24.19        24.11        24.14          23.82          24.19           57.40
    2020         23.72         23.78          23.75        23.64        23.69          23.37          23.74           59.00
    2021         23.72         23.78          23.75        23.64        23.69          23.37          23.74           59.00
    2022         23.72         23.78          23.75        23.64        23.69          23.37          23.74           59.00
    2023         23.72         23.78          23.75        23.64        23.69          23.37          23.74           59.00
    2024         23.72         23.78          23.75        23.64        23.69          23.37          23.74           59.00
    2025         23.72         23.78          23.75        23.64        23.69          23.37          23.74           59.00
    2026         23.72         23.78          23.75        23.64        23.69          23.37          23.74           59.00
    2027         23.72         23.78          23.75        23.64        23.69          23.37          23.74           59.00
    2028         23.72         23.78          23.75        23.64        23.69          23.37          23.74           59.00
    2029         23.72         23.78          23.75        23.64        23.69          23.37          23.74           59.00



Report Date: May 12, 1999               51                [Stone & Webster LOGO]

                                                    Independent Technical Review
                                                                             AEE

7.3      EXPENSES

The Financial Projections include the following expenses:

          - Costs of purchasing and transporting fuel for the thermal power stations

          - Fixed O&M costs for each of the plants including expenses associated with major maintenance

          -    Variable O&M costs for each plant

          -    Property taxes and insurance for each plant

          -    Sales and purchases of NOx and SO2 emissions allowances.

          -    Capital Expenditures

7.3.1    FUEL

Fuel cost for each plant is a function of the price of the coal, the cost of transportation, and the quantity of fuel consumed. The plants are currently under contract with Consolidated Coal. Purchases under that contract are assumed to be approximately 2.5 million tons per year in 1999 and 2000 dropping off to
1.76 million tons 2001 and 1.11 million tons in 2002. The balance of AEE's requirements for 2001 and 2002 and all of its requirements thereafter will be bought on a spot market basis. The coal commodity prices are projected as follows for the first 31 years.



                                  TABLE 7.3.1-1
                          PROJECTED COAL PRICES ($/TON)


          YEAR               CONSOL CONTRACT        HIGH SO2 ($1998)      MEDIUM SO2 ($1998)       LOW SO2 ($1998)
                               (NOMINAL $)
------------------------------------------------------------------------------------------------------------------
          1999                    22.67                  19.20                   22.70                  24.00
          2000                    22.57                  19.10                   22.50                  23.80
          2001                    23.14                  19.00                   22.40                  23.60
          2002                    23.71                  19.00                   22.40                  23.60
          2003                                           19.00                   22.40                  23.60
          2004                                           19.00                   22.40                  23.60
          2005                                           19.00                   22.35                  23.60
          2006                                           19.00                   22.35                  23.60
          2007                                           18.80                   22.30                  23.60
          2008                                           18.60                   22.10                  23.50
          2009                                           18.40                   21.90                  23.40
          2010                                           18.20                   21.70                  23.30


Report Date: May 12, 1999               52                [Stone & Webster LOGO]

                                                    Independent Technical Review
                                                                             AEE



          YEAR               CONSOL CONTRACT        HIGH SO2 ($1998)      MEDIUM SO2 ($1998)       LOW SO2 ($1998)
                               (NOMINAL $)
------------------------------------------------------------------------------------------------------------------------------------

          2011                                           18.20                   21.70                  23.30
          2012                                           18.20                   21.70                  23.30
          2013                                           18.20                   21.70                  23.30
          2014                                           18.20                   21.70                  23.30
          2015                                           18.20                   21.70                  23.30
          2016                                           18.20                   21.70                  23.30
          2017                                           18.20                   21.70                  23.30
          2018                                           18.20                   21.70                  23.30
          2019                                           18.20                   21.70                  23.30
          2020                                           18.20                   21.70                  23.30
          2021                                           18.20                   21.70                  23.30
          2022                                           18.20                   21.70                  23.30
          2023                                           18.20                   21.70                  23.30
          2024                                           18.20                   21.70                  23.30
          2025                                           18.20                   21.70                  23.30
          2026                                           18.20                   21.70                  23.30
          2027                                           18.20                   21.70                  23.30
          2028                                           18.20                   21.70                  23.30
          2029                                           18.20                   21.70                  23.30



Table 7.3.1-2 provides the projected heat content of the coal in Btu's per pound.

                                  TABLE 7.3.1-2
                              HEAT CONTENT OF COAL

             COAL                               HEAT CONTENT OF COAL IN
                                                     BTU/LB. OF COAL
------------------------------------------------------------------------
          High SO2                                       12,500
          Medium SO2                                     12,800
          Low SO2                                        12,800


Report Date: May 12, 1999               53                [Stone & Webster LOGO]

                                                    Independent Technical Review
                                                                             AEE

Kintigh and Milliken consume a mixture of high and medium sulfur coal, which produces a blended price for coal at these plants. The quantity of coal consumed is a function of the plant's heat rate and power production. The delivered cost of coal to each plant is projected to be as follows:

                                  TABLE 7.3.1-3
                    DELIVERED COST OF COAL ($/MMBTU, NOMINAL)

          YEAR                   KINTIGH                MILLIKEN                GOUDEY                GREENIDGE
---------------------------------------------------------------------------------------------------------------
          1999                    1.34                    1.32                   1.32                   1.32
          2000                    1.33                    1.30                   1.37                   1.37
          2001                    1.35                    1.31                   1.38                   1.38
          2002                    1.36                    1.32                   1.40                   1.40
          2003                    1.36                    1.34                   1.42                   1.42
          2004                    1.38                    1.36                   1.44                   1.44
          2005                    1.40                    1.38                   1.46                   1.46
          2006                    1.42                    1.40                   1.48                   1.48
          2007                    1.43                    1.41                   1.50                   1.50
          2008                    1.44                    1.42                   1.51                   1.51
          2009                    1.45                    1.43                   1.52                   1.52
          2010                    1.46                    1.44                   1.53                   1.53
          2011                    1.48                    1.46                   1.55                   1.55
          2012                    1.50                    1.48                   1.58                   1.58
          2013                    1.52                    1.50                   1.60                   1.60
          2014                    1.54                    1.52                   1.62                   1.62
          2015                    1.56                    1.54                   1.64                   1.64
          2016                    1.58                    1.56                   1.67                   1.67
          2017                    1.60                    1.58                   1.69                   1.69
          2018                    1.63                    1.61                   1.72                   1.72
          2019                    1.65                    1.63                   1.74                   1.74
          2020                    1.67                    1.65                   1.77                   1.77
          2021                    1.70                    1.68                   1.80                   1.80
          2022                    1.72                    1.70                   1.82                   1.82
          2023                    1.75                    1.73                   1.85                   1.85
          2024                    1.77                    1.75                   1.88                   1.88
          2025                    1.80                    1.78                   1.91                   1.91
          2026                    1.83                    1.81                   1.94                   1.94
          2027                    1.85                    1.83                   1.97                   1.97
          2028                    1.88                    1.86                   2.00                   2.00
          2029                    1.91                    1.89                   2.03                   2.03



Report Date: May 12, 1999               54                [Stone & Webster LOGO]

                                                    Independent Technical Review
                                                                             AEE

The coal price projections fall within the range of delivered prices that we would expect based on our observations at other plants. The prices continue in a similar pattern for the remainder of the projection.

7.3.2    FIXED OPERATIONS, MAINTENANCE, AND OTHER COSTS

The operations, maintenance, and other costs for all plants are projected as follows for the first eight years.

                                  TABLE 7.3.2-1
                  PROJECTED CONSOLIDATED COSTS ($000S, NOMINAL)

                           1999        2000        2001        2002        2003         2004       2005        2006
                          ------      ------       -----      ------      ------       -----      ------       -----
O&M                        8,827      10,103      11,699       9,771      11,394       9,553      12,638       9,956
G&A                       17,533      27,245      27,588      27,881      28,261      28,820      29,389      29,970
Environmental                949       1,445       3,527       2,643       2,688       2,734       2,781       5,049
Expenditures
Property Tax              11,937      17,102      16,112      14,895      13,779      13,200      13,200      13,200
Transmission               4,071       1,015       1,030       1,046       1,061       1,077       1,093       1,110
Capital Expenditures      10,609      12,249       7,177      17,003      15,604       6,567      11,151       1,086

The average fixed expenditures per year for the years 2007 through 2032 are as follows:

                                  TABLE 7.3.2-2
                                PROJECTED AVERAGE

                                                           AVERAGE COST PER YEAR
                                                              ($000S,NOMINAL)
                               ITEM                             (2007-2032)
                               ----                        ---------------------
                O&M                                                 12,983
                G&A                                                 39,461
                Environmental Expenditures                           2,397
                Property Tax                                        13,200
                Transmission                                         1,365
                Capital Exp.                                        12,404

O&M consists of maintenance expenses and consumable items in the course of operating the stations. G&A consists of payroll and benefits, insurance, and other miscellaneous items. Environmental

Report Date: May 12, 1999               55                [Stone & Webster Logo]

                                                    Independent Technical Review
                                                                             AEE

expenditures consist of remediation activities and compliance costs. Property taxes assumed in the projections are lower than current property taxes paid by NYSEG. Transmission costs are the costs associated with interconnecting with the grid. Transmission costs are high in 1999 due to buyout of certain transmission contracts. All items escalate at either one and one half or two percent per year. Property tax is projected not to escalate.

Stone & Webster has reviewed these costs and believes the FGD O&M, Plant O&M, G&A, environmental compliance, environmental remediation, payroll and benefits, and the capital expenditure budget are adequate to provide for the long-term operation of the plants. AEE has provided projections for insurance, property taxes, railroad, and transmission costs. We have not reviewed the basis for these projections.

7.3.3    VARIABLE OPERATING COSTS

Variable costs consist of limestone consumption in the FGD units, ash disposal, SCR O&M, and the sale or purchase of NOx and SO2 emissions credits. Tables 7.3.3-1 and 7.3.3-2 present these costs and assume an SCRs are installed at Milliken in 2002 and 2003. The variable operating costs are directly tied to the operation of each unit. Limestone consumption is a function of the amount of sulfur in the coal and the quantity of coal consumed. Ash disposal cost is relatively low due to the ability to sell a large portion of the ash for roadbed material and other uses. The quantity of ash produced is directly tied to the ash content of the coal.

                                  TABLE 7.3.3-1
                    VARIABLE OPERATING COSTS ($000S, NOMINAL)

                          1999        2000        2001         2002        2003        2004         2005        2006
                          -----       -----       -----        -----       -----       -----        -----       -----
Limestone                 1,764       2,817       2,835        2,876       2,936       2,937        2,981       3,026
Ash Disposal               848        1,310       1,364        1,384       1,407       1,408        1,442       1,456
SCR O&M                    614         974        1,019        1,035       1,050       1,521        1,579       1,567
NOx Allowances           (6,542)     (11,521)    (6,601)      (6,730)     (1,447)     (1,608)      (1,641)     (1,577)
SO2 Allowances           (2,501)       872        1,128        1,237       1,334       1,300        1,303       1,567

                                  TABLE 7.3.3-2
              VARIABLE OPERATING COSTS FOR REMAINDER OF PROJECTION

                                                           AVERAGE COST PER YEAR
                                                              ($000S,NOMINAL)
                               ITEM                             (2007-2032)
                               ----                        ---------------------
                    Limestone                                      3,704
                    Ash Disposal                                   1,784
                    SCR O&M                                        1,924

Report Date: May 12, 1999               56                [Stone & Webster Logo]

                                                    Independent Technical Review
                                                                             AEE

                    NOx Allowances                                (2,164)
                    SO2 Allowances                                 1,297

We have reviewed the quantities estimated for each of the above items and believe they are reasonable levels of consumption for each item. The overall cost for the limestone, ash removal, and SCR O&M seem reasonable based on our previous experience. The prices for the NOx and SO2 allowance were provided by AEE. AEE has indicated they projected the prices for NOx and SO2 allowances based on their discussions with market traders. As part of the sale of NOx allowances, AEE has projected a sale of NOx offsets in the year 2000 of $5 million. The prices for NOx allowances are projected to increase 2 percent per year from $3,200 per ton in 1999. The prices for SO2 allowances are projected at $185 per ton in 1999, escalating to $343 per ton in 2007 and then decreasing to $270 per ton by 2027 onward.

7.4      SENSITIVITY CASES

Stone & Webster has performed several sensitivities using the Financial Projections. The purpose of the sensitivities is to demonstrate how each sensitivity affects the projected coverage ratio. The sensitivities performed are as follows:

         Sensitivity 1 - London Economics' downside scenario for energy and capacity prices and capacity factors

         Sensitivity 2 - Capacity factors reduced by ten percent

         Sensitivity 3 - Fuel costs increased by ten percent (including coal transportation)

         Sensitivity 4 - O&M costs increased by 25 percent

         Sensitivity 5 - Capital expenditures increased by 50 percent

         Sensitivity 6 - Heat rates at each plant increased by 500 Btu's/kWh


Sensitivity 1 incorporates the downside scenario of market prices and capacity factors prepared by London Economics. Sensitivity 2 illustrates the impact of a decrease in the capacity factor through either a reduction in availability or a lack of economic dispatch. Sensitivity 3 demonstrates the impact of increased fuel prices. Projecting O&M costs has inherent uncertainty, especially with long term projections. Sensitivity 4 demonstrates the impact of a large increase in O&M costs. Although, we believe the O&M projections are more accurate than plus or minus 25 percent, this sensitivity helps to illustrate the limited impact of O&M costs on cash flows. Capital expenditures could be higher than currently projected if life extension activities are more involved than what is typical. Sensitivity 5 illustrates the effect of higher capital expenditures. We believe the heat rate projected for each unit is reasonable and that additional degradation of any heat rate from its current level is unlikely. Sensitivity 6 illustrates the impact of increasing the heat rate beyond what we would consider reasonable for any further degradation in heat rate for each unit.

Report Date: May 12, 1999               57                [Stone & Webster Logo]

                                                    Independent Technical Review
                                                                             AEE

Each sensitivity represents an individual case and should not be combined, since we believe it is unlikely for each of these cases to occur together.

7.5      COVERAGE RATIOS

The FCCRs for the base case and each of the sensitivities are presented in Table 7.5-1. The coverage ratios are calculated on a pre-tax basis. Fixed charge payments are estimated and may vary from the payments ultimately negotiated by AEE with the institutional investors who will acquire and lease the Kintigh and Milliken Facilities to AEE. In all cases the minimum and average fixed charge coverage ratio is equal to or above 1.0 for each year. Stone & Webster believes that these sensitivities reasonably demonstrate the impact on cash flows and coverage ratios that would occur if the sensitivity cases occurred.

                                   TABLE 7.5-1
                       LEASE DEFAULT RIGHT COVERAGE RATIOS

                                                  MINIMUM FIXED CHARGE      AVERAGE FIXED CHARGE
                                                     COVERAGE RATIO            COVERAGE RATIO
                                                  --------------------      --------------------
       Base Case                                          1.67                      3.38
       Sensitivity 1:                                     1.28                      2.66
       London Economics Downside
       Sensitivity 2:                                     1.48                      3.12
       Reduced Capacity Factor
       Sensitivity 3:                                     1.41                      3.04
       Increased Fuel Costs
       Sensitivity 4:                                     1.34                      3.07
       Increased O&M
       Sensitivity 5:                                     1.51                      3.26
       Increased Capital Expenditures
       Sensitivity 6:                                     1.52                      3.19
       Increased Heat Rate

Report Date: May 12, 1999               58                [Stone & Webster Logo]

EXHIBIT I    FINANCIAL PROJECTIONS

CONFIDENTIAL                   AES EASTERN ENERGY                     BASE CASE
                             FINANCIAL PROJECTIONS

CONSOLIDATED PROJECTIONS


                                                              1           2           3           4           5           6
                                                        --------------------------------------------------------------------
                   (in thousands, except ratios)         Dec-99      Dec-00      Dec-01      Dec-02      Dec-03      Dec-04
                                                        --------------------------------------------------------------------
       Total Generation  (GwHr)                           6,584      10,232      10,210      10,208      10,249      10,111
REVENUES
       NYSEG ICAP                                        20,981      31,472      10,491           0           0           0
       Other capacity payments                                0           0      32,541      54,901      63,411      72,239
       Energy payments                                  165,956     275,205     292,604     307,247     303,264     280,334
       Ancillary & Steam sales                            1,433       2,154       2,158       2,161       2,165       2,269
                                                        --------------------------------------------------------------------
       TOTAL REVENUES                                   188,370     308,831     337,793     364,309     368,840     354,842

OPERATING COSTS
       Coal                                             (56,106)    (87,625)    (88,897)    (90,315)    (91,557)    (92,143)
       Transportation                                   (29,203)    (45,705)    (46,076)    (46,510)    (47,155)    (46,991)
       Coal haulage                                      (2,030)     (3,123)     (3,186)     (3,249)     (3,314)     (3,381)
                                                        --------------------------------------------------------------------
       FUEL SUBTOTAL                                    (87,338)   (136,453)   (138,159)   (140,075)   (142,026)   (142,514)

       O & M                                             (8,827)    (10,103)    (11,699)     (9,771)    (11,394)     (9,553)
       G&A                                              (17,533)    (27,245)    (27,588)    (27,881)    (28,261)    (28,820)
       Environmental Expenditures                          (949)     (1,445)     (3,527)     (2,643)     (2,688)     (2,734)
       Property Tax                                     (11,937)    (17,102)    (16,112)    (14,895)    (13,779)    (13,200)
       Transmission                                      (4,071)     (1,015)     (1,030)     (1,046)     (1,061)     (1,077)
                                                        --------------------------------------------------------------------
       TOTAL FIXED O&M                                  (43,317)    (56,910)    (59,956)    (56,236)    (57,183)    (55,384)

       Limestone                                         (1,764)     (2,817)     (2,835)     (2,876)     (2,936)     (2,937)
       Ash Disposal                                        (848)     (1,310)     (1,364)     (1,384)     (1,407)     (1,408)
       SCR O&M                                             (614)       (974)     (1,019)     (1,035)     (1,050)     (1,521)
       NOx Allowances sold (purchased)                    6,542      11,521       6,601       6,730       1,447       1,608
       SO2 Allowances sold (purchased)                    2,501        (872)     (1,128)     (1,237)     (1,334)     (1,300)
                                                        --------------------------------------------------------------------
       TOTAL VARIABLE O&M                                 5,817       5,548         255         197      (5,280)     (5,558)
                                                        ====================================================================
GROSS CASH FLOW FROM OPERATIONS                          63,532     121,017     139,933     168,195     164,350     151,386

       Capital expenditures                             (10,609)    (12,249)     (7,177)    (17,003)    (15,604)     (6,567)
       Interest earned on Reserve                         1,667       2,048       1,564       1,552       1,551       1,576
       Interest paid on Working Cap facility               (188)       (188)       (188)       (188)       (188)       (188)
                                                        --------------------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES                         54,403     110,628     134,132     152,556     150,110     146,207
                                                        ====================================================================

       Rent for Principal & Interest on Certificates    (32,487)    (51,296)    (51,296)    (51,296)    (58,149)    (59,000)
       Non-Deferrable Rent                                    0           0           0           0           0           0
       Deferrable Rent                                   (4,000)     (8,454)     (9,204)     (9,204)     (2,351)     (1,500)
                                                        --------------------------------------------------------------------
TOTAL RENT PAYMENTS                                     (36,487)    (59,750)    (60,500)    (60,500)    (60,500)    (60,500)

       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)       1.67X       2.16X       2.61X       2.97X       2.58X       2.48X
       TEN-YEAR AVERAGE FCCR (2000-2009)                  2.44X
       AVERAGE FCCR OVER TERM OF CERTIFICATES             3.38X

                                                                  7           8           9          10          11
                                                        -----------------------------------------------------------
                   (in thousands, except ratios)             Dec-05      Dec-06      Dec-07      Dec-08      Dec-09
                                                        -----------------------------------------------------------
       Total Generation  (GwHr)                              10,076      10,131      10,131      10,116       9,894
REVENUES
       NYSEG ICAP                                                 0           0           0           0           0
       Other capacity payments                               81,395      81,857      82,306      82,740      83,158
       Energy payments                                      259,704     269,739     278,590     287,259     290,100
       Ancillary & Steam sales                                2,273       2,277       2,282       2,286       2,290
                                                        -----------------------------------------------------------
       TOTAL REVENUES                                       343,372     353,874     363,177     372,284     375,548

OPERATING COSTS
       Coal                                                 (93,563)    (95,995)    (97,360)    (98,149)    (97,186)
       Transportation                                       (50,263)    (51,547)    (52,578)    (53,526)    (53,463)
       Coal haulage                                          (3,448)     (3,517)     (3,588)     (3,659)     (3,733)
                                                        -----------------------------------------------------------
       FUEL SUBTOTAL                                       (147,274)   (151,059)   (153,526)   (155,334)   (154,382)

       O & M                                                (12,638)     (9,956)    (11,718)    (11,064)    (15,076)
       G&A                                                  (29,389)    (29,970)    (30,563)    (31,167)    (31,783)
       Environmental Expenditures                            (2,781)     (5,049)     (2,878)     (2,927)     (2,978)
       Property Tax                                         (13,200)    (13,200)    (13,200)    (13,200)    (13,200)
       Transmission                                          (1,093)     (1,110)     (1,126)     (1,143)     (1,161)
                                                        -----------------------------------------------------------
       TOTAL FIXED O&M                                      (59,101)    (59,284)    (59,485)    (59,502)    (64,197)

       Limestone                                             (2,981)     (3,026)     (3,071)     (3,117)     (3,072)
       Ash Disposal                                          (1,442)     (1,456)     (1,478)     (1,494)     (1,547)
       SCR O&M                                               (1,579)     (1,567)     (1,591)     (1,615)     (1,676)
       NOx Allowances sold (purchased)                        1,641       1,577       1,609       1,734       1,764
       SO2 Allowances sold (purchased)                       (1,303)     (1,567)     (1,655)     (1,534)     (1,540)
                                                        -----------------------------------------------------------
       TOTAL VARIABLE O&M                                    (5,664)     (6,039)     (6,186)     (6,026)     (6,070)
                                                        ===========================================================
GROSS CASH FLOW FROM OPERATIONS                             131,333     137,491     143,981     151,422     150,900

       Capital expenditures                                 (11,151)     (1,086)     (8,056)    (12,566)    (11,903)
       Interest earned on Reserve                             1,602       1,603       1,603       1,678       1,761
       Interest paid on Working Cap facility                   (188)       (188)       (188)       (188)       (188)
                                                        -----------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES                            121,596     137,821     137,339     140,346     140,570
                                                        ===========================================================

       Rent for Principal & Interest on Certificates        (57,000)    (59,000)    (59,000)    (59,000)    (59,000)
       Non-Deferrable Rent                                        0           0           0           0           0
       Deferrable Rent                                       (2,500)     (3,500)     (3,500)     (3,500)     (3,500)
                                                        -----------------------------------------------------------
TOTAL RENT PAYMENTS                                         (59,500)    (62,500)    (62,500)    (62,500)    (62,500)

       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)           2.13X       2.34X       2.33X       2.38X       2.38X
       TEN-YEAR AVERAGE FCCR (2000-2009)
       AVERAGE FCCR OVER TERM OF CERTIFICATES


Note: (1) Fixed charges consist of principal and interest on the Certificates and non-deferrable rent payments under the Leases

Note: (2) FCCR equals cash available for fixed charges divided by fixed charges


                  Consolidated Projections Base-1 Page 1 of 3

CONFIDENTIAL                   AES EASTERN ENERGY                     BASE CASE
                             FINANCIAL PROJECTIONS

CONSOLIDATED PROJECTIONS


                                                             12          13          14          15          16          17
                                                       ---------------------------------------------------------------------
                   (in thousands, except ratios)         Dec-10      Dec-11      Dec-12      Dec-13      Dec-14      Dec-15
                                                       ---------------------------------------------------------------------
       Total Generation  (GwHr)                          10,102      10,078      10,076      10,111      10,076      10,131
REVENUES
       NYSEG ICAP                                             0           0           0           0           0           0
       Other capacity payments                           83,560      84,588      85,623      86,667      87,717      88,775
       Energy payments                                  305,762     314,896     324,960     336,525     346,015     358,956
       Ancillary & Steam sales                            2,294       2,299       2,303       2,308       2,313       2,317
                                                       ---------------------------------------------------------------------
       TOTAL REVENUES                                   391,617     401,782     412,887     425,499     436,044     450,048
OPERATING COSTS
       Coal                                            (100,006)   (101,822)   (103,843)   (106,195)   (107,971)   (110,781)
       Transportation                                   (55,629)    (56,626)    (57,747)    (59,065)    (60,068)    (61,603)
       Coal haulage                                      (3,807)     (3,883)     (3,961)     (4,040)     (4,121)     (4,203)
                                                       ---------------------------------------------------------------------
       FUEL SUBTOTAL                                   (159,442)   (162,331)   (165,551)   (169,300)   (172,160)   (176,588)

       O & M                                            (11,560)    (12,563)    (12,791)    (13,094)    (12,263)    (10,262)
       G&A                                              (32,411)    (33,052)    (33,705)    (34,372)    (35,051)    (35,744)
       Environmental Expenditures                        (3,029)     (3,081)     (1,728)     (1,754)     (1,780)     (1,807)
       Property Tax                                     (13,200)    (13,200)    (13,200)    (13,200)    (13,200)    (13,200)
       Transmission                                      (1,178)     (1,196)     (1,214)     (1,232)     (1,250)     (1,269)
                                                       ---------------------------------------------------------------------
       TOTAL FIXED O&M                                  (61,378)    (63,091)    (62,638)    (63,651)    (63,545)    (62,283)

       Limestone                                         (3,211)     (3,237)     (3,284)     (3,358)     (3,408)     (3,459)
       Ash Disposal                                      (1,534)     (1,567)     (1,591)     (1,609)     (1,648)     (1,665)
       SCR O&M                                           (1,664)     (1,677)     (1,702)     (1,740)     (1,805)     (1,792)
       NOx Allowances sold (purchased)                    1,841       1,759       1,795       1,921       1,961       1,885
       SO2 Allowances sold (purchased)                   (1,444)     (1,487)     (1,467)     (1,354)     (1,252)     (1,408)
                                                       ---------------------------------------------------------------------
       TOTAL VARIABLE O&M                                (6,012)     (6,210)     (6,249)     (6,140)     (6,153)     (6,440)
                                                       =====================================================================
GROSS CASH FLOW FROM OPERATIONS                         164,785     170,150     178,448     186,408     194,186     204,738

       Capital expenditures                              (3,715)    (14,477)    (11,701)     (4,184)    (11,246)    (16,752)
       Interest earned on Reserve                         1,794       1,864       1,909       1,916       1,929       1,936
       Interest paid on Working Cap facility               (188)       (188)       (188)       (188)       (188)       (188)
                                                       ---------------------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES                        162,676     157,349     168,470     183,953     184,682     189,734
                                                       =====================================================================

       Rent for Principal & Interest on Certificates    (64,500)    (64,500)    (66,500)    (70,000)    (70,000)    (70,000)
       Non-Deferrable Rent                                    0           0           0           0           0           0
       Deferrable Rent                                   (4,000)     (4,500)     (4,500)     (4,500)     (4,500)     (5,000)
                                                       ---------------------------------------------------------------------
TOTAL RENT PAYMENTS                                     (68,500)    (69,000)    (71,000)    (74,500)    (74,500)    (75,000)

       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)       2.52X       2.44X       2.53X       2.63X       2.64X       2.71X
       TEN-YEAR AVERAGE FCCR (2000-2009)
       AVERAGE FCCR OVER TERM OF CERTIFICATES

                                                                18          19          20          21          22
                                                       -----------------------------------------------------------
                   (in thousands, except ratios)            Dec-16      Dec-17      Dec-18      Dec-19      Dec-20
                                                       -----------------------------------------------------------
       Total Generation  (GwHr)                             10,131      10,131       9,879      10,131      10,102
REVENUES
       NYSEG ICAP                                                0           0           0           0           0
       Other capacity payments                              93,392      98,157     103,076     108,152     113,390
       Energy payments                                     360,185     361,320     353,369     363,289     363,070
       Ancillary & Steam sales                               2,322       2,327       2,332       2,332       2,332
                                                       -----------------------------------------------------------
       TOTAL REVENUES                                      455,899     461,804     458,777     473,773     478,792
OPERATING COSTS
       Coal                                               (113,003)   (115,263)   (114,770)   (119,919)   (121,926)
       Transportation                                      (62,835)    (64,092)    (63,768)    (66,681)    (67,811)
       Coal haulage                                         (4,288)     (4,373)     (4,461)     (4,550)     (4,641)
                                                       -----------------------------------------------------------
       FUEL SUBTOTAL                                      (180,126)   (183,728)   (182,998)   (191,151)   (194,378)

       O & M                                               (10,175)    (10,671)     (9,511)    (11,204)    (13,037)
       G&A                                                 (36,451)    (37,172)    (37,907)    (38,657)    (39,422)
       Environmental Expenditures                           (6,986)     (1,862)     (1,890)     (1,918)     (1,947)
       Property Tax                                        (13,200)    (13,200)    (13,200)    (13,200)    (13,200)
       Transmission                                         (1,288)     (1,307)     (1,327)     (1,347)     (1,367)
                                                       -----------------------------------------------------------
       TOTAL FIXED O&M                                     (68,100)    (64,212)    (63,835)    (66,326)    (68,972)

       Limestone                                            (3,511)     (3,564)     (3,512)     (3,672)     (3,727)
       Ash Disposal                                         (1,690)     (1,715)     (1,697)     (1,767)     (1,781)
       SCR O&M                                              (1,819)     (1,846)     (1,818)     (1,902)     (1,931)
       NOx Allowances sold (purchased)                       1,923       1,961       2,221       2,040       2,244
       SO2 Allowances sold (purchased)                      (1,385)     (1,362)     (1,189)     (1,315)     (1,165)
                                                       -----------------------------------------------------------
       TOTAL VARIABLE O&M                                   (6,483)     (6,526)     (5,995)     (6,615)     (6,360)
                                                       ===========================================================
GROSS CASH FLOW FROM OPERATIONS                            201,191     207,337     205,948     209,681     209,082

       Capital expenditures                                (13,613)     (6,697)     (4,250)    (13,103)    (13,365)
       Interest earned on Reserve                            1,936       1,936       1,936       1,936       1,728
       Interest paid on Working Cap facility                  (188)       (188)       (188)       (188)       (188)
                                                       -----------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES                           189,326     202,389     203,447     198,326     197,257
                                                       ===========================================================

       Rent for Principal & Interest on Certificates       (70,000)    (45,561)    (70,000)    (70,000)    (56,147)
       Non-Deferrable Rent                                      (0)    (24,439)          0           0           0
       Deferrable Rent                                      (5,500)     (5,500)     (5,500)     (5,500)     (2,750)
                                                       -----------------------------------------------------------
TOTAL RENT PAYMENTS                                        (75,500)    (75,500)    (75,500)    (75,500)    (58,897)

       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)          2.70X       2.89X       2.91X       2.83X       3.51X
       TEN-YEAR AVERAGE FCCR (2000-2009)
       AVERAGE FCCR OVER TERM OF CERTIFICATES


                  Consolidated Projections Base-1 Page 2 of 3

CONFIDENTIAL                   AES EASTERN ENERGY                     BASE CASE
                             FINANCIAL PROJECTIONS

CONSOLIDATED PROJECTIONS


                                                             23          24          25          26          27          28
                                                       ---------------------------------------------------------------------
                   (in thousands, except ratios)         Dec-21      Dec-22      Dec-23      Dec-24      Dec-25      Dec-26
                                                       ---------------------------------------------------------------------

       Total Generation  (GwHr)                          10,078      10,056      10,076      10,131      10,131      10,131
REVENUES
       NYSEG ICAP                                             0           0           0           0           0           0
       Other capacity payments                          115,658     117,971     120,330     122,737     125,192     127,696
       Energy payments                                  369,464     376,054     384,294     394,129     402,012     410,052
       Ancillary & Steam sales                            2,332       2,332       2,332       2,332       2,332       2,332
                                                       ---------------------------------------------------------------------
       TOTAL REVENUES                                   487,454     496,357     506,956     519,198     529,535     540,079
OPERATING COSTS
       Coal                                            (124,141)   (126,258)   (129,049)   (132,415)   (135,063)   (137,765)
       Transportation                                   (69,027)    (70,219)    (71,787)    (73,622)    (75,094)    (76,596)
       Coal haulage                                      (4,734)     (4,828)     (4,925)     (5,024)     (5,124)     (5,226)
                                                       ---------------------------------------------------------------------
       FUEL SUBTOTAL                                   (197,901)   (201,305)   (205,761)   (211,060)   (215,281)   (219,587)

       O & M                                            (13,233)    (13,431)    (13,633)    (13,837)    (14,045)    (14,255)
       G&A                                              (40,201)    (40,997)    (41,808)    (42,635)    (43,478)    (44,338)
       Environmental Expenditures                        (1,976)     (2,006)     (2,036)     (2,066)     (2,097)     (2,129)
       Property Tax                                     (13,200)    (13,200)    (13,200)    (13,200)    (13,200)    (13,200)
       Transmission                                      (1,388)     (1,408)     (1,430)     (1,451)     (1,473)     (1,495)
                                                       ---------------------------------------------------------------------
       TOTAL FIXED O&M                                  (69,997)    (71,041)    (72,105)    (73,189)    (74,292)    (75,417)

       Limestone                                         (3,756)     (3,811)     (3,897)     (3,956)     (4,015)     (4,075)
       Ash Disposal                                      (1,819)     (1,839)     (1,855)     (1,903)     (1,932)     (1,961)
       SCR O&M                                           (1,947)     (1,975)     (2,019)     (2,049)     (2,080)     (2,111)
       NOx Allowances sold (purchased)                    2,144       2,319       2,344       2,253       2,298       2,344
       SO2 Allowances sold (purchased)                   (1,258)     (1,148)     (1,087)     (1,243)     (1,243)     (1,243)
                                                       ---------------------------------------------------------------------
       TOTAL VARIABLE O&M                                (6,636)     (6,455)     (6,514)     (6,898)     (6,971)     (7,046)
                                                       =====================================================================
GROSS CASH FLOW FROM OPERATIONS                         212,920     217,555     222,575     228,051     232,990     238,029

       Capital expenditures                             (23,589)    (13,905)    (14,183)    (14,467)    (16,499)    (13,244)
       Interest earned on Reserve                         1,254         981         975         974         974         974
       Interest paid on Working Cap facility               (188)       (188)       (188)       (188)       (188)       (188)
                                                       ---------------------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES                        190,398     204,444     209,179     214,371     217,278     225,572
                                                       =====================================================================

       Rent for Principal & Interest on Certificates    (19,900)    (19,000)    (19,000)    (19,000)    (19,000)    (19,000)
       Non-Deferrable Rent                              (18,100)    (19,000)    (19,000)    (19,000)    (19,000)    (19,000)
       Deferrable Rent                                        0           0           0           0           0           0
                                                       ---------------------------------------------------------------------
TOTAL RENT PAYMENTS                                     (38,000)    (38,000)    (38,000)    (38,000)    (38,000)    (38,000)

       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)       5.01X       5.38X       5.50X       5.64X       5.72X       5.94X
       TEN-YEAR AVERAGE FCCR (2000-2009)
       AVERAGE FCCR OVER TERM OF CERTIFICATES

                                                                29          30          31          32          33          34
                                                       -----------------------------------------------------------------------
                   (in thousands, except ratios)            Dec-27      Dec-28      Dec-29      Dec-30      Dec-31      Dec-32
                                                       -----------------------------------------------------------------------

       Total Generation  (GwHr)                             10,131       9,879      10,131      10,102      10,059      10,021
REVENUES
       NYSEG ICAP                                                0           0           0           0           0           0
       Other capacity payments                             130,250     132,854     135,512     138,222     140,986     143,806
       Energy payments                                     418,253     416,022     435,150     442,580     449,511     456,771
       Ancillary & Steam sales                               2,332       2,332       2,332       2,332       2,332       2,332
                                                       -----------------------------------------------------------------------
       TOTAL REVENUES                                      550,834     551,209     572,994     583,134     592,829     602,909
OPERATING COSTS
       Coal                                               (140,520)   (139,927)   (146,205)   (148,643)   (150,937)   (153,436)
       Transportation                                      (78,128)    (77,732)    (81,284)    (82,662)    (83,935)    (85,341)
       Coal haulage                                         (5,331)     (5,438)     (5,546)     (5,657)     (5,770)     (5,886)
                                                       -----------------------------------------------------------------------
       FUEL SUBTOTAL                                      (223,979)   (223,097)   (233,036)   (236,962)   (240,642)   (244,663)

       O & M                                               (14,469)    (14,686)    (14,906)    (15,130)    (15,357)    (15,587)
       G&A                                                 (45,216)    (46,110)    (47,023)    (47,953)    (48,902)    (49,870)
       Environmental Expenditures                           (2,161)     (2,193)     (2,226)     (2,259)     (2,293)     (2,327)
       Property Tax                                        (13,200)    (13,200)    (13,200)    (13,200)    (13,200)    (13,200)
       Transmission                                         (1,517)     (1,540)     (1,563)     (1,587)     (1,610)     (1,634)
                                                       -----------------------------------------------------------------------
       TOTAL FIXED O&M                                     (76,562)    (77,729)    (78,918)    (80,129)    (81,363)    (82,619)

       Limestone                                            (4,136)     (4,076)     (4,261)     (4,325)     (4,359)     (4,423)
       Ash Disposal                                         (1,990)     (1,970)     (2,050)     (2,067)     (2,103)     (2,119)
       SCR O&M                                              (2,143)     (2,110)     (2,208)     (2,241)     (2,259)     (2,292)
       NOx Allowances sold (purchased)                       2,391       2,707       2,487       2,735       2,770       2,828
       SO2 Allowances sold (purchased)                      (1,243)     (1,104)     (1,243)     (1,122)     (1,148)     (1,078)
                                                       -----------------------------------------------------------------------
       TOTAL VARIABLE O&M                                   (7,121)     (6,552)     (7,275)     (7,019)     (7,099)     (7,085)
                                                       =======================================================================
GROSS CASH FLOW FROM OPERATIONS                            243,172     243,830     253,765     259,023     263,724     268,541

       Capital expenditures                                (21,065)    (13,779)    (14,961)    (11,380)    (11,608)     (8,188)
       Interest earned on Reserve                              974         974         499          12           0           0
       Interest paid on Working Cap facility                  (188)       (188)       (188)       (188)       (188)       (188)
                                                       -----------------------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES                           222,893     230,838     239,117     247,468     251,930     260,166
                                                       =======================================================================

       Rent for Principal & Interest on Certificates       (19,000)    (19,000)          0           0           0           0
       Non-Deferrable Rent                                 (19,000)    (19,000)          0           0           0           0
       Deferrable Rent                                           0           0           0           0           0           0
                                                       -----------------------------------------------------------------------
TOTAL RENT PAYMENTS                                        (38,000)    (38,000)          0           0           0           0

       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)          5.87X       6.07X       0.00X       0.00X       0.00X       0.00X
       TEN-YEAR AVERAGE FCCR (2000-2009)
       AVERAGE FCCR OVER TERM OF CERTIFICATES


                  Consolidated Projections Base-1 Page 3 of 3

CONFIDENTIAL                   AES EASTERN ENERGY              LONDON ECONOMICS
                             FINANCIAL PROJECTIONS                DOWNSIDE CASE


CONSOLIDATED PROJECTIONS


                                                              1           2           3           4           5           6
                                                        --------------------------------------------------------------------
                   (in thousands, except ratios)         Dec-99      Dec-00      Dec-01      Dec-02      Dec-03      Dec-04
                                                        --------------------------------------------------------------------
       Total Generation  (GwHr)                           6,469      10,096      10,078      10,089      10,131      10,111
REVENUES
       NYSEG ICAP                                        20,981      31,472      10,491           0           0           0
       Other capacity payments                                0           0      27,264      48,442      54,215      63,419
       Energy payments                                  151,170     253,113     267,497     283,127     274,164     256,886
       Ancillary & Steam sales                            1,433       2,154       2,158       2,161       2,165       2,269
                                                        --------------------------------------------------------------------
       TOTAL REVENUES                                   173,584     286,738     307,409     333,731     330,544     322,574

OPERATING COSTS
       FUEL SUBTOTAL                                    (85,862)   (134,818)   (136,567)   (138,625)   (140,534)   (142,514)
       TOTAL FIXED O&M                                  (43,317)    (56,910)    (59,956)    (56,236)    (57,183)    (55,384)
       TOTAL VARIABLE O&M                                 6,242       5,753         431         342      (5,131)     (5,558)
                                                        ====================================================================
GROSS CASH FLOW FROM OPERATIONS                          50,647     100,765     111,317     139,211     127,696     119,118

       Capital expenditures                             (10,609)    (12,249)     (7,177)    (17,003)    (15,604)     (6,567)
       Interest earned on Reserve                         1,667       2,048       1,564       1,552       1,551       1,576
       Interest paid on Working Cap facility               (188)       (188)       (188)       (188)       (188)       (188)
                                                        --------------------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES                         41,518      90,376     105,516     123,572     113,456     113,939
                                                        ====================================================================

       Rent for Principal & Interest on Certificates    (32,487)    (51,296)    (51,296)    (51,296)    (58,149)    (59,000)
       Non-Deferrable Rent                                    0           0           0           0           0           0
       Deferrable Rent                                   (4,000)     (8,454)     (9,204)     (9,204)     (2,351)     (1,500)
                                                        --------------------------------------------------------------------
TOTAL RENT PAYMENTS                                     (36,487)    (59,750)    (60,500)    (60,500)    (60,500)    (60,500)

       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)       1.28X       1.76X       2.06X       2.41X       1.95X       1.93X
       TEN-YEAR AVERAGE FCCR (2000-2009)                  1.90X
       AVERAGE FCCR OVER TERM OF CERTIFICATES             2.66X

                                                                  7           8           9          10          11
                                                        -----------------------------------------------------------
                   (in thousands, except ratios)             Dec-05      Dec-06      Dec-07      Dec-08      Dec-09
                                                        -----------------------------------------------------------
       Total Generation  (GwHr)                              10,076      10,131      10,131      10,116       9,894
REVENUES
       NYSEG ICAP                                                 0           0           0           0           0
       Other capacity payments                               72,827      73,701      74,580      75,466      76,357
       Energy payments                                      238,513     247,478     255,343     263,028     265,397
       Ancillary & Steam sales                                2,273       2,277       2,282       2,286       2,290
                                                        -----------------------------------------------------------
       TOTAL REVENUES                                       313,613     323,456     332,205     340,780     344,044

OPERATING COSTS
       FUEL SUBTOTAL                                       (147,274)   (151,059)   (153,526)   (155,334)   (154,382)
       TOTAL FIXED O&M                                      (59,101)    (59,284)    (59,485)    (59,502)    (64,197)
       TOTAL VARIABLE O&M                                    (5,664)     (6,039)     (6,186)     (6,026)     (6,070)
                                                        ===========================================================
GROSS CASH FLOW FROM OPERATIONS                             101,574     107,074     113,008     119,918     119,395

       Capital expenditures                                 (11,151)     (1,086)     (8,056)    (12,566)    (11,903)
       Interest earned on Reserve                             1,602       1,602       1,603       1,678       1,761
       Interest paid on Working Cap facility                   (188)       (188)       (188)       (188)       (188)
                                                        -----------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES                             91,837     107,403     106,367     108,841     109,065
                                                        ===========================================================

       Rent for Principal & Interest on Certificates        (57,000)    (59,000)    (59,000)    (59,000)    (59,000)
       Non-Deferrable Rent                                        0           0           0           0           0
       Deferrable Rent                                       (2,500)     (3,500)     (3,500)     (3,500)     (3,500)
                                                        -----------------------------------------------------------
TOTAL RENT PAYMENTS                                         (59,500)    (62,500)    (62,500)    (62,500)    (62,500)

       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)           1.61X       1.82X       1.80X       1.84X       1.85X
       TEN-YEAR AVERAGE FCCR (2000-2009)
       AVERAGE FCCR OVER TERM OF CERTIFICATES

Note: (1) Fixed charges consist of principal and interest on the Certificates and non-deferrable rent payments under the Leases

Note: (2) FCCR equals cash available for fixed charges divided by fixed charges


                       Consol. Proj. Downside Page 1 of 3

CONFIDENTIAL                   AES EASTERN ENERGY              LONDON ECONOMICS
                             FINANCIAL PROJECTIONS                DOWNSIDE CASE


CONSOLIDATED PROJECTIONS


                                                             12          13          14          15          16          17
                                                       ---------------------------------------------------------------------
                   (in thousands, except ratios)         Dec-10      Dec-11      Dec-12      Dec-13      Dec-14      Dec-15
                                                       ---------------------------------------------------------------------
       Total Generation  (GwHr)                          10,102      10,078      10,076      10,111      10,076      10,131
REVENUES
       NYSEG ICAP                                             0           0           0           0           0           0
       Other capacity payments                           77,253      76,869      76,438      75,959      75,430      74,850
       Energy payments                                  279,442     287,082     295,514     305,305     313,180     324,146
       Ancillary & Steam sales                            2,294       2,299       2,303       2,308       2,313       2,317
                                                       ---------------------------------------------------------------------
       TOTAL REVENUES                                   358,990     366,249     374,255     383,571     390,922     401,313

OPERATING COSTS
       FUEL SUBTOTAL                                   (159,442)   (162,331)   (165,551)   (169,300)   (172,160)   (176,588)
       TOTAL FIXED O&M                                  (61,378)    (63,091)    (62,638)    (63,651)    (63,545)    (62,283)
       TOTAL VARIABLE O&M                                (6,012)     (6,210)     (6,249)     (6,140)     (6,153)     (6,440)
                                                       =====================================================================
GROSS CASH FLOW FROM OPERATIONS                         132,158     134,617     139,816     144,480     149,064     156,002

       Capital expenditures                              (3,715)    (14,477)    (11,701)     (4,184)    (11,246)    (16,752)
       Interest earned on Reserve                         1,794       1,864       1,909       1,916       1,929       1,936
       Interest paid on Working Cap facility               (188)       (188)       (188)       (188)       (188)       (188)
                                                       ---------------------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES                        130,049     121,816     129,837     142,025     139,560     140,999
                                                       =====================================================================

       Rent for Principal & Interest on Certificates    (64,500)    (64,500)    (66,500)    (70,000)    (70,000)    (70,000)
       Non-Deferrable Rent                                    0           0           0           0           0           0
       Deferrable Rent                                   (4,000)     (4,500)     (4,500)     (4,500)     (4,500)     (5,000)
                                                       ---------------------------------------------------------------------
TOTAL RENT PAYMENTS                                     (68,500)    (69,000)    (71,000)    (74,500)    (74,500)    (75,000)

       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)       2.02X       1.89X       1.95X       2.03X       1.99X       2.01X
       TEN-YEAR AVERAGE FCCR (2000-2009)
       AVERAGE FCCR OVER TERM OF CERTIFICATES

                                                                18          19          20          21          22
                                                       -----------------------------------------------------------
                   (in thousands, except ratios)            Dec-16      Dec-17      Dec-18      Dec-19      Dec-20
                                                       -----------------------------------------------------------
       Total Generation  (GwHr)                             10,131      10,131       9,879      10,131      10,102
REVENUES
       NYSEG ICAP                                                0           0           0           0           0
       Other capacity payments                              79,543      84,393      89,406      94,586      99,937
       Energy payments                                     326,840     329,513     323,937     334,785     336,404
       Ancillary & Steam sales                               2,322       2,327       2,332       2,332       2,332
                                                       -----------------------------------------------------------
       TOTAL REVENUES                                      408,705     416,233     415,675     431,702     438,673

OPERATING COSTS
       FUEL SUBTOTAL                                      (180,126)   (183,728)   (182,998)   (191,151)   (194,378)
       TOTAL FIXED O&M                                     (68,100)    (64,212)    (63,835)    (66,326)    (68,972)
       TOTAL VARIABLE O&M                                   (6,483)     (6,526)     (5,995)     (6,615)     (6,360)
                                                       ============================================================
GROSS CASH FLOW FROM OPERATIONS                            153,997     161,767     162,846     167,611     168,963

       Capital expenditures                                (13,613)     (6,697)     (4,250)    (13,103)    (13,365)
       Interest earned on Reserve                            1,936       1,936       1,936       1,936       1,728
       Interest paid on Working Cap facility                  (188)       (188)       (188)       (188)       (188)
                                                       -----------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES                           142,132     156,818     160,345     156,256     157,138
                                                       ===========================================================

       Rent for Principal & Interest on Certificates       (70,000)    (45,561)    (70,000)    (70,000)    (56,147)
       Non-Deferrable Rent                                       0     (24,439)          0           0           0
       Deferrable Rent                                      (5,000)     (5,500)     (5,500)     (5,500)     (2,750)
                                                       -----------------------------------------------------------
TOTAL RENT PAYMENTS                                        (75,000)    (75,500)    (75,500)    (75,500)    (58,897)

       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)          2.03X    1.28X  2.24X   2.29X       2.23X       2.80X
       TEN-YEAR AVERAGE FCCR (2000-2009)
       AVERAGE FCCR OVER TERM OF CERTIFICATES


                       Consol. Proj. Downside Page 2 of 3

CONFIDENTIAL                   AES EASTERN ENERGY              LONDON ECONOMICS
                             FINANCIAL PROJECTIONS                DOWNSIDE CASE


CONSOLIDATED PROJECTIONS


                                                             23          24          25          26          27          28
                                                       ---------------------------------------------------------------------
                   (in thousands, except ratios)         Dec-21      Dec-22      Dec-23      Dec-24      Dec-25      Dec-26
                                                       ---------------------------------------------------------------------
       Total Generation  (GwHr)                          10,078      10,056      10,076      10,131      10,131      10,131
REVENUES
       NYSEG ICAP                                             0           0           0           0           0           0
       Other capacity payments                          101,936     103,974     106,054     108,175     110,338     112,545
       Energy payments                                  342,333     348,425     356,073     365,191     372,495     379,945
       Ancillary & Steam sales                            2,332         233       2,332       2,332       2,332       2,332
                                                       ---------------------------------------------------------------------
       TOTAL REVENUES                                   446,600     454,731     464,459     475,698     485,165     494,822

OPERATING COSTS
       FUEL SUBTOTAL                                   (197,901)   (201,305)   (205,761)   (211,060)   (215,281)   (219,587)
       TOTAL FIXED O&M                                  (69,997)    (71,041)    (72,105)    (73,189)    (74,292)    (75,417)
       TOTAL VARIABLE O&M                                (6,636)     (6,455)     (6,514)     (6,898)     (6,971)     (7,046)
                                                       =====================================================================
GROSS CASH FLOW FROM OPERATIONS                         172,066     175,930     180,078     184,551     188,620     192,772

       Capital expenditures                             (23,589)    (13,905)    (14,183)    (14,467)    (16,499)    (13,244)
       Interest earned on Reserve                         1,254         981         975         974         974         974
       Interest paid on Working Cap facility               (188)       (188)       (188)       (188)       (188)       (188)
                                                       ---------------------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES                        149,544     162,818     166,681     170,871     172,908     180,314
                                                       =====================================================================

       Rent for Principal & Interest on Certificates    (19,900)    (19,000)    (19,000)    (19,000)    (19,000)    (19,000)
       Non-Deferrable Rent                              (18,100)    (19,000)    (19,000)    (19,000)    (19,000)    (19,000)
       Deferrable Rent                                        0           0           0           0           0           0
                                                       ---------------------------------------------------------------------
TOTAL RENT PAYMENTS                                     (38,000)    (38,000)    (38,000)    (38,000)    (38,000)    (38,000)

       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)       3.94X       4.28X       4.39X       4.50X       4.55X       4.75X
       TEN-YEAR AVERAGE FCCR (2000-2009)
       AVERAGE FCCR OVER TERM OF CERTIFICATES

                                                                29          30          31          32          33          34
                                                       -----------------------------------------------------------------------
                   (in thousands, except ratios)            Dec-27      Dec-28      Dec-29      Dec-30      Dec-31      Dec-32
                                                       -----------------------------------------------------------------------
       Total Generation  (GwHr)                             10,131      10,116      10,131      10,102      10,059      10,021
REVENUES
       NYSEG ICAP                                                0           0           0           0           0           0
       Other capacity payments                             114,796     117,092     119,434     121,823     124,259     126,744
       Energy payments                                     387,543     394,700     403,200     410,075     416,485     423,222
       Ancillary & Steam sales                               2,332       2,332       2,332       2,332       2,332       2,332
                                                       -----------------------------------------------------------------------
       TOTAL REVENUES                                      504,671     514,124     524,966     534,229     543,075     552,298

OPERATING COSTS
       FUEL SUBTOTAL                                      (223,979)   (228,013)   (233,036)   (236,962)   (240,642)   (244,663)
       TOTAL FIXED O&M                                     (76,562)    (77,729)    (78,918)    (80,129)    (81,363)    (82,619)
       TOTAL VARIABLE O&M                                   (7,121)     (6,972)     (7,275)     (7,019)     (7,099)     (7,085)
                                                       =======================================================================
GROSS CASH FLOW FROM OPERATIONS                            197,009     201,409     205,738     210,119     213,971     217,930

       Capital expenditures                                (21,065)    (13,779)    (14,961)    (11,380)    (11,608)     (8,188)
       Interest earned on Reserve                              974         974         499          12           0           0
       Interest paid on Working Cap facility                  (188)       (188)       (188)       (188)       (188)       (188)
                                                       -----------------------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES                           176,730     188,417     191,089     198,564     202,176     209,555
                                                       =======================================================================

       Rent for Principal & Interest on Certificates       (19,000)    (19,000)          0           0           0           0
       Non-Deferrable Rent                                 (19,000)    (19,000)          0           0           0           0
       Deferrable Rent                                           0           0           0           0           0           0
                                                       -----------------------------------------------------------------------
TOTAL RENT PAYMENTS                                        (38,000)    (38,000)          0           0           0           0

       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)          4.65X    4.96X02X       0.00X       0.00X       0.00X       0.00X
       TEN-YEAR AVERAGE FCCR (2000-2009)
       AVERAGE FCCR OVER TERM OF CERTIFICATES


                       Consol. Proj. Downside Page 3 of 3

CONFIDENTIAL                   AES EASTERN ENERGY         CAPACITY FACTOR - 10%
                             FINANCIAL PROJECTIONS


CONSOLIDATED PROJECTIONS


                                                              1           2           3           4           5           6
                                                        --------------------------------------------------------------------
                   (in thousands, except ratios)         Dec-99      Dec-00      Dec-01      Dec-02      Dec-03      Dec-04
                                                        --------------------------------------------------------------------
       Total Generation  (GwHr)                           5,925       9,209       9,189       9,187       9,224       9,100
REVENUES
       NYSEG ICAP                                        20,981      31,472      10,491           0           0           0
       Other capacity payments                                0           0      32,541      54,901      63,411      72,239
       Energy payments                                  149,360     247,685     263,343     276,522     272,937     252,300
       Ancillary & Steam sales                            1,433       2,154       2,158       2,161       2,165       2,269
                                                        --------------------------------------------------------------------
       TOTAL REVENUES                                   171,775     281,310     308,532     333,584     338,513     326,808

OPERATING COSTS
       FUEL SUBTOTAL                                    (78,807)   (123,491)   (124,962)   (126,596)   (128,155)   (128,601)
       TOTAL FIXED O&M                                  (43,317)    (56,910)    (59,956)    (56,236)    (57,183)    (55,384)
       TOTAL VARIABLE O&M                                 7,622       8,246       3,099       3,164      (2,662)     (2,828)
                                                        ====================================================================
GROSS CASH FLOW FROM OPERATIONS                          57,273     109,156     126,714     153,917     150,512     139,996

       Capital expenditures                             (10,609)    (12,249)     (7,177)    (17,003)    (15,604)     (6,567)
       Interest earned on Reserve                         1,667       2,048       1,564       1,552       1,551       1,576
       Interest paid on Working Cap facility               (188)       (188)       (188)       (188)       (188)       (188)
                                                        --------------------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES                         48,143      98,767     120,913     138,277     136,273     134,817
                                                        ====================================================================

       Rent for Principal & Interest on Certificates    (32,487)    (51,296)    (51,296)    (51,296)    (58,149)    (59,000)
       Non-Deferrable Rent                                    0           0           0           0           0           0
       Deferrable Rent                                   (4,000)     (8,454)     (9,204)     (9,204)     (2,351)     (1,500)
                                                        --------------------------------------------------------------------
TOTAL RENT PAYMENTS                                     (36,487)    (59,750)    (60,500)    (60,500)    (60,500)    (60,500)

       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)       1.48X       1.93X       2.36X       2.70X       2.34X       2.29X
       TEN-YEAR AVERAGE FCCR (2000-2009)                  2.23X
       AVERAGE FCCR OVER TERM OF CERTIFICATES             3.12X

                                                                  7           8           9          10          11
                                                        -----------------------------------------------------------
                   (in thousands, except ratios)             Dec-05      Dec-06      Dec-07      Dec-08      Dec-09
                                                        -----------------------------------------------------------
       Total Generation  (GwHr)                               9,068       9,118       9,118       9,104       8,905
REVENUES
       NYSEG ICAP                                                 0           0           0           0           0
       Other capacity payments                               81,395      81,857      82,306      82,740      83,158
       Energy payments                                      233,733     242,765     250,731     258,533     261,090
       Ancillary & Steam sales                                2,273       2,277       2,282       2,286       2,290
                                                        -----------------------------------------------------------
       TOTAL REVENUES                                       317,401     326,900     335,318     343,558     346,538

OPERATING COSTS
       FUEL SUBTOTAL                                       (132,891)   (136,305)   (138,532)   (140,167)   (139,317)
       TOTAL FIXED O&M                                      (59,101)    (59,284)    (59,485)    (59,502)    (64,197)
       TOTAL VARIABLE O&M                                    (2,837)     (3,089)     (3,135)     (2,981)     (3,009)
                                                        ===========================================================
GROSS CASH FLOW FROM OPERATIONS                             122,571     128,221     134,166     140,909     140,016

       Capital expenditures                                 (11,151)     (1,086)     (8,056)    (12,566)    (11,903)
       Interest earned on Reserve                             1,602       1,603       1,603       1,678       1,761
       Interest paid on Working Cap facility                   (188)       (188)       (188)       (188)       (188)
                                                        -----------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES                            112,834     128,551     127,525     129,833     129,686
                                                        ===========================================================

       Rent for Principal & Interest on Certificates        (57,000)    (59,000)    (59,000)    (59,000)    (59,000)
       Non-Deferrable Rent                                        0           0           0           0           0
       Deferrable Rent                                       (2,500)     (3,500)     (3,500)     (3,500)     (3,500)
                                                        -----------------------------------------------------------
TOTAL RENT PAYMENTS                                         (59,500)     62,500      62,500     (62,500)    (62,500)

       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)           1.98X       2.18X       2.16X       2.20X       2.20X
       TEN-YEAR AVERAGE FCCR (2000-2009)
       AVERAGE FCCR OVER TERM OF CERTIFICATES


Note: (1) Fixed charges consist of principal and interest on the Certificates and non-deferrable rent payments under the Leases

Note: (2) FCCR equals cash available for fixed charges divided by fixed charges


                        Consol. Proj. CapFac Page 1 of 3

CONFIDENTIAL                   AES EASTERN ENERGY         CAPACITY FACTOR - 10%
                             FINANCIAL PROJECTIONS


CONSOLIDATED PROJECTIONS


                                                             12          13          14          15          16          17
                                                       ---------------------------------------------------------------------
                   (in thousands, except ratios)         Dec-10      Dec-11      Dec-12      Dec-13      Dec-14      Dec-15
                                                       ---------------------------------------------------------------------
       Total Generation  (GwHr)                           9,092       9,070       9,068       9,100       9,068       9,118
REVENUES
       NYSEG ICAP                                             0           0           0           0           0           0
       Other capacity payments                           83,560      84,588      85,623      86,667      87,717      88,775
       Energy payments                                  275,186     283,406     292,464     302,873     311,413     323,060
       Ancillary & Steam sales                            2,294       2,299       2,303       2,308       2,313       2,317
                                                       ---------------------------------------------------------------------
       TOTAL REVENUES                                   361,040     370,293     380,391     391,847     401,443     414,153

OPERATING COSTS
       FUEL SUBTOTAL                                   (143,878)   (146,487)   (149,392)   (152,774)   (155,356)   (159,349)
       TOTAL FIXED O&M                                  (61,378)    (63,091)    (62,638)    (63,651)    (63,545)    (62,283)
       TOTAL VARIABLE O&M                                (2,945)     (3,103)     (3,126)     (3,016)     (3,017)     (3,263)
                                                       =====================================================================
GROSS CASH FLOW FROM OPERATIONS                         152,839     157,611     165,234     172,405     179,525     189,258

       Capital expenditures                              (3,715)    (14,477)    (11,701)     (4,184)    (11,246)    (16,752)
       Interest earned on Reserve                         1,794       1,864       1,909       1,916       1,929       1,936
       Interest paid on Working Cap facility               (188)       (188)       (188)       (188)       (188)       (188)
                                                       ---------------------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES                        150,730     144,811     155,255     169,950     170,020     174,254
                                                       =====================================================================

       Rent for Principal & Interest on Certificates    (64,500)    (64,500)    (66,500)    (70,000)    (70,000)    (70,000)
       Non-Deferrable Rent                                    0           0           0           0           0           0
       Deferrable Rent                                   (4,000)     (4,500)     (4,500)     (4,500)     (4,500)      5,000
                                                       ---------------------------------------------------------------------
TOTAL RENT PAYMENTS                                     (68,500)    (69,000)    (71,000)    (74,500)    (74,500)    (75,000)

       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)       2.34X       2.25X       2.33X       2.43X       2.43X       2.49X
       TEN-YEAR AVERAGE FCCR (2000-2009)
       AVERAGE FCCR OVER TERM OF CERTIFICATES

                                                                18          19          20          21          22
                                                       -----------------------------------------------------------
                   (in thousands, except ratios)            Dec-16      Dec-17      Dec-18      Dec-19      Dec-20
                                                       -----------------------------------------------------------
       Total Generation  (GwHr)                              9,118       9,118       8,891       9,118       9,092
REVENUES
       NYSEG ICAP                                                0           0           0           0           0
       Other capacity payments                              93,392      98,157     103,076     108,152     113,390
       Energy payments                                     324,167     325,188     318,032     326,960     326,763
       Ancillary & Steam sales                               2,322       2,327       2,332       2,332       2,332
                                                       -----------------------------------------------------------
       TOTAL REVENUES                                      419,880     425,672     423,440     437,444     442,485

OPERATING COSTS
       FUEL SUBTOTAL                                      (162,542)   (165,793)   (165,145)   (172,491)   (175,405)
       TOTAL FIXED O&M                                     (68,100)    (64,212)    (63,835)    (66,326)    (68,972)
       TOTAL VARIABLE O&M                                   (3,288)     (3,314)     (2,823)     (3,366)     (3,122)
                                                       ===========================================================
GROSS CASH FLOW FROM OPERATIONS                            185,950     192,353     191,637     195,261     194,986

       Capital expenditures                                (13,613)     (6,697)     (4,250)    (13,103)    (13,365)
       Interest earned on Reserve                            1,936       1,936       1,936       1,936       1,728
       Interest paid on Working Cap facility                  (188)       (188)       (188)       (188)       (188)
                                                       -----------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES                           174,085     187,404     189,136     183,906     183,161
                                                       ===========================================================

       Rent for Principal & Interest on Certificates       (70,000)    (45,561)    (70,000)    (70,000)    (56,147)
       Non-Deferrable Rent                                       0     (24,439)          0           0           0
       Deferrable Rent                                       5,000      (5,500)     (5,500)     (5,500)     (2,750)
                                                       -----------------------------------------------------------
TOTAL RENT PAYMENTS                                        (75,000)    (75,500)    (75,500)    (75,500)    (58,897)

       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)          2.49X    1.48X  2.68X   2.70X       2.63X       3.26X
       TEN-YEAR AVERAGE FCCR (2000-2009)
       AVERAGE FCCR OVER TERM OF CERTIFICATES


                        Consol. Proj. CapFac Page 2 of 3

CONFIDENTIAL                   AES EASTERN ENERGY         CAPACITY FACTOR - 10%
                             FINANCIAL PROJECTIONS


CONSOLIDATED PROJECTIONS


                                                             23          24          25          26          27          28
                                                       ---------------------------------------------------------------------
                   (in thousands, except ratios)         Dec-21      Dec-22      Dec-23      Dec-24      Dec-25      Dec-26
                                                       ---------------------------------------------------------------------
       Total Generation  (GwHr)                           9,070       9,051       9,068       9,118       9,118       9,118
REVENUES
       NYSEG ICAP                                             0           0           0           0           0           0
       Other capacity payments                          116,658     117,971     120,330     122,737     125,192     127,696
       Energy payments                                  332,518     338,449     345,864     354,716     361,810     369,047
       Ancillary & Steam sales                            2,332       2,332       2,332       2,332       2,332       2,332
                                                       ---------------------------------------------------------------------
       TOTAL REVENUES                                   450,507     458,751     468,526     479,785     489,334     499,074

OPERATING COSTS
       FUEL SUBTOTAL                                   (178,585)   (181,657)   (185,678)   (190,457)   (194,266)   (198,151)
       TOTAL FIXED O&M                                  (69,997)    (71,041)    (72,105)    (73,189)    (74,292)    (75,417)
       TOTAL VARIABLE O&M                                (3,355)     (3,176)     (3,196)     (3,506)     (3,536)     (3,567)
                                                       =====================================================================
GROSS CASH FLOW FROM OPERATIONS                         198,570     202,876     207,548     212,634     217,239     221,939

       Capital expenditures                             (23,589)    (13,905)    (14,183)    (14,467)    (16,499)    (13,244)
       Interest earned on Reserve                         1,254         981         975         974         974         974
       Interest paid on Working Cap facility               (188)       (188)       (188)       (188)       (188)       (188)
                                                       ---------------------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES                        176,049     189,765     194,151     198,953     201,527     209,481
                                                       =====================================================================

       Rent for Principal & Interest on Certificates    (19,900)    (19,000)    (19,000)    (19,000)    (19,000)    (19,000)
       Non-Deferrable Rent                              (18,100)    (19,000)    (19,000)    (19,000)    (19,000)    (19,000)
       Deferrable Rent                                        0           0           0           0           0           0
                                                       ---------------------------------------------------------------------
TOTAL RENT PAYMENTS                                     (38,000)    (38,000)    (38,000)    (38,000)    (38,000)    (38,000)

       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)       4.63X       4.99X       5.11X       5.24X       5.30X       5.51X
       TEN-YEAR AVERAGE FCCR (2000-2009)
       AVERAGE FCCR OVER TERM OF CERTIFICATES

                                                                29          30          31          32          33          34
                                                       -----------------------------------------------------------------------
                   (in thousands, except ratios)            Dec-27      Dec-28      Dec-29      Dec-30      Dec-31      Dec-32
                                                       -----------------------------------------------------------------------
       Total Generation  (GwHr)                              9,118       8,891       9,118       9,092       9,053       9,019
REVENUES
       NYSEG ICAP                                                0           0           0           0           0           0
       Other capacity payments                             130,250     132,854     135,512     138,222     140,986     143,806
       Energy payments                                     376,428     374,420     391,635     398,322     404,560     411,094
       Ancillary & Steam sales                               2,332       2,332       2,332       2,332       2,332       2,332
                                                       -----------------------------------------------------------------------
       TOTAL REVENUES                                      509,009     509,606     529,479     538,876     547,878     557,232

OPERATING COSTS
       FUEL SUBTOTAL                                      (202,114)   (201,331)   (210,287)   (213,832)   (217,155)   (220,786)
       TOTAL FIXED O&M                                     (76,562)    (77,729)    (78,918)    (80,129)    (81,363)    (82,619)
       TOTAL VARIABLE O&M                                   (3,598)     (3,048)     (3,659)     (3,390)     (3,422)     (3,368)
                                                       =======================================================================
GROSS CASH FLOW FROM OPERATIONS                            226,735     227,499     236,615     241,525     245,938     250,459

       Capital expenditures                                (21,065)    (13,779)    (14,961)    (11,380)    (11,608)     (8,188)
       Interest earned on Reserve                              974         974         499          12           0           0
       Interest paid on Working Cap facility                  (188)       (188)       (188)       (188)       (188)       (188)
                                                       -----------------------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES                           206,456     214,506     221,966     229,970     234,143     242,084
                                                       =======================================================================

       Rent for Principal & Interest on Certificates       (19,000)    (19,000)          0           0           0           0
       Non-Deferrable Rent                                 (19,000)    (19,000)          0           0           0           0
       Deferrable Rent                                           0           0           0           0           0           0
                                                       -----------------------------------------------------------------------
TOTAL RENT PAYMENTS                                        (38,000)    (38,000)          0           0           0           0

       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)          5.43X       5.64X       0.00X       0.00X       0.00X       0.00X
       TEN-YEAR AVERAGE FCCR (2000-2009)
       AVERAGE FCCR OVER TERM OF CERTIFICATES


                        Consol. Proj. CapFac Page 3 of 3

CONFIDENTIAL                   AES EASTERN ENERGY                    FUEL + 10%
                             FINANCIAL PROJECTIONS


CONSOLIDATED PROJECTIONS


                                                              1           2           3           4           5           6
                                                        --------------------------------------------------------------------
                   (in thousands, except ratios)         Dec-99      Dec-00      Dec-01      Dec-02      Dec-03      Dec-04
                                                        --------------------------------------------------------------------
       Total Generation  (GwHr)                           6,584      10,232      10,210      10,208      10,249      10,111
REVENUES
       NYSEG ICAP                                        20,981      31,472      10,491           0           0           0
       Other capacity payments                                0           0      32,541      54,901      63,411      72,239
       Energy payments                                  165,956     275,205     292,604     307,247     303,264     280,334
       Ancillary & Steam sales                            1,433       2,154       2,158       2,161       2,165       2,269
                                                        --------------------------------------------------------------------
       TOTAL REVENUES                                   188,370     308,831     337,793     364,309     368,840     354,842

OPERATING COSTS
       FUEL SUBTOTAL                                    (96,072)   (150,098)   (151,975)   (154,082)   (156,229)   (156,765)
       TOTAL FIXED O&M                                  (43,317)    (56,910)    (59,956)    (56,236)    (57,183)    (55,384)
       TOTAL VARIABLE O&M                                 5,817       5,548         255         197      (5,280)     (5,558)
                                                        ====================================================================
GROSS CASH FLOW FROM OPERATIONS                          54,799     107,371     126,117     154,188     150,147     137,134

       Capital expenditures                             (10,609)    (12,249)     (7,177)    (17,003)    (15,604)     (6,567)
       Interest earned on Reserve                         1,667       2,048       1,564       1,552       1,551       1,576
       Interest paid on Working Cap facility               (188)       (188)       (188)       (188)       (188)       (188)
                                                        --------------------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES                         45,669      96,982     120,316     138,549     135,907     131,955
                                                        ====================================================================

       Rent for Principal & Interest on Certificates    (32,487)    (51,296)    (51,296)    (51,296)    (58,149)    (59,000)
       Non-Deferrable Rent                                    0           0           0           0           0           0
       Deferrable Rent                                   (4,000)     (8,454)     (9,204)     (9,204)     (2,351)     (1,500)
                                                        --------------------------------------------------------------------
TOTAL RENT PAYMENTS                                     (36,487)    (59,750)    (60,500)    (60,500)    (60,500)    (60,500)

       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)       1.41X       1.89X       2.35X       2.70X       2.34X       2.24X
       TEN-YEAR AVERAGE FCCR (2000-2009)                  2.18X
       AVERAGE FCCR OVER TERM OF CERTIFICATES             3.04X

                                                                  7           8           9          10          11
                                                        -----------------------------------------------------------
                   (in thousands, except ratios)             Dec-05      Dec-06      Dec-07      Dec-08      Dec-09
                                                        -----------------------------------------------------------
       Total Generation  (GwHr)                              10,076      10,131      10,131      10,116       9,894
REVENUES
       NYSEG ICAP                                                 0           0           0           0           0
       Other capacity payments                               81,395      81,857      82,306      82,740      83,158
       Energy payments                                      259,704     269,739     278,590     287,259     290,100
       Ancillary & Steam sales                                2,273       2,277       2,282       2,286       2,290
                                                        -----------------------------------------------------------
       TOTAL REVENUES                                       343,372     353,874     363,177     372,284     375,548

OPERATING COSTS
       FUEL SUBTOTAL                                       (162,001)   (166,165)   (168,878)   (170,868)   (169,820)
       TOTAL FIXED O&M                                      (59,101)    (59,284)    (59,485)    (59,502)    (64,197)
       TOTAL VARIABLE O&M                                    (5,664)     (6,039)     (6,186)     (6,026)     (6,070)
                                                        ===========================================================
GROSS CASH FLOW FROM OPERATIONS                             116,605     122,385     128,628     135,889     135,462

       Capital expenditures                                 (11,151)     (1,086)     (8,056)    (12,566)    (11,903)
       Interest earned on Reserve                             1,602       1,603       1,603       1,678       1,761
       Interest paid on Working Cap facility                   (188)       (188)       (188)       (188)       (188)
                                                        -----------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES                            106,869     122,715     121,987     124,812     125,132
                                                        ===========================================================

       Rent for Principal & Interest on Certificates        (57,000)    (59,000)    (59,000)    (59,000)    (59,000)
       Non-Deferrable Rent                                        0           0           0           0           0
       Deferrable Rent                                       (2,500)     (3,500)     (3,500)     (3,500)     (3,500)
                                                        -----------------------------------------------------------
TOTAL RENT PAYMENTS                                         (59,500)    (62,500)    (62,500)    (62,500)    (62,500)

       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)           1.87X       2.08X       2.07X       2.12X       2.12X
       TEN-YEAR AVERAGE FCCR (2000-2009)
       AVERAGE FCCR OVER TERM OF CERTIFICATES


Note: (1) Fixed charges consist of principal and interest on the Certificates and non-deferrable rent payments under the Leases

Note: (2) FCCR equals cash available for fixed charges divided by fixed charges


                         Consol. Proj. Fuel Page 1 of 3

CONFIDENTIAL                   AES EASTERN ENERGY                    FUEL + 10%
                             FINANCIAL PROJECTIONS

CONSOLIDATED PROJECTIONS

                                                             12          13          14          15          16          17
                                                       ---------------------------------------------------------------------
                   (in thousands, except ratios)         Dec-10      Dec-11      Dec-12      Dec-13      Dec-14      Dec-15
                                                       ---------------------------------------------------------------------
       Total Generation  (GwHr)                          10,102      10,078      10,076      10,111      10,076      10,131
REVENUES
       NYSEG ICAP                                             0           0           0           0           0           0
       Other capacity payments                           83,560      84,588      85,623      86,667      87,717      88,775
       Energy payments                                  305,762     314,896     324,960     336,525     346,015     358,956
       Ancillary & Steam sales                            2,294       2,299       2,303       2,308       2,313       2,317
                                                       ---------------------------------------------------------------------
       TOTAL REVENUES                                   391,617     401,782     412,887     425,499     436,044     450,048

OPERATING COSTS
       FUEL SUBTOTAL                                   (175,386)   (178,565)   (182,106)   (186,230)   (189,376)   (194,247)
       TOTAL FIXED O&M                                  (61,378)    (63,091)    (62,638)    (63,651)    (63,545)    (62,283)
       TOTAL VARIABLE O&M                                (6,012)     (6,210)     (6,249)     (6,140)     (6,153)     (6,440)
                                                       =====================================================================
GROSS CASH FLOW FROM OPERATIONS                         148,841     153,917     161,893     169,478     176,970     187,080

       Capital expenditures                              (3,715)    (14,477)    (11,701)     (4,184)    (11,246)    (16,752)
       Interest earned on Reserve                         1,794       1,864       1,909       1,916       1,929       1,936
       Interest paid on Working Cap facility               (188)       (188)       (188)       (188)       (188)       (188)
                                                       ---------------------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES                        146,732     141,116     151,914     167,023     167,466     172,076
                                                       =====================================================================

       Rent for Principal & Interest on Certificates    (64,500)    (64,500)    (66,500)    (70,000)    (70,000)    (70,000)
       Non-Deferrable Rent                                    0           0           0           0           0           0
       Deferrable Rent                                   (4,000)     (4,500)     (4,500)     (4,500)     (4,500)     (5,000)
                                                       ---------------------------------------------------------------------
TOTAL RENT PAYMENTS                                     (68,500)    (69,000)    (71,000)    (74,500)    (74,500)    (75,000)

       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)       2.27X       2.19X       2.28X       2,39X       2.39X       2.46X
       TEN-YEAR AVERAGE FCCR (2000-2009)
       AVERAGE FCCR OVER TERM OF CERTIFICATES

                                                                18          19          20          21          22
                                                       -----------------------------------------------------------
                   (in thousands, except ratios)            Dec-16      Dec-17      Dec-18      Dec-19      Dec-20
                                                       -----------------------------------------------------------
       Total Generation  (GwHr)                             10,131      10,131       9,879      10,131      10,102
REVENUES
       NYSEG ICAP                                                0           0           0           0           0
       Other capacity payments                              93,392      98,157     103,076     108,152     113,390
       Energy payments                                     360,185     361,320     353,369     363,289     363,070
       Ancillary & Steam sales                               2,322       2,327       2,332       2,332       2,332
                                                       -----------------------------------------------------------
       TOTAL REVENUES                                      455,899     461,804     458,777     473,773     478,792

OPERATING COSTS
       FUEL SUBTOTAL                                      (198,138)   (202,101)   (201,298)   (210,266)   (213,816)
       TOTAL FIXED O&M                                     (68,100)    (64,212)    (63,835)    (66,326)    (68,972)
       TOTAL VARIABLE O&M                                   (6,483)     (6,526)     (5,995)     (6,615)     (6,360)
                                                       ===========================================================
GROSS CASH FLOW FROM OPERATIONS                            183,178     188,965     187,648     190,566     189,644

       Capital expenditures                                (13,613)     (6,697)     (4,250)    (13,103)    (13,365)
       Interest earned on Reserve                            1,936       1,936       1,936       1,936       1,728
       Interest paid on Working Cap facility                  (188)       (188)       (188)       (188)       (188)
                                                       -----------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES                           171,313     184,016     185,147     179,211     177,819
                                                       ===========================================================

       Rent for Principal & Interest on Certificates       (70,000)    (45,561)    (70,000)    (70,000)    (56,147)
       Non-Deferrable Rent                                       0     (24,439)          0           0           0
       Deferrable Rent                                      (5,500)     (5,500)     (5,500)     (5,500)     (2,750)
                                                       -----------------------------------------------------------
TOTAL RENT PAYMENTS                                        (75,500)    (75,500)    (75,000)    (75,500)    (58,897)

       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)          2.45X       2.63X       2.64X       2.56X       3.17X
       TEN-YEAR AVERAGE FCCR (2000-2009)
       AVERAGE FCCR OVER TERM OF CERTIFICATES


                         Consol. Proj. Fuel Page 2 of 3

CONFIDENTIAL                   AES EASTERN ENERGY                    FUEL + 10%
                             FINANCIAL PROJECTIONS

CONSOLIDATED PROJECTIONS

                                                             23          24          25          26          27          28
                                                       ---------------------------------------------------------------------
                   (in thousands, except ratios)         Dec-21      Dec-22      Dec-23      Dec-24      Dec-25      Dec-26
                                                       ---------------------------------------------------------------------
       Total Generation  (GwHr)                          10,078      10,056      10,076      10,131      10,131      10,131
REVENUES
       NYSEG ICAP                                             0           0           0           0           0           0
       Other capacity payments                          115,658     117,971     120,330     122,737     125,192     127,696
       Energy payments                                  369,464     376,054     384,294     394,129     402,012     410,052
       Ancillary & Steam sales                            2,332       2,332       2,332       2,332       2,332       2,332
                                                       ---------------------------------------------------------------------
       TOTAL REVENUES                                   487,454     496,357     506,956     519,198     529,535     540,079

OPERATING COSTS
       FUEL SUBTOTAL                                   (217,692)   (221,436)   (226,338)   (232,166)   (236,810)   (241,546)
       TOTAL FIXED O&M                                  (69,997)    (71,041)    (72,105)    (73,189)    (74,292)    (75,417)
       TOTAL VARIABLE O&M                                (6,636)     (6,455)     (6,514)     (6,898)     (6,971)     (7,046)
                                                       =====================================================================
GROSS CASH FLOW FROM OPERATIONS                         193,129     197,425     210,999     206,945     211,461     216,070

       Capital expenditures                             (23,589)    (13,905)    (14,183)    (14,467)    (16,499)    (13,244)
       Interest earned on Reserve                         1,254         981         975         974         974         974
       Interest paid on Working Cap facility               (188)       (188)       (188)       (188)       (188)       (188)
                                                       ---------------------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES                        170,608     184,313     188,602     193,265     195,749     203,613
                                                       =====================================================================

       Rent for Principal & Interest on Certificates    (19,900)    (19,000)    (19,000)    (19,000)    (19,000)    (19,000)
       Non-Deferrable Rent                              (18,100)    (19,000)    (19,000)    (19,000)    (19,000)    (19,000)
       Deferrable Rent                                        0           0           0           0           0           0
                                                       ---------------------------------------------------------------------
TOTAL RENT PAYMENTS                                     (38,000)    (38,000)    (38,000)    (38,000)    (38,000)    (38,000)

       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)       4.49X       4.85X       4.96X       5.09X       5.15X       5.36X
       TEN-YEAR AVERAGE FCCR (2000-2009)
       AVERAGE FCCR OVER TERM OF CERTIFICATES

                                                                29          30          31          32          33          34
                                                       -----------------------------------------------------------------------
                   (in thousands, except ratios)            Dec-27      Dec-28      Dec-29      Dec-30      Dec-31      Dec-32
                                                       -----------------------------------------------------------------------
       Total Generation  (GwHr)                             10,131       9,879      10,131      10,102      10,059      10,021
REVENUES
       NYSEG ICAP                                                0           0           0           0           0           0
       Other capacity payments                             130,250     132,854     135,512     138,222     140,986     143,806
       Energy payments                                     418,253     416,022     435,150     442,580     449,511     456,771
       Ancillary & Steam sales                               2,332       2,332       2,332       2,332       2,332       2,332
                                                       -----------------------------------------------------------------------
       TOTAL REVENUES                                      550,834     551,209     572,994     583,134     592,829     602,909

OPERATING COSTS
       FUEL SUBTOTAL                                      (246,377)   (245,406)   (256,339)   (260,658)   (264,707)   (269,130)
       TOTAL FIXED O&M                                     (76,562)    (77,729)    (78,918)    (80,129)    (81,363)    (82,619)
       TOTAL VARIABLE O&M                                   (7,121)     (6,552)     (7,275)     (7,019)     (7,099)     (7,085)
                                                       =======================================================================
GROSS CASH FLOW FROM OPERATIONS                            220,774     221,521     230,462     235,327     239,660     244,074

       Capital expenditures                                (21,065)    (13,779)    (14,961)    (11,380)    (11,608)     (8,188)
       Interest earned on Reserve                              974         974         499          12           0           0
       Interest paid on Working Cap facility                  (188)       (188)       (188)       (188)       (188)       (188)
                                                       -----------------------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES                           200,495     208,528     215,813     223,772     227,865     235,699
                                                       =======================================================================

       Rent for Principal & Interest on Certificates       (19,000)    (19,000)          0           0           0           0
       Non-Deferrable Rent                                 (19,000)    (19,000)          0           0           0           0
       Deferrable Rent                                           0           0           0           0           0           0
                                                       -----------------------------------------------------------------------
TOTAL RENT PAYMENTS                                        (38,000)    (38,000)          0           0           0           0

       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)          5.28X       5.49X       0.00X       0.00X       0.00X       0.00X
       TEN-YEAR AVERAGE FCCR (2000-2009)
       AVERAGE FCCR OVER TERM OF CERTIFICATES


                         Consol. Proj. Fuel Page 3 of 3

CONFIDENTIAL                  AES EASTERN ENERGY                      OM +25%
                            FINANCIAL PROJECTIONS

CONSOLIDATED PROJECTIONS

                                                           1           2           3           4           5           6
                                                       --------------------------------------------------------------------
                   (in thousands, except ratios)         Dec-99      Dec-00      Dec-01      Dec-02      Dec-03      Dec-04
                                                       --------------------------------------------------------------------
       Total Generation  (GwHr)                           6,584      10,232      10,210      10,208      10,249      10,111
REVENUES
       NYSEG ICAP                                        20,981      31,472      10,491           0           0           0
       Other capacity payments                                0           0      32,541      54,901      63,411      72,239
       Energy payments                                  165,956     275,205     292,604     307,247     303,264     280,334
       Ancillary & Steam sales                            1,433       2,154       2,158       2,161       2,165       2,269
                                                       --------------------------------------------------------------------
       TOTAL REVENUES                                   188,370     308,831     337,793     364,309     368,840     354,842

OPERATING COSTS
       FUEL SUBTOTAL                                    (87,338)   (136,453)   (138,159)   (140,075)   (142,026)   (142,514)
       TOTAL FIXED O&M                                  (54,146)    (71,137)    (74,945)    (70,295)    (71,479)    (69,230)
       TOTAL VARIABLE O&M                                 5,817       5,548         255         197      (5,280)     (5,558)
                                                       ====================================================================
GROSS CASH FLOW FROM OPERATIONS                          52,703     106,789     124,944     154,137     150,054     137,540

       Capital expenditures                             (10,609)    (12,249)     (7,177)    (17,003)    (15,604)     (6,567)
       Interest earned on Reserve                         1,667       2,048       1,564       1,552       1,551       1,576
       Interest paid on Working Cap facility               (188)       (188)       (188)       (188)       (188)       (188)
                                                       --------------------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES                         43,574      96,400     119,143     138,497     135,814     132,361
                                                       ====================================================================
       Rent for Principal & Interest on Certificates    (32,487)    (51,296)    (51,296)    (51,296)    (58,149)    (59,000)
       Non-Deferrable Rent                                    0           0           0           0           0           0
       Deferrable Rent                                   (4,000)     (8,454)     (9,204)     (9,204)     (2,351)     (1,500)
                                                       --------------------------------------------------------------------
TOTAL RENT PAYMENTS                                     (36,487)    (59,750)    (60,500)    (60,500)    (60,500)    (60,500)

       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)       1.34X       1.88X       2.32X       2.70X       2.34.       2.24X
       TEN-YEAR AVERAGE FCCR (2000-2009)                  2.18X
       AVERAGE FCCR OVER TERM OF CERTIFICATES             3.07X

                                                          7           8           9          10          11
                                                     ---------------------------------------------------------
                   (in thousands, except ratios)        Dec-05      Dec-06      Dec-07      Dec-08      Dec-09
                                                     ---------------------------------------------------------
       Total Generation  (GwHr)                         10,076      10,131      10,131      10,116       9,894
REVENUES
       NYSEG ICAP                                            0           0           0           0           0
       Other capacity payments                          81,395      81,857      82,306      82,740      83,158
       Energy payments                                 259,704     269,739     278,590     287,259     290,100
       Ancillary & Steam sales                           2,273       2,277       2,282       2,286       2,290
                                                     ---------------------------------------------------------
       TOTAL REVENUES                                  343,372     353,874      36,177     372,284     375,548

OPERATING COSTS
       FUEL SUBTOTAL                                  (147,274)   (151,059)   (153,526)   (155,334)   (154,382)
       TOTAL FIXED O&M                                 (73,877)    (74,105)    (74,356)    (74,377)    (80,246)
       TOTAL VARIABLE O&M                               (5,664)     (6,039)     (6,186)     (6,026)     (6,070)
                                                     =========================================================
GROSS CASH FLOW FROM OPERATIONS                        116,557     122,670     129,109     136,547     134,851

       Capital expenditures                            (11,151)     (1,086)     (8,056)    (12,566)    (11,903)
       Interest earned on Reserve                        1,602       1,603       1,603       1,678       1,761
       Interest paid on Working Cap facility              (188)       (188)       (188)       (188)       (188)
                                                     ---------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES                       106,821     123,000     122,468     125,470     124,521
                                                     =========================================================
       Rent for Principal & Interest on Certificates   (57,000)    (59,000)    (59,000)    (59,000)    (59,000)
       Non-Deferrable Rent                                   0           0           0           0           0
       Deferrable Rent                                  (2,500)     (3,500)     (3,500)     (3,500)     (3,500)
                                                     ---------------------------------------------------------
TOTAL RENT PAYMENTS                                    (59,500)    (62,500)    (62,500)    (62,500)    (62,500)

       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)      1.87X       2.08X       2.08X       2.13X       2.11X
       TEN-YEAR AVERAGE FCCR (2000-2009)
       AVERAGE FCCR OVER TERM OF CERTIFICATES

Note: (1) Fixed charges consist of principal and interest on the Certificates and non-deferrable rent payments under the Leases

Note: (2) FCCR equals cash available for fixed charges divided by fixed charges

                         CONSOL. PROJ. O&M PAGE 1 OF 3

CONFIDENTIAL                    AES EASTERN ENERGY                    OM +25%
                              FINANCIAL PROJECTIONS
CONSOLIDATED PROJECTIONS

                                                           12          13          14          15          16          17
                                                       --------------------------------------------------------------------
    (in thousands, except ratios)                        Dec-10      Dec-11      Dec-12      Dec-13      Dec-14      Dec-15
                                                       --------------------------------------------------------------------
       Total Generation  (GwHr)                          10,102      10,078      10,076      10,111      10,176      10,131
REVENUES
       NYSEG ICAP                                             0           0           0           0           0           0
       Other capacity payments                           83,560      84,588      85,623      86,667      87,717      88,775
       Energy payments                                  305,762     314,896     324,960     336,525     346,015     358,956
       Ancillary & Steam sales                            2,294       2,299       2,303       2,308       2,313       2,317
                                                       --------------------------------------------------------------------
       TOTAL REVENUES                                   391,617     401,782     412,887     425,499     436,044     450,048

OPERATING COSTS
       FUEL SUBTOTAL                                   (159,442)   (162,331)   (165,551)   (169,300)   (172,160)   (176,588)
       TOTAL FIXED O&M                                  (76,722)    (78,864)    (78,298)    (79,564)    (79,431)    (77,853)
       TOTAL VARIABLE O&M                                (6,012)     (6,210)     (6,249)     (6,140)     (6,153)     (6,440)
                                                       ====================================================================
GROSS CASH FLOW FROM OPERATIONS                         149,441     154,377     162,789     170,496     178,300     189,168

       Capital expenditures                              (3,715)    (14,477)    (11,701)     (4,184)    (11,246)    (16,752)
       Interest earned on Reserve                         1,794       1,864       1,909       1,916       1,929       1,936
       Interest paid on Working Cap facility               (188)       (188)       (188)       (188)       (188)       (188)
                                                       --------------------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES                        147,332     141,577     152,810     168,040     168,795     174,164
                                                       ====================================================================

       Rent for Principal & Interest on Certificates    (64,500)    (64,500)    (66,500)    (70,000)    (70,000)    (70,000)
       Non-Deferrable Rent                                    0           0           0           0           0           0
       Deferrable Rent                                   (4,000)     (4,500)     (4,500)     (4,500)     (4,500)     (5,000)
                                                       --------------------------------------------------------------------
TOTAL RENT PAYMENTS                                     (68,500)    (69,000)    (71,000)    (74,500)    (74,500)    (75,000)

       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)       2.28X       2.19X       2.30X       2.40X       2.41X       2.49X
       TEN-YEAR AVERAGE FCCR (2000-2009)
       AVERAGE FCCR OVER TERM OF CERTIFICATES

                                                          18          19          20          21          22
                                                      --------------------------------------------------------
    (in thousands, except ratios)                       Dec-16      Dec-17      Dec-18      Dec-19      Dec-20
                                                      --------------------------------------------------------
       Total Generation  (GwHr)                         10,131      10,131       9,879      10,131      10,102
REVENUES
       NYSEG ICAP                                            0           0           0           0           0
       Other capacity payments                          93,392      98,157     103,076     108,152     113,390
       Energy payments                                 360,185     361,320     353,369     363,289     363,070
       Ancillary & Steam sales                           2,322       2,327       2,332       2,332       2,332
                                                      --------------------------------------------------------
       TOTAL REVENUES                                  455,899     461,804     458,777     473,773     478,792

OPERATING COSTS
       FUEL SUBTOTAL                                  (180,126)   (183,728)   (182,998)   (191,151)   (194,378)
       TOTAL FIXED O&M                                 (85,125)    (80,265)    (79,794)    (82,908)    (86,215)
       TOTAL VARIABLE O&M                               (6,483)     (6,526)     (5,995)     (6,615)     (6,360)
                                                      ========================================================
GROSS CASH FLOW FROM OPERATIONS                        184,166     191,284     189,989     193,099     191,839

       Capital expenditures                            (13,613)     (6,697)     (4,250)    (13,103)    (13,365)
       Interest earned on Reserve                        1,936       1,936       1,936       1,936       1,728
       Interest paid on Working Cap facility              (188)       (188)       (188)       (188)       (188)
                                                      --------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES                       172,301     186,336     187,488     181,745     180,014
                                                      ========================================================
       Rent for Principal & Interest on Certificates   (70,000)    (45,561)    (70,000)    (70,000)    (56,147)
       Non-Deferrable Rent                                   0     (24,439)          0           0           0
       Deferrable Rent                                  (5,500)     (5,500)     (5,500)     (5,500)     (2,750)
                                                      --------------------------------------------------------
TOTAL RENT PAYMENTS                                    (75,500)    (75,500)    (75,500)    (75,500)    (58,897)
       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)      2.46X       2.66X       2.68X       2.60X       3.21X
       TEN-YEAR AVERAGE FCCR (2000-2009)
       AVERAGE FCCR OVER TERM OF CERTIFICATES


                         CONSOL. PROJ. O&M PAGE 2 OF 3

CONFIDENTIAL                  AES EASTERN ENERGY                       OM +25%
                             FINANCIAL PROJECTIONS

CONSOLIDATED PROJECTIONS

                                                             23          24          25          26          27          28
                                                       -----------------------------------------------------------------------
                   (in thousands, except ratios)         Dec-21      Dec-22      Dec-23      Dec-24      Dec-25      Dec-26
                                                       -----------------------------------------------------------------------
       Total Generation  (GwHr)                          10,078      10,056      10,076      10,131      10,131      10,131
REVENUES
       NYSEG ICAP                                             0           0           0           0           0           0
       Other capacity payments                          115,658     117,971     120,330     122,737     125,192     127,696
       Energy payments                                  369,464     376,054     384,294     394,129     402,012     410,052
       Ancillary & Steam sales                            2,332       2,332       2,332       2,332       2,332       2,332
                                                       -----------------------------------------------------------------------
       TOTAL REVENUES                                   487,454     496,357     506,956     519,198     529,535     540,079

OPERATING COSTS
       FUEL SUBTOTAL                                   (197,901)   (201,305)   (205,761)   (211,060)   (215,281)   (219,587)
       TOTAL FIXED O&M                                  (87,497)    (88,802)    (90,131)    (91,486)    (92,866)    (94,271)
       TOTAL VARIABLE O&M                                (6,636)     (6,455)     (6,514)     (6,898)     (6,971)     (7,046)
                                                       =======================================================================
GROSS CASH FLOW FROM OPERATIONS                         195,420     199,795     204,549     209,754     214,417     219,175

       Capital expenditures                             (23,589)    (13,905)    (14,183)    (14,467)    (16,499)    (13,244)
       Interest earned on Reserve                         1,254         981         975         974         974         974
       Interest paid on Working Cap facility               (188)       (188)       (188)       (188)       (188)       (188)
                                                       -----------------------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES                        172,898     186,684     191,152     196,074     198,705     206,717
                                                       =======================================================================
       Rent for Principal & Interest on Certificates    (19,900)    (19,000)    (19,000)    (19,000)    (19,000)    (19,000)
       Non-Deferrable Rent                              (18,100)    (19,000)    (19,000)    (19,000)    (19,000)    (19,000)
       Deferrable Rent                                        0           0           0           0           0           0
                                                       -----------------------------------------------------------------------
TOTAL RENT PAYMENTS                                     (38,000)    (38,000)    (38,000)    (38,000)    (38,000)    (38,000)

       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)       4.55X       4.91X       5.03X       5.16X       5.23X       5.44X
       TEN-YEAR AVERAGE FCCR (2000-2009)
       AVERAGE FCCR OVER TERM OF CERTIFICATES

                                                             29          30          31          32          33          34
                                                      ---------------------------------------------------------------------
                   (in thousands, except ratios)         Dec-27      Dec-28      Dec-29      Dec-30      Dec-31      Dec-32
                                                      ---------------------------------------------------------------------
       Total Generation  (GwHr)                          10,131       9,879      10,131      10,102      10,059      10,021
REVENUES
       NYSEG ICAP                                             0           0           0           0           0           0
       Other capacity payments                          130,250     132,854     135,512     138,222     140,986     143,806
       Energy payments                                  418,253     416,022     435,150     442,580     449,511     456,771
       Ancillary & Steam sales                            2,332       2,332       2,332       2,332       2,332       2,332
                                                      ---------------------------------------------------------------------
       TOTAL REVENUES                                   550,834     551,209     572,994     583,134     592,829     602,909

OPERATING COSTS
       FUEL SUBTOTAL                                   (223,979)   (223,097)   (233,036)   (236,962)   (240,642)   (244,663)
       TOTAL FIXED O&M                                  (95,703)    (97,162)    (98,648)   (100,161)   (101,703)   (103,274)
       TOTAL VARIABLE O&M                                (7,121)     (6,552)     (7,275)     (7,019)     (7,099)     (7,085)
                                                      =====================================================================
GROSS CASH FLOW FROM OPERATIONS                         224,031     224,398     234,036     238,991     243,384     247,886

       Capital expenditures                             (21,065)    (13,779)    (14,961)    (11,380)    (11,608)     (8,188)
       Interest earned on Reserve                           974         974         499          12           0           0
       Interest paid on Working Cap facility               (188)       (188)       (188)       (188)       (188)       (188)
                                                      ---------------------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES                        203,753     211,405     219,387     227,436     231,589     239,511
                                                      =====================================================================
       Rent for Principal & Interest on Certificates    (19,000)    (19,000)          0           0           0           0
       Non-Deferrable Rent                              (19,000)    (19,000)          0           0           0           0
       Deferrable Rent                                        0           0           0           0           0           0
                                                      ---------------------------------------------------------------------
TOTAL RENT PAYMENTS                                     (38,000)    (38,000)          0           0           0           0

       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)       5.36X       5.56X       0.00X       0.00X       0.00X       0.00X
       TEN-YEAR AVERAGE FCCR (2000-2009)
       AVERAGE FCCR OVER TERM OF CERTIFICATES

                         CONSOL. PROJ. O&M PAGE 3 OF 3

CONFIDENTIAL                   AES EASTERN ENERGY    CAPITAL EXPENDITURES +50%
                             FINANCIAL PROJECTIONS
CONSOLIDATED PROJECTIONS

                                                              1           2           3           4           5           6
                                                        ----------------------------------------------------------------------
                   (in thousands, except ratios)         Dec-99      Dec-00      Dec-01      Dec-02      Dec-03      Dec-04
                                                        ----------------------------------------------------------------------
       Total Generation  (GwHr)                           6,584      10,232      10,210      10,208      10,249      10,111
REVENUES
       NYSEG ICAP                                        20,981      31,472      10,491           0           0           0
       Other capacity payments                                0           0      32,541      54,901      63,411      72,239
       Energy payments                                  165,956     275,205     292,604     307,247     303,264     280,334
       Ancillary & Steam sales                            1,433       2,154       2,158       2,161       2,165       2,269
                                                        ----------------------------------------------------------------------
       TOTAL REVENUES                                   188,370     308,831     337,793     364,309     368,840     354,842

OPERATING COSTS
       FUEL SUBTOTAL                                    (87,338)   (136,453)   (138,159)   (140,075)   (142,026)   (142,514)
       TOTAL FIXED O&M                                  (43,317)    (56,910)    (59,956)    (56,236)    (57,183)    (55,384)
       TOTAL VARIABLE O&M                                 5,817       5,548         255         197      (5,280)     (5,558)
                                                        ======================================================================
GROSS CASH FLOW FROM OPERATIONS                          63,532     121,017     139,933     168,195     164,350     151,386

       Capital expenditures                             (15,913)    (18,374)    (10,765)    (25,505)    (23,406)     (9,851)
       Interest earned on Reserve                         1,667       2,048       1,564       1,552       1,551       1,576
       Interest paid on Working Cap facility               (188)       (188)       (188)       (188)       (188)       (188)
                                                        ----------------------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES                         49,099     104,503     130,544     144,055     142,308     142,923
                                                        ======================================================================
       Rent for Principal & Interest on Certificates    (32,487)    (51,296)    (51,296)    (51,296)    (58,149)    (59,000)
       Non-Deferrable Rent                                    0           0           0           0           0           0
       Deferrable Rent                                   (4,000)     (8,454)     (9,204)     (9,204)     (2,351)     (1,500)
                                                        ----------------------------------------------------------------------
TOTAL RENT PAYMENTS                                     (36,487)    (59,750)    (60,500)    (60,500)    (60,500)    (60,500)

       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)       1.51X       2.04X       2.54X       2.81X       2.45X       2.42X
       TEN-YEAR AVERAGE FCCR (2000-2009)                  2.34X
       AVERAGE FCCR OVER TERM OF CERTIFICATES             3.26X

                                                                7           8           9          10          11
                                                        ---------------------------------------------------------
                   (in thousands, except ratios)           Dec-05      Dec-06      Dec-07      Dec-08      Dec-09
                                                        ---------------------------------------------------------
       Total Generation  (GwHr)                            10,076      10,131      10,131      10,116       9,894
REVENUES
       NYSEG ICAP                                               0           0           0           0           0
       Other capacity payments                             81,395      81,857      82,306      82,740      83,158
       Energy payments                                    259,704     269,739     278,590     287,259     290,100
       Ancillary & Steam sales                              2,273       2,277       2,282       2,286       2,290
                                                        ---------------------------------------------------------
       TOTAL REVENUES                                     343,372     353,874     363,177     372,284     375,548

OPERATING COSTS
       FUEL SUBTOTAL                                     (147,274)   (151,059)   (153,526)   (155,334)   (154,382)
       TOTAL FIXED O&M                                    (59,101)    (59,284)    (59,485)    (59,502)    (64,197)
       TOTAL VARIABLE O&M                                  (5,664)     (6,039)     (6,186)     (6,026)     (6,070)
                                                        =========================================================
GROSS CASH FLOW FROM OPERATIONS                           131,333     137,491     143,981     151,422     150,900

       Capital expenditures                               (16,727)     (1,628)    (12,084)    (18,850)    (17,854)
       Interest earned on Reserve                           1,602       1,603       1,603       1,678       1,761
       Interest paid on Working Cap facility                 (188)       (188)       (188)       (188)       (188)
                                                        ---------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES                          116,020     137,278     133,311     134,063     134,619
                                                        =========================================================
       Rent for Principal & Interest on Certificates      (57,000)    (59,000)    (59,000)    (59,000)    (59,000)
       Non-Deferrable Rent                                      0           0           0           0           0
       Deferrable Rent                                     (2,500)     (3,500)     (3,500)     (3,500)     (3,500)
                                                        ---------------------------------------------------------
TOTAL RENT PAYMENTS                                       (59,500)    (62,500)    (62,500)    (62,500)    (62,500)

       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)         2.04X       2.33X       2.26X       2.27X       2.28X
       TEN-YEAR AVERAGE FCCR (2000-2009)
       AVERAGE FCCR OVER TERM OF CERTIFICATES



Note: (1) Fixed charges consist of principal and interest on the Certificates and non-deferrable rent payments under the Leases

Note: (2) FCCR equals cash available for fixed charges divided by fixed charges


                         CONSOL. PROJ. CAPX  PAGE 1 OF 3

CONFIDENTIAL                   AES EASTERN ENERGY    CAPITAL EXPENDITURES +50%
                             FINANCIAL PROJECTIONS
CONSOLIDATED PROJECTIONS

                                                             12          13          14          15          16          17
                                                        ----------------------------------------------------------------------
                   (in thousands, except ratios)         Dec-10      Dec-11      Dec-12      Dec-13      Dec-14      Dec-15
                                                        ----------------------------------------------------------------------
       Total Generation  (GwHr)                          10,102      10,078      10,076      10,111      10,176      10,131
REVENUES
       NYSEG ICAP                                             0           0           0           0           0           0
       Other capacity payments                           83,560      84,588      85,623      86,667      87,717      88,775
       Energy payments                                  305,762     314,896     324,960     336,525     346,015     358,956
       Ancillary & Steam sales                            2,294       2,299       2,303       2,308       2,313       2,317
                                                        ----------------------------------------------------------------------
       TOTAL REVENUES                                   391,617     401,782     412,887     425,499     436,044     450,048

OPERATING COSTS
       FUEL SUBTOTAL                                   (159,442)   (162,331)   (165,551)   (169,300)   (172,160)   (176,588)
       TOTAL FIXED O&M                                  (61,378)    (63,091)    (62,638)    (63,651)    (63,545)    (62,283)
       TOTAL VARIABLE O&M                                (6,012)     (6,210)     (6,249)     (6,140)     (6,153)     (6,440)
                                                        ======================================================================
GROSS CASH FLOW FROM OPERATIONS                         164,785     170,150     178,448     186,408     194,186     204,738

       Capital expenditures                              (5,573)    (21,715)    (17,551)     (6,276)    (16,869)    (25,128)
       Interest earned on Reserve                         1,794       1,864       1,909       1,916       1,929       1,936
       Interest paid on Working Cap facility               (188)       (188)       (188)       (188)       (188)       (188)
                                                        ----------------------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES
                                                        ======================================================================
       Rent for Principal & Interest on Certificates    (64,500)    (64,500)    (66,500)    (70,000)    (70,000)    (70,000)
       Non-Deferrable Rent                                    0           0           0           0           0           0
       Deferrable Rent                                   (4,000)     (4,500)     (4,500)     (4,500)     (4,500)     (5,000)
                                                        ----------------------------------------------------------------------
TOTAL RENT PAYMENTS                                     (68,500)    (69,000)    (71,000)    (74,500)    (74,500)    (75,000)

       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)       2.49X       2.33X       2.45X       2.60X       2.56X       2.59X
       TEN-YEAR AVERAGE FCCR (2000-2009)
       AVERAGE FCCR OVER TERM OF CERTIFICATES

                                                              18          19          20          21          22
                                                       ----------------------------------------------------------
                   (in thousands, except ratios)          Dec-16      Dec-17      Dec-18      Dec-19      Dec-20
                                                       ----------------------------------------------------------
       Total Generation  (GwHr)                           10,131      10,131       9,879      10,131      10,102
REVENUES
       NYSEG ICAP                                              0           0           0           0           0
       Other capacity payments                            93,392      98,157     103,076     108,152     113,390
       Energy payments                                   360,185     361,320     353,369     363,289     363,070
       Ancillary & Steam sales                             2,322       2,327       2,332       2,332       2,332
                                                       ----------------------------------------------------------
       TOTAL REVENUES                                    455,899     461,804     458,777     473,773     478,792

OPERATING COSTS
       FUEL SUBTOTAL                                    (180,126)   (183,728)   (182,998)   (191,515)   (194,378)
       TOTAL FIXED O&M                                   (68,100)    (64,212)    (63,835)    (66,326)    (68,972)
       TOTAL VARIABLE O&M                                 (6,483)     (6,526)     (5,995)     (6,615)     (6,360)
                                                       ==========================================================
GROSS CASH FLOW FROM OPERATIONS                          201,191     207,337     205,948     209,681     209,082

       Capital expenditures                              (20,420)    (10,046)     (6,374)    (19,655)    (20,048)
       Interest earned on Reserve                          1,936       1,936       1,936       1,936       1,728
       Interest paid on Working Cap facility                (188)       (188)       (188)       (188)       (188)
                                                       ----------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES
                                                       ==========================================================
       Rent for Principal & Interest on Certificates     (70,000)    (45,561)    (70,000)    (70,000)    (56,147)
       Non-Deferrable Rent                                     0     (24,439)          0           0           0
       Deferrable Rent                                    (5,500)     (5,500)     (5,500)     (5,500)     (2,750)
                                                       ----------------------------------------------------------
TOTAL RENT PAYMENTS                                      (75,500)    (75,500)    (75,500)    (75,500)    (58,897)

       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)        2.61X       2.84X       2.88X       2.74X       3.39X
       TEN-YEAR AVERAGE FCCR (2000-2009)
       AVERAGE FCCR OVER TERM OF CERTIFICATES


                         CONSOL. PROJ. CAPX  PAGE 2 OF 3

CONFIDENTIAL                   AES EASTERN ENERGY    CAPITAL EXPENDITURES +50%
                             FINANCIAL PROJECTIONS
CONSOLIDATED PROJECTIONS

                                                             23          24          25          26          27          28
                                                       -----------------------------------------------------------------------
                   (in thousands, except ratios)         Dec-21      Dec-22      Dec-23      Dec-24      Dec-25      Dec-26
                                                       -----------------------------------------------------------------------
       Total Generation  (GwHr)                          10,078      10,056      10,076      10,131      10,131      10,131
REVENUES
       NYSEG ICAP                                             0           0           0           0           0           0
       Other capacity payments                          115,658     117,971     120,330     122,737     125,192     127,696
       Energy payments                                  369,464     376,054     384,294     394,129     402,012     410,052
       Ancillary & Steam sales                            2,332       2,332       2,332       2,332       2,332       2,332
                                                       -----------------------------------------------------------------------
       TOTAL REVENUES                                   487,454     496,357     506,956     519,198     529,535     540,079

OPERATING COSTS
       FUEL SUBTOTAL                                   (197,901)   (201,305)   (205,761)   (211,060)   (215,281)   (219,587)
       TOTAL FIXED O&M                                  (69,997)    (71,041)    (72,105)    (73,189)    (74,292)    (75,417)
       TOTAL VARIABLE O&M                                (6,636)     (6,455)     (6,514)     (6,898)     (6,971)     (7,046)
                                                       =======================================================================
GROSS CASH FLOW FROM OPERATIONS                         212,920     217,555     222,575     228,051     232,990     238,029

       Capital expenditures                             (35,383)    (20,858)    (21,275)    (21,701)    (24,748)    (19,867)
       Interest earned on Reserve                         1,254         981         975         974         974         974
       Interest paid on Working Cap facility               (188)       (188)       (188)       (188)       (188)       (188)
                                                       -----------------------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES                        178,603     197,491     202,087     207,137     209,028     218,949
                                                       =======================================================================
       Rent for Principal & Interest on Certificates    (19,900)    (19,000)    (19,000)    (19,000)    (19,000)    (19,000)
       Non-Deferrable Rent                              (18,100)    (19,000)    (19,000)    (19,000)    (19,000)    (19,000)
       Deferrable Rent                                        0           0           0           0           0           0
                                                       -----------------------------------------------------------------------
TOTAL RENT PAYMENTS                                     (38,000)    (38,000)    (38,000)    (38,000)    (38,000)    (38,000)

       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)       4.70X       5.20X       5.32X       5.45X       5.50X       5.76X
       TEN-YEAR AVERAGE FCCR (2000-2009)
       AVERAGE FCCR OVER TERM OF CERTIFICATES

                                                            29          30          31          32          33          34
                                                      --------------------------------------------------------------------
                   (in thousands, except ratios)        Dec-27      Dec-28      Dec-29      Dec-30      Dec-31      Dec-32
                                                      --------------------------------------------------------------------
       Total Generation  (GwHr)                         10,131       9,879      10,131      10,102      10,059      10,021
REVENUES
       NYSEG ICAP                                            0           0           0           0           0           0
       Other capacity payments                         130,250     132,854     135,512     138,222     140,986     143,806
       Energy payments                                 418,253     416,022     435,150     442,580     449,511     456,771
       Ancillary & Steam sales                           2,332       2,332       2,332       2,332       2,332       2,332
                                                      --------------------------------------------------------------------
       TOTAL REVENUES                                  550,834     551,209     572,994     583,134     592,829     602,909

OPERATING COSTS
       FUEL SUBTOTAL                                  (223,979)   (223,097)   (233,036)   (236,962)   (240,642)   (244,663)
       TOTAL FIXED O&M                                 (76,562)    (77,729)    (78,918)    (80,129)    (81,363)    (82,619)
       TOTAL VARIABLE O&M                               (7,121)     (6,552)     (7,275)     (7,019)     (7,099)     (7,085)
                                                      ====================================================================
GROSS CASH FLOW FROM OPERATIONS                        243,172     243,830     253,765     259,023     263,724     268,541

       Capital expenditures                            (31,598)    (20,669)    (22,441)    (17,070)    (17,411)    (12,281)
       Interest earned on Reserve                          974         974         499          12           0           0
       Interest paid on Working Cap facility              (188)       (188)       (188)       (188)       (188)       (188)
                                                      --------------------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES                       212,360     223,948     231,636     241,778     246,126     256,072
                                                      ====================================================================
       Rent for Principal & Interest on Certificates   (19,000)    (19,000)          0           0           0           0
       Non-Deferrable Rent                             (19,000)    (19,000)          0           0           0           0
       Deferrable Rent                                       0           0           0           0           0           0
                                                      --------------------------------------------------------------------
TOTAL RENT PAYMENTS                                    (38,000)    (38,000)          0           0           0           0

       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)      5.59X       5.89X       0.00X       0.00X       0.00X       0.00X
       TEN-YEAR AVERAGE FCCR (2000-2009)
       AVERAGE FCCR OVER TERM OF CERTIFICATES

                         CONSOL. PROJ. CAPX  PAGE 3 OF 3

CONFIDENTIAL                   AES EASTERN ENERGY    HEAT RATE + 500 BTU'S/KWH
                              FINANCIAL PROJECTIONS
CONSOLIDATED PROJECTIONS

                                                              1           2           3           4           5           6
                                                        ---------------------------------------------------------------------
                   (in thousands, except ratios)         Dec-99      Dec-00      Dec-01      Dec-02      Dec-03      Dec-04
                                                        ---------------------------------------------------------------------
       Total Generation  (GwHr)                           6,584      10,232      10,210      10,208      10,249      10,111
REVENUES
       NYSEG ICAP                                        20,981      31,472      10,491           0           0           0
       Other capacity payments                                0           0      32,541      54,901      63,411      72,239
       Energy payments                                  165,956     275,205     292,604     307,247     303,264     280,334
       Ancillary & Steam sales                            1,433       2,154       2,158       2,161       2,165       2,269
                                                        ---------------------------------------------------------------------
       TOTAL REVENUES                                   188,370     308,831     337,793     364,309     368,840     354,842

OPERATING COSTS
       FUEL SUBTOTAL                                    (91,758)   (143,094)   (144,916)   (146,975)   (149,130)   (149,638)
       TOTAL FIXED O&M                                  (43,317)    (56,910)    (59,956)    (56,236)    (57,183)    (55,384)
       TOTAL VARIABLE O&M                                 5,102       4,506        (848)       (960)     (6,247)     (6,557)
                                                        =====================================================================
GROSS CASH FLOW FROM OPERATIONS                          58,398     113,334     132,073     160,137     156,279     143,263

       Capital expenditures                             (10,609)    (12,249)     (7,177)    (17,003)    (15,604)     (6,567)
       Interest earned on Reserve                         1,667       2,048       1,564       1,552       1,551       1,576
       Interest paid on Working Cap facility               (188)       (188)       (188)       (188)       (188)       (188)
                                                        ---------------------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES                         49,268     102,945     126,273     144,498     142,039     138,084
                                                        =====================================================================
       Rent for Principal & Interest on Certificates    (32,487)    (51,296)    (51,296)    (51,296)    (58,149)    (59,000)
       Non-Deferrable Rent                                    0           0           0           0           0           0
       Deferrable Rent                                   (4,000)     (8,454)     (9,204)     (9,204)     (2,351)     (1,500)
                                                        ---------------------------------------------------------------------
TOTAL RENT PAYMENTS                                     (36,487)    (59,750)    (60,500)    (60,500)    (60,500)    (60,500)

       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)       1.52X       2.01X       2.46X       2.82X       2.44X       2.34X
       TEN-YEAR AVERAGE FCCR (2000-2009)                  2.29X
       AVERAGE FCCR OVER TERM OF CERTIFICATES             3.19X

                                                             7           8           9          10          11
                                                      --------------------------------------------------------
                   (in thousands, except ratios)        Dec-05      Dec-06      Dec-07      Dec-08      Dec-09
                                                      --------------------------------------------------------
       Total Generation  (GwHr)                         10,076      10,131      10,131      10,116       9,894
REVENUES
       NYSEG ICAP                                            0           0           0           0           0
       Other capacity payments                          81,395      81,857      82,306      82,740      83,158
       Energy payments                                 259,704     269,739     278,590     287,259     290,100
       Ancillary & Steam sales                           2,273       2,277       2,282       2,286       2,290
                                                      --------------------------------------------------------
       TOTAL REVENUES                                  343,372     353,874      36,177     372,284     375,548

OPERATING COSTS
       FUEL SUBTOTAL                                  (154,642)   (158,617)   (161,206)   (163,107)   (162,088)
       TOTAL FIXED O&M                                 (59,101)    (59,284)    (59,485)    (59,502)    (64,197)
       TOTAL VARIABLE O&M                               (6,698)     (7,130)     (7,320)     (7,155)     (7,200)
                                                      ========================================================
GROSS CASH FLOW FROM OPERATIONS                        122,931     128,843     135,167     142,521     142,063

       Capital expenditures                            (11,151)     (1,086)     (8,056)    (12,566)    (11,903)
       Interest earned on Reserve                        1,602       1,603       1,603       1,678       1,761
       Interest paid on Working Cap facility              (188)       (188)       (188)       (188)       (188)
                                                      --------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES                       113,194     129,172     128,526     131,445     131,733
                                                      ========================================================
       Rent for Principal & Interest on Certificates   (57,000)    (59,000)    (59,000)    (59,000)    (59,000)
       Non-Deferrable Rent                                   0           0           0           0           0
       Deferrable Rent                                  (2,500)     (3,500)     (3,500)     (3,500)     (3,500)
                                                      --------------------------------------------------------
TOTAL RENT PAYMENTS                                    (59,500)    (62,500)    (62,500)    (62,500)    (62,500)

       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)      1.99X       2.19X       2.18X       2.23X       2.23X
       TEN-YEAR AVERAGE FCCR (2000-2009)
       AVERAGE FCCR OVER TERM OF CERTIFICATES



Note: (1) Fixed charges consist of principal and interest on the Certificates and non-deferrable rent payments under the Leases

Note: (2) FCCR equals cash available for fixed charges divided by fixed charges

                         CONSOL. PROJ. HEAT RATE PAGE 1 OF 3

CONFIDENTIAL                   AES EASTERN ENERGY    HEAT RATE + 500 BTU'S/KWH
                              FINANCIAL PROJECTIONS
CONSOLIDATED PROJECTIONS

                                                             12          13          14          15          16          17
                                                        ---------------------------------------------------------------------
                   (in thousands, except ratios)         Dec-10      Dec-11      Dec-12      Dec-13      Dec-14      Dec-15
                                                        ---------------------------------------------------------------------
       Total Generation  (GwHr)                          10,102      10,078      10,076      10,111      10,176      10,131
REVENUES
       NYSEG ICAP                                             0           0           0           0           0           0
       Other capacity payments                           83,560      84,588      85,623      86,667      87,717      88,775
       Energy payments                                  305,762     314,896     324,960     336,525     346,015     358,956
       Ancillary & Steam sales                            2,294       2,299       2,303       2,308       2,313       2,317
                                                        ---------------------------------------------------------------------
       TOTAL REVENUES                                   391,617     401,782     412,887     425,499     436,044     450,048

OPERATING COSTS
       FUEL SUBTOTAL                                   (167,414)   (170,447)   (173,827)   (177,770)   (180,767)   (185,417)
       TOTAL FIXED O&M                                  (61,378)    (63,091)    (62,638)    (63,651)    (63,545)    (62,283)
       TOTAL VARIABLE O&M                                (7,141)     (7,353)     (7,396)     (7,282)     (7,292)     (7,596)
                                                        =====================================================================
GROSS CASH FLOW FROM OPERATIONS                         155,684     160,892     169,026     176,797     184,441     194,753

       Capital expenditures                              (3,715)    (14,477)    (11,701)     (4,184)    (11,246)    (16,752)
       Interest earned on Reserve                         1,794       1,864       1,909       1,916       1,916       1,936
       Interest paid on Working Cap facility               (188)       (188)       (188)       (188)       (188)       (188)
                                                        ---------------------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES                        153,575     148,091     159,047     174,342     174,936     179,749
                                                        =====================================================================
       Rent for Principal & Interest on Certificates    (64,500)    (64,500)    (66,500)    (70,000)    (70,000)    (70,000)
       Non-Deferrable Rent                                    0           0           0           0           0           0
       Deferrable Rent                                   (4,000)     (4,500)     (4,500)     (4,500)     (4,500)     (5,000)
                                                        ---------------------------------------------------------------------
TOTAL RENT PAYMENTS                                     (68,500)    (69,000)    (71,000)    (74,500)    (74,500)    (75,000)

       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)       2.38X       2.30X       2.39X       2.49X       2.50X       2.57X
       TEN-YEAR AVERAGE FCCR (2000-2009)
       AVERAGE FCCR OVER TERM OF CERTIFICATES

                                                           18          19          20          21          22
                                                      -------------------------------------------------------
                   (in thousands, except ratios)       Dec-16      Dec-17      Dec-18      Dec-19      Dec-20
                                                      -------------------------------------------------------
       Total Generation  (GwHr)                        10,131      10,131       9,879      10,131      10,102
REVENUES
       NYSEG ICAP                                           0           0           0           0           0
       Other capacity payments                         93,392      98,157     103,076     108,152     113,390
       Energy payments                                360,185     361,320     353,369     363,289     363,070
       Ancillary & Steam sales                          2,322       2,327       2,332       2,332       2,332
                                                      -------------------------------------------------------
       TOTAL REVENUES                                 455,899     461,804     458,777     473,773     478,792

OPERATING COSTS
       FUEL SUBTOTAL                                  189,132)   (192,914)   (192,136)   (200,708)   (204,098)
       TOTAL FIXED O&M                                (68,100)    (64,212)    (63,835)    (66,326)    (68,972)
       TOTAL VARIABLE O&M                              (7,642)     (7,689)     (7,144)     (7,784)     (7,519)
                                                      =======================================================
GROSS CASH FLOW FROM OPERATIONS                       191,025     196,989     195,661     198,954     198,203

       Capital expenditures                           (13,613)     (6,697)     (4,250)    (13,103)    (13,365)
       Interest earned on Reserve                       1,936       1,936       1,936       1,936       1,728
       Interest paid on Working Cap facility             (188)       (188)       (188)       (188)       (188)
                                                      -------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES                      179,160     192,040     193,160     187,599     186,378
                                                      =======================================================
       Rent for Principal & Interest on Certificates  (70,000)    (45,561)    (70,000)    (70,000)    (56,147)
       Non-Deferrable Rent                                  0     (24,439)          0           0           0
       Deferrable Rent                                 (5,500)     (5,500)     (5,500)     (5,500)     (2,750)
                                                      -------------------------------------------------------
TOTAL RENT PAYMENTS                                   (75,500)    (75,500)    (75,500)    (75,500)    (58,897)

       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)     2.56X       2.74X       2.76X       2.68X       3.32X
       TEN-YEAR AVERAGE FCCR (2000-2009)
       AVERAGE FCCR OVER TERM OF CERTIFICATES

                         CONSOL. PROJ. HEAT RATE PAGE 2 OF 3

CONFIDENTIAL                   AES EASTERN ENERGY    HEAT RATE + 500 BTU'S/KWH
                              FINANCIAL PROJECTIONS
CONSOLIDATED PROJECTIONS

                                                             23          24          25          26          27          28
                                                        ----------------------------------------------------------------------
                   (in thousands, except ratios)         Dec-21      Dec-22      Dec-23      Dec-24      Dec-25      Dec-26
                                                        ----------------------------------------------------------------------
       Total Generation  (GwHr)                          10,078      10,056      10,076      10,131      10,131      10,131
REVENUES
       NYSEG ICAP                                             0           0           0           0           0           0
       Other capacity payments                          115,658     117,971     120,330     122,737     125,192     127,696
       Energy payments                                  369,464     376,054     384,294     394,129     402,012     410,052
       Ancillary & Steam sales                            2,332       2,332       2,332       2,332       2,332       2,332
                                                        ----------------------------------------------------------------------
       TOTAL REVENUES                                   487,454     496,357     506,956     519,198     529,535     540,079

OPERATING COSTS
       FUEL SUBTOTAL                                   (207,795)   (211,374)   (216,048)   (221,613)   (226,045)   (230,566)
       TOTAL FIXED O&M                                  (69,997)    (71,041)    (72,105)    (73,189)    (74,292)    (75,417)
       TOTAL VARIABLE O&M                                (7,811)     (7,626)     (7,695)     (8,108)     (8,196)     (8,285)
                                                        ======================================================================
GROSS CASH FLOW FROM OPERATIONS                         201,850     206,315     211,107     216,288     221,001     225,811

       Capital expenditures                             (23,589)    (13,905)    (14,183)    (14,467)    (16,499)    (13,244)
       Interest earned on Reserve                         1,254         981         975         974         974         974
       Interest paid on Working Cap facility               (188)       (188)       (188)       (188)       (188)       (188)
                                                        ----------------------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES                        179,329     193,204     197,711     202,608     250,289     213,353
                                                        ======================================================================
       Rent for Principal & Interest on Certificates    (19,900)    (19,000)    (19,000)    (19,000)    (19,000)    (19,000)
       Non-Deferrable Rent                              (18,100)    (19,000)    (19,000)    (19,000)    (19,000)    (19,000)
       Deferrable Rent                                        0           0           0           0           0           0
                                                        ----------------------------------------------------------------------
TOTAL RENT PAYMENTS                                     (38,000)    (38,000)    (38,000)    (38,000)    (38,000)    (38,000)

       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)       4.72X       5.08X       5.20X       5.33X       5.40X       5.61X
       TEN-YEAR AVERAGE FCCR (2000-2009)
       AVERAGE FCCR OVER TERM OF CERTIFICATES


                                                               29          30          31          32          33          34
                                                        ---------------------------------------------------------------------
                   (in thousands, except ratios)           Dec-27      Dec-28      Dec-29      Dec-30      Dec-31      Dec-32
                                                        ---------------------------------------------------------------------
       Total Generation  (GwHr)                            10,131       9,879      10,131      10,102      10,059      10,021
REVENUES
       NYSEG ICAP                                               0           0           0           0           0           0
       Other capacity payments                            130,250     132,854     135,512     138,222     140,986     143,806
       Energy payments                                    418,253     416,022     435,150     442,580     449,511     456,771
       Ancillary & Steam sales                              2,332       2,332       2,332       2,332       2,332       2,332
                                                        ---------------------------------------------------------------------
       TOTAL REVENUES                                     550,834     551,209     572,994     583,134     592,829     602,909

OPERATING COSTS
       FUEL SUBTOTAL                                     (235,178)   (234,237)   (244,687)   (248,811)   (252,679)   (256,893)
       TOTAL FIXED O&M                                    (76,562)    (77,729)    (78,918)    (80,129)    (81,363)    (82,619)
       TOTAL VARIABLE O&M                                  (8,375)     (7,803)     (8,560)     (8,305)     (8,406)     (8,401)
                                                        =====================================================================
GROSS CASH FLOW FROM OPERATIONS                           230,719     231,439     240,829     245,888     250,382     254,995

       Capital expenditures                               (21,065)    (13,779)    (14,961)    (11,380)    (11,608)     (8,188)
       Interest earned on Reserve                             974         974         499          12           0           0
       Interest paid on Working Cap facility                 (188)       (188)       (188)       (188)       (188)       (188)
                                                        ---------------------------------------------------------------------
CASH AVAILABLE FOR FIXED CHARGES                          210,440     218,447     226,180     234,333     238,587     246,620
                                                        =====================================================================
       Rent for Principal & Interest on Certificates      (19,000)    (19,000)          0           0           0           0
       Non-Deferrable Rent                                (19,000)    (19,000)          0           0           0           0
       Deferrable Rent                                          0           0           0           0           0           0
                                                        ---------------------------------------------------------------------
TOTAL RENT PAYMENTS                                       (38,000)    (38,000)          0           0           0           0

       FIXED CHARGE COVERAGE RATIO ("FCCR") (1) (2)         5.54X       5.75X       0.00X       0.00X       0.00X       0.00X
       TEN-YEAR AVERAGE FCCR (2000-2009)
       AVERAGE FCCR OVER TERM OF CERTIFICATES


                         CONSOL. PROJ. HEAT RATE PAGE 3 OF 3

                                   APPENDIX A
                                   REFERENCES

  DATE REC'D.               FROM                                             DOCUMENT
  -----------               ----                                             --------
10/19/98         Henry Aszklar               Fax - executed signed contract
11/2/98                                      Via Fed Ex -  Turbine  Generator  Inspection  Report  Hickling  Station-
                                             10/14/88 - 12/28/88
11/2/98                                      Via  Fed  Ex -  High  Pressure  Rotor  Material  Test  Program  Hickling
                                             Station- Unit 1 - March 1989
11/2/98                                      Via  Fed Ex -  Generator  Inspection  Report  Unit 1  Hickling  Station-
                                             10/14/92
11/2/98                                      Via Fed Ex - GE Inspection Report Hickling Station- Unit 2
11/2/98                                      Via Fed Ex - NYSEG  Interoffice  Memo -  Internal  Inspection  of Boiler
                                             No.1 Hickling Station
11/2/98                                      Via Fed Ex - NYSEG  Interoffice Memo - Internal Boiler Inspection Boiler
                                             No. 3
11/2/98                                      Via  Priority  Mail - NYSEG IOM -  Jennison  Station  Unit 1 -  Internal
                                             Inspect. Of Boiler No.1
11/2/98                                      Via  Priority  Mail - NYSEG IOM -  Jennison  Station  Unit 1 -  Internal
                                             Inspect. Of Boiler No.2
11/2/98                                      Via  Priority  Mail - NYSEG IOM -  Jennison  Station  Unit 1 -  Internal
                                             Inspect. Of Boiler No.3
11/2/98                                      Via  Priority  Mail - NYSEG IOM -  Jennison  Station  Unit 2 -  Internal
                                             Inspect. Of Boiler No.4
11/2/98                                      Via Priority  Mail - GE  Inspection  Report - Jennison  Station Unit 1 -
                                             Turbine 56989
11/2/98                                      Via Priority  Mail - GE  Inspection  Report - Jennison  Station Unit 2 -
                                             Turbine 83657 - Fall 1989 Inspection by Power Generation Svcs. Syracuse
11/2/98                                      Various Inspection Reports Summaries
11/3/98                                      Boiler  Outage  Summaries  - Unit 8 #13,  Unit 7 #11,12  etc.  - Turbine
                                             Generator Outages
11/4/98                                      Via FedEx - Outage Executive Summaries

  DATE REC'D.               FROM                                             DOCUMENT
  -----------               ----                                             --------
 11/4/98                                     Boiler Outage Reports by New York State Electric & Gas
                                             1997 Kintigh Station Boiler Outage Report
                                             1995 Kintigh Station Boiler Outage Report
                                             1992 Kintigh Station Boiler Outage Report
                                             1991 Kintigh Station Boiler Outage Report
                                             1990 Kintigh Station Boiler Outage Report
                                             1989 Kintigh Station Boiler Outage Report
                                             1988 Kintigh Station Boiler Outage Report

                                             Outage Reports:  by Kintigh Station Engineering and Maintenance Dept.
                                             1997 Outage Report
                                             1991- 1995 Engineering Group Outage Reports
                                             1997 Outage Report by Engineering Group

                                             Chimney Inspection Reports International Chimney Corp.
                                             1997 Inspection Vol. I & Vol. II
                                             1995 Inspection Vol. I & Vol. II

                                             Miscellaneous Inspection Reports by GE Power Generation Services
                                             Final report for Steam Turbine-Generator 1st Major Inspection 1990
                                             B. Boiler Feed Pump Turbine Inspection
12/22/98                                     Via Mail - request to return above documents to NYSEG
12/23/98         Fax - Dave Flory            Info. on historical availability and other AES plants around the world.
12/28/98         Fax - Gordon Webster        Copy of Section 9 Report.
1/5/98           Fax - David Risley          copy of Structural Inspection of Milliken Station (diagram attached)
1/6/99           Fax - David Risley          Photos from Milliken Station Structural Inspection
1/6/99           Fax - Amy McDonough         Pittsburgh Seam Market Study
1/8/99           Fax - Cristina Cardoze      AES-NYSEG updated working group list
1/14/99          Fax - Gordon Webster        Power Project Cost Comparison Data
1/20/99          Fax - from NYSEG            1997 Power Plant Performance Report w/ performance indexes.
1/25/99          Fax - Eric Lammers          Description of AES Eastern Energy L.P. and the AES Corp.
1/26/99          Fax - Dave Flory            1997 Power Plant Performance Report
1/28/99          Fax - Dave Flory            Comments on exec. Summary.
1/28/99          Fax - Christina Cordoza     Updated Working Group List

  DATE REC'D.               FROM                           DOCUMENT
  -----------               ----                           --------
1/29/99          Fax - Dave Flory            Signed changed Terms and Conditions

                                                                      APPENDIX B




                      ANALYSIS OF THE NEW YORK POWER MARKET

                        PREPARED FOR THE AES CORPORATION

         IN ASSOCIATION WITH ITS ACQUISITION OF THE NYSEG GENERATION
                                   PORTFOLIO

                                       BY

                             LONDON ECONOMICS, INC.

                                                                      APPENDIX B

                           Important Disclaimer Notice

London Economics Inc. ("London Economics") has prepared this analysis of the New York power market at the request of The AES Corporation. The information contained in this market analysis is by necessity incomplete, and may not fully reflect the most recent developments in the New York market. Investors and others should note that:

(a) the provision of a report by London Economics does not obviate the need for potential investors to make further appropriate inquiries as to the accuracy of the information included therein, and to undertake their own analysis and due diligence.

(b) London Economics' report and analysis is not intended to be a complete and exhaustive analysis of the subject issues. All factors of importance to a potential investor have not necessarily been considered. Again, potential investors will need to conduct their own analysis and due diligence.

(c) London Economics, its officers, employees and affiliates cannot accept liability for loss suffered in consequence of reliance on its analysis or report. Nothing in our report should be taken as a promise or guarantee as to the occurrence of any future events.

(d) There can be substantial variation between the prices, assumptions and market outcomes forecast by various consulting organizations specializing in competitive power markets. We make no representation as to the consistency of our analysis with that of other parties.

London Economics understands that this analysis will be used by, among others, the prospective purchasers of the pass-through trust certificates to be issued relative to a leveraged lease financing by AES Eastern Energy, L.P. of the acquisition of the principal portion of the NYSEG thermal asset portfolio. London Economics hereby consents to such use and to the reference to London Economics under the caption "Experts" in the Offering Circular for the pass-through trust certificates to which this analysis is appended.

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March 1999

                                                                      APPENDIX B

                      ANALYSIS OF THE NEW YORK POWER MARKET

EXECUTIVE SUMMARY

London Economics has prepared this analysis of the New York power market at the request of The AES Corporation, in support of the financing by its wholly owned subsidiary AES Eastern Energy, L.P. (AEE) of AEE's acquisition of the principal portion of the NYSEG thermal asset portfolio. This analysis and report includes both an overview of the evolving New York power market and forecast energy and capacity prices. This report also includes a summary of the analytical methodology employed in our analysis.

MARKET SUMMARY

The New York power market is in the implementation stage. The New York Independent System Operator (ISO) function is being created to operate the state's transmission system and administer the separate energy and capacity markets. The ISO will also operate a series of ancillary services markets, which are described in an appendix. London Economics has not forecast ancillary services prices or the resulting revenues which might be available to the AEE portfolio.

The New York power market is divided into transmission-constrained regions. The two primary regions (and the focus of our modeling) are the high cost Downstate zone, which covers New York City, Long Island and the lower Hudson valley, and the lower cost Upstate zone. The AEE plants are all located in the Upstate zone. This two-zoned modeling approach forms a simplified representation of the technical details of the proposed transmission congestion and pricing systems in New York.

Load-serving entities such as retailers or distributors must demonstrate that they have sufficient capacity to meet their peak demands plus a significant reserve margin. These rules will give capacity in the market a tradable value, which will vary by location. Due to the relative balance of supply and demand for capacity, we expect that Upstate capacity prices will be lower than Downstate prices. This pattern will persist over time, as we expect that the majority of new entrant plants, such as gas-fired combined cycle gas turbines
(CCGT), will be built Downstate to displace high cost oil-fired generation.

Figure ES-1 illustrates the projected energy dispatch curve for the New York power market in 2000. The system has significant nuclear and "must-run" NUG (non-utility generator) capacity that runs at baseload when available. The AEE coal plants are among the lowest cost thermal generators. The storage hydro plants run at mid-merit and peaking hours and are shown "shadow-priced" against the thermal units they displace in the merit order. Furthermore, there is a large number of higher cost oil, gas and dual-fired steam turbine units, mostly in the Downstate region.

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                                                                      APPENDIX B


The position of AEE's assets is slightly above the minimum statewide projected hourly load and significantly lower than the projected average load for 2000. Under our modeling simulations, which account for availability adjustments such as forced outages and planned outages, these plants are almost always dispatched. The capacity factors of the least efficient units among the AEE assets (the non-reheat units at the Goudey station (Unit 7) and the Greendige station (Unit 3)) are most sensitive to unfavorable changes in the model inputs while the most efficient units (the Kintigh station and the Milliken station) are likely not to be sensitive to such unfavorable changes.


[FIGURE ES-1: NEW YORK SUPPLY CURVE IN 2000 BASED ON BASE CASE PROJECTIONS LINE GRAPH]






MODELING ASSUMPTIONS

London Economics' analysis was based on data from a range of published and other sources. Demand growth data was obtained from the New York Power Pool. Fuel prices, including gas and oil price tracks, were based on 1998 RDI forecasts. Currently fuel oil prices and traded forward prices are below the RDI forecast prices. London Economics performed additional analysis for the years 1999 to 2010 to determine the effects of lower oil prices, partially offset by NOX allowance costs (which were not incorporated in the base and downside cases). Incorporating both of these effects leads to a decrease in the Company's revenues during 1999 through 2003. The decrease revenues during these years fall between the base case and the downside

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                                                                      APPENDIX B


case revenues. A downside case fuel price scenario was also constructed. Coal price forecasts were prepared by the John T. Boyd consulting company.

Data on the capital and operating costs of new entrant plants was obtained from Stone & Webster and a variety of industry sources. London Economics developed its own forecasts on the quantity and timing of new entry, which are described in the report. Our forecasts include the construction of announced new capacity plus a substantial amount of re-powering of the Consolidated Edison and the KeySpan (previously owned by Long Island Lighting Company) assets in the first years of the analysis.

A number of conservative assumptions have been used in constructing both the base and downside scenarios. London Economics has assumed that all nuclear capacity in New York will continue to run until its license date, with no early retirements. We have also assumed that all generators bid into the energy market only at variable (fuel plus variable operations & maintenance ) cost, and that substantial new entry and re-powering will occur downstate in the early years up to 2005.

It was also assumed that Ontario Hydro will get sufficient amounts of its nuclear capacity back online to return to its historical level of exports to New York. The projected level of imports from Ontario is assumed to decrease gradually as Ontario's nuclear units meet their license expiration dates.

FORECAST ENERGY AND CAPACITY PRICES

London Economics' proprietary power markets model was used to forecast system dispatch and operations over the study period, and the resulting energy prices. These are shown in Table ES-1 on the next page. Energy prices and capacity prices from 2021 through 2035 have not been modeled. We have assumed zero growth in real prices after 2020.

We have not attributed NO(x) allowance costs to competing plants in the New York market, which is conservative. Inclusion of these NO(x) costs would tend to increase energy prices significantly.

Capacity prices were analyzed using a capacity balance approach. For the downside case, capacity prices in each region were determined by the minimum going-forward revenues required to keep sufficient installed capacity available. This capacity requirement included the sum of regional peak demands and reserve requirements. Costs considered under the capacity analysis included fixed operations & maintenance costs, projected property and other taxes, and the costs of life extension for units over 30 years old. For the base case, the capacity analysis also included a moderate return on investment for these existing units, based on estimated net book values. For both scenarios, capacity prices are set to allow new entrant plants to achieve a target revenue level when demand growth requires that new capacity be brought online.

For the Upstate region, where the AEE plants are located, capacity prices rise as forecast energy prices fall sharply over the period 2000 to 2005. The fall in energy prices is triggered by the level of new entry, most of it Downstate, and the re-powering of less efficient plants. Even with these capacity changes, the capacity balance is

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                                                                      APPENDIX B


projected to return to equilibrium by early in the next decade. This implies that Downstate capacity prices must rise to trigger needed new entry, as the fuel cost savings to new more efficient units will no longer be adequate. Note that under the base and downside cases, London Economics has projected that total energy and capacity prices for the Upstate region will be generally below projected new entrant prices.

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                                                                      APPENDIX B

TABLE ES-1: SUMMARY OF UPSTATE FORECAST ENERGY AND CAPACITY PRICES (1999$)




                                    Base Case                                                   Downside Case
               -----------------------------------------------------         -----------------------------------------------------
                  Energy            Capacity                Total              Energy              Capacity               Total
                 ($/MWh)           ($/kW-Year)             ($/MWh)             ($/MWh)           ($/kW-Year)             ($/MWh)
1999              $25.0               $27.0                 $28.1               $23.3               $25.0                 $26.2
2000              $26.2               $30.0                 $29.6               $24.4               $26.0                 $27.4
2001              $27.4               $37.0                 $31.6               $25.4               $31.0                 $29.0
2002              $28.4               $40.8                 $33.1               $26.4               $36.0                 $30.5
2003              $27.3               $46.2                 $32.5               $25.0               $39.5                 $29.5
2004              $24.9               $51.6                 $30.8               $22.9               $45.3                 $28.1
2005              $22.8               $57.0                 $29.3               $21.0               $51.0                 $26.8
2006              $23.1               $56.2                 $29.5               $21.2               $50.6                 $27.0
2007              $23.3               $55.4                 $29.7               $21.4               $50.2                 $27.2
2008              $23.6               $54.6                 $29.8               $21.7               $49.8                 $27.3
2009              $23.9               $53.8                 $30.0               $21.9               $49.4                 $27.5
2010              $24.2               $53.0                 $30.2               $22.1               $49.0                 $27.7
2011              $24.5               $52.6                 $30.5               $22.3               $47.8                 $27.8
2012              $24.8               $52.2                 $30.7               $22.5               $46.6                 $27.9
2013              $25.1               $51.8                 $31.0               $22.8               $45.4                 $27.9
2014              $25.4               $51.4                 $31.3               $23.0               $44.2                 $28.0
2015              $25.7               $51.0                 $31.5               $23.2               $43.0                 $28.1
2016              $25.3               $52.6                 $31.3               $23.0               $44.8                 $28.1
2017              $24.9               $54.2                 $31.1               $22.7               $46.6                 $28.0
2018              $24.5               $55.8                 $30.8               $22.5               $48.4                 $28.0
2019              $24.1               $57.4                 $30.6               $22.2               $50.2                 $28.0
2020              $23.7               $59.0                 $30.4               $22.0               $52.0                 $27.9
2021*             $23.7               $59.0                 $30.4               $22.0               $52.0                 $27.9
2022*             $23.7               $59.0                 $30.4               $22.0               $52.0                 $27.9
2023*             $23.7               $59.0                 $30.4               $22.0               $52.0                 $27.9
2024*             $23.7               $59.0                 $30.4               $22.0               $52.0                 $27.9
2025*             $23.7               $59.0                 $30.4               $22.0               $52.0                 $27.9
2026*             $23.7               $59.0                 $30.4               $22.0               $52.0                 $27.9
2027*             $23.7               $59.0                 $30.4               $22.0               $52.0                 $27.9
2028*             $23.7               $59.0                 $30.4               $22.0               $52.0                 $27.9
2029*             $23.7               $59.0                 $30.4               $22.0               $52.0                 $27.9
2030*             $23.7               $59.0                 $30.4               $22.0               $52.0                 $27.9
2031*             $23.7               $59.0                 $30.4               $22.0               $52.0                 $27.9
2032*             $23.7               $59.0                 $30.4               $22.0               $52.0                 $27.9
2033*             $23.7               $59.0                 $30.4               $22.0               $52.0                 $27.9
2034*             $23.7               $59.0                 $30.4               $22.0               $52.0                 $27.9
2035*             $23.7               $59.0                 $30.4               $22.0               $52.0                 $27.9


* Energy prices and capacity prices from 2021 through 2035 have not been modeled. We have assumed zero growth in real prices after 2020.


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                                                                      APPENDIX B

MARKET OUTCOMES FOR THE AEE PORTFOLIO

Tables ES-2 and ES-3 summarize the forecasted energy and capacity revenues for the base and downside cases respectively.

--------------------------------------------------------------------------------
TABLE ES-2 : TOTAL REVENUE BY UNIT - BASE CASE

                     Forecasted capacity and energy revenues
                                (1999 $ millions)

                                                    1999(1)  2000     2001     2002     2003     2005     2010     2015     2020
                               Capacity (2)      -------------------------------------------- --------- -------- -------- ------
Milliken 1                         150              $ 31     $ 37     $ 39     $ 41     $ 41     $ 36     $ 38     $ 39     $ 38
Milliken 2                         156              $ 32     $ 39     $ 41     $ 43     $ 43     $ 38     $ 39     $ 41     $ 39
Kintigh 1                          675              $126     $166     $178     $184     $184     $163     $169     $175     $169
Greenidge 3                         54              $ 10     $ 13     $ 14     $ 14     $ 15     $ 13     $ 14     $ 14     $ 13
Greenidge 4                        105              $ 20     $ 26     $ 28     $ 29     $ 28     $ 25     $ 26     $ 27     $ 26
Goudey 7                            43              $  8     $ 10     $ 11     $ 11     $ 11     $ 10     $ 11     $ 11     $ 11
Goudey 8                            83              $ 16     $ 20     $ 21     $ 23     $ 22     $ 20     $ 21     $ 22     $ 21
------------------------                         -------------------------------------------- --------- -------- -------- ------
Portfolio Total Revenue                             $244     $310     $332     $345     $343     $306     $316     $329     $317
========================                         ============================================ ========= ======== ======== ======

(1) 1999 figures reflect 10 months of operation
(2) Utilizing capacity figures reported for summer demonstrated capacity in NYPP's Load & Capacity Data 1998.


All of the units are projected to run at high capacity factors for the duration of the analysis. Kintigh and Milliken remain the lowest cost thermal units on the system and are dispatched fully when available. Our analysis indicates that delivered gas prices would have to be unrealistically low to allow new entrant CCGTs to undercut these units and push them up the merit order.

TABLE ES-3: TOTAL REVENUE BY UNIT - DOWNSIDE CASE

                     Forecasted capacity and energy revenues
                                (1999 $ millions)

                                                    1999(1)  2000     2001     2002     2003     2005     2010     2015     2020
                             Capacity (2)        -------------------------------------------- --------- -------- -------- ------
Milliken 1                         150              $ 27     $ 34     $ 36     $ 38     $ 36     $ 33     $ 34     $ 35     $ 35
Milliken 2                         156              $ 28     $ 35     $ 37     $ 39     $ 38     $ 34     $ 36     $ 36     $ 36
Kintigh 1                          675              $116     $151     $159     $167     $162     $149     $154     $156     $154
Greenidge 3                         54              $ 10     $ 12     $ 13     $ 13     $ 13     $ 12     $ 12     $ 13     $ 12
Greenidge 4                        105              $ 19     $ 23     $ 25     $ 26     $ 25     $ 23     $ 24     $ 24     $ 24
Goudey 7                            43              $  8     $  9     $ 10     $ 11     $ 10     $  9     $ 10     $ 10     $ 10
Goudey 8                            83              $ 15     $ 18     $ 19     $ 21     $ 20     $ 18     $ 19     $ 19     $ 19
------------------------                         -------------------------------------------- --------- -------- -------- ------
Portfolio Total Revenue                             $222     $282     $299     $315     $305     $279     $290     $293     $290
========================                         ============================================ ========= ======== ======== ======


(1) 1999 figures reflect 10 months of operation
(2) Utilizing capacity figures reported for summer demonstrated capacity in NYPP's Load & Capacity Data 1998.



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                                                                      APPENDIX B



                      ANALYSIS OF THE NEW YORK POWER MARKET

TABLE OF CONTENTS

1       STRUCTURE OF THE REPORT............................................................................1

2       INTRODUCTION TO THE NEW YORK POWER MARKET..........................................................2

    2.1    OVERVIEW OF MARKET RESTRUCTURING................................................................2

    2.2    RETAIL MARKET...................................................................................2

    2.3    GENERATION ASSETS IN NEW YORK...................................................................4
        2.3.1      REGIONAL DIVERSITY......................................................................4
        2.3.2      GENERATION OWNERSHIP....................................................................5

    2.4    SUPPLY - DEMAND BALANCE.........................................................................7

3       MARKET DRIVERS AND THE AEE GENERATION PORTFOLIO IN NEW YORK........................................9

    3.1    MARKET DRIVERS..................................................................................9

    3.2    DEVELOPMENT OF MARKET SCENARIOS................................................................13

    3.3    AEE'S NEW YORK PORTFOLIO.......................................................................14

4       FORECASTING CAPACITY PRICES.......................................................................18

    4.1    CAPACITY MODELING METHODOLOGY..................................................................19

    4.2    CAPACITY PRICE FORECASTING RESULTS.............................................................20
        4.2.1      DOWNSTATE CAPACITY PRICING.............................................................20
        4.2.2      UPSTATE CAPACITY PRICING...............................................................22

5       SUMMARY OF MODELING RESULTS.......................................................................25

    5.1    BASE CASE MODELING RESULTS.....................................................................27
        5.1.1      BASE CASE ENERGY PRICES................................................................27
        5.1.2      AEE PORTFOLIO IN THE BASE CASE.........................................................32

    5.2    DOWNSIDE CASE MODELING RESULTS.................................................................34
        5.2.1      DOWNSIDE CASE ENERGY PRICES............................................................34
        5.2.2      AEE PORTFOLIO IN THE DOWNSIDE CASE.....................................................38

6       NEW ENTRY PRICES..................................................................................40

    6.1    ANALYSIS OVERVIEW..............................................................................40

    6.2    LONG-TERM PRICES UNDER THE BASE CASE...........................................................40

    6.3    LONG-TERM PRICES UNDER THE DOWNSIDE CASE.......................................................42

7       OVERVIEW OF OPPORTUNITIES OUTSIDE THE NY MARKET...................................................45

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                                                                      APPENDIX B



8       CONCLUSIONS:  IMPLICATIONS FOR THE FUTURE.........................................................48

    8.1    COMPETITIVE POSITION OF THE AEE PORTFOLIO......................................................49

9       APPENDIX A:  DATA SOURCES AND ASSUMPTIONS FOR MARKET MODELING.....................................51

    9.1    ENERGY MODEL OVERVIEW..........................................................................51

    9.2    ELECTRIC TRANSMISSION WITHIN NEW YORK..........................................................51

    9.3    ELECTRICITY DEMAND ASSUMPTIONS FOR NEW YORK....................................................55

    9.4    IMPORT ASSUMPTIONS.............................................................................58

    9.5    HYDROLOGY ASSUMPTIONS..........................................................................59

    9.6    THERMAL STATION ASSUMPTIONS....................................................................61
        9.6.1      PLANT PERFORMANCE CHARACTERISTICS......................................................61
        9.6.2      PLANT COSTS............................................................................62

    9.7    NUG CONTRACTS..................................................................................68

    9.8    NEW ENTRY......................................................................................69

    9.9    CAPACITY RETIREMENTS...........................................................................71
        9.9.1      NUCLEAR RETIREMENTS....................................................................71
        9.9.2      FOSSIL-FUEL RETIREMENTS................................................................72
        9.9.3      HYDRO RETIREMENTS......................................................................75
        9.9.4      CONCLUSIONS ON CAPACITY RETIREMENTS....................................................75

    9.10       CAPACITY MIX...............................................................................76

10      APPENDIX B: NEW YORK MARKET RULES: ENERGY, CAPACITY & ANCILLARY SERVICES..........................79

    10.1       OVERVIEW...................................................................................79

    10.2       ENERGY MARKET..............................................................................79

    10.3       TRANSMISSION PRICING PRINCIPLES............................................................80

    10.4       CAPACITY MARKET............................................................................81
        10.4.1        CAPACITY MARKET RULES...............................................................81
        10.4.2        CAPACITY OUTLOOK....................................................................82

    10.5       ANCILLARY SERVICES.........................................................................85
        10.5.1        SCHEDULING, SYSTEM CONTROL AND DISPATCH SERVICE.....................................86
        10.5.2        VOLTAGE SUPPORT SERVICE.............................................................86
        10.5.3        REGULATION AND FREQUENCY RESPONSE SERVICES..........................................87
        10.5.4        ENERGY IMBALANCE SERVICE............................................................88
        10.5.5        OPERATING RESERVE SERVICE...........................................................88
        10.5.6        BLACK START CAPABILITY SERVICE......................................................89

11      APPENDIX C1:  MONTHLY TIME-WEIGHTED AVERAGE ENERGY PRICES - BASE CASE (1999 $/MWH)................90

12      APPENDIX C2:  MONTHLY TIME-WEIGHTED AVERAGE ENERGY PRICES - DOWNSIDE CASE (1999 $/MWH)............92

13      APPENDIX D:  CORRELATION OF REGIONAL US POWER PRICES..............................................94

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                                                                      APPENDIX B


FIGURES

Figure 1. Opening of retail markets in New York............................................................3
Figure 2. Demonstrated capacity by fuel in New York (1997).................................................4
Figure 3. Regional diversity in capacity...................................................................5
Figure 4. Capacity ownership versus aggregate demand.......................................................6
Figure 5. Projected dispatch curve in 2000 by owner........................................................7
Figure 6. NYPP's projections on supply and demand..........................................................8
Figure 7. Ranges for primary market drivers...............................................................10
Figure 8. Base case fuel forecasts........................................................................11
Figure 9. Ranges for secondary market drivers.............................................................12
Figure 10. Thermal plants in the Northeast - 1997.........................................................15
Figure 11. Coal plants in the Northeast...................................................................15
Figure 12. New York's thermal plants and 1997 operating costs.............................................16
Figure 13. Thermal efficiencies of Northeastern coal plants...............................................17
Figure 14. Downstate capacity supply and demand - base case for year 2000.................................21
Figure 15. Upstate capacity supply and demand - downside case.............................................23
Figure 16. Comparison of monthly energy prices over the next five years for Upstate New York..............27
Figure 17. Forecasted marginal price duration curves under the base case..................................30
Figure 18. Forecasted regional monthly energy prices for the first five years - base case.................31
Figure 19. Forecasted marginal price duration curves under the downside case..............................36
Figure 20. Forecasted regional monthly energy prices - downside case......................................37
Figure 21. Historical weekly price indices for New York and surrounding regions...........................46
Figure 22. Upstate New York: past and future energy prices................................................49
Figure 23. Average daily prices for Eastern and Western New York .........................................52
Figure 24. New York interfaces and transmission pricing zones.............................................53
Figure 25. Forecasted hourly transmission flows between Upstate and Downstate New York*...................55
Figure 26. Regional load duration curves in 1999..........................................................58
Figure 27. Historical seasonality of pumped storage facilities............................................60
Figure 28. Average five-year output variation index for conventional hydro stations.......................60
Figure 29. New York dispatch curve in 2000 based on base case projections.................................63
Figure 30. Delivered coal forecasts under the base case...................................................65
Figure 31. Comparison of base and downside coal forecasts.................................................65
Figure 32. Annual gas and oil forecasts under the base case...............................................66
Figure 33. Comparison of gas prices under base and downside cases.........................................67
Figure 34. Gas seasonality index..........................................................................67
Figure 35. Age distribution of New York fossil-fueled plant...............................................74
Figure 36. Dispatch curves over time......................................................................77
Figure 37. Outlook on installed capacity relative to peak demand..........................................78
Figure 38. Indicative internal installed capacity surplus in New York *...................................84


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                                                                      APPENDIX B

TABLES

Table 1. Market driver inventory for New York power market.................................................9
Table 2. Base and downside case components................................................................14
Table 3. Forecast Downstate capacity prices,  $/kW-year...................................................22
Table 4. Forecast Upstate capacity prices, $/kW-year......................................................24
Table 5. Forecast prices in base and downside cases (Upstate New York)....................................26
Table 6. Time-weighted average energy prices for the base case, 1999 $/MWh................................29
Table 7. Annual time-weighted average peak and off-peak energy prices - base case.........................32
Table 8. Unit-specific energy price forecasts - base case.................................................32
Table 9. Unit-specific performance - base case............................................................33
Table 10. Unit-specific calculated energy revenue forecasts - base case...................................33
Table 11. Total revenue by unit - base case...............................................................33
Table 12. Time-weighted average energy prices for the downside case, 1999 $/MWh...........................35
Table 13. Annual time-weighted average peak and off-peak energy prices - downside case....................38
Table 14. Unit-specific energy price forecasts - downside case............................................38
Table 15. Unit-specific performance - downside case.......................................................39
Table 16. Unit-specific calculated energy revenue forecasts - downside case...............................39
Table 17. Total revenue by unit - downside case...........................................................39
Table 18. Assumptions for CCGT new entry price calculation under the base case............................41
Table 19.  New CCGT trigger prices in New York under the base case, 1999 $/MWh............................42
Table 20. Assumptions for CCGT new entry price calculation under the downside case........................43
Table 21. New CCGT trigger prices in New York under the downside case, 1999 $/MWh.........................44
Table 22. Forecasted load profile for New York............................................................57
Table 23. Normal transfer capability between regions......................................................59
Table 24. Typical start costs.............................................................................64
Table 25. NUG contracts in New York.......................................................................68
Table 26. NUG restructuring/retirement schedule (installed capacity, MW)..................................69
Table 27. Announced new build in New York.................................................................70
Table 28. Long term outlook on new entry (installed capacity, MW).........................................70
Table 29. Performance of New York's nuclear assets........................................................71
Table 30. Affected fossil-fuel capacity in New York.......................................................73
Table 31. Capacity retirement - fossil-fuel...............................................................75
Table 32. Capacity retirement - nuclear and hydro.........................................................76
Table 33. Hourly indicative transmission tariffs for each transmission district...........................81
Table 34. Summary of ancillary services...................................................................86

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                                                                      APPENDIX B

1    STRUCTURE OF THE REPORT

London Economics, Inc. was retained by The AES Corporation in June 1998 to conduct a market study on the New York region and to forecast detailed prices for the New York power market, in support of the AEE acquisition of the NYSEG thermal portfolio. This report is intended to give members of the financial community an overview of the New York market, highlight the key assumptions used in developing modeling scenarios for plant-level revenue analysis, and to present the explicit projections for energy and capacity prices in the market.

THE REPORT IS DIVIDED INTO EIGHT FURTHER SECTIONS PLUS APPENDICES:

- The next section, SECTION 2, discusses the current power market, including the state of restructuring, generating unit characteristics and ownership, and the current supply and demand balance in New York.

- SECTION 3 considers the major market drivers in analyzing the New York power market and the position of AEE's newly acquired assets in the market. This section also outlines the development of the base and downside scenarios modeled by London Economics.

- In SECTION 4, we present our modeling analysis and methodology for the capacity market in New York over the study period.

- The next section, SECTION 5, provides detailed results of the modeling of the base and downside case.

- SECTION 6 compares the prices developed using the modeling analysis with probable new entrant prices as an additional check on the price and revenue forecasts obtained.

- SECTION 7 addresses the short- to medium-term implications for New York's power market and assesses New York's future in the context of its position relative to neighboring regions: New England, Pennsylvania-New Jersey-Maryland, and the Midwest.

- The final main section, SECTION 8, concludes with an overview of London Economics' observations and projections and considers the implications for AEE in the New York power market.

The four appendices to this report cover: data assumptions and sources (Appendix
A), the tentative market rules proposed in New York, including the operation of energy, capacity and ancillary services markets (Appendix B); projected regional prices in Appendix C1 and C2, and an analysis of inter-regional price correlation factors in Appendix D.

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                                                                      APPENDIX B



2.   INTRODUCTION TO THE NEW YORK POWER MARKET

2.1  OVERVIEW OF MARKET RESTRUCTURING

Restructuring of the vertically-integrated utility industry in New York is taking place on the premise of the New York Public Service Commission's order, issued in May of 1996. Each investor-owned utility was required to file a restructuring plan with the Public Service Commission (PSC). The approval process for these plans addressed issues on stranded cost, retail access, unbundling, and electricity rates.

Following unbundling, New York utilities will be largely distribution utilities, though for the near future they will continue to own nuclear assets. It is expected that there will be a round of consolidation among these utilities once the restructuring plans have been implemented. Consolidated Edison's purchase of Orange & Rockland Utilities was a harbinger of this process; recent transactions in New England point in the same direction. Furthermore, unlike many other states, New York has some experience with performance based ratemaking, using it for telephone companies in recent years; greater application of PBR to electric utilities would hasten the process of distribution consolidation.

2.2  RETAIL MARKET

The PSC-approved utility plans give electric customers access to new energy suppliers known as energy service companies (ESCOs). Utilities are required to allow their customers to seek another supplier of electricity and energy-related services, according to the individual schedules included in the restructuring plans, see Figure 1. Consumers may select to make arrangements through either ESCO or marketer. Or, they may choose to have an agent serve as their intermediary between the marketer and the local utility company. Lastly, consumers may choose to retain their local utility as their electricity provider.

Marketers, agents, and ESCOs must meet certain criteria before selling their services in New York. All must demonstrate that they are a certified businesses registered with the New York State Department of State and meet the criteria established by the local utility (creditworthiness standards, procedural standards) and the PSC (e.g. filing of their standard customer contract or disclosure statement).


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                                                                      APPENDIX B


[FIGURE 1. OPENING OF RETAIL MARKETS IN NEW YORK GRAPHIC]

The feasibility of competition in the retail market will depend upon the differences between the shopping credit established for the local utility (the "provider of last resort") and the rates offered by ESCOs. For example, Consolidated Edison's shopping credit, shown in cents per kilowatt-hour on each end-user's bill, represents the amount by which an average customer's bill will be reduced if an ESCO is chosen to supply electricity. From March 1999 through April 2000, the shopping credit for residential consumers is 4.72 cents/kWh.(1) Considering that average energy prices for Downstate New York are forecasted to be $27.2/MWh in 1999 (or 2.72 cents/kWh), competition appears to be credible in Consolidated Edison's territory.(2) A retail supplier can potentially capture a gross revenue margin of 2.00 cents/kWh. London Economics has estimated that general marketing and administrative costs for a retail supplier will fall in the range of 0.7 - 0.8 cents/kWh.(3) Factoring in these overhead costs, results in a potential profit margin of up to 1.2 cents/kWh for these retail suppliers. In contrast, the shopping credit for NYSEG residential customers (known as the "back-out credit")

--------------------------

(1) The credit includes the effects of taxes under current tax laws, which are subject to change.

(2) A small commercial or residential customer will have a load shape more reflective of peak hour consumption patterns. The average peak energy prices are forecast to be approximately $32/MWh in 1999-2000. Assuming that an ESCO's electricity costs will then be similar to this peak forecasted energy price (rather than the average forecasted energy price of $27/MWh), it still can capture a gross revenue margin of $1.52 cents/KWh and a potential profit margin of up to 0.7 cents/kWh.

(3) This indicative estimate is based on London Economics' analysis of the various business components of a retail supplier and an estimation of the expenses associated with retail supply as well as the potential revenues. Factors addressed in the analysis include customer acquisition costs, multi-media advertising, staff costs, billing and scheduling set-up costs (IT), and costs associated with customer service/calling center, market size, market share growth, customer retention.

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                                                                      APPENDIX B



is currently set at 3.2 cents/kWh. With average energy prices forecasted to be $25/MWh (2.5 cents/kWh) for Upstate New York, retail competition will depend on a retail supplier's ability to purchase power more cheaply. With administrative costs of 0.8 cents/kWh, a retail supplier will have to purchase power for less than 2.4 cents/kWh in order to compete credibly with NYSEG's back-out credit.

2.3  GENERATION ASSETS IN NEW YORK

The existing generation portfolio in New York is fairly diverse in fuel mix. Baseload generation (nuclear, NUG contracts and coal-fired generation) accounts for 43% of New York's demonstrated capacity (as seen in Figure 2). Gas-fired and oil-fired generation represents another 42% of total demonstrated capacity. Hydro (both conventional hydro and pumped storage) represents another 15% of the system's capacity. A majority of the hydro is considered high mid-merit/peaking facilities, because of their running regimes and their position within the dispatch order. Peaking generation therefore represents over 57% of New York's capacity.

[FIGURE 2. DEMONSTRATED CAPACITY BY FUEL IN NEW YORK (1997) GRAPHIC]




2.3.1  REGIONAL DIVERSITY

Historically, there have been documented transmission constraints going West to East in the state of New York, especially with transmission into the Long Island and New York City area. In order to gain an understanding of the resulting regional divisions, we systematically divided New York into two regions paralleling the transmission


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                                                                      APPENDIX B

constraints. The regional definitions are based on transmission districts/planning areas: a Downstate region, consisting of LIPA (formerly LILCO), ConEd, CHG&E, O&R, and an Upstate region, consisting of NYPA, NIMO, NYSEG, and RG&E.(4) In the past, transmission constraints have resulted in pricing differentials. These are evident in power marketers' day-ahead contracts for "Eastern New York" and "Western New York", which loosely correlate to our terminology of Downstate and Upstate New York.

New York's regional differentials are underlined when examining the demonstrated capacity breakdown by region. Figure 3 illustrates the historical fuel mix by the defined regions. The Upstate New York region is dominated by nuclear, low cost fossil fuel and hydro generation, resulting in over 34% baseload capacity and 28% hydro capacity. In contrast, the Downstate region lacks cheap baseload capacity - 72% of its total capacity is represented by more expensive oil and gas-fired generation (including NUG capacity). This disparity in the fuel mix is a major driver behind price differentials between the two regions.

[FIGURE 3. REGIONAL DIVERSITY IN CAPACITY PIE CHARTS]

2.3.2  GENERATION OWNERSHIP

Generation ownership on a capacity basis is dispersed, as shown in Figure 4. Competitiveness of a market can be represented by the relative size of strategic generators (large players with flexible generation assets that are able to set price) and residual demand (peak demand minus captive nuclear and NUG demand). The current supply - demand balance in New York suggests a competitive outcome, because there is no single dominant player that can capture the residual demand. Moreover, there

--------------------------

(4) In this regional analysis, the binding transmission constraint between these two regions is based on the Southeast NYPP interface capability of 4950 MW. It is important to note that this transmission contraint appears to be binding on average, though there are certain off-peak hours during which there is no congestion. This analysis is further discussed in Appendix A, Section 9.2.

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                                                                      APPENDIX B


will be further fragmentation of portfolios in the near term, due to the recent acquisitions of the auctioned Consolidated Edison assets by Orion Power, NRG Energy, and KeySpan Energy and the acquisition of NIMO's coal facilities by NRG Energy.

Profitable capacity withdrawal behavior is not feasible given the actual portfolios of the players. No one player has enough strategic generation in their portfolio to benefit from these withdrawal strategies.

[FIGURE 4. CAPACITY OWNERSHIP VERSUS AGGREGATE DEMAND BAR GRAPH]


Figure 5 plots out the forecasted dispatch curve for 2000 (utilizing annualized average variable cost assumptions derived for the simulation modeling under the base case) by owner.(5) The graph also includes markers for minimum, average and peak demand forecasted for the New York Control area for 2000 (as derived from hourly data used in the simulation modeling). It is evident that the peak generation is basically owned by NRG Energy, KeySpan Energy, and Orion Power (all three formerly ConEd's assets), Southern (previously owned by O&R), CHG&E, and Keyspan (formerly LILCO), due to the intrinsically high costs associated with the oil and gas-fired technology in use at these facilities. Indeed, almost all generation above the average demand levels is oil or

-----------------

(5) For further detail on the underlying modeling assumptions and data sources, see Appendix A of this report.


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                                                                      APPENDIX B

gas-fired. It is important to note that the actual running position of these assets may actually change due to the availability-driven performance of the hydro assets (primarily NYPA and Orion). In this cost-based supply curve, the hydro assets are shadow-priced against thermal units; however, many of these assets will actually dispatch seasonally based on hydrology. Hydro units will tend to displace the mid-merit, peaking facilities.

[FIGURE 5. PROJECTED DISPATCH CURVE IN 2000 BY OWNER LINE GRAPH]


* Prior to sale of certain in-city generation to KeySpan Energy, Orion Power, and NRG Energy

2.4   SUPPLY - DEMAND BALANCE

Figure 6 depicts the supply-demand schedule forecasted by the NYPP in their Load & Capacity Data 1998. This static analysis does not include any capacity retirements in excess of NYPP's re-ratings/retirements of net purchases, NUGs, and utility-owned capacity. For example, no environmentally-driven retirements of fossil-fueled facilities or early retirements of nuclear stations is assumed in this graph. Furthermore, this analysis assumes no significant new entry, such as the announced projects by Sithe and USGen. According to these figures, demonstrated capacity will not keep up with

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                                                                      APPENDIX B

peak demand's growth. By 2003, the NYPP has forecast a capacity shortfall against the 22% reserve margin. If the recently announced new entrants are included in the calculation, then the capacity shortfall is avoided over the ten-year timeframe considered. In our modeling analysis, we have implemented a dynamic approach to capacity and supply, with new entry and capacity retirement a major driver behind power market trends. Under the base and downside case assumptions, net installed capacity remains in-line with growing demand, as discussed in section 9.10.

[FIGURE 6. NYPP'S PROJECTIONS ON SUPPLY AND DEMAND LINE GRAPH]

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                                                                      APPENDIX B

3.  MARKET DRIVERS AND THE AEE GENERATION PORTFOLIO IN NEW YORK

MARKET DRIVERS

In the early stages of a market analysis, London Economics identifies a list of market drivers which will affect the revenues of the merchant assets in question. These drivers range from normal exogenous parameters such as demand growth rates and fuel prices to implicit market assumptions such as the bidding behavior of incumbents in energy and capacity markets. These are ranked by order of significance to market prices and AEE's revenues.

-------------------------------------------------------------------------------
TABLE 1.  MARKET DRIVER INVENTORY FOR NEW YORK POWER MARKET


PRIMARY DRIVERS           SECONDARY DRIVERS         NON-MARKET DRIVERS

 Fuel prices              Plant repowering          Environmental restrictions
 New entry                Demand growth             Market design changes
 Capacity pricing         Nuclear retirements       Regulatory intervention
                          Energy pricing
                          Import levels - pricing
                          Transmission

-------------------------------------------------------------------------------


Ranges are then constructed to bound most of the primary market risk drivers - these then form the basis for scenario and sensitivity analysis. Ranges for the three identified primary market drivers are shown in Figure 7.

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                                                                     APPENDIX B



[FIGURE 7. RANGES FOR PRIMARY MARKET DRIVERS GRAPH LINE GRAPH]




For the New York market, we believe that the market drivers that most affect the revenues to the AEE assets are:

- RELATIVE FUEL PRICES: Most of the energy revenues from the AEE portfolio comes from the baseload coal units. The minimum margin for these units is defined by relative differences in coal and gas/oil prices in many hours. The range of gas/oil and coal prices considered in our analysis is shown in Figure 8. RDI's BaseCase delivered natural gas and fuel oil forecasts were used in our base case modeling. Currently fuel oil prices and traded forward prices are below the RDI forecast prices. London Economics performed additional analysis for the years 1999 to 2010 to determine the effects of lower oil prices, partially offset by NOX allowance costs (which were not incorporated in the base and downside cases). Incorporating both of these effects leads to a decrease in the Company's revenues during 1999 through 2003. The decrease revenues during these years fall between the base case and the downside case revenues. Coal prices were estimated using historical transportation costs to Eastern and Western New York in conjunction with John T. Boyd's FOB coal price forecasts for Mid-Appalachian compliance coal and Pittsburgh seam coal. The fuel price assumptions and data sources used are discussed further in Appendix A.


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                                                                      APPENDIX B

- NEW ENTRY ASSUMPTIONS: Over the short-term, capacity and energy prices will be substantially affected by the level of immediate new entry. While this should reach an equilibrium level over time, based on comparative costs and capacity margins, experience in other markets has shown a strong tendency for substantial new entry before market prices provide an adequate entry signal. New entry trigger prices for CCGT were calculated using capital costs, operations & maintenance costs, and thermal efficiency assumptions provided by Stone & Webster, as detailed in Section 0. The dispatch and capacity modeling analysis has implicitly incorporated new entrant pricing by comparing the forecast price levels with the revenue requirements of a new generator to enter the market.

- CAPACITY PRICING: The New York ISO will operate separate markets for energy and capacity. The operation of the latter is discussed in detail in Section
     10.4. Economically, the sustainable lower bound on capacity prices is set by the minimum revenues required by marginal units (those with low load factors whose revenues in the energy market are only slightly larger than their direct fuel and variable operations & maintenance costs) to stay available. If these plants are unable to recover their going forward fixed costs (staff costs, local taxes, and other fixed operations & maintenance costs) at a minimum over time, they will close. This will in turn lead to higher capacity prices in subsequent periods. The upper bound of capacity prices is set by the prices required to trigger new entry on average, or by the potential for regulatory intervention to prevent abuse of market power. We discuss the capacity price forecasting methodology in detail in Section 4.1.

[FIGURE 8. BASE CASE FUEL FORECASTS LINE GRAPH]




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                                                                     APPENDIX B

London Economics has also identified a range of market drivers of lesser importance to the revenue streams. The ranges constructed for these market drivers are shown in Figure 9.


[FIGURE 9. RANGES FOR SECONDARY MARKET DRIVERS LINE GRAPH]


The secondary market drivers of interest include:

- THE POTENTIAL FOR PLANT RE-POWERING: Downstate New York has a large number of oil-fired units, especially in the New York City area. We believe it likely that many of these units may enter a re-powering process over the short- to medium-term, in a rush to establish which plants will remain viable after deregulation. We believe that limited re-powering of 3000 MW is likely (our medium range) over the next five years due to the local time horizons for permitting and construction, and that our re-powering assumptions well reflect the economics of the Downstate market. For that reason, we have not assumed that an even larger proportion of the Downstate units will be immediately re-powered in our downside case. In any case, the Upstate units are generally constrained from higher Downstate prices, limiting the effects of re-powering on AEE's revenues.

- DEMAND GROWTH: Changes in demand growth will gradually affect plant load factors and revenues. This is of more limited relevance to the AEE portfolio since the major units should remain at high load factors under any demand growth pattern. It has therefore not been considered further.

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                                                                      APPENDIX B

- NUCLEAR RETIREMENTS: Nuclear units may exit the market due to their inability to cover their fixed costs from market prices. However, it should be noted that stranded cost recovery, individual utility settlements and other corporate objectives may have a major influence on the likelihood for early nuclear retirements. Since any nuclear retirements could lead to higher Upstate capacity prices this market driver will be discussed further in a later section.

- ENERGY BIDDING: The New York ISO rules envision a market in which energy bids reflect unit marginal costs (fuel plus variable operations & maintenance). In a true market, however, we note that prices and costs are not directly linked, and that substantial additional value may be obtained in energy markets if bidding strategies of incumbents lead to higher clearing prices. Like capacity prices, these are bounded by the potential for regulatory intervention. Our market analysis assumes that generators will be unable to exert any market power and therefore bid competitively.

We have not explicitly analyzed any regulatory or institutional risks, other than the analysis of what impact that environmental restrictions might have on New York plant operations. We note that Kintigh and Milliken are among the few scrubbed plants in New York and are therefore less likely to be adversely affected than other units in the state.

3.2  DEVELOPMENT OF MARKET SCENARIOS

London Economics has developed a base and downside case analysis to assist in the development of revenue forecasts. The downside case is expected to provide a reasonably low scenario for market prices over a relevant time period. It has been constructed from the lower range of the significant market drivers, in order to examine the impact from a confluence of unfavorable events.

The construction of the base and downside cases is shown in Table 2. Note that the downside case includes the lowest range of most of the key market drivers.

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                                                                      APPENDIX B


TABLE 2. BASE AND DOWNSIDE CASE COMPONENTS

------------------------------------------------------------------------------------------------------------------------------------
  Market driver             Base Case                                                           Downside Case
                      Range                      Description                  Range                 Description
------------------------------------------------------------------------------------------------------------------------------------
Fuel prices           Medium     Gas prices grow on average 1.5% per annum    Low        Gas prices fall by 10% in real terms
                                    between 1999 and 2015 in real terms                    relative to the Base Case

New entry             Low         Over 3,000 MW of new entry by 2005           Low        Over 3,000 MW of new entry by 2005

Capacity pricing      Medium       Marginal units recover fixed                Low        Marginal units recover only
                                       O&M costs plus minimal                              going forward fixed costs
                                      target return on capital                                from capacity prices

Plant repowering      Low       Repowering projects in downstate based on      Low        Repowering projects in downstate based on
                                       economics (3000 MW by 2005)                           economics (3000 MW by 2005)

Demand                Low              1% annual growth in                     Low             1% annual growth in
                                      peak demand and energy                                  peak demand and energy

Nuclear retirements   Low                No early retirements                  Low            No early retirements
                                            of nuclear units                                     of nuclear units

Energy pricing        Low       Fuel + variable O&M + start costs only         Low       Fuel + variable O&M + start costs only



3.3  AEE'S NEW YORK PORTFOLIO

AEE's newly acquired coal units in Western New York are currently one of the best portfolios of baseload generation. Traditionally, the larger units have been operating at annual capacity factors over 80%. Going forward, these capacity factors are expected to rise, as AEE applies its operating expertise, and raises production efficiency through new technology and cost-saving implementations. Figure 10 illustrates the most efficient thermal units (coal, gas, oil, and nuclear) in the Northeast (NYPP, NEPOOL, and PJM) in 1997 by average heat rate and total production costs.(6) AEE's units, Kintigh, Milliken, Greenidge & Goudey, are in the bottom left corner of this matrix - where total production costs are low and thermal efficiency is highest. Figure 11 illustrates coal plants from the Northeast with weighted-average production costs and heat rates over the five-year period from 1993 to 1997. Again, Kintigh's and Milliken's performance from a technological efficiency and cost-basis perspective is high relative to its peers in New York, New England, Pennsylvania, New Jersey, Maryland, and Delaware. On a five-year weighted average total production cost basis, Kintigh ranks 7th, Milliken ranks 10th, Goudey ranks 14th, and Greenidge ranks 16th out of a total of 48 coal-fired electric utility plants in the Northeast.


---------------
(6) Includes the top half of all thermal plants in the PJM, NYPP, NEPOOL regions sorted by production costs. The source of data is copyrighted material excerpted from the Resource Data International, Inc. (RDI) POWERdat(R) copyrighted data base. RDI is located in Boulder, Colorado.


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                                                                     APPENDIX B


[FIGURE 10. THERMAL PLANTS IN THE NORTHEAST - 1997 LINE GRAPH]

[FIGURE 11. COAL PLANTS IN THE NORTHEAST LINE GRAPH]


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                                                                     APPENDIX B

Figure 12 depicts New York's thermal plants and their relative production and fuel costs. AEE's portfolio in New York appears to fall in the low cost categories both on the fuel side and on the total production side (plant's symbol size denotes production costs). Production costs for Kintigh, Milliken, Greenidge, and Goudey are all in the range of $10/MWh to $30/MWh.

[FIGURE 12. NEW YORK'S THERMAL PLANTS AND 1997 OPERATING COSTS GRAPHIC]


Source: POWERdat and POWERmap


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                                                                      APPENDIX B

FIGURE 13. THERMAL EFFICIENCIES OF NORTHEASTERN COAL PLANTS GRAPHIC]



Source: POWERdat and POWERmap

We believe that these assets will remain competitive in the longer term. AEE's top units (Kintigh, Milliken, Goudey, and Greenidge) - on a variable cost basis
- are not threatened by new CCGT entry in the region, because a real gas price lower than $2.00/MMBtu is not forecast for New York in the long-term.(7) Furthermore, their existing baseload competitors will be less effective in the future: new nuclear stations are unlikely to be built in New York, and license retirements will begin as early as 2009; other coal units will be unable to obtain enough gains in efficiency in order to catch up to AEE's position. Furthermore, as NUG contracts expire or become restructured in the next ten years, they will enter the dispatch curve above the efficient AEE units.

------------

(7) Under base and downside case scenarios, delivered New York natural gas forecasts do not fall below $2.5/MMBtu and $2.3/MMBtu, respectively.


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                                                                      APPENDIX B

4.  FORECASTING CAPACITY PRICES

The design of the New York ISO is based on a "capacity ticket" auction. Each utility or ESCO which serves load will be allocated a capacity and reserve requirement which must be covered by firm contracts with installed (or in some cases imported) capacity, backed by firm generation. An ESCO, whose peak demand (and allocation of reserves) exceeds its contracted capacity, must pay a penalty, which is designed to prevent users from "leaning on the system" and reducing overall reliability.

In the New York model, capacity can effectively be bought and sold ex post so that each ESCO can meet its requirement efficiently. Such as system is designed in effect to ensure a reliable power supply, and therefore gives firm capacity in the market a premium value.

Capacity prices under the NY ISO's "capacity ticket" auction cannot be estimated solely from a production cost model. The average unit revenue streams to generators operating in markets with sufficient generation may range well below new entrant prices. In economic terms, the actual pricing decisions of sellers in the capacity market will be quite complex, and will reflect a range of factors:

-    The capacity surplus/shortfall in the relevant markets;

- The potential for strategic behavior in withholding capacity from the ICAP market. This is made difficult in New York by the market rules (which are explicitly designed to prevent such withholding) and the significant fragmentation of the capacity market due to the generation auctions.

- The effects of transitional arrangements between generators and load serving entities (utilities and ESCOs) may make traded ICAP markets in New York thin for some initial period.

In practice, we expect on average for capacity prices to be bounded by two parameters:

- THE ENTRY COST OF NEW GENERATION: This must be adjusted for the margin on energy sales that a new plant might expect to make after it (and possibly similar units) entered. For example, a CCGT in the higher priced Downstate market would expect a substantial energy market margin over the high cost units in that region. Its entry might therefore be triggered by lower capacity payments than would be required Upstate, where the competing units have lower costs and energy margins will be smaller. As many new plants enter, this margin tends to erode and once again new entrants must rely on capacity payments to cover their fixed costs and return on capital.

- THE REVENUE REQUIREMENTS OF EXISTING PLANTS: In equilibrium, marginal units which earn minimal infra-marginal rents (the difference between the average energy revenues they receive and their variable costs) will require a positive capacity payment to cover their going fixed costs. Units that are unable to cover these costs from capacity payments will exit the market over time. Therefore the


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                                                                      APPENDIX B


     difference between projected on-going fixed costs (such as staffing, local property taxes, operations & maintenance costs, etc.) and net energy market revenues (after fuel costs have been subtracted) for marginal units provides a STRONG LOWER BOUND over time on how low energy prices can go, unless generators are willing to subsidize loss-making units for some other reason.

4.1  CAPACITY MODELING METHODOLOGY

London Economics has provided an analysis of capacity prices based on the following methodology:

1. From the energy market model PoolMod, we developed yearly forecasts of energy revenues and fuel costs for every unit on the system. These are divided by the installed capacity of the unit to give a net ENERGY CREDIT (measured in $/kW-year) for each unit. Many of these units are rarely used for normal energy dispatch, so their net energy credit values are near zero. Coal and hydro units may have a substantial energy credit, due to their lower fuel costs.

2. We developed a set of target minimum fixed cost values (also in $/kW) from various sources of data. These represent the going forward costs of keeping a unit on-line and able to generate. These fixed operations & maintenance costs exclude all sunk costs, such as return on capital and debt service, and reflect only those costs which an owner must pay in the next year to keep the plant online, such as fixed operations & maintenance costs. This data set was gathered from various sources, including FERC Form 1 data, RDI, and other sources. Since the FERC data (and therefore secondary sources such as RDI) is sometimes unreliable, we removed artificially high values, in order to avoid distortion of the capacity pricing analysis.

3. For thermal units older than 30 years, we added the life extension costs necessary to keep these units online and operating to the fixed cost requirements. We assumed that life extension for these units would cost $100/kW, amortized over a ten-year period at a WACC of 10%. This is a relatively low figure and highly conservative for units which require any substantial environmental capex, for example. We also added $7/kW in non-income property and other taxes. This too appears highly conservative from published utility data, especially for the downstate units in the New York City metropolitan area.

4. The minimum capacity price received can be calculated for each plant as the fixed cost requirement minus the model-generated energy credit. This represents the minimum payment a generator would accept on average to keep a unit available, even at a very low or zero return on capital. Using the plant capacities from the database, a capacity supply curve was constructed for the Upstate and Downstate territories.

5. For the base case, a minimum return on capital was added for thermal units (excluding the nuclear units). This was calculated at an 8% minimal average return


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
                                                                      APPENDIX B

     on capital based on an estimate of net book value for the units.(8) Net book values had to be estimated from historical cost data as utilities rarely allocate accumulated depreciation on a plant basis.

6. The net demand for firm capacity was calculated for each year for Upstate and Downstate installed capacity markets, based on projected peak demands, NY ISO capacity reserve margin requirements, etc. These were then used in conjunction with the capacity supply curves to generate forecast capacity prices.

Note that this forecasting methodology is inherently conservative, as it only attempts to establish a long-run breakeven point for marginal generators when the system has sufficient capacity. Any form of capacity bidding gaming behavior could raise capacity prices to new entrant levels on average, although we do not believe that this scenario is strongly credible in New York over time, and no assumptions on strategic behavior have been used to develop the following capacity pricing forecasts.

4.2    CAPACITY PRICE FORECASTING RESULTS

The New York market rules include obligations on total statewide capacity, plus firm capacity on a transmission district basis. We believe that the statewide market is well served by New York capacity and imports, and that TD capacity markets will provide a more substantial portion of revenues. We have therefore performed a regional analysis of capacity prices, which recognizes that the capacity-deficient region (Downstate) will remain a net purchaser of capacity from the Upstate region through our modeling time horizon.

4.2.1  DOWNSTATE CAPACITY PRICING

The capacity supply curve for Downstate capacity for the Base Case is shown in Figure 14. At present the Downstate market is relatively tight, and almost all existing New York and Long Island capacity is needed to meet local generation requirements. These include the many small CTs in the New York City area. Even with these units, the system will soon require new capacity to meet reserve requirements. By 2003 we expect that the adjusted capacity and reserve requirement will be high enough (further right) so that new capacity will be required. The capacity analysis in these later years is the same as described above, except that the capital cost of the new units is not treated as sunk - e.g. it must be recovered in the sum of capacity and energy revenues.

--------------------

(8) This net book value is derived from the utility's historical cost of building the plant. In recent auctions older capacity has generally sold at some multiple of book value. This effect has not been incorporated into the analysis. Target returns for merchant asset acquisitions will be substantially higher than 8%; thus, our analysis is a purposefully conservative assumption.


London Economics, Inc.                B20
April 1999
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                                                                      APPENDIX B

[FIGURE 14. DOWNSTATE CAPACITY SUPPLY AND DEMAND - BASE CASE FOR YEAR 2000 LINE GRAPH]


With no new entry, the Downstate system would soon be out of capacity. However, for the purposes of establishing a downside case we consider it likely that substantial re-powering of New York City capacity may occur, based on the margins over existing units and the ISO's need for firm capacity to meet transmission system reliability constraints.

The Downstate base case allows generators to earn a minimal return on capital, and forecasts that capacity prices fall only slowly over time, as energy revenues rise towards new entrant levels. This case is consistent with the current capacity market in the Downstate region (excluding New York City itself, which is the subject of special rules that tend to produce even higher capacity prices). The winning bidder in the recent Consolidated Edison RFP, for example, bid a capacity price of just over $41/kW-year.

Forecast downstate capacity prices are shown in the table below. Note that revenues from capacity payments are ADDITIONAL to the energy revenues shown in Sections 5.1.1 and 5.2.1.

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April 1999
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                                                                      APPENDIX B

TABLE 3. FORECAST DOWNSTATE CAPACITY PRICES,  $/kW-YEAR


                         BASE      DOWNSIDE
                 1999    $40.0         $27.0
                 2000    $40.0         $35.0
                 2001    $45.0         $38.2
                 2002    $50.0         $41.4
                 2003    $55.0         $44.6
                 2004    $60.0         $47.8
                 2005    $65.0         $51.0
                 2006    $64.6         $52.2
                 2007    $64.2         $53.4
                 2008    $63.8         $54.6
                 2009    $63.4         $55.8
                 2010    $63.0         $57.0
                 2011    $61.0         $53.8
                 2012    $59.0         $50.6
                 2013    $57.0         $47.4
                 2014    $55.0         $44.2
                 2015    $53.0         $41.0
                 2016    $49.4         $36.8
                 2017    $45.8         $32.6
                 2018    $42.2         $28.4
                 2019    $38.6         $24.2
                 2020    $35.0         $20.0

4.2.2   UPSTATE CAPACITY PRICING

The AEE units will not qualify for the higher Downstate prices, although these are important for the overall entry dynamics of the market. In the Upstate market, most of the coal plants (including the baseload AEE coal units) receive a large margin in most hours, and therefore can meet their fixed costs from the energy markets. This is shown in Figure 15.

For the downside case, the marginal units in capacity terms are steam units, which have fairly high fixed O&M and staffing costs. Competing thermal units (such as NRG's newly acquired coal units) also face substantial life extension costs on average, due to their age. Due to the large number of units available at this approximate cost level this provides a strong downside case, as again these units are required once imports (from outside New York) and capacity exports (to Downstate) are accounted for.

London Economics, Inc.                B22
April 1999
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                                                                      APPENDIX B

[FIGURE 15. UPSTATE CAPACITY SUPPLY AND DEMAND - DOWNSIDE CASE LINE GRAPH]

We see little prospect of Upstate capacity prices reaching open cycle GT levels for some time. Instead, a much more likely scenario would have:

- new entry occurring predominantly in the Downstate market, where capacity is more tight and the competing plants have much higher costs;

- fairly constant capacity prices over time in the downside scenario for Upstate New York, due to a balance between reduced capacity exports to Downstate and lower firm capacity imports from neighboring systems (such as PJM). Note that the marginal capacity in this scenario is making LITTLE OR NO RETURN ON CAPITAL in this case, which is a highly conservative assumption. In the base scenario, prices will tend to stay somewhat firmer to signal new entry in Upstate by 2010, and existing generators will receive a more reasonable return on capital.

Any unexpected changes in the Upstate region, such as sudden retirement of nuclear units, etc. could provide substantially higher capacity prices. These have not been included in our analysis.

London Economics, Inc.                B23
April 1999

                                                                      APPENDIX B

TABLE 4. FORECAST UPSTATE CAPACITY PRICES, $/kW-YEAR

                            BASE      DOWNSIDE
                    1999    $27.0         $25.0
                    2000    $30.0         $26.0
                    2001    $37.0         $31.0
                    2002    $40.8         $36.0
                    2003    $46.2         $39.5
                    2004    $51.6         $45.3
                    2005    $57.0         $51.0
                    2006    $56.2         $50.6
                    2007    $55.4         $50.2
                    2008    $54.6         $49.8
                    2009    $53.8         $49.4
                    2010    $53.0         $49.0
                    2011    $52.6         $47.8
                    2012    $52.2         $46.6
                    2013    $51.8         $45.4
                    2014    $51.4         $44.2
                    2015    $51.0         $43.0
                    2016    $52.6         $44.8
                    2017    $54.2         $46.6
                    2018    $55.8         $48.4
                    2019    $57.4         $50.2
                    2020    $59.0         $52.0

London Economics, Inc.                 B24
April 1999

                                                                      APPENDIX B


5    SUMMARY OF MODELING RESULTS

This section provides the results of London Economics' market simulation. Forecast prices are summarized in Table 5 below. Note that the energy prices shown are average time-weighted prices across the entire year, representing the average unit revenue to a unit running at baseload in all hours. In the third column of each case an average baseload revenue per MWh has been calculated as the sum of energy and capacity revenues. Ancillary services revenues are not included. These prices are for the Upstate region only, where the AEE assets are located. Downstate prices are significantly higher in most cases.

London Economics, Inc.             B25
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                                                                      APPENDIX B

TABLE 5. FORECAST PRICES IN BASE AND DOWNSIDE CASES (UPSTATE NEW YORK)

                           BASE CASE                                     DOWNSIDE CASE
            ---------------------------------------       ----------------------------------------
               ENERGY       CAPACITY       TOTAL             ENERGY        CAPACITY        TOTAL
              ($/MWh)      ($/kW-YEAR)     ($/MWh)          ($/MWh)      ($/kW-YEAR)     ($/MWh)
  1999          $25.0         $27.0          $28.1            $23.3         $25.0          $26.2
  2000          $26.2         $30.0          $29.6            $24.4         $26.0          $27.4
  2001          $27.4         $37.0          $31.6            $25.4         $31.0          $29.0
  2002          $28.4         $40.8          $33.1            $26.4         $36.0          $30.5
  2003          $27.3         $46.2          $32.5            $25.0         $39.5          $29.5
  2004          $24.9         $51.6          $30.8            $22.9         $45.3          $28.1
  2005          $22.8         $57.0          $29.3            $21.0         $51.0          $26.8
  2006          $23.1         $56.2          $29.5            $21.2         $50.6          $27.0
  2007          $23.3         $55.4          $29.7            $21.4         $50.2          $27.2
  2008          $23.6         $54.6          $29.8            $21.7         $49.8          $27.3
  2009          $23.9         $53.8          $30.0            $21.9         $49.4          $27.5
  2010          $24.2         $53.0          $30.2            $22.1         $49.0          $27.7
  2011          $24.5         $52.6          $30.5            $22.3         $47.8          $27.8
  2012          $24.8         $52.2          $30.7            $22.5         $46.6          $27.9
  2013          $25.1         $51.8          $31.0            $22.8         $45.4          $27.9
  2014          $25.4         $51.4          $31.3            $23.0         $44.2          $28.0
  2015          $25.7         $51.0          $31.5            $23.2         $43.0          $28.1
  2016          $25.3         $52.6          $31.3            $23.0         $44.8          $28.1
  2017          $24.9         $54.2          $31.1            $22.7         $46.6          $28.0
  2018          $24.5         $55.8          $30.8            $22.5         $48.4          $28.0
  2019          $24.1         $57.4          $30.6            $22.2         $50.2          $28.0
  2020          $23.7         $59.0          $30.4            $22.0         $52.0          $27.9
  2021*         $23.7         $59.0          $30.4            $22.0         $52.0          $27.9
  2022*         $23.7         $59.0          $30.4            $22.0         $52.0          $27.9
  2023*         $23.7         $59.0          $30.4            $22.0         $52.0          $27.9
  2024*         $23.7         $59.0          $30.4            $22.0         $52.0          $27.9
  2025*         $23.7         $59.0          $30.4            $22.0         $52.0          $27.9
  2026*         $23.7         $59.0          $30.4            $22.0         $52.0          $27.9
  2027*         $23.7         $59.0          $30.4            $22.0         $52.0          $27.9
  2028*         $23.7         $59.0          $30.4            $22.0         $52.0          $27.9
  2029*         $23.7         $59.0          $30.4            $22.0         $52.0          $27.9
  2030*         $23.7         $59.0          $30.4            $22.0         $52.0          $27.9
  2031*         $23.7         $59.0          $30.4            $22.0         $52.0          $27.9
  2032*         $23.7         $59.0          $30.4            $22.0         $52.0          $27.9
  2033*         $23.7         $59.0          $30.4            $22.0         $52.0          $27.9
  2034*         $23.7         $59.0          $30.4            $22.0         $52.0          $27.9
  2035*         $23.7         $59.0          $30.4            $22.0         $52.0          $27.9

   * Energy prices and capacity prices from 2021 through 2035 have not been modeled.
       We have assumed zero growth in real prices after 2020.


We have not attributed NOx allowance costs to competing plants in the New York market, which is conservative. Inclusion of these NOx costs would tend to increase energy prices significantly.

Figure 16 shows the monthly variation in energy prices in the first five years, 1999 to 2003, for Upstate New York, under both the base and the downside case. Most of the monthly variation is due to differences in delivered gas prices. Note that the linear trends (defined as the growth in average prices over this five-year timeframe) begin to deviate after 1999, as downside case prices grow at a lower rate.


London Economics, Inc.                  B26
April 1999

                                                                      APPENDIX B

[FIGURE 16. COMPARISON OF MONTHLY ENERGY PRICES OVER THE NEXT FIVE YEARS FOR UPSTATE NEW YORK LINE GRAPH]



The following sub-sections provide a detailed set of results for the base and downside cases. Input parameters and fuel price forecasts are discussed in detail in Section 9 (Appendix A). Each set of results concludes with an overview of how the AEE assets would operate under the modeling case.

5.1    BASE CASE MODELING RESULTS

5.1.1  BASE CASE ENERGY PRICES

Regional prices under the base case are consistent with historical trends in New York prices. Downstate New York prices are, on average, $2.5/MWh above Upstate New York prices. Downstate prices increase initially (1999 to 2002) at a compounded average annual rate of over 4%. Between 2002 and 2005, prices fall as additional capacity comes on-line. After 2005, Downstate prices show slower real growth (annualized rate of 1% on average).

London Economics, Inc.                B27
April 1999

                                                                      APPENDIX B

Upstate prices also grow at a real annual average rate of 4% during the initial timeframe, 1999-2002. The major driver for price growth is the increasing gas price forecasts and falling capacity margins. Load growth results in a tighter supply-demand situation and the increased utilization of higher cost units. Upstate prices fall in response to new capacity and the re-powering of plants in the Downstate region between 2002 and 2005. Nonetheless, positive growth in prices is achieved between 2006 and 2015, as gas prices continue to rise in real terms through 2015. This results in an upward pressure on energy prices, as can be seen in Figure 17 and Table 6 post 2005. As nuclear facilities retire in Downstate New York (Indian Point), additional baseload CCGTs enter the capacity mix, replacing the retired baseload and displacing more expensive oil-fired and gas-fired units. By 2015, these CCGTs have higher thermal efficiencies, which translate into lower costs and a more competitive position within Downstate New York's baseload. Upstate baseload generation sees a decrease in export opportunities to Downstate, resulting in a downward pressure on Upstate regional prices post-2015.

[FIGURE 17. REGIONAL TIME-WEIGHTED AVERAGE ENERGY PRICES FOR THE BASE CASE, 1999 $/MWh LINE GRAPH]


London Economics, Inc.                B28
April 1999
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                                                                      APPENDIX B

[TABLE 6. TIME-WEIGHTED AVERAGE ENERGY PRICES FOR THE BASE
CASE, 1999 $/MWh LINE GRAPH]


                     UP           DN
    1999            $25.0         $27.2
    2000            $26.2         $28.2
    2001            $27.4         $29.4
    2002            $28.4         $30.4
    2003            $27.3         $28.5
    2004            $24.9         $26.6
    2005            $22.8         $24.8
    2006            $23.1         $25.1
    2007            $23.3         $25.4
    2008            $23.6         $25.7
    2009            $23.9         $26.0
    2010            $24.2         $26.3
    2011            $24.5         $26.5
    2012            $24.8         $26.8
    2013            $25.1         $27.0
    2014            $25.4         $27.2
    2015            $25.7         $27.5
    2016            $25.3         $27.9
    2017            $24.9         $28.3
    2018            $24.5         $28.7
    2019            $24.1         $29.1
    2020            $23.7         $29.5
    2021*           $23.7         $29.5
    2022*           $23.7         $29.5
    2023*           $23.7         $29.5
    2024*           $23.7         $29.5
    2025*           $23.7         $29.5
    2026*           $23.7         $29.5
    2027*           $23.7         $29.5
    2028*           $23.7         $29.5
    2029*           $23.7         $29.5
    2030*           $23.7         $29.5
    2031*           $23.7         $29.5
    2032*           $23.7         $29.5
    2033*           $23.7         $29.5
    2034*           $23.7         $29.5
    2035*           $23.7         $29.5

         * Energy prices and capacity prices from 2021 through 2035 have not been modeled. We have assumed zero growth in real prices after 2020.

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April 1999
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                                                                      APPENDIX B

The price duration curves, in Figure 18, for both Upstate and Downstate New York, indicate a fairly steady marginal price, reflective of the cost margins associated with baseload coal and CCGT units.

[FIGURE 18. FORECASTED MARGINAL PRICE DURATION CURVES UNDER THE BASE CASE LINE GRAPH]


The Downstate region reaches a peak in monthly prices in the late summer (due to air conditioning load) and in the deep wintertime (due to the marginality of the oil-fired

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                                                                      APPENDIX B

generation, and its winter-peaking fuel price). In contrast, the peak monthly price for Upstate occurs mostly in the wintertime (heating load). Seasonal gas and fuel oil prices (winter-peak), as well as the time-adjusted performance of the peaking facilities are additional determinants of this winter-peaking energy price pattern in Upstate New York. Forecast regional monthly prices through 2020 are included in Appendix C1 in tabular form.

[FIGURE 19. FORECASTED REGIONAL MONTHLY ENERGY PRICES FOR THE FIRST FIVE YEARS - BASE CASE LINE GRAPH]




              ($ 1999/MWh)

On-peak and off-peak prices estimated from half-hourly price forecasts under the base case are detailed in Table 7. Average on-peak prices are assumed to occur during the 16 hours between 7 AM to 11 PM during the weekdays (Monday through Friday). Average off-peak prices are calculated from all other hours, excluding weekends. This methodology was used so as to make LE forecasts comparable (in method) to published benchmarks of historical prices (such as Megawatt Daily and Power Markets Week).

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April 1999
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                                                                      APPENDIX B

--------------------------------------------------------------------------------
TABLE 7. ANNUAL TIME-WEIGHTED AVERAGE PEAK AND OFF-PEAK ENERGY PRICES -
BASE CASE

                  UPSTATE NEW YORK (1999 $/MWh)
              1999(1)    2000      2001      2002      2003
           --------------------------------------------------
    ON-PEAK    28.4      29.1      31.5      33.0      31.8
    OFF-PEAK   20.9      21.6      22.7      23.3      21.8

                  DOWNSTATE NEW YORK (1999 $/MWh)
              1999(1)    2000      2001      2002      2003
           --------------------------------------------------
    ON-PEAK    31.6      32.0      34.4      35.6      33.7
    OFF-PEAK   21.3      22.0      23.0      23.7      22.0

-------------------

(1) 1999 prices reflect February - December 1999 forecasts only

--------------------------------------------------------------------------------
5.1.2 AEE PORTFOLIO IN THE BASE CASE

The AEE portfolio consists of baseload coal-fired generation. These assets are well-positioned to take advantage of their high availability, as they are among the first non-nuclear assets to be dispatched on a variable cost basis. This is due to the inherent thermal efficiency of these coal units coupled with their low fuel cost. Unit-specific average energy prices and average annual load factors are summarized in Table 8 and Table 9, respectively. Under our modeling assumptions, AEE portfolio average load factors are constant at 92% after 2004, as assumed availability stabilizes at 92% post-2003. The unit-specific prices increase in real terms through 2002, then decline through 2005. This pattern is a function of initial supply balance pressures and new build. Increasing gas prices (in real terms) along with growing demand induce energy prices to recover after 2005. The trend in unit-specific prices mirrors the regional and system dynamics of new entry and plant retirement.

--------------------------------------------------------------------------------
TABLE 8. UNIT-SPECIFIC ENERGY PRICE FORECASTS - BASE CASE


                                             AVERAGE SMP WHEN RUN (1999 $/MWh)
                             1999(1)     2000       2001        2002       2003         2005        2010        2015        2020
                             --------------------------------------------------       -------      -------     -------     ------

 MILLIKEN 1                  $25.2      $26.4      $27.3      $28.6      $27.2        $22.9        $24.4       $26.0       $23.8
 MILLIKEN 2                  $25.2      $26.3      $27.5      $28.7      $27.4        $22.9        $24.2       $25.9       $23.7
 KINTIGH 1                   $25.2      $26.3      $27.5      $28.2      $27.4        $22.9        $24.4       $25.7       $23.7
 GREENIDGE 3                 $25.5      $26.3      $27.8      $28.4      $27.6        $22.9        $24.4       $25.6       $23.4
 GREENIDGE 4                 $25.2      $26.4      $27.9      $28.7      $27.1        $22.9        $24.2       $26.0       $23.7
 GOUDEY 7                    $25.3      $26.2      $27.7      $28.6      $27.2        $22.8        $24.4       $26.0       $23.6
 GOUDEY 8                    $25.0      $26.8      $27.5      $28.6      $27.2        $22.9        $24.4       $25.9       $23.7
--------------------------   -------------------------------------------------       -------      -------     -------     ------
 AVERAGE SMP FOR PORTFOLIO   $25.2      $26.4      $27.6      $28.5      $27.3        $22.9        $24.4       $25.9       $23.7
==========================   =================================================       =======      =======     =======     ======

 (1) 1999 figures reflect 10 months of operation
--------------------------------------------------------------------------------


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April 1999
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                                                                      APPENDIX B

--------------------------------------------------------------------------------
TABLE 9. UNIT-SPECIFIC PERFORMANCE - BASE CASE

                                                        AVERAGE ANNUAL LOAD FACTOR
                                    1999(1)   2000      2001      2002      2003        2005         2010        2015        2020
                                   ----------------------------------------------    --------     --------    --------     -------
  MILLIKEN 1                         96%       94%       92%       94%       94%         92%          92%         92%         92%
  MILLIKEN 2                         96%       94%       94%       92%       94%         92%          92%         92%         92%
  KINTIGH 1                          86%       94%       94%       94%       94%         92%          92%         92%         92%
  GREENIDGE 3                        88%       92%       90%       90%       92%         92%          92%         92%         92%
  GREENIDGE 4                        90%       92%       92%       92%       92%         92%          92%         92%         92%
  GOUDEY 7                           88%       86%       92%       90%       90%         90%          90%         90%         92%
  GOUDEY 8                           90%       88%       92%       92%       92%         92%          92%         92%         92%
-------------------------------    ----------------------------------------------    --------     --------    --------     -------
  AVERAGE PORTFOLIO LOAD FACTOR      91%       92%       92%       92%       93%         92%          92%         92%         92%
===============================    ==============================================    ========     ========    ========     =======

  (1) 1999 figures reflect 10 months of operation
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
TABLE 10. UNIT-SPECIFIC CALCULATED ENERGY REVENUE FORECASTS - BASE CASE


                                                      DERIVED GROSS ENERGY REVENUE (1999 $ MILLIONS)

                                 1999(1)         2000       2001       2002       2003       2005     2010         2015       2020
                 CAPACITY(2)    -------------------------------------------------------    -------   -------    ---------    ------
MILLIKEN 1          150            $26.7      $32.7      $33.1        $35.4      $33.7      $27.8     $29.7        $31.5      $28.8
MILLIKEN 2          156            $27.8      $33.9      $35.3        $36.2      $35.3      $28.9     $30.5        $32.7      $30.0
KINTIGH 1           675           $107.6     $146.1     $153.2       $156.8     $152.6     $124.9    $132.9       $140.4     $129.5
GREENIDGE 3          54             $8.9      $11.4      $11.9        $12.1      $12.0      $10.0     $10.7        $11.2      $10.2
GREENIDGE 4         105            $17.6      $22.4      $23.6        $24.2      $23.0      $19.4     $20.6        $22.1      $20.2
GOUDEY 7             43             $7.0       $8.5       $9.6         $9.7       $9.3       $7.7      $8.3         $8.8       $8.2
GOUDEY 8             83            $13.8      $17.2      $18.4        $19.2      $18.2      $15.4     $16.4        $17.4      $15.9
------------------------        -------------------------------------------------------    -------   -------    ---------    ------
PORTFOLIO ENERGY REVENUE            $209       $272       $285         $294       $284       $234      $249         $264       $243
========================        =======================================================    =======   =======    =========    ======

 (1) 1999 figures reflect 10 months of operation
 (2) Utilizing capacity figures reported for summer demonstrated capacity in NYPP's Load & Capacity Data 1998.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TABLE 11. TOTAL REVENUE BY UNIT - BASE CASE

                                                            FORECASTED CAPACITY AND ENERGY REVENUES
                                                                       (1999 $ MILLIONS)
                                  1999(1)      2000       2001        2002       2003      2005      2010         2015        2020
                 CAPACITY(2)     -----------------------------------------------------    ------    ------      ------     ---------
MILLIKEN 1           150             $31        $37        $39         $41        $41       $36       $38         $39         $38
MILLIKEN 2           156             $32        $39        $41         $43        $43       $38       $39         $41         $39
KINTIGH 1            675            $126       $166       $178        $184       $184      $163      $169        $175        $169
GREENIDGE 3          54              $10        $13        $14         $14        $15       $13       $14         $14         $13
GREENIDGE 4          105             $20        $26        $28         $29        $28       $25       $26         $27         $26
GOUDEY 7             43               $8        $10        $11         $11        $11       $10       $11         $11         $11
GOUDEY 8             83              $16        $20        $21         $23        $22       $20       $21         $22         $21
-----------------------          -----------------------------------------------------    ------    ------      ------     --------
PORTFOLIO TOTAL REVENUE             $244       $310       $332        $345       $343      $306      $316        $329        $317
=======================          =====================================================    ======    ======      ======     ========

(1) 1999 figures reflect 10 months of operation
(2) Utilizing capacity figures reported for summer demonstrated capacity in NYPP's Load & Capacity Data 1998.
--------------------------------------------------------------------------------

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                                                                      APPENDIX B

5.2    DOWNSIDE CASE MODELING RESULTS

In the downside case, changes were made to the system generation profile and to the fuel prices. Natural gas and fuel oil prices under the downside case are based on a 10% decrease in all fuel prices as compared to RDI's base case forecasts for gas and oil-based products. These assumptions are further detailed in Section 9 (Appendix A).

5.3.1   DOWNSIDE CASE ENERGY PRICES

In the downside case, the average annual differential between regional prices is $2.8/MWh over the modeling time horizon; however, the differential widens from $1.6/MWh in 1999 to $7.3/MWh in 2020. Both Downstate and Upstate average prices grow at approximately 4% from 1999 to 2002. As in the base case, both regions witness a decline in prices as the system attempts to resolve its supply-demand balance in the years of market transition, 2003 - 2005, as seen in Figure 20. Post 2005, energy prices recover and grow at an annual average real rate of 1% through 2015 (with the exception of the Upstate energy prices in the late years). Forecast monthly time-weighted prices through 2020 under the downside case are summarized in Appendix C2.

--------------------------------------------------------------------------------
FIGURE 20. REGIONAL TIME-WEIGHTED AVERAGE ENERGY PRICES FOR THE DOWNSIDE
CASE, 1999 $/MWH

                                  [LINE GRAPH]


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                                                                      APPENDIX B

--------------------------------------------------------------------------------
TABLE 12. TIME-WEIGHTED AVERAGE ENERGY PRICES FOR THE DOWNSIDE CASE, 1999 $/MWH

                                           UP           DN
                            1999          $23.3        $24.9
                            2000          $24.4        $25.7
                            2001          $25.4        $27.1
                            2002          $26.4        $28.1
                            2003          $25.0        $26.0
                            2004          $22.9        $24.3
                            2005          $21.0        $22.7
                            2006          $21.2        $23.0
                            2007          $21.4        $23.4
                            2008          $21.7        $23.7
                            2009          $21.9        $24.1
                            2010          $22.1        $24.4
                            2011          $22.3        $24.7
                            2012          $22.5        $25.0
                            2013          $22.8        $25.3
                            2014          $23.0        $25.6
                            2015          $23.2        $25.9
                            2016          $23.0        $26.5
                            2017          $22.7        $27.2
                            2018          $22.5        $27.9
                            2019          $22.2        $28.6
                            2020          $22.0        $29.3
                            2021*         $22.0        $29.3
                            2022*         $22.0        $29.3
                            2023*         $22.0        $29.3
                            2024*         $22.0        $29.3
                            2025*         $22.0        $29.3
                            2026*         $22.0        $29.3
                            2027*         $22.0        $29.3
                            2028*         $22.0        $29.3
                            2029*         $22.0        $29.3
                            2030*         $22.0        $29.3
                            2031*         $22.0        $29.3
                            2032*         $22.0        $29.3
                            2033*         $22.0        $29.3
                            2034*         $22.0        $29.3
                            2035*         $22.0        $29.3

                      * Energy prices and capacity prices from 2021 through
                        2035 have not been modeled.  We have assumed
                        zero growth in real prices after 2020.
-------------------------------------------------------------------------------

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                                                                      APPENDIX B


--------------------------------------------------------------------------------
FIGURE 21. FORECASTED MARGINAL PRICE DURATION CURVES UNDER THE
DOWNSIDE CASE

                                  [LINE GRAPH]


                                  [LINE GRAPH]



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                                                                      APPENDIX B

A seasonal price pattern emerges in the downside case, as it did in the base scenario. For 2000, the peaking prices occur in the summer for the Downstate region and during the winter for the Upstate region. One note of interest is the increase in magnitude of both regions' winter peaks between 2000 and 2002 (see Figure 22). The underlying reason for this change is due in part to the heating load and to the implicit fuel costs associated with marginal gas and oil-fired generators.

--------------------------------------------------------------------------------
FIGURE 22. FORECASTED REGIONAL MONTHLY ENERGY PRICES-
DOWNSIDE CASE

                                  [LINE GRAPH]

--------------------------------------------------------------------------------

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                                                                      APPENDIX B

--------------------------------------------------------------------------------
TABLE 13. ANNUAL TIME-WEIGHTED AVERAGE PEAK AND OFF-PEAK ENERGY PRICES - DOWNSIDE CASE


                                 UPSTATE NEW YORK (1999 $/MWh)
                            1999 (1)   2000      2001      2002      2003
                           --------------------------------------------------
                  ON-PEAK    26.3      26.9      28.9      30.2      28.8
                  OFF-PEAK   19.5      20.2      21.3      21.7      20.3

                                DOWNSTATE NEW YORK (1999 $/MWh)
                            1999 (1)  2000      2001      2002      2003
                           --------------------------------------------------
                  ON-PEAK    28.7      28.8      31.4      32.7      30.4
                  OFF-PEAK   19.7      20.5      21.6      22.0      20.4

          ----------------
           (1) 1999 prices reflect February - December 1999 forecasts only
--------------------------------------------------------------------------------


5.2.2  AEE PORTFOLIO IN THE DOWNSIDE CASE

In the downside case, the relative decrease in regional average prices causes a decrease in revenue for the overall AEE portfolio. For all plants, there is also a reduced level of operation as compared to the base case, due to the conservative availability figures assumed (92% versus 96% under base case).

--------------------------------------------------------------------------------
TABLE 14. UNIT-SPECIFIC ENERGY PRICE FORECASTS - DOWNSIDE CASE


                                                AVERAGE SMP WHEN RUN (1999 $/MWh)
                               1999(1)     2000       2001       2002      2003           2005        2010       2015       2020
                            -------------------------------------------- ------------ ----------- ----------- ------------ ---------
 MILLIKEN 1                     $23.4      $24.7      $25.9      $26.6      $25.2        $21.1        $22.2       $23.3       $22.1
 MILLIKEN 2                     $23.4      $24.6      $25.7      $26.6      $25.2        $21.0        $22.4       $23.3       $22.1
 KINTIGH 1                      $23.3      $24.5      $25.4      $26.3      $24.9        $21.0        $22.2       $23.3       $21.9
 GREENIDGE 3                    $23.6      $24.5      $25.7      $26.7      $24.9        $21.1        $22.0       $23.5       $22.1
 GREENIDGE 4                    $23.5      $24.5      $25.5      $26.6      $25.1        $21.1        $22.4       $23.4       $22.0
 GOUDEY 7                       $23.5      $24.8      $25.7      $26.8      $25.1        $21.3        $22.3       $23.4       $22.2
 GOUDEY 8                       $23.5      $24.6      $25.3      $26.6      $25.0        $21.1        $22.4       $23.4       $22.1
--------------------------  --------------------------------------------------------  ------------ ----------- ----------- ---------
 AVERAGE SMP FOR PORTFOLIO      $23.5      $24.6      $25.6      $26.6      $25.1        $21.1        $22.3       $23.4       $22.1
==========================  ======================================================== ============= ========= =========== ==========

 (1) 1999 figures reflect 10 months of operation
--------------------------------------------------------------------------------

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                                                                      APPENDIX B

--------------------------------------------------------------------------------
TABLE 15. UNIT-SPECIFIC PERFORMANCE - DOWNSIDE CASE


                                                                  AVERAGE ANNUAL LOAD FACTOR
                                  1999(1)     2000      2001      2002      2003        2005         2010        2015       2020
                                  --------------------------------------- ---------- ----------- ----------- ----------- --------
 MILLIKEN 1                          90%       92%       92%       92%       92%         92%         92%         92%        92%
 MILLIKEN 2                          90%       92%       92%       92%       92%         92%         92%         92%        92%
 KINTIGH 1                           86%       92%       92%       92%       92%         92%         92%         92%        92%
 GREENIDGE 3                         87%       92%       90%       90%       92%         92%         92%         92%        92%
 GREENIDGE 4                         90%       92%       92%       92%       92%         92%         92%         92%        92%
 GOUDEY 7                            87%       85%       91%       90%       90%         89%         90%         90%        90%
 GOUDEY 8                            89%       87%       91%       92%       92%         91%         92%         92%        92%
------------------------------    --------------------------------------- ---------- ----------- ----------- ----------- ----------
 AVERAGE PORTFOLIO LOAD FACTOR       88%       90%       91%       91%       92%         92%         92%         92%        92%
==============================    ======================================= ========== =========== =========== =========== ==========

 (1) 1999 figures reflect 10 months of operation
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TABLE 16. UNIT-SPECIFIC CALCULATED ENERGY REVENUE FORECASTS - DOWNSIDE CASE

                                                      DERIVED GROSS ENERGY REVENUE (1999 $ MILLIONS)
                                 1999(1)     2000       2001         2002      2003        2005       2010       2015      2020
                                -----------------------------------------------------    --------    -------    -------   -------
                 CAPACITY(2)
MILLIKEN 1          150          $23.3      $29.9      $31.3        $32.3      $30.5       $25.6      $26.9      $28.3     $26.8
MILLIKEN 2          156          $24.2      $31.0      $32.3        $33.5      $31.7       $26.4      $28.3      $29.4     $27.7
KINTIGH 1           675          $99.1     $133.6     $138.2       $143.1     $135.7      $114.4     $121.1     $127.0    $119.4
GREENIDGE 3          54           $8.2      $10.6      $10.9        $11.4      $10.8        $9.1       $9.6      $10.2      $9.6
GREENIDGE 4         105          $16.3      $20.6      $21.6        $22.5      $21.3       $17.8      $19.0      $19.9     $18.7
GOUDEY 7             43           $6.5       $8.0       $8.8         $9.0       $8.5        $7.1       $7.6       $8.0      $7.6
GOUDEY 8             83          $12.8      $15.6      $16.9        $17.7      $16.7       $14.0      $15.0      $15.7     $14.9
------------------------       -----------------------------------------------------    --------    -------    -------   --------
PORTFOLIO ENERGY REVENUE          $190       $249       $260         $269       $255        $215       $228       $239      $225
========================       =====================================================    ========    =======    =======   ========

 (1) 1999 figures reflect 10 months of operation
 (2) Utilizing capacity figures reported for summer demonstrated capacity in NYPP's Load & Capacity Data 1998.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TABLE 17. TOTAL REVENUE BY UNIT - DOWNSIDE CASE

                                                             FORECASTED CAPACITY AND ENERGY REVENUES
                                                                        (1999 $ MILLIONS)
                                  1999(1)     2000       2001       2002      2003       2005       2010         2015         2020
                                  -------------------------------------------------    -------    --------    --------     -------

                  CAPACITY(2)
MILLIKEN 1           150             $27       $34        $36        $38       $36        $33         $34         $35          $35
MILLIKEN 2           156             $28       $35        $37        $39       $38        $34         $36         $36          $36
KINTIGH 1            675            $116      $151       $159       $167      $162       $149        $154        $156         $154
GREENIDGE 3           54             $10       $12        $13        $13       $13        $12         $12         $13          $12
GREENIDGE 4          105             $19       $23        $25        $26       $25        $23         $24         $24          $24
GOUDEY 7              43              $8        $9        $10        $11       $10         $9         $10         $10          $10
GOUDEY 8              83             $15       $18        $19        $21       $20        $18         $19         $19          $19
------------------------          --------------------------------------- ---------    -------    --------    --------     --------
PORTFOLIO TOTAL REVENUE             $222      $282       $299       $315      $305       $279        $290        $293         $290
========================          =================================================    =======    ========    ========     ========

 (1) 1999 figures reflect 10 months of operation
 (2) Utilizing capacity figures reported for summer demonstrated capacity in NYPP's Load & Capacity Data 1998.
--------------------------------------------------------------------------------

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                                                                      APPENDIX B

6  NEW ENTRY PRICES

New entry prices provide a benchmark for overall capacity and energy market prices over the longer-term. The dispatch and capacity modeling analysis has implicitly incorporated new entrant pricing by comparing the forecast price levels with the revenue requirements of a new generator to enter the market. A market scenario over the longer-term must be consistent with the prices required to trigger new entry (generally at high load factors for new CCGTs) and those necessary to keep existing generating assets available to meet installed capacity requirements (at low load factors). In this section, we provide an overview of our new entry pricing analysis and compare the results with our modeling results as a check on their robustness.

6.1  ANALYSIS OVERVIEW

In developing long-term forecasts, we base the going forward price on expected new entrant prices, which are a function of fuel prices and technological costs. CCGTs are likely to remain the preferred expansion candidate for some time in New York. New plant will enter the system only if the long-term post entry price provides a sufficient return on capital.

Stone & Webster have provided specific New York projections on capital cost and plant performance and cost parameters, as summarized in Table 18.9 Real capital costs and operating costs are not expected to change over time. In addition, thermal efficiency gains are projected by Stone & Webster. Financial parameters (leverage, financial lifetime, and interest rate) were based on commonly accepted standards in the industry. The average annual natural gas price forecast for New York (based on RDI's planning area forecasts from BaseCase) was used as the fuel cost parameter.

6.2  LONG-TERM PRICES UNDER THE BASE CASE

Using the fundamental assumptions in Table 18, we believe REAL long-term prices will reflect the new entry-level prices of approximately $33/MWh in New York over time. In the longer term, it is important to realize that thermal efficiencies will increase, resulting in downward pressure on new entry trigger levels. However, this downward pressure will be offset by rising natural gas prices over time.

--------------------

9 It is important to realize the potential for probable capital cost differentials for new build in Upstate versus Downstate New York. Capital costs will tend to be higher in Downstate, due to land costs, environmental compliance issues, property taxes, transmission rights and other siting parameters. However, we have not explicitly modeled this differential.

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                                                                      APPENDIX B

TABLE 18. ASSUMPTIONS FOR CCGT NEW ENTRY PRICE CALCULATION UNDER THE BASE CASE

                                                         2005-2009     Post-2009
                                                         ---------     ---------
                    POST-TAX ROE                             15%            15%
                    INTEREST RATE                           8.0%           8.0%
                    CAPITAL COST, 1999 $/KW                $550           $550
                    CORPORATE TAX RATE                       35%            35%
                    PROJECT FINANCE LIFE (YEARS)             25             25
                    LEVERAGE                                 60%            60%
                    HEAT RATE (Btu/kWh)                   6,800          6,300
                    FIXED COSTS ($/kW/YEAR)                 $25            $25
                    VARIABLE NON-FUEL COSTS ($/MWh)        $1.5           $1.5
                    LOAD FACTOR                              90%            90%


Table 19 highlights the sensitivity of new entry trigger prices to capital cost, fuel cost, and thermal efficiency. The first matrix in the table illustrates the medium-term dynamics, with thermal efficiency relative to current statistics (6,800 Btu/kWh heat rate). Gas prices for 2005 are projected to be approximately $2.8/MMBtu under the base case. This results in a trigger price level of $32.8/MWh. Even though capital costs remain constant in real terms, heat rates should fall to approximately 6,300 Btu/kWh by 2010, with natural gas prices forecasted to be $3.0/MMBtu. The resulting trigger price is $32.7/MWh.



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                                                                      APPENDIX B

--------------------------------------------------------------------------------
TABLE 19.  NEW CCGT TRIGGER PRICES IN NEW YORK UNDER THE BASE CASE, 1999 $/MWH

NATURAL GAS PRICE                       CAPITAL COST (1999 $/kW)
 (1999 $/MMBtu)     $450       $475         $500      $525       $550       $575       $600       $625       $650
                   -----------------------------------------------------------------------------------------------
        $2.40      $28.4       $28.9      $29.3      $29.7      $30.1      $30.5      $30.9      $31.3      $31.8
        $2.50      $29.1       $29.5      $30.0      $30.4      $30.8      $31.2      $31.6      $32.0      $32.4
        $2.60      $29.8       $30.2      $30.6      $31.0      $31.5      $31.9      $32.3      $32.7      $33.1
        $2.70      $30.5       $30.9      $31.3      $31.7      $32.1      $32.6      $33.0      $33.4      $33.8
        $2.80      $31.2       $31.6      $32.0      $32.4      $32.8      $33.2      $33.7      $34.1      $34.5
        $2.90      $31.8       $32.3      $32.7      $33.1      $33.5      $33.9      $34.3      $34.7      $35.2
        $3.00      $32.5       $32.9      $33.4      $33.8      $34.2      $34.6      $35.0      $35.4      $35.8

                    *  Assuming Heat Rate is 6,800 Btu/kWh
-------------------------------------------------------------------------------

NATURAL GAS PRICE                      CAPITAL COST (1999 $/kW)
 (1999 $/MMBtu)    $450         $475       $500       $525       $550       $575       $600       $625       $650
                   -----------------------------------------------------------------------------------------------
        $2.40      $27.2        $27.7      $28.1      $28.5      $28.9      $29.3      $29.7      $30.1      $30.6
        $2.50      $27.9        $28.3      $28.7      $29.1      $29.5      $29.9      $30.4      $30.8      $31.2
        $2.60      $28.5        $28.9      $29.3      $29.7      $30.2      $30.6      $31.0      $31.4      $31.8
        $2.70      $29.1        $29.6      $30.0      $30.4      $30.8      $31.2      $31.6      $32.0      $32.4
        $2.80      $29.8        $30.2      $30.6      $31.0      $31.4      $31.8      $32.3      $32.7      $33.1
        $2.90      $30.4        $30.8      $31.2      $31.6      $32.1      $32.5      $32.9      $33.3      $33.7
        $3.00      $31.0        $31.4      $31.9      $32.3      $32.7      $33.1      $33.5      $33.9      $34.3

                    *  Assuming Heat Rate is 6,300 Btu/kWh

--------------------------------------------------------------------------------


6.3  LONG-TERM PRICES UNDER THE DOWNSIDE CASE

Decline in the natural gas prices drive the changes in the market under the downside case. We assume other parameters decline as well. Table 20 summarizes the major assumptions for CCGT trigger price calculations under this scenario.



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                                                                     APPENDIX B


TABLE 20. ASSUMPTIONS FOR CCGT NEW ENTRY PRICE CALCULATION UNDER THE DOWNSIDE
CASE

                                      2005-2009       POST-2009
                                     -----------     -----------
POST-TAX ROE                             15%             15%
INTEREST RATE                            8.0%            8.0%
CAPITAL COST, 1999 $/KW                  $525            $525
CORPORATE TAX RATE                       35%             35%
PROJECT FINANCE LIFE (YEARS)              25              25
LEVERAGE                                 60%             60%
HEAT RATE (BTU/KWH)                     6,800           6,300
FIXED COSTS ($/KW/YEAR)                  $15             $15
VARIABLE NON-FUEL COSTS ($/MWH)          $1.3            $1.3
LOAD FACTOR                              90%             90%


The new entry trigger prices decrease by approximately 12% in the downside case as compared to the trigger prices under the base case, which is more than the decrease inherent in the natural gas forecast between the two cases. The decrease in new entry trigger prices also stems from our operations & maintenance and capital cost assumptions. For example, the new entry trigger price is $29.2/MWh in 2006 (assuming gas price of $2.55/MMBtu and a heat rate of 6,800 Btu/kWh) and $28.9/MWh in 2009 (assuming a gas price of $2.69/MMBtu and a heat rate of 6,300 Btu/kWh). Other combinations are summarized in Table 21.




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                                                                     APPENDIX B


TABLE 21. NEW CCGT TRIGGER PRICES IN NEW YORK UNDER THE DOWNSIDE CASE, 1999
$/MWH


                                                                  CAPITAL COST (1999 $/KW)
                              $450        $475        $500       $525       $550       $575        $600        $625        $650
                            ------------------------------------------------------------------------------------------------------
                   $2.00      $24.3       $24.7       $25.1      $25.5      $25.9      $26.3       $26.7       $27.2       $27.6
                   $2.20      $25.6       $26.0       $26.4      $26.9      $27.3      $27.7       $28.1       $28.5       $28.9
NATURAL GAS PRICE  $2.40      $27.0       $27.4       $27.8      $28.2      $28.6      $29.0       $29.5       $29.9       $30.3
 (1999 $/MMBTU)    $2.60      $28.3       $28.8       $29.2      $29.6      $30.0      $30.4       $30.8       $31.2       $31.7
                   $2.80      $29.7       $30.1       $30.5      $30.9      $31.4      $31.8       $32.2       $32.6       $33.0
                   $3.00      $31.1       $31.5       $31.9      $32.3      $32.7      $33.1       $33.5       $34.0       $34.4
                   $3.20      $32.4       $32.8       $33.2      $33.7      $34.1      $34.5       $34.9       $35.3       $35.7

        (*) Assuming Heat Rate is 6,800 Btu/kWh
--------------------------------------------------------------------------------

                                                                   CAPITAL COST (1999 $/KW)
                              $450         $475        $500        $525       $550       $575        $600       $625       $650
                            ------------------------------------------------------------------------------------------------------
                   $2.00      $23.3        $23.7       $24.1       $24.5      $24.9      $25.3       $25.7      $26.2      $26.6
                   $2.20      $24.5        $24.9       $25.3       $25.8      $26.2      $26.6       $27.0      $27.4      $27.8
NATURAL GAS PRICE  $2.40      $25.8        $26.2       $26.6       $27.0      $27.4      $27.8       $28.3      $28.7      $29.1
  (1999 $/MMBTU)   $2.60      $27.0        $27.5       $27.9       $28.3      $28.7      $29.1       $29.5      $29.9      $30.4
                   $2.80      $28.3        $28.7       $29.1       $29.5      $30.0      $30.4       $30.8      $31.2      $31.6
                   $3.00      $29.6        $30.0       $30.4       $30.8      $31.2      $31.6       $32.0      $32.5      $32.9
                   $3.20      $30.8        $31.2       $31.6       $32.1      $32.5      $32.9       $33.3      $33.7      $34.1

        (*) Assuming Heat Rate is 6,300 Btu/kWh






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                                                                     APPENDIX B


7     OVERVIEW OF OPPORTUNITIES OUTSIDE THE NY MARKET

To the south, New York borders the evolving PJM (Pennsylvania-New Jersey-Maryland) power market. PJM has east-west transmission constraints, resulting in limited price differentials, especially at peak when oil-fired New Jersey units are marginal. Coal units in Pennsylvania are marginal at off-peak periods, typically at low $12-15/MWh prices. Peak prices in PJM over the last year have been driven off netback prices from ECAR (East Central Area Reliability Coordinating Council in the Midwest) and the remainder of the Midwest. This is not typical of historical Midwest-PJM pricing patterns and power flows.

Recent Midwest prices illustrate effects of a market structure in transition:

      - A high level of competition in a fragmented generation market with similar coal-fired technologies. This tends to produce low and stable prices for most hours in the year, as the supply curve at typical levels of demand is very flat. This produces an "L-shaped" price duration curve with value concentrated in a small number of hours.

      - Very low prices continue until the system is deficit in capacity, at which time long generators can extract massive rents as utilities are anxious to cover peak native demands. It has been hypothesized that vertically-integrated utilities withheld capacity from the wholesale market during the summer of 1998 due to their uncertainty over their ability to serve native load. This contributed to the capacity deficit and soaring peak prices, as illustrated in Figure 23.

Regulatory and market uncertainty continues to restrain major new entry over the short term in the Midwest, creating potential for repetition of last summer's price spikes next summer. There may be potential for generators in Upstate New York to capture windfalls from exports to the Midwest during summer stress periods in the short term. This situation is not expected to continue indefinitely. New York and Midwest prices have only been partially correlated historically. This is due to the transmission constraints between ECAR and western PJM. Power flows are generally west to east across this interface, reflecting the lower fuel costs in the Midwest as compared to PJM.

New England's current circumstance can be summarized by its tight capacity market. High cost marginal plant at present gives substantial margin for CCGTs in New England. However this will not continue in the long term, as new entry will flatten the price duration curve over time, reducing the price margin for export power from New York. Currently there is over 25 GW of announced new entry in New England, although much of this is not credible given the projected impact on New England prices. The potential overbuild of CCGT new entry in New England may undermine the ISO NE capacity market for substantial periods. We expect new entry in the region to be limited to 9 GW by gas availability and the ability to close financing.







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                                                                     APPENDIX B


The ability to access higher New England prices and capacity payments is limited by the transmission constraints from the New York system into New England, and ISO NE's different rules for its capacity markets. These constraints have prevented substantial arbitrage between New York and New England prices, as shown in the statistical correlation analysis presented in Appendix D.


[FIGURE 23. HISTORICAL WEEKLY PRICE INDICES FOR NEW YORK AND SURROUNDING REGIONS(10) LINE GRAPH]


Neighboring states with slower reform process and long position against native load may offer threat to cost recovery, as generators in these states can recover their fixed costs from ratebase, rather than from the market. This may be relevant when considering New York's proximity to the Midwest, where some states have not advanced far in restructuring (Kentucky, West Virginia, Indiana).(11) However, after


--------------------

(10)  Price Index Database. Power Markets Week.

(11) Our modeling analysis does not include above cost energy bidding by New York generators. Therefore competition from outside the state would not be expected to put any further downward pressure on NY prices, over the conservative assumptions used in the analysis.



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                                                                      APPENDIX B


      deregulation, there will be a substantial expansion of marketing (to retail) opportunities for generators located in the East. The total retail load in New England, New York, PJM, and the Midwest currently represents over 1000 GWh per annum (historically over 30% of the entire U.S. market).




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                                                                     APPENDIX B


8     CONCLUSIONS:  IMPLICATIONS FOR THE FUTURE

The expected development of the New York power market will be driven by a range of factors: economic, regulatory and technological. For the short to medium-term market dynamics will be dominated by the initial conditions at the start of competition:

-     HIGH DOWNSTATE PRICES DUE TO LACK OF INVESTMENT IN NEW GENERATION
      TECHNOLOGIES: The urban utilities downstate, especially Consolidated Edison and the former Long Island Lighting Company, were slow to invest in new technologies and to replace old generating units. While this helped keep down rates for a while (as their older units were already partially depreciated in the ratebase) downstate New York is now stuck with high operating costs, low thermal efficiencies and a preponderance of higher cost oil and gas-fired units. The implementation of competition will both allow new entry and remove some regulatory uncertainty. We have therefore predicted that substantial new entry and re-powering will occur downstate as long as high cost units can be displaced.

- A SHIFT BETWEEN ENERGY AND CAPACITY PRICES TO SIGNAL NEW ENTRY: Energy prices generally reflect the variable cost-basis of the most expensive unit dispatched. In the early years, new entrant CCGTs can cover much of their capital costs in addition to their variable costs from their energy market profits because energy prices are reflecting the higher cost basis of the downstate units. As more of these CCGT units enter the market, marginal prices (energy prices at a particular hour) will decline, especially at higher levels of demand. This will tend to shift value into a limited number of peak hours and into the capacity market. This effect is reflected in the results of London Economics' modeling analysis.

- UPSTATE PRICES WILL REMAIN LOWER DUE TO TRANSMISSION CONSTRAINTS: the transmission constraints which block the free flow of power from lower cost upstate units to downstate will not be removed quickly. For this reason, prices in the upstate region remain lower than downstate prices over time in our forecasts, generally below new entry trigger levels.

- PRICES IN GENERAL MUST RISE FROM THOSE REPORTED IN THE CURRENT WHOLESALE SPOT MARKET: the existing wholesale power markets in the United States are heavily distorted by the presence of large numbers of vertically-integrated ratebase utilities. These utilities are able to recover the majority of their fixed and capital costs from their captive customers under ratebase, and will often sell power at little over variable cost. Experience in other markets (in foreign markets and California, for example) has shown that prices must eventually rise over time for generators to recover full costs from the market, once the distorting effects of ratebase and transitional contracts are removed. Figure 24 shows recent upstate wholesale prices and our forecast prices out to October 2003. Note that our price rise trends are below the short-term price trend in reported prices.

-     ENVIRONMENTAL RESTRICTIONS WILL PRODUCE SUBSTANTIAL UPWARD PRESSURE ON
      PRICES: AEE's Kintigh and Milliken plants are currently the only scrubbed coal-fired plants in New York state. Other coal-fired units in New York will have to add




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                                                                     APPENDIX B



      emissions controls or switch to low sulfur compliance coals in order to meet federal environmental restrictions. This will add to their fixed or variable costs or both. Since the capital expenditure required to meet even existing environmental laws is high, we expect that many older units will instead be closed.



[FIGURE 24. UPSTATE NEW YORK: PAST AND FUTURE ENERGY PRICES LINE GRAPH]




* Power Markets Week's Price Index Database was used as a source of historical prices. 1998 Western NY Prices were inflated by 3% in order to represent them in 1999 $ terms.


8.1   COMPETITIVE POSITION OF THE AEE PORTFOLIO

We believe that the AEE assets are likely to maintain a competitive advantage over the most likely form of new generating plants, CCGTs, during the study period. The intrinsic value of the coal-fired assets lies in their competitive cost structure, which will remain economic in comparison to other known generation technologies. Based on RDI's and John T. Boyd's fuel forecasts, Stone & Webster's thermal efficiency appraisal, and projected variable operations & maintenance costs, it is projected that the the cost efficiency of these plants relative to their peers (other coal-fired generation) in the New York Power Market is projected to remain high going forward.






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                                                                     APPENDIX B



We do not find a scenario credible at this time that involves the construction of substantial new nuclear, run-of-river hydro or coal generation in New York. It is unlikely that new gas or oil-fired generation will be able to compete with the AEE units on a variable cost basis (at forecast gas and oil prices). This will limit the risk that the AEE assets will be displaced in the energy dispatch order by new generating plants.

Beyond the competitive position of the AEE assets in the New York merit order, there are other factors of interest in terms of future performance:

- Revenue stability is another advantage accruing to the asset portfolio, due to its projected high capacity factors. This, combined with relatively stable coal purchase costs, provides realtively stable operating margins for AEE, which may become increasingly valuable as the market develops and prices become more volatile and unpredictable. The profitability of the coal plants will tend to be positively correlated with gas and oil prices in the future. This could provide a hedge against gas and oil price fluctuations and could have a positive value in the electricity contract market.

- The AEE assets are also positioned well to take advantage of potential market developments in and outside New York. The western New York market has traditionally been low cost in comparison to most neighboring markets. This may allow for additional export earnings over time.







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                                                                     APPENDIX B


APPENDICES

9     APPENDIX A:  DATA SOURCES AND ASSUMPTIONS FOR MARKET MODELING


9.1   ENERGY MODEL OVERVIEW

London Economics has used its proprietary power markets model PoolMod to model pricing outcomes in the New York energy market based on the relevant input assumptions from the market scenario, as illustrated in Table 2. Full details on the price and demand growth tracks and other inputs to the model are given in Appendix A. Capacity pricing in New York, and the methodology used to forecast capacity prices, are described in Section 4.

The LE model utilizes detailed information on thermal and hydro resources, fuel prices, and hourly demand data. PoolMod simulates hourly commitment and dispatch of available resources in an economically efficient manner for each region studied. This process begins by determining the amount and flexibility of hydro resources, and scheduling these for the hours of peak demand, to the extent possible. Any residual demand is met by thermal generators, in strict merit order subject to plant dynamic constraints and regional transmission constraints. The regional hourly price is set by the most expensive local generator operating in the hour.

One important feature of PoolMod is its ability to simulate hydro generation within a system, through the use of shadow pricing and seasonal availability. If a unit is available, based on its seasonal daily energy release schedule, then it will be considered within the merit order as an energy-constrained unit. The initial price used to commit hydro is always zero (reflective of zero fuel costs). As soon as part of a unit is committed, its shadow price is calculated. That price is then used for the commitment price from then on. The shadow price is calculated by finding the price of the next available thermal unit above it in the merit order and taking the price of that unit. Essentially the model calculates "if the energy constrained unit was not available, what would have to be used to replace it." If a hydro unit does not run in any given day, or at least does not use its full energy availability, any energy left unused may be stored in the reservoir, up to the limit of the reservoir size specified in the station database. The maximum energy that a unit can have available during any one day is thus its seasonal daily availability plus the maximum reservoir capacity.


9.2   ELECTRIC TRANSMISSION WITHIN NEW YORK

In New York, there have been documented transmission constraints going West to East, especially with transmission into the Long Island and New York City area. In the past, these transmission constraints have resulted in pricing differentials. These differentials are evident in a weighted-average of power marketers' week-ahead contracts for "Eastern New York" and "Western New York", as exhibited in Figure 25. It is important to note that transmission constraints appear to be binding on average,






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                                                                     APPENDIX B



though there are certain off-peak hours during which there is no congestion. We foresee that transmission constraints will not be ameliorated in the short and medium term, as there are no significant transmission augmentation plans. Furthermore, approval and construction lag time for any new projects arising in the next few years will result in at least a five-year time horizon prior to operation. More importantly, it will be difficult to get rights-of-way in the constrained areas of metropolitan New York.


[FIGURE 25. AVERAGE DAILY PRICES FOR EASTERN AND WESTERN NEW YORK(12) LINE
GRAPH]


New York is served by a 345-kV back-bone and some long-distance 230-kV transmission lines. A 765-kV transmission line parallels a double-circuit 230-kV line north from Quebec. Some of the other 345-kV lines were originally built for 765-kV rating but have been operated at the 345-kV level. Transmission data was obtained



--------------------------


(12) Power Markets Week's daily off-peak and peak prices from the Price Index Database were used to derive a daily average index based on the standard peak vs. off-peak breakdown (16 hours vs. 8 hours). Power Markets Week started publishing daily regional peak and off-peak prices for New York in February 1998.





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                                                                     APPENDIX B



from the Annual Transmission Planning & Evaluation Report (FERC Form 715) published by the NYPP in April 1998.

Figure 26 illustrates the New York interfaces and pricing zones. In addition, this map details the interface thermal limits, as established by the New York Power Pool in the Summer 1997 Operating Study, assuming base case system power flows under emergency conditions. It is important to note that the interfaces are not actual transmission lines, but mathematical cuts across the transmission system that are utilized by the New York Power Pool (and future NY ISO) to monitor facility loading. Historically, the greatest amount of congestion in Western New York has occurred along the Central-East transmission interface transfer, with a thermal transfer limit set at 2,850 MW under normal conditions, a portion of the Total East interface. Market intelligence indicates that flows along this transfer were within 5% of the limit for a majority of the hours.


[FIGURE 26. NEW YORK INTERFACES AND TRANSMISSION PRICING ZONES GRAPHIC]


In order to capture the West-East transmission constraint, the modeling divides the load and generation profile of New York into a "Downstate NY" region and a "Upstate NY" region. We defined the regions based on market area and transmission capability, pricing relevance, and modeling feasibility. The binding transmission constraint between these two regions is based on the most relevant pricing interface in New York,





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                                                                     APPENDIX B




the Southeast NYPP interface capability of 4950 MW, with the loss of the Leeds-Pleasant Valley 345 kV line as a limiting contingency.(13) This is effectively a parallel constraint to the Central East interface; however there is very limited non-baseload generation between Central East and the Southeast NYPP constraint. The use of this interface has the additional advantage of avoiding load data distortion.(14) This analysis provides a similar presentation to the information provided by NYSEG in reference to the Central East constraint. Modeling indicates that power flows are on average over 80% of the defined transmission thermal interface size at any hour of the day. Defined transmission constraints are binding over 30% of the time; therefore, isolating Downstate New York load from Upstate New York generation.(15) Transmission flows are typically within 20% of the transfer limit over 60% of the time during the year. For example, Figure 27, shows that average half-hourly flows between Downstate and Upstate New York during the year 2000, as well as the maximum half-hourly flows (in any day) in that year.










-------------------------------

(13) Source: NYPP's Load & Capacity Data 1998 manual, Total East Transmission Study Progress Report - Base Case Limits (February 1996).

(14) If any other transmission interface was chosen, there would a large distortionary effect in matching hourly load and generation, as hourly load is compiled on a utility control area basis. Both NYSEG and NIMO have extensive non-contiguous loads. For example, a NYSEG load center is located within NIMO's service territory in the Northeast, near Plattsburgh. In addition, NYPA has generating assets, which are located in many of these pricing regions in Figure 26. It is important to note that transmission constraints will exist even within each of these pricing regions, and within a utility control area.

(15) In the modeling simulation, half-hourly power flows will vary year to year, case to case. This ratio was derived using 1999-2002 analysis from the base case simulations.






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                                                                      APPENDIX B




[FIGURE 27. FORECASTED HOURLY TRANSMISSION FLOWS BETWEEN UPSTATE AND DOWNSTATE NEW YORK* LINE GRAPH]



      * Under base case modeling (calculated over 2000); average defined as the time-weighted average flow for the hour (any day of the year) as a % of maximum capability; maximum defined as the maximum flow in the hour (any day of the year) as a % of maximum capability.



9.3   ELECTRICITY DEMAND ASSUMPTIONS FOR NEW YORK

Electricity demand in the short-term is a function of weather patterns. In the longer term, demand for electricity is driven by the end-user - residential and industrial/commercial. Approximately 30% of annual historical electricity sales have been made to residential consumers in New York. Another 40% of generated electricity is sold to commercial customers and 20% to industrial customers. The remaining power is generally sold to public authorities in New York (street/highway lighting, railroads, and railways). All indicators appear to reflect a settled market for electricity in New York - as population growth and the state economy have already stabilized.

Population growth in New York is projected to be 0.3% per annum through 2025 by the U.S. Census Bureau. Only three other states in the U.S. have lower annual growth rates. In comparison, the average annual growth rate among the 50 states is 0.75%. In total, the national population growth rate is 0.81% per annum for the United States over the same timeframe. The percentage of people living inside metropolitan areas has remained constant in the last ten years, at approximately 92%.






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                                                                     APPENDIX B



The U.S. Bureau of Economic Analysis estimates gross state products ["GSP"] by attempting to account for all of the economic activity by component occurring in the state. In the five years, 1991 to 1996, the New York GSP has grown at real annual rate of 3.5%. However, manufacturing and other large electricity-intensive industries have grown at an average 1% per annum over this time-frame.

Average and peak demands are estimated to grow at approximately 1% per annum over the next ten years, according to the New York Power Pool forecasts, as detailed in NYPP's Load & Capacity 1998 manual. This modest growth rate is a result of a mature economy and a stable, low population growth rate, as discussed above. The Downstate region is projected to have a total demand of 74 TWh in 1999, while Upstate is projected to have a total annual demand of 77 TWh in 1999. In the same year, the peak hourly demand in Downstate is estimated at
15.9 GW MW, while for Upstate it is forecasted at 12.6 GW as detailed in Table
22. These estimates are gathered from projected hourly data used in Poolmod.(16)



----------------------

(16) Hourly load data for each utility control areas was derived from 1994-96 FERC Form 714 filings and projected through 2020 using annual NYPP forecasts for system load growth and historical implied growth rates from 1994 to 1997, as presented in NYPP's Load & Capacity Data 1997.





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                                                                     APPENDIX B


TABLE 22. FORECASTED LOAD PROFILE FOR NEW YORK


       NEW YORK CONTROL AREA(1)               UPSTATE NEW YORK(2)              DOWNSTATE NEW YORK(2)
      ---------------------------       -------------------------------     -----------------------------
      PEAK HOURLY       ANNUAL            PEAK HOURLY    TOTAL ENERGY         PEAK HOURLY   TOTAL ENERGY
       LOAD (GW)     GROWTH RATE           LOAD (GW)        (TWh)              LOAD (GW)        (TWh)
1997      28.7                               12.2            74.9                15.5           72.0
1998      28.0          -2.5%                12.4            76.0                15.7           73.1
      ---------------------------       -------------------------------     -----------------------------
1999      28.3           1.1%                12.6            77.1                15.9           74.1
2000      28.5           0.8%                12.7            78.2                16.1           75.1
2001      28.8           1.1%                12.9            78.8                16.3           75.7
2002      29.1           0.8%                13.0            79.6                16.5           76.5
2003      29.4           1.2%                13.1            80.4                16.6           77.3
2004      29.7           0.8%                13.3            81.5                16.8           78.3
2005      30.0           0.9%                13.4            82.2                17.0           78.9
2006      30.2           0.9%                13.5            82.9                17.1           79.7
2007      30.5           0.9%                13.7            83.7                17.3           80.4
2008      30.7           0.8%                13.8            84.3                17.4           81.0
2009      31.0           0.9%                13.9            85.1                17.6           81.7
2010      31.3           0.9%                14.0            85.8                17.7           82.4
2011      31.6           0.9%                14.1            86.6                17.9           83.2
2012      31.8           0.8%                14.3            87.2                18.0           83.8
2013      32.1           0.8%                14.4            88.0                18.2           84.5
2014      32.3           0.8%                14.5            88.6                18.3           85.2
2015      32.6           0.8%                14.6            89.3                18.5           85.8
2016      32.8           0.7%                14.7            89.9                18.6           86.4
2017      33.0           0.8%                14.8            90.6                18.7           87.1
2018      33.4           1.0%                15.0            91.5                18.9           87.9
2019      33.7           1.0%                15.1            92.4                19.1           88.8
2020      34.0           1.0%                15.3            93.4                19.3           89.7

(1) Peak load is non-DSM, non-coincident actual peak/forecasted summer peak, projected by the NYPP.

(2) Regional load extrapolated from utility filings (FERC Form 714)



It is interesting to note the differences in load profile across the Downstate and Upstate region, as graphed in Figure 28. Clearly, average load in Upstate New York is higher than average load in Downstate. However, Downstate appears to have a larger proportion of peak load hours, as well as a higher overall peak.





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                                                                     APPENDIX B


[FIGURE 28. REGIONAL LOAD DURATION CURVES IN 1999 LINE GRAPH]



9.4   IMPORT ASSUMPTIONS

Import transfer capabilities and levels are analyzed annually by the NYPP in its Annual Transmission Planning and Evaluation Report. We also utilized NERC's assessment of transmission capability into and out of New York. Normal power flows tend to flow from Canada to New York. Net imports into New York from Hydro Quebec are very seasonal: the directional flow is into New York during the spring and autumn, when hydro availability is high in Quebec. Flows stop and at times reverse; during the wintertime, Hydro Quebec becomes a net importer due to the lack of hydro availability. Historically, New York has been a net importer of cheap nuclear-generated power from Ontario Hydro; however, due to the current nuclear outage, there have been very little imports coming from Ontario. New York is a net exporter in its relationship with New England; however, the New York exports are small relative to the amount of power that is wheeled across New York into New England. Power flows from PJM into New York, with a normal transfer rate of approximately 725 MW. Table 23 summarizes the





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                                                                     APPENDIX B


underlying import assumptions used in the modeling, based on NYPP and NERC's standards on inter-regional transfer capability.(17)


TABLE 23. NORMAL TRANSFER CAPABILITY BETWEEN REGIONS


                                  Normal Transfer Capability from (MW)
------------------------------------------------------------------------------------------------------
                                   New York        PJM          NEPOOL          Ontario        Quebec
                 -------------------------------------------------------------------------------------
                 New York               -         2,000          1,575           1,825          2,470
                 -------------------------------------------------------------------------------------
Normal           PJM                  725             -              -               -              -
Transfer         -------------------------------------------------------------------------------------
Capability       NEPOOL             1,675             -              -               -          1,700
into (MW)        -------------------------------------------------------------------------------------
                 Ontario            1,600             -              -               -          1,150
                 -------------------------------------------------------------------------------------
                 Quebec             1,000             -          1,350           2,150              -


Based on these general observations, the modeling analysis assumes Ontario Hydro imports are bid in at baseload levels ($14/MWh) and at mid-merit levels ($23/MWh). The net capacity of these imports is assumed to be only 80% of incremental transfer capability due to the reduced nuclear output capability of Ontario Hydro's nuclear fleet.(18) Hydro Quebec's imports are bid at a higher prices ($17/MWh). In the longer term, net imports from Canada are reduced in our modeling analysis by 8%, reflecting the declining export capability of Ontario Hydro relative to its ability to meet its internal demand with an aging nuclear fleet (over 50% of its nuclear capacity reaches license expiration by 2020). Imports from PJM are bid at the historical regional peak prices for 1998-97 (~$30/MWh), with a constant transfer limit of 725 MW.




9.5   HYDROLOGY ASSUMPTIONS

Average five-year historic monthly hydro energy output from NYPA's units was used to establish a daily energy release schedule for NYPA's hydro units.(19) The station-specific seasonality used for the pumped storage facilities was based on net generation figures






----------------------------

(17)  NYPP.  Load & Capacity Data 1998.
      North American Electric Reliability Council. Winter 1997/98 Assessment Study.

(18) Ontario Hydro's Bruce A and Pickering A nuclear units are currently shutdown, due to a poor operational record. According to the Ontario Hydro's Nuclear Recovery Plan, Bruce B2-B4 units are not planned to come back on-line until after our five-year modeling timeframe. Bruce A1 is planned to come back on-line in 2003. Pickering A units are also planned to come back on-line in stages, from 2000 to 2002. Market intelligence suggests that the Pickering A units will not come back on-line according to this schedule and may be effectively retired, as their license expirations are approaching (2010-2012).

(19) Monthly generation for every hydro facility from 1993 - 1997 was made available to London Economics by NYPA. As a benchmark, historical monthly generation for 1997 for all other units was compiled from EIA's serial publication, Electric Power Monthly.







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                                                                     APPENDIX B

from 1993-1997, as summarized in Figure 29. The daily energy release schedule for non-NYPA hydro stations was developed using a seasonal index derived from monthly historical output from NYPA's run-of-river stations (NYPA's stations account for 83% of installed hydro capacity in New York), as portrayed in Figure 30.

[FIGURE 29. HISTORICAL SEASONALITY OF PUMPED STORAGE FACILITIES LINE GRAPH]


[FIGURE 30. AVERAGE FIVE-YEAR OUTPUT VARIATION INDEX FOR CONVENTIONAL HYDRO STATIONS LINE GRAPH]





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                                                                     APPENDIX B



9.6   THERMAL STATION ASSUMPTIONS

Bidding by the thermal units is assumed to take place under competitive market conditions, where marginal production costs set the merit order. Dispatch is determined by maintenance schedules, plant flexibility, and relative position in the merit order.


9.6.1  PLANT PERFORMANCE CHARACTERISTICS


9.6.1.1   CAPACITY

PoolMod utilizes demonstrated maximum capacity, which was collected from EIA's Inventory of Power Plants and NYPP's Load & Capacity Data 1998. Minimum capability (minimum stable generation) is also a required input. This was calculated based on technology class. For example, steam generators (coal and large CCGT) are estimated to have a minimum capability that is 45% of their demonstrated maximum capacity. Small units (such as OCGTs) were estimated to have a minimum stable generation equal to 25% of their maximum capacity. Nuclear units were forecast to have a minimum stable generation level of 95% of their demonstrated capacity.


9.6.1.2   AVAILABILITY:  MAINTENANCE & EFOR

At the beginning of each year's processing, PoolMod determines when plant will be available. There are three areas to consider:

      - a unit may not have been commissioned yet, or may have been decommissioned;

      -      a unit may be on a planned outage (e.g. on maintenance); or

      -      a unit may suffer an unplanned outage.

Commissioning and decommissioning are handled by the dates supplied in the station database. For on-line plants, net availability is a function of forced outages and maintenance schedules in PoolMod. Historically, forced outage rates have varied significantly for the New York Power Pool, with rates as high as 17% and as low as 9%, depending on the month analyzed and the particular combination of plant outages in the NYPP.(20) We have estimated a forced outage rate component - applied randomly throughout the year by PoolMod - for each plant on the basis of technology, ranging from approximately 5% (gas turbines) to 10% (steam units). Maintenance schedules were also estimated by technology class and size (varying from 1 to 6 weeks). PoolMod allows planned outages to be allocated on a weekly basis. The allocation of planned outages is determined automatically, using a constrained stochastic algorithm (which


----------------------

(20)  Source:  RDI. Power Markets in the U.S.



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                                                                     APPENDIX B



is efficient in distributing maintenance to off-peak seasons). In our modeling, net availability for plant vary from a low of 80% to a high of 94%. For nuclear generators, availability is capped at 87% for every year. These availability figures factor in across-the-board improvements in annual availability as compared to historical records. This improvement is credible on the basis of increased thermal plant utilization due to the incentives inherent in the market transition to competition. The station-specific availabilities for the AEE plants were developed in conjunction with AEE' engineering team and independent engineers from Stone & Webster, reflecting pro forma technical upgrades and extended maintenance outage schedules.


9.6.1.3    PLANT FLEXIBILITY

Plant flexibility was defined using standard technology/fuel-based minimum on and off times. Generally, minimum on and off times for larger steam-generation units was 6 hours and 6 to 12 hours, respectively. This was validated through market intelligence and technical/operations data supplied by NYSEG. For IC units and other small fuel-oil powered units, the minimum on and off time was estimated at 1 hour.


9.6.2     PLANT COSTS

Marginal production costs are modeled utilizing historical average heat rates for each unit (compiled from FERC Form 1, RDI's Energy Insight, FERC Form 860) and fuel prices forecasts by RDI (gas and oil) and Boyd (coal), as well as estimated operations & maintenance costs and start costs. Figure 31 depicts the New York supply curve for 2000 based on estimated variable operation & maintenance costs and forecasted 2000 fuel costs. Hydro is shadow-priced against mid-merit and peaking thermal units.





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                                                                     APPENDIX B

[FIGURE 31. NEW YORK DISPATCH CURVE IN 2000 BASED ON BASE CASE PROJECTIONS LINE GRAPH]



9.6.2.1   O&M AND START COSTS

Indicative operation & maintenance costs were estimated for each unit using historical production costs, fuel costs and total O&M costs (compiled from UDI's Production Costs: Operating Steam Electric Plants database, and RDI's Energy Insight, and RDI's Powerdat database). Start costs were estimated by prime-mover category and plant size. An example of typical start costs is detailed in Table 24.





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                                                                     APPENDIX B


TABLE 24. TYPICAL START COSTS


  UNIT TYPE           UNIT CAPACITY (MW)      HOT START COSTS ($/START)
-------------       ----------------------  -----------------------------
Coal  (Steam)                 500                      $13,500
Oil (Steam)                   250                       $3,000
Oil (GT)                       50                        $500
Gas (CC)                      750                       $6000
Gas (GT)                      250                       $2000



9.6.2.2   COAL FORECASTS

We utilized John T. Boyd Company's FOB coal forecasts for Pittsburgh seam coal (various grades of sulfur content) and Mid-Appalachian compliance (low-sulfur) coal. These forecasts were commissioned by AEE for purposes of market analysis. Boyd provided us with both a base case and a downside case forecast of FOB coal prices through 2010.(21) In estimating total delivered fuel costs for coal plants, a constant transportation margin was added to the FOB coal forecasts, representing historical trends in delivery costs over the last eight years for the utilities. Transportation costs for Upstate New York were estimated at $0.46/MMBtu for NRG's plants (formerly NIMO's) and $0.47/MMBtu for the AEE plants (formerly NYSEG's stations); while for Southern (formerly O&R's plants) and for CHG&E, we used a weighted-average transportation component of approximately $0.76/MMBtu.

In our going-forward analysis, it was assumed that plants in Downstate New York would continue using a low-sulfur, compliance coal; thus, we utilized Boyd's compliance coal forecasts for these plants. Analysis of NRG's coal plants showed a deteriorating environmental position relative to Phase II of the EPA's Acid Rain program. This led us to utilize a compliance coal price track for these plants, as well. The AEE coal price track was based on a mixture of high and medium sulfur coal from the Pittsburgh seam, as these plants will be able to meet environmental regulation with their newly installed FGD technology. Figure 32 illustrates the base case forecasts for delivered coal prices. Downside case FOB coal forecasts exhibit a steeper declining trend (in real terms), as compared in Figure 33.




----------------------

(21) In our simulation modeling, coal prices were held constant in real terms post 2010.





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                                                                     APPENDIX B


[FIGURE 32. DELIVERED COAL FORECASTS UNDER THE BASE CASE LINE GRAPH]


[FIGURE 33. COMPARISON OF BASE AND DOWNSIDE COAL FORECASTS LINE GRAPH]






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                                                                     APPENDIX B


9.6.2.3   GAS AND OIL PRICE FORECASTS

We utilized RDI's BaseCase delivered natural gas forecasts to utilities in New York and fuel oil forecasts for NYPP.(22) Annual gas and oil forecasts by RDI show a positive real growth trend throughout our modeling time horizon, as illustrated in Figure 34. Currently fuel oil prices and traded forwards prices are below RDI forecast prices. London Economics performed additional analysis for the years 1999 to 2010 to determine the effects of lower oil prices, partially offset by NOX allowance costs (which were not incorporated in the base and downside cases). Incorporating both of these effects leads to a decrease in the Company's revenues during 1999 through 2003. The decrease revenues during these years fall between the base case and the downside case revenues.


[FIGURE 34. ANNUAL GAS AND OIL FORECASTS UNDER THE BASE CASE LINE GRAPH]



Under the downside case, gas and oil prices are assumed to be 10% lower than the base case forecasts, as summarized in Figure 35.



-------------------

(22) The source of data is copyrighted material excerpted from the Resource Data International, Inc. (RDI) BaseCase(R) copyrighted data base. RDI is located in Boulder, Colorado.






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                                                                     APPENDIX B



[FIGURE 35. COMPARISON OF GAS PRICES UNDER BASE AND DOWNSIDE CASES LINE GRAPH]



Seasonality of natural gas is assumed to remain constant across the base and downside case, based on five-year monthly average index of Henry Hub seasonality, as depicted in Figure 36.


[FIGURE 36. GAS SEASONALITY INDEX LINE GRAPH]






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                                                                     APPENDIX B


9.6.2.4   OTHER FUELS

Nuclear prices were based on average historical delivered costs to nuclear plants in New York State, at approximately $0.50/MMBtu. Going forward, nuclear fuel was kept constant in real terms.


9.7   NUG CONTRACTS

The New York system has 5.4 GW of NUG generation, representing 15% of the system's total generation.(23) Due to falling fuel price pressures and other market realities, many of these QF contracts left utilities with out-of-the market power purchase contracts. NIMO was the first utility to restructure its NUG obligations, under the Master Restructuring Agreement. IPPs agreed to terminate, restate, or amend their contracts with NIMO in exchange for 25% pro forma interest NIMO and over $3.6 billion in cash. Other utilities have followed suit and restructured their NUG obligations, for example: NYSEG [Binghamton plant - 50MW] and RG&E [Allegheny - 65 MW]. In order to correctly profile the New York power market, we have separated the aggregate installed NUG capacity into two categories: "restructured" (dispatchable according to plant economics) and "original contract" (must-run plant). These categories were then sub-divided by fuel type and utility ownership into composite groups, as shown in Table 25.


TABLE 25. NUG CONTRACTS IN NEW YORK


                                                                      NAMEPLATE
                                                                       CAPACITY
GROUP                                                   OWNER               (MW)       PRIMARY FUEL
NUG Composite - Natural Gas                             ConEd             1,433    Natural Gas (NUG)
NUG Composite - Natural Gas                             LILCO               109    Natural Gas (NUG)
NUG Composite - Methane Gas IC                          LILCO                11    Methane Gas
NUG Composite - Solid Waste & Wood                      LILCO               117    Solid Waste & Wood
NUG Composite - Natural Gas                             NYPA                102    Natural Gas (NUG)
NUG Composite - Natural Gas                             NYSEG               456    Natural Gas (NUG)
NUG Composite - Natural Gas - Restructured              NYSEG                50    Natural Gas (NUG)
NUG Composite - Methane Gas IC                          NYSEG                 7    Methane Gas
NUG Composite - Natural Gas - Restructured              NIMO              1,661    Natural Gas (NUG)
NUG Composite - Solid Waste & Wood - Restructured       NIMO                167    Solid Waste & Wood
NUG Composite - Methane Gas IC - Restructured           NIMO                  4    Methane Gas
NUG Composite - Natural Gas                             O&R                  20    Natural Gas (NUG)
NUG Composite - Natural Gas -Restructured               RG&E                 65    Natural Gas (NUG)


It is expected that the non-restructured NUG contracts (i.e. LILCO's contracts, O&R's contracts, ConEd's contracts) will not be re-classified or re-structured in the short-


---------------------

(23)  New York Power Pool. Load & Capacity Data 1997.




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                                                                      APPENDIX B


term, as these contracts represent a relatively small financial burden on the respective utility contract holders. Many of these contracts will expire only in the long-term (see schedule below). By 2011, almost all "must-run" NUGs have been retired or restructured in our base case outlook. When they expire, some projects will be shutdown, but most will enter the dispatch curve as competitive generators. Clearly, most of the NUGs will enter - on a variable cost basis - above the highly competitive coal units that AEE has acquired. Furthermore, most of the NUGs are within the Downstate region. This will further limit the impact of potential NUG restructuring on AEE' revenues.


TABLE 26. NUG RESTRUCTURING/RETIREMENT SCHEDULE (INSTALLED CAPACITY, MW)


                          2000        2005        2010        2015        2020
     Must-run NUG       2,255       2,128       1,535         102           0
Restructured NUGs       1,936       1,936       1,894       3,294       3,294


9.8   NEW ENTRY

Thus far, announced new entry in New York has been limited. The current announcement schedule is detailed in Table 27. Developers may be waiting to see the outcome of asset auctions, or planning to bid on the assets themselves, before committing to new development in a slow-growing market. Portfolios to be sold include several potential development sites, which would be favorable to greenfield sites; some of the sites include preliminary permitting and other site preparation.

The two developers who have announced projects to date are expanding rapidly in the Northeast. Sithe purchased the Boston Edison plants in New England and the GPU plants in PJM; it already runs the 1000 MW Independence facility in upstate New York. Its development plans will give it over 3000 MW of New York capacity. To date, Sithe has shown little interest in power marketing or retail markets, preferring to stick to operation and maintenance of its facilities. It has entered into tolling deals for some of its plants.

USGen has a substantial presence in New England due to its purchase of the former NEES assets. Its parent, PG&E, does have a large trading and competitive retail operation; it also has the balance sheet to pursue further asset acquisitions in New York.

Several other aggressive IPP developers have a presence in New York. CalEnergy controls the 240 MW Saranac project in upstate New York; it made an unsuccessful attempt to take over NYSEG in mid-1997, prompting that company's restructuring. CalPine has recently consolidated its holdings in a Long Island IPP; it acquired the IPP portfolio developed by KeySpan predecessor Brooklyn Union Gas. Enron acquired the 715 MW Cogen Technologies facility in Linden, New Jersey in fourth quarter 1998 in one of the highest $/kW transactions to date; it plans to use the facility to access






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                                                                     APPENDIX B

metropolitan New York City markets. El Paso Energy is also rumored to be looking at developing a plant in upstate New York.


TABLE 27. ANNOUNCED NEW BUILD IN NEW YORK


                                                                            OPERATION               PLANT
COMPANY             PLANT              SITE               FUEL                 DATE             CAPACITY (MW)
--------------------------------------------------------------------------------------------------------------
SITHE               NEW                SCRIBA, NY       GAS-FIRED              2001                  1790
ENERGIES, INC       CONSTRUCTION

SITHE               NEW                RAMAPO,          GAS-FIRED              2001                   750
ENERGIES, INC       CONSTRUCTION       NY

U.S.                NEW                ATHENS, NY       GAS-FIRED              2001                  1080
GENERATING          CONSTRUCTION

The construction by Sithe in Scriba, New York is an addition to the Independence Station. The Ramapo facility is a green-field development, proposed to be between 700 and 800 MW; with an estimated cost of $500 million. All three facilities are currently 100% merchant.

Over the short-term, capacity and energy prices will be substantially affected by the level of immediate new entry. While this should reach an equilibrium level over time, based on comparative costs and capacity margins, experience in other markets has shown a strong tendency for substantial new entry before market prices provide an adequate entry signal. In the base and downside case, we allowed for modest new entry, over 1000 MW in Upstate New York by 2004 and over 3000 MW of CCGT in Downstate under the "re-powering" classification. In the longer term, new entry will enter the market in order to support growing demand and to replace capacity retirements. In our simulation modeling, over 20 GW of new CCGT enter the New York market by 2020.


TABLE 28. LONG TERM OUTLOOK ON NEW ENTRY (INSTALLED CAPACITY, MW)


                                 2000        2005        2010         2015         2020
                  Upstate          0       3,109       6,109       10,609       11,609
Downstate (+ re-powering)         29       3,000       3,600        5,100       10,100
                             ------------------------------------------------------------
                                  29       6,109       9,709       15,709       21,709
                             ------------------------------------------------------------






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                                                                     APPENDIX B


9.9   CAPACITY RETIREMENTS


9.9.1   NUCLEAR RETIREMENTS

New York's nuclear capacity totals 5,600 MW of baseload capacity (representing approximately 27% of New York's generation in 1997). As new baseload CCGTs come on-line, there may be opportunity for early retirement of some of the state's nuclear capacity. The earliest nuclear license expirations in New York are set to occur in 2009 for RG&E's Ginna facility and NIMO's Nine Mile Point 1 unit.

Performance and restructuring incentives may drive some nuclear generation operators to retire their facilities earlier; however, there are no clear candidates for early retirement currently. Of all the New York nuclear facilities, Indian Point 3 and Nine Mile Point 1 have fairly lackluster performance records - low average capacity factors and an extended "Watch List" rating by the Nuclear Regulatory Commission. However, it is not probable that these "under-performers" will be retired early, especially those units owned by the NYPA (Indian Point 3 and Fitzpatrick). Furthermore, NIMO will be unlikely to retire Nine Mile Point 2 early. NMP2 has the advantage of a relatively long remaining lifetime (prior to license expiration), even though it had extended performance problems in the late 80's. Fitzpatrick and Ginna have lifetime average capacity factors that are above the national average (69%), see Table
29. Moreover, over the three-year period 1995-97, Ginna had the third lowest average fuel cost of all nuclear power plants in the nation.


TABLE 29. PERFORMANCE OF NEW YORK'S NUCLEAR ASSETS


PLANT                          LICENSE          HISTORICAL CAPACITY               PLANT EVALUATIONS (NRC) (b)
                              EXPIRATION             FACTOR (a)
------------------------------------------------------------------------------------------------------------------------------
Ginna                            2009                  76%                                      -
Fitzpatrick                      2014                  70%              February 1993 - June 1993 on Watch List Category 2
Indian Point 2                   2013                  66%                                      -
Indian Point 3                   2016                  50%             January 1994 - January 1997 on Watch List Category 2
Nine Mile Point 1                2009                  60%            December 1988 - January 1991 on Watch List Category 2
Nine Mile Point 2                2026                  67%              July 1988 - January 1991 on Watch List Category 2
------------------------------------------------------------------------------------------------------------------------------


-----------------------------
(a)  Lifetime Average (as of 1996)

(b)  Watchlist Category 2:  Plants are authorised to operate, but the NRC will monitor closely because of weak performance.
     Watchlist Category 3:  Plants are in a shutdown condition due to significant weaknesses, until the licensee can demonstrate to the NRC that improvememnts have been implemented.
     Declining Performance Category:  Category established in June 1993; Plants with safety perfomance trending
                                        downwards.

As a conservative assumption, we have assumed that all New York nuclear assets will improve their net availability values sharply. We have assumed an average availability (and therefore capacity factor) of 87% for the New York nuclear portfolio on average. This is substantially better than their historical average performance.





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                                                                     APPENDIX B


In conclusion, we foresee a limited likelihood of early retirement of nuclear generation in the scope of the initial period modeling simulation (1999 through 2003).


9.9.2     FOSSIL-FUEL RETIREMENTS

The decision to retire fossil-fuel plants is driven by fundamental economics. In general, there will be two cost-imposing catalysts to retirement - costs associated with environmental changes and costs associated with a declining market share due to lack of competitiveness.


9.9.2.1   ENVIRONMENTAL DECISIONS

The Clean Air Act Amendments of 1990 established the Acid Rain program. The goal of the program was to reduce sulfur dioxide and nitrogen oxide emissions, with an overall 2 million ton reduction in NO(X) and 10 million ton reduction in SO(2) from 1980 levels. The reductions were set up to occur in two phases (Phase 1 began in 1995 and Phase 2 will begin in 2000).

In order to evaluate the effect of these limits on power plants in New York, we have analyzed each plant's 1997 emissions as compared to the limits established under the program. There were no explicit levels for sulfur dioxide for each plant, as the quantitative reduction would be implicitly achieved on a regional basis through the marketable emission allowance program.(24) In order to examine each individual plant, we have analyzed their emissions levels as compared to their allowance allocation.(25) Utilizing this methodology, nearly 8% of New York's fossil fuel capacity does not meet the target levels afforded it through its allocated allowances. However, all these units can avoid penalties by acquiring more allowances in the over-the-counter market or through technological applications. Currently, only a few units in New York have installed scrubbers (SO(2) - mitigating devices).



-----------------------

(24)  One allowance is equivalent to 1000 tons of SO(2).

(25) The SO(X) requirement is a bubble requirement, covering a whole portfolio, rather than one plant; thus, it allows for a level of cross-subsidization and internal trade. The methodology we applied in this analysis is static; thus, it does not capture the dynamics of intra-portfolio, intra-regional and inter-regional trade.






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                                                                     APPENDIX B


TABLE 30. AFFECTED FOSSIL-FUEL CAPACITY IN NEW YORK


                         ACID RAIN      ACID RAIN           OZONE
                         PROGRAM -      PROGRAM -           PROGRAM-
                        SO(2)(P. 2)      NO(X) (P. 2)        NO(X)

    AFFECTED CAPACITY       8%              0%                37%
SCOPE FOR IMPROVEMENT       8%              0%                11%
                       ----------------------------------------------
NET AFFECTED CAPACITY       0%              0%                26%


Under the Acid Rain program, NO(X) regulation was set according to boiler specifications: Phase 1 limits were set for tangential and dry bottom wall-fired boilers (0.45 lbs./MMBtu to 0.50 lbs./MMBtu). Phase 2 limits were set for all other boilers (cyclone, wet bottom, cell burners, vertically-fired) at approximately 0.68 lbs./MMBtu to 0.86 lbs./MMBtu. Compliance for Phase 2 limits will be mandatory after 2000. Under 1997 emissions, no plants in New York were affected by either Phase 1 or Phase 2 limits placed on them through the NO(X) regulations under the Acid Rain program in the short-term. However, there may be long-term repercussions as additional annual emissions reductions become required (the 1997 average NO(X) emissions rate was 0.28 lbs./MMBtu for fossil-fuel capacity in New York, with some plants' emissions as high as 0.75 lbs./MMBtu).

Proposed NO(X) standards for the Northeast region from the Ozone Transport Assessment Group's ["OTAG"] recommendations are stringent - 0.15 lbs./MMBtu - due to the target levels devised by the EPA for the region. This limit, if applied to New York facilities, would result in penalties for 37% of New York's fossil fuel capacity. There is still some scope for improvement, as nearly 11% of capacity has not installed any NO(X) emissions mitigating device (therefore classified as "uncontrolled" NO(X) emitters). After accounting for those units who have "uncontrolled" NO(X) emissions, approximately 26% of New York's fossil-fuel capacity appears to be net affected capacity under the Ozone program. These are the plants that already have some form of NO(X) emissions reduction controls (e.g. installed LNBs or LNCs), but do not meet the stringent OTAG levels. On average this group's NO(X) emissions rate for 1997 was 0.36 lbs./MMBtu. However, their emissions levels can potentially be further reduced with more rigorous application of technological options; for example, the use of SCRs and hybrid technology (SCRs in addition to LNBs). Alternatively, these plants can buy NO(X) allowances.


9.9.2.2   ECONOMIC DECISIONS

Due to expected new entry, low load factor units may be displaced by more efficient technology in the merit order. This can result in significant changes in plant profitability and may lead to unit mothballing and retirement. Even though announced new build in New York is typically baseload, it is expected that it will affect the mid-merit and peaking capacity most. This is especially true for the Western part






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                                                                     APPENDIX B


of New York, where there is a larger amount of lower cost generation (coal). We have studied the result of new entry on the performance of installed capacity by simulating competitive dispatch of generation to meet demand over the next several years. We then screened for candidates for retirement by analyzing several factors: forecasted variable cost versus revenue, load factor trends, and age.

New York's fossil-fueled assets can be considered vintage. A majority of all coal units (69%) are 40-50 years old. Much of the coal-fired generation appears to be fairly competitive; however, there are certain units that have had less than average performance, due to high delivered coal costs. The kerosene-fueled capacity is all approximately 30 years old, built primarily by LILCO in the early 1970s to replace even older coal units (now owned by KeySpan). Similarly, 52% of all gas-fired units, and 49% of all oil-fired units are between 25 to 30 years old, as seen in Figure 37. In the constrained Downstate region, retirement of inefficient, expensive plant (i.e. fuel-oil and kerosene fired units) will occur under the auspices of re-powering, as the reliability rules call for a minimum amount of in-city generation capacity.


[FIGURE 37. AGE DISTRIBUTION OF NEW YORK FOSSIL-FUELED PLANT LINE GRAPH]




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                                                                     APPENDIX B



9.9.3     HYDRO RETIREMENTS

The Federal Energy Regulatory Commission is responsible for licensing non-federal hydroelectric power projects. It issues licenses for hydroelectric projects for periods up to 50 years. When a license issued to a private entity expires, the Commission may issue a new license (re-license) to the original licensee, or to a new licensee. The Commission may also recommend federal takeover, if it determines that such action would better serve the public interest (this has never occurred).

Between 1995 and 1999, 35 licenses will expire across the U.S. Moreover, in the years 2000 and 2001, 69 licenses will expire. For the first time in history, FERC has required removal of dams in New England [Edwards Manufacturing]- as part of the re-licensing program, justifying the decision on conservation grounds. In New York, hydro power re-licensing is not a substantial threat to any of the significant hydro assets, as their current licenses will last for another 10-20 years.


9.9.4     CONCLUSIONS ON CAPACITY RETIREMENTS

In conclusion, no environmentally-induced fossil-fuel retirements were assumed in the simulation modeling of the New York power market in the next five years, as the outcome of the stringent regulatory proposals is uncertain. However, its is assumed that in the longer term, many of the in-city oil-fired generation will be re-powered. Re-powering is triggered by the sale of ConEd's in-city generation, as well as the low utilization levels of many of these peaking units. By 2020, nearly 40% of fossil-fuel fleet formerly owned by ConEd's and LILCO's will have been retired/re-powered in our modeling. The timing of other economic-driven retirements of fossil-fueled plants is assumed to occur only in the medium to long-term, due to loss of competitive position and limited site value. Financial unbundling of generation, distribution, and transmission assets and retail competition will eliminate the corporate strategic value in retaining capacity, especially for smaller IOUs. This pattern of re-powering has been observed elsewhere in the United States, in announcements from Massachusetts and California.


TABLE 31. CAPACITY RETIREMENT - FOSSIL-FUEL



                           CAPACITY FORMERLY OWNED BY CONED/LILCO (MW)
                     ------------------------------------------------------
                          2000      2005      2010       2015        2020
      Current fleet    11,279    11,279     8,170      7,368       6,921
Re-powerings (CCGT)         0     3,000     3,600      5,100      10,100
                                OTHER FOSSIL FUEL CAPACITY (MW)
                     ------------------------------------------------------
                          2000      2005      2010       2015        2020
       Fuel Oil/Gas     6,163     5,242     5,112      4,136       4,134
               Coal     4,030     3,859     3,696      3,696       3,696






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                                                                     APPENDIX B


Furthermore, license retirement dates for the state's nuclear units were used as the effective closure date. Accordingly, over 75% of New York's nuclear capacity would be retired by 2020. In contrast, very little hydro generation is retired, as many license expiration dates are beyond the time scope of this modeling and license extension is highly likely for hydro plants.


TABLE 32. CAPACITY RETIREMENT - NUCLEAR AND HYDRO


                NUCLEAR CAPACITY (MW)
-----------------------------------------------------
  2000        2005      2010      2015          2020
5,578       5,578      4,419      2,227       1,214
                 HYDRO CAPACITY (MW)
-----------------------------------------------------
  2000        2005      2010      2015          2020
5,869       5,642      5,704      5,659       5,659

9.10      CAPACITY MIX

In the longer term, new technology will enter the market and displace the aging generation fleet. The entry of this lower cost and higher efficiency technology results in a decline in energy prices as it replaces more expensive capacity along the supply curve. Figure 38 illustrates the resulting shift in the dispatch curve over time as new CCGT enter the market in both Upstate (according to current announcements and market dynamics) and Downstate (due to re-powering of retired fuel-oil units, in order to meet in-city capacity rules and energy demand). Additional drivers to this inter-temporal transition are the retirement of the nuclear fleet (assumed to take place according to license expiration), and the retirement/restructuring of the must-run NUG contracts (decisions timed according to retail market development, economics and contract expiration). It is also important to note that there are additional retirements based on economics and environmental regulation of other fossil fuel-fired units, which also affect the market-clearing energy price. Figure 39 summarizes the state's installed capacity by fuel type, as assumed in our simulation modeling.






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                                                                     APPENDIX B



[FIGURE 38. DISPATCH CURVES OVER TIME LINE GRAPH]





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                                                                     APPENDIX B


[FIGURE 39. OUTLOOK ON INSTALLED CAPACITY RELATIVE TO PEAK DEMAND BAR GRAPH]








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                                                                     APPENDIX B


10    APPENDIX B: NEW YORK MARKET RULES: ENERGY, CAPACITY & ANCILLARY SERVICES

On January 31, 1997 the first Comprehensive Proposal to replace the New York Power Pool (NYPP) was filed with the FERC. The market structure in the proposal included several new institutions (ISO, New York State Reliability Council, New York Power Exchange) and a market structure operated on open access principles. The New York ISO and its complementary institutions were approved by the FERC in June of 1998. It is important to understand the proposed market rules, as they will shape the analysis that London Economics has performed in assessing the future market dynamics and forecasting prices for New York's power market.


10.1  OVERVIEW


The ISO will be a non-profit New York corporation subject to FERC jurisdiction and, to the extent applicable, PSC jurisdiction. It will be governed by a Board of Directors comprised of representatives from all market participants:


      - buyers [those entities which purchase power in the wholesale market],

      - sellers [representing those entities which provide power in the wholesale market],

      - consumer and environmental groups [members who will represent the perspectives of those who are not direct market participants], and

      -      transmission providers.


Each class will be represented on the Board of Directors, where each board member will get one vote. A vote of seventeen of the twenty-eight members will be needed to pass any measure. There will be three standing ISO committees: an Operating Committee [coordinator of day-to-day operation of the bulk power system], a Business Issues Committee [establishes new rules and provides a discussion forum for arising issues], and a Dispute Resolution Committee.

Under the current proposed model, most transactions in the day-ahead market and many in the real-time market will be scheduled through a power exchange (including energy, capacity and ancillary services).


10.2  ENERGY MARKET

The NYPP was a conventional shared savings pool, characterized by energy prices that basically reflected fuel cost. This approach fit well with the traditional electric industry structure, as all capital, fixed costs, and variable non-fuel costs were recovered by utilities under ratebase from their franchise customers. Restructuring in New York will now introduce a market place with both utility-owned generation and facilities owned by independent power producers. Generation will be unbundled from regulated retail tariffs, ending ratebase cost recovery mechanisms. Therefore, it will be







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                                                                     APPENDIX B


essential that generators recover all their costs from the resources available: energy, capacity, and ancillary services. Competitive - unconstrained - generation will have to recover fuel costs, AND start-up costs AND variable non-fuel costs from wholesale energy prices.(26) Potentially, fixed costs and capital costs may be recovered through revenue streams associated with the capacity and ancillary services markets. At the minimum, generators will introduce variable O&M costs - in addition to fuel costs - in their bidding strategy into the power exchange, resulting in a shift in market clearing prices. This transitional phenomenon is a major driver in our price forecasts, creating a substantial real price increase in the wholesale energy market over the next year.

The New York ISO proposes a market structure that is best described as a residual pool structure with centralized dispatch. Buyers and sellers are permitted to enter into bilateral trades. The power exchange(s) will facilitate transactions and make available day-ahead and real-time locational energy prices. Generators will be able to bid some or all of their unit's output into the market, through multi-part bids (start up costs, minimum generation level and cost, and incremental energy above minimum). The real-time market will serve a balancing role and will be determined using a security-constrained dispatch. The locational market-clearing price (LBMP) will be paid to generators.


10.3  TRANSMISSION PRICING PRINCIPLES

A core objective of the NY ISO is to formulate a competitive and efficient wholesale market. One element in this move towards efficiency is the reform of the transmission-pricing scheme. All parties wheeling power through and/or into the state will have access to the entire transmission system, with their tariff determined by the embedded cost of the provider at the destination. Location-based pricing will be used to account for congestion.

The wheeling parties will pay the ISO a Transmission Service Charge (TSC) to cover the revenue requirements of the transmission owner; thus, these TSCs may differ by transmission district. A transmission owner that continues to offer transmission service to the franchise retail customers will collect a transmission revenue requirement for that service through a separate approved retail rate. A party engaging in bilateral transactions will pay the applicable TSC and a congestion charge (when the system is congested). The TSC will be based on the FERC-approved transmission provider tariffs, as detailed in Table 33, based on the final destination point. A party procuring energy through the centralized market will in effect also pay these transmission usage charges (charges for transmission, congestion, and marginal losses) through the locational energy prices. The transmission usage charge will represent the difference in the locational-based marginal prices between the generator's location and the load bus.



-----------------------

(26) This excludes generation located within load pockets such as the generation in New York City.







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                                                                     APPENDIX B


TABLE 33. HOURLY INDICATIVE TRANSMISSION TARIFFS FOR EACH TRANSMISSION DISTRICT


Central Hudson Gas & Electric       $7.64/MWh
Consolidated Edison                 $10.59/MWh
Long Island Power Authority         $8.64/MWh
New York Power Authority            $6.00/MWh
New York State Electric & Gas       $8.17/MWh
Niagara Mohawk Power                $6.00/MWh
Orange & Rockland Utilities         $7.73/MWh
Rochester Gas & Electric            $5.73/MWh

These congestion charges will then be remitted to the owners of the Transmission Congestion Contracts (TCCs). The TCCs will be sold periodically by the ISO (through a biannual auction) and the revenues will be remitted to the owners of the transmission assets (and will be credited against the TSC of the transmission owner). Owners of divested New York generation assets will typically receive a permanent allocation of TCCs relative to the generation assets. TCCs may also be available directly from the transmission owners and in a secondary market. Individuals may purchase the TCCs in order to hedge against fluctuations in the congestion charges.


10.4   CAPACITY MARKET

An installed capacity (ICAP) market will be established to ensure that there is sufficient generation capacity to cover energy bids and ancillary services bids. ICAP requirements will be established at the beginning of each capability year, which will run May 1 to April 30, divided into a summer and winter period. Requirements will apply on a non-discriminatory basis to all Load Serving Entities (LSEs), companies serving retail load in New York. Requirements may differ by transmission districts, as required by sub-regional constraints and generation characteristics. The NYSRC will base its determination of the statewide installed reserve margin on the amount of resource capability necessary to avoid a loss of load probability of more than once in ten years.


10.4.1     CAPACITY MARKET RULES

LSEs may secure commitments for the required amount of installed capacity through bilateral arrangement with a resource provider, including their own affiliates, or through a power exchange, such as the NYPE. LSE's may claim all of the following as qualifying capacity: ICAP purchases, interruptible load, and capacity of owned or contracted units adjusted for demonstrated dependability.

Sixty days before the start of the capability year, the NY ISO will establish reserve requirements for each transmission district and LSE. The requirement for all transmission districts is currently set at 18% - reflecting target availabilities by prime






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                                                                     APPENDIX B


mover class. For the New York Control Area, the reliability margin will be 22%, as derived by aggregating the individual margins of the Transmission Districts. In addition, there will be procurement requirements, specifying the minimum ICAP that must be procured internally by the LSE in its own locality, the maximum total installed capacity that may be procured by the LSE from other zones within the New York, and the maximum ICAP that may be procured by the LSE externally (imports). The external allotments will need to be in the form of firm import contracts and will be limited locationally. More importantly, external capacity must prove that it does not violate transmission constraints in order to qualify for the ICAP requirement. Thereafter, an LSE must submit documentation satisfying these requirements, based on NY ISO-compiled forecasted peak load.

During the current capability period, LSE's may procure additional ICAP (or sell existing ICAP, provided it is not forecast to be ICAP deficient) if desired. At the conclusion of the capability period, the NY ISO will take account of each LSE's actual ICAP requirements based upon its actual demand, in order to take into account LSE load transfers that occurred during the capability period. When an LSE fails to satisfy its actual ICAP requirement at the end of a capability period, that LSE will be subject to a deficiency payment. For all zones, with the exception of Long Island and New York City, the ICAP deficiency penalty is set at $52.5/kW-Year for the first year of NY ISO operations.(27) The ISO has proposed that the in-city deficiency payment be $150/kW-Year. LSEs can mitigate or avoid the deficiency payment by purchasing additional installed capacity within 30 days from the end of the capability period. Purchases can be made from LSEs which had surplus ICAP during the same capability period, or from other qualified ICAP suppliers, who have met target availabilities for their class or have adjusted capacities reflecting their actual availability.

According to engineers at the New York Public Service Commission and members of the NY ISO committee, the current capacity rule will be used during the transition period for ISO implementation. The ISO, and specifically the NYSRC, will potentially make changes to these rules in the future, when they set locational-based requirements for NY.


10.4.2     CAPACITY OUTLOOK

In the short term, as transitions take place across New York, the market rules require that all LSEs prove that they have capacity coverage for their load. However, it is these same LSEs that are divesting their generation assets. Therefore, it will be required that they enter into capacity contracts with generation owners. The risks involved with regulatory reprisal and penalties, as well as demand uncertainty will certainly create value in capacity contracts in the short-term. Furthermore, the illiquidity of the current bilateral contract markets adds significant transaction costs to the capacity contract, which translates into higher $/kW capacity payments. The



-----------------------

(27) In the second year, the penalty will rise to $57/kW and, in the third year, to $62.5/kW.






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                                                                     APPENDIX B



transition agreements that have recently been seen in New York reflect these transitory market risks and costs of capacity contracts.(28)

More importantly, as each LSE will have its set of specific procurement requirements, these capacity values will tend to differ by region. In Downstate New York, due to load pocket and transmission constraints, capacity will be valued at a greater premium. Nonetheless, even Upstate New York capacity is likely to have a non-zero value over time, reflecting the costs of capacity contract transactions and the inherent risks of not meeting regulatory requirements.

It is estimated that there will be a surplus in installed capacity(29) over the next five years based on the established control area reliability margin of 22% over aggregated peak demand and forecasted capacity. Under these assumptions (which are not adjusting for external capacity, availability and outages in excess of class target availabilities), it is clear that capacity is not scarce. In a market where there is a surplus of capacity, competition will tend to push down equilibrium prices for capacity to a low level. Indeed, Figure 40, illustrates that even in the worst hour, New York State will have a forecasted capacity surplus of over 1,250 MW in 2003, representing 4% of forecasted peak demand for the year. Even though actual capacity surplus may be smaller after adjusting for forced outages and maintenance, it can be assumed that during the worst hours, capacity owners will earnestly try to make all capacity available. Furthermore Figure 40 does not capture potential external capacity (import capability) that can be used in meeting requirements.

If the LSEs do not meet their reliability margin, they will be penalized, through the deficiency rate ($53/kW in 1999 and $57/kW in 2000 for New York State, excluding NYC and Long Island). In the long-term, LSEs will choose to contract for capacity or construct new capacity, at a levelized indicative cost of $53/kW-Year.(30) Thus, the maximum value of capacity would be defined by new entrant costs (as the deficiency rate is set relative to levelized new entrant cost). The capacity market-clearing price will allow developers to recover their capital costs of new build, resulting in an optimum level of entry, as required by New York's preferences for reliability.

Higher capacity values in the ICAP market could be created by



---------------------------

(28) AEE's transition agreement with NYSEG includes a payment for capacity valued at $68/MW-day ($25/kW-Year) until April 2001. In November 1998, ConEd announced an out-of-city RFP (20% of peak in-city load), which resulted in a $41.3/kW-Year settled capacity price.

(29) Surplus is defined as [Forecasted New York Capacity - {Forecasted Peak Load*(1 + NYCA Reliability Margin)}], where forecasted capacity represents both current installed capacity and planned new entry, and forecasted peak load is defined as the peak load established from the aggregation of forecasted utility control area data.

(30) A capital cost of $250/kW (OCGT), with 30% leverage (8% interest rate), a 15% post-tax ROE, and fixed O&M cost of $8/kW-Year financed over 25 years would result in a levelized cost of approximately $53/kW-Year. A similar project with 100% equity financing would result in a levelized cost of $66/kW-Year.




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                                                                     APPENDIX B



      - Substantial plant retirements in the New York control area. However, the high cost units in the New York control area are primarily located Downstate, in the ConEd service territory. We expect that many of these units may be re-powered, as they are required to meet local demand. The AEE units are located in a region with relatively low-cost generation, so retirement should be limited.

      - Collusive ICAP capacity withholding strategies by generators. This is likely to be unsustainable over the medium-term due to the fragmented generation market structure, stringent regulatory oversight, and the ICAP market design.(31)

We have therefore forecast fairly competitive conditions in the ICAP market over the medium-term and low capacity values for that period, once transitional effects are excluded. Specific forecasts for capacity are detailed in Section 4.


[FIGURE 40. INDICATIVE INTERNAL INSTALLED CAPACITY SURPLUS IN NEW YORK* LINE GRAPH]


      *Utilizing the 22% control area margin requirement, using base case assumptions on capacity and new entrants; excludes all import capability




-----------------------

(31) To be available for sale in the "buy-back" period, capacity must have been offered in the energy markets over the preceding capability period. This will tend to undermine ICAP withholding strategies by generators.






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                                                                     APPENDIX B


10.5   ANCILLARY SERVICES

Ancillary services are the unbundled services that are necessary to facilitate market operations, by supporting the transmission of energy from generation resources to loads, while maintaining reliable operations of the New York power system. Some ancillary services will be provided solely by the NY ISO while others will be provided either by the NY ISO or procured independently by transmission customers and suppliers. Furthermore, some ancillary services will be provided at market-based prices while others will be considered under embedded-cost methodologies. Table 34 presents a summary of NY ISO Ancillary Services, their characteristics and the pricing methodologies applied to each service.(32)

Due to uncertainty over the actual rules to be implemented by the NY ISO we have not attempted to forecast ancillary services revenue for the AEE portfolio. It is important to note that the acquired generation is generally less well-placed than much New York generation to provide spinning reserve and other ancillary services.

AEE may acquire limited revenue from ancillary services from the smaller, less efficient units - Hickling and Jennison, including operating reserves and voltage support. However, ancillary service revenues will accrue at the expense of actual generation revenue; therefore, making it an uneconomic option for baseload units such as Kintigh. Due to a load pocket agreement with the NYPP, Milliken has been needed in the past for local voltage support. This has occurred for approximately 11% of the time during high load periods. Usually this has not impeded Milliken from running competitively during those periods. However, if Milliken cannot run competitively and is needed for local voltage support, the contract stipulates that under these circumstances NYSEG is allowed to operate the units at minimum level and will be compensated for above-market costs of operation through the terms of the agreement. The additional revenue streams for this service have been insignificant historically, because Milliken has traditionally run competitively during those specific periods.



-----------------------------

(32) KEMA Consulting. NYISO Manual for Ancillary Services. June 1998. Section 1, page 1.





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                                                                     APPENDIX B

TABLE 34. SUMMARY OF ANCILLARY SERVICES


           PRODUCT                 IS THE SERVICE   WHO PROVIDES      WHO CAN          WHAT IS THE PRICING
                                   LOCATION-        THE SERVICE?      SCHEDULE THE     METHOD FOR THE
                                   SPECIFIC?                          SERVICE?         SERVICE?

-------------------------------------------------------------------------------------------------------------
SCHEDULING, SYSTEM CONTROL             No             NY ISO             NY ISO             Embedded
AND DISPATCH SERVICE

-------------------------------------------------------------------------------------------------------------
VOLTAGE SUPPORT SERVICE                Yes            NY ISO             NY ISO             Embedded

-------------------------------------------------------------------------------------------------------------
REGULATION AND FREQUENCY               Yes           NY ISO or           NY ISO           Market-based
RESPONSE SERVICE                                    Third Party        and/or self-
                                                                        supplied

-------------------------------------------------------------------------------------------------------------
ENERGY IMBALANCE SERVICE               No             NY ISO             NY ISO         Market-based and
                                                                                         Energy Payback

-------------------------------------------------------------------------------------------------------------
OPERATING RESERVE SERVICE              Yes            NY ISO or           NY ISO           Market-based
                                                     Third Party       and/or self-
                                                                        supplied

-------------------------------------------------------------------------------------------------------------
BLACK START CAPABILITY                 Yes            NY ISO             NY ISO            Embedded
SERVICE


10.5.1     SCHEDULING, SYSTEM CONTROL AND DISPATCH SERVICE

This service includes management of real-time functions such as tie-line regulation, time error and system restoration, as well as management of capacity functions such as operating reserve and generator outage scheduling. It includes all of the NY ISO's costs for scheduling, system control and dispatch. The NY ISO will levy this service's charge on all transmission services provided, pursuant to the NY ISO Tariff. The rate will be computed monthly for the previous month.


10.5.2     VOLTAGE SUPPORT SERVICE

The NY ISO will coordinate reactive power supply and voltage support facilities. Because of the dynamic nature of the electric power network, it is not always possible to associate a required voltage support service with a specific transaction or load; however, voltages on the New York transmission system must be maintained within acceptable limits. Transmission customers engaged in power wheeling through the state and all LSEs must purchase voltage support services from the NY ISO.

Owners of generating resources will submit their reactive power bid information in the form of piecewise linear capability curves with associated high and low MVAr capacity limits. The NY ISO will schedule generating resources to operate within their reactive capability curves. Suppliers of voltage support service that fail to comply with NY ISO procedures are assessed charges that escalate with each new failure to comply.






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                                                                     APPENDIX B


Transmission providers will be responsible for the local control of the reactive power resources that are connected to their networks.

Suppliers of voltage support service will receive payments monthly, according to embedded cost calculations. Suppliers whose resources are under contract to supply ICAP will generally receive the full embedded cost payment for voltage support while suppliers whose generators are not under contract will receive an embedded cost payment, prorated by the number of hours operated in that month. For non-utility generators that are operating under existing power purchase agreements, the NY ISO will call upon the entity that is engaged in transmission of the energy or is purchasing energy and/or capacity under such an agreement for voltage support service. The NY ISO pays this entity for such resources, based on the NY ISO average $/MVAr rate and the MVAr capacity of the generator. When existing power purchase agreements are terminated or expire, non-utility generators may then supply the required embedded cost data to the NY ISO and receive payments, as these generators are entitled to "Lost Opportunity Cost." These are the potential costs incurred in the event that the NY ISO directs the generator to reduce its real power output in order to allow the unit to absorb or produce more reactive power.


10.5.3     REGULATION AND FREQUENCY RESPONSE SERVICES

Regulation and frequency response services are necessary for the continuous balancing of resources with load. The NY ISO will establish regulation and frequency response requirements consistent with criteria established by the NYSRC, as well as resource performance measurement criteria and procedures for bidder qualification.

Owners of generating resources that have AGC capability will be able to, but will not be obligated to, bid on regulation service in the market. The NY ISO will select regulation service providers from qualified bidders in the day-ahead market or in the balancing market. For those cases where a unit has been contracted to supply regulation but is unable to meet the obligation, owners of the unit will be allowed to execute an agreement whereby another pre-qualified unit provides regulation. Alternatively, owners of a unit that fails to meet its obligation may request the NY ISO to purchase regulation in the second settlement market or supplemental market. In both cases, increases in the cost to purchase regulation will be paid by the original contract holder. The payment to providers will based on (1) an hourly availability payment for reserving capability to provide regulation service; (2) an energy payment based on the amount of regulation; and (3) a financial penalty based on poor performance as measured against expectations.

Those electricity suppliers and generators not providing regulation service will pay the NY ISO a charge based upon regulation needs and market clearing prices for this ancillary service in the supplemental market and/or the day-ahead market. In addition, LSEs will pay a charge for regulation service on all bilateral transactions aimed at serving load in New York. The NY ISO will calculate charges hourly, based on each LSE's share of the load on the net of charges to suppliers and payments to suppliers. In all hours where charges to suppliers exceed payments to suppliers, no





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                                                                     APPENDIX B


charges will be assessed against LSEs and surpluses will be applied in the following hour as an offset to subsequent payments.


10.5.4     ENERGY IMBALANCE SERVICE

Energy imbalance is usually reflected in the difference between scheduled and actual withdrawals and injections into the system due to real-time changes. All internal energy imbalances (those due to updated data) will be addressed through the real-time market and through the real-time settlement process. External energy imbalances occur when there are mismatches between scheduled and actual flows between the New York control area and other regions. External imbalances will be accounted for according to NERC guidelines. Any increase or decrease in costs resulting from inadvertent interchange is included in the NY ISO Scheduling, System Control and Dispatch Service Charge.


10.5.5     OPERATING RESERVE SERVICE

This service provides backup generation in the event that major generating resources trip off-line due to either a power system contingency or equipment failure. In order for the NY ISO to respond in a timely fashion, most of the reserves must be available from units within specific regions, as required by the NYSRC. The three types of operating reserves are described below.

1. 10-Minute Spinning Reserves - reserves provided by generators and interruptible load resources located within the New York control area that are already synchronized to the New York Power System and can respond to instructions to change output levels within 10 minutes.

2. 10-Minute Non-Synchronized Reserves - reserves that can be started, synchronized and loaded within 10 minutes.

3.    30-Minute Reserves - reserves that can produce energy within 30 minutes

Operating Reserves will be traded in the day-ahead market and in the real-time market. Suppliers offering resources in the day-ahead market will submit availability bids for each hour of the upcoming day. In the event that suppliers have uncommitted resources, they may also submit availability bids to provide operating reserve in the real-time market, where bids can be adjusted from one hour to the next.

Suppliers that are scheduled day-ahead will be paid the hourly day-ahead availability price for the type of reserve offered, multiplied by the amount of that type of reserve scheduled in that hour. When the NY ISO requests, and suppliers provide, more reserves than are scheduled, suppliers will be paid the hourly real-time availability price for the type of reserve provided, multiplied by the amount of that type of reserve provided in that hour. In addition, suppliers will receive the real-time LBMP for all electricity generated in accordance with NY ISO instructions. Suppliers of spinning reserve whose output in the real-time dispatch has been reduced for the purpose of creating spinning reserve will also be paid for the lost opportunity cost of the






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                                                                     APPENDIX B


reduction. Non-delivery and poor performance will be penalized. Furthermore, generators that repeatedly fail to provide operating reserve when called upon by the NY ISO may be precluded from providing operating reserve in the future.

Payments to suppliers of operating reserve are offset by a monthly charge levied on LSEs and transmission customers engaged in power export. This charge will be based on each transmission customer's and each LSE's share of the NY ISO's cost of providing operating reserves for the month.


10.5.6     BLACK START CAPABILITY SERVICE

Black start capability refers to those generators that, following a system-wide blackout, can start without the availability of any outside electric supply and are available to participate in system restoration activities. The NY ISO will select the generating resources with black start capability by considering the following characteristics: location, startup time, maximum response rate above minimum output, and maximum power output. The NY ISO will make black start capability payments to those selected suppliers who have appropriate equipment available, based on the embedded costs of the equipment made available. These payments are adjusted annually. Any generator that has been awarded black start capability payment and fails a NY ISO black start capability test will forfeit all of its black start capability receipts since its last successful test. LSEs will pay the NY ISO a monthly Black Start Capability charge on all transactions that supply load in New York.





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                                                                     APPENDIX B



11 APPENDIX C1: MONTHLY TIME-WEIGHTED AVERAGE ENERGY PRICES - BASE CASE (1999 $/MWh)


      JAN-99  FEB-99   MAR-99   APR-99   MAY-99   JUN-99  JUL-99   AUG-99   SEP-99   OCT-99   NOV-99   DEC-99  10-MONTH AVERAGE
      ------  ------   ------   ------   ------   ------  ------   ------   ------   ------   ------   ------  ----------------
UP        -       -     24.1     23.2     21.7     24.0    25.1     26.6     24.3     27.4     26.1     27.5          25.0
DN        -       -     24.8     27.5     23.8     28.1    31.0     27.2     25.2     27.4     28.1     28.7          27.2

      JAN-00  FEB-00   MAR-00   APR-00   MAY-00   JUN-00  JUL-00   AUG-00   SEP-00   OCT-00   NOV-00   DEC-00   ANNUAL AVERAGE
      ------  ------   ------   ------   ------   ------  ------   ------   ------   ------   ------   ------  ----------------
UP     30.6    31.1     25.8     25.2     21.6     25.0    25.7     26.3     26.9     25.6     25.1     26.1          26.2
DN     30.7    32.1     27.9     27.3     24.0     29.3    30.9     27.2     28.0     26.4     27.2     27.8          28.2

      JAN-01  FEB-01   MAR-01   APR-01   MAY-01   JUN-01  JUL-01   AUG-01   SEP-01   OCT-01   NOV-01   DEC-01   ANNUAL AVERAGE
      ------  ------   ------   ------   ------   ------  ------   ------   ------   ------   ------   ------  ----------------
UP     34.0    37.4     27.0     24.2     24.4     27.3    25.7     24.7     25.7     25.9     26.8     25.9          27.4
DN     34.9    37.7     28.5     26.7     25.2     31.7    31.9     26.1     26.3     27.2     28.2     28.9          29.4

      JAN-02  FEB-02   MAR-02   APR-02   MAY-02   JUN-02  JUL-02   AUG-02   SEP-02   OCT-02   NOV-02   DEC-02   ANNUAL AVERAGE
      ------  ------   ------   ------   ------   ------  ------   ------   ------   ------   ------   ------  ----------------
UP     36.8    36.3     26.0     24.4     22.9     27.0    27.5     27.1     26.1     27.8     29.5     30.1          28.4
DN     37.3    37.4     27.5     26.0     26.2     32.6    32.8     27.9     26.6     29.4     29.6     31.4          30.4

      JAN-03  FEB-03   MAR-03   APR-03   MAY-03   JUN-03  JUL-03   AUG-03   SEP-03   OCT-03   NOV-03   DEC-03   ANNUAL AVERAGE
      ------  ------   ------   ------   ------   ------  ------   ------   ------   ------   ------   ------  ----------------
UP     32.5    31.5     25.9     27.9     22.1     26.0    27.0     25.1     25.0     27.6     28.5     28.4          27.3
DN     33.2    31.7     26.6     27.9     24.0     29.4    30.4     26.1     26.9     27.6     29.6     29.3          28.5

===============================================================================================================================

      JAN-05  FEB-05   MAR-05   APR-05   MAY-05   JUN-05  JUL-05   AUG-05   SEP-05   OCT-05   NOV-05   DEC-05   ANNUAL AVERAGE
      ------  ------   ------   ------   ------   ------  ------   ------   ------   ------   ------   ------  ----------------
UP     25.3    25.3     23.3     21.7     20.1     20.9    21.4     22.7     22.4     22.7     23.5     24.3          22.8
DN     25.6    25.3     24.0     24.2     22.8     27.3    27.4     23.9     23.9     24.6     23.5     25.4          24.8

      JAN-10  FEB-10   MAR-10   APR-10   MAY-10   JUN-10  JUL-10   AUG-10   SEP-10   OCT-10   NOV-10   DEC-10   ANNUAL AVERAGE
      ------  ------   ------   ------   ------   ------  ------   ------   ------   ------   ------   ------  ----------------
UP     27.1    29.9     23.5     23.0     22.2     21.7    23.0     22.0     22.8     23.4     26.3     25.6          24.2
DN     28.0    33.3     24.9     24.2     24.9     28.2    28.0     25.2     23.9     23.4     26.3     25.7          26.3

      JAN-15  FEB-15   MAR-15   APR-15   MAY-15   JUN-15  JUL-15   AUG-15   SEP-15   OCT-15   NOV-15   DEC-15   ANNUAL AVERAGE
      ------  ------   ------   ------   ------   ------  ------   ------   ------   ------   ------   ------  ----------------
UP     28.8    30.6     25.9     24.7     21.7     24.6    24.6     21.9     22.7     25.2     28.6     29.6          25.7
DN     28.9    30.7     27.0     26.6     24.4     30.3    28.5     25.5     24.5     25.2     28.6     29.6          27.5

      JAN-20  FEB-20   MAR-20   APR-20   MAY-20   JUN-20  JUL-20   AUG-20   SEP-20   OCT-20   NOV-20   DEC-20   ANNUAL AVERAGE
      ------  ------   ------   ------   ------   ------  ------   ------   ------   ------   ------   ------  ----------------
UP     25.4    28.9     22.9     21.8     20.7     23.0    22.5     20.6     20.8     23.8     26.8     27.1          23.7
DN     25.9    39.5     24.8     24.5     28.9     35.4    33.1     31.3     28.0     27.1     28.3     27.7          29.5



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


                                                                     APPENDIX B


12 APPENDIX C2: MONTHLY TIME-WEIGHTED AVERAGE ENERGY PRICES - DOWNSIDE CASE (1999 $/MWh)


      JAN-99  FEB-99   MAR-99   APR-99   MAY-99   JUN-99  JUL-99   AUG-99   SEP-99   OCT-99   NOV-99   DEC-99  10-MONTH AVERAGE
      ------  ------   ------   ------   ------   ------  ------   ------   ------   ------   ------   ------  ----------------
UP        -       -     20.0     22.8     21.3     22.9    24.2     23.5     25.5     24.1     23.9     25.1          23.3
DN        -       -     21.3     24.1     23.1     26.7    28.2     24.4     25.5     24.4     24.9     26.5          24.9

      JAN-00  FEB-00   MAR-00   APR-00   MAY-00   JUN-00  JUL-00   AUG-00   SEP-00   OCT-00   NOV-00   DEC-00   ANNUAL AVERAGE
      ------  ------   ------   ------   ------   ------  ------   ------   ------   ------   ------   ------  ----------------
UP     27.9    29.0     23.6     23.8     21.0     23.6    23.9     24.1     24.4     23.6     23.2     24.8          24.4
DN     28.6    29.7     24.6     24.2     21.9     26.7    28.1     25.3     24.6     24.6     24.0     26.9          25.7

      JAN-01  FEB-01   MAR-01   APR-01   MAY-01   JUN-01  JUL-01   AUG-01   SEP-01   OCT-01   NOV-01   DEC-01   ANNUAL AVERAGE
      ------  ------   ------   ------   ------   ------  ------   ------   ------   ------   ------   ------  ----------------
UP     30.3    30.9     24.3     20.4     20.7     24.7    24.4     26.6     25.1     25.2     27.0     25.9          25.4
DN     30.5    31.4     24.6     25.3     23.4     28.2    28.9     27.2     25.2     26.2     28.3     26.9          27.1

      JAN-02  FEB-02   MAR-02   APR-02   MAY-02   JUN-02  JUL-02   AUG-02   SEP-02   OCT-02   NOV-02   DEC-02   ANNUAL AVERAGE
      ------  ------   ------   ------   ------   ------  ------   ------   ------   ------   ------   ------  ----------------
UP     33.9    32.6     24.3     24.8     21.7     24.8    25.9     24.8     23.9     25.5     25.3     29.4          26.4
DN     33.9    33.2     25.1     26.5     23.8     29.0    29.9     26.8     27.2     25.9     27.5     29.5          28.1

      JAN-03  FEB-03   MAR-03   APR-03   MAY-03   JUN-03  JUL-03   AUG-03   SEP-03   OCT-03   NOV-03   DEC-03   ANNUAL AVERAGE
      ------  ------   ------   ------   ------   ------  ------   ------   ------   ------   ------   ------  ----------------
UP     29.3    29.0     24.4     22.2     21.0     24.8    25.3     23.1     24.5     25.0     25.0     26.7          25.0
DN     29.3    29.9     25.7     24.6     21.7     27.2    27.7     23.9     24.5     25.2     26.0     27.2          26.0

===============================================================================================================================

      JAN-05  FEB-05   MAR-05   APR-05   MAY-05   JUN-05  JUL-05   AUG-05   SEP-05   OCT-05   NOV-05   DEC-05   ANNUAL AVERAGE
      ------  ------   ------   ------   ------   ------  ------   ------   ------   ------   ------   ------  ----------------
UP     23.9    23.3     20.6     20.5     19.2     19.3    19.4     18.9     20.3     20.9     22.2     23.4          21.0
DN     24.4    23.7     22.7     20.6     21.2     24.2    24.3     21.6     21.5     22.4     22.4     23.7          22.7

      JAN-10  FEB-10   MAR-10   APR-10   MAY-10   JUN-10  JUL-10   AUG-10   SEP-10   OCT-10   NOV-10   DEC-10   ANNUAL AVERAGE
      ------  ------   ------   ------   ------   ------  ------   ------   ------   ------   ------   ------  ----------------
UP     25.0    26.2     21.9     21.9     19.1     20.2    20.3     20.1     21.4     21.3     23.6     24.7          22.1
DN     25.0    26.7     23.5     23.3     22.2     26.2    26.2     24.0     24.1     22.8     24.1     24.9          24.4

      JAN-15  FEB-15   MAR-15   APR-15   MAY-15   JUN-15  JUL-15   AUG-15   SEP-15   OCT-15   NOV-15   DEC-15   ANNUAL AVERAGE
      ------  ------   ------   ------   ------   ------  ------   ------   ------   ------   ------   ------  ----------------
UP     26.0    26.6     23.5     22.7     20.3     22.2    21.3     19.8     20.3     24.1     25.8     26.0          23.2
DN     26.4    28.2     24.3     23.9     23.6     29.6    27.5     25.0     22.4     24.7     27.2     28.3          25.9

      JAN-20  FEB-20   MAR-20   APR-20   MAY-20   JUN-20  JUL-20   AUG-20   SEP-20   OCT-20   NOV-20   DEC-20   ANNUAL AVERAGE
      ------  ------   ------   ------   ------   ------  ------   ------   ------   ------   ------   ------  ----------------
UP     24.8    25.2     21.5     20.2     19.6     21.3    20.9     18.7     19.7     22.2     24.1     26.1          22.0
DN     26.6    27.9     25.9     30.4     29.7     34.0    33.9     30.4     28.2     27.2     27.6     29.2          29.3



London Economics, Inc.                B91

                                                                  APPENDIX B


13    APPENDIX D:  CORRELATION OF REGIONAL US POWER PRICES

This appendix provides some simple calculations of correlation coefficients for key US markets, from day ahead contract prices reported by Power Markets Week.(33) Markets that show positive correlation - generally those which are close geographically - present opportunities for increasing the diversity of transactions and to gain a better understanding of inter-market relationships. Markets which show strong negative correlation would present opportunities for enhanced risk management.

-----------------------------------------------------------------------------------------------------------
Matrix of Correlation Coefficients - selected NERC sub-regions
-----------------------------------------------------------------------------------------------------------

              ECAR      ERCOT        FLGEO        PJM          MAIN         MAPP        NYE        NEPOOL
-----------------------------------------------------------------------------------------------------------
ECAR                1    0.3538       0.9301       0.6883       0.9357       0.7978       0.683     0.2371
ERCOT          0.3538         1       0.3332       0.5807       0.3011        0.355      0.4835     0.1695
FLGEO          0.9301    0.3332            1       0.6014        0.991       0.8769      0.6083     0.2064
PJM            0.6883    0.5807       0.6014            1       0.6258       0.7039      0.9378     0.3181
MAIN           0.9357    0.3011        0.991       0.6258            1       0.8877      0.6389     0.2173
MAPP           0.7978     0.355       0.8769       0.7039       0.8877            1      0.6682     0.2126
NYE             0.683    0.4835       0.6083       0.9378       0.6389       0.6682           1     0.4652
NEPOOL         0.2371    0.1695       0.2064       0.3181       0.2173       0.2126      0.4652          1
NYW            0.7489    0.5424       0.6868       0.9124        0.695       0.7025      0.9138     0.4924
ENTINTO        0.9526    0.3799       0.9351       0.7568       0.9575       0.8936      0.7446     0.2303
SEEXFL         0.9814    0.4218       0.9291       0.7668       0.9306       0.8122      0.7578     0.2425
SWPP           0.9578    0.3453       0.9815       0.6616       0.9826       0.8975      0.6586     0.2188
COB           -0.0903   -0.1671       -0.098      -0.0569      -0.0808      -0.0393     -0.0521    -0.0701
FRCOR         -0.0537    0.0377       -0.042       0.0276        -0.05       0.0003      -0.048    -0.0935
MIDCOL        -0.0567   -0.1459       -0.066      -0.0765      -0.0515      -0.0221      -0.067    -0.1402
PALOVER       -0.0517    0.0375      -0.0401       0.0173      -0.0477      -0.0038     -0.0649    -0.1125
-----------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------
Matrix of Correlation Coefficients - selected NERC sub-regions
----------------------------------------------------------------------------------------------------------------
                        ENT-        SE                                                     MID          PALO
              NYW       INTO        EXFL         SWPP         COB           FRCOR          COL          VER
----------------------------------------------------------------------------------------------------------------
ECAR           0.7489    0.9526      0.9814       0.9578      -0.0903       -0.0537        -0.0567      -0.0517
ERCOT          0.5424    0.3799      0.4218       0.3453      -0.1671        0.0377        -0.1459       0.0375
FLGEO          0.6868    0.9351      0.9291       0.9815       -0.098        -0.042         -0.066      -0.0401
PJM            0.9124    0.7568      0.7668       0.6616      -0.0569        0.0276        -0.0765       0.0173
MAIN            0.695    0.9575      0.9306       0.9826      -0.0808         -0.05        -0.0515      -0.0477
MAPP           0.7025    0.8936      0.8122       0.8975      -0.0393        0.0003        -0.0221      -0.0038
NYE            0.9138    0.7446      0.7578       0.6586      -0.0521        -0.048         -0.067      -0.0649
NEPOOL         0.4924    0.2303      0.2425       0.2188      -0.0701       -0.0935        -0.1402      -0.1125
NYW                 1    0.7586      0.8074       0.7143      -0.0058        0.0313        -0.0469       0.0272
ENTINTO        0.7586         1      0.9503       0.9736      -0.0806       -0.0433        -0.0522       -0.043
SEEXFL         0.8074    0.9503           1       0.9489      -0.1006       -0.0532        -0.0699      -0.0496
SWPP           0.7143    0.9736      0.9489            1      -0.0933       -0.0401        -0.0617      -0.0406
COB           -0.0058   -0.0806     -0.1006      -0.0933            1        0.7697         0.9443       0.7745
FRCOR          0.0313   -0.0433     -0.0532      -0.0401       0.7697             1         0.6445       0.9693
MIDCOL        -0.0469   -0.0522     -0.0699      -0.0617       0.9443        0.6445              1       0.6305
PALOVER        0.0272    -0.043     -0.0496      -0.0406       0.7745        0.9693         0.6305            1
----------------------------------------------------------------------------------------------------------------




------------------------

(33) The calculations were performed for the past twelve months (October 1997 through September 1998). Expanding the focus to longer time periods, or narrowing it to look at seasonal relationships, may reveal different patterns.





London Economics, Inc.                B92

                                                                   APPENDIX B












                        [PAGE LEFT BLANK INTENTIONALLY]














London Economics, Inc.                B93

                                                                      Appendix C


                                 PITTSBURGH SEAM

                                  MARKET STUDY

                                  Prepared For

                            AES EASTERN ENERGY, L.P.

                                       By

                              JOHN T. BOYD COMPANY
                       MINING AND GEOLOGICAL CONSULTANTS
                            Pittsburgh, Pennsylvania

                                   [JTB LOGO]

                               Report No. 2723.1B
                                   APRIL 1999

                       [JOHN T. BOYD COMPANY LETTERHEAD]


April 1, 1999
File:  2723.1B

AES Eastern Energy, L.P.
1001 North 19th Street
Arlington, VA 22209

Subject:   Pittsburgh Seam Market Study

Gentlemen:

This report presents our findings relative to the availability and projected market prices for Pittsburgh Seam coals which may be employed in AES Eastern Energy, L.P. fuel strategies.

Our regional study area covers the northern portion of the Appalachian Coalfield (eastern Ohio, western Pennsylvania, and northern West Virginia). A discussion of specific potential suppliers and estimated f.o.b. mine prices are included. Price forecasts are expressed in both current dollars and constant mid-1998 dollars for the period 1999 through 2010. An overview of District 1 (central Pennsylvania) production is also included.

We believe this report will provide a useful guide to AES Eastern Energy, L.P. in assessing coal supply alternatives and developing a near- and mid-term coal supply strategy for their coal-fired stations.

Respectfully submitted,

JOHN T. BOYD COMPANY

By: /s/James W. Boyd

James W. Boyd
President

                     TABLE  OF  CONTENTS

                                                                                 Page
                                                                                 ----

LETTER  OF  TRANSMITTAL

TABLE  OF  CONTENTS

EXECUTIVE  SUMMARY .............................................................  1-1

GENERAL  STATEMENT .............................................................  2-1
      Figure
      2.1:  Map of Northern Appalachian Coalfield Showing Coal
              Producing Districts and Approximate Limit of Coal
              Measures .........................................................  2-3

COAL  SUPPLY ...................................................................  3-1

DEMAND .........................................................................  4-1
     Tables
      4.1:  1997 Utility Deliveries by Sulfur Dioxide Content from
              Selected Mines in the Study Region ............................... 4-16
      4.2:  District 1 Utility Distribution by Receiving State (1994-1997) ..... 4-17
      4.3:  Operating Scrubbed Stations East of the Mississippi River .......... 4-18
      4.4:  Estimated FOB Mine Coal Price for Pittsburgh Seam
              Suppliers (Constant Mid-1998 Dollars) ............................ 4-19
      4.5:  Estimated FOB Mine Coal Price for Pittsburgh Seam
              Suppliers (Current Year's Dollars) ............................... 4-20
      4.6:  Pittsburgh Seam Coal, Estimated Term Coal Prices ................... 4-21



                              JOHN T. BOYD COMPANY

                                                                             1-1

                                EXECUTIVE SUMMARY

         The AES Corporation (AES) has retained John T. Boyd Company (BOYD) to analyze the market for coals supplied to northeastern U.S. utilities from Maryland, eastern Ohio, Pennsylvania, and northern West Virginia, to support an offering of pass-through trust certificates and lease equity to be issued relative to a leveraged lease financing by AES Eastern Energy, L.P. (AEE) of the acquisition of coal-fired electric generating stations from New York State Electric and Gas Corporation (NYSEG). These areas are defined as coal producing Districts 2, 3, 4, and 6. This analysis includes a review of supply sources, supply availability, demand, and impacts of the Clean Air Act Amendments (CAAA).

         Our study focuses primarily on major Pittsburgh Seam producers (within Districts 2, 3, 4, and 6). In 1997, Districts 2, 3, 4 and 6, delivered approximately 6.9 million tons of the 8.4 million tons delivered to coal-fired stations located in New York. This represents approximately 82% of the total coal purchased by New York generating stations.

         We have also completed an overview of District 1 which includes central Pennsylvania, western Maryland, and three counties in northern West Virginia. Coals from District 1 were examined due to their regional proximity to the NYSEG stations; however, only minimal quantities of these coals (218,000 tons or about 3% of total New York coal consumption) were shipped to New York stations in 1997.

                              JOHN T. BOYD COMPANY

                                                                             1-2

CURRENT PRODUCTION

         In 1997, Districts 1, 2, 3, 4, and 6 produced approximately 152 million tons. The five largest producers in 1997 were Consolidation Coal Company (CONSOL Inc.), American Electric Power Company (AEP), Cyprus Amax Coal Company (Cyprus
Amax), Ohio Valley Coal Co. (Ohio Valley), and Peabody Holding Company (Peabody). These five operators produced approximately 78 million tons from the Pittsburgh Seam during 1997.

Pittsburgh Seam Operations

         Pittsburgh Seam mines account for approximately 50% of Districts 1, 2, 3, 4 and 6 production (70% of the underground production), and include most of the low cost, high volume supply sources delivering to utilities in New York State. Following are selected Pittsburgh Seam producing mines along with 1997 production, sulfur (content (expressed as lbs SO(2)/MM Btu), and estimated production cost range:)

                                                         1997                         Estimated
                                                       Production                     Production
                                                         (Tons      Lbs SO(2)/          Cost Range
             Company      Mine              District    millions)    MM Btu             ($/Ton)
             -------      ----              --------    ---------    ------             -------
    CONSOL  Inc.          Bailey                2          7.5        2.35              14 - 17
                          Blacksville No. 2     3          3.4        4.50              20 - 22
                          Enlow Fork            2          8.4        2.35              14 - 17
                          Loveridge             3          4.8        4.50              21 - 23
                          McElroy               6          5.2        6.30              19 - 21
                          Robinson Run          3          4.8        5.80              21 - 23
                          Shoemaker             6          4.8        6.30              19 - 21

    Cyprus Amax Coal Co.  Cumberland            2          6.3        4.50              19 - 22
                          Emerald               2          4.7        2.25              22 - 23 *

    Peabody Coal Co.      Federal No. 2         3          4.1        3.60              19 - 21
    R & P Coal Co.        Mine 84 **            2          4.8        2.75              22 - 25
    (CONSOL Inc.)
    Ohio Valley Coal Co.  Powhatan No. 6        4          5.1        6.50              18 - 21

* Based on projected operations in 1999 and beyond where a new longwall installed nearer the slope and sealing of abandoned areas will reduce operating costs.

** Full production was scheduled for 6.7 million tons; however, in 1998 CONSOL Inc. purchased the mine and significantly reduced the workforce.

                              JOHN T. BOYD COMPANY

                                                                             1-3

FUTURE SUPPLY

         BOYD believes that decreases in supply caused by closing of existing mining operations or increases in demand caused by additional generating stations installing flue gas desulfurization (FGD) systems will be primarily met by incremental production from existing Pittsburgh Seam mines and by development of brownfield sites. Ohio Valley Coal Company is currently seeking re-permitting of the former Youghiogheny & Ohio Coal Company's Allison Mine (idled in 1980) with the intent to produce 6 million tons per year (tpy) of high sulfur coal utilizing the existing mine slope. CONSOL Inc. is increasing capacity in Bailey and Enlow Fork Mines for a combined 20 million tpy production increase. In our opinion, the available reserve base within the coal-producing districts is sufficient to support current production levels for a significant period of time. The recoverable reserves for Districts 1, 2, 3, 4 and 6 are approximately 252 years at current annual production rates. Existing mines will develop/acquire additional reserves to expand operations if demand increases and as existing reserves are exhausted.

COAL PRODUCING DISTRICT 1

         District 1 includes mines located in central Pennsylvania, Maryland, and a portion of northeastern West Virginia. The region is characterized by numerous smaller mining operations. Of the 251 mines operating in 1997, only 16

                              JOHN T. BOYD COMPANY

                                                                             1-4

(approximately 6%) produced more than 500,000 tons. These 16 mines produced a total of 15 million tons, or 44% of all coal produced in District 1. We expect the number of operating mines to continue to decline due to coal quality and cost of production. Pittsburgh Seam production from District 2 will primarily provide the replacement tonnages. However, many of these mines will continue to be viable coal supply sources for high sulfur coal, particularly to local generating facilities.

SULFUR DIOXIDE LIMITATIONS

         Sulfur dioxide (SO(2)) limitations have impacted regional coal supply patterns and increased demand for lower sulfur coals. Of the 261 units in the United States affected by CAAA Phase 1, (SO(2)) restrictions, an estimated 173 units (66%) either have been switched to lower sulfur coals or a blend of various quality coals, while 28 units (11%) have been or are being equipped with FGD systems. Currently, there are 55 coal-fired generating stations (103 units) east of the Mississippi River utilizing FGD systems. These units purchased 146 million tons of coal in 1997. BOYD believes the coal market to stations equipped with FGD systems will expand due to installation of additional FGD systems to meet the requirements of CAAA Phase 2 (SO(2)) restrictions. BOYD also believes that the imposition of CAAA Phase 2 (SO(2)) restrictions will increase demand for low sulfur coal by plants that do not install FGD systems.

                              JOHN T. BOYD COMPANY

                                                                             1-5

FOB MINE PRICE FORECAST

         The price of Pittsburgh Seam coals has been declining in real terms. BOYD projects that this trend will continue, as shown in the following summary of projected f.o.b. mine steam coal prices:

                                  Contract Price                 Spot Price
                             -------------------------    -------------------------
       District:                  2 & 3         4 & 6         2 & 3          4 & 6
                             ----------------   ------    ----------------   ------
       lbs SO2/MM Btu:        <2.5    2.5-4.0    >4.0      <2.5    2.5-4.0    >4.0
       Btu/lb:               12,800   12,800    12,500    12,800   12,800    12,500

                             Constant Mid-1998 Dollars
                             -------------------------
            1999        25.30    23.85    20.25     24.00    22.70    19.20
            2000        25.05    23.70    20.10     23.80    22.50    19.10
            2005        24.00    23.00    19.40     23.60    22.35    19.00
            2010        23.50    21.90    18.40     23.30    21.70    18.20

                              Current Year's Dollars
                              ----------------------
            1999        25.70    24.20    20.55     24.35    23.05    19.50
            2000        26.00    24.60    20.85     24.70    23.35    19.80
            2005        28.80    27.60    23.30     28.35    26.80    22.80
            2010        32.70    30.45    25.60     32.40    30.20    25.30

         BOYD has also projected low and high case contract coal f.o.b. mine prices. The following shows a summary of BOYD's low and high case prices in constant mid-1998 dollars per ton:

                                 FOB  Mine  Prices  (Constant  Mid-1998
                                 --------------------------------------
                                 $/Ton)
                                 ------
              District:                  2 & 3               4 & 6
                                   -------------------       ------
              lbs SO2/MM Btu:        <2.5    2.5 - 4.0         >4.0
              Btu/lb:              12,800       12,800       12,500

                                      Low
                                      ---
              1999                  21.50        19.50        18.50
              2000                  21.50        19.20        18.35
              2005                  20.90        18.98        18.20
              2010                  20.45        18.00        17.00

                                      High
                                      ----
              1999                  26.57        25.04        21.26
              2000                  26.55        25.12        21.31
              2005                  26.64        25.53        21.53
              2010                  26.32        24.53        20.61



                              JOHN T. BOYD COMPANY

                                                                             2-1

                                GENERAL STATEMENT

         The objective of this study is to evaluate market prices and availability for coals in the northern portion of the Appalachian Coalfield from 1999 through 2010. Coals at three sulfur dioxide levels (less than 2.5 lbs/MM Btu, 2.5 to 4.0 lbs/MM Btu, and greater than 4.0 lbs/MM Btu) were analyzed. Coal pricing is expressed in both constant mid-1998 and current year's dollars.

         This report reviews potential coal supply areas within four bituminous coal-producing districts:

       District                       Geographical Description
       --------                       ------------------------
           2     Western Pennsylvania

           3 Northern West Virginia, excluding Panhandle Region (District 6) and Grant, Mineral, and Tucker Counties (portion of District 1)

           4     (Eastern) Ohio

           6 West Virginia Panhandle (Brooke, Hancock, Marshall, and Ohio Counties)

Districts are defined per The Bituminous Coal Act of 1937. Figure 2.1, following this text, shows the approximate location of the producing districts within the regional study area.

         The Pittsburgh Seam is of special interest because of its supply dominance (volume and competitive economics), large in-place production capacity, and proximity to river-borne and rail transportation. Coal supply of District 1 (Central Pennsylvania, Maryland, and Grant, Mineral and Tucker Counties, West Virginia) is also examined in brief.

                              JOHN T. BOYD COMPANY

                                                                             2-2

         This market analysis is based on BOYD's extensive knowledge of the coal industry within the regional study area and our numerous databases of published information on coal production, coal reserves, coal prices, etc. Price forecasts represent BOYD's professional judgment using available market conditions. Unforeseen changes or new developments (e.g., environmental regulation) could substantially affect future coal demand, quality needs, and prices. For this reason, we do not warrant the conclusions of this report in any manner, but we believe our conclusions can be used to assist in fuel supply planning.

      BOYD understands this report will be:

      - Used by, among others, the prospective purchasers of the pass-through-trust certificates in evaluating the market for coal supplied to northeastern U.S. utilities from the Pittsburgh Seam.

      - Included in reliance upon our authority as experts in coal supplied to northeastern U.S. utilities from the Pittsburgh Seam as an appendix to the Offering Circular relating to offers and sales of the pass-through-trust certificates.

                                          Respectfully submitted,
                                        JOHN  T.  BOYD  COMPANY
                                           By:


                                           /s/Frank A. Hilty
                                           -----------------
                                              Frank A. Hilty
                                             Mining Engineer

                                         /s/Robert M. Quinlan
                                         --------------------
                                            Robert M. Quinlan
                                           Senior Vice President



                              JOHN T. BOYD COMPANY

[MAP OF NORTHERN APPALACHIAN COAL FIELD]

                                                                             3-1

                                   COAL SUPPLY

INTRODUCTION

         The study area includes Coal Producing Districts 1, 2, 3, 4, and 6 (western and central Pennsylvania, northern West Virginia and eastern Ohio).

         The U.S. coal industry has historically experienced little market discipline, generally subscribing to the principle that more tons produced with concurrent sales (even at lower incremental pricing) is the appropriate strategy. When demand is equal to or exceeds supply, new producers typically enter the marketplace and existing producers increase output. This trend should lessen as industry consolidation continues and the number of mining operations declines.

         One of the effects of the CAAA was the consolidation of the high sulfur coal industry. Lower prices, combined with other competitive pressures, resulted in the closure of many higher sulfur mines, particularly in Pennsylvania, Ohio, and northern West Virginia (as well as Illinois and western Kentucky in the Midwest). The effects

                              JOHN T. BOYD COMPANY

                                                                             3-2

of this consolidation are seen in the following combined statistics for the regional study area (Districts 2, 3, 4, and 6) and including District 1:

                                   Surface               Underground                 Total
                              -------------------     -------------------     -------------------
        District     Year     Mines    Tons (000)     Mines    Tons (000)     Mines    Tons (000)
        --------     ----     -----    ----------     -----    ----------     -----    ----------
           1         1997      207       18,427         44       15,924        251       34,351
                     1996      216       17,806         36       16,663        252       34,469
                     1995      256       16,765         43       16,527        299       33,292
                     1994      263       18,513         49       17,192        312       35,705

           2         1997       21        1,370         14       39,682         35       41,052
                     1996       27        1,354         13       36,094          40       37,448
                     1995       28        1,073         15       30,977          43       32,050
                     1994       30        1,563         21       27,577          51       29,140

           3         1997       29        5,259         50       29,032         79       34,291
                     1996       37        5,047         58       29,377         95       34,424
                     1995       47        7,124         59       30,574        106       37,698
                     1994       52        8,352         73       33,311        125       41,663

           4         1997       79       13,846          9       16,892         88       30,738
                     1996       85       12,628          9       15,908          94       28,536
                     1995       97       12,581          8       12,910        105       25,491
                     1994      104       15,993         10       13,595        114       29,588

           6         1997        -            -          3       11,543           3       11,543
                     1996        1           10          3       10,070           4       10,080
                     1995        -            -          3        8,986           3        8,986
                     1994        2          105          4        8,912           6        9,017

        Region       1997      336       38,902        120      113,073        456      151,975
                     1996      366       36,845        119      108,112        485      144,957
                     1995      428       37,543        128       99,974        556      137,517
                     1994      451       44,526        157      100,587        608      145,113

       Source:  Mine Safety and Health Administration Form 7000-2.

         Since 1994, the number of surface and underground mines in this region has declined by 25% and 24%, respectively. Some of the mine losses occurred in response to the CAAA provisions. Another significant factor was the continuing pressure on operating margins due to real decreases in market prices offset only

                              JOHN T. BOYD COMPANY

                                                                             3-3

partially by productivity gains. Although there are approximately 25% fewer mines (608 mines in 1994 as compared with 456 mines in 1997), total coal production has increased from 145 million tons in 1994 to approximately 152 million tons in 1997 (5% increase). Underground mines increasingly account for a greater portion of the region's production, replacing lost surface mine production capacity. A lesser number of mines producing more coal is due in part to higher production from individual longwall-equipped Pittsburgh Seam mines. Most Pittsburgh Seam mines have a production capacity of 3.0 million tpy or more, with the largest producer approaching 10 million tpy. Pittsburgh Seam mines dominate the study region and will be the focus of this report. These mines produce approximately 50% of the region's production (70% of the underground production) and include some of the lowest cost supply sources producing at volume.

PITTSBURGH SEAM

         The Pittsburgh Seam is one of the major coal deposits in the U.S. with well over three billion in-place tons. Depending on location, there are wide variations in characteristics of the Pittsburgh Seam coal; for example:

         -   Depth varies from outcropping to over 2,000 ft.

         -   Thickness varies from under 4 ft to over 8 ft.

         - Sulfur content (washed) varies from under 1 percent to over 4 percent.

Stage of development varies from undeveloped, speculative acreage having no prospect for mining in the foreseeable future, to coals actively mined as part of the

                              JOHN T. BOYD COMPANY

                                                                             3-4

most productive and valuable mines in the U.S. These underground mines employ similar mining techniques and are equipped with longwall faces.

         Following are selected Pittsburgh Seam producing mines along with 1997 production, sulfur content (expressed in lbs SO(2)/MM Btu), and estimated production cost range:

                                                         1997                       Estimated
                                                      Production                    Production
                                                         (Tons     Lbs SO(2)        Cost Range
     Company               Mine             District    millions)  MM Btu             ($/Ton)
---------------        -----------------    --------  -----------  --------         ----------
  CONSOL  Inc.         Bailey                   2          7.5       2.35             14 - 17

                       Blacksville No. 2        3          3.4       4.50             20 - 22

                       Enlow Fork               2          8.4       2.35             14 - 17

                       Loveridge                3          4.8       4.50             21 - 23

                       McElroy                  6          5.2       6.30             19 - 21

                       Robinson Run             3          4.8       5.80             21 - 23

                       Shoemaker                6          4.8       6.30             19 - 21

  Cyprus Amax Coal Co.  Cumberland              2          6.3       4.50             19 - 22

                       Emerald                  2          4.7       2.25             20 - 23 *

  Peabody Coal Co.      Federal No. 2           3          4.1       3.60             19 - 21

  R & P Coal Co.         Mine 84 **             2          4.8       2.75             22 - 25
  (CONSOL Inc.)

  Ohio Valley Coal Co.    Powhatan No. 6        4          5.1       6.50             18 - 21

* Based on projected operations in 1999 and beyond where a new longwall installed nearer the slope and sealing of abandoned areas will reduce operating costs.

** Full production was scheduled for 6.7 million tons; however, in 1998 CONSOL Inc. purchased the mine and significantly reduced the work force.

                              JOHN T. BOYD COMPANY

                                                                             3-5

         The lowest sulfur mines are located in eastern and southern Washington and northern Greene Counties, Pennsylvania (District 2). Pittsburgh Seam sulfur content increases toward the south and west, with mines in southern Greene County, Pennsylvania (District 2), and Monongalia and Marion Counties, West Virginia (District 3), exhibiting a higher sulfur content than those in District
2. Highest sulfur mines are located in the West Virginia panhandle counties of Brooke and Marshall (District 6) and eastern Ohio (District 4).

         In 1997 the study region (excluding District 1) produced approximately 116 million tons (99 million tons from mines producing in excess of 500,000 tpy). In 1997 the five largest producers were Consolidation Coal Company (CONSOL Inc.), American Electric Power Company (AEP), Cyprus Amax Coal Company (Cyprus
Amax), Ohio Valley Coal Co. (Ohio Valley), and Peabody Holding Company (Peabody). The five largest operators produced approximately 78 million tons from the Pittsburgh Seam. The following shows historic production within the study region covering production from mines having an annual output of more than 500,000 tpy:

                                                       Tons Produced (000)
                                           --------------------------------------------
                                            1997        1996         1995         1994
                                           --------------------------------------------
      CONSOL  Inc.                          48,145      45,835       45,429     46,222
      AEP                                    9,694       8,931        6,830      6,771
      Cyprus Amax                           11,070       8,558        8,365      7,428
      Ohio Valley                            5,012       4,741        3,946      4,450
      Peabody                                4,067       4,580        5,098      5,659

      All Other Mines Producing Greater
      Than 500,000 tpy                      20,657      20,976       16,947     16,594
      Total Production of Mines Producing
      Greater Than 500,000 tpy              98,755      93,621       86,615     87,124

                              JOHN T. BOYD COMPANY

                                                                             3-6

The long-term future of the AEP mines is uncertain with likely phased closure due to their higher cost under pending utility deregulation.

NEW CAPACITY

         Market analysis must consider the potential impact of new mining capacity on the long-term coal price structure. There are sufficient undeveloped Pittsburgh Seam reserves to enable the development of numerous new Pittsburgh Seam longwall mines. However, based on BOYD's analysis, current and foreseeable market prices do not justify the capital investment required to develop new greenfield capacity.

         Mine development risk has increased considerably in recent years with the prominence of shorter term contracts and contracts which permit wide latitude on shipment volume. Pittsburgh Seam underground longwall mines are large-scale projects that require considerable lead time from project authorization to first production. Since commitments for term sales are of typically shorter durations, mine development requires major capital commitment before knowing the sales environment that will exist when the mine reaches full production. Utilities also find themselves in a high risk environment with the advent of power market deregulation and are unable to commit to longer term supply and/or pricing agreements that could support the development of major new mine production capacity.

         Coal prices required for a viable new mining project exceed current Pittsburgh Seam prices by approximately $5 to $10 per ton. CONSOL Inc. has publicly indicated that realizations approaching $30 per ton FOB mine

                              JOHN T. BOYD COMPANY

                                                                             3-7

are necessary to justify opening a new Pittsburgh Seam mine having the production economics of Bailey or Enlow Fork.

         BOYD believes that decreases in supply caused by closing of existing mining operations or increases in demand caused by additional generating stations installing FGD systems will be met by incremental production from existing mines and by development of brownfield sites. Ohio Valley Coal Company is currently seeking to re-permit the closed Allison Mine (Belmont County, Ohio, formerly owned and operated by Youghiogheny & Ohio Coal Company). The longwall mine will produce 6 million tpy of high sulfur coal accessed through the existing slope. CONSOL Inc. is also adding capacity in Bailey and Enlow Fork Mines to increase production of the combined mines to the 20-million-ton-per-year level.

         In our opinion, the reserve base within the coal producing districts is sufficient to support current production levels for a significant period of time. The recoverable reserves for Districts 1, 2, 3, 4 and 6 are approximately 252 years at current annual production rates. Existing mines will develop/acquire additional reserves to expand operations if demand increases and as existing reserves are exhausted.

                                          Reserve Base (million short tons)
                                          ---------------------------------
                                              Total      Total Recoverable
                                           Demonstrated     Reserves at
                                           Reserve Base     65% Recovery
                                          --------------  -----------------
             Ohio                              23,800          15,470
             Pennsylvania                      21,600          14,040
             Northern West Virginia            13,500           8,775
                                               ------          ------
             Total                             58,900          38,285

             Equivalent years production
             @ 152 million tpy                     -              252

             Source: Total demonstrated reserves from EIA Coal Industry Annual 1997.

                              JOHN T. BOYD COMPANY

                                                                             3-8

         We believe the existing mine recoverable reserves above to underestimate the actual reserves associated with current operations. Additionally, there are significant reserves located in properties adjacent to those controlled by operating mines which could be acquired and developed as brownfield sites.

         In our opinion, approximately 70% of the demonstrated reserve base is of the mid to high sulfur quality (i.e., greater than 3.3 lbs SO(2)/MM Btu).

         Major producers of +4.0 lbs SO(2)/MM Btu coal include:

                                                      Tons
                                                   (millions)
                                                   ----------
                 CONSOL Inc.                          23.0
                 Cyprus Amax                           6.3
                 Ohio Valley                           5.1
                 Central/Southern Ohio Coal Co.        8.0

         There are numerous smaller coal producers capable of producing a high sulfur product for delivery to AEE.

         Due to the availability of +4.0 lbs SO(2)/MM Btu reserves and suppliers, it is our opinion the closure of any one longwall operation in the study region will have minimal effect on regional pricing in the market study area.

OVERVIEW OF DISTRICT 1

         District 1 includes mines located in central Pennsylvania, Maryland, and a portion of northeastern West Virginia. The region is characterized by numerous smaller mining operations. Of the 251 mines operating in 1997, only 16 (approximately 6%) produced more than 500,000 tons. These 16 mines



                              JOHN T BOYD COMPANY

                                                                             3-9

produced a total of 15 million tons, or 44% of all coal produced in District 1. Following is a summary of District 1 production (1994 through 1997):

                                                  Mines Producing over
                          All Producing Mines          500,000 tpy
                          -------------------     ---------------------
                                      Total                   Total
                                    Production               Production
                  Year     Number   Tons (000)     Number   Tons (000)
                  ----     ------   ----------     ------   ----------
                  1997      251       34,351         16         14,989
                  1996      252       34,469         13         16,368
                  1995      299       33,292         14         14,880
                  1994      312       35,705         16         16,935

The eastern portion of District 1 is medium and low volatile rank coals, with a substantial portion of the coals throughout District 1 high in sulfur content, which limit their marketability for the most part to local generating facilities.

RAILROAD ACCESS

         Norfolk Southern (NS) and CSX Transportation (CSXT) are currently purchasing portions of Consolidated Rail Corporation (Conrail). As a result of the merger, most Pittsburgh Seam producers will have dual access to the NS and CSXT (Powhatan No. 6 and Mine 84 will have only NS carrier service). Producers and coal buyers will benefit from increased potential markets opened up by Conrail's dissolution. The new markets will increase the demand for Pittsburgh Seam coals which may increase prices if suppliers do not increase capacity to compensate. BOYD believes new capacity will be installed as prices justify economic development.

                              JOHN T. BOYD COMPANY

                                                                            3-10

         Conrail was the rail carrier that served all of the NYSEG stations. With the sale of Conrail, the Kintigh (Somerset) station will now be served by the CSXT while the Greenidge, Goudey, and Milliken stations will be served by the NS. Both the CSXT and NS will have joint access to some of the Pittsburgh Seam mines. Additionally, the NS has the right to transport some quantities (about 600,000 tons) on CSXT lines as part of the Surface Transportation Board ruling on the sale.

         The Conrail sale should increase rail competition in the study region and could lead to lower rail rates to the AEE stations. Additionally, AEE is evaluating access to the stations from various shortline railroads, which may provide other alternative delivery options. The sale of Conrail does not appear to provide any transport disadvantages to AEE and could lead to service improvements.


                              JOHN T. BOYD COMPANY

                                                                             4-1

                                     DEMAND
                                     ------

         This report divides the study region into three categories defined by sulfur content (expressed in SO(2)/MM Btu). For the purposes of this report, high sulfur coal is greater than 4.0 lbs SO(2)/MM Btu, medium sulfur coal contains between 2.5 and 4.0 lbs SO(2)/MM Btu, and low sulfur contains less than
2.5 lbs SO(2)/MM Btu. A distribution of recent sales in the steam coal market from the supply region of interest is summarized by lbs SO(2)/MM Btu as follows:


                                                  Tons (000)
   Lbs SO(2)/MM Btu:       <2.5        2.5-4.0       >4.0        Total
                         -------       -------       ------      -------

     District    Year
          1      1997      6,359        20,140        2,973       29,472
                 1996      7,223        21,006        1,556       29,785
                 1995      9,656        17,265        2,372       29,293
                 1994      7,601        19,260        2,626       29,487

          2      1997     14,474        12,457        1,045       27,976
                 1996     10,918        11,453          948       23,319
                 1995     12,734         6,117          528       19,379
                 1994      9,068         9,361        1,748       20,177

          3      1997      7,612        10,638        7,826       26,076
                 1996      7,185        10,771        7,259       25,215
                 1995      6,114        10,899        6,425       23,438
                 1994      7,223        11,778        6,669       25,670

          4      1997          5         1,346       23,894       25,245
                 1996        194           782       23,815       24,791
                 1995        269           579       20,477       21,325
                 1994        246           961       26,622       27,829

          6      1997        399           204       12,343       12,946
                 1996          -             -       10,518       10,518
                 1995          -             3        9,361        9,364
                 1994          -             3        9,127        9,130

       Region    1997     28,848        44,785       48,080      121,713
                 1996     25,520        44,011       44,096      113,628
                 1995     28,773        34,863       39,161      102,797
                 1994     24,139        41,363       46,792      112,294

          Source: Federal Energy Regulatory Commission (FERC) Form 423.

                              JOHN T. BOYD COMPANY

                                                                             4-2

         Based on analysis of 1997 FERC records, approximately 78% (93 million tons) of the tons produced in Districts 1, 2, 3, 4, and 6, and delivered to electric utilities, were greater than 2.5 lbs SO(2)/MM Btu. The preceding table shows a large quantity of District 2, mostly Pittsburgh Seam, coal less than 2.5 lbs SO(2)/MM Btu and may not be representative of the available tons at that quality. The following shows District 2 tons between 2.3 and 2.5 lbs SO(2)/MM Btu as compared with the total less than 2.5 lbs SO(2)/MM Btu.


                                       Tons (000)                 % of <2.5
                                 By SO(2)/MM Btu Level          in 2.3 to
                    Year        2.3 to 2.5          <2.5          2.5 Range
                    ----        ----------         ------         ---------
                     1997         6,307            14,474           43.5
                     1996         4,787            10,918           43.8
                     1995         6,536            12,734           51.3
                     1994         3,974             9,068           43.8

A contract sulfur dioxide specification for less than 2.5 lbs SO(2)/MM Btu may be difficult for Pittsburgh Seam suppliers to guarantee. In 1997 approximately 44% of all coal less than 2.5 lbs SO(2)/MM Btu was in the narrow band of 2.3 to
2.5 lbs SO(2)/MM Btu.

         Table 4.1, following this text, summarizes tons delivered in 1997 to utilities sorted by District and sulfur level. All mines shown delivered more than 0.5 million tons to the utility sector.

         BOYD has also analyzed the coal markets of the producers in District 1. The size of the utility market for District 1 coals is approximately 30 million tpy. Approximately 77% of utility deliveries from District 1 are consumed by utilities in Pennsylvania. Table 4.2, following this text, shows quantity and quality of District 1

                              JOHN T. BOYD COMPANY

                                                                             4-3

coal deliveries by receiving state for 1994-1997. In 1997 nearly 69% of all deliveries were classified contract by FERC. The amount of contract coal has increased 18% since 1995.

         Average sulfur dioxide content for coals produced in District 1 is approximately 3.0 lbs SO(2) per million Btu. Nearly 80% (23 million tons) of the 1997 District 1 coal sold to electric utilities is greater than 2.5 lbs SO(2)/MM Btu.

         District 1 mines will continue to serve a niche market. The number of mines will continue to decline, consolidating the market. Currently, less than 7% of the mines produce 44% of coal in District 1. Requirements of Phase 2 of the CAAA will make it difficult for many smaller, higher cost mines to compete (average 3.0 lbs SO(2)/MM Btu.)

CAAA

         Acid rain provisions of CAAA that limit the emissions of sulfur dioxide and oxides of nitrogen (NO(x)) affect the purchasing strategy of coal-burning electrical generating units. A summary of the major acid rain provisions of the CAAA is as follows:

          - January 1, 1995: Phase 1 SO(2)control, 110 specifically identified high emitting utility stations were required to reduce their emissions to less than 2.5 lbs of sulfur dioxide SO(2) per million Btu multiplied by the unit's baseline fossil fuel consumption (average of 1985-1987).

          - January 1, 1996: Phase 1 NO(x) control, 256 Group 1 boilers dry- bottom wall-fired and tangentially-fired were required to reduce their emissions to less than 0.50 lbs NO(x) per million Btu for dry-bottom wall-fired boilers and less than 0.45 lbs NO(x) per million Btu for tangentially-fired boilers.

                              JOHN T. BOYD COMPANY

                                                                             4-4

          - January 1, 2000: Phase 2 NO(x) control, requires lower emission limits for Group 1 boilers and initial limits for Group 2 boilers. Group 2 includes wet-bottom wall-fired (greater than 65
               MW), cyclone-fired (greater than 155 MW), vertically-fired, cell burner boilers, and remaining dry-bottom wall-fired and tangentially-fired boilers excluded from Phase 1.

          - January 1, 2000: Phase 2 SO(2) control, all utility units with nameplate generating capacity equal to or greater than 75 MW are required to reduce their emissions to a level not greater than
               1.2 lbs of SO(2) per million Btu multiplied by the unit's baseline fossil fuel consumption (average of 1985-1987).

Sulfur Dioxide

         Sulfur dioxide limitations have impacted regional coal supply patterns and increased demand for lower sulfur coals. The CAAA permits flexibility in the approach used to achieve total emission compliance including the purchase and trading of SO(2) emission allowances. Each SO(2) allowance permits the emission of one ton of SO(2) into the atmosphere. The utility industry, overall, overcomplied with Phase 1 provisions primarily by fuel switching and, to a lesser extent, by the installation of FGD systems. Of the 261 units in the United States affected by Phase 1, an estimated 173 units (66%) either have been switched to lower sulfur coals or a blend of various quality coals while 28 units (11%) have been or are being equipped with FGD systems.

         The extent of SO(2) overcompliance can be measured by the amount of available excess SO(2) credits as reflected in the price of emission allowances since their introduction in 1995. Following passage of the CAAA in 1990, SO(2) emission allowance prices were forecast to range from $300 to $1,000 per allowance. However, allowance prices by mid-1995 were approximately $130 for Phase 1 and

                                                                             4-5

$125 for Phase 2. Allowance prices subsequently declined to approximately $70 for Phase 1 and $65 for Phase 2 in early 1996. Since then, allowance prices have rebounded and are currently in the $190 to $210 range.

         Utility plans for compliance with Phase 2 SO(2) emission limitations are evolving and may include one or more of the following:

          -    Switching to lower sulfur coal sources or coal blending

          -    Installing flue gas desulfurization (scrubber) systems

          -    Gas co-firing

          -    Purchasing or bundling SO(2) emission allowances

          - Retiring noncompliant units and replacing retired generation from compliant units

         BOYD anticipates that the use of FGD systems will increase during Phase 2 as prices for lower sulfur coals and SO(2) emission allowances increase. Initially, during Phase 2, utilities will utilize their banks of allowances created by overcompliance and purchase of excess allowances at current low prices. The extent to which new FGD systems are installed for burning higher sulfur coals and the relative pricing of SO(2) allowances will largely determine the future trend of regional spot prices after the year 2000. It is our opinion that allowance prices will increase as the bank of available credits is depleted (beyond 2000-2003).

         Currently, there are 55 coal-fired generating stations (103 units) east of the Mississippi River utilizing FGD systems as shown in Table 4.3, following this text. Following is an analysis of the 1997 Federal Energy Regulatory Commission (FERC) data for deliveries to the above FGD-equipped stations:

                                    Tons (000)
                --------------------------------------------------------------
   Type of         Less Than                  Greater Than
  Delivery       2.5 lbs SO(2)/MM Btu     2.5 lbs SO(2)/MM Btu          Total
  --------      ----------------------   ----------------------        -------
  Contract          25,389                     77,500                  102,889
  Spot              12,318                     30,518                   42,836
                    ------                    -------                  -------
  Total             37,707                    108,018                  145,725

                              JOHN T. BOYD COMPANY

                                                                             4-6

In 1997 the size of the overall coal market to stations equipped with FGD systems (located east of the Mississippi River) was approximately 146 million tons. The study region supplied a total of 50 million tons to these stations in 1997 (93% of these deliveries were greater than 2.5 lbs SO(2)/MM Btu). BOYD believes this market will expand due to installation of additional FGD systems to meet the requirements of CAAA Phase 2 SO(2)restrictions. BOYD also believes that the imposition of CAAA Phase 2 SO(2)restrictions will increase demand for low sulfur coal by plants that do not install FGD systems.

         Coal-fired generating stations equipped with or installing FGD systems are the primary market for the Pittsburgh Seam coal production. Only two additional generating stations, Homer City (one unit) and Mt. Storm (one additional unit), have announced plans to install FGD systems.

NO(x) Emission Reductions

         Title IV of the CAAA establishes reductions in NO(x) emissions for coal-fired generating stations. Title IV specifies a two-stage strategy for NO
(X) emission reductions. The first stage is expected to reduce U.S. NO(x) emissions by over 400,000 tons per year (tpy) during Phase 1 (1996-1999). Beginning in year 2000 (Phase 2), NO (x) emissions will be reduced by approximately 1.17 million tpy according to EPA estimates from baseline levels.

         Phase 1 affects 256 dry-bottom, wall-fired and tangentially-fired boilers known as Group 1. Phase 2 of the NO(x) reduction program sets lower emissions limits for Group 1 and establishes emission limits for several other types of coal-

                              JOHN T. BOYD COMPANY

                                                                             4-7

fired boilers (Group 2). Group 2 includes a total of 145 wet-bottom boilers, cyclones, cell burner boilers, and vertically-fired boilers. Additionally, Group 2 includes 607 dry-bottom, wall-fired and tangentially-fired boilers not included in Phase 1. Phase 2 units must comply by January 1, 2000, at which time tangentially-fired boilers must reduce emissions to an average rate of less than
0.40 lbs NO(x)/MM Btu, and wall-fired units must emit less than 0.46 lbs NO(x)/MM Btu.

         The following shows Phases 1 and 2 NO(x) emission limits by boiler type:

                        NO(x)Emission Limits (lbs/MM Btu)
                        ---------------------------------
                                                   Phase 1   Phase 2
                                                   -------   -------
        Group 1 Boilers
          Dry-bottom Wall-Fired                      0.50      0.46
          Tangentially-Fired                         0.45      0.40

        Group 2 Boilers
          Wet-bottom Wall-Fired  >65 MW                -       0.84
          Cyclone-Fired >155 MW                        -       0.86
          Vertically-Fired                             -       0.80
          Cell Burner                                  -       0.68
          Fluidized Bed                                -      Exempt
          Stoker                                       -      Exempt

         NO(x) reduction also falls under Title I of the CAAA which addresses ozone nonattainment. The Ozone Transport Commission (OTC) was created by the CAAA to devise strategies for achieving federal ozone standards in a 12-state, plus the District of Columbia, ozone transport region.

         The thirteen voting members of the OTC signed a Memorandum of Understanding (MoU) to reduce NO(x) emissions in the Ozone Transport Region
(OTR). Implementation of the MoU is based on a three-phase program. Phase 1, which is already in effect, provides for implementation of reasonably available



                              JOHN T. BOYD COMPANY

                                                                             4-8

control technology (RACT). Phase 2 requires affected units in most of the OTR except the northern and central eastern portions to reduce NO(x) emissions by 55% of the 1990 baseline or meet a 0.20 lbs NO(x)/MM Btu maximum limit by May 1, 1999, during the ozone season. Phase 3 requires further NO(x) reductions by 75% of the 1990 baseline, or 0.15 lbs NO(x)/MM Btu maximum, limit by May 1, 2003, during the ozone season. The ozone season extends from May 1 to September 30.

         On September 24, 1998, the EPA announced a final rule requiring NO(x) emission reductions to reduce ozone transport. The measure requires 21 states east of the Mississippi River (excluding Florida, Maine, Mississippi, New Hampshire, and Vermont), Missouri and the District of Columbia to reduce their NO(x) emissions by upwards of 85%. For each of the twenty-three (23) jurisdictions, EPA has calculated a NO(x) budget which must be achieved by 2007. States are required to implement controls by May 1, 2003. States are free to choose their own mix of control for implementation purposes as well as the sources subject to control as long as the total budget is achieved. EPA has recommended a NO(x) emission rate of 0.15 lb/MMBtu for utility sources (fossil fuel burning electric utility units serving electricity generators of 25 MW or more). The final rule includes an interstate cap and trade program that could be used to implement the fixed tonnage NO(x) budget, and the final rule allows states to achieve most of the mandated NO(x) reductions through a regional trading program administered by EPA. Utilities and large nonutility point sources are the most likely candidates for NO(x) reductions.





                              JOHN T. BOYD COMPANY

                                                                             4-9

         Utility strategies for compliance with NO(x) regulations may include one or more of the following:

          -    Fuel switching to high volatile coal

          -    Installation of low NO(x) burners

          -    Staged combustion reducing percentage of excess air

          -    Selective catalytic or noncatalytic reduction

Pittsburgh Seam coal provides a high volatile matter (32% to 34%) substitute for lower volatile coals. High volatile fuel switching to FGD-equipped stations may be a means of attaining compliance with Phase 2 NO(x) requirements for some stations.

EXPORT MARKETS

         A small portion of the Pittsburgh Seam production coal is exported, primarily to Canada and Europe. The majority of exports are lower sulfur (typically less than 1.5%). Export prices have been declining over the past several years. Many producers are not willing to sell into the export market at current prices. Therefore, more Pittsburgh Seam coal will be available for sale in the domestic market resulting in a short-term decline in prices.

POWDER RIVER BASIN COALS

         Coals from the Powder River Basin (PRB) in the western United States may have an impact on eastern coal prices. Although PRB coal shipments to stations east of the Mississippi River between 1994 and 1997 have increased from 53 million to 85 million tons (60% increase), there have been no significant deliveries to stations in the northeast (east of Ohio).



                              JOHN T. BOYD COMPANY

                                                                            4-10

         Future PRB infiltration will be dependent on the individual utility's CAAA compliance plans. In 1997, FGD systems (east of the Mississippi River) purchased approximately 110 million tons of coal greater than 2.5 lbs SO(2)/MM Btu. The Pittsburgh Seam delivered approximately 42 million tons to FGD-equipped stations (92 million tons to the utility market) in 1997. FGD-equipped stations are a substantial market for Pittsburgh Seam suppliers, allowing little competition with PRB producers.

         If Phase 2 compliance includes installation of additional FGD systems, the Pittsburgh Seam suppliers are the most likely source of high quality, low cost of production coals. Low sulfur levels in PRB coals may add a premium to the price of these coals after January 2000 (Phase 2). Transportation of PRB coals to eastern stations contemplating fuel switching (instead of installing FGD systems) adds significantly to the delivered coal costs. Rail transportation from Montana or Wyoming to the northeast will require one or more rail switches or rail-to-lake barge transfers. Lake transloading capability would have to be either significantly upgraded or installed. Since lake shipping is not possible during the entire year, it would be necessary for utilities to make provisions for additional stockpile space. PRB coal prices will most likely experience upward pressure after Phase 2 becomes effective.

Alternate Fuels

         Northeastern utilities utilize a combination of coal, gas, and nuclear generating capacity. The impact of gas and nuclear operations on the coal segment


                              JOHN T. BOYD COMPANY

                                                                            4-11

is expected to be minimal. Most large coal-fired units are base load units. BOYD believes the price of natural gas will primarily affect new stations to be developed domestically in the U.S. such that near-term development will rely on natural gas-fired units. Overall, for existing coal-fired stations, the price of natural gas will have no significant impact on coal prices.

         During 1997 and 1998, the nuclear units of Ontario-Hydro experienced problems, thus the utility increased its coal purchases from Pittsburgh Seam suppliers. These additional sales led to reduced availability of Pittsburgh Seam coals and higher prices. However, this was a short-term occurrence. Had it been perceived as a long-term occurrence, producers most likely would have increased production capacity and the tight supply would have diminished, resulting in lowering of prices.

Price Forecast

         This report presents estimated FOB mine prices in constant mid-1998 and current year's dollars. Conversion between constant and current dollars is based on the following projected inflation rates:

                            1999        2.0%
                            2000        2.5%
                         2001-2016      3.0%

         During the near- to mid-term (through 2008), BOYD believes enough reserves remain to continue production of low, medium and high sulfur coal at current levels. Beyond 2008, it is questionable if reserves of coal having a sulfur



                              JOHN T. BOYD COMPANY

                                                               4-12

content of less than 2.5 lbs SO(2)/MM Btu are available in the study region to maintain current production levels. Only a small portion (approximately 3%, 3 million to 4 million tpy) of the production from Districts 1, 2, 3, 4, and 6 meet CAAA Phase 2 sulfur dioxide requirements. For utilities opting to install FGD units or purchase sulfur dioxide allowances, the study region has a large reserve base of higher sulfur coals. Since Pittsburgh Seam coals at lower sulfur levels are scarce, they would most likely be used as a blend constituent to meet a 1.2 lbs SO(2)/MM) Btu specification.

         With limited prospects of opening new mines, the present trend for Pittsburgh Seam producers with mines that have large accessible reserve bases is to upgrade current longwall capacity. This is done in tandem with upgrading haulage capacity to permit extending the reach of the underground workings and accommodating higher tonnages. While this may not be the most efficient method of operating from a long-term cash cost perspective (due to the cost of installing and operating additional infrastructure), it avoids large front-end capital expenditures for new mine development and surface facilities (railroad, preparation plant, etc.).

         Mine selling prices are contingent upon negotiated contract terms and conditions, special quality characteristics required by the buyer, mine location, individual mine production costs, and market dynamics. The price of Pittsburgh Seam coals has been declining in real terms, and we anticipate the price of Pittsburgh Seam coals will continue to decline in real terms. We have projected prices on a contract and spot basis through 2010.



                              JOHN T. BOYD COMPANY

                                                                            4-13

     Projected base case f.o.b. mine steam coal prices are summarized below:

                               Contract Price                Spot Price
                        ------------------------    -------------------------
   District:                2 & 3          4 & 6         2 & 3         4 & 6
                        ----------------   -----    ----------------  -------
   lbs SO(2)/MM Btu:     <2.5    2.5-4.0    >4.0      <2.5   2.5-4.0    >4.0
   Btu/lb:              12,800   12,800   12,500    12,800   12,800   12,500

                              Constant Mid-1998 (Dollars)
                              ---------------------------
             1999        25.30    23.85    20.25     24.00    22.70    19.20
             2000        25.05    23.70    20.10     23.80    22.50    19.10
             2005        24.00    23.00    19.40     23.60    22.35    19.00
             2010        23.50    21.90    18.40     23.30    21.70    18.20

                                Current Year's (Dollars)
                                ------------------------
             1999        25.70    24.20    20.55     24.35    23.05    19.50
             2000        26.00    24.60    20.85     24.70    23.35    19.80
             2005        28.80    27.60    23.30     28.35    26.80    22.80
             2010        32.70    30.45    25.60     32.40    30.20    25.30

Detailed annual estimates follow in Tables 4.4 and 4.5, following this text.

         BOYD has also prepared a low and high case contract coal price forecast. Price projections for the base, low, and high cases are shown in Table
4.6 and summarized below:

                               FOB  Mine  Prices  (Constant  Mid-1998
                               $/Ton)
               District:                       2 & 3                      4 & 6
                               --------------------------------        ---------
lbs SO(2)/MM Btu:                        <2.5         2.5 - 4.0             >4.0
Btu/lb:                                 12,800           12,800           12,500
                                Base
                      1999               25.30            23.85            20.25
                      2000               25.05            23.70            20.10
                      2005               24.00            23.00            19.40
                      2010               23.50            21.90            18.40
                                Low
                      1999               21.50            19.50            18.50
                      2000               21.50            19.20            18.35
                      2005               20.90            19.00            18.20
                      2010               20.45            18.00            17.00
                               High
                      1999               26.55            25.05            21.25
                      2000               26.55            25.10            21.30
                      2005               26.65            25.55            21.55
                      2010               26.30            24.55            20.60

                              JOHN T. BOYD COMPANY

                                                                            4-14

         The low and high cases represent an 80% confidence level. BOYD's analysis is based on the criteria that there is less than a 10% probability the price will be greater than the high case price estimate and less than 10% probability the price will be less than our low case price estimate. We project coal prices to continue to increase at a rate lower than the general inflation rate (as measured by the Gross Domestic Product Implicit Price Deflator) during the period 2010 through 2020 (i.e., we anticipate coal prices will decrease in real terms throughout this period).

         A contract being finalized by AEE substantiates the foregoing price projections. AEE is currently finalizing negotiations with Pittsburgh Seam producers for a two-year commitment with the following average quality and fixed pricing:

                        Ash   (%)                     7
                        Sulfur (%)                  2.25
                        Btu/lb                    13,200
                        lbs SO(2)/MM Btu            3.41

                        Year                       $/Ton
                        ----                       -----
                        1999                       19.83
                        2000                       20.65

         The pricing being negotiated by AEE falls near the low end of our projection but within our 80% confidence range.

         BOYD's high sulfur coal (>.0 lbs SO(2)/MM Btu) price forecast assumes only moderate growth in the use of FGD systems. Phase 2 compliance is projected to be a combination of fuel switching, use of emission allowances, increase in gas-fired and co-fired generation and FGD systems. If a large scale installation of FGD



                              JOHN T. BOYD COMPANY

                                                                            4-15

systems occurs (e.g., due to a break-through in technology), then high sulfur coal prices shown in the forecast are likely to be understated.

      Following this page are:

  Tables
          4.1: 1997 Utility Deliveries by Sulfur Dioxide Content from Selected
               Mines in the Study Region

          4.2: District 1 Utility Distribution by Receiving State (1994-1997)

          4.3: Operating Scrubbed Stations East of the Mississippi River

          4.4: Estimated FOB Mine Coal Price for Pittsburgh Seam Suppliers
               (Constant Mid-1998 Dollars)

          4.5: Estimated FOB Mine Coal Price for Pittsburgh Seam Suppliers
               (Current Year's Dollars)

          4.6: Pittsburgh Seam Coal, Estimated Term Coal Prices



                              JOHN T. BOYD COMPANY

                                                                           4-16a

                                   TABLE 4.1
               1997 UTILITY DELIVERIES BY SULFUR DIOXIDE CONTENT
                    FROM SELECTED MINES IN THE STUDY REGION
                                      For
                            AES EASTERN ENERGY, L.P.
                                       BY
                              John T. Boyd Company
                       Mining and Geological Consultants
                                   March 1999




                                                                Delivered Tons (000) By Sulfur Dioxide lbs/MM Btu level:


                                                           ------------------------------------------------------------------------
Company                         Mine                       <2.30        2.31-2.50     2.51-2.80    2.81-4.00    >4.00       Total
----------------------        ------------------------     ----------   ---------     ---------    ---------  ----------  ---------
                                                           DISTRICT 1
                                                           ----------
Canterbury Coal Co.           Dianne                            --            --             --     1,097.4       111.4      1,206.8
E. P. Bender Coal Co.         EPB Strip                         --            --             --       667.0          --        667.0
Amerikohl Mining, Inc.        Fayette Co. Strips                --          21.5           98.8       492.5        82.0        694.8
Pennsylvania Mines Corp.      Greenwich Collieries No. 1     303.0            --        1,594.0          --          --      1,897.0
Elton Coal Co.                Huskin Run Siding               55.0           7.0           22.0       545.0        54.0        683.0
Keystone Coal Mining Corp.    Keystone Cleaning Plant           --            --          201.0       380.0        18.0        599.0
Power Operating Co., Inc.     Leslie Tipple                    7.0          80.0           40.0       486.0          --        613.0
Helvetia Coal Co.             Lucerne Nos. 6, 8 & 9             --            --             --     1,804.2          --      1,804.2
Mapco Coal, Inc.              Mettila                        282.8         159.0          966.7     1,184.3          --      2,592.8
Mincorp, Inc.                 P B S No. 1                       --          20.0           59.0     1,317.5          --      1,396.5
Mears Enterprises, Inc.       Penn Run                          --          23.0             --       163.0       364.8        550.8
Consol Coal Group             Potomac                        623.1          22.7             --        16.1          --        661.9
Willesley Clay Ltd.           Rosebud Nos. 2 and 3              --            --            2.3       443.9       120.3        566.5
Mincorp, Inc.                 Shade Creek Tipple             542.0          15.0           23.4        24.0          --        604.4
Tanoma Coal Co.               Tanoma                       1,554.6         133.6          278.1       555.5       620.6      3,042.4
                                                           -------       -------        -------     -------     -------     --------
                                                           3,367.5         481.8        3,285.3     9,176.4     1,271.1     17,582.1




                                                            DISTRICT 2
                                                            ----------
Amerikohl Mining, Inc.          Amerikohl No. 1                0.2          1.9        274.0         513.0        --         789.1
Consol Coal Group               Bailey/Enlow Fork          1,649.9      4,188.4      3,537.8         675.1      79.8      10,131.0
Cyprus Amax Coal Co.            Cumberland                    69.2           --         37.0       3,216.6      68.6       3,391.4
Consol Coal Group               Dilworth                     655.9        332.5        644.7       1,247.4       6.2       2,886.7
Cyprus Amax Coal Co.            Emerald No. 1              2,713.5        602.0        422.0         542.9        --       4,280.4
Rochester & Pittsburgh Coal Co. Livingston No. 84          2,167.3        773.4        168.5           9.1        --       3,118.3
Consol Coal Group               Robena Prep Plant            177.9         53.7         54.0          81.9     637.8       1,005.3
                                                           -------      -------      -------       -------     -----      --------
                                                           7,433.9      5,951.9      5,138.0       6,286.0     792.4      25,602.2


                                                            DISTRICT 3
                                                            ----------

American Natural Resources Co.  Albright Prep Plant          119.0        365.7        236.9          43.8         --        785.4
Anker Energy Corp.              Amos Run No. 2               951.0           --           --            --         --        951.0
Anker Energy Corp.              Anker Rail & River Term      178.9          9.5           --         179.0      480.9        848.3
Consol Coal Group               Blackville No. 2               --          28.6         68.7       1,299.9    1,654.2      3,051.4
Zeigler Coal Co.                Cowen                      1,197.9           --           --          78.1         --      1,276.0
Mepco, Inc.                     Crafts Run                   130.9        136.9         59.3         278.1         --        605.2
Coastal States Energy Corp.     D & K No. 4A Portal No. 2    744.2           --           --            --         --        744.2
Peabody Holding Co.             Federal No. 2                  4.2           --         97.3       3,096.3      243.2      3,441.0
Consol Coal Group               Humphrey No. 7               189.9           --        261.4       1,689.0       17.8      2,157.9
Consol Coal Group               Loveridge No. 22              96.9         46.9        237.5       1,872.4         --      2,253.7
Consol Coal Group               Robinson Run No. 95             --           --           --           5.3    4,385.8      4,381.1
Philippi Development, Inc.      Sentinel                     947.0         30.0           --            --         --        977.0
Amvest Minerals Corp.           Terry Eagle No. 1 Pit        708.8           --           --          22.8         --        731.6
                                                           -------        -----        -----       -------    -------     --------
                                                           5,268.7        617.6        961.1       8,564.7    6,761.7     22,183.8


                                                        JOHN T. BOYD COMPANY

                                                                           4-16b

                                                                  Delivered Tons (000) by Sulfur Dioxide lbs/MM Btu level*
                                                          ------------------------------------------------------------------------
                                                          (less than)                                         (greater than)
      Company                             Mind               2.30         2.31-2.50    2.51-2.80   2.81-4.00        4.00     Total
------------------------------    ----------------------- ------------    ---------    ---------  ---------  -------------- --------

                                                          District 4
                                                          ----------

Waterloo Coal Co., Inc.           Bowmen Strip                      --           --           --         --      789.4         789.4
Columbus & Southern Power Co.     Conesville Prep Plant             --           --           --         --    2,370.4       2,370.4
Keller Group, Inc.                Kensington Prep Plant             --           --           --      465.4       48.9         515.3
Consol Coal Group                 Mahoning Valley No. 36            --           --           --         --      822.0         822.0
Ohio Power Co.                    Meigs No. 2                       --           --           --         --    3,119.9       3,119.9
Ohio Power Co.                    Meigs No. 31                      --           --           --         --    3.119.9       3,119.9
Ohio Power Co.                    Musingum                          --           --           --         --    1,150.4       1,150.4
Quaker Coal Co., Inc.             Neims Cadiz Portel               4.8           --         34.9      423.2      674.0       1,136.9
B & N Coal, Inc.                  Orange Strip                      --           --           --         --      737.5         737.5
Consol Coal Group                 Powhatan No. 4                    --           --           --         --    1,878.5       1,876.5
Ohio Valley Resources Inc.        Powhatan No. 6                    --           --           --         --    4,573.7       4,573.7
Sands Hill Coal Co., Inc.         Sands Hill Strip                  --           --           --         --    1,105.0       1,105.0
                                                              --------      -------      -------   --------   --------      --------
                                                                   4.8           --         34.9      889.6   20,369.6      21,318.9

                                                          District 6
                                                          ----------

Consol Coal Group                 McElroy                        194.9           --           --         --    1,222.8       1,417.5
Consol Coal Group                 Shoemaker                      194.9           --           --      203.9    8,379.6       8,778.6
Ohio Power Co.                    Windsor                           --           --           --         --    1,520.6       1,620.6
                                                              --------      -------      -------   --------   --------      --------
                                                                 389.8           --           --      203.9   11,123.0      11,716.7

                                                              16,464.7      7,061.3      9,419.3   26,120.8   40,357.6      98,413.7

                                    TABLE 42

                       DISTRICT 1 UTILITY DISTRIBUTION BY
                          RECEIVING STATE (1994-1997)
                                      For
                            AES EASTERN ENERGY, L.P.
                        --------------------------------
                                       By
                              John T. Boyd Company
                       Mining and Geological Consultants
                                   March 1999
                          ---------------------------

                              Spot Deliveries                                       Contract Deliveries
           ----------------------------------------------------    --------------------------------------------------
                                                Delivered Price                                       Delivered Price
Delivery     Tons     Ash    Sulfur             ---------------     Tons     Ash    Sulfur            ---------------
 State      (000)     (%)     (%)     Btu/lb    $/ton  (cent)/MM Btu     (000)    (%)      (%)    Btu/lb   $/ton  (cent)/MM Btu
--------   --------  -----   ------   ------    -----  -------------    -------   -----  ------   ------   -----  -------------
                                                                                      1997
                                                                                      ----
DE            16.3   10.97     0.57   10,724    32.38     151.0          160.8    9.17    1.46   13,158   38.89     147.8
KY             0.3   29.70     1.00    7,000    12.14      86.7             --      --      --       --      --        --
MD           828.5    9.99     1.37   12,871    40.03     155.5        1,394.0    9.39    1.42   13,098   44.48     169.8
NH            73.0    8.20     1.38   12,913    41.43     160.4             --      --      --       --      --        --
NY           218.3   10.68     1.64   12,495    36.25     145.1             --      --      --       --      --        --
OH           202.6   13.87     1.53   11,752    25.11     106.8             --      --      --       --      --        --
PA         7,529.5   14.35     2.06   12,191    29.81     122.3       15,160.6   15.05    1.91   12,093   31.42     129.9
VA            59.1   15.29     1.56   12,899    37.84     146.7             --      --      --       --      --        --
WV           256.5   12.63     1.41   12,548    28.97     115.4        3,571.8   15.35    1.70   12,246   27.18     111.0
           -------   -----     ----   ------    -----  --------       --------   -----    ----   ------   -----     -----
           9,184.1   13.76     1.95   12,267    30.91     126.0       20,287.2   14.67    1.84   12,197   31.63     129.7


                                                                                     1996
                                                                                     ----
DE            32.5    8.44     1.00   13,122    43.44     165.5          251.7    9.50     1.42  13,121   39.01     148.7
MD         1,889.6    9.45     1.38   13,011    40.69     156.4        1,383.0    9.33     1.42  13,071   43.37     165.9
NH            72.2    8.70     1.35   13,110    40.54     154.6             --      --       --      --      --        --
NY           232.7   11.49     1.36   12,381    34.82     140.6            4.0   14.20     0.89  11,263   27.23     120.9
OH            16.0   24.58     1.26    9,589    15.57      81.2             --      --       --      --      --        --
PA         7,780.3   13.59     1.95   12,261    30.67     125.1       13,533.0   15.00     1.87  12,142   33.02     136.0
VA            18.6   12.00     1.62   12,935    38.78     149.9             --      --       --      --      --        --
WV         1,660.5   14.39     1.70   12,305    26.35     107.1        2,911.2   14.16     1.67  12,328   31.50     127.7
          --------   -----     ----   ------    -----     -----       --------   -----     ----  ------   -----     -----
          11,702.4   12.96     1.80   12,396    31.85     128.5       18,082.9   14.35     1.80  12,256   33.65     137.3


                                                                                     1995
                                                                                     ----
DE            44.7    9.93     1.08   13,164    41.52     157.7          228.6    9.82     1.32  13,103   39.45     150.5
MD         1,663.3    9.52     1.36   13,114    39.45     150.4        1,628.0    9.56     1.40  13,196   42.15     159.7
NH             9.2    6.20     1.44   13,345    42.65     159.8             --      --       --      --      --        --
NY           591.8   11.85     1.61   12,399    33.89     136.7           10.4   11.52     1.02  12,696   39.24     154.5
OH            60.8    7.63     1.45   12,949    33.54     129.5             --      --       --      --      --        --
PA         9,012.5   14.09     2.02   12,267    27.94     113.9       11,531.7   14.69     1.76  12,212   34.73     142.2
WV           710.2   21.54     2.00   10,872    21.97     101.0        3,802.5   14.18     1.66  12,414   32.49     130.9
          --------   -----     ----   ------    -----     -----       --------   -----     ----  ------   -----     -----
          12,091.7   13.74     9.90   12,316    29.55     120.0       17,201.2   14.03     1.70  12,362   35.00     141.6

                                  Total Deliveries
          -----------------------------------------------------
                                                Delivered Price
Delivery    Tons      Ash    Sulfur             ---------------
 State      (000)     (%)     (%)     Btu/lb    $/ton  (cent)/MM Btu
--------  --------   -----   ------   ------    -----  -------------
DE           177.1    9.33     1.37   12,933    38.29     149.0
KY             0.3   29.70     1.00    7,000    12.14      86.7
MD         2,222.5    9.61     1.40   13,014    42.82     164.5
NH            73.0    8.20     1.38   12,913    41.43     160.4
NY           218.3   10.68     1.64   12,495    36.25     145.1
OH           202.6   13.87     1.53   11,752    25.11     106.8
PA        22,690.0   14.82     1.96   12,125    30.89     127.4
VA            59.1   15.29     1.56   12,899    37.84     146.7
WV         3,828.3   15.17     1.68   12,266    27.30     111.3
          --------   -----     ----   ------    -----     -----
          29,471.2   14.39     1.87   12,219    31.41     128.5


DE           284.2    9.38     1.37   13,121    39.52     150.6
MD         3,272.6    9.40     1.40   13,036    41.83     160.4
NH            72.2    8.70     1.35   13,110    40.54     154.6
NY           236.7   11.54     1.35   12,363    34.69     140.3
OH            16.0   24.56     1.26    9,589    15.57      81.2
PA        21,313.3   14.48     1.90   12,186    32.16     132.0
VA            18.6   12.00     1.63   12,935    38.78     149.9
WV         4,571.7   14.24     1.68   12,320    29.63     120.2
          --------   -----     ----   ------    -----     -----
          29,785.3   13.80     1.80   12,312    32.94     133.8


DE           273.3    9.84     1.28   13,113    39.79     151.7
MD         3,291.3    9.54     1.38   13,155    40.79     155.0
NH             9.2    6.20     1.46   13,345    42.65     159.8
NY           602.2   11.84     1.60   12,404    33.99     137.0
OH            60.0    7.83     1.46   12,949    33.54     129.5
PA        20,544.2   14.43     1.87   12,236    31.75     129.8
WV         4,512.7   15.34     1.71   12,172    30.84     128.7
          --------   -----     ----   ------    -----     -----
          29,292.9   13.91     1.70   12,343    32.75     132.7

                                 Spot Deliveries                                              Contract Deliveries
             ---------------------------------------------------------     ---------------------------------------------------------
                                                      Delivered Price                                               Delivered Price
Delivery     Tons        Ash    Sulfur               -----------------     Tons        Ash    Sulfur               -----------------
 State      (000)        (%)     (%)      Btu/lb     $/ton    c/MM Btu    (000)        (%)     (%)      Btu/lb     $/ton    c/MM Btu
--------    -----        ---    ------    ------     -----    --------    -----        ---    ------    ------     -----    --------

DE             145.8     9.92    1.37     13,147     39.57     150.5         199.7     9.43    1.27     12,991     42.56     163.8
MD             875.3    10.14    1.35     12,916     40.04     155.0       2,338.0    10.77    1.57     12,930     44.37     171.6
NY           1,085.2    12.58    1.61     12,102     35.04     144.8            --       --      --         --        --        --
OH             170.0     8.46    1.65     12,919     32.02     123.9            --       --      --         --        --        --
PA           7,481.1    13.29    1.90     12,364     30.94     125.1      12,588.3    14.45    1.87     12,227     35.39     144.7
WV             698.6    14.67    1.76     12,279     26.69     108.7       3,905.0    13.76    1.76     12,460     33.25     133.4
            --------    -----    ----     ------     -----     -----      --------    -----    ----     ------     -----     -----
            10,456.0    12.92    1.80     12,397     31.98     129.0      19,031.0    13.80    1.80     12,369     36.13     146.0



                                 Total Deliveries
             ---------------------------------------------------------
                                                      Delivered Price
Delivery     Tons        Ash    Sulfur               -----------------
 State      (000)        (%)     (%)      Btu/lb     $/ton    c/MM Btu
--------    -----        ---    ------    ------     -----    --------

DE             345.5     9.64    1.31     13,057     41.30     158.2
MD           3,213.3    10.60    1.51     12,926     43.19     167.1
NY           1,085.2    12.58    1.61     12,102     35.04     144.8
OH             170.0     8.46    1.65     12,919     32.02     123.9
PA          20,069.4    14.02    1.88     12,278     33.73     137.4
WV           4,603.6    13.90    1.76     12,433     32.25     129.7
            --------    -----    ----     ------     -----     -----
            29,487.0    13.49    1.80     12,379     34.65     140.0

                                   TABLE 4.3                               4-18

                          OPERATING SCRUBBED STATIONS
                         EAST OF THE MISSISSIPPI RIVER
                                      For
                            AES EASTERN ENERGY, L.P.
                                       By
                              John T. Boyd Company
                       Mining and Geological Consultants
                                   March 1999


                                                                                            1997
                                                                             Station     Coal Burn
          Utility                        Station (Unit No.)        State     Id. No.     (Tons-000)
---------------------------------     ------------------------     -----     -------     ----------
Alabama Electric Coop.                Lowman (2 & 3)                  AL         0058         1,465
Atlantic City Electric                England (2)                     NJ         2378           580
Big Rivers Electric Corp.             D.B. Wilson                     KY         5823         1,254
Big Rivers Electric Corp.             Green (1 & 2)                   KY         6639         1,492
Central Illinois Light Co.            Duck Creek (1)                  IL         6016           660
Central Illinois Public Service       Newton (1)                      IL         6017         2,327
Cincinnati Gas & Electric Co.         East Bend (2)                   KY         6018         1,790
Cincinnati Gas & Electric Co.         W.H. Zimmer                     OH         6019         3,253
Columbus and Southern Ohio Elec.      Conesville (5 & 6)              OH         2840         4,055
Duquesne Light Co.                    Elrama (1 - 4)                  PA         3098         1,000
East Kentucky Power Co.               Spurlock (2)                    KY         6041         2,314
Grand Haven Light & Power             J.B. Sims (3)                   MI         1825           174
Hoosier Energy                        Merom (1 & 2)                   IN         6213         3,510
Indianapolis Power and Light          Petersburg (1, 2, 3 & 4)        IN         0994         5,314
Jacksonville Electric Auth.           St. Johns River (1 & 2)         FL         0207         3,755
Kentucky Utilities                    Ghent                           KY         1356         4,792
Kentucky Utilities                    Green River (1 - 3)             KY         1357           345
Louisville Gas & Electric Co.         Cane Run (4, 5 & 6)             KY         1363         1,430
Louisville Gas & Electric Co.         Mill Creek (1, 2, 3 & 4)        KY         1364         3,710
Louisville Gas & Electric Co.         Trimble County                  KY         6071         1,654
Marquette Board of Light & Power      Shiras (3)                      MI         1843           144
Monongahela Power                     Harrison (1, 2 & 3)             WV         3944         5,279
Monongahela Power                     Pleasants (1 & 2)               WV         6004         3,519
New York State Gas & Electric         Kintigh                         NY         6082         1,635
New York State Gas & Electric         Milliken (1 & 2)                NY         2535           776
Northern Ind. P.S.                    Bailly (7 & 8)                  IN         0995         1,311
Northern Ind. P.S.                    Schahfer (17 & 18)              IN         6085         4,816
Ohio Power                            Gevin (1 & 2)                   OH         8102         7,061
Orlando Utilities Comm.               Stanton (1 & 2)                 FL         0564         2,309
Owensboro Municipal Utilities         Smith (1 & 2)                   KY         1374         1,347
Pennsylvania Power Co.                Bruce Mansfield (1, 2 & 3)      PA         6094         5,961
Pennsylvania Electric Co.             Conemaugh (1 & 2)               PA         3118         4,702
Philadelphia Electric                 Cromby (1)                      PA         3159           403
Philadelphia Electric                 Eddystone (1 & 2)               PA         3161         1,214
P.S. Company of Indiana               Gibson (4 & 5)                  IN         6113         7,905
Sanannah Electric and Power           Mcintosh (3)                    FL         6124           378
Sanannah Electric and Power           Mcintosh (3)                    FL         0676           940
Seminole Electric Coop.               Seminole (1 & 2)                FL         0136         3,940
Southern Illinois Power Coop.         Marion (4)                      IL         0976           851
Southern Ind. Gas & Elec.             A.B. Brown (1 & 2)              IN         6137         1,233
Southern Ind. Gas & Elec.             Culley (2 & 3)                  IN         1012           944
Springfield Water, Light & Power      Dellman (3)                     IL         0963         1,100
S. Carolina P.S. Auth.                Cross (1 & 2)                   SC         0130         2,707
S. Carolina P.S. Auth.                Winyah (2, 3 & 4)               SC         6249         2,619
Tampa Electric                        Big Bend (4)                    FL         0645         7,280
Tennessee Valley Auth.                Cumberland (1 & 2)              AL         3399         8,027
Tennessee Valley Auth.                Paradise (1 & 2)                KY         1378         8,406
Tennessee Valley Auth.                Shawnee (9)                     KY         1379         3,352
Tennessee Valley Auth.                Widows Creek (7 & 8)            AL         0050         2,857
Virginia Electric Power Co.           Clover                          VA         7213         1,904
Virginia Electric Power Co.           Mt. Storm (3)                   VA         3954         3,957
West Penn Power                       Mitchell (3)                    PA         3181         1,775
                                                                                             ------
                                                                                            145,726

                              JOHN T. BOYD COMPANY

                                   TABLE 4.4
                                   ---------
                                                                            4-19
                         ESTIMATED FOB MINE COAL PRICE
                         FOR PITTSBURGH SEAM SUPPLIERS
                          (Constant Mid-1998 Dollars)
                                      For
                            AES EASTERN ENERGY, L.P.
                         -----------------------------
                                       By
                              John T. Boyd Company
                       Mining and Geological Consultants
                                   March 1999
                         -----------------------------





                                  Contract                                        Spot
                  --------------------------------------------   --------------------------------------------
District:                 2 & 3       2 & 3              4 & 6           2 & 3       2 & 3              4 & 6

lbs SO(2)/MM Btu:       <2.5         2.5 - 4.0          >4.0            <2.5        2.5 - 4.0          >4.0

Btu/lb:                  12,800      12,800             12,500          12,800      12,800             12,500



     Year                                               Base Case Price ($/Ton)
     ----                 -----------------------------------------------------------------------------------
     1999                 25.30       23.85              20.25           24.00       22.70              19.20
     2000                 25.05       23.70              20.10           23.80       22.50              19.10
     2001                 24.85       23.55              19.95           23.60       22.40              19.00
     2002                 24.65       23.40              19.80           23.60       22.40              19.00
     2003                 24.40       23.25              19.65           23.60       22.40              19.00
     2004                 24.20       23.10              19.50           23.60       22.40              19.00
     2005                 24.00       23.00              19.40           23.60       22.35              19.00
     2006                 23.90       22.75              19.20           23.60       22.35              19.00
     2007                 23.80       22.50              19.00           23.60       22.30              18.80
     2008                 23.70       22.30              18.80           23.50       22.10              18.60
     2009                 23.60       22.10              18.60           23.40       21.90              18.40
     2010                 23.50       21.90              18.40           23.30       21.70              18.20






                              JOHN T. BOYD COMPANY

                                   TABLE 4.5                     4-20

                         ESTIMATED FOB MINE COAL PRICE
                         FOR PITTSBURGH SEAM SUPPLIERS
                            (Current Year's Dollars)
                                      For
                            AES EASTERN ENERGY L.P.
                         ------------------------------
                                       By
                              John T. Boyd Company
                       Mining and Geological Consultants
                                   March 1999
                         ------------------------------

                          Contract                       Spot
                  -------------------------   --------------------------
District:          2 & 3   2 & 3     4 & 6     2 & 3    2 & 3     4 & 6

lbs SO(2)/MM Btu:  <2.5   2.5-4.0    >4.0      <2.5     2.5-4.0    >4.0

Btu/lb:           12,800  12,800    12,500    12,800   12,800    12,500

     Year                          Base Case Price ($/Ton)
     ----                          -----------------------
1999                25.70     24.20     20.55     24.35     23.05     19.50
2000                26.00     24.60     20.85     24.70     23.35     19.80
2001                26.50     25.10     21.25     25.15     23.90     20.25
2002                27.05     25.70     21.75     25.90     24.60     20.85
2003                27.60     26.30     22.25     26.70     25.35     21.50
2004                28.20     26.90     22.70     27.50     26.10     22.15
2005                28.80     27.60     23.30     28.35     26.80     22.80
2006                29.55     28.10     23.75     29.15     27.65     23.50
2007                30.30     28.65     24.20     30.05     28.40     23.95
2008                31.10     29.25     24.65     30.80     29.00     24.40
2009                31.90     29.85     25.15     31.60     29.60     24.85
2010                32.70     30.45     25.60     32.40     30.20     25.30



                              JOHN T. BOYD COMPANY

                                   TABLE 4.6                                4-21


                              PITTSBURGH SEAM COAL
                           ESTIMATED TERM COAL PRICES
                              CONSTANT 1998 $/TON
                                      For
                            AES EASTERN ENERGY, L.P.
                       ---------------------------------
                                       By
                              John T. Boyd Company
                       Mining and Geological Consultants
                                   March 1999
                       ---------------------------------

District:                         2 & 3           2 & 3                  4 & 6
Ibs SO(2)/MM Btu:                 < 2.5       2.5 - 4.0                  > 4.0
Btu/lb:                          12,800          12,800                 12,500


                            BASE CASE PRICE ($/TON)
                            -----------------------
1999                    25.30                    23.85                    20.25
2000                    25.05                    23.70                    20.10
2001                    24.85                    23.55                    19.95
2002                    24.65                    23.40                    19.80
2003                    24.40                    23.25                    19.65
2004                    24.20                    23.10                    19.50
2005                    24.00                    23.00                    19.40
2006                    23.90                    22.75                    19.20
2007                    23.80                    22.50                    19.00
2008                    23.70                    22.30                    18.80
2009                    23.60                    22.10                    18.60
2010                    23.50                    21.90                    18.40

                             LOW CASE PRICE ($/TON)
                             ----------------------
1999                    21.50                    19.50                    18.50
2000                    21.20                    19.20                    18.35
2001                    20.90                    19.05                    18.20
2002                    20.90                    19.05                    18.20
2003                    20.90                    19.05                    18.20
2004                    20.90                    19.05                    18.20
2005                    20.90                    19.00                    18.20
2006                    20.90                    19.00                    18.20
2007                    20.90                    18.90                    17.90
2008                    20.75                    18.60                    17.60
2009                    20.60                    18.30                    17.30
2010                    20.47                    18.00                    17.00

                            HIGH CASE PRICE ($/TON)
                            -----------------------
1999                    26.55                    25.05                    21.25
2000                    26.55                    25.10                    21.30
2001                    26.60                    25.20                    21.35
2002                    26.60                    25.25                    21.40
2003                    26.60                    25.35                    21.40
2004                    26.60                    25.40                    21.45
2005                    26.65                    25.55                    21.55
2006                    26.75                    25.50                    21.50
2007                    26.65                    25.20                    21.30
2008                    26.55                    25.00                    21.05
2009                    26.45                    24.75                    20.65
2010                    26.30                    24.55                    20.60



                              JOHN T. BOYD COMPANY

                           AES EASTERN ENERGY, L. P.

     UNTIL                , ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNUSED ALLOTMENTS OR SUBSCRIPTIONS.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     AES Eastern Energy's Limited Partnership Agreement provides that AES Eastern Energy will indemnify its general partner and any of its officers or directors to the extent permitted by the laws of the State of Delaware and may indemnify certain other persons as authorized by the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act").

     Section 17-108 of the Partnership Act provides as follows:

     "Subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may, and shall have power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever."

     AES Eastern Energy's Limited Partnership Agreement limits the personal liability of the general partner of AES Eastern Energy and any of its directors or officers for monetary damages arising out of any claims against them unless the party is guilty of (a) bad faith, fraud, gross negligence or intentional misconduct or (b) violates applicable law. Section 5.05 of the Limited Partnership Agreement provides as follows:

     "(a) The General Partner will not be liable, responsible or accountable for damages to the Partnership or to any Limited Partner or any successor, assignee or transferee thereof for any act or omission performed or omitted by it in good faith pursuant to authority granted to it by the Amended and Restated Limited Partnership Agreement (or reasonably believed by it to be within the scope of authority granted to it by the Amended and Restated Limited Partnership Agreement and in the best interests of the Partnership), provided the General Partner was not guilty of bad faith, fraud, gross negligence or intentional misconduct.

     (b) The General Partner does not guarantee, and will not be personally liable for, the return of all or any portion of the capital contribution of any Partner or the payment of any distributions to any Partner (or any assignee, successor or transferee thereof), it being expressly agreed that any such return of capital or payment of distributions will be made solely from the assets of the Partnership (which will not include any right of contribution from the General Partner) in accordance with this Agreement. Each Partner acknowledges that the General Partner has not guaranteed that the development and operation of the Projects will be economically successful, that any Partner's participation in the Partnership will be economically beneficial or that any Partner will be entitled to any particular deduction or credit for federal, state or local income tax purposes.

     (c) The Partnership (i) will indemnify, defend and hold harmless the General Partner and its affiliates and any director, officer, employee or controlling Person of any of them, and (ii), in the sole discretion of the General Partner, may indemnify, defend and hold harmless any of the Partnership's agents, employees, advisors and consultants, from and against any loss, liability, damage, cost or expense (including reasonable attorneys' fees and expenses) arising out of or in defense of any demands, claims or lawsuits against the General Partner or such other Person, in or as a result of or relating to its capacity, actions or omissions as a general partner or an affiliate thereof or as an officer, director, employee or controlling Person of any of them, or as an agent, employee, advisor or consultant of the Partnership, concerning the business or activities undertaken on behalf of the Partnership; provided that no indemnity will be paid to the extent that the acts or omissions of the General Partner or such other Person (x) violate the standard for conduct in section 5.05(a) or (y) violate the standard for conduct under applicable law so that an indemnity may not be paid under applicable law."

     The AES Corporation maintains directors' and officers' liability insurance for all of its subsidiaries that relate to the operation of electrical power generation, which includes our company.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT                           DESCRIPTION
-------                           -----------
  1.1     Purchase Agreement, among AES Eastern Energy 1999-A Pass
          Through Trust, AES Eastern Energy 1999-B Pass Through Trust,
          Morgan Stanley & Co. Inc., Credit Suisse First Boston Corp.
          and CIBC World Markets Corp., dated as of May 11, 1999
  3.1     Certificate of Limited Partnership of AES Eastern Energy,
          L.P.
  3.2     Agreement of Limited Partnership of AES Eastern Energy,
          L.P., dated as of May 4, 1999
  4.1     Form of 9.0% Series 1999-A Pass Through Certificate
  4.2     Form of 9.67% Series 1999-B Pass Through Certificate
  4.3a    Pass Through Trust Agreement A, dated as of May 1, 1999,
          between AES Eastern Energy, L.P. and Bankers Trust Company, as Pass Through Trustee, made with respect to the formation of the Pass Through Trust, Series 1999-A and the issuance of
          9.0% Pass Through Certificates, Series 1999-A
  4.3b    Schedule identifying substantially identical agreement to
          Pass Through Trust Agreement constituting Exhibit 4.3a
          hereto
  4.4a    Participation Agreement (Kintigh A-1), among AES Eastern
          Energy, L.P., as Lessee, Kintigh Facility Trust A-1, as
          Owner Trust, DCC Project Finance Fourteen, Inc., as Owner
          Participant, Bankers Trust Company, as Indenture Trustee,
          and Bankers Trust Company, as Pass Through Trustee, dated as of May 1, 1999
  4.4b    Schedule identifying substantially identical agreement to
          Participation Agreement constituting Exhibit 4.4a hereto
  4.5a    Participation Agreement (Milliken A-1), among AES Eastern
          Energy, L.P., as Lessee, Milliken Facility Trust A-1, as
          Owner Trust, DCC Project Finance Fourteen, Inc., as Owner
          Participant, Bankers Trust Company, as Indenture Trustee,
          and Bankers Trust Company, as Pass Through Trustee, dated as of May 1, 1999
  4.5b    Schedule identifying substantially identical agreement to
          Participation Agreement constituting Exhibit 4.5a hereto
  4.6a    Facility Lease Agreement (Kintigh A-1), between Kintigh
          Facility Trust A-1, as Lessor, and AES Eastern Energy, L.P.,
          as Lessee, dated as of May 1, 1999
  4.6b    Schedule identifying substantially identical agreements to
          Facility Lease Agreement constituting Exhibit 4.6a hereto
  4.7a    Facility Lease Agreement (Milliken A-1), between Milliken
          Facility Trust A-1, as Lessor, and AES Eastern Energy, L.P.,
          as Lessee, dated as of May 1, 1999
  4.7b    Schedule identifying substantially identical agreements to
          Facility Lease Agreement constituting Exhibit 4.7a hereto
  4.8a    Indenture of Trust and Security Agreement (Kintigh A-1),
          between Kintigh Facility Trust A-1, as Owner Trust, and
          Bankers Trust Company, as Indenture Trustee, dated as of May
          1, 1999
  4.8b    Schedule identifying substantially identical agreements to
          Indenture of Trust and Security Agreement constituting
          Exhibit 4.8a hereto
  4.9a    Indenture of Trust and Security Agreement (Milliken A-1),
          between Milliken Facility Trust A-1, as Owner Trust, and
          Bankers Trust Company, as Indenture Trustee, dated as of May
          1, 1999
  4.9b    Schedule identifying substantially identical agreements to
          Indenture of Trust and Security Agreement constituting
          Exhibit 4.9a hereto
  4.10    Secured Revolving O&M Costs Facility, among AES Eastern
          Energy, L.P., the Banks named therein and Credit Suisse
          First Boston Corp., dated as of May 14, 1999
  4.11    Registration Rights Agreement, between AES Eastern Energy,
          L.P., and Morgan Stanley & Co. Inc., Credit Suisse First
          Boston Corp. and CIBC World Markets Corp., dated as of May
          11, 1999

EXHIBIT                           DESCRIPTION
-------                           -----------
  4.12    Security Agreement, between AEE2, L.L.C. and Credit Suisse
          First Boston, dated as of May 14, 1999
  4.13    LLC Membership Interest Pledge Agreement, between AES
          Eastern Energy, L.P. and Credit Suisse First Boston, dated as of May 14, 1999
  5.1     Opinion of Chadbourne & Parke LLP as to the legality of the
          Pass Through Certificates being registered hereby
  8.1     Opinion of Chadbourne & Parke LLP regarding tax matters
 10.1     Asset Purchase Agreement, among NGE Generation, Inc., New
          York State Electric & Gas Corporation ("NYSEG"), and AES NY,
          L.L.C. ("AES NY"), dated as of August 3, 1998, (incorporated herein by reference to exhibit 10.2 of the Annual Report on
          Form 10-K405 of Energy East Corp. for the year ended
          December 31, 1998 filed on March 29, 1999, SEC file
          #001-14766)
 10.2a    Milliken Operating Agreement, between AES NY and NYSEG,
          dated as of August 3, 1998
 10.2b    Amendment No. 1 to the Milliken Operating Agreement, dated as of May 6, 1999
 10.3a    Interconnection Agreement, between AES NY and NYSEG, dated as of August 3, 1998
 10.3b    Amendment No. 1 to the Interconnection Agreement, dated as of May 6, 1999
 10.4     Interconnection Implementation Agreement, between NYSEG and
          AES NY, dated as of May 6, 1999
 10.5     Standard Bilateral Power Sales Agreement and Transaction
          Agreement, between AES Eastern Energy and NYSEG Solutions,
          Inc., dated as of May 14, 1999
 10.6     Scheduling and Settlement Agreement, among NYSEG, AES
          Creative Resources, L.P., AES Eastern Energy and EME Homer
          City Generation, dated as of March 18, 1999
 10.7     Agreement to Assign Transmission Rights and Obligations,
          between AES NY and NYSEG, dated as of August 3, 1998
 10.8     New York Transition Agreement, between AES NY and NYSEG,
          dated as of August 3, 1998
 10.9a    Reciprocal Easement Agreement (Kintigh Station), between AES
          NY and NYSEG, dated as of August 3, 1998
 10.9b    Reciprocal Easement Agreement (Milliken Station), between
          AES NY and NYSEG, dated as of August 3, 1998
 10.9c    Reciprocal Easement Agreement (Greenidge Station), between
          AES NY and NYSEG, dated as of August 3, 1998
 10.9d    Reciprocal Easement Agreement (Goudey Station), between AES
          NY and NYSEG, dated as of August 3, 1998
 10.10    Coal Sales Agreement, among NYSEG, Consolidation Coal
          Company, CONSOL Pennsylvania Coal Company, Nineveh Coal
          Company, Greenon Coal Company, McElroy Coal Company and
          Quarto Mining Company, dated as of November 1, 1983
 10.11a   Coal Supply Agreement, between NYSEG and United Eastern Coal
          Sales Corporation, dated as of January 12, 1998
 10.11b   Amendment No. 1 to Coal Sales Agreement, dated as of
          February 20, 1998
 10.12    Coal Supply Agreement, between NYSEG and Eastern Associated
          Coal Corporation, dated as of July 1, 1994
 10.13    Coal Hauling Agreement, among Somerset Railroad Corporation,
          AES NY3, L.L.C., and AES Eastern Energy L.P., dated as of
          May 6, 1999
 10.14    Scheduling and Settlement Agreement, among CSX
          Transportation, Inc., Norfolk Southern Corporation, Norfolk
          Southern Railway Company and NYSEG, dated as of February 20,
          1998

EXHIBIT                           DESCRIPTION
-------                           -----------
 10.15    * Capacity, Energy and Marketing Agreement, between Merchant
          Energy Group of the Americas, Inc. and AES Eastern Energy,
          dated as April 8, 1999
 10.16    Kintigh Turbine Agreement, among NGE, NYSEG and AES Eastern
          Energy L.P., dated as of April 13, 1999
 10.17    Omnibus Agreement, between NYSEG and AES NY, dated as of May
          7, 1999
 10.18    Assignment and Assumption Agreement, among NGE, NYSEG and
          AES NY, dated as of May 14, 1999
 10.19    Deposit and Disbursement Agreement among AEE, Credit Suisse
          First Boston, as Working Capital Provider, and Bankers Trust
          Company, as Depositary Agent, et al., dated May 1, 1999.
 12.1     Statement regarding ratio of earnings to fixed charges
 21.1     Subsidiaries Schedule
 23.1     Consent of Stone & Webster Management Consultants, Inc.
 23.2     Consent of London Economics, Inc.
 23.3     Consent of John T. Boyd Company
 23.4     Consent of TRC Environmental Corporation
 23.5     Independent Auditors' Consent
 23.6     Consent of Chadbourne & Parke LLP (included in Exhibits 5.1 and 8.1 to this Registration Statement)
 24.1     Power of Attorney (see signature page in Part II of
          Registration Statement)
 25.1     Statement of Eligibility of Bankers Trust Company for the
          Series 1999-A and Series 1999-B Pass Through Trust
          Certificates, on Form T-1
 27.1     Financial Data Schedule
 99.1     Form of Letter of Transmittal
 99.2     Form of Notice of Guaranteed Delivery
 99.3     Form of Letter to Brokers, Dealers, Commercial Banks, Trust
          Companies and other Nominees
 99.4     Form of Letter to Clients

---------------

* The Registrant has requested confidential treatment for certain information identified in this exhibit.

ITEM 22.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (section
         230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Form to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia, on the 30th day of September, 1999.

                                          AES EASTERN ENERGY, L.P.
                                          a Delaware limited partnership

                                          By: AES NY, L.L.C.

                                            ------------------------------------
                                            a Delaware limited liability
                                              company, as General Partner of AES
                                              Eastern Energy, L.P.

                                          By: /s/ JOHN RUGGIRELLO

                                            ------------------------------------
                                            Name: John Ruggirello
                                            Title: President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Dan Rothaupt and John Ruggirello, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, including as an individual or as an officer or director authorized to act on behalf of an entity, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                     SIGNATURE                                   TITLE                      DATE
                     ---------                                   -----                      ----

/s/ DAN ROTHAUPT                                     General Manager (Chief          September 30, 1999
---------------------------------------------------  Executive Officer)
Dan Rothaupt

/s/ JOHN RUGGIRELLO                                  Assistant General Manager       September 30, 1999
---------------------------------------------------
John Ruggirello

/s/ BARRY SHARP                                      Chief Financial Officer (and    September 30, 1999
---------------------------------------------------  Chief Accounting Officer)
Barry Sharp

                                 EXHIBIT INDEX

                                  DESCRIPTION
EXHIBIT                           -----------
  1.1     Purchase Agreement, among AES Eastern Energy 1999-A Pass
          Through Trust, AES Eastern Energy 1999-B Pass Through Trust,
          Morgan Stanley & Co. Inc., Credit Suisse First Boston Corp.
          and CIBC World Markets Corp., dated as of May 11, 1999
  3.1     Certificate of Limited Partnership of AES Eastern Energy,
          L.P.
  3.2     Agreement of Limited Partnership of AES Eastern Energy,
          L.P., dated as of May 4, 1999
  4.1     Form of 9.0% Series 1999-A Pass Through Certificate
  4.2     Form of 9.67% Series 1999-B Pass Through Certificate
  4.3a    Pass Through Trust Agreement A, dated as of May 1, 1999,
          between AES Eastern Energy, L.P. and Bankers Trust Company, as Pass Through Trustee, made with respect to the formation of the Pass Through Trust, Series 1999-A and the issuance of
          9.0% Pass Through Certificates, Series 1999-A
  4.3b    Schedule identifying substantially identical agreement to
          Pass Through Trust Agreement constituting Exhibit 4.3a
          hereto
  4.4a    Participation Agreement (Kintigh A-1), among AES Eastern
          Energy, L.P., as Lessee, Kintigh Facility Trust A-1, as
          Owner Trust, DCC Project Finance Fourteen, Inc., as Owner
          Participant, Bankers Trust Company, as Indenture Trustee,
          and Bankers Trust Company, as Pass Through Trustee, dated as of May 1, 1999
  4.4b    Schedule identifying substantially identical agreement to
          Participation Agreement constituting Exhibit 4.4a hereto
  4.5a    Participation Agreement (Milliken A-1), among AES Eastern
          Energy, L.P., as Lessee, Milliken Facility Trust A-1, as
          Owner Trust, DCC Project Finance Fourteen, Inc., as Owner
          Participant, Bankers Trust Company, as Indenture Trustee,
          and Bankers Trust Company, as Pass Through Trustee, dated as of May 1, 1999
  4.5b    Schedule identifying substantially identical agreement to
          Participation Agreement constituting Exhibit 4.5a hereto
  4.6a    Facility Lease Agreement (Kintigh A-1), between Kintigh
          Facility Trust A-1, as Lessor, and AES Eastern Energy, L.P.,
          as Lessee, dated as of May 1, 1999
  4.6b    Schedule identifying substantially identical agreements to
          Facility Lease Agreement constituting Exhibit 4.6a hereto
  4.7a    Facility Lease Agreement (Milliken A-1), between Milliken
          Facility Trust A-1, as Lessor, and AES Eastern Energy, L.P.,
          as Lessee, dated as of May 1, 1999
  4.7b    Schedule identifying substantially identical agreements to
          Facility Lease Agreement constituting Exhibit 4.7a hereto
  4.8a    Indenture of Trust and Security Agreement (Kintigh A-1),
          between Kintigh Facility Trust A-1, as Owner Trust, and
          Bankers Trust Company, as Indenture Trustee, dated as of May
          1, 1999
  4.8b    Schedule identifying substantially identical agreements to
          Indenture of Trust and Security Agreement constituting
          Exhibit 4.8a hereto
  4.9a    Indenture of Trust and Security Agreement (Milliken A-1),
          between Milliken Facility Trust A-1, as Owner Trust, and
          Bankers Trust Company, as Indenture Trustee, dated as of May
          1, 1999
  4.9b    Schedule identifying substantially identical agreements to
          Indenture of Trust and Security Agreement constituting
          Exhibit 4.9a hereto
  4.10    Secured Revolving O&M Costs Facility, among AES Eastern
          Energy, L.P., the Banks named therein and Credit Suisse
          First Boston Corp., dated as of May 14, 1999

                                  DESCRIPTION
EXHIBIT                           -----------
  4.11    Registration Rights Agreement, between AES Eastern Energy,
          L.P., and Morgan Stanley & Co. Inc., Credit Suisse First
          Boston Corp. and CIBC World Markets Corp., dated as of May
          11, 1999
  4.12    Security Agreement, between AEE2, L.L.C. and Credit Suisse
          First Boston, dated as of May 14, 1999
  4.13    LLC Membership Interest Pledge Agreement, between AES
          Eastern Energy, L.P. and Credit Suisse First Boston, dated as of May 14, 1999
  5.1     Opinion of Chadbourne & Parke LLP as to the legality of the
          Pass Through Certificates being registered hereby
  8.1     Opinion of Chadbourne & Parke LLP regarding tax matters
 10.1     Asset Purchase Agreement, among NGE Generation, Inc., New
          York State Electric & Gas Corporation ("NYSEG"), and AES NY,
          L.L.C. ("AES NY"), dated as of August 3, 1998, (incorporated herein by reference to exhibit 10.2 of the Annual Report on
          Form 10-K405 of Energy East Corp. for the year ended
          December 31, 1998 filed on March 29, 1999, SEC file
          #001-14766)
 10.2a    Milliken Operating Agreement, between AES NY and NYSEG,
          dated as of August 3, 1998
 10.2b    Amendment No. 1 to the Milliken Operating Agreement, dated as of May 6, 1999
 10.3a    Interconnection Agreement, between AES NY and NYSEG, dated as of August 3, 1998
 10.3b    Amendment No. 1 to the Interconnection Agreement, dated as of May 6, 1999
 10.4     Interconnection Implementation Agreement, between NYSEG and
          AES NY, dated as of May 6, 1999
 10.5     Standard Bilateral Power Sales Agreement and Transaction
          Agreement, between AES Eastern Energy and NYSEG Solutions,
          Inc., dated as of May 14, 1999
 10.6     Scheduling and Settlement Agreement, among NYSEG, AES
          Creative Resources, L.P., AES Eastern Energy and EME Homer
          City Generation, dated as of March 18, 1999
 10.7     Agreement to Assign Transmission Rights and Obligations,
          between AES NY and NYSEG, dated as of August 3, 1998
 10.8     New York Transition Agreement, between AES NY and NYSEG,
          dated as of August 3, 1998
 10.9a    Reciprocal Easement Agreement (Kintigh Station), between AES
          NY and NYSEG, dated as of August 3, 1998
 10.9b    Reciprocal Easement Agreement (Milliken Station), between
          AES NY and NYSEG, dated as of August 3, 1998
 10.9c    Reciprocal Easement Agreement (Greenidge Station), between
          AES NY and NYSEG, dated as of August 3, 1998
 10.9d    Reciprocal Easement Agreement (Goudey Station), between AES
          NY and NYSEG, dated as of August 3, 1998
 10.10    Coal Sales Agreement, among NYSEG, Consolidation Coal
          Company, CONSOL Pennsylvania Coal Company, Nineveh Coal
          Company, Greenon Coal Company, McElroy Coal Company and
          Quarto Mining Company, dated as of November 1, 1983
 10.11a   Coal Supply Agreement, between NYSEG and United Eastern Coal
          Sales Corporation, dated as of January 12, 1998
 10.11b   Amendment No. 1 to Coal Sales Agreement, dated as of
          February 20, 1998
 10.12    Coal Supply Agreement, between NYSEG and Eastern Associated
          Coal Corporation, dated as of July 1, 1994
 10.13    Coal Hauling Agreement, among Somerset Railroad Corporation,
          AES NY3, L.L.C., and AES Eastern Energy L.P., dated as of
          May 6, 1999

                                  DESCRIPTION
EXHIBIT                           -----------
 10.14    Scheduling and Settlement Agreement, among CSX
          Transportation, Inc., Norfolk Southern Corporation, Norfolk
          Southern Railway Company and NYSEG, dated as of February 20,
          1998
 10.15    * Capacity, Energy and Marketing Agreement, between Merchant
          Energy Group of the Americas, Inc. and AES Eastern Energy,
          dated as April 8, 1999
 10.16    Kintigh Turbine Agreement, among NGE, NYSEG and AES Eastern
          Energy L.P., dated as of April 13, 1999
 10.17    Omnibus Agreement, between NYSEG and AES NY, dated as of May
          7, 1999
 10.18    Assignment and Assumption Agreement, among NGE, NYSEG and
          AES NY, dated as of May 14, 1999
 10.19    Deposit and Disbursement Agreement among AEE, Credit Suisse
          First Boston, as Working Capital Provider, and Bankers Trust
          Company, as Depositary Agent, et al., dated May 1, 1999.
 12.1     Statement regarding ratio of earnings to fixed charges
 21.1     Subsidiaries Schedule
 23.1     Consent of Stone & Webster Management Consultants, Inc.
 23.2     Consent of London Economics, Inc.
 23.3     Consent of John T. Boyd Company
 23.4     Consent of TRC Environmental Corporation
 23.5     Independent Auditors' Consent
 23.6     Consent of Chadbourne & Parke LLP (included in Exhibits 5.1 and 8.1 to this Registration Statement)
 24.1     Power of Attorney (see signature page in Part II of
          Registration Statement)
 25.1     Statement of Eligibility of Bankers Trust Company for the
          Series 1999-A and Series 1999-B Pass Through Trust
          Certificates, on Form T-1
 27.1     Financial Data Schedule
 99.1     Form of Letter of Transmittal
 99.2     Form of Notice of Guaranteed Delivery
 99.3     Form of Letter to Brokers, Dealers, Commercial Banks, Trust
          Companies and other Nominees
 99.4     Form of Letter to Clients

---------------

* The Registrant has requested confidential treatment for certain information identified in this exhibit.